[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

EXHIBIT 99.1

CREDIT AGREEMENT

among

DOLE FOOD COMPANY, INC.,

SOLVEST, LTD.,

VARIOUS LENDING INSTITUTIONS,

DEUTSCHE BANK AG NEW YORK BRANCH,

as Administrative Agent and as Deposit Bank,

BANC OF AMERICA SECURITIES LLC,

as Syndication Agent,

and

THE BANK OF NOVA SCOTIA

and

RABOBANK INTERNATIONAL,

as Co-Documentation Agents

Dated as of March 28, 2003,

Amended and Restated as of April 18, 2005

and further Amended and Restated as of April 12, 2006,

as amended on March 18, 2009

as amended on October 26, 2009

DEUTSCHE BANK SECURITIES INC.,

as Lead Arranger and Sole Book Runner

-i-

-ii-

		Page
7.21	Scheduled Existing Indebtedness	70
7.22	Insurance	71
7.23	Transaction	71
7.24	Special Purpose Corporations	71
7.25	Subordination	71

Section 8.	Affirmative Covenants	72
8.01	Information Covenants	72
8.02	Books, Records and Inspections	77
8.03	Insurance	77
8.04	Payment of Taxes	78
8.05	Existence; Franchises	78
8.06	Compliance with Statutes; etc	78
8.07	Compliance with Environmental Laws	79
8.08	ERISA	80
8.09	Good Repair	81
8.10	End of Fiscal Years; Fiscal Quarters	81
8.11	Additional Security; Additional Guaranties; Actions with Respect to Non-Guarantor Subsidiaries; Further Assurances	81
8.12	Foreign Subsidiaries Security	88
8.13	Use of Proceeds	89
8.14	Ownership of Subsidiaries	89
8.15	Permitted Acquisitions	90
8.16	Maintenance of Company Separateness	91
8.17	Performance of Obligations	92
8.18	Conduct of Business	92
8.19	Margin Stock	93
8.20	Foreign Security Document Amendments	94

Section 9.	Negative Covenants	94
9.01	Changes in Business; etc	94
9.02	Consolidation; Merger; Sale or Purchase of Assets; etc	97
9.03	Liens	101
9.04	Indebtedness	105
9.05	Advances; Investments; Loans	109
9.06	Restricted Payments; etc	113
9.07	Transactions with Affiliates	116
9.08	Limitation on Voluntary Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; Issuances of Capital Stock; etc	116
9.09	Limitation on Issuance of Equity Interests	117
9.10	Limitation on Certain Restrictions on Subsidiaries	118
9.11	Limitation on the Creation of Subsidiaries and Joint Ventures	119
9.12	Special Restrictions Relating to Principal Property	120

-iii-

-iv-

		Page
13.07	Calculations; Computations	202
13.08	Governing Law; Submission to Jurisdiction; Venue	202
13.09	Counterparts	203
13.10	Effectiveness	204
13.11	Headings Descriptive	204
13.12	Amendment or Waiver; etc	204
13.13	Survival	207
13.14	Domicile of Loans and Commitments	207
13.15	Confidentiality	208
13.16	Waiver of Jury Trial	209
13.17	Register	209
13.18	English Language	210
13.19	Special Provisions Regarding Pledges of Equity Interests in, and Promissory Notes Owed by, Persons Not Organized in Qualified Jurisdictions; Special Provisions Regarding Foreign Security Documents and Secured Hedge Counterparties	210
13.20	Powers of Attorney; etc	211
13.21	Waiver of Sovereign Immunity	212
13.22	Judgment Currency	212
13.23	Special Acknowledgments	213
13.24	Special Provisions Relating to Amendment and Restatement	213
13.25	USA Patriot Act	214
13.26	Other Liens on Collateral; Terms of Intercreditor Agreement; Etc	214
13.27	Post-Closing Actions	215

Section 14.	Credit Agreement Party Guaranty	216
14.01	The Guaranty	216
14.02	Bankruptcy	216
14.03	Nature of Liability	217
14.04	Independent Obligation	217
14.05	Authorization	217
14.06	Reliance	218
14.07	Subordination	218
14.08	Waiver	219
14.09	Payments	221

Schedule I	—	List of Lenders and Commitments
Schedule II	—	Lender Addresses
Schedule III	—	Real Properties
Schedule IV	—	Scheduled Existing Indebtedness
Schedule V	—	Pension Plans
Schedule VI	—	Existing Investments
Schedule VII	—	Subsidiaries
Schedule VIII	—	Insurance
Schedule IX	—	Existing Liens
Schedule X	—	Capitalization

-v-

Schedule XI	—	Existing Letters of Credit
Schedule XII	—	Certain Foreign Security Documents, Foreign Subsidiaries Party to Foreign Security Documents, etc.
Schedule XIII	—	Non-Guarantor Subsidiaries; Excluded Foreign Subsidiaries
Schedule XIV	—	Transactions with Affiliates
Schedule XV	—	Principal Properties
Schedule XVI	—	Tax Matters
Schedule XVII	—	Initial Qualified Jurisdictions
Schedule XVIII	—	Post-Closing Matters

Exhibit A-1	—	Form of Notice of Borrowing
Exhibit A-2	—	Form of Notice of Conversion/Continuation
Exhibit B-1	—	Form of Tranche B Term Note
Exhibit B-2	—	Form of Tranche C Term Note
Exhibit B-3	—	Form of Incremental Term Note
Exhibit C-1	—	Form of Letter of Credit Request
Exhibit C-2	—	Form of Bank Guaranty Request
Exhibit D	—	Form of Section 4.04(b)(ii) Certificate
Exhibit E-1	—	Form of Opinion of Paul, Hastings, Janofsky & Walker LLP
Exhibit E-2	—	Form of Opinion of Appleby, Spurling Hunter
Exhibit F	—	Form of Officers’ Certificate
Exhibit G-1	—	Form of U.S. Subsidiaries Guaranty
Exhibit G-2	—	Form of Foreign Subsidiaries Guaranty Acknowledgment
Exhibit G-3	—	Form of Foreign Subsidiaries Guaranty
Exhibit H-1	—	Form of U.S. Pledge Agreement
Exhibit H-2	—	Form of U.S. Security Agreement
Exhibit I	—	Form of Solvency Certificate
Exhibit J	—	Form of Assignment and Assumption Agreement
Exhibit K	—	Form of Intercompany Note
Exhibit L	—	Form of Shareholder Subordinated Note
Exhibit M	—	Form of Special Colombian Put Note
Exhibit N	—	Form of Consent Letter
Exhibit O-1	—	Form of Intercompany Subordination Acknowledgment
Exhibit O-2	—	Form of Intercompany Subordination Agreement
Exhibit P	—	Form of Incremental Term Loan Commitment Agreement
Exhibit Q	—	Form of Intercreditor Agreement

-vi-

CREDIT AGREEMENT, dated as of March 28, 2003, amended and restated as of April 18, 2005, further amended and restated as of April 12, 2006 as amended March 18, 2009 and as further amended on October 26, 2009, among DOLE FOOD COMPANY, INC., a Delaware corporation (the “U.S. Borrower”), SOLVEST, LTD., a company organized under the laws of Bermuda (the “Bermuda Borrower” and, together with the U.S. Borrower, the “Borrowers”), the Lenders from time to time party hereto, DEUTSCHE BANK AG NEW YORK BRANCH, as Deposit Bank (in such capacity, the “Deposit Bank”), DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent (in such capacity, the “Administrative Agent”), BANC OF AMERICA SECURITIES LLC, as Syndication Agent (in such capacity, the “Syndication Agent”), THE BANK OF NOVA SCOTIA and RABOBANK INTERNATIONAL, as Co-Documentation Agents (in such capacity, each, a “Co-Documentation Agent” and, collectively, the “Co-Documentation Agents”) and DEUTSCHE BANK SECURITIES INC., as Lead Arranger and Sole Book Runner (in such capacity, the “Lead Arranger”). Unless otherwise defined herein, all capitalized terms used herein and defined in Section 11 are used herein as so defined.

WITNESSETH:

WHEREAS, DHM Holding Company, Inc., a Delaware corporation (“Holdings”), Dole Holding Company, LLC, a Delaware limited liability company (“Intermediate Holdco”), the Borrowers, the Original Lenders, Deutsche Bank AG New York Branch, as Administrative Agent, Banc of America Securities LLC and The Bank of Nova Scotia, as Co-Syndication Agents, Fortis Capital Corporation, Harris Trust and Savings Bank and Rabobank International, as Co-Documentation Agents and Deutsche Bank Securities Inc., Banc of America Securities LLC and The Bank of Nova Scotia, as Joint Lead Arrangers, are party to a Credit Agreement, dated as of March 28, 2003 and amended and restated as of April 18, 2005 (as the same has been further amended, restated, modified and/or supplemented to, but not including, the Restatement Effective Date, the “Original Credit Agreement”);

WHEREAS, the parties hereto wish to amend and restate the Original Credit Agreement in the form of this Agreement; and

NOW, THEREFORE, the parties hereto agree that, effective as of the Restatement Effective Date, the Original Credit Agreement shall be, and hereby is, amended and restated in its entirety as follows:

Section 1. Amount and Terms of Credit. 1.01 Commitments. (a) Tranche B Term Loans. Subject to and upon the terms and conditions set forth herein, each Lender with a Tranche B Term Loan Commitment severally agrees to make a term loan (each, a “Tranche B Term Loan” and, collectively, the “Tranche B Term Loans”) to the U.S. Borrower, which Tranche B Term Loans:

(i) shall be incurred by the U.S. Borrower pursuant to a single drawing on the Restatement Effective Date for the purposes described in Section 7.05(a);

(ii) shall be denominated in Dollars;

(iii) except as hereafter provided, shall, at the option of the U.S. Borrower, be incurred and maintained as one or more Borrowings of Base Rate Loans or Eurodollar

Loans; provided (A) except as otherwise specifically provided in Section 1.10(b), all Tranche B Term Loans made as part of the same Borrowing shall at all times consist of Tranche B Term Loans of the same Type and (B) unless the Administrative Agent has determined that the Syndication Date has occurred (at which time this clause (B) shall no longer be applicable), no more than four Borrowings of Tranche B Term Loans to be maintained as Eurodollar Loans may be incurred prior to the 30th day after the Restatement Effective Date (or, if later, the last day of the Interest Period applicable to the fourth Borrowing of Eurodollar Loans referred to below), each of which Borrowings of Eurodollar Loans may only have an Interest Period of one week, and the first of which Borrowings may be made no earlier than the third Business Day, and no later than the fifth Business Day, after the Restatement Effective Date, the second of which Borrowings may only be made on the last day of the Interest Period of the first such Borrowing, the third of which Borrowings may only be made on the last day of the Interest Period of the second such Borrowing and the fourth of which Borrowings may only be made on the last day of the Interest Period of the third such Borrowing; and

(iv) shall be made by each Lender in that initial aggregate principal amount as is equal to the Tranche B Term Loan Commitment of such Lender on the Restatement Effective Date (before giving effect to the termination thereof on such date pursuant to Section 3.03(b)).

Once repaid, Tranche B Term Loans incurred hereunder may not be reborrowed.

(b) Tranche C Term Loans. Subject to and upon the terms and conditions set forth herein, (I) each Consenting Tranche C Term Loan Lender severally agrees that, on the Restatement Effective Date, the Original Tranche B Term Loan made by such Consenting Tranche C Term Loan Lender to the Bermuda Borrower pursuant to the Original Credit Agreement and outstanding on the Restatement Effective Date (immediately prior to giving effect thereto) shall convert (the “Term Loan Conversion”) into a new term loan to the Bermuda Borrower (each such term loan, a “Converted Tranche C Term Loan”); provided that if the aggregate principal amount of the Original Tranche B Term Loan made by the respective Consenting Tranche C Term Loan Lender to the Bermuda Borrower pursuant to the Original Credit Agreement and outstanding on the Restatement Effective Date (immediately prior to giving effect thereto) exceeds the amount set forth opposite the name of such Lender on Schedule I hereto under the heading “Converted Tranche C Term Loans,” the amount of such Consenting Tranche C Term Loan Lender’s Converted Tranche C Term Loan shall equal the amount so set forth for such Lender on Schedule I and the outstanding principal amount of such Lender’s outstanding Original Tranche B Term Loan in excess thereof shall be repaid on the Restatement Effective Date (together with interest, breakage costs and any other amounts owing with respect thereto as provided below), and (II) each Lender with a Tranche C Term Loan Commitment severally agrees to make, on the Restatement Effective Date, a term loan or term loans to the Bermuda Borrower (each, an “Additional Tranche C Term Loan” and, collectively, the “Additional Tranche C Term Loans”, and, together with the Converted Tranche B Term Loans, each, a “Tranche C Term Loan” and, collectively, the “Tranche C Term Loans”), which Tranche C Term Loans:

(i) shall, in the case of Additional Tranche C Term Loans, be incurred by the Bermuda Borrower pursuant to a single drawing on the Restatement Effective Date for the purposes described in Section 7.05(a);

(ii) shall be denominated in Dollars;

(iii) except as hereinafter provided, shall, at the option of the Bermuda Borrower, be incurred and maintained as, and/or converted into one or more Borrowings of Base Rate Loans or Eurodollar Loans, provided that (A) except as otherwise specifically provided in Section 1.10(b), all Tranche C Term Loans made as part of the same Borrowing shall at all times consist of Tranche C Term Loans of the same Type and (B) unless the Administrative Agent has determined that the Syndication Date has occurred (at which time this clause (B) shall no longer be applicable), no more than four Borrowings of Tranche C Term Loans to be maintained as Eurodollar Loans may be incurred prior to the 30th day after the Restatement Effective Date (or, if later, the last day of the Interest Period applicable to the fourth Borrowing of Eurodollar Loans referred to below), each of which Borrowings of Eurodollar Loans may only have an Interest Period of one week, and the first of which Borrowings may be made no earlier than the third Business Day, and no later than the fifth Business Day, after the Restatement Effective Date, the second of which Borrowings may only be made on the last day of the Interest Period of the first such Borrowing, the third of which Borrowings may only be made on the last day of the Interest Period of the second such Borrowing and the fourth of which Borrowings may only be made on the last day of the Interest Period of the third such Borrowing; and

(iv) shall not exceed for any Lender, in initial principal amount, that amount which equals the sum of (x) the aggregate principal amount of its Converted Tranche C Term Loan (if any) made as provided in clause (b)(I) above (and as set forth opposite its name on Schedule I hereto under the heading “Converted Tranche C Term Loans”) plus (y) the Tranche C Term Loan Commitment of such Lender (if any) as in effect on the Restatement Effective Date (before giving effect to any reductions thereto on such date pursuant to Section 3.03(c)).

In connection with the Term Loan Conversion and the incurrence of Additional Tranche C Term Loans pursuant to this Section 1.01(b), (i) the Interest Period applicable to each Borrowing of Original Tranche B Term Loans, subject to conversion pursuant to this Section 1.01(b), existing on the Restatement Effective Date (immediately prior to the Term Loan Conversion) and maintained as Eurodollar Loans under the Original Credit Agreement shall, simultaneously with the occurrence of the Term Loan Conversion, be broken, (ii) the Administrative Agent shall (and is hereby authorized to) take all appropriate actions to ensure that all Lenders with outstanding Tranche C Term Loans (after giving effect to the Term Loan Conversion and the incurrence of Additional Tranche C Term Loans pursuant to this Section 1.01(b)) participate in each new Borrowing of Tranche C Term Loans on a pro rata basis (based upon their respective Tranche C Term Loan Borrowing Amounts as in effect on the Restatement Effective Date) and (iii) the Bermuda Borrower shall be obligated to pay to the respective Original Lenders breakage and/or other costs of the type referred to in Section 1.11 of the Original Credit Agreement (if any) incurred in connection with the Term Loan Conversion and/or the actions taken pursuant to pre-

ceding clause (ii) of this Section 1.01(b). Once repaid, Tranche C Term Loans may not be reborrowed.

(c) Subject to and upon the terms and conditions set forth herein, each Lender with an Incremental Term Loan Commitment for a given Tranche of Incremental Term Loans severally agrees, at any time and from time to time on and after the date that such Incremental Term Loan Commitment is obtained pursuant to Section 1.15 and prior to the Incremental Term Loan Commitment Termination Date for such Tranche of Incremental Term Loans, to make a term loan (each, an “Incremental Term Loan” and, collectively, the “Incremental Term Loans”) to the Incremental Term Loan Borrower for such Tranche, which Incremental Term Loans:

(i) shall be incurred on an Incremental Term Loan Borrowing Date for the purposes described in Section 7.05(a);

(ii) shall be denominated in Dollars;

(iii) except as hereinafter provided, shall, at the option of the Incremental Term Loan Borrower for such Tranche, be incurred and maintained as, and/or converted into one or more Borrowings of Base Rate Loans or Eurodollar Loans, provided that except as otherwise specifically provided in Section 1.10(b), all Incremental Term Loans of a given Tranche made as part of the same Borrowing shall at all times consist of Incremental Term Loans of the same Type; and

(iv) shall not exceed for any such Incremental Term Loan Lender at any time of any incurrence thereof, the Incremental Term Loan Commitment of such Incremental Term Loan Lender for such Tranche at such time (before giving effect to any reductions thereto on such date pursuant to Section 3.03(e)).

Once repaid, Incremental Term Loans may not be reborrowed.

1.02 Minimum Borrowing Amounts, etc. The aggregate principal amount of each Borrowing of Loans shall not be less than the Minimum Borrowing Amount applicable to Borrowings of the respective Type and Tranche of Loans to be made or maintained pursuant to the respective Borrowing. More than one Borrowing may be incurred on any day, but at no time shall there be outstanding more than 35 Borrowings of Eurodollar Loans.

1.03 Notice of Borrowing. Whenever a Borrower desires to make a Borrowing of Loans hereunder, an Authorized Officer of such Borrower shall give the Administrative Agent at its Notice Office at least one Business Day’s prior written (or telephonic notice promptly confirmed in writing) notice of each Base Rate Loan and at least three Business Days’ prior written (or telephonic notice promptly confirmed in writing) notice of each Eurodollar Loan to be made hereunder, provided that any such notice shall be deemed to have been given on a certain day only if given before 2:00 P.M. (New York time) on such day. Each such written notice or written confirmation of telephonic notice (each, a “Notice of Borrowing”), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by or on behalf of the respective Borrower in the form of Exhibit A-1, appropriately completed to specify: (i) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (iii) whether the respective Borrowing shall consist of Tranche B Term Loans, Tranche C Term Loans, U.S. Borrower Incremental Term Loans or Bermuda Borrower Incremental Term Loans and (iv) whether the Loans being made pursuant to such Borrowing are to be initially maintained as Base Rate Loans or Eurodollar Loans. The Administrative Agent shall promptly give each Lender which is required to make Loans of the Tranche specified in the respective Notice of Borrowing notice of such proposed Borrowing, of such Lender’s proportionate share thereof (determined in accordance with Section 1.07) and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

1.04 Disbursement of Funds. Not later than 1:00 P.M. (New York time) on the date specified in each Notice of Borrowing, each Lender with a Commitment under the respective Tranche, will make available its pro rata portion (determined in accordance with Section 1.07) of each such Borrowing requested to be made on such date (or, in the case of Additional Tranche C Term Loans, each Lender with a Tranche C Term Loan Commitment will make available an amount thereof equal to its Tranche C Term Loan Commitment on the Restatement Effective Date (prior to the termination thereof pursuant to Section 3.03(c) on such date)). All such amounts shall be made available in Dollars and in immediately available funds at the Payment Office of the Administrative Agent, and the Administrative Agent will make available to the respective Borrower the Payment Office or such other location as may be reasonably satisfactory to the Administrative Agent and specified in the relevant Notice of Borrowing the aggregate of the amounts so made available by the Lenders prior to 3:00 P.M. (New York time) on such day to the extent of funds actually received by the Administrative Agent prior to such time on such day. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender’s portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the relevant Borrower to pay immediately such corresponding amount to the Administrative Agent and such Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Lender or the U.S. Borrower or the Bermuda Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the respective Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, the overnight Federal Funds Rate and (ii) if recovered from the respective Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this Section 1.04 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which the relevant Borrower may have against any Lender as a result of any failure by such Lender to make Loans hereunder.

1.05 Notes. (a) Subject to the provisions of Section 1.05(f), the U.S. Borrower’s (in the case of Tranche B Term Loans and U.S. Borrower Incremental Term Loans) and the

Bermuda Borrower’s (in the case of Tranche C Term Loans and Bermuda Borrower Incremental Term Loans) obligation to pay the principal of, and interest on, the Loans made by each Lender shall be evidenced (i) in the case of Tranche B Term Loans, by a promissory note duly executed and delivered by the U.S. Borrower substantially in the form of Exhibit B-1, with blanks appropriately completed in conformity herewith (each, a “Tranche B Term Note” and, collectively, the “Tranche B Term Notes”), (ii) in the case of Tranche C Term Loans, by a promissory note duly executed and delivered by the Bermuda Borrower substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (each, a “Tranche C Term Note” and, collectively, the “Tranche C Term Notes”) and (iii) in the case of Incremental Term Loans, by a promissory note duly executed and delivered by the applicable Incremental Term Loan Borrower for such Tranche substantially in the form of Exhibit B-3, with blanks appropriately completed in conformity herewith (each, an “Incremental Term Note” and, collectively, the “Incremental Term Notes”).

(b) The Tranche B Term Note issued to each Lender with a Tranche B Term Loan Commitment or outstanding Tranche B Term Loans shall (i) be executed by the U.S. Borrower, (ii) be payable to such Lender (or an affiliate designated by such Lender) or its registered assigns and be dated the Restatement Effective Date (or, in the case of any Tranche B Term Note issued after the Restatement Effective Date, the date of issuance thereof), (iii) be in a stated principal amount (expressed in Dollars) equal to the Tranche B Term Loan Commitment of such Lender on the Restatement Effective Date before giving effect to any reductions thereto on such date (or, in the case of any Tranche B Term Note issued after the Restatement Effective Date, in a stated principal amount (expressed in Dollars) equal to the outstanding principal amount of the Tranche B Term Loan of such Lender on the date of the issuance thereof) and be payable (in Dollars) in the principal amount of the Tranche B Term Loan evidenced thereby from time to time, (iv) mature on the Tranche B/C Term Loan Maturity Date, (v) bear interest as provided in the appropriate clauses of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary repayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

(c) The Tranche C Term Note issued to each Lender with a Tranche C Term Loan Commitment or outstanding Tranche C Term Loans shall (i) be executed by the Bermuda Borrower, (ii) be payable to such Lender (or an affiliate designated by such Lender) or its registered assigns and be dated the Restatement Effective Date (or, in the case of any Tranche C Term Note issued after the Restatement Effective Date, the date of issuance thereof), (iii) be in a stated principal amount (expressed in Dollars) equal to the sum of the Tranche C Term Loan Commitment of such Lender on the Restatement Effective Date (before giving effect to any reductions thereto on such date) plus the aggregate principal amount of the Converted Tranche B Term Loan (if any) of such Lender on the Restatement Effective Date (or, in the case of any Tranche C Term Note issued after the Restatement Effective Date, in a stated principal amount (expressed in Dollars) equal to the outstanding principal amount of the Tranche C Term Loan of such Lender on the date of the issuance thereof) and be payable (in Dollars) in the principal amount of the Tranche C Term Loan evidenced thereby from time to time, (iv) mature on the Tranche B/C Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary repayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

(d) The Incremental Term Note issued to each Lender with an Incremental Term Loan Commitment or outstanding Incremental Term Loans under a given Tranche shall (i) be executed by the Incremental Term Loan Borrower for such Tranche, (ii) be payable to such Lender (or an affiliate designated by such Lender) or its registered assigns and be dated the date of issuance thereof, (iii) be in a stated principal amount (expressed in Dollars) equal to the Incremental Term Loan Commitment of such Lender on the effective date of the respective Incremental Term Loan Commitment Agreement (prior to the incurrence of any Incremental Term Loans pursuant thereto on such date) (or, if issued thereafter, be in a stated principal amount (expressed in Dollars) equal to the sum of the then remaining amount of the Incremental Term Loan Commitment of such Lender plus the outstanding principal amount of the Incremental Term Loans of such Lender on the date of issuance thereof) and be payable (in Dollars) in the principal amount of the Incremental Term Loans evidenced thereby from time to time, (iv) mature on the respective Incremental Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vi) be entitled to the benefits of this Agreement and the other Credit Documents.

(e) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in any such notation or endorsement shall not affect either Borrower’s obligations in respect of any Loans.

(f) Notwithstanding anything to the contrary contained above or elsewhere in this Agreement, Notes shall only be delivered to Lenders that at any time specifically request the delivery of such Notes. No failure of any Lender to request or obtain a Note evidencing its Loans to either Borrower shall affect or in any manner impair the obligations of the respective Borrower to pay the Loans (and all related Obligations) which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guaranties therefor provided pursuant to the various Credit Documents. Any Lender that does not have a Note evidencing its outstanding Loans shall in no event be required to make the notations or endorsements otherwise described in preceding clause (e). At any time when any Lender requests the delivery of a Note to evidence any of its Loans, the relevant Borrower shall promptly execute and deliver to the respective Lender the requested Note or Notes in the appropriate amount or amounts to evidence such Loans.

1.06 Conversions. Each Borrower shall have the option to convert, on any Business Day occurring after the Restatement Effective Date, all or a portion equal to at least the applicable Minimum Borrowing Amount (and, if greater, in an integral multiple of $500,000) of the outstanding principal amount of Loans made to such Borrower pursuant to one or more Borrowings of one or more Types of Loans under a single Tranche into a Borrowing or Borrowings of another Type of Loan under such Tranche, provided that (i) except as otherwise provided in Section 1.10(b) or unless the respective Borrower pays all amounts owing pursuant to Section

1.11 concurrently with any such conversion, Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Eurodollar Loans being converted and no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the applicable Minimum Borrowing Amount applicable thereto, (ii) unless the Required Lenders otherwise agree, Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of conversion, (iii) unless the Administrative Agent has determined that the Syndication Date has occurred (at which time this clause (iii) shall no longer be applicable), prior to the 30th day after the Restatement Effective Date, conversions of Base Rate Loans into Eurodollar Loans may only be made if any such conversion is effective on the first day of the first, second, third or fourth Interest Period referred to in clause (B) of the provisos appearing in each of Section 1.01(a)(iii) and Section 1.01(b)(iii) and so long as any such conversion does not result in a greater number of Borrowings of Eurodollar Loans prior to the 30th day after the Restatement Effective Date as are permitted under Section 1.01(a)(iii) and Section 1.01(b)(iii), and (iv) no conversion pursuant to this Section 1.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 1.02. Each such conversion shall be effected by the applicable Borrower by giving the Administrative Agent at its Notice Office prior to 2:00 P.M. (New York time) at least three Business Days’ prior notice (each, a “Notice of Conversion/Continuation”) in the form of Exhibit A-2, appropriately completed to specify the Loans of such Borrower to be so converted, the Borrowing or Borrowings pursuant to which such Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Loans.

1.07 Pro Rata Borrowings. All Borrowings of Tranche B Term Loans, Tranche C Term Loans and Incremental Term Loans of a given Tranche under this Agreement shall be incurred from the Lenders pro rata on the basis of such Lenders’ Tranche B Term Loan Commitments, Tranche C Term Loan Borrowing Amounts or Incremental Term Loan Commitments of the applicable given Tranche, as the case may be. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

1.08 Interest. (a) The U.S. Borrower hereby agrees to pay (in the case of Tranche B Term Loans and U.S. Borrower Incremental Term Loans, in each case maintained as Base Rate Loans) and the Bermuda Borrower hereby agrees to pay (in the case of Tranche C Term Loans and Bermuda Borrower Incremental Term Loans, in each case maintained as Base Rate Loans) interest in respect of the unpaid principal amount of each Base Rate Loan made to it from the date of the Borrowing thereof until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06, at a rate per annum which shall be equal to the sum of the Base Rate in effect from time to time during the period such Base Rate Loan is outstanding plus the relevant Applicable Margin as in effect from time to time.

(b) The U.S. Borrower hereby agrees to pay (in the case of Tranche B Term Loans and U.S. Borrower Incremental Term Loans, in each case maintained as Eurodollar Loans) and the Bermuda Borrower hereby agrees to pay (in the case of Tranche C Term Loans and Bermuda Borrower Incremental Term Loans, in each case maintained as Eurodollar Loans), interest in respect of the unpaid principal amount of each Eurodollar Loan made to it from the date of the Borrowing thereof until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurodollar Loan and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Eurodollar Rate for such Interest Period plus the relevant Applicable Margin as in effect from time to time.

(c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the greater of (x) 2% per annum in excess of the rate otherwise applicable to Base Rate Loans maintained pursuant to the respective Tranche (or, if the overdue amount owing does not relate to any specific Tranche, the rate otherwise applicable to Tranche B Term Loans which are maintained as Base Rate Loans) from time to time and (y) the rate which is 2% in excess of the rate then borne by such Loans, in each case with such interest to be payable on demand.

(d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

(e) Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for the respective Interest Period or Interest Periods and shall promptly notify the respective Borrower and the respective Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

1.09 Interest Periods. At the time a Borrower gives any Notice of Borrowing or Notice of Conversion/Continuation in respect of the making of, or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the respective Borrower shall have the right to elect, by having an Authorized Officer of such Borrower give the Administrative Agent notice thereof, the interest period applicable to such Eurodollar Loan, which Interest Period shall, at the option of such Borrower (but otherwise subject to (x) clause (B) of the proviso appearing in Section 1.01(a)(iii), (y) clause (B) of the proviso appearing in Section 1.01(b)(iii) and (z) clause (iii) of the proviso appearing in Section 1.06) be, in the case of a Eurodollar Loan, a one, two, three or six-month period or, to the extent agreed to by all Lenders required to make Loans under the respective Tranche, a nine or twelve-month period (or, if required by clause (B) of the proviso appearing in either Section 1.01(a)(iii) or Section 1.01(b)(iii), a one-week period); provided that:

(i) all Eurodollar Loans comprising the same Borrowing shall at all times have the same Interest Period;

(ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

(iii) if any Interest Period relating to a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

(iv) if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

(v) no Interest Period in respect of any Borrowing under a given Tranche of Loans shall be selected which extends beyond the respective Maturity Date for such Tranche of Loans;

(vi) unless the Required Lenders otherwise agree, no Interest Period for a Eurodollar Loan may be selected at any time when a Default or Event of Default is then in existence; and

(vii) no Interest Period in respect of any Borrowing of any Tranche of Term Loans shall be elected which extends beyond any date upon which a Scheduled Repayment for the respective Tranche of Term Loans will be required to be made under Section 4.02(b) if, after giving effect to the election of such Interest Period, the aggregate principal amount of such Tranche of Term Loans which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of such Tranche of Term Loans then outstanding less the aggregate amount of such required Scheduled Repayment.

If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the U.S. Borrower or the Bermuda Borrower, as applicable, has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, the relevant Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans, in any such case effective as of the expiration date of such current Interest Period.

1.10 Increased Costs; Illegality; etc. (a) In the event that any Lender shall have determined in good faith (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

(i) on any Interest Determination Date that, by reason of any changes arising after the Restatement Effective Date affecting the applicable interbank market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of the Eurodollar Rate; or

(ii) at any time that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change since the Restatement Effective Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to (A) a change in the basis of taxation of payments to a Lender of the principal of or interest on the Loans or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or net profits of such Lender imposed by the jurisdiction in which its principal office or applicable lending office is located) or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances arising since the Restatement Effective Date affecting such Lender, the interbank market or the position of such Lender in such market (whether or not such Lender was a Lender at the time of such occurrence); or

(iii) at any time after the Restatement Effective Date, that the making or continuance of any Eurodollar Loan has been made unlawful by any law or governmental rule, regulation or order (or would conflict with any governmental rule, regulation, guideline, request or order not having the force of law but with which such Lender customarily complies even though the failure to comply therewith would not be unlawful), or impracticable as a result of a contingency occurring after the Restatement Effective Date which materially and adversely affects the applicable interbank market;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the affected Borrower, and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies any affected Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion/Continuation given by either Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by such Borrower, (y) in the case of clause (ii) above, the respective Borrower or Borrowers, as the case may be, agrees to pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (with the written notice as to the additional amounts owed to such Lender, submitted to the respective Borrower or Borrowers by such Lender in accordance with the foregoing to be, absent manifest error, final and conclusive and binding on all the parties hereto, although the failure to give any such notice shall not release or diminish any of the respective Borrower’s or Borrowers’ obligations to pay additional amounts pursuant to this Section 1.10(a)

upon the subsequent submission of such notice) and (z) in the case of clause (iii) above, the respective Borrower or Borrowers shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law. Each of the Administrative Agent and each Lender agrees that if it gives notice to either Borrower of any of the events described in clause (i), (ii) or (iii) above, it shall promptly notify such Borrower and, in the case of any such Lender, the Administrative Agent, if such event ceases to exist.

(b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the affected Borrower may (and, in the case of a Eurodollar Loan affected by the circumstances described in Section 1.10(a)(iii), shall) either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel the respective Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that such Borrower was notified by the affected Lender or the Administrative Agent pursuant to Section 1.10(a)(ii) or (iii), as the case may be, or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days’ written notice to the Administrative Agent, require the affected Lender to convert such Eurodollar Loan into a Base Rate Loan (which conversion, in the case of the circumstance described in Section 1.10(a)(iii), shall occur no later than the last day of the Interest Period then applicable to such Eurodollar Loan or such earlier day as shall be required by applicable law).

(c) If any Lender shall have determined after the Restatement Effective Date that the adoption or effectiveness after the Restatement Effective Date of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change after the Restatement Effective Date in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender or any Person controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender’s or such other controlling Person’s capital or assets as a consequence of such Lender’s Commitment or Commitments hereunder or its obligations hereunder to a level below that which such Lender or such other controlling Person could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender’s or such other controlling Person’s policies with respect to capital adequacy), then from time to time, upon written demand by such Lender (with a copy to the Administrative Agent), accompanied by the notice referred to in the next succeeding sentence of this Section 1.10(c), the Borrowers jointly and severally agree to pay to such Lender such additional amount or amounts as will compensate such Lender or such other controlling Person for such reduction in the rate of return to such Lender or such other controlling Person. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the relevant Borrower (a copy of which shall be sent by such Lender to the Administrative Agent), which notice shall set forth such Lender’s basis for asserting its rights under this Section 1.10(c) and the calculation, in reasonable detail, of such additional amounts claimed hereunder, although the failure to give any such notice shall not release or diminish either Borrower’s obligations to pay additional amounts pursuant to this Section 1.10(c) upon the subsequent receipt of such notice. A Lender’s good faith determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto.

(d) In the event that any Lender shall in good faith determine (which determination shall, absent manifest error, be final and conclusive and binding on all parties hereto) at any time that such Lender is required to maintain reserves (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) which have been established by any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body with jurisdiction over such Lender (including any branch, Affiliate or funding office thereof) in respect of any Non-Dollar Denominated Letter of Credit, any Non-Dollar Denominated Bank Guaranties or any category of liabilities which includes deposits by reference to which the interest rate on any Non-Dollar Denominated Letter of Credit or any Non-Dollar Denominated Bank Guaranty is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to non-United States residents, then, unless such reserves are included in the calculation of the interest rate applicable to such Non-Dollar Denominated Letter of Credit or such Non-Dollar Denominated Bank Guaranty or in Section 1.10(a)(ii), such Lender shall promptly notify the Borrowers in writing specifying the additional amounts required to indemnify such Lender against the cost of maintaining such reserves (such written notice to provide in reasonable detail a computation of such additional amounts) and the Borrowers jointly and severally agree to pay to such Lender such specified amounts as additional fees at the time that either Borrower is otherwise required to pay regularly accruing fees in respect of such Non-Dollar Denominated Letter of Credit or such Non-Dollar Denominated Bank Guaranty or, if later, on written demand therefor by such Lender.

1.11 Compensation. (a) The Borrowers jointly and severally agree to compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans but excluding any loss of anticipated profit) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or any Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn by the respective Borrower or Borrowers or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made pursuant to Section 4.01 or 4.02 or as a result of an acceleration of the Loans pursuant to Section 10 or as a result of the replacement of a Lender pursuant to Section 1.13, 4.01 or 13.12(b)), conversion or permitted “realignment” of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the respective Borrower or Borrowers; or (iv) as a consequence of (x) any other default by the respective Borrower to repay its Loans when required by the terms of this Agreement or any Note held by such Lender or (y) any election made pursuant to Section 1.10(b). Each Lender’s calculation of the amount of compensation owing pursuant to this Section 1.11(a) shall be made in good faith. A Lender’s basis for requesting compensation pursuant to this Section 1.11(a) and a Lender’s calculation of the amount thereof, shall, absent manifest error, be final and conclusive and binding on all parties hereto.

(b) The Borrowers jointly and severally agree to compensate the Deposit Bank and each CL Lender, upon the Deposit Bank’s or applicable CL Lender’s written request

(which request shall set forth in reasonable detail the basis for requesting such compensation), for all losses, expenses and liabilities incurred by the Deposit Bank or such CL Lender in connection with: (i) any withdrawals from the Credit-Linked Deposit Account pursuant to the terms of this Agreement prior to the end of the applicable Interest Period or Scheduled Investment Termination Date for the Credit-Linked Deposits; and (ii) the termination of the Total Credit-Linked Commitment (and the related termination of the investment of the funds held in the Credit-Linked Deposit Account) prior to the end of any applicable Interest Period or Scheduled Investment Termination Date for the Credit-Linked Deposits; provided, however, that neither of the Borrowers shall have any obligation to compensate the Deposit Bank or any CL Lender pursuant to this Section 1.11(b) for any losses, expenses and liabilities in connection with periods after such Interest Period or Scheduled Investment Termination Date, as the case may be.

1.12 Change of Lending Office. (a) Each Lender may at any time or from time to time designate, by written notice to the Administrative Agent to the extent not already reflected on Schedule II, one or more lending offices (which, for this purpose, may include Affiliates of the respective Lender) for the various Loans made, and Letters of Credit and Bank Guaranties participated in, by such Lender (including, without limitation, by designating a separate lending office (or Affiliate) to act as such with respect to Dollar Denominated Letter of Credit Outstandings and Dollar Denominated Bank Guaranty Outstandings versus Non-Dollar Denominated Letter of Credit Outstandings and Non-Dollar Denominated Bank Guaranty Outstandings); provided that, for designations made after the Restatement Effective Date (unless such designation is made after the occurrence of a Sharing Event as a result of any Lender’s purchase of participating interests in Loans, Letters of Credit, Unpaid Drawings, Unreimbursed Payments and Credit-Linked Deposits pursuant to Section 1.14), to the extent such designation shall result in increased costs under Section 1.10, 2A.06, 2B.06 or 4.04 in excess of those which would be charged in the absence of the designation of a different lending office (including a different Affiliate of the respective Lender), then the Borrowers shall not be obligated to pay such excess increased costs (although if such designation results in increased costs, the Borrowers shall be obligated to pay the costs which would have applied in the absence of such designation and any subsequent increased costs of the type described above resulting from changes after the date of the respective designation). Except as provided in the immediately preceding sentence, such lending office and Affiliate of any Lender designated as provided above shall, for all purposes of this Agreement, be treated in the same manner as the respective Lender (and shall be entitled to all indemnities and similar provisions in respect of its acting as such hereunder).

(b) Each Lender agrees that upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2A.06, Section 2B.06 or Section 4.04 with respect to such Lender, it will, if requested by the applicable Borrower by notice to such Lender, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans, Letters of Credit and/or Bank Guaranties, as the case may be, affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any of the aforementioned Sections. Nothing in this Section 1.12 shall affect or postpone any of the obligations of either Borrower or the rights of any Lender provided in Sections 1.10, 2A.06, 2B.06 and 4.04.

1.13 Replacement of Lenders. (x) If any Lender becomes a Defaulting Lender, (y) upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c) or (d), Section 2A.06, Section 2B.06 or Section 4.04 with respect to any Lender which results in such Lender charging to either Borrower increased costs materially in excess of the average costs being charged by the other Lenders in respect of such contingency or (z) in the case of a refusal by a Lender to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Required Lenders as provided in Section 13.12(b), the U.S. Borrower or the Bermuda Borrower, as the case may be, shall have the right, in accordance with the requirements of Section 13.04(b), if no Event of Default then exists or would exist after giving effect to such replacement, to replace such Lender (the “Replaced Lender”) with one or more Eligible Transferees (collectively, the “Replacement Lender”), none of whom shall constitute a Defaulting Lender at the time of such replacement and each of whom shall be reasonably acceptable to the Administrative Agent or, in the case of a replacement as provided in Section 13.12(b) where the consent of the respective Lender is required with respect to less than all Tranches of its Loans or Commitments, at the option of the applicable Borrower, to replace only the Commitments and/or outstanding Loans of such Lender in respect of each Tranche where the consent of such Lender would otherwise be individually required, with identical Commitments and/or Loans of the respective Tranche provided by the Replacement Lender; provided that:

(i) at the time of any replacement pursuant to this Section 1.13, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and all then outstanding Loans (or, in the case of the replacement of less than all the Tranches of Commitments and outstanding Loans of the respective Replaced Lender, all the Commitments and/or all then outstanding Loans relating to the Tranche or Tranches with respect to which such Lender is being replaced) of, and all participations in all then outstanding Letters of Credit and Bank Guaranties issued pursuant to the respective Tranche or Tranches where the respective Lender is being replaced by, the Replaced Lender and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the sum (in the relevant currency or currencies) of (A) an amount equal to the principal of, and all accrued interest on, all then outstanding Loans of the respective Replaced Lender under each Tranche with respect to which such Replaced Lender is being replaced, (B) an amount equal to the then remaining Credit-Linked Deposit of such Lenders (if any) at such time, (C) an amount equal to all Unpaid Drawings (if any) under each Tranche with respect to which the respective Replaced Lender is being replaced, in each case that have been funded by (and not reimbursed to) such Replaced Lender (including by way of application of such Lender’s Credit-Linked Deposit) at such time, together with all then unpaid interest with respect thereto at such time, (D) an amount equal to all Unreimbursed Payments (if any) under each Tranche with respect to which the respective Replaced Lender is being replaced, in each case that have been funded by (and not reimbursed to) such Replaced Lender (including by way of application of such Lender’s Credit-Linked Deposit) at such time, together with all then unpaid interest with respect thereto at such time, and (E) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender (but only with re-

spect to the relevant Tranche or Tranches, in the case of the replacement of less than all Tranches then held by the respective Replaced Lender) pursuant to Section 3.01; and

(ii) all obligations of the Borrowers owing to the Replaced Lender in respect of each Tranche where such Replaced Lender is being replaced (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement.

Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (i) and (ii) above, recordation of the assignment on the Register by the Administrative Agent pursuant to Section 13.17 and, if so requested by the Replacement Lender (when applicable) pursuant to Section 1.05(f), delivery to the Replacement Lender of the appropriate Note or Notes executed by the respective Borrower, (x) the Replacement Lender shall become a Lender hereunder and, unless the respective Replaced Lender continues to have outstanding Loans or any Commitment hereunder, the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2A.06, 2B.06, 4.04, 13.01 and 13.06), which shall survive as to such Replaced Lender and (y) in the case of the replacement of any Credit-Linked Commitment pursuant to this Section 1.13, the CL Percentages of the CL Lenders shall be automatically adjusted at such time to give effect to such replacement. The Credit-Linked Deposit funded by any CL Lender shall not be released in connection with any assignment of its Credit-Linked Commitment, but shall instead be purchased by the relevant assignee (at par, as described in clause (i)(B) of the proviso above) and continue to be held by the Deposit Bank for application (if not already applied) pursuant to Sections 2A.04 and 2B.04 in respect of such assignee’s obligations under the Credit-Linked Commitment assigned to it.

1.14 Special Provisions Applicable to Lenders Upon the Occurrence of a Sharing Event. (a) On the date of the occurrence of any Sharing Event, or promptly thereafter, (i) if there have been any Drawings pursuant to Letters of Credit which have not yet been reimbursed to the respective Issuing Lender pursuant to Section 2A, the respective Issuing Lender shall seek reimbursement therefor as permitted pursuant to Section 2A.04(c) and (ii) if there have been any Bank Guaranty Payments pursuant to Bank Guaranties which have not yet been reimbursed to the respective Bank Guaranty Issuer pursuant to Section 2B, the respective Bank Guaranty Issuer shall seek reimbursement therefor as permitted pursuant to Section 2B.04(c)). After giving effect to the actions taken (or required to be taken) pursuant to the preceding sentence, the Administrative Agent shall request that the Deposit Bank return (in which case the Deposit Bank shall return) to the Administrative Agent who shall, in turn, return to the CL Lenders amounts (if any) representing Credit-Linked Deposits which are permitted to be returned to the CL Lenders at such time in accordance with Section 2C.04(a) hereof.

(b) (i) Upon the occurrence of a Sharing Event, but after giving effect to the actions required to be taken pursuant to preceding clause (a) of this Section 1.14 (although any failure by the Administrative Agent, the Deposit Bank or any Lender to take the actions required of it pursuant to said clause shall not prevent the actions required hereby, but the respective Administrative Agent, Deposit Bank or Lender shall continue to be obligated to perform its obligations as required above and the Administrative Agent shall be authorized to make any equitable adjustments as may be deemed necessary or desirable pursuant to the provisions of this Section 1.14(b)), the Lenders shall purchase participations from other Lenders in each of the respective Tranches of Loans and the CL Tranche (including, in the case of the CL Tranche, participations in each outstanding Letter of Credit, each Unpaid Drawing owing to the CL Lenders, each outstanding Bank Guaranty, each Unreimbursed Payment owing to the CL Lenders and the Credit-Linked Deposits of the various CL Lenders) so that, after giving effect to such purchases, each Lender shall have the same credit exposure in each Tranche at such time (including, (x) in the case of the Total Credit-Linked Commitment, an interest in each outstanding Letter of Credit, each Unpaid Drawing owing to the CL Lenders, each outstanding Bank Guaranty, each Unreimbursed Payment owing to the CL Lenders and the Credit-Linked Deposits of the various CL Lenders and (y) a participation in the Credit-Linked Deposits established pursuant to Section 2C.01 and all amounts deposited in the Credit-Linked Deposit Account from time to time or to be returned to the Lenders in accordance with the provisions of Section 2), whether or not such Lender shall previously have participated therein, equal to such Lender’s Exchange Percentage thereof.

(ii) The foregoing actions pursuant to immediately preceding clause (i) shall be accomplished pursuant to this Section 1.14(b) through purchases and sales of participations in the various Tranches as required hereby, and at the request of the Administrative Agent each Lender hereby agrees to enter into customary participation agreements approved by the Administrative Agent to evidence same. All purchases and sales of participations pursuant to this Section 1.14(b) shall be made in Dollars. Without limiting the foregoing, it is understood and agreed that, pursuant to this Section 1.14(b), the various CL Lenders may be selling participations to the other Lenders in their Credit-Linked Deposits (after giving effect to the actions required on, or promptly following, the occurrence of the Sharing Event pursuant to Section 1.14(a)), and in connection therewith each CL Lender shall be paid, in immediately available funds in Dollars, amounts equal to the percentage participations sold by them in their Credit-Linked Deposits, which immediately available funds shall be paid by the Lenders acquiring participations therein. At the request of the Administrative Agent, each Lender which has sold participations in any of its Tranches as provided above (through the Administrative Agent) will deliver to each Lender (through the Administrative Agent) which has so purchased a participation therein a participation certificate in the appropriate amount as determined in conjunction with the Administrative Agent. It is understood that the amount of immediately available funds delivered by each Lender shall be calculated on a net basis, giving effect to both the sales and purchases of participations by the various Lenders as required above.

(c) In the event that any Lender shall default on its obligation to pay over any amount to the Administrative Agent in respect of any Letter of Credit or any Bank Guaranty as provided in Section 1.14(b), each other Lender shall have a claim against such defaulting Lender (and not against the Administrative Agent, any Issuing Lender, any Bank Guaranty Issuer, the Deposit Bank or any other Lender) for any damages sustained by it as a result of such default.

(d) All determinations by the Administrative Agent pursuant to this Section 1.14 shall be made by it in accordance with the provisions herein and with the intent being to equitably share the credit risk for all Tranches (and the Credit-Linked Deposits) hereunder in accordance with the provisions hereof. Absent manifest error, all determinations by the Administrative Agent hereunder shall be binding on the Borrowers, each of the Lenders, each Issuing

Lender, each Bank Guaranty Issuer and the Deposit Bank. The Administrative Agent shall have no liability to either Borrower, any Lender, any Issuing Bank, any Bank Guaranty Issuer or the Deposit Bank for any determinations made by it hereunder except to the extent resulting from the Administrative Agent’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

(e) Upon, and after, the occurrence of a Sharing Event (i) no further Credit Events shall be made or occur, and (ii) all Credit-Linked Commitments and all Incremental Term Loan Commitments (if any) shall be automatically terminated. Notwithstanding anything to the contrary contained above, the failure of any Lender to purchase its participating interests as required above in any extensions of credit (and/or any Credit-Linked Deposits) upon the occurrence of a Sharing Event shall not relieve any other Lender of its obligation hereunder to purchase its participating interests in a timely manner, but no Lender shall be responsible for the failure of any other Lender to purchase the participating interest to be purchased by such other Lender on any date.

(f) If any amount required to be paid by any Lender pursuant to this Section 1.14 is not paid to the Administrative Agent on the date upon which the Sharing Event occurred, such Lender shall, in addition to such aforementioned amount, also pay to the Administrative Agent on demand an amount equal to the product of (i) the amount so required to be paid by such Lender for the purchase of its participations, (ii) the daily average Federal Funds Rate, during the period from and including the date of request for payment to the date on which such payment is immediately available to the Administrative Agent and (iii) a fraction the numerator of which is the number of days that elapsed during such period and the denominator of which is 360. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts payable under this Section 1.14 shall be conclusive in the absence of manifest error. Amounts payable by any Lender pursuant to this Section 1.14 shall be paid to the Administrative Agent for the account of the relevant Lenders, provided that, if the Administrative Agent (in its sole discretion) has elected to fund on behalf of such other Lender the amounts owing to such other Lenders, then the amounts shall be paid to the Administrative Agent for its own account.

(g) Whenever, at any time after the relevant Lenders have received from any other Lenders purchases of participations pursuant to this Section 1.14, the various Lenders receive any payment on account thereof, such Lenders will distribute to the Administrative Agent, for the account of the various Lenders participating therein, such Lenders’ participating interests in such amounts (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such participations were outstanding) in like funds as received, provided, however, that in the event that such payment received by any Lenders is required to be returned, the Lenders who received previous distributions in respect of their participating interests therein will return to the respective Lenders any portion thereof previously so distributed to them in like funds as such payment is required to be returned by the respective Lenders.

(h) Each Lender’s obligation to purchase participating interests pursuant to this Section 1.14 shall be absolute and unconditional and shall not be affected by any circumstance including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against any other Lender, any Credit Agreement Party or any other Person for any reason whatsoever, (ii) the occurrence or continuance of any Default or

Event of Default, (iii) any adverse change in the condition (financial or otherwise) or prospects of any Credit Agreement Party or any other Person, (iv) any breach of this Agreement or any other Credit Document by any Credit Agreement Party, any Lender, any Issuing Lender, any Bank Guaranty Issuer, any Agent, the Deposit Bank or any other Person, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(i) Notwithstanding anything to the contrary contained elsewhere in this Agreement, upon any purchase of participations as required above, (i) the relevant Borrower shall pay to each Lender granting any participations as required above, for the account of the respective Lender which has purchased such participations, any increased costs and indemnities (including, without limitation, pursuant to Sections 1.11, 1.12, 2A.06, 2B.06 and 4.04) to the same extent as if such Lender which has purchased such participations were the direct Lender as opposed to a participant therein, which increased costs shall be calculated without regard to Section 1.13, Section 13.04(a) or the penultimate sentence of Section 13.04(b) and (ii) each Lender which has sold such participations shall be entitled to receive from the relevant Borrower indemnification from and against any and all taxes imposed as a result of the sale of the participations pursuant to this Section 1.14. Each Borrower acknowledges and agrees that, upon the occurrence of a Sharing Event and after giving effect to the requirements of this Section 1.14, increased Taxes may be owing by it pursuant to Section 4.04, which Taxes shall be paid (to the extent provided in Section 4.04) by the respective Borrower or Borrowers, without any claim that the increased Taxes are not payable because same resulted from the participations effected as otherwise required by this Section 1.14.

1.15 Incremental Term Loan Commitments. (a) So long as the Incremental Term Loan Commitment Request Requirements are satisfied at the time of the delivery of the request referred to below, each Borrower shall have the right, in consultation and coordination with the Administrative Agent as to all of the matters set forth below in this Section 1.15, but without requiring the consent of any of the Lenders, to request, at any time and from time to time after the Restatement Effective Date and prior to the date which is 12 months prior to the then latest Maturity Date, that one or more Lenders (and/or one or more other Persons which are Eligible Transferees and which will become Lenders) provide Incremental Term Loan Commitments to such Borrower and, subject to the terms and conditions contained in this Agreement and in the respective Incremental Term Loan Commitment Agreement, make Incremental Term Loans pursuant thereto; it being understood and agreed, however, that (i) no Lender shall be obligated to provide an Incremental Term Loan Commitment as a result of any such request by such Borrower, and until such time, if any, as such Lender has agreed in its sole discretion to provide an Incremental Term Loan Commitment and executed and delivered to the Administrative Agent an Incremental Term Loan Commitment Agreement as provided in clause (b) of this Section 1.15 such Lender shall not be obligated to fund any Incremental Term Loans, (ii) any Lender (including any Eligible Transferee who will become a Lender) may so provide an Incremental Term Loan Commitment without the consent of any other Lender, (iii) each Tranche of Incremental Term Loan Commitments shall be made available to a single Incremental Term Loan Borrower and shall be denominated in Dollars, (iv) the amount of each Tranche of Incremental Term Loan Commitments shall be in a minimum aggregate amount for all Lenders which provide an Incremental Term Loan Commitment under such Tranche of Incremental Term Loans (including Eligible Transferees who will become Lenders) of at least $25,000,000, (v) the aggregate amount of all Incremental Term Loan Commitments provided pursuant to this Section 1.15 shall not exceed the Maximum Incremental Term Loan Commitment Amount (it being understood and agreed, however, to the extent that any such Incremental Term Loan Commitments are obtained but later expire, terminate or are voluntarily reduced in each case without being utilized, the amount of such Incremental Term Loan Commitments so expired, terminated or voluntarily reduced may again be available to be obtained under this Section 1.15 within the limits set forth herein), (vi) the up-front fees and, if applicable, any unutilized commitment fees and/or other fees, payable in respect of each Incremental Term Loan Commitment shall be separately agreed to by the respective Incremental Term Loan Borrower and each Incremental Term Loan Lender (and with all such fees to be disclosed in writing by the respective Incremental Term Loan Borrower to the Administrative Agent), (vii) each Tranche of Incremental Term Loans shall have (I) (x) an Incremental Term Loan Maturity Date of no earlier than the then latest Maturity Date as then in effect, and (y) a Weighted Average Life to Maturity of no less than the Weighted Average Life to Maturity as then in effect for the Tranche of then outstanding Loans with the longest Weighted Average Life to Maturity and (II) an “interest rate” or “interest rates” applicable to such Tranche of Incremental Term Loans (which, for such purposes only, shall be determined by the Administrative Agent and deemed to include all upfront or similar fees or original issue discount (amortized over the life of such Incremental Term Loans) payable to all Lenders providing such Incremental Term Loans, but exclusive of any arrangement, structuring or other fees payable in connection therewith that are not shared with all Lenders providing such Tranche of Incremental Term Loans) that may (at such time or from time to time thereafter) exceed the “interest rates” applicable to the Term Loans provided that, in the event that the “interest rate” excess applicable to such Tranche of Incremental Term Loans shall at such time be greater than 0.50% (or its equivalent), the Applicable Margin for the Tranche B Term Loans, the Tranche C Term Loans and each other then existing Tranche of Incremental Term Loans shall be increased by such amounts, and for such time periods, as are needed so that at no time shall the “interest rate” for the respective new Tranche of Incremental Term Loans (calculated as described above) exceed the relevant interest rates applicable to the then existing Tranches of Term Loans by more than 0.50%; provided further, that, at no time shall the provisions of this Section 1.15 be construed to result in any decrease in any interest rate applicable to any then existing Tranche of Term Loans (including after giving effect to any prior increases in interest rates applicable thereto pursuant to the preceding provisions of this Section 1.15), (viii) the proceeds of all Incremental Term Loans shall be used only for the purposes permitted by Section 7.05(a), (ix) each Incremental Term Loan Commitment Agreement shall specifically designate, with the approval of the Administrative Agent, the Tranche of the Incremental Term Loan Commitments being provided thereunder (which Tranche shall be a new Tranche (i.e., not the same as any existing Tranche of Incremental Term Loans, Incremental Term Loan Commitments or other Term Loans) unless the requirements of Section 1.15(c) are satisfied), (x) all Incremental Term Loans (and all interest, fees and other amounts payable thereon) shall be Obligations under this Agreement and the other applicable Credit Documents and shall be secured by the relevant Security Documents, and guaranteed under each relevant Guaranty, on a pari passu basis with all other Loans of the applicable Borrower secured by each such Security Agreement and guaranteed under each such Guaranty, and (xi) each Lender (including any Eligible Transferee who will become a Lender) agreeing to provide an Incremental Term Loan Commitment pursuant to an Incremental Term Loan Commitment Agreement shall, subject to the satisfaction of the relevant conditions set forth in this Agreement, make Incremental Term Loans under the Tranche specified in such Incremental Term Loan Commitment Agreement as provided in Section 1.01(c) and such Loans shall thereafter be deemed to be Incremental Term Loans under such Tranche for all purposes of this Agreement and the other applicable Credit Documents.

(b) At the time of the provision of Incremental Term Loan Commitments pursuant to this Section 1.15, the respective Incremental Term Loan Borrower, the Administrative Agent and each such Lender or other Eligible Transferee which agrees to provide an Incremental Term Loan Commitment (each, an “Incremental Term Loan Lender”) shall execute and deliver to the Administrative Agent an Incremental Term Loan Commitment Agreement substantially in the form of Exhibit P (appropriately completed), with the effectiveness of the Incremental Term Loan Commitment provided therein to occur on the date set forth in such Incremental Term Loan Commitment Agreement, which date in any event shall be no earlier than the date on which (w) all fees required to be paid in connection therewith at the time of such effectiveness shall have been paid (including, without limitation, any agreed upon up-front or arrangement fees owing to the Administrative Agent), (x) all Incremental Term Loan Commitment Requirements are satisfied, (y) all other conditions set forth in this Section 1.15 shall have been satisfied, and (z) all other conditions precedent that may be set forth in such Incremental Term Loan Commitment Agreement shall have been satisfied. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Term Loan Commitment Agreement, and at such time, (i) Schedule I shall be deemed modified to reflect the revised Incremental Term Loan Commitments of the affected Lenders and (ii) to the extent requested by any Incremental Term Loan Lender, Incremental Term Notes will be issued at the respective Incremental Term Loan Borrower’s expense, to such Incremental Term Loan Lender, to be in conformity with the requirements of Section 1.05(d) (with appropriate modification) to the extent needed to reflect the new Incremental Term Loans made by such Incremental Term Loan Lender.

(c) Notwithstanding anything to the contrary contained above in this Section 1.15, the Incremental Term Loan Commitments provided by an Incremental Term Loan Lender or Incremental Term Loan Lenders, as the case may be, pursuant to each Incremental Term Loan Commitment Agreement shall constitute a new Tranche, which shall be separate and distinct from the existing Tranches pursuant to this Agreement (with a designation which may be made in letters (i.e., A, B, C, etc.), numbers (1, 2, 3, etc.) or a combination thereof (i.e., A-1, A-2, B-1, B-2, C-1, C-2, etc.), provided that, with the consent of the Administrative Agent, the parties to a given Incremental Term Loan Commitment Agreement may specify therein that the respective Incremental Term Loans made pursuant thereto shall constitute part of, and be added to, an existing Tranche of Incremental Term Loans or to the outstanding Tranche of Tranche B Term Loans or Tranche C Term Loans, in either case so long as the following requirements are satisfied:

(i) the Incremental Term Loans to be made pursuant to such Incremental Term Loan Commitment Agreement shall have the same Borrower, shall have the same Maturity Date and shall have the same Applicable Margin as the Tranche of Term Loans to which the new Incremental Term Loans are being added;

(ii) the new Incremental Term Loans shall have the same Scheduled Repayment dates as then remain with respect to the Tranche to which such new Incremental Term Loans are being added (with the amount of each Scheduled Repayment applicable to such new Incremental Term Loans to be the same (on a proportionate basis) as is theretofore applicable to the Tranche to which such new Incremental Term Loans are being added, thereby increasing the amount of each then remaining Scheduled Repayment of the respective Tranche proportionately); and

(iii) on the date of the making of such new Incremental Term Loans, and notwithstanding anything to the contrary set forth in Section 1.09, such new Incremental Term Loans shall be added to (and form part of) each Borrowing of outstanding Term Loans of the respective Tranche on a pro rata basis (based on the relative sizes of the various outstanding Borrowings), so that each Lender will participate proportionately in each then outstanding Borrowing of Term Loans of the respective Tranche.

To the extent the provisions of preceding clause (iii) require that Lenders making new Incremental Term Loans add such Incremental Term Loans to the then outstanding Borrowings of Eurodollar Loans of such Tranche, it is acknowledged that the effect thereof may result in such new Incremental Term Loans having short Interest Periods (i.e., an Interest Period that began during an Interest Period then applicable to outstanding Eurodollar Loans of such Tranche and which will end on the last day of such Interest Period). In connection therewith, the respective Incremental Term Loan Borrower may agree, in the respective Incremental Term Loan Commitment Agreement, to compensate the Lenders making the new Incremental Term Loans of the respective Tranche for funding Eurodollar Loans during an existing Interest Period on such basis as may be agreed by such Incremental Term Loan Borrower and the respective Incremental Term Loan Lender or Incremental Term Loan Lenders.

Section 2. Letters of Credit; Bank Guaranties; Etc.

Section 2A. Letters of Credit.

2A.01 Letters of Credit. (a) Subject to and upon the terms and conditions herein set forth, a Borrower may request an Issuing Lender, at any time and from time to time on and after the Restatement Effective Date and prior to the fifth Business Day (or the 30th day in the case of Trade Letters of Credit) preceding the CL Maturity Date, to issue, (x) for the account of the U.S. Borrower (in the case of requests made by it) or the account of the Bermuda Borrower (in the case of requests made by it) and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Indebtedness of the respective Account Party or any of its or their Wholly-Owned Subsidiaries, irrevocable standby letters of credit in a form customarily used by such Issuing Lender or in such other form as has been approved by such Issuing Lender (each such standby letter of credit, a “Standby Letter of Credit”) in support of such L/C Supportable Indebtedness and (y) for the account of the respective Account Party and for the benefit of sellers of goods to the respective Account Party or any of its or their Subsidiaries in the ordinary course of business, irrevocable sight trade letters of credit in a form customarily used by such Issuing Lender or in such other form as has been approved by such Issuing Lender (each such trade letter of credit, a “Trade Letter of Credit”, and each such Standby Letter of Credit and Trade Letter of Credit, a “Letter of Credit” and, collectively, the “Letters of Credit”). All Letters of Credit shall be issued on a sight basis only and shall be denominated in Dollars or, subject to the provisions of Section 2C.03, an Alternative Currency. Each Letter of Credit shall be deemed to constitute a utilization of the Credit-Linked Commitments and shall, subject to the provisions of Section 1.14 if a Sharing Event occurs, be participated in (as more fully described in following Section 2A.04(a)) by the CL Lenders in accor-

dance with their respective CL Percentages (subject to the provisions of Section 2C to the extent applicable). All Letters of Credit shall be denominated in Dollars or an Alternative Currency. The Bermuda Borrower shall have no liability with respect to any U.S. Borrower Letter of Credit which may be issued to the U.S. Borrower.

(b) Subject to and upon the terms and conditions set forth herein, each Issuing Lender hereby agrees (subject to Section 2C.03, to the extent applicable in the case of Non-Dollar Denominated Letters of Credit) that it will, at any time and from time to time on and after the Restatement Effective Date and prior to (i) the fifth Business Day in the case of Standby Letters of Credit, or (ii) the 30th day, in the case of Trade Letters of Credit, preceding the CL Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the respective Account Party one or more Letters of Credit, (x) in the case of Trade Letters of Credit, in support of trade obligations of the respective Account Party or any of its or their Subsidiaries that arise in the ordinary course of business or (y) in the case of Standby Letters of Credit, in support of such L/C Supportable Indebtedness as is permitted to remain outstanding without giving rise to a Default or Event of Default hereunder; provided that the respective Issuing Lender shall be under no obligation to issue any Letter of Credit if at the time of such issuance:

(i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Lender from issuing such Letter of Credit or any requirement of law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Lender is not otherwise compensated) not in effect on the Restatement Effective Date, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuing Lender as of the Restatement Effective Date and which such Issuing Lender in good faith deems material to it; or

(ii) such Issuing Lender, prior to the issuance of such Letter of Credit, shall have received written notice from any Credit Agreement Party or the Required Lenders of the type described in clause (iv) of Section 2A.01(c) or the last sentence of Section 2A.03(b).

(c) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued at any time when the Aggregate CL Exposure exceeds (or would after giving effect to such issuance exceed) either (x) the Total Credit-Linked Commitment at such time or (y) the aggregate amount of the Credit-Linked Deposits in the Credit-Linked Deposit Account at such time, (ii) (x) each Standby Letter of Credit shall by its terms terminate on or before the date which occurs 12 months after the date of the issuance thereof (although any such Standby Letter of Credit may be extendable for successive periods of up to 12 months, but not beyond the fifth Business Day preceding the CL Maturity Date, on terms acceptable to the Issuing Lender thereof), provided that a Standby Letter of Credit issued to support obligations under any Specified Existing Ship Lease may terminate by its terms on or prior to the earlier to occur of (1) the date which occurs 24 months after the date of the issuance thereof and (2) the fifth Business Day preceding the CL

Maturity Date and (y) each Trade Letter of Credit shall by its terms terminate on or before the date occurring not later than 180 days after such Trade Letter of Credit’s date of issuance, (iii) (x) no Standby Letter of Credit shall have an expiry date occurring later than the fifth Business Day preceding the CL Maturity Date and (y) no Trade Letter of Credit shall have an expiry date occurring later than 30 days prior to the CL Maturity Date and (iv) no Issuing Lender will issue any Letter of Credit after it has received written notice from any Credit Agreement Party or the Required Lenders stating that a Default or an Event of Default exists until such time as such Issuing Lender shall have received a written notice of (x) rescission of such notice from the party or parties originally delivering the same or (y) a waiver of such Default or Event of Default by the Required Lenders.

(d) Part A of Schedule XI hereto contains a description of certain letters of credit issued (or deemed issued) pursuant to the Original Credit Agreement and outstanding on the Restatement Effective Date (and setting forth, with respect to each such letter of credit, (i) the name of the issuing lender, (ii) the letter of credit number, (iii) the name(s) of the account party or account parties, (iv) the stated amount (including the currency in which such letter of credit is denominated, which shall be Dollars or an Alternative Currency), (v) the name of the beneficiary, (vi) the expiry date and (vii) whether such letter of credit constitutes a standby letter of credit or a trade letter of credit). Each such letter of credit, including any extension or renewal thereof (each, as amended from time to time in accordance with the terms thereof and hereof, an “Existing Letter of Credit”) shall constitute a “Letter of Credit” and a “Bermuda Borrower Letter of Credit” or a “U.S. Borrower Letter of Credit” (as set forth on Part A of Schedule XI) for all purposes of this Agreement and issued, for purposes of Section 2A.04(a), on the Restatement Effective Date. Any Lender hereunder (and any of such Lender’s Affiliates and/or branches) which has issued an Existing Letter of Credit shall constitute an “Issuing Lender” for all purposes of this Agreement.

2A.02 Minimum Stated Amount. The Stated Amount of each Letter of Credit upon issuance shall be not less than (x) in the case of a Dollar Denominated Letter of Credit, $250,000, (y) in the case of a Euro Denominated Letter of Credit, €150,000 and (z) in the case of a Sterling Denominated Letter of Credit, £150,000, or in each case such lesser amount as is reasonably acceptable to the respective Issuing Lender.

2A.03 Letter of Credit Requests. (a) Whenever an Account Party desires that a Letter of Credit be issued for its account, such Account Party shall give the Administrative Agent (at the appropriate Notice Office) and the respective Issuing Lender at least 3 Business Days’ (or such shorter period as is acceptable to such Issuing Lender in any given case) written notice prior to the proposed date of issuance (which shall be a Business Day). Each notice shall be in the form of Exhibit C-1 (each, a “Letter of Credit Request”), including, without limitation, by specifying: (i) whether the requested Letter of Credit shall constitute a U.S. Borrower Letter of Credit or a Bermuda Borrower Letter of Credit; and (ii) the currency in which the requested Letter of Credit is to be denominated (which shall be Dollars or, to the extent permitted hereunder, an Alternative Currency. Each Letter of Credit Request shall include any other documents as such Issuing Lender customarily requires in connection therewith.

(b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the applicable Account Party that such Letter of Credit may be is-

sued in accordance with, and will not violate the requirements of, Section 2A.01(c). Unless the respective Issuing Lender has received notice from the Required Lenders before it issues a Letter of Credit that one or more of the applicable conditions specified in Section 6, as the case may be, are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2A.01(c), then such Issuing Lender may issue the requested Letter of Credit for the account of the respective Account Party in accordance with such Issuing Lender’s usual and customary practices.

2A.04 Letter of Credit Participations. (a) Immediately upon the issuance by any Issuing Lender of any Letter of Credit, but subject to Section 2C.03 to the extent applicable in the case of Non-Dollar Denominated Letters of Credit, such Issuing Lender shall be deemed to have sold and transferred to each CL Lender (each such Lender with respect to any Letter of Credit, in its capacity under this Section 2A.04, a “L/C Participant”), and each such L/C Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Lender, without recourse or warranty, an undivided interest and participation (each an “L/C Participation”), in a percentage equal to such L/C Participant’s CL Percentage in such Letter of Credit, and each Drawing made thereunder and the obligations of the respective Account Party under this Agreement with respect thereto (although CL Facility Fees shall be payable directly to the Administrative Agent for the account of the CL Lenders as provided in Section 3.01(a) and the L/C Participants shall have no right to receive any portion of any Facing Fees or any administration fees with respect to any such Letters of Credit) and any security therefor or guaranty pertaining thereto. Upon any change in the Credit-Linked Commitments and, as a result thereof, the CL Percentages of the CL Lenders pursuant to Section 1.13, or 13.04, it is hereby agreed that with respect to all outstanding Letters of Credit and Unpaid Drawings relating thereto, there shall be an automatic adjustment to the participations pursuant to this Section 2A.04 to reflect the new CL Percentages of the CL Lenders. With respect to each Letter of Credit from time to time outstanding, all calculations of the percentage participations therein of the various CL Lenders shall be made from time to time by the Administrative Agent, which calculations shall be conclusive absent manifest error. Furthermore, upon the occurrence of a Sharing Event and as more fully set forth in Section 1.14, additional sub-participations may be required to be granted by the various CL Lenders in their participations in outstanding Letters of Credit, in each case in accordance with, and subject to the provisions of, Section 1.14.

(b) In determining whether to pay under any Letter of Credit, the respective Issuing Lender shall have no obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Lender under or in connection with any Letter of Credit issued by it if taken or omitted in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision), shall not create for such Issuing Lender any resulting liability to any Account Party or any Lender.

(c) In the event that any Issuing Lender makes any payment or disbursement under any Letter of Credit issued by it and the respective Account Party shall not have reimbursed such amount in full to such Issuing Lender pursuant to Section 2A.05(a) by the date required by said Section 2A.05(a) for such reimbursement, such Issuing Lender shall promptly no-

tify the Administrative Agent, which shall promptly notify each L/C Participant therein and the Deposit Bank of such failure, and each CL Lender (including in its capacity as an L/C Participant) hereby irrevocably authorizes the Deposit Bank (and the Deposit Bank hereby agrees) to reimburse such Issuing Lender for such amount in Dollars (or, to the extent that the respective Unpaid Drawing is in an Alternative Currency, in an amount equal to the Dollar Equivalent thereof, as determined by the Administrative Agent on the date on which such payment or disbursement was made under the respective Letter of Credit) solely from such CL Lender’s CL Percentage of the Credit-Linked Deposits on deposit with the Deposit Bank in the Credit-Linked Deposit Account, in which case the Total Credit-Linked Commitment shall be reduced by the amount so applied (with a corresponding reduction in the Credit-Linked Commitment of each CL Lender equal to such CL Lender’s CL Percentage of such aggregate amount so applied); provided that any portion of the Unpaid Drawings with respect to a Non-Dollar Denominated Letter of Credit, which, because of currency fluctuations, represents amounts in excess of the Total Credit-Linked Deposits (as more fully described in Section 2C.03), shall not be reimbursed from Credit-Linked Deposits but shall instead be immediately repaid by the respective Account Party. Furthermore, if any Specified Default or any Event of Default then exists, the respective Issuing Lender may, with respect to any payment or disbursement made by it under any Letter of Credit, request the Deposit Bank, in which case each CL Lender hereby irrevocably authorizes the Deposit Bank (and the Deposit Bank hereby agrees), to reimburse the Issuing Lender, solely from such CL Lender’s CL Percentage of the Credit-Linked Deposits on deposit in the Credit-Linked Deposit Account with the Deposit Bank, for any Drawing under such Letter of Credit as provided in the immediately preceding sentence (notwithstanding the date of reimbursement of any such Drawings by the date required by Section 2A.05(a)), in which case the Total Credit-Linked Commitment shall be reduced by the amount so applied as otherwise provided in the immediately preceding sentence, and any amounts actually received pursuant to Section 2A.05(a) shall be applied to reimburse L/C Participants as provided in following Section 2A.04(d).

(d) Whenever any Issuing Lender receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of such Issuing Lender any payments from the L/C Participants (or from the Deposit Bank on their behalf) pursuant to Section 2A.04(c) above, such Issuing Lender shall, after paying itself any amounts owing to it as described in Section 2C.03 in the case of payments received with respect to Non-Dollar Denominated Letters of Credit, pay (in same day funds in Dollars) to the Administrative Agent (and the Administrative Agent shall promptly pay (in same day funds in Dollars) to each L/C Participant which has paid its relevant CL Percentage thereof) an amount equal to such L/C Participant’s share (based on the proportionate aggregate amount funded by such L/C Participant to the aggregate amount funded by all L/C Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

(e) Each Issuing Lender shall, promptly after the issuance of, or amendment or modification to, a Standby Letter of Credit, give the Administrative Agent and the respective Account Party written notice of such issuance, amendment or modification, as the case may be, and such notice shall be accompanied by a copy of such Standby Letter of Credit, such amendment or such modification, as the case may be. Promptly upon receipt of such notice, the Administrative Agent shall notify each L/C Participant, in writing, of such issuance, amendment or modification and if any L/C Participant shall so request, the Administrative Agent shall furnish said L/C Participant with a copy of such Standby Letter of Credit, such amendment or such modification, as the case may be.

(f) Each Issuing Lender (other than DBAG) shall deliver to the Administrative Agent and the Deposit Bank, promptly on the first Business Day of each week, by facsimile transmission, the aggregate daily Stated Amount available to be drawn under the outstanding Trade Letters of Credit issued by such Issuing Lender for the previous week.

(g) The obligations of the L/C Participants to make payments to the Administrative Agent for the account of the respective Issuing Lender with respect to Letters of Credit issued by it shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

(i) any lack of validity or enforceability of this Agreement or any of the Credit Documents;

(ii) the existence of any claim, setoff, defense or other right which any Credit Party or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Agent, any Lender, any Issuing Lender, any L/C Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between any Credit Party or any of its Subsidiaries and the beneficiary named in any such Letter of Credit);

(iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

(v) the occurrence of any Default or Event of Default;

provided that the L/C Participants shall not be obligated to reimburse such Issuing Lender for any wrongful payment made by such Issuing Lender under a Letter of Credit issued by it as a result of deliberate acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision). Any action taken or omitted to be taken by any Issuing Lender under or in connection with any Letter of Credit shall not create for such Issuing Lender any resulting liability to the L/C Participants or any other Person unless such action is taken or omitted to be taken with gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

2A.05 Agreement to Repay Letter of Credit Drawings. (a) The U.S. Borrower hereby agrees (in the case of U.S Borrower Letters of Credit), and the Bermuda Borrower hereby agrees (in the case of Bermuda Borrower Letters of Credit) to reimburse the respective Issuing Lender, by making payment in Dollars (or, if the respective Letter of Credit is denominated in an Alternative Currency, in an amount equal to the Dollar Equivalent of the respective payment or disbursement, as determined by the Administrative Agent on the date of such payment or disbursement) to the Administrative Agent in immediately available funds at the Payment Office (or by making the payment directly to such Issuing Lender at such location as may otherwise have been agreed upon by the respective Account Party and such Issuing Lender), for any payment or disbursement (in the case of any such payment or disbursement under any Non-Dollar Denominated Letter of Credit, taking the Dollar Equivalent, as determined by the Administrative Agent, of the amount of the respective payment or disbursement on the date upon which the respective payment or disbursement is made) made by such Issuing Lender under any Letter of Credit issued by it (each such amount so paid until reimbursed, an “Unpaid Drawing”), not later than the third Business Day after the Administrative Agent or the Issuing Lender notifies the respective Account Party of such payment or disbursement (provided that no such notice shall be required to be given if a Default or an Event of Default under Section 10.05 shall have occurred and be continuing, in which case all such Unpaid Drawings shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by the respective Account Party)), with interest on the amount so paid or disbursed by such Issuing Lender, to the extent not reimbursed prior to 1:00 P.M. (New York time), on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Lender is reimbursed by the respective Account Party therefor at a rate per annum equal to the Base Rate in effect from time to time plus the Applicable Margin for Tranche B Term Loans maintained as Base Rate Loans, as in effect from time to time; provided, however, to the extent such amounts are not reimbursed prior to 1:00 P.M. (New York time) on the third Business Day following the receipt by the Account Party of notice to the respective Account Party by the Administrative Agent or the respective Issuing Lender of such payment or disbursement (or, if sooner, from the date of occurrence of a Default or an Event of Default under Section 10.05), interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Lender (and until reimbursed by the respective Account Party) at a rate per annum which is 2% in excess of the rate otherwise applicable to the respective Unpaid Drawing as provided above, with all such interest payable pursuant to this Section 2A.05 to be payable on demand. The respective Issuing Lender shall give the respective Account Party prompt notice of each Drawing under any Letter of Credit, provided that the failure to give, or any delay in giving, any such notice shall in no way affect, impair or diminish the respective Account Party’s obligations under this Agreement. The obligations of the respective Account Party to repay Unpaid Drawings as required above shall not be reduced, or satisfied, in any respect by payments made to the Issuing Lender with any amounts on deposit in the Credit-Linked Deposit Account or as otherwise provided in Section 2A.04(c).

(b) The obligations of the U.S. Borrower (with respect to U.S. Borrower Letters of Credit) and the obligations of the Bermuda Borrower (with respect to Bermuda Borrower Letters of Credit) under this Section 2A.05 to reimburse the respective Issuing Lender with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the respective Account Party may have or have had against any Lender (including in its capacity as Issuing Lender or as L/C Participant), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit (each, a “Drawing”) to conform to the terms of such Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such Drawing, the respective Issuing Lender’s only obligation to the respective Account Party being to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with requirements of such Letter of Credit; provided, however, that no Account Party shall be obligated to reimburse any Issuing Lender for any wrongful payment made by such Issuing Lender under a Letter of Credit issued by it as a result of deliberate acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision). Any action taken or omitted to be taken by any Issuing Lender under or in connection with any Letter of Credit shall not create for such Issuing Lender any resulting liability to any Account Party unless such action is taken or admitted to be taken with gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

2A.06 Increased Costs. If after the Restatement Effective Date, the Deposit Bank, any Issuing Lender or any L/C Participant determines in good faith that the adoption or effectiveness after the Restatement Effective Date of any applicable law, rule or regulation, order, guideline or request or any change therein, or any change after the Restatement Effective Date in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Issuing Lender or any L/C Participant with any request or directive (whether or not having the force of law) by any such authority, central bank or comparable agency shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by such Issuing Lender or such L/C Participant’s participation therein, or (ii) impose on the Deposit Bank, any Issuing Lender or any L/C Participant any other conditions directly or indirectly affecting this Agreement, the Credit-Linked Deposits, any Letter of Credit or such L/C Participant’s participation therein; and the result of any of the foregoing is to increase the cost to the Deposit Bank, such Issuing Lender or such L/C Participant of issuing, maintaining or participating in the Credit-Linked Deposits or any Letter of Credit, or to reduce the amount of any sum received or receivable by the Deposit Bank, such Issuing Lender or such L/C Participant hereunder or under the other Credit Documents or reduce the rate of return on its capital with respect to Credit-Linked Deposits or Letters of Credit, then, upon written demand to the U.S. Borrower or the Bermuda Borrower, as the case may be, by the Deposit Bank, such Issuing Lender or such L/C Participant (a copy of which notice shall be sent by the Deposit Bank, such Issuing Lender or such L/C Participant to the Administrative Agent), accompanied by the certificate described in the last sentence of this Section 2A.06, the respective Account Party shall pay to the Deposit Bank, such Issuing Lender or such L/C Participant for such increased cost or reduction. A certificate submitted to the relevant Borrower by the Deposit Bank, such Issuing Lender or such L/C Participant, as the case may be (a copy of which certificate shall be sent by the Deposit Bank, such Issuing Lender or such L/C Participant to the Administrative Agent), setting forth in reasonable detail the basis for the determination of such additional amount or amounts necessary to compensate the Deposit Bank, such Issuing Lender or such L/C Participant as aforesaid shall be final and conclusive and binding on such Account Party absent manifest error, although the failure to deliver any such certificate shall not release or diminish such Account Party’s obligations to pay additional amounts pursuant to this Section 2A.06 upon subsequent receipt of such certificate.

Section 2B. Bank Guaranties.

2B.01 Bank Guaranties. (a) Subject to and upon the terms and conditions herein set forth, a Borrower may request a Bank Guaranty Issuer, at any time and from time to time on and after the Restatement Effective Date and prior to the tenth Business Day preceding the CL Maturity Date, to issue, for the account of the U.S. Borrower (in the case of requests made by it) or the account of the Bermuda Borrower (in the case of requests made by it) and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of B/G Supportable Indebtedness of the respective Account Party or any of its or their Wholly-Owned Subsidiaries, a bank guaranty in a form customarily used by such Bank Guaranty Issuer or in such other form as has been approved by such Bank Guaranty Issuer (each such bank guaranty, a “Bank Guaranty” and collectively, the “Bank Guaranties”) in support of such B/G Supportable Indebtedness (it being understood and agreed that (i) the form of Bank Guaranties shall be subject to the respective Bank Guaranty Issuer’s internal policies and procedures for the issuance of bank guaranties and to applicable local law restrictions and regulations and (ii) each Bank Guaranty Issuer may request the respective Account Party to accept such Bank Guaranty Issuer’s general business conditions specifically applicable to its bank guaranty business prior to the issuance of any Bank Guaranty). Each Bank Guaranty shall constitute a utilization of the Credit-Linked Commitments and shall, subject to the provisions of Section 1.14 if a Sharing Event occurs, be participated in (as more fully described in following Section 2B.04(a)) by the CL Lenders in accordance with their respective CL Percentages. All Bank Guaranties shall be denominated in Dollars or an Alternative Currency and shall expressly provide the maximum amount that may be paid thereunder. Each Bank Guaranty shall constitute either a U.S. Borrower Bank Guaranty or a Bermuda Borrower Bank Guaranty. The Bermuda Borrower shall have no liability with respect to any U.S. Borrower Bank Guaranty which may be issued to the U.S. Borrower.

(b) Subject to and upon the terms and conditions set forth herein, each Bank Guaranty Issuer hereby agrees (subject to Section 2C.03, to the extent applicable in the case of Non-Dollar Denominated Bank Guaranties) that it will, at any time and from time to time on and after the Restatement Effective Date and prior to the tenth Business Day preceding the CL Maturity Date, following its receipt of the respective Bank Guaranty Request, issue for the account of the respective Account Party one or more Bank Guaranties, in support of such B/G Supportable Indebtedness as is permitted to remain outstanding without giving rise to a Default or Event of Default hereunder; provided that the respective Bank Guaranty Issuer shall be under no obligation to issue any Bank Guaranty if at the time of such issuance:

(i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Bank Guaranty Issuer from issuing such Bank Guaranty or any requirement of law applicable to such Bank Guaranty Issuer or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Bank Guaranty Issuer shall prohibit, or request that such Bank Guaranty Issuer refrain from, the issuance of bank guaranties generally or such Bank Guaranty in particular or shall impose upon such Bank Guaranty Issuer with respect to such Bank Guaranty any restriction or reserve or capital requirement (for which such Bank Guaranty Issuer is not otherwise compensated) not in effect on the Restatement Effective Date, or any unreimbursed loss, cost or expense which was not appli-

cable, in effect or known to such Bank Guaranty Issuer as of the Restatement Effective Date and which such Bank Guaranty Issuer in good faith deems material to it; or

(ii) such Bank Guaranty Issuer, prior to the issuance of such Bank Guaranty, shall have received written notice from any Credit Agreement Party or the Required Lenders prior to the issuance of such Bank Guaranty of the type described in clause (v) of Section 2B.01(c) or the last sentence of Section 2B.03(b).

(c) Notwithstanding the foregoing, (i) no Bank Guaranty shall be issued at any time when the Aggregate CL Exposure exceeds (or would after giving effect to such issuance exceed) either (x) the Total Credit-Linked Commitment at such time or (y) the aggregate amount of the Credit-Linked Deposits in the Credit-Linked Deposit Account at such time, and (ii) each Bank Guaranty shall by its terms terminate on or before the date which occurs 12 months after the date of the issuance thereof (although any such Bank Guaranty may be extendable for successive periods of up to 12 months, but not beyond the tenth Business Day preceding the CL Maturity Date, on terms acceptable to the Bank Guaranty Issuer thereof), provided, however, that a Bank Guaranty shall not be required to terminate by its terms on or before the twelve month anniversary of the date of issuance thereof if the respective Account Party reasonably determines that the intended beneficiary of such Bank Guaranty will not permit same to terminate as otherwise provided above, (iii) no Bank Guaranty shall have an expiry date occurring later than the tenth Business Day preceding the CL Maturity Date, provided, however, that a Bank Guaranty shall not be required to have an expiry date as otherwise required above if the respective Account Party reasonably determines that the beneficiary of such Bank Guaranty will not accept a Bank Guaranty with an expiry date, (iv) each Bank Guaranty shall be denominated in Dollars or an Alternative Currency and (v) no Bank Guaranty Issuer will issue any Bank Guaranty after it has received written notice from any Credit Agreement Party or the Required Lenders stating that a Default or an Event of Default exists until such time as such Bank Guaranty Issuer shall have received a written notice of (x) rescission of such notice from the party or parties originally delivering the same or (y) a waiver of such Default or Event of Default by the Required Lenders.

(d) Part B of Schedule XI hereto contains a description of certain bank guaranties issued (or deemed issued) pursuant to the Original Credit Agreement and outstanding on the Restatement Effective Date (and setting forth, with respect to each such bank guaranty, (i) the name of the bank guaranty issuer, (ii) the face amount (including the currency in which such bank guaranty is denominated, which shall be Dollars or an Alternative Currency), (iii) the name of the beneficiary, and (iv) the expiry date (if any)). Each such bank guaranty, including any extension or renewal thereof (each, as amended from time to time in accordance with the terms thereof and hereof, an “Existing Bank Guaranty”), shall constitute either a “Bermuda Borrower Bank Guaranty” or a “U.S. Borrower Bank Guaranty” (as set forth on Part B of Schedule XI) for all purposes of this Agreement and issued, for purposes of Section 2B.04(a), on the Restatement Effective Date. Any Lender hereunder (and any of such Lender’s Affiliates and/or branches) which has issued an Existing Bank Guaranty shall constitute a “Bank Guaranty Issuer” for all purposes of this Agreement.

2B.02 Minimum Face Amount. The Face Amount of each Bank Guaranty upon issuance shall be not less than (x) in the case of a Dollar Denominated Bank Guaranty, $250,000,

(y) in the case of a Euro Denominated Bank Guaranty, €150,000 and (z) in the case of a Sterling Denominated Bank Guaranty, £150,000, or in each case such lesser amount as is acceptable to the respective Bank Guaranty Issuer.

2B.03 Bank Guaranty Requests. (a) Whenever an Account Party desires that a Bank Guaranty be issued for its account, such Account Party shall give the Administrative Agent (at the appropriate Notice Office) and the respective Bank Guaranty Issuer at least 3 Business Days’ (or such shorter period as is acceptable to such Bank Guaranty Issuer in any given case) written notice prior to the proposed date of issuance (which shall be a Business Day). Each notice shall be in the form of Exhibit C-2 (each, a “Bank Guaranty Request”), including, without limitation, whether the requested Bank Guaranty shall constitute a U.S. Borrower Bank Guaranty or a Bermuda Borrower Bank Guaranty and, by specifying the Available Currency in which the requested Bank Guaranty is to be denominated. Each Bank Guaranty Request shall include any other documents as such Bank Guaranty Issuer customarily requires in connection therewith.

(b) The making of each Bank Guaranty Request shall be deemed to be a representation and warranty by the U.S. Borrower or the Bermuda Borrower, as the case may be, that such Bank Guaranty may be issued in accordance with, and will not violate the requirements of, Section 2B.01(c). Unless the respective Bank Guaranty Issuer has received notice from the Required Lenders before it issues a Bank Guaranty that one or more of the applicable conditions specified in Section 6, as the case may be, are not then satisfied, or that the issuance of such Bank Guaranty would violate Section 2B.01(c), then such Bank Guaranty Issuer may issue the requested Bank Guaranty for the account of the respective Account Party in accordance with such Bank Guaranty Issuer’s usual and customary practices.

2B.04 Bank Guaranty Participations. (a) Immediately upon the issuance by any Bank Guaranty Issuer of any Bank Guaranty, but subject to Section 2C.03 to the extent applicable in the case of Non-Dollar Denominated Bank Guaranties, such Bank Guaranty Issuer shall be deemed to have sold and transferred to each CL Lender (each such Lender with respect to any Bank Guaranty, in its capacity under this Section 2B.04, a “B/G Participant”), and each such B/G Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Bank Guaranty Issuer, without recourse or warranty, an undivided interest and participation (each a “B/G Participation”), in a percentage equal to such B/G Participant’s CL Percentage in such Bank Guaranty, each Bank Guaranty Payment made thereunder and the obligations of the respective Account Party under this Agreement with respect thereto (although CL Facility Fees shall be payable directly to the Administrative Agent for the account of the CL Lenders as provided in Section 3.01(a) and the B/G Participants shall have no right to receive any portion of any Fronting Fees or any administration fees with respect to any such Bank Guaranties) and any security therefor or guaranty pertaining thereto. Upon any change in the Credit-Linked Commitments and, as a result thereof the CL Percentages, of the CL Lenders pursuant to Section 1.13 or 13.04, it is hereby agreed that, with respect to all outstanding Bank Guaranties and Unreimbursed Payments relating thereto, there shall be an automatic adjustment to the participations pursuant to this Section 2B.04 to reflect the new CL Percentages of the CL Lenders. With respect to each Bank Guaranty from time to time outstanding, all calculations of the percentage participations therein of the various CL Lenders shall be made from time to time by the Administrative Agent, which calculations shall be conclusive absent manifest error. Furthermore, upon the occurrence of a Sharing Event and as more fully set forth in Section 1.14, additional sub-

participations may be required to be granted by the various CL Lenders in their participations in outstanding Bank Guaranties, in each case in accordance with, and subject to the provisions of, Section 1.14.

(b) In determining whether to pay under any Bank Guaranty, the respective Bank Guaranty Issuer shall have no obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Bank Guaranty appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Bank Guaranty. Any action taken or omitted to be taken by any Bank Guaranty Issuer under or in connection with any Bank Guaranty issued by it if taken or omitted in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision), shall not create for such Bank Guaranty Issuer any resulting liability to the respective Account Party or any Lender.

(c) In the event that any Bank Guaranty Issuer makes any payment or disbursement under any Bank Guaranty issued by it and the respective Account Party shall not have reimbursed such amount in full to such Bank Guaranty Issuer pursuant to Section 2B.05(a) by the date required by said Section 2B.05(a) for such reimbursement, such Bank Guaranty Issuer shall promptly notify the Administrative Agent, which shall promptly notify each B/G Participant therein and the Deposit Bank of such failure, and each CL Lender (including in its capacity as a B/G Participant) hereby irrevocably authorizes the Deposit Bank (and the Deposit Bank hereby agrees) to reimburse such Bank Guaranty Issuer for such amount in Dollars (or, to the extent that the respective Unreimbursed Payment is in an Alternative Currency, in an amount equal to the Dollar Equivalent thereof, as determined by the Administrative Agent on the date on which such payment or disbursement was made under the respective Bank Guaranty) solely from such B/G Participant’s CL Percentage of the Credit-Linked Deposits on deposit with the Deposit Bank in the Credit-Linked Deposit Account, in which case the Total Credit-Linked Commitment shall be reduced by the amount so applied (with a corresponding reduction in the Credit-Linked Commitment of each CL Lender equal to such CL Lender’s CL Percentage of such aggregate amount so applied); provided that any portion of the Unreimbursed Payments with respect to a Non-Dollar Denominated Bank Guaranty which, because of currency fluctuations, represents amounts in excess of the Total Credit-Linked Deposits, as more fully described in Section 2C.03, shall not be reimbursed from Credit-Linked Deposits but shall instead be immediately repaid by the respective Account Party. Furthermore, if any Specified Default or any Event of Default then exists, the respective Bank Guaranty Issuer may, with respect to any payment or disbursement made by it under any Bank Guaranty, request of the Deposit Bank, in which case each CL Lender hereby irrevocably authorizes the Deposit Bank (and the Deposit Bank hereby agrees), to reimburse the Bank Guaranty, solely from such CL Lender’s CL Percentage of the Credit-Linked Deposits on deposit in the Credit-Linked Deposit Account with the Deposit Bank for any Bank Guaranty Payment made by such Bank Guaranty Issuer under such Bank Guaranty, as provided in the immediately preceding sentence (notwithstanding the date of reimbursement of any such Bank Guaranty Payment by the date required by Section 2B.05(a)), in which case the Total Credit-Linked Commitment shall be reduced by the amount so applied as otherwise provided in the immediately preceding sentence, and any amounts actually received pursuant to Section 2B.05(a) shall be applied to reimburse B/G Participants as provided in following Section 2B.04(d)

(d) Whenever any Bank Guaranty Issuer receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of such Bank Guaranty Issuer any payments from the B/G Participants (or from the Deposit Bank on their behalf) pursuant to Section 2B.04(c) above, such Bank Guaranty Issuer shall, after paying itself any amounts owing to it as described in Section 2C.03 in the case of payments received with respect to Non-Dollar Denominated Bank Guaranties, pay (in same day funds in Dollars) to the Administrative Agent (and the Administrative Agent shall promptly pay (in same day funds in Dollars) each B/G Participant which has paid its CL Percentage thereof), an amount equal to such B/G Participant’s share (based on the proportionate aggregate amount funded by such B/G Participant to the aggregate amount funded by all B/G Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

(e) Each Bank Guaranty Issuer shall, promptly after the issuance of, or amendment or modification to, a Bank Guaranty, give the Administrative Agent and the respective Account Party written notice of such issuance, amendment or modification, as the case may be, and such notice shall be accompanied by a copy of such Bank Guaranty, such amendment or such modification, as the case may be. Promptly upon receipt of such notice, the Administrative Agent shall notify each B/G Participant, in writing, of such issuance, amendment or modification and if any B/G Participant shall so request, the Administrative Agent shall furnish said B/G Participant with a copy of such Bank Guaranty, such amendment or such modification, as the case may be.

(f) Each Bank Guaranty Issuer (other than DBAG) shall deliver to the Administrative Agent and the Deposit Bank, promptly on the first Business Day of each week, by facsimile transmission, the aggregate daily Face Amount available to be drawn under each outstanding Bank Guaranty issued by such Bank Guaranty Issuer for the previous week.

(g) The obligations of the B/G Participants to make payments to the Administrative Agent for the account of the respective Bank Guaranty Issuer with respect to Bank Guar anties issued by it shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

(i) any lack of validity or enforceability of this Agreement or any of the Credit Documents;

(ii) the existence of any claim, setoff, defense or other right which any Credit Party or any of its Subsidiaries may have at any time against a beneficiary named in a Bank Guaranty, any transferee of any Bank Guaranty (or any Person for whom any such transferee may be acting), any Agent, any Lender, any Bank Guaranty Issuer, any B/G Participant, or any other Person, whether in connection with this Agreement, any Bank Guaranty, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between any Credit Party or any of its Subsidiaries and the beneficiary named in any such Bank Guaranty);

(iii) any draft, certificate or any other document presented under any Bank Guaranty proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

(v) the occurrence of any Default or Event of Default;

provided that the B/G Participants shall not be obligated to reimburse such Bank Guaranty Issuer for any wrongful payment made by such Bank Guaranty Issuer under a Bank Guaranty issued by it as a result of deliberate acts or omissions constituting willful misconduct or gross negligence on the part of such Bank Guaranty Issuer (as determined by a court of competent jurisdiction in a final and non-appealable decision). Any action taken or omitted to be taken by any Bank Guaranty Issuer under or in connection with any Bank Guaranty shall not create for such Bank Guaranty Issuer any resulting liability to the B/G Participants or any other Person unless such action is taken or omitted to be taken with gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

2B.05 Agreement to Repay Bank Guaranty Payments. (a) The U.S. Borrower hereby agrees (in the case of U.S. Borrower Bank Guaranties) and the Bermuda Borrower hereby agrees (in the case of Bermuda Borrower Bank Guaranties) to reimburse the respective Bank Guaranty Issuer, by making payment in Dollars (if the respective Bank Guaranty is denominated in an Alternative Currency, in an amount equal to the Dollar Equivalent of the respective payment or disbursement, as determined by the Administrative Agent on the date of such payment or disbursement) to the Administrative Agent in immediately available funds at the Payment Office (or by making the payment directly to such Bank Guaranty Issuer at such location as may otherwise have been agreed upon by the respective Account Party and such Bank Guaranty Issuer), for any payment or disbursement (in the case of any such payment or disbursement under any Non-Dollar De nominated Bank Guaranty, taking the Dollar Equivalent, as determined by the Administrative Agent, of the amount of the respective payment or disbursement on the date upon which the respective payment or disbursement is made) made by such Bank Guaranty Issuer under any Bank Guaranty issued by it (each such amount so paid until reimbursed, an “Unreimbursed Payment”), not later than the third Business Day after the Administrative Agent or the Bank Guaranty Issuer notifies the respective Account Party of such payment or disbursement (provided that no such notice shall be required to be given if a Default or an Event of Default under Section 10.05 shall have occurred and be continuing, in which case all such Unreimbursed Payments shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by the respective Account Party)), with interest on the amount so paid or disbursed by such Bank Guaranty Issuer, to the extent not reimbursed prior to 1:00 P.M. (New York time), on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Bank Guaranty Issuer is reimbursed by the respective Account Party therefor at a rate per annum which shall be equal to Base Rate in effect from time to time plus the Applicable Margin for Tranche B Term Loans maintained as Base Rate Loans, as in effect from time to time; provided, however, to the extent such amounts are not reimbursed prior to 1:00 P.M. (New York time) on the third Business Day following the receipt by an Account Party of notice of such payment or disbursement (or, if sooner, from the date of occurrence of a Default or an Event of Default under Section 10.05, interest shall thereafter accrue on the amounts so paid or disbursed by such Bank Guaranty Issuer (and until reimbursed by the respective Account Party) at a rate per annum which is 2% in excess of the rate otherwise applicable to the respective Unreimbursed Payment as provided above, with all such interest payable pursuant to this Section 2B.05 to be payable on demand. The respective Bank Guaranty Issuer shall give the respective Account Party prompt notice of each Bank Guaranty Payment under any Bank Guaranty, provided that the failure to give, or any delay in giving, any such notice shall in no way affect, impair or diminish the respective Account Party’s obligations under this Agreement. The obligations of the respective Account Party to repay Unreimbursed Payments as required above shall not be reduced, or satisfied, in any respect by payments made to the Issuing Lender with any amounts on deposit in the Credit-Linked Deposit Account or as otherwise provided in Section 2B.04(c).

(b) The obligations of the U.S. Borrower (with respect to U.S. Borrower Bank Guaranties) and the Bermuda Borrower (with respect to Bermuda Borrower Bank Guaranties) under this Section 2B.05 to reimburse the respective Bank Guaranty Issuer with respect to Unreimbursed Payments (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the respective Account Party may have or have had against any Lender (including in its capacity as Bank Guaranty Issuer or as B/G Participant), including, without limitation, any defense based upon the failure of any payment under a Bank Guaranty (each, a “Bank Guaranty Payment”) to conform to the terms of such Bank Guaranty or any nonapplication or misapplication by the beneficiary of the proceeds of such Bank Guaranty Payment, the respective Bank Guaranty Issuer’s only obligation to the respective Account Party being to confirm that any documents required to be delivered under such Bank Guaranty appear to have been delivered and that they appear to substantially comply on their face with requirements of such Bank Guaranty; provided, however, that no Account Party shall be obligated to reimburse any Bank Guaranty Issuer for any wrongful payment made by such Bank Guaranty Issuer under a Bank Guaranty issued by it as a result of deliberate acts or omissions constituting willful misconduct or gross negligence on the part of such Bank Guaranty Issuer (as determined by a court of competent jurisdiction in a final and non-appealable decision). Any action taken or omitted to be taken by any Bank Guaranty Issuer under or in connection with any Bank Guaranty shall not create for such Bank Guaranty Issuer any resulting liability to any Account Party unless such action is taken or admitted to be taken with gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

2B.06 Increased Costs. If after the Restatement Effective Date, the Deposit Bank, any Bank Guaranty Issuer or any B/G Participant determines in good faith that the adoption or effectiveness after the Restatement Effective Date of any applicable law, rule or regulation, order, guideline or request or any change therein, or any change after the Restatement Effective Date in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Deposit Bank, any Bank Guaranty Issuer or any B/G Participant with any request or directive (whether or not having the force of law) by any such authority, central bank or comparable agency shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Bank Guaranties issued by such Bank Guaranty Issuer or such B/G Participant’s participation therein, or (ii) impose on the Deposit Bank, any Bank

Guaranty Issuer or any B/G Participant any other conditions directly or indirectly affecting this Agreement, the Credit-Linked Deposits, any Bank Guaranty or such B/G Participant’s participation therein; and the result of any of the foregoing is to increase the cost to the Deposit Bank, such Bank Guaranty Issuer or such B/G Participant of issuing, maintaining or participating in the Credit-Linked Deposits, any Bank Guaranty, or to reduce the amount of any sum received or receivable by the Deposit Bank, such Bank Guaranty Issuer or such B/G Participant hereunder or under the other Credit Documents or reduce the rate of return on its capital with respect to Bank Guaranties, then, upon written demand to the U.S. Borrower or the Bermuda Borrower, as the case may be, by the Deposit Bank, such Bank Guaranty Issuer or such B/G Participant (a copy of which notice shall be sent by the Deposit Bank, such Bank Guaranty Issuer or such B/G Participant to the Administrative Agent), accompanied by the certificate described in the last sentence of this Section 2B.06, the respective Account Party shall pay to the Deposit Bank, such Bank Guaranty Issuer or such B/G Participant for such increased cost or reduction. A certificate submitted to the relevant Account Party by the Deposit Bank, such Bank Guaranty Issuer or such B/G Participant, as the case may be (a copy of which certificate shall be sent by the Deposit Bank, such Bank Guaranty Issuer or such B/G Participant to the Administrative Agent), setting forth in reasonable detail the basis for the determination of such additional amount or amounts necessary to compensate the Deposit Bank, such Bank Guaranty Issuer or such B/G Participant as aforesaid shall be final and conclusive and binding on such Account Party absent manifest error, although the failure to deliver any such certificate shall not release or diminish such Account Party’s obligations to pay additional amounts pursuant to this Section 2B.06 upon subsequent receipt of such certificate.

2B.07 Cash Collateralization. No later than the date occurring ten Business Days prior to the CL Maturity Date, the U.S. Borrower or the Bermuda Borrower, as the case may be, shall either (i) terminate each Bank Guaranty issued to it without an expiry date (and cause each such terminated Bank Guaranty to be surrendered for termination to the respective Bank Guaranty Issuer) or (ii) enter into cash collateral arrangements with each Bank Guaranty Issuer which shall have issued a Bank Guaranty to it without an expiry date on terms satisfactory to such Bank Guaranty Issuer and the Administrative Agent, with the U.S. Borrower or the Bermuda Borrower, as the case may be, depositing cash and/or Cash Equivalents (in the respective currency or currencies of the respective Bank Guaranties, and in such amounts as will fully cash collateralize the maximum future payments that could be made under the respective Bank Guaranties) pursuant to such cash collateral arrangements to be held as security for all Bank Guaranty Outstandings of the U.S. Borrower or the Bermuda Borrower, as the case may be, in respect of such Bank Guaranties. If (and only if) all actions required above are taken to the satisfaction of the relevant Bank Guaranty Issuers and the Administrative Agent, the Aggregate CL Exposure attributable to the Bank Guaranties so fully cash collateralized shall be deemed to be $0 (including for purposes of Section 2C.04(a); provided that unless and until such actions are taken the full amount of Bank Guaranty Outstandings relating thereto shall be included in determining the Aggregate CL Exposure (including for purposes of Section 2C.04(a)).

Section 2C. Special Provisions.

2C.01 Credit-Linked Deposit Account. (a) On the Restatement Effective Date and subject to the satisfaction of the conditions precedent set forth in Sections 5 and 6, each CL Lender on such date shall pay to the Deposit Bank such CL Lender’s Credit-Linked Deposit.

The Credit-Linked Deposits shall be held by the Deposit Bank in (or credited to) the Credit-Linked Deposit Account, and no Person other than the Deposit Bank shall have a right of withdrawal from the Credit-Linked Deposit Account or any other right or power with respect to the Credit-Linked Deposits. Notwithstanding anything herein to the contrary, the funding obligation of each CL Lender in respect of its participation in CL Credit Events shall be satisfied in full upon the funding in full of its Credit-Linked Deposit.

(b) Each of the Deposit Bank, the Administrative Agent, each Issuing Lender, each Bank Guaranty Issuer and each CL Lender hereby acknowledges and agrees that (i) each CL Lender is funding its Credit-Linked Deposit to the Deposit Bank for application in the manner contemplated by Sections 2A.04 and 2B.04, (ii) the Deposit Bank may invest the Credit-Linked Deposits in such investments as may be determined from time to time by the Deposit Bank and (iii) the Deposit Bank has agreed to pay to the Administrative Agent, who shall in turn pay to each CL Lender, a return on its Credit-Linked Deposit (except (x) during periods when such Credit-Linked Deposits are used to reimburse an Issuing Lender or a Bank Guaranty Issuer, as the case may be, with respect to payments and disbursements on Letters of Credit and/or Bank Guaranties or (y) as otherwise provided in Sections 2C.01(d) and 2C.01(e)) for each CL Lender equal at any time to the LIBOR Rate for the Interest Period in effect for the Credit-Linked Deposits at such time less the Credit-Linked Deposit Cost Amount at such time. Such interest will be paid to the CL Lenders (solely from amounts received by it from the Deposit Bank) at the LIBOR Rate for an Interest Period of three months (or at an amount determined in accordance with Sections 2C.01(d) or 2C.01(e), as applicable) less, in each case, the Credit-Linked Deposit Cost Amount in arrears on each CL Interest Payment Date.

(c) The U.S. Borrower, the Bermuda Borrower or any other Credit Party shall not have (x) any right, title or interest in or to the Credit-Linked Deposit Account or the Credit- Linked Deposits and/or (y) any obligations with respect thereto (except to refund portions thereof used to reimburse (I) an Issuing Lender with respect to payments or disbursements on Letters of Credit as provided in Section 2A.04 and/or (II) a Bank Guaranty Issuer with respect to payments or disbursements on Bank Guaranties as provided in Section 2B.04), it being acknowledged and agreed by the parties hereto that the funding of the Credit-Linked Deposits by the CL Lenders to the Deposit Bank for deposit in the Credit-Linked Deposit Account and the application of the Credit-Linked Deposits in the manner contemplated by Sections 2A.04 and 2B.04 constitute agreements among the Deposit Bank, the Administrative Agent, each Issuing Lender, each Bank Guaranty Issuer and each CL Lender with respect to the L/C Participations in the Letters of Credit and the B/G Participations in the Bank Guaranties and do not constitute any loan or extension of credit to the U.S. Borrower, the Bermuda Borrower or any other Credit Party.

(d) If the Deposit Bank is not offering Dollar deposits (in the applicable amounts) in the applicable Eurodollar interbank market, or the Deposit Bank determines that adequate and fair means do not otherwise exist for ascertaining the LIBOR Rate for the Credit-Linked Deposits (or any part thereof), then the Credit-Linked Deposits (or such parts, as applicable) shall be invested so as to earn a return equal to the greater of (x) the Federal Funds Rate and (y) a rate determined by the Deposit Bank in accordance with banking industry rules on interbank compensation.

(e) If any (x) payment or disbursement under a Letter of Credit that has been funded by the CL Lenders from the Credit-Linked Deposits as provided in Section 2A.04(c) or (y) payment or disbursement under a Bank Guaranty that has been funded by the CL Lenders from the Credit-Linked Deposits as provided in Section 2B.04(c) shall, in either case, be reimbursed by the applicable Account Party (or another Person on its behalf) on a day other than on the last day of an Interest Period or Scheduled Investment Termination Date applicable to the Credit-Linked Deposits, the Administrative Agent shall, upon receipt thereof, pay over such amounts to the Deposit Bank which, in turn, will invest the amount so reimbursed in overnight or short-term cash equivalent investments until the end of the Interest Period or Scheduled Investment Termination Date at the time in effect and the respective Account Party shall pay to the Deposit Bank, upon the Deposit Bank’s request therefor (provided that if an Event of Default specified in Section 10.05 shall occur with respect to either Borrower, the result which would occur upon the giving of such request by the Deposit Bank shall occur automatically without the giving of any such request), the amount, if any, by which the interest accrued on a like amount of the Credit-Linked Deposits at the LIBOR Rate for the Interest Period in effect therefor shall exceed the interest earned through the investment of the amount so reimbursed for the period from the date of such repayment or reimbursement through the end of the applicable Interest Period, as determined by the Deposit Bank (such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto) and set forth in the request for payment delivered to the respective Account Party. In the event that the respective Account Party shall fail to pay any amount due under this Section 2C.01(e), the interest payable by the Deposit Bank to the CL Lenders on their Credit-Linked Deposits under Section 2C.01(b) shall be correspondingly reduced and the CL Lenders shall, without further act, succeed, ratably in accordance with their respective CL Percentages, to the rights of the Deposit Bank with respect to such amount due from the respective Account Party. All reimbursements of (x) Drawings under Letters of Credit that have been funded by the CL Lenders from the Credit-Linked Deposits as provided in Section 2A.04(c) or (y) Bank Guaranty Payments under Bank Guaranties that have been funded by the CL Lenders from the Credit-Linked Deposits as provided in Section 2B.04(c), in each case received by the Administrative Agent prior to the termination of the Total Credit-Linked Commitment, shall be paid over to the Deposit Bank which will deposit same in the Credit-Linked Deposit Account. The Account Party shall not have any responsibility or liability to the CL Lenders, the Administrative Agent, the Issuing Lender or any other Person in respect of the establishment, maintenance, administration or misappropriation of the Credit-Linked Deposit Account or with respect to the investment of amounts held therein; provided, however, that notwithstanding anything to the contrary contained in this Section 2C.01(e), the Administrative Agent, acting in its capacity as such, shall be entitled to the indemnities provided elsewhere in this Agreement.

2C.02 European Monetary Union. The following provisions of this Section 2C.02 shall come into effect on and from the date on which the United Kingdom becomes a Participating Member State. Each obligation under this Agreement which has been denominated in Sterling shall be redenominated into Euros in accordance with the relevant EMU Legislation. However, if and to the extent that the relevant EMU Legislation provides that an amount which is denominated in Sterling can be paid by the debtor either in Euros or in that national currency unit, each party to this Agreement shall be entitled to pay or repay any amount denominated or owing in Sterling hereunder either in Euros or in Sterling. Without prejudice and in addition to any method of conversion or rounding prescribed by any relevant EMU Legislation, (i) each ref-

erence in this Agreement to a minimum amount (or an integral multiple thereof) in Sterling shall be replaced by a reference to such reasonably comparable and convenient amount (or an integral multiple thereof) in Euros as the Administrative Agent may from time to time specify and (ii) except as expressly provided in this Section 2C.02, this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be necessary or appropriate to reflect the introduction of or changeover to Euros in the United Kingdom, provided that this Section 2C.02 shall not reduce or increase any actual or contingent liability arising under this Agreement.

2C.03 Special Provisions Regarding Non-Dollar Denominated Letters of Credit and Non-Dollar Denominated Bank Guaranties. As an accommodation to each of the Account Parties, it is understood and agreed that the respective Issuing Lenders and Bank Guaranty Issuers may, but shall not be obligated to, issue from time to time Letters of Credit or Bank Guaranties, as the case may be, denominated in Alternative Currencies, otherwise in accordance with the relevant provisions of this Section 2. The respective Issuing Lender or Bank Guaranty Issuer, as the case may be, may, at any time, in its sole discretion, determine not to issue Letters of Credit or Bank Guaranties, as the case may be, denominated in any Alternative Currency. If any Non-Dollar Denominated Letters of Credit and/or Non-Dollar Denominated Bank Guaranties are from time to time issued, it is understood that the definitions of Stated Amount (in the case of Non-Dollar Denominated Letters of Credit) and Face Amount (in the case of Non-Dollar Denominated Bank Guaranties) contained in this Agreement are each, respectively, designed to provide (pursuant to the proviso thereto) a cushion to reduce the risk that the sum of (x) the aggregate Unpaid Drawings with respect to the Letters of Credit and (y) the aggregate Unreimbursed Payments with respect to the Bank Guaranties would ever exceed the aggregate amount of Credit-Linked Deposits available to repay same. Nonetheless, it is possible, because of currency fluctuations, that the sum of the aggregate Letter of Credit Outstandings and Bank Guaranty Outstandings would exceed the amount of Credit-Linked Deposits from time to time. If that situation ever occurs at any time, the U.S. Borrower and/or the Bermuda Borrower, as the case may be, shall immediately make all payments required pursuant to Section 4.02(a). Furthermore, if a Drawing occurs under any Non-Dollar Denominated Letter of Credit or a Bank Guaranty Payment occurs under any Non-Dollar Denominated Bank Guaranty at a time when the sum of the aggregate Letter of Credit Outstandings and Bank Guaranty Outstandings exceeds the Total Credit-Linked Deposits as a result of currency fluctuations after the initial issuance of the respective Non-Dollar Denominated Letter of Credit and/or Non-Dollar Denominated Bank Guaranty, as the case may be, then, unless the respective Account Party repays such Drawing and/or Bank Guaranty Payment (or the portion thereof which represents the excess amounts described above), (x) the respective Issuing Lender shall bear the risk on that portion of the Unpaid Drawings with respect to such Non-Dollar Denominated Letter of Credit which represents the excess of the sum of the aggregate Letter of Credit Outstandings and Bank Guaranty Outstandings over the amount of Credit-Linked Deposits (but only to the extent caused by currency fluctuations after the issuance of the respective Non-Dollar Denominated Letter of Credit) and (y) the respective Bank Guaranty Issuer shall bear the risk on that portion of the Bank Guaranty Payments with respect to such Non-Dollar Denominated Bank Guaranties which represents the excess of the sum of the aggregate Letter of Credit Outstandings and Bank Guaranty Outstandings over the amount of Credit-Linked Deposits (but only to the extent caused by currency fluctuations after the issuance of the respective Non-Dollar Denominated Bank Guaranty), and any payments received by the Issuing Lender or Bank Guaranty Issuer, as the case may be, (or others on their respective be-

half) with respect to such Unpaid Drawings (and interest thereon, which shall in any event be payable at the rates specified in Section 2A.05(a)) and/or Unreimbursed Payments (and interest thereon, which shall in any event be payable at the rates specified in Section 2B.05(a)), shall be retained by the respective Issuing Lender or Bank Guaranty Issuer, as the case may be, for its own account. Any amounts owing to an Issuing Lender or Bank Guaranty Issuer as described above in this Section 2C.03 shall be entitled to elevated priorities with respect to cash collateral as described in Section 4.02(a) and the enhanced priorities described in Section 7.4 of the U.S. Security Agreement.

2C.04 Special Provisions Regarding Return Of Credit-Linked Deposits. At the time of any termination or reduction of the Total Credit-Linked Commitment pursuant to Sections 2A.04(c), 2B.04(c), 3.02(b), 3.03 or 10, the Deposit Bank shall return to the Administrative Agent who shall, in turn, return to the CL Lenders (ratably in accordance with their respective CL Percentages) their Credit-Linked Deposits (to the extent not theretofore applied pursuant to Sections 2A.04(c) or 2B.04(c)) in an amount (if any) by which the aggregate amount of Credit-Linked Deposits at such time exceeds the greater of (x) the Total Credit-Linked Commitment after giving effect to such reduction or termination and (y) the Aggregate CL Exposure at such time. If at the time of any determination pursuant to the immediately preceding sentence the amount determined pursuant to clause (y) of the preceding sentence exceeded the amount determined pursuant to clause (x) of the preceding sentence, the Deposit Bank shall from time to time thereafter, upon the direction of the Administrative Agent, return to the Administrative Agent who shall, in turn, return to the CL Lenders (ratably in accordance with their CL Percentages) their Credit-Linked Deposits to the extent that the aggregate amount thereof from time to time exceeds the greater of (x) the Total Credit-Linked Commitment after giving effect to prior reductions thereto or terminations thereof and (y) the Aggregate CL Exposure at such time.

If at any time, and for any reason, any Issuing Bank or Bank Guaranty Issuer is required to return to the respective Account Party (or any other Person) or otherwise disgorge amounts in respect of payments previously received by it from (or on behalf of) any Account Party or other Credit Party in respect of payments theretofore received by the respective Issuing Bank or Bank Guaranty Issuer in respect of Drawings or Bank Guaranty Payments, as the case may be, previously made, then the respective Issuing Bank or Bank Guaranty Issuer shall be entitled to treat the amounts so returned or disgorged as not having been paid to it (by the respective Account Party or other Credit Party) for purposes of this Agreement and shall be entitled to reimbursement as provided in the relevant provisions of Sections 2A or 2B, as the case may be, and, without limiting the foregoing, to the extent that Credit-Linked Deposits have previously been returned to the CL Lenders (in accordance with the provisions of preceding clause (a) or otherwise), the respective Issuing Bank or Bank Guaranty Issuer shall be entitled to be indemnified by the CL Lenders for the amount so returned or disgorged (and the CL Lenders hereby agree to so indemnify the respective Issuing Bank or Bank Guaranty Issuer); provided that no CL Lender shall be obligated pursuant to this clause (b) to make payments, in the aggregate, of amounts in excess of the amount of Credit-Linked Deposits actually returned to it.

Section 3. Fees; Commitments. 3.01 Fees. (a) The Borrowers jointly and severally agree to pay to the Administrative Agent for distribution to each CL Lender (based on each such CL Lender’s CL Percentage) a fee (the “CL Facility Fee”) equal to the sum of (I) a rate per annum equal to the Applicable Margin for Tranche B Term Loans maintained as Eurodollar Loans on the Total Credit-Linked Commitment as in effect from time to time (or, if terminated, on the aggregate amount of the Credit-Linked Deposits from time to time), (II) a rate per annum equal to the Credit-Linked Deposit Cost Amount as in effect from time to time on the amount of the Total Credit-Linked Commitment as in effect from time to time (or, if terminated, on the aggregate amount of the Credit-Linked Deposits from time to time) and (III) for the period commencing on the effective date of Amendment 1, a rate per annum equal to the amount, if any, by which (x) 3.00% exceeds (y) the LIBOR Rate in effect for the Interest Period with respect to which such CL Facility Fee is being paid on the amount of the Total Credit-Linked Commitment as in effect from time to time (or, if terminated, on the aggregate amount of the Credit-Linked Deposits from time to time), in each case for the period from and including the Restatement Effective Date (or in the case of subclause (III) above, the effective date of Amendment 1) to and including the date on which the Total Credit-Linked Commitment has been terminated, all remaining Credit-Linked Deposits have been returned to the CL Lenders or applied to pay amounts owing with respect to Letters of Credit and/or Bank Guaranties as more fully provided in Sections 2A and 2B hereof, all Unpaid Drawings and all Unreimbursed Payments (including, in each case, all accrued and unpaid interest thereon) have been paid in full and all Letters of Credit and all Bank Guaranties have been terminated. Accrued CL Facility Fees shall be due and payable quarterly in arrears on each CL Interest Payment Date and on the first date upon which the Total Credit-Linked Commitment has been terminated, all remaining Credit-Linked Deposits have been returned to the CL Lenders or applied to pay amounts owing with respect to Letters of Credit and/or Bank Guaranties as more fully provided in Sections 2A and 2B hereof, all Unpaid Drawings and all Unreimbursed Pay ments (including, in each case, all accrued and unpaid interest thereon) have been paid in full and all Letters of Credit and all Bank Guaranties have been terminated.

(b) Each Account Party agrees to pay to the respective Issuing Lender, for its own account, in Dollars, a facing fee in respect of each Letter of Credit issued for its account hereunder (the “Facing Fee”) for the period from and including the date of issuance or renewal of such Letter of Credit to and including the termination or expiration of such Letter of Credit, computed at a rate equal to 1/8 of 1% per annum of the daily Stated Amount of such Letter of Credit; provided that in no event shall the annual Facing Fee with respect to any Letter of Credit be less than the Minimum Applicable Facing Fee; it being agreed that (i) on the date of issuance of any Letter of Credit and on each anniversary thereof prior to the termination of such Letter of Credit, if the Minimum Applicable Facing Fee will exceed the amount of Facing Fees that will accrue with respect to such Letter of Credit for the immediately succeeding 12-month period, the full Minimum Applicable Facing Fee shall be payable on the date of issuance of such Letter of Credit and on each such anniversary thereof prior to the termination of such Letter of Credit and (ii) if on the date of the termination of any Letter of Credit, the Minimum Applicable Facing Fee actually exceeds the amount of Facing Fees paid or payable with respect to such Letter of Credit for the period beginning on the date of the issuance thereof (or, if the respective Letter of Credit has been outstanding for more than one year, the date of the last anniversary of the issuance thereof occurring prior to the termination of such Letter of Credit) and ending on the date of the termination thereof, an amount equal to such excess shall be paid as additional Facing Fees with respect to such Letter of Credit on the next date upon which Facing Fees are payable in accordance with the immediately succeeding sentence. Except as provided in the immediately preceding sentence, accrued Facing Fees shall be due and payable quarterly in arrears on each CL Interest Payment Date and upon the first day on or after the termination of the Total Credit-Linked

Commitment upon which no Letters of Credit remain outstanding. Notwithstanding anything to the contrary contained in this Agreement, to the extent that any Account Party has paid advance facing fees to any Issuing Lender with respect to any Existing Letter of Credit pursuant to the Original Credit Agreement, there shall be credited against the Facing Fees due to such Issuing Lender under this Agreement the amount of such advance facing fees which related to periods after the Restatement Effective Date.

(c) The respective Account Party agrees to pay to the respective Issuing Lender, in Dollars, for its own account, upon each payment under, issuance of, or amendment to, any Letter of Credit, such amount as shall at the time of such event be the administrative charge which such Issuing Lender is customarily charging for issuances of, payments under or amendments of, Letters of Credit issued by it.

(d) Each Account Party agrees to pay to the respective Bank Guaranty Issuer, for its own account, in Dollars, a fronting fee in respect of each Bank Guaranty issued to it hereunder (the “Fronting Fee”) for the period from and including the date of issuance or renewal of such Bank Guaranty to and including the termination or expiration of such Bank Guaranty, computed at a rate equal to 1/8 of 1% per annum of the daily Face Amount of such Bank Guaranty, provided that in no event shall the annual Fronting Fee with respect to any Bank Guaranty be less than the Minimum Applicable Fronting Fee; it being agreed that (i) on the date of issuance of any Bank Guaranty and on each anniversary thereof prior to the termination of such Bank Guaranty, if the Minimum Applicable Fronting Fee will exceed the amount of Fronting Fees that will accrue with respect to such Bank Guaranty for the immediately succeeding 12-month period, the full Minimum Applicable Fronting Fee shall be payable on the date of issuance of such Bank Guaranty and on each such anniversary thereof prior to the termination of such Bank Guaranty and (ii) if on the date of the termination of any Bank Guaranty, the Minimum Applicable Fronting Fee actually exceeds the amount of Fronting Fees paid or payable with respect to such Bank Guaranty for the period beginning on the date of the issuance thereof (or, if the respective Bank Guaranty has been outstanding for more than one year, the date of the last anniversary of the issuance thereof occurring prior to the termination of such Bank Guaranty) and ending on the date of the termination thereof, an amount equal to such excess shall be paid as additional Fronting Fees with respect to such Bank Guaranty on the next date upon which Fronting Fees are payable in accordance with the immediately succeeding sentence. Except as provided in the immediately preceding sentence, accrued Fronting Fees shall be due and payable, quarterly in arrears on each CL Interest Payment Date and upon the first day on or after the termination of the Total Credit-Linked Commitment upon which no Bank Guaranties remain outstanding. Notwithstanding anything to the contrary contained in this Agreement, to the extent that any Account Party has paid advance fronting fees to any Bank Guaranty Issuer with respect to any Existing Bank Guaranty pursuant to the Original Credit Agreement, there shall be credited against the Fronting Fees due to such Bank Guaranty Issuer under this Agreement the amount of such advance fronting fees which related to periods after the Restatement Effective Date.

(e) The respective Account Party agrees to pay to the respective Bank Guaranty Issuer, in Dollars, for its own account, upon each payment under, issuance of, or amendment to, any Bank Guaranty, such amount as shall at the time of such event be the administrative charge which such Bank Guaranty Issuer is customarily charging for issuances of, payments under or amendments of, Bank Guaranties issued by it.

(f) The Borrowers shall pay to the Administrative Agent for distribution to each Incremental Term Loan Lender such fees and other amounts, if any, as are specified in the relevant Incremental Term Loan Commitment Agreement, with the fees and other amounts, if any, to be payable on the respective Incremental Term Loan Commitment Date.

(g) Each Borrower agrees to pay to each Agent, for its own account, such other fees as have been agreed to in writing by such Borrower and the Agents.

(h) At the time of the consummation of a Repricing Transaction that is consummated prior to the first anniversary of the Restatement Effective Date, the respective Borrower agrees to pay to the Administrative Agent, for the ratable account of each Lender with outstanding Term Loans and/or Credit-Linked Deposits of any Tranche subject to such Repricing Transaction (including each Lender that withholds its consent to such Repricing Transaction and is replaced or is removed as a Lender under Section 1.13 or 4.01(vi), as the case may be), a fee equal to 1.0% of (x) in the case of a Repricing Transaction of the type described in clause (1) of the definition thereof, the aggregate principal amount of all Term Loans and/or Credit-Linked Deposits, as the case may be, prepaid (or converted) in connection with such Repricing Transaction and (y) in the case of a Repricing Transaction of the type described in clause (2) of the definition thereof, the aggregate principal amount of all Term Loans and/or Credit-Linked Deposits, as the case may be, outstanding on such date that are subject to an effective pricing reduction pursuant to such Repricing Transaction. The fees described above in this Section 3.01(h) shall be due and payable upon the date of the effectiveness of such Repricing Transaction.

(i) All computations of Fees shall be made in accordance with Section 13.07(b).

3.02 Voluntary Termination or Reduction of Commitments and Adjustments of Commitments. (a) Upon at least three Business Days’ prior notice from an Authorized Officer of the applicable Incremental Term Loan Borrower to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Incremental Term Loan Lenders), the applicable Incremental Term Loan Borrower shall have the right, at any time and from time to time, without premium or penalty, to terminate the Total Incremental Term Loan Commitment at such time, in whole or in part, in aggregate minimum amounts of at least $1,000,000 in the case of partial reductions, with the amount of each reduction pursuant to this Section 3.02(a) to apply proportionately and permanently reduce the Incremental Term Loan Commitments of each Lender with such a Commitment. Each reduction to the Total Incremental Term Loan Commitment pursuant to this Section 3.02(a) shall be applied to reduce the then remaining Incremental Term Loan Scheduled Repayments of the respective Tranche of Incremental Term Loans on a pro rata basis (based upon the then remaining principal amount of the Incremental Term Loan Scheduled Repayments of such Tranche after giving effect to all prior reductions thereto).

(b) Upon at least three Business Days’ prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the CL Lenders), the U.S. Borrower shall have the right, at any time and from time to time, without premium or penalty, to terminate the Total Unutilized Credit-Linked Commitment in whole, or reduce it in part in aggregate minimum amounts of $1,000,000, provided that no such reduction shall be permitted to be made pursuant to this Section 3.02(b) if the effect thereof is to cause the Aggregate CL Exposure to exceed the Total Credit-Linked Commitment after giving effect to the reduction thereto pursuant to this Section 3.02(b). Each reduction to the Total Credit-Linked Commitment pursuant to this Section 3.02(b) shall apply to proportionately and permanently reduce the Credit-Linked Commitment of each CL Lender (based on their respective CL Percentages). At the time of any termination or reduction of the Total Credit-Linked Commitment pursuant to this Section 3.02(b), the Administrative Agent shall request the Deposit Bank to (and the Deposit Bank agrees that it will) withdraw from the Credit-Linked Deposit Account and to pay same over to the Administrative Agent, and the Administrative Agent shall return to the CL Lenders (ratably in accordance with their respective CL Percentages) their Credit-Linked Deposits in an amount by which the aggregate amount of the Credit-Linked Deposits at such time exceeds the Total Credit-Linked Commitment as in effect immediately after giving effect to such termination. Each termination of all or any portion of the Total Unutilized Credit-Linked Commitment pursuant to this Section 3.02(b) made prior to the first anniversary of the Restatement Effective Date in connection with a Repricing Transaction shall be subject to the payment of the fee described in Section 3.01(h).

(c) In the event of certain refusals by a Lender as provided in Section 4.01 or 13.12(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders, the applicable Incremental Term Loan Borrower may, subject to the applicable requirements of said Sections 4.01 and/or 13.12(b), upon five Business Days’ prior written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders) terminate the Incremental Term Loan Commitments, if any, and/or the Credit-Linked Commitment, if any, of such Lender, so long as (x) all Loans, Unpaid Drawings and Unreimbursed Payments (to the extent that such Lender’s Credit-Linked Commitment is being terminated), together with accrued and unpaid interest, Fees and all other amounts, owing to such Lender (excluding amounts owing in respect of Loans of any Tranche maintained by such Lender which are not being repaid pursuant to Section 13.12(b)) are repaid concurrently with the effectiveness of such termination (at which time Schedule I shall be deemed modified to reflect such changed amounts) and (y) after giving effect to such termination (and the adjustments to the CL Percentages of the remaining Lenders as contemplated below), the Individual CL Exposure of any remaining CL Lender shall not exceed its Credit-Linked Commitment. After giving effect to the termination of the Commitments of any Lender pursuant to the provisions of this Section 3.02(c), unless the respective Lender continues to have outstanding Term Loans or other Commitments (if any) hereunder, such Lender shall no longer constitute a “Lender” for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 1.10, 1.11, 2A.06, 2B.06, 4.04, 13.01 and 13.06), which shall survive as to such repaid Lender. In cases where the Credit-Linked Commitments of any Lender are terminated pursuant to this Section 3.02(c), except in cases where the respective Credit-Linked Commitments are replaced in full, after giving effect to the termination of any such Credit-Linked Commitments of a given Lender pursuant to this Section 3.02(c), there shall occur automatic adjustments (as determined by the Administrative Agent) in the respective CL Percentages of the remaining CL Lenders in accordance with the definition of CL Percentage contained herein. At the time of any termination of a CL Lender’s Credit-Linked Commitment pursuant to this Section 3.02(c), the Administrative Agent shall request the Deposit Bank to (and the Deposit Bank agrees that it will) withdraw from the Credit-Linked Deposit Account and to pay same over to the Administrative Agent, and the Administrative Agent shall return to such CL Lender its Credit-Linked Deposit; provided that if, and to the extent, the respective CL Lender is replaced by way of assignment, then its Credit-Linked Deposit shall remain in the Credit-Linked Deposit Account and the respective assignee shall pay the assigning CL Lender an amount equal to the Credit-Linked Deposit so assigned. Each reduction to the Total Incremental Term Loan Commitment pursuant to this Section 3.02(c) shall be applied to reduce the then remaining Incremental Term Loan Scheduled Repayments of the respective Tranche of Incremental Term Loans on a pro rata basis (based upon the then remaining principal amount of the Incremental Term Loan Scheduled Repayments of such Tranche after giving effect to all prior reductions thereto).

3.03 Mandatory Reduction of Commitments. (a) The Total Commitment (and the Tranche B Term Loan Commitment, the Tranche C Term Loan Commitment and the Credit-Linked Commitment of each Lender with such a Commitment) shall terminate in its entirety on April 12, 2006, unless the Restatement Effective Date has occurred on or before such date.

In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Tranche B Term Loan Commitment (and the Tranche B Term Loan Commitment of each Lender with such a Commitment) shall terminate in its entirety on the Restatement Effective Date (after giving effect to the making of Tranche B Term Loans on such date).

(b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Tranche C Term Loan Commitment (and the Tranche C Term Loan Commitment of each Lender with such a Commitment) shall terminate in its entirety on the Restatement Effective Date (after giving effect to the making of Tranche C Term Loans on such date).

(c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Credit-Linked Commitment shall be reduced on the dates, and in the amounts provided in Sections 2A.04(c) and 2B.04(c). At the time of any termination or reduction of the Total Credit-Linked Commitment pursuant to Section 2A.04(c), Section 2B.04(c), this Section 3.03 or Section 10, the actions required by Section 2C.04(a) shall be taken. Each reduction to, or termination of, the Total Credit-Linked Commitment shall be applied to proportionately reduce or terminate, as the case may be, the Credit-Linked Commitment of each CL Lender (in accordance with their respective CL Percentages).

(d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Incremental Term Loan Commitment under a given Tranche shall (i) be permanently reduced on each Incremental Term Loan Borrowing Date in respect of such Tranche in an amount equal to the aggregate principal amount of Incremental Term Loans of such Tranche incurred on each such date, (ii) terminate in its entirety (to the extent not theretofore terminated) on the Incremental Term Loan Commitment Termination Date for such Tranche of Incremental Term Loans (after giving effect to any Incremental Term Loans of such Tranche to be made on such date) and (iii) prior to the termination of the Total Incremental Term Loan Commitment in respect of such Tranche, be permanently reduced from time to time to the extent required by Section 4.02.

(e) Each reduction to the Total Tranche B Term Loan Commitment, the Total Tranche C Term Loan Commitment, the Total Credit-Linked Commitment and the Total Incremental Term Loan Commitment under a given Tranche pursuant to this Section 3.03 as provided above (or pursuant to Section 4.02) shall be applied proportionately to reduce the Tranche B Term Loan Commitment, the Tranche C Term Loan Commitment, the Total Credit-Linked Commitment or the Incremental Term Loan Commitment under such Tranche, as the case may be, of each Lender with such a Commitment.

(f) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on the Restatement Effective Date (and concurrently with the occurrence thereof) the Total Multicurrency Facility Revolving Loan Commitment (as defined in the Original Credit Agreement), the Multicurrency Facility Revolving Loan Commitment (as defined in the Original Credit Agreement) of each Original Lender, the Total Dollar Facility Revolving Loan Commitment (as defined in the Original Credit Agreement) and the Dollar Facility Revolving Loan Commitment (as defined in the Original Credit Agreement) of each Original Lender, shall all be terminated in their entirety.

Section 4. Prepayments; Repayments; Taxes.

4.01 Voluntary Prepayments. Each Borrower shall have the right to prepay the Loans made to such Borrower, without premium or penalty except as otherwise provided in this Agreement, and the right to allocate such prepayments to Loans of a given Tranche, as such Borrower elects, in whole or in part, at any time and from time to time on the following terms and conditions:

(i) an Authorized Officer of such Borrower shall give the Administrative Agent at its Notice Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, specifying the Tranche or Tranches of the Loans to be prepaid, the Types of Loans to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, which notice shall be given by the Authorized Officer of such Borrower (x) prior to 2:00 P.M. (New York time) at least one Business Day prior to the date of such prepayment in the case of Loans maintained as Base Rate Loans and (y) prior to 10:00 A.M. (New York time) at least three Business Days prior to the date of such prepayment in the case of Eurodollar Loans, which notice shall be promptly transmitted by the Administrative Agent to each of the Lenders;

(ii) each partial prepayment applied to any Tranche of Loans shall be in an aggregate principal amount of at least $1,000,000, provided that if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans beyond the Interest Period applicable thereto and any election of an Interest Period with respect thereto given by such Borrower shall have no force or effect;

(iii) at the time of any prepayment of Eurodollar Loans pursuant to this Section 4.01 on any date other than the last day of the Interest Period applicable thereto, such Borrower shall pay the amounts required pursuant to Section 1.11(a);

(iv) except as provided in Section 4.01(v) below, each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans made pursuant to such Borrowing;

(v) each prepayment of principal of Loans of a given Tranche pursuant to this Section 4.01 shall, subject to the immediately succeeding proviso, be applied to reduce the then remaining Scheduled Repayments of the respective Tranche of Term Loans on a pro rata basis (based upon the then remaining principal amounts of the Scheduled Repayments of such Tranche of Loans after giving effect to all prior reductions thereto); provided that repayments of any Tranche of Loans pursuant to Section 4.01(vi) below shall only apply to reduce the then remaining Scheduled Repayments of such Tranche to the extent the Term Loans so repaid are not replaced (and are not required to be replaced) pursuant to Section 13.12(b), with any such application to reduce the then remaining Scheduled Repayments of the respective Tranche in the manner provided above in this Section 4.01(v), unless otherwise specifically agreed by the Required Lenders;

(vi) in the event of certain refusals by a Lender as provided in Section 13.12(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders, such Borrower may, upon five Business Days’ written notice by an Authorized Officer of such Borrower to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), repay all Loans and pay all accrued and unpaid interest, Fees, and other amounts, in each case owing by such Borrower to such Lender (or owing by such Borrower to such Lender with respect to each Tranche which gave rise to the need to obtain such Lender’s individual consent) in accordance with, and subject to the requirements of, said Section 13.12(b) so long as (A) in the case of the repayment of Incremental Term Loans of any Lender under a given Tranche, the Incremental Term Loan Commitment of such Lender under such Tranche (if any) is terminated concurrently with such repayment pursuant to Section 3.02(c) (at which time Schedule I shall be deemed modified to reflect the changed Incremental Term Loan Commitments of such Tranche) and (B) the consents required by Section 13.12(b) in connection with the repayment pursuant to this clause (vi) have been obtained;

(vii) in the case of any prepayment of Tranche C Term Loans or Bermuda Borrower Incremental Term Loans by the Bermuda Borrower with the proceeds of an Investment in the Bermuda Partnership and the prepayment by the Bermuda Partnership of an intercompany loan to the Bermuda Borrower as contemplated by Section 9.05(xviii) at any time Tranche B Term Loans or U.S. Borrower Incremental Term Loans are outstanding, such prepayment shall be accompanied by a prepayment of Tranche B Term Loans or U.S. Borrower Incremental Term Loans by the U.S. Borrower in such amount so that the voluntary prepayments of Term Loans at such time is made on a pro rata basis (based upon the TL Repayment Percentages of each such Tranche of Term Loans and the then outstanding principal amounts of each such Tranche of Term Loans); and

(viii) each prepayment of Loans of any Tranche pursuant to this Section 4.01 made prior to the first anniversary of the Restatement Effective Date in connection with a Repricing Transaction shall be subject to the payment of the fee described in Section 3.01(h).

4.02 Mandatory Repayments and Commitment Reductions. (a) If on any date the aggregate amount of all Letter of Credit Outstandings and Bank Guaranty Outstandings exceeds the Total Credit-Linked Commitment as then in effect, the U.S. Borrower or the Bermuda Borrower (as determined by the U.S. Borrower) (subject to clause (x) of the proviso to this clause (a)) agrees to pay to the Administrative Agent at the Payment Office on such date an amount of cash and/or Cash Equivalents in Dollars equal to such excess, such cash or Cash Equivalents to be held as security for all Obligations of the respective Borrower (including, without limitation, in the case of the U.S. Borrower pursuant to the Credit Agreement Party Guaranty) to the Issuing Lenders, Bank Guaranty Issuers and Lenders relating to Letters of Credit and Bank Guaranties (and reimbursement and other Obligations relating thereto) hereunder in a cash collateral account to be established by, and under the sole dominion and control of, the Administrative Agent; provided that (x) the aggregate amount of cash and/or Cash Equivalents paid by the Bermuda Borrower to the Administrative Agent under this clause (a) shall not at any time exceed the sum of the Letter of Credit Outstandings (with respect to Bermuda Borrower Letters of Credit) and the Bank Guaranty Outstandings (with respect to Bermuda Borrower Bank Guaranties) at such time and (y) any such cash and/or Cash Equivalents shall first be applied to repay any amounts owing to the respective Issuing Lender and Bank Guaranty Issuer as described in Section 2C.03 hereof.

(b) (i) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date set forth below, the U.S. Borrower shall be required to repay that principal amount of Tranche B Term Loans, to the extent then outstanding, as is set forth opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(g), a “Tranche B Term Loan Scheduled Repayment”):

Tranche B Scheduled Repayment Date	Amount[1]
Last Business Day of June, 2006	$562,500
Last Business Day of September, 2006	$562,500

[1]

For informational purposes only, the amortization payments set forth in the table above are based on the original principal amount of the Tranche B Term Loans as of the Restatement Effective Date. Pursuant to Section 4.01 and 4.02(g), prepayments of the Tranche B Term Loans are applied to reduce remaining scheduled amortization (in the manner described therein). As of October 5, 2009 and subject to further reduction as provided in Section 4.01 and 4.02(g), the remaining amount of each amortization payment prior to final maturity was $451,702.93 with the balance of the Tranche B Term Loans due at final maturity.

Tranche B Scheduled Repayment Date	Amount[1]
Last Business Day of December, 2006	$562,500
Last Business Day of March, 2007	$562,500
Last Business Day of June, 2007	$562,500
Last Business Day of September, 2007	$562,500
Last Business Day of December, 2007	$562,500
Last Business Day of March, 2008	$562,500
Last Business Day of June, 2008	$562,500
Last Business Day of September, 2008	$562,500
Last Business Day of December, 2008	$562,500
Last Business Day of March, 2009	$562,500
Last Business Day of June, 2009	$562,500
Last Business Day of September, 2009	$562,500
Last Business Day of December, 2009	$562,500
Last Business Day of March, 2010	$562,500
Last Business Day of June, 2010	$562,500
Last Business Day of September, 2010	$562,500
Last Business Day of December, 2010	$562,500
Last Business Day of March, 2011	$562,500
Last Business Day of June, 2011	$562,500
Last Business Day of September, 2011	$562,500
Last Business Day of December, 2011	$562,500
Last Business Day of March, 2012	$562,500
Last Business Day of June, 2012	$562,500
Last Business Day of September, 2012	$562,500
Last Business Day of December, 2012	$562,500
Tranche B/C Term Loan Maturity Date	$209,812,500

(ii) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date set forth below, the Bermuda Borrower shall be required to repay that principal amount of Tranche C Term Loans, to the extent then outstanding, as is set forth opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(g), a “Tranche C Term Loan Scheduled Repayment”):

Tranche C Scheduled Repayment Date	Amount[2]
Last Business Day of June, 2006	$1,875,000
Last Business Day of September, 2006	$1,875,000
Last Business Day of December, 2006	$1,875,000
Last Business Day of March, 2007	$1,875,000
Last Business Day of June, 2007	$1,875,000
Last Business Day of September, 2007	$1,875,000
Last Business Day of December, 2007	$1,875,000
Last Business Day of March, 2008	$1,875,000
Last Business Day of June, 2008	$1,875,000
Last Business Day of September, 2008	$1,875,000
Last Business Day of December, 2008	$1,875,000
Last Business Day of March, 2009	$1,875,000
Last Business Day of June, 2009	$1,875,000

[2]

For informational purposes only, the amortization payments set forth in the table above are based on the original principal amount of the Tranche C Term Loans as of the Restatement Effective Date. Pursuant to Section 4.01 and 4.02(g), prepayments of the Tranche C Term Loans are applied to reduce remaining scheduled amortization (in the manner described therein). As of October 5, 2009 and subject to further reduction as provided in Section 4.01 and 4.02(g), the remaining amount of each amortization payment prior to final maturity was $1,622,373.50 with the balance of the Tranche C Term Loans due at final maturity.

Tranche C Scheduled Repayment Date	Amount[2]
Last Business Day of September, 2009	$1,875,000
Last Business Day of December, 2009	$1,875,000
Last Business Day of March, 2010	$1,875,000
Last Business Day of June, 2010	$1,875,000
Last Business Day of September, 2010	$1,875,000
Last Business Day of December, 2010	$1,875,000
Last Business Day of March, 2011	$1,875,000
Last Business Day of June, 2011	$1,875,000
Last Business Day of September, 2011	$1,875,000
Last Business Day of December, 2011	$1,875,000
Last Business Day of March, 2012	$1,875,000
Last Business Day of June, 2012	$1,875,000
Last Business Day of September, 2012	$1,875,000
Last Business Day of December, 2012	$1,875,000
Tranche B/C Term Loan Maturity Date	$699,375,000

(iii) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, each Incremental Term Loan Borrower shall be required to make, with respect to each Tranche of Incremental Term Loans of such Incremental Term Loan Borrower, to the extent then outstanding, scheduled amortization payments of such Tranche of Incremental Term Loans on the dates and in the principal amounts set forth in the respective Incremental Term Loan Commitment Agreement (each such repayment, as the same may be reduced as provided in Sections 3.02, 4.01 and 4.02(g), an “Incremental Term Loan Scheduled Repayment”); provided that, if any Incremental Term Loans are incurred which will be added to (and form part of) an existing Tranche of Term Loans, the amount of the then remaining Scheduled Repayments of the respective Tranche shall be proportionally increased (with the aggregate amount of increases to the then remaining Loan Scheduled Repayments to equal the aggregate principal amount of such new Incremental Term Loans then being incurred) in accordance with the requirements of clause (ii) of Section 1.15(c).

(c) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date on or after the Restatement Effective Date upon which the U.S. Borrower or any of its Subsidiaries receives Net Sale Proceeds from any Asset Sale (other than the California Disposition, to the extent the Net Sale Proceeds therefrom received by a Subsidiary of the U.S. Borrower (exclusive of any portion thereof which is distributed to a minority shareholder of such Subsidiary in accordance with the requirements of Section 9.06) are promptly on-loaned to an Affiliate of the U.S. Borrower in accordance with the requirements of Section 9.05 and 9.07), an amount equal to 100% of the Net Sale Proceeds from such Asset Sale shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Sections 4.02(g) and (h); provided that (I) Net Sale Proceeds from any Asset Sale (other than (w) Net Sale Proceeds from any Contemplated Asset Sale consummated in accordance with the requirements of Section 9.02(xviii), (x) any Net Sale Proceeds from the sale of any Principal Property pursuant to Section 9.02(xix) and (y) Net Sale Proceeds in excess of $100,000,000 in the aggregate in any fiscal year of the U.S. Borrower received from Asset Sales made in reliance on Section 9.02(v)) shall not give rise to a mandatory repayment and/or commitment reduction on such date as otherwise required above, so long as no Specified Default and no Event of Default exists at the time such Net Sale Proceeds are received and an Authorized Officer of the U.S. Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that such Net Sale Proceeds shall be used (or contractually committed to be used) to purchase capital assets used or to be used in a Permitted Business (other than inventory) within 360 days following the date of receipt of such Net Sale Proceeds from such Asset Sale (which certificate shall set forth (in reasonable detail) the estimates of the proceeds to be so expended) and (II) Net Sale Proceeds from one (but not more than one) sale of a Principal Property consummated after the Restatement Effective Date in reliance on Section 9.02(xix) and notified in writing to the Administrative Agent shall not give rise to a mandatory repayment and/or commitment reduction on such date as otherwise required above, so long as no Specified Default and no Event of Default exists at the time such Net Sale Proceeds are received and an Authorized Officer of the U.S. Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that such Net Sale Proceeds shall be used (or contractually committed to be used) to purchase, construct and/or make investments in a new Principal Property (or assets and properties that upon completion of such purchase, construction and/or investments will become a Principal Property) within 360 days following the date of receipt of such Net Sale Proceeds from such sale of such Principal Property (which certificate shall set forth the estimates of the proceeds to be so expended); provided, however, that (I) if all or any portion of such Net Sale Proceeds are not so used within such 360-day period (or contractually committed within such period to be used), such remaining portion shall be applied on the last day of such period as a mandatory repayment as provided above (without giving effect to the immediately preceding proviso) and (II) if all or any portion of such Net Sale Proceeds are not required to be applied on the last day of such 360-day period referred to in clause (I) of this proviso because such amount is contractually committed within such period to be used and then either (A) subsequent to such date such contract is terminated or expires without such portion being so used or (B) such contractually committed portion is not so used within six months after the last day of such 360-day period referred to in clause (I) of this proviso, such remaining portion, in the case of either of the preceding clauses (A) or (B), shall be applied as a mandatory repayment as provided above (without giving effect to the im mediately preceding proviso). Notwithstanding anything to the contrary contained in this Section 4.02(c), (x) if any Permitted Senior Notes Document (after the execution and delivery thereof), any Permitted Refinancing Senior Notes Document (after the execution and delivery thereof) or the Existing Senior Notes Documents permit a lesser amount to be retained or reinvested, or have a shorter reinvestment period, than is provided above with respect to any Asset Sales, then such lesser permitted retained or reinvestment amount, and/or shorter reinvestment period, as the case may be, shall be applicable for purposes of this Section 4.02(c) so long as such Permitted Senior Notes, Permitted Refinancing Senior Notes or Existing Senior Notes, as the case may be, remain outstanding, and (y) in no event shall the U.S. Borrower or any of its Subsidiaries use any proceeds from any Asset Sale to make any voluntary or mandatory repayment or prepayment of Permitted Senior Notes, Permitted Refinancing Senior Notes or Existing Senior Notes and, before any such obligation to use such proceeds to make such repayment shall arise, the U.S. Borrower or the respective Subsidiary shall reinvest the respective amounts as permitted above in this Section 4.02(c) or apply such proceeds as a mandatory prepayment in accordance with requirements of Sections 4.02(g) and (h).

(d) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date on or after the Restatement Effective Date on which the U.S. Borrower or any of its Subsidiaries receives any cash proceeds from any incurrence of Indebtedness which is not permitted to be incurred by this Agreement, an amount equal to 100% of the Net Cash Proceeds of the respective incurrence of Indebtedness shall be applied as a mandatory repayment in accordance with the requirements of Sections 4.02(g) and (h).

(e) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, within 10 days following each date on or after the Restatement Effective Date on which the U.S. Borrower or any of its Subsidiaries receives any proceeds from any Recovery Event (other than proceeds from Recovery Events in an amount less than $5,000,000 per Recovery Event), an amount equal to 100% of the proceeds of such Recovery Event (net of reasonable costs (including, without limitation, legal costs and expenses) and taxes incurred in connection with such Recovery Event and the amount of such proceeds required to be used to repay any Indebtedness (other than Indebtedness of the Lenders pursuant to this Agreement) which is secured by the respective assets subject to such Recovery Event) shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Sections 4.02(g) and (h); provided that so long as no Specified Default and no Event of Default then exists, such proceeds shall not be required to be so applied on such date to the extent that an Authorized Officer of the U.S. Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that such proceeds shall be used (or contractually committed to be used) within 360 days following the date of receipt of such proceeds from such Recovery Event to replace or restore any properties or assets in respect of which such proceeds were paid (which certificate shall set forth the estimates of the proceeds to be so expended), and provided, further, that (I) if all or any portion of such proceeds are not so used (or contractually committed to be used) within such 360-day period, such remaining portion shall be applied as a mandatory repayment and/or commitment reduction as provided above (without giving effect to the immediately preceding proviso) and (II) if all or any portion of such proceeds are not required to be applied on the last day of such 360-day period referred to in clause (I) of this proviso because such amount is contractually committed to be used and then either (A) subsequent to such date such contract is terminated or expires without such portion being so used or (B) such contractually committed portion is not so used within six months after the last day of such 360-day period referred to in clause (I) of this proviso, such remaining portion, in the case of either of the preceding clauses (A) or (B), shall be applied as a mandatory repayment and/or commitment reduction as provided above (without giving effect to the immediately preceding proviso).

(f) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each Excess Cash Payment Date, an amount equal to the remainder (if positive) of (x) the Applicable Prepayment Percentage of the Excess Cash Flow for the relevant Excess Cash Flow Payment Period minus (y) the aggregate amount of principal repayments of Loans (and Original Loans to the extent (and only to the extent) that such repayments were made as a voluntary prepayment pursuant to Section 4.01 hereof (or the Original Credit Agreement, as applicable) with internally generated funds during the relevant Excess Cash Flow Payment Period, shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Sections 4.02(g) and (h).

(g) (I) Each amount required to be applied pursuant to Sections 4.02(c), (d), (e), and (f) in accordance with this Section 4.02(g) shall be applied, subject to immediately succeeding clause (IV), (i) first, to repay the outstanding principal amount of Term Loans and (ii) second, to the extent in excess of the amounts applied pursuant to preceding clause (i), as a mandatory reduction to the Total Incremental Term Loan Commitment in effect at such time (if any).

(II) Each amount required to be applied to repay outstanding Term Loans pursuant to this Section 4.02(g) shall, subject to succeeding clause (IV) and the immediately succeeding proviso, be applied pro rata to each Tranche of Term Loans (based upon the TL Repayment Percentages of the various Tranches of Term Loans and the then outstanding principal amounts of the respective Tranches of Term Loans); provided that (i) the Net Sale Proceeds from any Asset Sale effected by the U.S. Borrower or any of its Domestic Subsidiaries and proceeds from any Recovery Event with respect to the properties or assets of the U.S. Borrower or any of its Domestic Subsidiaries and, in each case, required to be applied to the repayment of Term Loans pursuant to clause (I) of this Section 4.02(g), shall be applied (x) first, to repay principal of outstanding Tranche B Term Loans and U.S. Borrower Incremental Term Loans, if any (on a pro rata basis to each Tranche of U.S. Borrower Term Loans based on the TL Repayment Percentages of such Tranches of U.S. Borrower Term Loans and the then outstanding principal amount of the Tranche B Term Loans and each such Tranche of U.S. Borrower Incremental Term Loans (but, for such purposes, as if no Bermuda Borrower Term Loans were then outstanding)) and (y) second, after the repayment in full of all outstanding U.S. Borrower Term Loans, to repay principal of outstanding Tranche C Term Loans and Bermuda Borrower Incremental Term Loans (on a pro rata basis to each such Tranche of Term Loans, based upon the TL Repayment Percentages of such Tranches of Term Loans and the then outstanding principal amounts of such Tranches of Term Loans) and (ii) the Net Sale Proceeds from any Asset Sale effected by any Foreign Subsidiary of the U.S. Borrower and the proceeds from any Recovery Event with respect to the properties or assets of any Foreign Subsidiary of the U.S. Borrower and, in each case, required to be applied to the repayment of Term Loans pursuant to clause (I) of this Section 4.02(g), shall be applied (x) first, to repay principal of outstanding Tranche C Term Loans and Bermuda Borrower Incremental Term Loans (on a pro rata basis to each such Tranche of Term Loans, based upon the TL Repayment Percentages of such Tranches of Term Loans and the then outstanding principal amounts of such Tranches of Term Loans (but, for such purposes, as if no U.S. Borrower Term Loans were then outstanding)) and (y) second, after the repayment in full of all outstanding Bermuda Borrower Term Loans, to repay principal of outstanding Tranche B Term Loans and U.S. Borrower Incremental Term Loans, if any (on a pro rata basis to each Tranche of U.S. Borrower Term Loans based on the TL Repayment Percentages of such

Tranches of U.S. Borrower Term Loans and the then outstanding principal amount of such Tranches of U.S. Borrower Term Loans).

(III) All repayments or commitment reductions, as the case may be, of outstanding Term Loans or Incremental Term Loan Commitments of a given Tranche, as the case may be, pursuant to Section 4.02(c), (d), (e) or (f) shall be applied to reduce the then remaining Scheduled Repayments of the respective Tranche of Term Loans on a pro rata basis (based upon the then remaining principal amounts of the Scheduled Repayments of such Tranche of Term Loans after giving effect to all prior reductions thereto); provided that if Incremental Term Loan Commitments of a given Tranche are not included as part of the Incremental Term Loan Scheduled Repayments for such Tranche set forth in the respective Incremental Term Loan Commitment Agreement (e.g., because the Incremental Term Loan Scheduled Repayments are set forth on a percentage basis rather in a Dollar amount), no such reduction to the respective Incremental Term Loan Scheduled Repayments shall be required as a result of a reduction in the Incremental Term Loan Commitments of such Tranche.

(IV) Notwithstanding anything to the contrary in this Section 4.02, neither the U.S. Borrower nor any of its Subsidiaries shall be obligated to apply any Net Sale Proceeds pursuant to this Section 4.02(g) to the extent attributable to any Asset Sales of ABL Priority Collateral (including, in the case of an Asset Sale consisting of the sale of all or substantially all of the capital stock or equity interests in, any U.S. Credit Party, that portion of the proceeds determined in good faith by the U.S. Borrower to be attributable to the ABL Priority Collateral owned by such U.S. Credit Party at the time of the consummation of such Asset Sale) to the extent that such Net Sale Proceeds are required to be and are applied to the repayment of ABL Loans (or to the permanent reduction of any commitment under the ABL Credit Agreement) in accordance with the terms of the ABL Credit Agreement.

(h) With respect to each repayment of Loans required by this Section 4.02, the respective Borrower may (subject to the requirements of preceding Section 4.02(g)) designate the Types of Loans of the respective Tranche which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings of the respective Tranche pursuant to which made, provided that: (i) in the case of repayments of Eurodollar Loans pursuant to this Section 4.02 on any day other than the last day of an Interest Period applicable thereto, such repayments shall be accompanied by payment by the respective Borrower of all amounts owing in connection therewith pursuant to Section 1.11(a), (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable to the Eurodollar Loans, such Borrowing, shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans, and (iii) each repayment of any Tranche of Loans made pursuant to a Borrowing shall be applied pro rata among such Tranche of Loans. In the absence of a designation by the respective Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.11(a).

(i) Notwithstanding anything to the contrary contained elsewhere in this Agreement, (i) all other then outstanding Loans shall be repaid in full on the respective Maturity Date for such Loans and (ii) unless the Required Lenders shall otherwise agree in writing in their sole discretion, all outstanding Loans shall be repaid in full upon the occurrence of a Change of Control.

(j) For purposes of clarity, it is understood and agreed that none of Sections 4.02(c) through (f), inclusive, shall require that amounts received by any Foreign Subsidiary or Foreign Subsidiaries be used to repay Obligations owed by any U.S. Credit Parties, but that said Sections merely determine the amounts required to be applied by the various Borrowers to the repayment of their Obligations as more fully described in this Section 4.02.

(k) In addition to the mandatory repayments required above, on the Restatement Effective Date the Borrowers shall make all repayments required pursuant to Section 4.02(a) of the Original Credit Agreement as a result of the termination of the Total Multicurrency Facility Revolving Loan Commitment (as defined in the Original Credit Agreement) and the termination of the Total Dollar Facility Revolving Loan Commitment (as defined in the Original Credit Agreement), as provided in Section 3.03(g) hereof; provided that no cash collateralization shall be required with respect to any Existing Letter of Credit or Existing Bank Guaranty, each as defined herein. Also on the Restatement Effective Date, the Borrowers shall cause all Letters of Credit (other than Existing Letters of Credit as defined herein) and Bank Guaranties (other than Existing Bank Guaranties as defined herein) under, and as defined in, the Original Credit Agreement to be terminated and returned to the respective Issuing Lender (as defined in the Original Credit Agreement) or Bank Guaranty Issuer (as defined in the Original Credit Agreement). On the Restatement Effective Date, the respective Borrowers shall also be obligated to pay to the Original Lenders any breakage or other costs of the type referred to in Section 1.11 of the Original Credit Agreement (if any) incurred in connection with the repayments required above.

In addition to the mandatory repayments required above, on the Restatement Effective Date the Borrower shall repay in full all outstanding Tranche A Term Loans under, and as defined in, the Original Credit Agreement. On the Restatement Effective Date, the Bermuda Borrower shall also be obligated to pay to the respective Original Lenders any breakage or other costs of the type referred to in Section 1.11 of the Original Credit Agreement (if any) incurred in connection with the repayments required above.

4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 2:00 P.M. (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Administrative Agent. The Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by the Administrative Agent prior to 2:00 P.M. (New York time) like funds relating to payment of principal, interest or Fees ratably to the Lenders entitled thereto. Any payments under this Agreement which are made later than 2:00 P.M. (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

4.04 Net Payments. (a) All payments made by any Credit Party under any Credit Document (including, in the case of a Credit Agreement Party, in its capacity as a guarantor pursuant to Section 14) or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as “Taxes”). If any Taxes are so levied or imposed, the respective Borrower (and any other Credit Party making the payment) agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, then the respective Borrower (and any other Credit Party making the payment) shall be obligated to reimburse each Lender, upon the written request of such Lender, for the net additional taxes (after taking into account available credits with respect to such withholding taxes) imposed on or measured by the net income of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located and for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Lender in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence, the respective Borrower (or Credit Party) will furnish to the Administrative Agent within 45 days after the date of the payment of any Taxes due pursuant to applicable law certified copies of tax receipts evidencing such payment by such Borrower (or the respective other Credit Party). The Credit Agreement Parties jointly and severally agree (and each Subsidiary Guarantor pursuant to its respective Subsidiary Guaranty, and the incorporation by reference therein of the provisions of this Section 4.04, shall agree) to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

(b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the U.S. Borrower and the Administrative Agent on or prior to the Restatement Effective Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 13.04 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such Lender’s entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a “Section 4.04(b)(ii) Certificate”) and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Lender’s entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that from time to time after the Restatement Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the U.S. Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, Form W-8BEN (with respect to the benefits of any income tax treaty), or Form W-8BEN (with respect to the portfolio interest exemption) and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the U.S. Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, (x) the U.S. Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable by the U.S. Borrower hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the U.S. Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the U.S. Borrower shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States if (I) such Lender has not provided to the U.S. Borrower the Internal Revenue Service Forms required to be provided to the U.S. Borrower pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 13.04(b), the U.S. Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence (x) as a result of any changes after the Restatement Effective Date (or, if later, the date such Lender became party to this Agreement) in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar taxes or (y) as a result of the purchase of a participation as required by Section 1.14 following the occurrence of a Sharing Event.

Section 5. [Reserved].

Section 6. Conditions Precedent to All Credit Events.The obligation of each Lender to make Loans (including Loans made on the Restatement Effective Date), the obligation of the each CL Lender to fund its Credit-Linked Deposit and the obligation of an Issuing Lender to issue any Letter of Credit (including any Existing Letters of Credit, deemed issued on the Restatement Effective Date as contemplated by Section 2A.01(d)) and the obligation of a Bank Guaranty Issuer to issue any Bank Guaranty (including Existing Bank Guaranties, deemed issued on the Restatement Effective Date as contemplated by Section 2B.01(d)), is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

6.01 No Default; Representations and Warranties. At the time of each such Credit Event and immediately after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in any other Credit Document shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

6.02 Notice of Borrowing; Letter of Credit Request; etc. (a) Prior to the making of each Loan, the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03.

Prior to the issuance of each Letter of Credit (other than the Existing Letters of Credit), the Administrative Agent and the respective Issuing Lender shall have received a Letter of Credit Request meeting the requirements of Section 2A.03(a).

(b) Prior to the issuance of each Bank Guaranty (other than the Existing Bank Guaranties), the Administrative Agent and the respective Bank Guaranty Issuer shall have received a Bank Guaranty Request meeting the requirements of Section 2B.03(a).

6.03 Incremental Term Loans. Prior to the incurrence of any Incremental Term Loans, the applicable Incremental Term Loan Borrower shall have satisfied (or caused to be satisfied) all of the applicable conditions set forth in Section 1.15.

The occurrence of the Restatement Effective Date and the acceptance of the benefits or proceeds of each Credit Event shall constitute a representation and warranty by each Credit Agreement Party to each Agent and each of the Lenders that all the conditions specified in Section 5 of the Original Credit Agreement (with respect to Credit Events occurring on the Restatement Effective Date) and Section 6 (with respect to Credit Events on and after the Restatement Effective Date) and applicable to such Credit Event (other than such conditions that are expressly subject to the satisfaction of the Agents and/or the Required Lenders) exist as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in Sections 5 and 6, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance reasonably satisfactory to the Lenders (as evidenced by their execution and delivery of this Agreement).

Section 7. Representations and Warranties.In order to induce the Lenders to enter into this Agreement, to make (and/or continue) the Loans, fund the Credit-Linked Deposits and issue and/or participate in the Letters of Credit and Bank Guaranties as provided for herein, each Credit Agreement Party makes the following representations, warranties and agreements with the Lenders, in each case after giving effect to the Transaction, all of which shall survive the execution and delivery of this Agreement, the making of the Loans, the funding of the Credit-Linked Deposits and the issuance (or deemed issuance) of the Letters of Credit and Bank Guaranties (with the occurrence of the Restatement Effective Date and each Credit Event on or after the Restatement Effective Date being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct in all material respects on and as of the Restatement Effective Date and on and as of the date of each such Credit Event, unless stated to relate to a specific earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date):

7.01 Company Status. Each of the U.S. Borrower and each of its Subsidiaries (i) is a duly organized and validly existing Company in good standing (or its equivalent) under the laws of the jurisdiction of its organization, (ii) has the Company power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing (or its equivalent) in all jurisdictions where it is required to be so qualified (or its equivalent) and where the failure to be so qualified has had, or could reasonably be expected to have, a Material Adverse Effect.

7.02 Company Power and Authority. Each Credit Party and each Subsidiary thereof has the Company power and authority to execute, deliver and carry out the terms and provisions of the Documents to which it is a party and has taken all necessary Company action to authorize the execution, delivery and performance of the Documents to which it is a party. Each Credit Party and each Subsidiary thereof has duly executed and delivered each Document to which it is a party and each such Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

7.03 No Violation. (a) Neither the execution, delivery or performance by any Credit Party or any Subsidiary thereof of the Documents to which it is a party, nor compliance by any Credit Party or any such Subsidiary with the terms and provisions thereof, nor the consummation of the transactions contemplated herein or therein, (i) will contravene any material provision of any applicable law, statute, rule or regulation, or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the material property or assets of the U.S. Borrower or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other material agreement, contract or instrument to which the U.S. Borrower or any of its Subsidiaries is a party or by which it or any of its material property or assets are bound or to which it may be subject (including, without limitation, the ABL Credit Documents, the Existing Senior Notes Documents and the other Existing Indebtedness Agreements and, on and after the execution and delivery thereof, any Permitted Senior Notes Indenture and any Permitted Refinancing Senior Notes Document) or (iii) will violate any provision of the certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of limited liability company, limited liability company agreement or equivalent organizational document, as the case may be, of the U.S. Borrower or any of its Subsidiaries.

(b) Without limiting the generality of the foregoing in Section 7.03(a):

(i) this Agreement, together with the ABL Credit Agreement, constitute (individually and collectively) the “Credit Agreement” under, and as defined in, each Existing Senior Notes Indenture;

(ii) the incurrence by the relevant Borrowers of the Loans and other Indebtedness hereunder under on the Restatement Effective Date and on the date of each subsequent Credit Event will not violate any of (I) Section 4.9 of the Existing 2011 Senior Notes Indenture or any other provision thereof or (II) Section 1014 of the Existing 2013 Senior Notes Indenture or any other provision thereof and, without limiting the foregoing, on the Restatement Effective Date, neither the incurrence of any Loans to be incurred on such date, nor the incurrence of Indebtedness in the full amount of the commitments available under the ABL Credit Agreement and pursuant to the Total Credit-Linked Commitment (as if, in each case, such commitments were fully utilized on such date), would violate any of the sections specifically set forth above (or any other provision) of the Existing Senior Notes Indentures;

(iii) on the Restatement Effective Date, all Subsidiary Guarantors which are Domestic Subsidiaries of the U.S. Borrower are “Restricted Subsidiaries” under, and as defined in, each Existing Senior Notes Indenture and have executed and delivered guaranties in accordance with the requirements of the respective Existing Senior Notes Indentures; and

(iv) for the purpose of the definition of “Permitted Indebtedness” under, and as defined in, each Existing Senior Notes Indenture, on the Restatement Effective Date no repayment of term loans and/or permanent commitment reductions in the revolving credit portion of the Credit Agreement (as defined therein) has theretofore occurred (whether prior to, or on, the Restatement Effective Date) which has resulted in any reduction to the maximum aggregate amount of Indebtedness permitted to be incurred pursuant to, or under, the Credit Agreement (as defined therein) in accordance with the applicable Existing Senior Notes Indenture.

7.04 Litigation. There are no actions, suits, proceedings or investigations pending or, to the knowledge of any Senior Officer, threatened (i) with respect to any Credit Document, (ii) with respect to the Transaction or any other Document or (iii) that have had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the occurrence of any Credit Event.

7.05 Use of Proceeds; Margin Regulations. (a) The proceeds of the Tranche B Term Loans and the Tranche C Term Loans shall be utilized by the U.S. Borrower and the Bermuda Borrower, respectively, on the Restatement Effective Date solely to finance the Refinancing and to pay fees and expenses incurred in connection with the Transaction. All proceeds of Incremental Term Loans incurred by each Incremental Term Loan Borrower shall be used for any purpose permitted under this Agreement, including, without limitation, (i) to finance Permitted Acquisitions (and to pay the fees and expenses related thereto) and to refinance any Indebtedness assumed as part of any such Permitted Acquisitions (and to pay all accrued and unpaid interest thereon, any prepayment premium associated therewith and the fees and expenses related thereto), (ii) to prepay outstanding Loans in accordance with the terms of this Agreement and to prepay outstanding ABL Loans in accordance with the terms of the ABL Credit Agreement and (iii) for the Incremental Term Loan Borrowers’ and their respective Subsidiaries’ ongoing working capital requirements and general corporate purposes.

(b) At the time of each Credit Event occurring on or after the Restatement Effective Date, the aggregate value of all Margin Stock (other than treasury stock) owned by the U.S. Borrower and its Subsidiaries (for such purpose, using the initial purchase price paid by the U.S. Borrower or such Subsidiary for the respective shares of Margin Stock) does not exceed $10,000,000. In addition, at the time of each Credit Event occurring on or after the Restatement Effective Date, the value of the Margin Stock at any time owned by the U.S. Borrower and its Subsidiaries does not exceed 25% of the value of the assets of the U.S. Borrower and its Subsidiaries taken as a whole. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation T, Regulation U or Regulation X.

7.06 Governmental Approvals. Except as may have been obtained or made on or prior to the Restatement Effective Date (and which remain in full force and effect on the Restatement Effective Date), no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance of any Document or (ii) the legality, validity, binding effect or enforceability of any Document.

7.07 Investment Company Act. Neither the U.S. Borrower nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

7.08 Public Utility Holding Company Act. Neither the U.S. Borrower nor any of its Subsidiaries is a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

7.09 True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the U.S. Borrower or any of its Subsidiaries in writing to any Agent or any Lender (including, without limitation, all information contained in the Documents) for purposes of or in connection with this Agreement, the other Documents or any transaction contemplated herein or therein is, and all other such factual information

(taken as a whole) hereafter furnished by or on behalf of any such Persons in writing to any Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided, it being understood and agreed that for purposes of this Section 7.09, such factual information shall not include the Projections or any projected financial information contained in any financial projections delivered pursuant to Section 8.01(c).

7.10 Financial Condition; Financial Statements. (a) On and as of the Restatement Effective Date, on a pro forma basis after giving effect to the Transaction and to all Indebtedness (including the Loans) incurred, and to be incurred, and Liens created, and to be created, by each Credit Party in connection therewith, with respect to each Borrower (on a stand-alone basis), and each Borrower and its Subsidiaries (on a consolidated basis) (x) the sum of the assets, at a fair valuation, of each Borrower (on a stand-alone basis) and each Borrower and its Subsidiaries (on a consolidated basis) will exceed its or their debts, (y) it has or they have not incurred nor intended to, nor believes or believe that it or they will, incur debts beyond its or their ability to pay such debts as such debts mature and (z) it or they will have sufficient capital with which to conduct its or their business. For purposes of this Section 7.10(a), “debt” means any liability on a claim, and “claim” means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

(b) (i) The audited consolidated statements of financial condition of the U.S. Borrower and its Consolidated Subsidiaries at December 28, 2002, January 3, 2004 and January 1, 2005 and the related consolidated statements of income and cash flows and changes in shareholders’ equity of the U.S. Borrower and its Consolidated Subsidiaries for the fiscal years of the U.S. Borrower ended on such dates, in each case furnished to the Lenders prior to the Restate ment Effective Date, present fairly in all material respects the consolidated financial position of the U.S. Borrower and its Consolidated Subsidiaries at the date of said financial statements and the results for the respective periods covered thereby and (ii) the Pro Forma Financial Statements present a good faith estimate of the consolidated pro forma financial condition of the U.S. Borrower and its Consolidated Subsidiaries and the pro forma results of operations of the U.S. Borrower and its Consolidated Subsidiaries for the respective periods covered thereby (after giving effect to the Transaction at the date thereof or for the period covered thereby). All of the financial statements referred to in clause (i) of the immediately preceding sentence have been prepared in accordance with U.S. GAAP consistently applied except to the extent provided in the notes to said financial statements.

(c) Since December 31, 2005 (but after giving effect to the Transaction as if same had occurred immediately prior thereto), nothing has occurred that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d) Except as fully reflected in the financial statements described in Section 7.10(b) and as otherwise permitted by Section 9.04, (i) there were as of the Restatement Effective Date (and after giving effect to any Loans made on such date), no liabilities or obligations with respect to the U.S. Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, could reasonably be expected to be material to the U.S. Borrower and its Subsidiaries taken as a whole and (ii) no Credit Agreement Party knows of any basis for the assertion against the U.S. Borrower or any of its Subsidiaries of any such liability or obligation which, either individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect.

(e) The Projections have been prepared on a basis consistent with the financial statements referred to in Section 7.10(b) and are based on good faith estimates and assumptions made by the management of the U.S. Borrower, and on the Restatement Effective Date, the Borrowers believe that the Projections are reasonable and attainable, it being recognized by the Lenders that such projections of future events are not to be viewed as facts and that actual results during the period or periods covered by any such Projections may differ from the projected results contained therein. There is no fact known to any Credit Agreement Party or any of its Subsidiaries which has had, or could reasonably be expected to have, a Material Adverse Effect, which has not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated hereby.

7.11 Security Interests. On and after the Restatement Effective Date, each of the Security Documents creates (or after the execution and delivery thereof will create), as security for the Obligations covered thereby, a valid and enforceable perfected security interest in and Lien on all of the Collateral subject thereto, superior to and prior to the rights of all third Persons, and subject to no other Liens (except that, subject to the provisions of the Intercreditor Agreement, (i) the Security Agreement Collateral may be subject to Permitted Liens, (ii) the Pledge Agreement Collateral may be subject to the Liens described in clauses (i) and (v) of Section 9.03 and clause (y) of Section 9.03(iii) and (iii) the security interest and mortgage lien created on any Mortgaged Property may be subject to the Permitted Encumbrances related thereto), in favor of the Collateral Agent (or such other trustee or sub-agent as may be required or desired under local law). No filings or recordings are required in order to perfect and/or render enforceable as against third parties the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document which shall have been made on or prior to the Restatement Effective Date or on or prior to the execution and delivery thereof as contemplated by Sections 8.11, 8.12, 8.15 and 9.11.

7.12 Compliance with ERISA. (a) Schedule V sets forth, as of the Restatement Effective Date, each Plan and each Multiemployer Plan. Each Plan (and each related trust, insurance contract or fund) is in compliance in all respects with its terms and in all respects with all applicable laws, including, without limitation, ERISA and the Code and in compliance with the following, except to the extent that any such noncompliances, individually or in the aggregate, would not result in a Material Adverse Effect; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code (or the sponsor has applied for such determination letter within the remedial amendment period); (1) no Reportable Event has occurred; (2) to the knowledge of any Senior Officer, no Multiemployer Plan is insolvent or in reorganization; (3) no Plan has an Unfunded Current Liability; (4) no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; (5) all required contributions with respect to a Plan and a Multiemployer Plan have been made; (6) neither the U.S. Borrower nor any Subsidiary of the U.S. Borrower nor any ERISA Affiliate has incurred any outstanding material liability (including any indirect, contingent or secondary liability) to or on account of a Plan or a Multiemployer Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or expects to incur any such material liability under any of the foregoing sections with respect to any Plan or a Multiemployer Plan; (7) no condition exists which presents a material risk to the U.S. Borrower or any Subsidiary of the U.S. Borrower or any ERISA Affiliate of incurring a material liability to or on account of a Plan or a Multiemployer Plan pursuant to the foregoing provisions of ERISA and the Code; (8) no involuntary proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; (9) no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened; (10) using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the U.S. Borrower and its Subsidiaries and ERISA Affiliates to any Multiemployer Plans in the event of a withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan ended prior to the date of the most recent Credit Event would not exceed $10,000,000; (11) each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the U.S. Borrower, any Subsidiary of the U.S. Borrower, or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code other than any non-compliance which would not result in a material liability to the U.S. Borrower or any Subsidiary of the U.S. Borrower; (12) no lien imposed under the Code or ERISA on the assets of the U.S. Borrower or any Subsidiary of the U.S. Borrower or any ERISA Affiliate exists, is likely to arise on account of any Plan or any Multiemployer Plan; and (13) and neither the U.S. Borrower nor any Subsidiary of the U.S. Borrower maintains or contributes to (a) any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees and/or other former employees (other than as required by Section 601 of ERISA) or (b) any Plan, the obligations with respect to which could reasonably be expected to have a Material Adverse Effect.

(b) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, except to the extent that such noncompliances, individually or in the aggregate, would not result in a Material Adverse Effect. All required contributions with respect to a Foreign Pension Plan have been made. Neither the U.S. Borrower nor any of its Subsidiaries has incurred any material outstanding obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the U.S. Borrower’s most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities or alternatively, the Foreign Pension Plan is funded in compliance with applicable law in all material respects and the U.S. Borrower and its Subsidiaries have established adequate reserves for the present value of such accrued benefit liabilities under such Foreign Pension Plan in the financial statements delivered pursuant to Section 8.01(a) and (b).

7.13 Capitalization. (a) On the Restatement Effective Date and after giving effect to the Transaction, the authorized capital stock of the U.S. Borrower shall consist of 1,000 shares of common stock, $.001 par value per share. All such outstanding shares have been duly and validly issued, are fully paid and nonassessable and free of preemptive rights. Prior to the IPO Transactions, the U.S. Borrower does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock or any stock appreciation or similar rights.

(b) On the Restatement Effective Date and after giving effect to the Transaction, the authorized capital stock of the Bermuda Borrower shall consist of 2,319,640,170 shares of common stock, $.10 par value per share, of which 2,319,640,170 shares are issued and outstanding and owned indirectly by the Bermuda Partnership. All such outstanding shares have been duly and validly issued, are fully paid and nonassessable and free of preemptive rights. The Bermuda Borrower does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock or any stock appreciation or similar rights.

7.14 Subsidiaries. On and as of the Restatement Effective Date and after giving effect to the Transaction, Holdings has no Subsidiaries other than Westlake Wellbeing Company LLC, The California Wellbeing Institute, LLC and Intermediate Holdco and its Subsidiaries, and Intermediate Holdco has no Subsidiaries other than those Subsidiaries listed on Schedule VII. Schedule VII correctly sets forth, as of the Restatement Effective Date and after giving effect to the Transaction, (i) the percentage ownership (direct and indirect) of Intermediate Holdco in each class of capital stock or other Equity Interests of each of its Subsidiaries and also identifies the direct owner thereof and (ii) the jurisdiction of organization of each such Subsidiary. All outstanding shares of capital stock or other Equity Interests of each Subsidiary of the U.S. Borrower have been duly and validly issued, are fully paid and non-assessable and, in the case of Non-Wholly Owned Subsidiaries of the U.S. Borrower, have been issued free of preemptive rights. Except as set forth on Part B of Schedule X attached hereto, no Subsidiary of Intermediate Holdco, as of the Restatement Effective Date has outstanding: (i) any securities convertible into or exchangeable for its capital stock or other Equity Interests, (ii) any right to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of or any calls, commitments or claims of any character relating to, its capital stock or (iii) other Equity Interests or any stock appreciation or similar rights. Except for the existing investments described on Schedule VI, as of the Restatement Effective Date, neither Holdings nor any of its Subsidiaries owns or holds, directly or indirectly, any capital stock or equity security of, or any other Equity Interests in, any Person other than its Subsidiaries indicated on Schedule VII.

7.15 Intellectual Property, etc. Each of the U.S. Borrower and each of its Subsidiaries owns or has the right to use all domestic and foreign patents, trademarks, permits, domain names, service marks, trade names, copyrights, licenses, franchises, inventions, trade secrets, proprietary information and know-how of any type, whether or not written (including, but not limited to, rights in computer programs and databases) and formulas, or other rights with respect to the foregoing, and has obtained assignments of all leases, licenses and other rights of whatever nature, in each case necessary for the conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect.

7.16 Compliance with Statutes; Agreements, etc. Each of the U.S. Borrower and each of its Subsidiaries is in compliance with (i) all applicable statutes, regulations, rules and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property and (ii) all contracts and agreements to which it is a party, except such non-compliances as have not had, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

7.17 Environmental Matters. (a) Each of the U.S. Borrower and each of its Subsidiaries has complied with, and on the date of each Credit Event is in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws and neither the U.S. Borrower nor any of its Subsidiaries is liable for any material penalties, fines or forfeitures for failure to comply with any of the foregoing. There are no pending or past or, to the knowledge of any Senior Officer, threatened Environmental Claims against the U.S. Borrower or any of its Subsidiaries or any Real Property owned, leased or operated by the U.S. Borrower or any of its Subsidiaries (including any such claim arising out of the ownership, lease or operation by the U.S. Borrower or any of its Subsidiaries of any Real Property formerly owned, leased or operated by the U.S. Borrower or any of its Subsidiaries but no longer owned, leased or operated by the U.S. Borrower or any of its Subsidiaries). There are no facts, circumstances, conditions or occurrences on any Real Property owned, leased or operated by the U.S. Borrower or any of its Subsidiaries (including, to the knowledge of a Senior Officer, any Real Property formerly owned, leased or operated by the U.S. Borrower or any of its Subsidiaries but no longer owned, leased or operated by the U.S. Borrower or any of its Subsidiaries) or on any property adjoining or in the vicinity of any such Real Property that would reasonably be expected (i) to form the basis of an Environmental Claim against the U.S. Borrower or any of its Subsidiaries or any such Real Property or (ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by the U.S. Borrower or any of its Subsidiaries under any applicable Environmental Law.

(b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property owned, leased or operated by the U.S. Borrower or any of its Subsidiaries except in compliance with all applicable Environmental Laws and in connection with the operation, use and maintenance of such Real Property by the

U.S. Borrower’s or such Subsidiary’s business. Hazardous Materials have not at any time been Released on or from any Real Property owned, leased or operated by the U.S. Borrower or any of its Subsidiaries or by any person acting for or under contract to the U.S. Borrower or any of its Subsidiaries, or to the knowledge of any Credit Agreement Party, by any other Person in respect of Real Property owned, leased or operated by the U.S. Borrower or any of its Subsidiaries (including, to the knowledge of any Credit Agreement Party, any Real Property owned, leased or operated by the U.S. Borrower or any of its Subsidiaries but no longer owned, leased or operated by the U.S. Borrower or any of its Subsidiaries), except in compliance with all applicable Environmental Laws in all material respects.

(c) Notwithstanding anything to the contrary in this Section 7.17, the representations made in this Section 7.17 shall only be untrue if the aggregate effect of all conditions, failures, noncompliances, Environmental Claims, Hazardous Materials, Releases and presence of underground storage tanks, in each case of the types described above, has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

7.18 Properties. All Real Property (other than Real Property with an individual Fair Market Value less than $1,000,000 as of the Restatement Effective Date) and vessels owned by the U.S. Borrower or any of its Subsidiaries, and all material leaseholds leased by the U.S. Borrower or any of its Subsidiaries, in each case as of the Restatement Effective Date and after giving effect to the Transaction, and the nature of the interest therein, is correctly set forth in Schedule III (and, to the extent that any such Real Property (or any portion thereof) constitutes “Principal Property” (as defined in any of the Existing Senior Note Indentures), Schedule III correctly identifies such Real Property (or the applicable portion thereof) as “Principal Property”). Each of the U.S. Borrower and each of its Subsidiaries has good and marketable title to, or a validly subsisting leasehold interest in, all material properties owned or leased by it, including all Real Property and vessels reflected in Schedule III and in the financial statements (including the Pro Forma Financial Statements) referred to in Section 7.10(b) (except (x) such properties sold in the ordinary course of business since the dates of the respective financial statements referred to therein, (y) such properties otherwise sold or transferred as permitted by the terms of this Agreement and (z) such Real Properties owned by the U.S. Borrower or any of its Subsidiaries which may be subject to immaterial defects of title which do not impair the use of such Real Property or the business conducted by the U.S. Borrower or such Subsidiary thereon), free and clear of all Liens, other than Permitted Liens.

7.19 Labor Relations. Neither the U.S. Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against the U.S. Borrower or any of its Subsidiaries or, to the knowledge of any Senior Officer, threatened against any of them, before the National Labor Relations Board or any similar foreign tribunal or agency, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the U.S. Borrower or any of its Subsidiaries or, to the knowledge of any Senior Officer, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the U.S. Borrower or any of its Subsidiaries or, to the knowledge of any Senior Officer, threatened against the U.S. Borrower or any of its Subsidiaries and (iii) no union representation question existing with respect to the employees of the U.S. Borrower or any of its Subsidiaries and no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as has not had, or could reasonably be expected to have, a Material Adverse Effect.

7.20 Tax Returns and Payments. The U.S. Borrower and each of its Subsidiaries has timely filed (including applicable extensions), or has had filed on its behalf, with the appropriate taxing authority, all material returns, statements, forms and reports for taxes (the “Returns”) required to be filed by or with respect to the income, properties or operations of the U.S. Borrower and each of its Subsidiaries. The Returns accurately reflect in all material respects all liability for taxes of the U.S. Borrower and each of its Subsidiaries as a whole for the periods covered thereby. The U.S. Borrower and each of its Subsidiaries have paid all material taxes payable by them other than those contested in good faith and adequately disclosed and for which adequate reserves have been established in accordance with U.S. GAAP. Except as set forth on Schedule XVI hereto, there is no action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of any Senior Officer, threatened by any authority regarding any taxes relating to the U.S. Borrower and each of its Subsidiaries. Except as set forth on Schedule XVI hereto, neither the U.S. Borrower nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the U.S. Borrower or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the U.S. Borrower or any of its Subsidiaries not to be subject to the normally applicable statute of limitations.

7.21 Scheduled Existing Indebtedness. Schedule IV sets forth a true and complete list of all Indebtedness of Holdings and its Subsidiaries as of the Restatement Effective Date and which is to remain outstanding after giving effect to the Transaction and the incurrence of Loans and ABL Loans on such date (exclusive of (i) Indebtedness pursuant to this Agreement and the other Credit Documents, (ii) Indebtedness pursuant to the ABL Credit Agreement and the other ABL Credit Documents, (iii) Indebtedness pursuant to the Existing Senior Notes Documents, (iv) intercompany Indebtedness pursuant to the Intercompany Distribution Transactions, (v) Indebtedness of Holdings and/or any of its Subsidiaries of the types described in clauses (viii), (xiii) and (xviii) of Section 9.04(b), (vi) Synthetic Lease obligations arising under the lease entered into in connection with the Sale-Leaseback Transaction, and (vii) immaterial Contingent Obligations of Subsidiaries of the U.S. Borrower that represent guaranties of obligations other than Indebtedness), in each case showing the aggregate principal amount thereof (and the aggregate amount of any undrawn commitments with respect thereto) and the name of the respective borrower and any other entity which directly or indirectly guarantees such debt. Part A of Schedule IV lists all Indebtedness as described in the immediately preceding sentence which is owed to Persons other than Holdings or any of its Subsidiaries (after giving effect to the consummation of the Transaction) (with all such Indebtedness being herein called “Third Party Scheduled Existing Indebtedness”) and Part B of Schedule IV lists all Indebtedness as described in the immediately preceding sentence which is owed to Holdings and its Subsidiaries as of February 25, 2006 (with all of such Indebtedness being herein called “Intercompany Scheduled Existing Indebtedness”).

7.22 Insurance. Set forth on Schedule VIII hereto is a true, correct and complete summary of all insurance maintained by the U.S. Borrower and its Subsidiaries on and as of the Restatement Effective Date, with the amounts insured (and any deductibles) set forth therein.

7.23 Transaction. At the time of consummation thereof, each element of the Transaction shall have been consummated in all material respects in accordance with the terms of the relevant Documents therefor and all applicable laws. At the time of consummation thereof, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or consummate each element of the Transaction in accordance with the terms of the relevant Documents therefor and all applicable laws have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained). Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon any element of the Transaction, the occurrence of any Credit Event, or the performance by the U.S. Borrower or any of its Subsidiaries of their respective obligations under the Documents and in accordance with all applicable laws.

7.24 Special Purpose Corporations. The Bermuda Partnership has no significant assets (other than Equity Interests of its Subsidiaries and the immaterial assets used for the performance of those activities permitted to be performed by it pursuant to Sections 9.01(b) and (c)) or liabilities (other than under this Agreement and the other Credit Documents to which it is a party and those liabilities permitted to be incurred by it pursuant to Sections 9.01(b) and (c)); provided that notwithstanding the foregoing, the Bermuda Partnership shall be permitted to (i) provide treasury, accounting, logistic and other administrative support services to its Affiliates on an arm’s length basis and hold and retain cash earned in connection with the provision of such services and (ii) receive and hold additional cash and Cash Equivalents from its Subsidiaries and/or Affiliates, so long as, in the case of this clause (ii), same are promptly (and in any event within one Business Day of receipt thereof) loaned, distributed and/or contributed, subject to Section 9.01(c), to its Subsidiaries and/or Affiliates in accordance with the requirements of Section 9.05 of this Agreement.

7.25 Subordination. The subordination provisions contained in the Existing Senior Notes Documents and, on and after the execution and delivery thereof, the Permitted Senior Notes Documents and the Permitted Refinancing Senior Notes Documents are enforceable against (i) the U.S. Subsidiary Guarantors party thereto, (ii) in the case of any Permitted Senior Notes Document or Permitted Refinancing Senior Notes Document providing for subordination of the U.S. Borrower’s obligations thereunder, the U.S. Borrower and (iii) the holders of the Existing Senior Notes, the Permitted Senior Notes or the Permitted Refinancing Senior Notes, as the case may be. All Guaranteed Obligations (as defined in the U.S. Subsidiaries Guaranty) of the U.S. Subsidiary Guarantors and, in the case of any Permitted Senior Notes Document or Permitted Refinancing Senior Notes Document providing for subordination of the U.S. Borrower’s obligations thereunder, all Obligations of the Borrower under the Credit Documents to which it is a party, are within the definitions of “Guarantor Senior Debt” and “Designated Guarantor Senior Debt” or “Senior Debt” and “Designated Senior Debt”, as applicable, included in such subordination provisions.

Section 8. Affirmative Covenants.Each Credit Agreement Party hereby covenants and agrees that as of the Restatement Effective Date and thereafter for so long as this Agreement is in effect and until the Total Commitment and all Letters of Credit and Bank Guaranties have been terminated, and the Loans, Notes and Unpaid Drawings and Unreimbursed Payments, together with interest, Fees and all other Obligations (other than any indemnities described in Section 13.13 which are not then due and payable) incurred hereunder, are paid in full:

8.01 Information Covenants. The U.S. Borrower will furnish, or will cause to be furnished, to the Administrative Agent (who shall furnish to each Lender):

(a) Quarterly Financial Statements. Within 3 Business Days following the 45th day after the close of the first three quarterly accounting periods in each Fiscal Year of the U.S. Borrower, (i) (x) the consolidated balance sheet of the U.S. Borrower and its Consolidated Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income and of cash flows for such quarterly accounting period and for the elapsed portion of the Fiscal Year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the corresponding quarterly accounting period in the prior Fiscal Year and the budgeted figures for such quarterly period as set forth in the respective financial projections theretofore delivered pursuant to Section 8.01(c), (y) the consolidated balance sheet of each Business Segment as at the end of such quarterly accounting period and the related consolidated statement of income of such Business Segment for such quarterly accounting period and for the elapsed portion of the Fiscal Year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the corresponding quarterly accounting period in the prior Fiscal Year, and (z) the consolidated balance sheets of the U.S. Dole Group and the Non-U.S. Dole Group as at the end of such quarterly accounting period and the related consolidated statements of income of each such group for such quarterly accounting period and for the elapsed portion of the Fiscal Year ended with the last day of such quarterly accounting period, all of the foregoing of which shall be in reasonable detail and, in the case of the financial statements described in subclause (x) above, be certified by the senior financial officer or other Authorized Officer of the U.S. Borrower that they fairly present in all material respects in accordance with U.S. GAAP the financial condition of the U.S. Borrower and its Consolidated Subsidiaries as of the dates indicated and the results of their operations and/or changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes and (ii) management’s discussion and analysis of the important operational and financial developments during such quarterly accounting period; provided, however, that for any quarterly accounting period for which the U.S. Borrower has filed a Form 10-Q Report with the SEC, the furnishing of (I) the U.S. Borrower’s Form 10-Q Report filed with the SEC for such quarterly accounting period and (II) the consolidated balance sheet of each Business Segment as at the end of such quarterly accounting period and the related consolidated statement of income of such Business Segment for such quarterly accounting period, shall satisfy the requirements of subclause (i) and (ii) of this Section 8.01(a).

(b) Annual Financial Statements. Within 3 Business Days following the 90th day after the close of each Fiscal Year of the U.S. Borrower, (i) (x) the consolidated balance sheet of the U.S. Borrower and its Consolidated Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income and stockholders’ equity and of cash flows for such Fiscal Year and setting forth comparative consolidated figures for the preceding Fiscal Year and comparable budgeted figures for such Fiscal Year as set forth in the respective financial projections delivered pursuant to Section 8.01(c), (y) the consolidated balance sheet of each Business Segment as at the end of such Fiscal Year and the related consolidated statements of income of each Business Segment for such Fiscal Year and setting forth comparative consolidated figures for the preceding Fiscal Year and (z) the consolidated balance sheet of each of the U.S. Dole Group and the Non-U.S. Dole Group as at the end of such Fiscal Year and the related consolidated statements of income of each such group for such Fiscal Year and setting forth comparative consolidated figures for the preceding Fiscal Year, (ii) in the case of the financial statements referred to in subclause (i)(x) above (except for such comparable budgeted figures), together with a certification by Deloitte & Touche LLP or such other independent certified public accountants of recognized national standing as shall be acceptable to the Administrative Agent, in each case to the effect that (I) such statements fairly present in all material respects the financial condition of the U.S. Borrower and its Consolidated Subsidiaries as of the dates indicated and the results of their operations and changes in financial position for the periods indicated in conformity with U.S. GAAP applied on a basis consistent with prior years and (II) in the course of its regular audit of the business of the U.S. Borrower and its Consolidated Subsidiaries, which audit was conducted in accordance with U.S. GAAP (and made without qualification or expression of uncertainty, in each case as to going concern; provided, that in the case of the report provided in connection with the U.S. Borrower’s fiscal year ended January 3, 2009, the opinion provided with such financial statements may contain a going concern qualification or expression of uncertainty so long as the U.S. Borrower delivers an unqualified opinion of Deloitte & Touche LLP with respect to such fiscal year no later than May 15, 2009), no Default or Event of Default which has occurred and is continuing has come to their attention or, if such a Default or an Event of Default has come to their attention, a statement as to the nature thereof and (iii) management’s discussion and analysis of the important operational and financial developments during such Fiscal Year; provided, however, that for any Fiscal Year for which the U.S. Borrower has filed a Form 10-K Report with the SEC, the furnishing of (I) the U.S. Borrower’s Form 10-K Report filed with the SEC for such Fiscal Year and (II) the consolidated balance sheet of each Business Segment as at the end of such Fiscal Year and the related consolidated statement of income of such Business Segment for such Fiscal Year, shall satisfy the requirements of subclause (i) and (iii) of this Section 8.01(b).

(c) Financial Projections, etc. Not more than 90 days after the commencement of each Fiscal Year of the U.S. Borrower, financial projections in form reasonably satisfactory to the Administrative Agent (including projected statements of income, sources and uses of cash and balance sheets, taking into account any Significant Asset Sales intended to be consummated during such Fiscal Year) prepared by the U.S. Borrower (i) for each of the four Fiscal Quarters of such Fiscal Year prepared in detail and (ii) for each of the immediately succeeding two Fiscal Years prepared in summary form, in each case, on a consolidated basis, for the U.S. Borrower and its Consolidated Subsidiaries

and setting forth, with appropriate discussion, the principal assumptions upon which such financial projections are based.

(d) Officer’s Certificates. At the time of the delivery of the financial statements provided for in Sections 8.01(a) and (b) for each Fiscal Year ended on or after the Restatement Effective Date, a certificate of the Chief Financial Officer or other Authorized Officer of the U.S. Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall (i) if delivered in connection with the financial statements required by Section 8.01(a) or (b), set forth in reasonable detail (x) the calculations required to establish whether the U.S. Borrower and its Subsidiaries were in compliance with the provisions of Sections 3.03(e) and (f), 4.02, 9.02, 9.04, 9.05 and 9.06 and (y) the calculation of the Senior Secured Leverage Ratio and the First Priority Secured Leverage Ratio as at the last day of the respective Fiscal Quarter or Fiscal Year of the U.S. Borrower, as the case may be, (ii) if delivered with the financial statements required by Section 8.01(b), set forth in reasonable detail (x) the amount of (and the calculations required to establish the amount of) Excess Cash Flow and Adjusted Excess Cash Flow for the respective Excess Cash Flow Payment Period, (y) the amount required to be paid pursuant to Section 4.02(f) on the relevant Excess Cash Payment Date and (z) the calculation of the Total Leverage Ratio as at the last day of the respective Fiscal Year of the U.S. Borrower, and (iii) certify that there have been no changes to Annexes A through G of the U.S. Security Agreement, Annexes A through G of the U.S. Pledge Agreement and the annexes or schedules to any other Security Document, in each case since the Restatement Effective Date or, if later, since the date of the most recent certificate delivered pursuant to this Section 8.01(d), or if there have been any such changes, a list in reasonable detail of such changes (but, in each case with respect to this clause (iii), only to the extent that such changes are required to be reported to the Collateral Agent pursuant to the terms of such Security Documents) and whether the Credit Agreement Parties and the other Credit Parties have otherwise taken all actions required to be taken by them pursuant to such Security Documents in connection with any such changes.

(e) Notice of Default or Litigation. Promptly, and in any event within five Business Days after a Senior Officer obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default, which notice shall specify the nature and period of existence thereof and what action the U.S. Borrower or such Subsidiary proposes to take with respect thereto, (ii) any litigation or proceeding pending or threatened (x) against the U.S. Borrower or any of its Subsidiaries which has had, or could reasonably be expected to have, a Material Adverse Effect or (y) with respect to any ABL Credit Document, any Existing Senior Notes Document or, on and after the execution and delivery thereof, any Permitted Senior Notes Document or any Permitted Refinancing Senior Notes Document, (iii) any Material Governmental Investigation pending or threatened against the U.S. Borrower or any of its Subsidiaries and (iv) any other event, change or circumstance which has had, or could reasonably be expected to have, a Material Adverse Effect.

(f) Management Letters. Promptly upon receipt thereof, a copy of any “management letter” submitted to the U.S. Borrower or any of its Subsidiaries by its independent accountants in connection with any annual, interim or special audit made by them of the financial statements of the U.S. Borrower or any of its Subsidiaries and management’s responses thereto.

(g) Environmental Matters. Within five Business Days after a Senior Officer obtains knowledge of any of the following (but only to the extent that any of the following, either individually or in the aggregate, has had, or could reasonably be expected to have, (a) a Material Adverse Effect or (b) a remedial cost to the U.S. Borrower or any of its Subsidiaries in excess of $15,000,000), written notice of:

(i) any pending or threatened Environmental Claim against the U.S. Borrower or any of its Subsidiaries or any Real Property owned, leased or operated by the U.S. Borrower or any of its Subsidiaries;

(ii) any condition or occurrence on any Real Property owned, leased or operated by the U.S. Borrower or any of its Subsidiaries that (x) results in noncompliance by the U.S. Borrower or any of its Subsidiaries with any applicable Environmental Law or (y) could reasonably be anticipated to form the basis of an Environmental Claim against the U.S. Borrower or any of its Subsidiaries or any such Real Property;

(iii) any condition or occurrence on any Real Property owned, leased or operated by the U.S. Borrower or any of its Subsidiaries that could reasonably be anticipated to cause such Real Property to be subject to any restrictions on the ownership, lease, occupancy, use or transferability by the U.S. Borrower or such Subsidiary, as the case may be, of its interest in such Real Property under any Environmental Law; and

(iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by the U.S. Borrower or any of its Subsidiaries.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the U.S. Borrower’s response or proposed response thereto.

In addition, the U.S. Borrower agrees to provide the Lenders (by delivery to the Administrative Agent) with copies of such detailed reports relating to any of the matters set forth in clauses (i)-(iv) above as may reasonably be requested by the Administrative Agent or any Lender.

(h) Reports. Within 3 Business Days following transmission thereof, copies of any filings and registrations with, and reports to, the SEC by the U.S. Borrower or any of its Subsidiaries and copies of all financial statements, proxy statements, notices and reports as the U.S. Borrower or any of its Subsidiaries shall send generally to the holders of Indebtedness or (following the public issuance of Equity Interests of the U.S. Borrower or any of its Subsidiaries) their Equity Interests in their capacity as such holders (to the extent not theretofore delivered to the Lenders pursuant to this Agreement).

(i) New Subsidiaries; etc. Within 3 Business Days after the 45th day following the close of each of the first three Fiscal Quarters of each Fiscal Year of the U.S. Borrower and within 3 Business Days after the 45th day following the close of each Fiscal Year of the U.S. Borrower, (w) a list showing each Material Foreign Subsidiary of the U.S. Borrower which has not theretofore become party to the Foreign Subsidiaries Guaranty or any Security Document, (x) a list showing each Subsidiary of the U.S. Borrower established, created or acquired during the respective Fiscal Quarter or Fiscal Year (and specifying whether such Subsidiary is a Material Foreign Subsidiary), and each Subsidiary which has had any Equity Interests transferred during the respective Fiscal Quarter or Fiscal Year (in each case describing in reasonable detail the respective transfer of Equity Interests), in each case naming the direct owner of all Equity Interests in such Subsidiary and describing such Equity Interests in reasonable detail, and certifying that each such Subsidiary, and each Credit Party which owns any Equity Interests therein, has taken all actions, if any, required pursuant to Sections 8.11 and 9.11 and the relevant Security Documents and certifying the U.S. Borrower’s compliance with the provisions of Section 8.18, (y) a list of each Domestic Subsidiary of the U.S. Borrower, if any, which has not been transferred to the U.S. Borrower or one or more Qualified U.S. Obligors pursuant to the requirements of Section 8.18(a) (by virtue of the first proviso to the second sentence of said Section 8.18(a)), and specifically stating the reasons therefor and (z) a list of each Foreign Subsidiary organized under any Qualified Non-U.S. Jurisdiction, if any, which has not been transferred to one or more Qualified Non-U.S. Obligors pursuant to the requirements of Section 8.18(b) (by reason of the first proviso to the first sentence of said Section 8.18(b)), and specifically stating the reasons therefor.

(j) Annual Meetings with Lenders. At the request of the Administrative Agent, the U.S. Borrower shall, within 120 days after the close of each Fiscal Year of the U.S. Borrower, hold a meeting (which may be by conference call or teleconference), at a time and place selected by the U.S. Borrower and reasonably acceptable to the Administrative Agent, with all of the Lenders that choose to participate, to review the financial results of the previous Fiscal Year and the financial condition of the U.S. Borrower and its Subsidiaries and the budgets presented for the current Fiscal Year of the U.S. Borrower and its Subsidiaries.

(k) Notice of Commitment Reductions and Mandatory Repayments. On or prior to the date of any reduction to Commitments or any mandatory repayment of outstanding Term Loans pursuant to Sections 4.02(c) through (f), inclusive, the U.S. Borrower shall provide written notice of the amount of the respective reduction or repayment, as the case may be, to the Commitments or the outstanding Term Loans, as applicable, and the calculations therefor (in reasonable detail).

(l) Hedging Agreements. At the time of the delivery of the financial statements provided for in Section 8.01(b), a schedule of all Interest Rate Protection Agreements and Other Hedging Agreements entered into by the U.S. Borrower or any of its Subsidiaries with any Lender and/or any of its affiliates.

(m) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to the U.S. Borrower or its Subsidiaries as the

Administrative Agent or any Lender may reasonably request; provided that the tax opinion delivered by Deloitte & Touche LLP referenced in Section 8.01(n) of the Original Credit Agreement shall only be made available for review by any Lender requesting same at the headquarters of the U.S. Borrower.

(n) Compliance with Section 13.27. On or prior to the 90th day after the Restatement Effective Date (or such later date as the Administrative Agent shall determine), an appropriate officer in the legal department of the U.S. Borrower shall provide a written certification of compliance with all post-closing requirements set forth in Section 13.27 (including those actions required pursuant to Schedule XVIII), specifically listing any items where such compliance has not yet occurred (and, with respect to any such items where compliance has not yet occurred, stating the time frame in which it is expected that such actions shall be taken and the reasons such actions have not been completed). Without excusing any failure to comply with Section 13.27, if the certification provided above does not establish complete compliance with all requirements of Section 13.27 (and Schedule XVIII), the U.S. Borrower shall cause an appropriate officer in its legal department to furnish monthly updates thereafter, in each case showing in reasonable detail all compliances (and any non-compliances) with the requirements of Section 13.27. Such certifications shall no longer be required after the date upon which the U.S. Borrower certifies that all actions required be taken pursuant to Section 13.27 (and Schedule XVIII) have been completed.

8.02 Books, Records and Inspections. Each Credit Agreement Party will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries which permit the preparation of financial statements in accordance with U.S. GAAP and which conform to all requirements of law, shall be made of all dealings and transactions in relation to its business and activities. Each Credit Agreement Party will, and will cause each of its Subsidiaries to, permit officers and designated representatives of any Agent or, if any Specified Default or any Event of Default then exists, any Lender, to visit and inspect, under guidance of officers of such Credit Agreement Party or such Subsidiary, any of the properties of such Credit Agreement Party or such Subsidiary, and to examine the books of account of such Credit Agreement Party or such Subsidiary and discuss the affairs, finances and accounts of such Credit Agreement Party or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable prior notice and at such reasonable times and intervals and to such reasonable extent as such Agent or such Lender may reasonably request.

8.03 Insurance. (a) Each Credit Agreement Party will, and will cause each of its Subsidiaries to, (i) maintain, with financially sound and reputable insurance companies, insurance on all its property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice and (ii) furnish to the Administrative Agent, upon request by the Administrative Agent or any Lender, full information as to the insurance carried. Such insurance shall in any event include physical damage insurance on all real and personal property (whether now owned or hereafter acquired) on an all risk basis and business interruption insurance.

(b) Each Credit Agreement Party will, and will cause each of its Subsidiaries to, at all times keep the respective property of such Credit Agreement Party and its Subsidiaries insured in favor of the Collateral Agent, and all policies or certificates with respect to such insurance (and any other insurance maintained by, or on behalf of, any Credit Agreement Party or any of its Subsidiaries) (i) shall be endorsed to the Collateral Agent’s satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as certificate holder, mortgagee and loss payee with respect to real property, certificate holder and loss payee with respect to personal property, additional insured with respect to general liability and umbrella liability coverage and certificate holder with respect to workers’ compensation insurance), (ii) shall state that such insurance policies shall not be canceled or materially changed without at least 30 days’ prior written notice thereof by the respective insurer to the Collateral Agent and (iii) shall be deposited with the Collateral Agent.

(c) If any Credit Agreement Party or any of its Subsidiaries shall fail to maintain all insurance in accordance with this Section 8.03, or if any Credit Agreement Party or any of its Subsidiaries shall fail to so name the Collateral Agent as an additional insured, mortgagee or loss payee, as the case may be, or so deposit all certificates with respect thereto, the Administrative Agent and/or the Collateral Agent shall have the right (but shall be under no obligation), upon ten Business Days’ notice to the U.S. Borrower, to procure such insurance, and the Credit Agreement Parties agree jointly and severally to reimburse the Administrative Agent or the Collateral Agent, as the case may be, for all costs and expenses of procuring such insurance.

8.04 Payment of Taxes. Each Credit Agreement Party will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case on a timely basis, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Credit Agreement Parties or any of their Subsidiaries not otherwise permitted under Section 9.03(i); provided that no Credit Agreement Party or any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with U.S. GAAP.

8.05 Existence; Franchises. Each Credit Agreement Party will do, and will cause each of its Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, authorities to do business, licenses, certifications, accreditations and patents; provided, however, that nothing in this Section 8.05 shall prevent (i) sales of assets and other transactions by the U.S. Borrower or any of its Subsidiaries in accordance with Section 9.02, (ii) the withdrawal by the U.S. Borrower or any of its Subsidiaries of its qualification as a foreign corporation, partnership or limited liability company, as the case may be, in any jurisdiction where such withdrawal could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (iii) the dissolution of the Excluded Domestic Subsidiary or any Excluded Foreign Subsidiary.

8.06 Compliance with Statutes; etc. (a) Each Credit Agreement Party will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except for such noncom-

pliances as, individually or in the aggregate, have not had, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) Within 5 Business Days after each Credit Agreement Party is required by applicable law, statute, rule or regulation, such Credit Agreement Party shall file (or cause to be filed) with the SEC all reports, financial information and certifications required by applicable law, statute, rule or regulation.

8.07 Compliance with Environmental Laws. (a) (i) Each Credit Agreement Party will comply, and will cause each of its Subsidiaries to comply, in all material respects with all Environmental Laws applicable to the ownership or use of its Real Property and vessels now or hereafter owned, leased or operated by such Credit Agreement Party or any of its Subsidiaries, will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property and vessels free and clear of any Liens imposed pursuant to such Environmental Laws and (ii) neither any Credit Agreement Party nor any of its Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of, Hazardous Materials on any Real Property or vessels owned, leased or operated by such Credit Agreement Party or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except as required in the ordinary course of business of the U.S. Borrower and its Subsidiaries as conducted on the Original Effective Date and as allowed by (and in compliance with) applicable law or regulation and except for any failures to comply with the requirements specified in clause (i) or (ii) above, which, either individually or in the aggregate, have not had, and could not reasonably be expected to have, a Material Adverse Effect. If the U.S. Borrower or any of its Subsidiaries, or any tenant or occupant of any Real Property or vessel owned, leased or operated by the U.S. Borrower or any of its Subsidiaries, causes or permits any intentional or unintentional act or omission resulting in the presence or Release of any Hazardous Material (except in compliance with applicable Environmental Laws), each Credit Agreement Party agrees to undertake, and/or to cause any of its Subsidiaries, tenants or occupants to undertake, at their sole expense, any clean up, removal, remedial or other action required pursuant to Environmental Laws to remove and clean up any Hazardous Materials from any Real Property or vessel except where the failure to do so has not had, and could not reasonably be expected to have, a Material Adverse Effect.

At the written request of the Administrative Agent or the Required Lenders, which request shall specify in reasonable detail the basis therefor (which may not simply be a desire for periodic review), at any time and from time to time, the Credit Agreement Parties will provide, at their sole cost and expense, an environmental site assessment report concerning any Real Property now or hereafter owned, leased or operated by the U.S. Borrower or any of its Subsidiaries, prepared by an environmental consulting firm reasonably approved by the Administrative Agent, addressing the matters which gave rise to such request and estimating the potential costs of any removal, remedial or other corrective action in connection with any such matter. If a Credit Agreement Party fails to provide the same within 45 days after such request was made, the Administrative Agent may order the same, and the Credit Agreement Parties shall grant and hereby do grant, to the Administrative Agent and the Lenders and their agents, access to such Real Property and specifically grant the Administrative Agent and the Lenders and their agents an irrevocable non-exclusive license, subject to the right of tenants, to undertake such an assessment, all at the Credit Agreement Parties’ joint and several expense.

8.08 ERISA. As soon as possible and, in any event, within twenty (20) Business Days after the U.S. Borrower, any Subsidiary of the U.S. Borrower or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the U.S. Borrower will deliver to the Administrative Agent written notice of the chief financial officer, vice president of human resources or other Authorized Officer of the U.S. Borrower setting forth, to the extent known, and in reasonable detail, such occurrence and the action, if any, that the U.S. Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed by the U.S. Borrower, such Subsidiary, the Plan administrator or such ERISA Affiliate to or with, the PBGC or any other governmental agency, or a Plan or Multiemployer Plan participant, and any notices received by the U.S. Borrower, such Subsidiary or ERISA Affiliate from the PBGC or other governmental agency or a Plan or Multiemployer Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred (except to the extent that the U.S. Borrower has previously delivered to the Administrative Agent a notice (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection ..62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan or Multiemployer Plan or Foreign Pension Plan has been made more than sixty (60) days late; that a Plan or Multiemployer Plan has been or may be involuntarily terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan or Multiemployer Plan has a material Unfunded Current Liability; that involuntary proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that an involuntary proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan or Multiemployer Plan; that the U.S. Borrower, any Subsidiary of the U.S. Borrower or any ERISA Affiliate will or may incur any material liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan or Multiemployer Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan or Multiemployer Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that the U.S. Borrower or any Subsidiary of the U.S. Borrower may incur any liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees ( other than as required by Section 601 of ERISA) or any Plan or any Foreign Pension Plan in addition to the liability that existed on the Restatement Effective Date pursuant to any such plan or plans by an amount that would be material to the U.S. Borrower or any Subsidiary of the U.S. Borrower. To the extent that the financial statements set forth with particularity a liability for which notice would otherwise be re-

quired to be given hereunder, a separate notice thereof shall not be required hereunder. At the request of the Administrative Agent, the U.S. Borrower will deliver to the Administrative Agent copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. The U.S. Borrower will also deliver upon written request to the Administrative Agent a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any notices delivered to the Administrative Agent pursuant to the first sentence hereof, copies of annual reports and any records, documents or other information required to be furnished to the PBGC or any other government agency, and any material notices received by the U.S. Borrower, any Subsidiary of the U.S. Borrower or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan or received from any government agency or plan administrator or sponsor or trustee with respect to any Multiemployer Plan, shall, upon request of the Administrative Agent, be delivered to the Administrative Agent no later than twenty (20) Business Days after the date of such request. The U.S. Borrower and each of its applicable Subsidiaries shall ensure that all Foreign Pension Plans administered by it or into which it makes payments obtain or retain (as applicable) registered status under and as required by applicable law and is administered in a timely manner in all respects in compliance with all applicable laws except where the failure to do any of the foregoing has not had, and could not reasonably be expected to have, a Material Adverse Effect.

8.09 Good Repair. Each Credit Agreement Party will, and will cause each of its Subsidiaries to, ensure that its material properties and equipment required to be used in its business are kept in reasonably good repair, working order and condition, ordinary wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner useful or customary for companies in similar businesses.

8.10 End of Fiscal Years; Fiscal Quarters. Each Credit Agreement Party will cause (i) each of its, and each of its Subsidiaries’, fiscal years to end on the Saturday closest to December 31 of each calendar year and (ii) each of its, and each of its Subsidiaries’, fiscal quarters to end on the last day of each period described in the definition of “Fiscal Quarter”; provided that Foreign Subsidiaries of the U.S. Borrower (other than the Bermuda Borrower and the Bermuda Partnership) shall not be required to maintain the fiscal year and fiscal quarter ends described above if it is not practicable for such Foreign Subsidiary to maintain same as a result of foreign statutes, rules or law applicable to such Foreign Subsidiary.

8.11 Additional Security; Additional Guaranties; Actions with Respect to Non-Guarantor Subsidiaries; Further Assurances. (a) Each Credit Agreement Party will, and will cause its Subsidiaries which are Credit Agreement Parties or Subsidiary Guarantors to, grant to the Collateral Agent security interests and mortgages (each, an “Additional Mortgage”) in: (i) each vessel acquired by such Person after the Initial Borrowing Date and having a value (for such purpose, using the initial purchase price paid by such Person for such vessel) in excess of $5,000,000, (ii) such fee-owned (or the equivalent) Real Property acquired by such Person after the Initial Borrowing Date and having a value (for such purpose, using the initial purchase price paid by such Person for such Real Property) in excess of $10,000,000 which is not covered by the original Mortgages or Foreign Security Agreements, as appropriate and (iii) such Leasehold Properties to which a respective landlord has granted its consent to the delivery of a Mortgage over such Leasehold Properties (each such Real Property referred to in preceding clause (ii) and this clause (iii), an “Additional Mortgaged Property”); provided, however that if the aggregate value of all Second-Tier Material Real Properties (for such purpose, using the initial purchase price paid by such Person for the respective Second-Tier Material Real Property) acquired by such Persons after the Initial Borrowing Date which are not then covered by Mortgages or Foreign Security Agreements, as appropriate, equals or exceeds $20,000,000, each Credit Agreement Party and each Subsidiary Guarantor shall grant to the Collateral Agent security interests and mortgages in all such Second-Tier Material Real Properties owned by any such Person which are not then covered by Mortgages or Foreign Security Agreements, as appropriate (and not just those required to reduce the aggregate value of all Second-Tier Material Real Properties (determined as provided above) at such time below $20,000,000). All such Additional Mortgages shall be granted pursuant to documentation substantially in the form of a relevant existing Mortgage (or, in the case of Additional Mortgaged Properties located in a jurisdiction outside the United States, the relevant Foreign Security Agreement covering Real Property located in such jurisdiction (if any) delivered to the Administrative Agent on the Initial Borrowing Date) or in such other form as is reasonably satisfactory to the Administrative Agent. All such Additional Mortgages shall constitute valid and enforceable first priority perfected Liens, superior to and prior to the rights of all third Persons and subject to no other Liens (except as are permitted by Section 9.03), in favor of the Collateral Agent (or such other trustee or sub-agent as may be required or desired under local law). The Additional Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to create, maintain, effect, perfect, preserve, maintain and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full. Notwithstanding any “after-acquired property” covenant contained in any Foreign Security Document requiring the grant of a mortgage in “after-acquired” Real Property of any Foreign Credit Party in favor of the Collateral Agent, no Foreign Credit Party shall be required to grant to the Collateral Agent an Additional Mortgage in any Real Property of such Foreign Credit Party acquired after the Initial Borrowing Date as otherwise required by the respective Foreign Security Document unless and until the grant of such Additional Mortgage would otherwise be required pursuant to the terms of this Section 8.11(a).

(b) Each Credit Agreement Party will, and will cause each of its Subsidiaries to, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, confirmatory conveyances, financing statements, transfer endorsements, confirmatory powers of attorney, certificates, reports and other assurances or confirmatory instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require pursuant to this Section 8.11. Furthermore, each Credit Agreement Party will cause to be delivered to the Collateral Agent such opinions of counsel and other related documents as may be reasonably requested by the Collateral Agent to assure itself that this Section 8.11 has been complied with.

(c) Subject to the provisions of following clauses (g) and (h), if (w) at any time any Domestic Subsidiary of the U.S. Borrower is created, established or acquired, such Subsidiary shall be required to execute and deliver counterparts of the U.S. Subsidiaries Guaran-

ty, the Intercompany Subordination Agreement, the Intercreditor Agreement and such Security Documents as would have been entered into by the respective Subsidiary if same had been a U.S. Subsidiary Guarantor under the Original Credit Agreement on the Initial Borrowing Date (with appropriate changes to reflect the amendment and restatement of this Agreement on the Restatement Effective Date and any subsequent modification hereto), and in each case shall take all action in connection therewith as would otherwise have been required to be taken pursuant to Section 5 of the Original Credit Agreement if such Subsidiary had been a U.S. Subsidiary Guarantor under the Original Credit Agreement on the Initial Borrowing Date, (x) at any time any Subsidiary of the U.S. Borrower organized under the laws of any Qualified Non-U.S. Jurisdiction is created, established or acquired, such Subsidiary shall be required to execute and deliver counterparts of the Foreign Subsidiaries Guaranty, the Intercompany Subordination Agreement and such Security Documents as would have been entered into by the respective Subsidiary if same had been a Foreign Subsidiary Guarantor under the Original Credit Agreement on the Initial Borrowing Date (with appropriate changes to reflect the amendment and restatement of this Agreement on the Restatement Effective Date and any subsequent modification hereto) (determined in accordance with the criteria described in Sections 5.15, 5.17 and 5.18(b) of the Original Credit Agreement), and in each case shall take all action in connection therewith as would otherwise have been required to be taken pursuant to Section 5 of the Original Credit Agreement if such Subsidiary had been a Foreign Subsidiary Guarantor under the Original Credit Agreement on the Initial Borrowing Date (with appropriate changes to reflect the amendment and restatement of this Agreement on the Restatement Effective Date and any subsequent modification hereto), (y) at any time any Subsidiary of the U.S. Borrower organized under the laws of any Non-Qualified Jurisdiction in which a Foreign Subsidiary Guarantor under the Original Credit Agreement was organized on the Initial Borrowing Date is created, established or acquired, such Subsidiary shall be required to execute and deliver counterparts of the Foreign Subsidiaries Guaranty and, in each case, unless the Administrative Agent otherwise agrees based on advice of local counsel, the Intercompany Subordination Agreement and such Security Documents as would have been entered into by the respective Subsidiary if same had been a Foreign Subsidiary Guarantor under the Original Credit Agreement organized under the laws of such Non-Qualified Jurisdiction on the Initial Borrowing Date (with appropriate changes to reflect the amendment and restatement of this Agreement on the Restatement Effective Date and any subsequent modification hereto) (determined in accordance with the criteria described in Sections 5.15, 5.17 and 5.18(b) of the Original Credit Agreement), and in each case shall take all action in connection therewith as would otherwise have been required to be taken pursuant to Section 5 of the Original Credit Agreement if such Subsidiary had been a Foreign Subsidiary Guarantor under the Original Credit Agreement organized under the laws of such Non-Qualified Jurisdiction on the Initial Borrowing Date (with appropriate changes to reflect the amendment and restatement of this Agreement on the Restatement Effective Date and any subsequent modification hereto) and (z) if at any time after the Initial Borrowing Date any jurisdiction is added to the list of Qualified Jurisdictions in accordance with the definition thereof contained herein, then at the time of such designation each Foreign Subsidiary of the U.S. Borrower organized under the laws of such Qualified Jurisdiction (with such exceptions as may be satisfactory to the Administrative Ag ent or the Required Lenders) shall be required to become a Foreign Subsidiary Guarantor and take all actions specified in preceding clause (x). Furthermore, subject to the provisions of Section 8.11(h), the Administrative Agent or the Required Lenders may at any time request that one or more Subsidiaries of the U.S. Borrower organized under the laws of one or more jurisdictions which are not Qualified Jurisdic-

tions become Foreign Subsidiary Guarantors, in which case the Credit Agreement Parties shall cause each such Subsidiary which has been specifically requested to become a Foreign Subsidiary Guarantor to take all actions as are specified in clause (x) of the immediately preceding sentence, provided that no Subsidiary of the U.S. Borrower shall be required to take such actions if, and to the extent that, based upon written advice of local counsel reasonably satisfactory to the Administrative Agent, the U.S. Borrower and/or such Subsidiary concludes that the taking of such actions would violate the laws of the jurisdiction in which the respective Subsidiary is organized, provided, further, that if steps (such as limiting the amount guaranteed) can be taken so that such violation would not exist, then if requested by the Administrative Agent or the Required Lenders, the respective Subsidiary shall enter into a modified Foreign Subsidiaries Guaranty which provides, to the maximum extent permissible under applicable law, as many of the benefits as are provided pursuant to the Foreign Subsidiaries Guaranty executed and delivered on the Initial Borrowing Date as is possible.

(d) In addition to the requirements contained in the Pledge Agreements, each Credit Agreement Party agrees to pledge and deliver, or cause to be pledged and delivered, all of the Equity Interests owned by any Credit Party of each new Unrestricted Subsidiary of the U.S. Borrower established or created (and each Subsidiary of the U.S. Borrower which becomes an Unrestricted Subsidiary) after the Initial Borrowing Date to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Pledge Agreements, provided that, subject to the provisions of Section 8.12, in the case of any Foreign Unrestricted Subsidiary that is a corporation (or treated as such for U.S. tax purposes) which is owned by a U.S. Credit Party, not more than 65% of the total outstanding voting Equity Interests of such Person shall be required to be pledged in support of such U.S. Credit Party’s obligations (x) as a Borrower under the Credit Agreement (in the case of the U.S. Borrower) or (y) under its Guaranty in respect of the Obligations of the U.S. Borrower (in the case of the other U.S. Credit Parties).

(e) Following any request by the Administrative Agent or the Required Lenders, the U.S. Borrower or any of its Subsidiaries, shall, to the maximum extent permitted by applicable law (but subject to the proviso to preceding Section 8.11(d), to the extent applicable), (x) grant security interests in such of their Property (other than Excluded Collateral) as may be requested by the Administrative Agent or the Required Lenders, as the case may be, in which perfected security interests do not already exist pursuant to the Security Documents theretofore executed and delivered and, in connection therewith, the Credit Agreement Parties shall, or shall cause the relevant Subsidiaries of the U.S. Borrower to, execute and deliver counterparts of (and thereby become parties to) the Intercreditor Agreement (in the case of any U.S. Credit Party), the applicable Security Documents and/or Additional Security Documents, in each case in form and substance reasonably satisfactory to the Administrative Agent, (y) with respect to pledges of Equity Interests of, or promissory notes issued by, Persons described in Section 13.19(a), take such action (including, without limitation, the execution of Additional Security Documents, the making of filings, etc.) under the local law of the Person whose Equity Interests or promissory notes are pledged as may be requested in order to create, preserve, protect or perfect security interests in such Equity Interests and/or promissory notes and/or (z) with respect to each Foreign Security Document described in Section 13.19(b), take such action (including, without limitation, amending, modifying or supplementing such Foreign Security Document, etc.) under the local law of each Credit Party party to such Foreign Security Document as may be requested to effect the amendments, modifications and supplements contemplated in Section 13.19(b).

(f) The security interests required to be granted pursuant to Sections 8.11(c), (d) and (e) shall be granted pursuant to the respective Security Documents already executed and delivered by the Credit Parties (or other security documentation substantially similar to such Security Documents or otherwise reasonably satisfactory in form and substance to the Collateral Agent) and shall constitute valid and enforceable first priority perfected security interests (subject to the applicable provisions of the Intercreditor Agreement in the case of security interests granted by any U.S. Credit Party) prior to the rights of all third Persons and subject to no other Liens (other than Permitted Liens). The Credit Agreement Parties shall (or shall cause their respective Subsidiaries), (i) at their own expense, to (x) execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record in any appropriate governmental office, any document or instrument reasonably deemed by the Collateral Agent to be necessary or desirable for the creation, perfection, maintenance, preservation and protection of the Liens on its assets intended to be created pursuant to the relevant Security Documents and (y) take all other actions reasonably requested by the Collateral Agent (including, without limitation, the furnishing of legal opinions) in connection with the granting of the security interests required pursuant to Sections 8.11(c), (d) and (e) and (ii) pay in full all taxes, fees and other charges payable in connection with the granting of the security interests required pursuant to Sections 8.11(c), (d) and (e).

(g) Each Credit Agreement Party agrees that each action required above by Section 8.11(a) or (b) shall be completed as soon as possible, but in no event later than 90 days (or, in the case of actions relating to assets located outside the United States, such greater number of days as the Administrative Agent shall agree to in its sole and absolute discretion in any given case) after such action is requested to be taken by the Administrative Agent or the Required Lenders. Each Credit Agreement Party further agrees that (x) each action required above by Section 8.11(c), (d) and (f) with respect to a newly formed, created or acquired Subsidiary, or with respect to any Subsidiary which is located in a jurisdiction newly-designated as a Qualified Jurisdiction or which becomes an Unrestricted Subsidiary, shall be completed contemporaneously with the formation, creation or acquisition of such Subsidiary, the date of the addition of the respective jurisdiction to the list of Qualified Jurisdictions or the date such Subsidiary becomes an Unrestricted Subsidiary, as the case may be, (provided that (x) the Credit Documents required to be executed and delivered pursuant to Section 8.11(c) by such newly formed, created or acquired Subsidiary shall not be required to be so executed and delivered until 45 days after the formation, creation or acquisition of such Subsidiary, (y) in the case of a Shell Corporation formed, created or established by the U.S. Borrower or any of its Subsidiaries, such actions shall not be required to be taken (so long as same remains a Shell Corporation) until 60 days after the formation, creation or establishment of such Shell Corporation and (z) in the case of a newly-formed Subsidiary organized in (i) a Qualified Non-U.S. Jurisdiction or (ii) a Non-Qualified Jurisdiction in which an existing Foreign Subsidiary Guarantor is organized, to defer the execution and delivery of Security Documents (but not counterparts of the Foreign Subsidiaries Guaranty or the Intercompany Subordination Agreement) if the gross book value of its assets (determined as of the last day of the calendar month then last ended) is less than $10,000,000, until (and only until) the aggregate gross book value of all newly-formed Subsidiaries which have not executed Security Documents in reliance on this proviso (determined as of the last day of the calendar month then last ended) exceeds $20,000,000, at which time all such excluded Subsidiaries (and not just those Subsidiaries required to reduce the aggregate gross book value of such excluded Subsidiaries to below $20,000,000) shall execute the required Security Documents) and (y) all actions required to be taken pursuant to the last sentence of Section 8.11(c) and Section 8.11(e) shall be taken as promptly as practicable, and in any event within 45 days, after the U.S. Borrower receives the respective request from the Administrative Agent or the Required Lenders.

(h) Notwithstanding anything to the contrary contained in clauses (c) through (g) above, to the extent the taking of any action as described above by a new Subsidiary acquired pursuant to a Permitted Acquisition, which is subject to Permitted Acquired Debt which at such time remains in existence as permitted by Section 9.04(b)(vi), then to the extent that the terms of the respective Permitted Acquired Debt prohibit the taking of any actions which would otherwise be required of such Subsidiary by this Section 8.11, then the time for taking the respective actions (to the extent prohibited by the terms of the respective Permitted Acquired Debt) shall be extended until 10 Business Days after the earlier of (i) the date of repayment of such Permitted Acquired Debt and (ii) the first date on which the taking of such actions would not violate the terms of the respective issue of Permitted Acquired Debt. To the extent the terms of any Permitted Acquired Debt prohibits the taking of actions otherwise required by this Section 8.11, upon the request of the Administrative Agent or the Required Lenders, each Credit Agreement Party shall, or shall cause the respective Subsidiaries of the U.S. Borrower to, (x) prepay any such Permitted Acquired Debt which is permitted to be prepaid and/or (y) use reasonable efforts to obtain such consents or approvals as are needed so that the taking of the actions otherwise specified in this Section 8.11 would not violate the terms of the respective issue of Permitted Acquired Debt. Furthermore, to the extent any Subsidiary which is not a Wholly-Owned Subsidiary is acquired pursuant to a Permitted Acquisition (in accordance with the limitations contained in the definition thereof), then for so long as such Subsidiary is not a Wholly-Owned Subsidiary, to the extent the U.S. Borrower in good faith determines that the respective Subsidiary is not able, under applicable requirements of law (whether because of fiduciary duties under applicable law or other requirements of applicable law) to execute and deliver a Subsidiaries Guaranty or one or more Security Documents, the respective such Subsidiary shall not be required to become a Subsidiary Guarantor or execute and deliver such Security Documents as otherwise required above.

(i) Within 30 days following the request of the Administrative Agent, the Collateral Agent or the Required Lenders, the Credit Agreement Parties shall cause each Fee Capped Foreign Subsidiary Guarantor (to the maximum extent permitted by applicable law) to (x) enter into such amendments and/or modifications to the relevant Credit Documents to which such Fee Capped Foreign Subsidiary Guarantor is a party to cause the guaranty amount or the secured obligations thereunder, as applicable, to equal 110% of the fair market value of the Property owned or held by such Fee Capped Foreign Subsidiary Guarantor and (y) pay all registration, notorial and other fees, all taxes and all other amounts as may be required in connection with the increase in amount of the guaranty and/or the secured obligations under such Credit Documents.

(j) In the event that the Administrative Agent or the Required Lenders at any time after the Initial Borrowing Date determine in their reasonable discretion (whether as a result of a position taken by an applicable bank regulatory agency or official, or otherwise) that real estate appraisals satisfying the requirements set forth in 12 C.F.R., Part 34-Subpart C, or any successor or similar statute, role, regulation, guideline or order (any such appraisal, a “Required Appraisal”) are or were required to be obtained, or should be obtained, in connection with any U.S. Mortgaged Property or U.S. Mortgaged Properties, then, within 90 days after receiving written notice thereof from the Administrative Agent or the Required Lenders, as the case may be, the U.S. Borrower shall cause such Required Appraisal to be delivered, at the expense of the U.S. Borrower, to the Administrative Agent, which Required Appraisal, and the respective appraiser, shall be satisfactory to the Administrative Agent.

(k) Notwithstanding any “after-acquired property” covenant contained in any Foreign Security Document requiring the grant of security interests in Property of any Foreign Credit Party in favor of the Collateral Agent (but subject to Sections 8.11(a) and (e)), no Foreign Credit Party shall be required to grant the Collateral Agent security interests in Property of such Foreign Credit Party acquired after the Initial Borrowing Date which is not a vessel and does not constitute Real Property (all such Property, “After-Acquired Foreign Personal Property”) and which is not covered already expressly by the respective Foreign Security Document as otherwise required by such Foreign Security Document if the gross book value of all After-Acquired Foreign Personal Property of such Foreign Credit Party (determined as of the last day of the calendar month then last ended) excluded from the pledge requirements pursuant to this clause (k) is less than $10,000,000, unless (and until) the aggregate gross book value of all After-Acquired Foreign Personal Property of all Foreign Credit Parties excluded from the pledge requirements pursuant to this clause (k) (determined as of the last day of the calendar month then last ended) exceeds $20,000,000, at which time the Foreign Credit Parties shall take all actions required to be taken pursuant to the respective Foreign Security Documents to grant the Collateral Agent a security interest in such theretofore excluded After-Acquired Foreign Personal Property as is required to cause the aggregate gross book value (determined as described above) of all After-Acquired Foreign Personal Property of all Foreign Credit Parties not then subject to a security interest in favor of the Collateral Agent pursuant to the relevant Foreign Security Documents not to exceed $5,000,000.

(l) Notwithstanding anything to the contrary contained above in this Section 8.11 or elsewhere in this Agreement or the other Credit Documents, no Credit Party shall be required to grant a security interest in, or Lien on, any Excluded Collateral (so long as the respective Property constitutes Excluded Collateral), and the value of any Excluded Collateral shall not be taken into account in making determinations pursuant to the foregoing clauses of this Section 8.11.

(m) No later than 45 days after the effective date of Amendment 1 (or such later date as the Administrative Agent shall agree in its sole discretion), the applicable Credit Parties shall cause to be executed and/or delivered, as applicable, to the Administrative Agent:

(i) with respect to the Foreign Security Documents, such amendments duly executed and acknowledged by the applicable Credit Parties as may be requested by the Administrative Agent in order to preserve and protect the validity of the Liens granted to the Collateral Agent pursuant to such Foreign Security Documents;

(ii) with respect to each Mortgage in favor of the Collateral Agent with respect to any U.S. Mortgaged Property, an amendment (each, a “Mortgage Amendment”) duly executed and acknowledged by the applicable Credit Party in form and substance reasonably satisfactory to the Collateral Agent and providing that, for the avoidance of doubt, the obligations of the applicable mortgagor secured by such Mortgage include a guaranty by such mortgagor of all Obligations of the Bermuda Borrower under this Agreement;

(iii) with respect to each Mortgage Amendment, an endorsement or other modification to the existing Mortgage Policy providing assurance reasonably satisfactory to the Collateral Agent that the lien on such Mortgaged Property in favor of the Collateral Agent shall continue to have the enforceability and priority in effect immediately prior to the effectiveness of Amendment 1;

(iv) with respect to each Mortgage Amendment, opinions of counsel to the Credit Parties covering customary matters and in form and substance reasonably satisfactory to the Collateral Agent;

(v) with respect to each U.S. Mortgaged Property requested by the Collateral Agent, a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the applicable Credit Parties); and

(vi) a copy of, or a certificate as to coverage under, the insurance policies required by Section 8.03 in form and substance satisfactory to the Collateral Agent.

8.12 Foreign Subsidiaries Security. If following a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, counsel for the U.S. Borrower reasonably acceptable to the Administrative Agent and the Required Lenders does not within 30 days after a request from the Administrative Agent or the Required Lenders deliver evidence, in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, that (i) a pledge of 66-2/3% or more of the total combined voting power of all classes of Equity Interests entitled to vote of any Foreign Unrestricted Subsidiary owned by a U.S. Credit Party which has not already had all of its Equity Interests pledged pursuant to the U.S. Pledge Agreement or a Local Law Pledge Agreement, as applicable, to secure all of the Obligations (as defined in the respective such Security Document), (ii) the entering into by a Foreign Subsidiary Guarantor of a pledge agreement in substantially the form of the U.S. Pledge Agreement, (iii) the entering into by a Foreign Subsidiary Guarantor of a security agreement in substantially the form of the U.S. Security Agreement and (iv) the entering into by a Foreign Subsidiary Guarantor of a guaranty in substantially the form of the U.S. Subsidiaries Guaranty, in any such case would cause the undistributed earnings of such Foreign Subsidiary as determined for Federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent or a deemed disposition of the shares of stock of such Foreign Subsidiary for Federal income tax purposes, then (I) in the case of a failure to deliver the evidence described in clause (i) above, that portion of such Foreign Unrestricted Subsidiary’s outstanding Equity Interests owned or held by a U.S. Credit Party and not theretofore pledged pursuant to the U.S. Pledge Agreement or a Local Law Pledge Agreement, as applicable, to secure all of the Obligations (as defined in the respective such Security Document) shall be pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the U.S. Pledge Agreement or the relevant Local Law Pledge Agreement (or another pledge agreement in substantially similar form, if needed), (II) in the case of a failure to deliver the evidence described in clause (ii) above, such Foreign Subsidiary Guarantor shall execute and deliver the U.S. Pledge Agreement (or another pledge agreement in substantially similar form, if needed), granting to the Collateral Agent for the benefit of the Secured Creditors a security interest in all of the capital stock, other Equity Interests and promissory notes owned by such Foreign Subsidiary (other than Excluded Collateral) and securing the Obligations of the U.S. Borrower under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement and, in the event the U.S. Subsidiaries Guaranty shall have been executed by such Foreign Subsidiary Guarantor, the obligations of such Foreign Subsidiary Guarantor thereunder, (III) in the case of a failure to deliver the evidence described in clause (iii) above, such Foreign Subsidiary Guarantor shall execute and deliver the U.S. Security Agreement (or another security agreement in substantially similar form, if needed) granting to the Collateral Agent for the benefit of the Secured Creditors a security interest in all of such Foreign Subsidiary Guarantor’s assets (other than the capital stock, other Equity Interests and promissory notes owned by such Foreign Subsidiary and such assets which constitute Excluded Collateral) and securing the obligations of the U.S. Borrower under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement and, in the event the U.S. Subsidiaries Guaranty shall have been executed by such Foreign Subsidiary Guarantor, the obligations of such Foreign Subsidiary Guarantor thereunder and (IV) in the case of a failure to deliver the evidence described in clause (iv) above, such Foreign Subsidiary Guarantor shall execute and deliver the U.S. Subsidiaries Guaranty (or another guaranty in substantially similar form, if needed), guaranteeing the Obligations of the U.S. Borrower under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement, in each case to the extent that the entering into of the U.S. Pledge Agreement, the U.S. Security Agreement or the U.S. Subsidiaries Guaranty (or similar such agreement or guaranty) is permitted by the laws of the respective foreign jurisdiction and with all documents delivered pursuant to this Section 8.12 to be in form and substance reasonably satisfactory to the Administrative Agent and/or the Required Lenders. Notwithstanding anything to the contrary contained in this Section 8.12, no Foreign Subsidiary shall be required to comply with the provisions of this Section 8.12 if the tax advisors for the U.S. Borrower or such Subsidiary determine that there is a reasonable likelihood that such Foreign Subsidiary is, or has ever been, a passive foreign investment company within the meaning of Section 1297 of the Code.

8.13 Use of Proceeds. The U.S. Borrower will, and will cause each of its Subsidiaries to, use the proceeds of the Loans for the purposes specified in Section 7.05. No Credit Agreement Party will, nor will it permit any of its Subsidiaries to, use any of the proceeds of the Loans, any Letter of Credit or any Bank Guaranty to finance the acquisition of any Person that has not been approved and recommended by the board of directors (or functional equivalent thereof) or the requisite shareholders of such Person.

8.14 Ownership of Subsidiaries. Notwithstanding anything to the contrary contained in this Agreement, (x) the U.S. Borrower shall at all times own directly or indirectly 100% of the capital stock of the Bermuda Borrower and (y) subject to the proviso to the first sentence of Section 8.18(a), the U.S. Borrower shall at all times own directly or indirectly (through one or more Wholly-Owned Domestic Subsidiaries (as opposed to through Foreign Subsidiaries)) all of the capital stock or other Equity Interests (to the extent owned by the U.S. Borrower or any of its Subsidiaries) of each Domestic Subsidiary of the U.S. Borrower.

The U.S. Borrower shall at all times own, directly or indirectly, 100% of the capital stock or other Equity Interests of its Subsidiaries (except to the extent (v) with respect to Foreign Subsidiaries, directors’ qualifying shares and other nominal amounts of shares required by applicable law to be held by Persons (other than directors) are issued from time to time (so long as the respective Subsidiary continues to constitute a Wholly-Owned Subsidiary of the U.S. Borrower), (w) 100% of the capital stock or other Equity Interests of any such Subsidiary are sold, transferred or otherwise disposed of pursuant to a transaction permitted by Section 9.02, (x) less than 100% of the capital stock or other Equity Interests are acquired in the respective Subsidiary pursuant to a Permitted Acquisition which meets the criteria specified in the definition of Permitted Acquisition contained herein, (y) such capital stock or other Equity Interests are acquired pursuant to an Investment permitted by Sections 9.05(xv) and (xix) or (z) set forth on Schedule VII).

8.15 Permitted Acquisitions. (a) Subject to the provisions of this Section 8.15 and the requirements contained in the definition of Permitted Acquisition, the U.S. Borrower and any of its Wholly-Owned Subsidiaries may from time to time effect Permitted Acquisitions, so long as (in each case except to the extent the Required Lenders otherwise specifically agree in writing in the case of a specific Permitted Acquisition): (i) no Default or Event of Default shall be in existence at the time of the consummation of the proposed Permitted Acquisition or immediately after giving effect thereto; (ii) the U.S. Borrower shall have given the Administrative Agent (on behalf of the Lenders) at least 10 Business Days’ prior written notice of the proposed Permitted Acquisition; (iii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Permitted Acquisition (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; (iv) the U.S. Borrower provides to the Administrative Agent (on behalf of the Lenders) as soon as available but not later than 5 Business Days after the execution thereof, a copy of any executed purchase agreement or similar agreement with respect to such Permitted Acquisition; (v) after giving effect to such Permitted Acquisition and the payment of all post closing purchase price adjustments required (in the good faith determination of the U.S. Borrower) in connection with such Permitted Acquisition (and all other Permitted Acquisitions for which such purchase price adjustments may be required to be made) and all capital expenditures (and the financing thereof) reasonably anticipated by the U.S. Borrower to be made in the business acquired pursuant to such Permitted Acquisition within the 180 day period (such period for any Permitted Acquisition, a “Post-Closing Period” following such Permitted Acquisition (and in the businesses acquired pursuant to all other Permitted Acquisitions with Post Closing Periods ended during the Post Closing Period of such Permitted Acquisition), the (x) Total Unutilized Revolving Loan Commitment (as defined in the ABL Credit Agreement) or, if less, the amount which could then be borrowed thereunder giving effect to the “borrowing base” or similar limitations on amounts permitted to be borrowed thereunder or (y) in the event that the ABL Credit Agreement shall have been replaced or refinanced, undrawn available amounts under other working capital revolving credit facilities of the U.S. Borrower (determined based on the relevant total commitments and borrowing base or other similar limitations as applicable), shall equal or exceed $30,000,000; (vi) such proposed Permitted Acquisition shall be effected in accordance with the relevant requirements of Section 8.18; (vii) the U.S. Borrower determines in good faith that the U.S. Borrower and its Subsidiaries taken as a whole are not likely to assume or become liable for material increased contingent liabilities as a result of such proposed Permitted Acquisition (excluding, however, Indebtedness permitted to be incurred pursuant to Section 9.04 in connection therewith); (viii) substantially all of the Acquired Entity or Business acquired pursuant to the respective Permitted Acquisition is in a Qualified Jurisdiction (for such purpose, treating as “Qualified Jurisdictions” the jurisdictions of organization of Fee Capped Foreign Subsidiary Guarantors deemed to be “Qualified Non-U.S. Obligors” pursuant to clause (i) of the proviso appearing in the definition of “Qualified Non-U.S. Obligors”), provided, however, the respective proposed Permitted Acquisition shall not be required to meet the requirements set forth above in this clause (viii) if the Maximum Permitted Consideration payable in connection with such Permitted Acquisition, when aggregated with the Maximum Permitted Consideration payable in connection with all other Permitted Acquisitions consummated after the Restatement Effective Date in which all or substantially all of the Acquired Entity or Business so acquired were not in Qualified Jurisdictions, does not exceed $300,000,000; and (ix) the U.S. Borrower shall have delivered to the Administrative Agent on the date of the consummation of such proposed Permitted Acquisition, an officer’s certificate executed by an Authorized Officer of the U.S. Borrower, certifying to the best of his knowledge, compliance with the requirements of preceding clauses (i) through (iii), inclusive, and clauses (v) through (viii), inclusive, and containing the calculations required by the preceding clauses (v) and (viii);

(b) At the time of each Permitted Acquisition involving the creation or acquisition of an Unrestricted Subsidiary, or the acquisition of capital stock or other Equity Interests of any Person (other than a Restricted Subsidiary of the U.S. Borrower), all capital stock or other Equity Interests thereof created or acquired in connection with such Permitted Acquisition shall be pledged for the benefit of the Secured Creditors as, and to the extent required by, Section 8.11 and the relevant Security Documents.

(c) Each Credit Agreement Party shall cause each Subsidiary that is formed to effect, or is acquired pursuant to, a Permitted Acquisition to comply with, and to execute and deliver, all of the documentation required by, Sections 8.11 and 9.11, to the satisfaction of the Administrative Agent.

(d) The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by each Credit Agreement Party that the certifications by each Credit Agreement Party (or by one or more of its respective Authorized Officers) pursuant to Section 8.15 are true and correct and that all conditions thereto have been satisfied and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 6 and 10.

8.16 Maintenance of Company Separateness. Each Credit Agreement Party will, and will cause each of its Subsidiaries to, satisfy customary Company formalities, including the holding of regular board of directors’ and shareholders’ meetings or action by directors or shareholders without a meeting and the maintenance of Company records. Neither the U.S. Borrower nor any other Credit Party shall make any payment to a creditor of any Non-Guarantor Subsidiary in respect of any liability of any Non-Guarantor Subsidiary, and no bank account of any Non-

Guarantor Subsidiary shall be commingled with any bank account of the U.S. Borrower or any other Credit Party. Any financial statements distributed to any creditors of any Non-Guarantor Subsidiary shall clearly establish or indicate the corporate separateness of such Non-Guarantor Subsidiary from the U.S. Borrower and its other Subsidiaries. Finally, neither the U.S. Borrower nor any of its Subsidiaries shall take any action, or conduct its affairs in a manner, which is likely to result in the Company existence of any Credit Agreement Party, any other Credit Party or any Non-Guarantor Subsidiaries being ignored, or in the assets and liabilities of the U.S. Borrower or any other Credit Party being substantively consolidated with those of any other such Person or any Non-Guarantor Subsidiary in a bankruptcy, reorganization or other insolvency proceeding.

8.17 Performance of Obligations. Each Credit Agreement Party will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, deed of trust, indenture, loan agreement or credit agreement and each other material agreement, contract or instrument by which it is bound, except such non-performances as, individually or in the aggregate, have not caused, and could not reasonably be expected to cause, a Default or Event of Default hereunder or a Material Adverse Effect.

8.18 Conduct of Business. (a) The Credit Agreement Parties shall take all actions so that, at all times from and after the Initial Borrowing Date, all the assets of the U.S. Borrower and its Subsidiaries located within the United States, all Equity Interests in all Domestic Subsidiaries or other U.S. Persons and all or substantially all of the business of the U.S. Borrower and its Subsidiaries conducted in the United States, are, in each case, owned or conducted, as the case may be, by the U.S. Borrower and one or more Qualified U.S. Obligors which are not direct or indirect Subsidiaries of any Subsidiary of the U.S. Borrower which is a Foreign Subsidiary, provided that if a Foreign Subsidiary (not itself created or established in contemplation of a Permitted Acquisition) is acquired pursuant to a Permitted Acquisition which Foreign Subsidiary has (either directly or through one or more Domestic Subsidiaries) assets or operations in the United States, the U.S. Borrower shall have a reasonable period of time (not to exceed 60 days) to effect the transfer of U.S. assets and operations (including all Equity Interests in any Domestic Subsidiaries or other U.S. Persons held by it) of the respective Foreign Subsidiary to one or more Qualified U.S. Obligors, provided, further, that the respective transfer shall not be required to be made if the U.S. Borrower in good faith determines that such transfer would give rise to adverse tax consequences to the U.S. Borrower and its Subsidiaries or would give rise to any material breach or violation of law or contract (in which case, the U.S. Borrower and its Subsidiaries shall transfer such assets and operations at such time, if any, as such adverse tax consequences or breach or violation would not exist and, until such time, shall use good faith efforts so that any growth in the assets or operations of the entity so acquired, to the extent located in the United States, are made within one or more Qualified U.S. Obligors).

In addition to the foregoing requirements, the Credit Agreement Parties shall take all actions so that, at all times from and after the Initial Borrowing Date, all the assets of the U.S. Borrower’s Subsidiaries located within all Qualified Non-U.S. Jurisdictions, all Equity Interests in all Persons organized under any Qualified Non-U.S. Jurisdiction and all or substantially all of the business of the U.S. Borrower’s Subsidiaries conducted in all Qualified Non-U.S. Jurisdictions, are, in each case, owned or conducted, as the case may be, by one or more Qualified Non-U.S. Obligors which are not direct or indirect Subsidiaries of any Subsidiary of the U.S. Borrower other than Qualified Obligors, provided that if a Subsidiary of the U.S. Borrower organized under the laws of a jurisdiction other than any Qualified Non-U.S. Jurisdiction (not itself created or established in contemplation of the respective Permitted Acquisition) is acquired pursuant to a Permitted Acquisition which Subsidiary has (either directly or through one or more Subsidiaries) assets or operations outside Qualified Non-U.S. Jurisdictions, the U.S. Borrower shall have a reasonable period of time (not to exceed 60 days) to effect the transfer of all assets and operations outside Qualified Non-U.S. Jurisdictions (including all Equity Interests in any Persons held by it which are organized under the laws of one or more Qualified Non-U.S. Jurisdiction) of the respective Subsidiary to one or more Qualified Non-U.S. Obligors which are not themselves direct or indirect Subsidiaries of any Subsidiary of the U.S. Borrower other than Qualified Obligors, provided, further, that the respective transfer shall not be required to be made if the U.S. Borrower in good faith determines that such transfer would give rise to adverse tax consequences to the U.S. Borrower and its Subsidiaries or would give rise to any material breach or violation of law or contract (in which case, the U.S. Borrower and its Subsidiaries shall transfer such assets and operations at such time, if any, as such adverse tax consequences or breach or violation would not exist, and until such time shall use good faith efforts so that any growth in the assets or operations of the entity so acquired, to the extent located in the Qualified Non-U.S. Jurisdictions, are made within one or more Qualified Non-U.S. Obligors which are not themselves direct or indirect Subsidiaries of any Subsidiary of the U.S. Borrower other than Qualified Obligors). Notwithstanding the foregoing provisions of this Section 8.18(b), the ownership of the Bermuda Partnership (a Subsidiary which is not a Qualified Non-U.S. Obligor) of Equity Interests of Qualified Non-U.S. Obligors shall not be taken account of for purposes of determining compliance with this Section 8.18(b), so long as the Credit Agreement Parties and their respective Foreign Subsidiaries are at all times in compliance with Section 8.18(c) below.

(b) The Credit Agreement Parties shall take all actions so that all Foreign Subsidiaries that are not Qualified Non-U.S. Obligors are directly or indirectly owned by one or more Qualified Non-U.S. Obligors (or, in the case of the Bermuda Partnership, is owned by the Bermuda Partnership Partners).

(c) For the avoidance of doubt, it is understood and agreed that the foregoing provisions of this Section 8.18 shall not prohibit the acquisition of, or Investments in, Non-Wholly-Owned Subsidiaries as contemplated by Section 9.11(b), provided that the Equity Interest owned by the U.S. Borrower or any of its Subsidiaries in such Non-Wholly-Owned Subsidiaries, to the extent organized under the laws of any Qualified Jurisdiction, shall be subject to the requirements of preceding clauses (a), (b) and (c) of this Section 8.18.

8.19 Margin Stock. Each Credit Agreement Party shall take all actions so that at all times the aggregate value of all Margin Stock (other than treasury stock) owned by the U.S. Borrower and its Subsidiaries (for such purpose, using the initial purchase price paid by the U.S. Borrower or such Subsidiary for the respective shares of Margin Stock) shall not exceed $10,000,000. So long as the aggregate value of Margin Stock (other than treasury stock) owned by the U.S. Borrower and its Subsidiaries (determined as provided in the preceding sentence) does not exceed $10,000,000, all Margin Stock at any time owned by the U.S. Borrower and its Subsidiaries shall not constitute Collateral and no security interest shall be granted therein pursuant to any Credit Document. Without excusing any violation of the first sentence of this Section 8.19, if at any time the aggregate value of all Margin Stock (other than treasury stock) owned by the U.S. Borrower and its Subsidiaries (determined as provided in the first sentence of this Section 8.19) exceeds $10,000,000, then (x) all Margin Stock owned by the Credit Parties

(except to the extent constituting Excluded Collateral) shall be pledged, and delivered for pledge, pursuant to the relevant Security Documents and (y) the U.S. Borrower shall execute and deliver to the Lenders appropriate completed forms (including, without limitation, Forms G-3 and U-1, as appropriate) establishing compliance with the Margin Regulations. If at any time any Margin Stock is required to be pledged as a result of the provisions of the immediately preceding sentence, repayments of outstanding Obligations shall be required to be made, and subsequent Credit Events shall only be permitted, in compliance with the applicable provisions of the Margin Regulations.

8.20 Foreign Security Document Amendments. (x) If any additional Foreign Security Document is entered into by the U.S. Borrower or any of its Subsidiaries after the Restatement Effective Date or (y) any change in applicable law governing any Foreign Security Document relevant to the scope of the Obligations covered by such Foreign Security Document or the Secured Creditors entitled to the benefits of such Foreign Security Document occurs after the Restatement Effective Date and, in any such case, the Collateral Agent (based on the advice of local counsel) has determined that amendments to the respective Foreign Security Document are required to maintain a valid and enforceable first priority lien on the Collateral covered by such Foreign Security Document in favor of the Collateral Agent for the benefit of all of the Secured Creditors securing all of the relevant Obligations (i.e., all Tranche C Term Loans, all Bermuda Borrower Letters of Credit and Unpaid Drawings thereunder, all Bermuda Borrower Bank Guaranties and Unreimbursed Payments thereunder, and, after a given Incremental Term Loan Commitment Date, all related incremental Obligations resulting from the provision of the respective Incremental Term Loan Commitments to the Bermuda Borrower), then, within 90 days following the request of the Collateral Agent or the Administrative Agent, the U.S. Borrower shall duly authorize, execute and deliver to the Collateral Agent, or cause to be duly authorized, executed and delivered to the Collateral Agent, a fully executed counterpart of an amendment to such Foreign Security Document, which amendment shall (i) be in full force and effect (and, if applicable, properly recorded) no later than the date of required execution and delivery of such amendment as provided above and (ii) otherwise be in form and substance satisfactory to the Administrative Agent.

Section 9. Negative Covenants. Each Credit Agreement Party hereby covenants and agrees that as of the Restatement Effective Date and thereafter for so long as this Agreement is in effect and until the Total Commitment has terminated, no Letters of Credit, Bank Guaranties or Notes are outstanding and the Loans, together with interest, Fees and all other Obligations (other than any indemnities described in Section 13.13 which are not then due and payable) incurred hereunder, are paid in full:

9.01 Changes in Business; etc. (a) The U.S. Borrower and its Subsidiaries will not engage in any business other than a Permitted Business.

(b) The Bermuda Partnership will not engage in any business and will not own any significant assets or any cash or Cash Equivalents (other than its ownership of Equity Interests of Qualified Non-U.S. Obligors) or have any material liabilities (other than those liabilities for which it is responsible under the Credit Documents to which it is a party), provided that the Bermuda Partnership may (I) provide treasury, accounting, logistic and other administrative support services to its Affiliates on an arms’ length basis and hold and retain cash earned in con-

nection with the provision of such services, (II) receive and hold additional cash and Cash Equivalents from its Subsidiaries and/or its Affiliates, so long as same are promptly (and in any event within one Business Day of receipt thereof) loaned, distributed and/or contributed, subject to Section 9.01(c), to its Subsidiaries and/or Affiliates in accordance with the requirements of Section 9.05 of this Agreement and (III) engage in those activities that (i) are incidental to (x) the maintenance of its Company existence in compliance with applicable law, (y) legal, tax and accounting matters in connection with any of the foregoing activities and (z) the entering into, and performing its obligations under, the Credit Documents to which it is a party and (ii) are otherwise expressly permitted by this Agreement (other than pursuant to preceding Section 9.01(a)) and the other Credit Documents.

(c) Notwithstanding anything to the contrary contained above or elsewhere in this Agreement (including, without limitation, Sections 9.02 and 9.05):

(i) the Bermuda Partnership Partners shall not collectively own or hold (x) Property (exclusive of Property leased or operated but not owned) with a Fair Market Value in excess of $30,000,000 at any time or (y) cash or Cash Equivalents in an aggregate in excess of $10,000,000; provided that (v) all assets owned by the Bermuda Partnership Partners on the Restatement Effective Date (which assets shall have a net book value on the Restatement Effective Date not to exceed $25,000,000) shall be excluded for purposes of such determination, (w) any cash and Cash Equivalents loaned and/or contributed to such Persons by Affiliates of such Persons shall be excluded for purposes of such determination, so long as same are promptly (and in any event within one Business Day) loaned and/or distributed to other Affiliates of such Persons (other than another Bermuda Partnership Partner) in accordance with the requirements of this Agreement, (x) any inventory owned by the Bermuda Partnership Partners shall be excluded for purposes of such determination, (y) any Equity Interests in the Bermuda Partnership which are held by the Bermuda Partnership Partners shall be excluded for purposes of such determination and (z) any intercompany receivable owed to a Bermuda Partnership Partner by Dole Settlement Company shall be excluded for purposes of such determination, so long as (I) both Dole Settlement Company (as obligor) and the respective Bermuda Partnership Partner (as obligee) are parties to the Intercompany Subordination Agreement and (II) such intercompany receivable is at all times subject to the subordination provisions contained in the Intercompany Subordination Agreement;

(ii) no Bermuda Partnership Partner shall merge, consolidate with or be liquidated or dissolved into any other Person, provided, however, that any Bermuda Partnership Partner may merge or consolidate with or into any other Wholly-Owned Domestic Subsidiary of the U.S. Borrower formed for the sole purpose of reincorporating such Bermuda Partnership Partner in a different jurisdiction, so long as the surviving entity of such merger or consolidation remains a “Bermuda Partnership Partner” for all purposes of this Agreement and the other Credit Documents (subject to and bound by all terms and covenants herein and therein applicable to a “Bermuda Partnership Partner”);

(iii) no Bermuda Partnership Partner shall engage in any business other than a business which is the same or reasonably related to the business in which such Bermuda Partnership Partner is engaged on the Original Effective Date;

(iv) no later than one Business Day following the date upon which any Bermuda Partnership Partner receives or generates an Account (as defined in the U.S. Security Agreement), such Account shall be sold on a non-recourse basis to Dole Settlement Company (at a discount of 2%) in exchange for a note payable (which shall at all times be subject to the subordination provisions contained in the Intercompany Subordination Agreement) and/or the assumption of a payable or payables owing by such Bermuda Partnership Partner to its relevant Subsidiary which sells fruit, inventory or other Property, or provides shipping services, to such Bermuda Partnership Partner (which assumed liabilities shall also be subject to the subordination provisions contained in the Intercompany Subordination Agreement); and

(v) upon the occurrence and during the continuance of any Specified Default or any Event of Default under Section 10.01 or 10.05, unless otherwise directed by the Administrative Agent or the Required Lenders, (x) neither the U.S. Borrower nor any of its Subsidiaries shall sell fruit, inventory or other Property to, or contract to perform shipping services for, any Bermuda Partnership Partner, (y) the U.S. Borrower and its Subsidiaries shall sell to Dole Settlement Company fruit, inventory and other Property formerly sold to, and shall contract with Dole Settlement Company to sell shipping services formerly contracted with, any Bermuda Partnership Partner and (z) no Bermuda Partnership Partner shall be permitted to receive any Dividends or the proceeds of any intercompany loans or advances from any of its Affiliates.

(d) Notwithstanding the foregoing, the Excluded Domestic Subsidiary will not engage in any business and will not own any assets or have any liabilities; provided that the Excluded Domestic Subsidiary may engage in those activities that are incidental to (x) the maintenance or termination of its corporate existence in compliance with applicable law, and (y) legal, tax and accounting matters in connection with any of the foregoing activities.

(e) Notwithstanding the foregoing, no Excluded Bermuda Insurance Company will engage in any business (other than the insurance related business conducted by it on the Restatement Effective Date (including, without limitation, its business as a captive insurer for the U.S. Borrower and its Affiliates with respect to property, casualty and liability insurance (including workers compensation insurance))) and will not own any Equity Interests or any other significant assets (other than assets used in the conduct of its business as described above) or have any liabilities (other than those liabilities under the Documents to which it is a party and those liabilities incurred in the ordinary course of its business as described above); provided, that an Excluded Bermuda Insurance Company may engage in those activities that are incidental to (x) the maintenance of its Company existence in compliance with applicable law, (y) legal, tax and accounting matters in connection with any of the foregoing activities and (z) the entering into, and performing its obligations under, this Agreement and the other Documents to which it is a party.

(f) Notwithstanding anything to the contrary contained above in this Section 9.01 or elsewhere in this Agreement, at no time shall the U.S. Borrower or any Subsidiary of the U.S. Borrower be an obligor or an obligee with respect to any Intercompany Debt, unless each obligor (including each Person which is a guarantor thereof) and each obligee with respect thereto are party to the Intercompany Subordination Agreement; provided, however, that the provisions hereof shall not apply to those Non-Wholly Owned Subsidiaries listed on Part D of Schedule XII.

(g) Notwithstanding the foregoing, no Excluded Foreign Subsidiary will engage in any business or own any assets (other than (x) Equity Interests of another Excluded Foreign Subsidiary and (y) immaterial assets with a Fair Market Value not exceeding $25,000) or have any liabilities; provided, that any Excluded Foreign Subsidiary may engage in those activities that are incidental to (x) the maintenance or termination of its corporate existence in compliance with applicable law and (y) legal, tax and accounting matters in connection with any of the foregoing activities.

9.02 Consolidation; Merger; Sale or Purchase of Assets; etc. No Credit Agreement Party will, nor will permit any of its respective Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person or agree to do any of the foregoing at any future time, except that the following shall be permitted:

(i) the U.S. Borrower and its Subsidiaries may lease (as lessee) or license (as licensee) real or personal property (including intellectual property) in the ordinary course of business (so long as any such lease or license does not create a Capitalized Lease Obligation);

(ii) Capital Expenditures by the U.S. Borrower and its Subsidiaries;

(iii) any Investments permitted pursuant to Section 9.05;

(iv) the U.S. Borrower and its Subsidiaries may, in the ordinary course of business, sell or otherwise dispose of assets (excluding capital stock of, or other Equity Interests in, Subsidiaries and joint ventures) which, in the reasonable opinion of such Person, are obsolete, uneconomic or worn-out;

(v) the U.S. Borrower and its Subsidiaries may sell assets (other than (I) the capital stock or other Equity Interests of any Wholly-Owned Subsidiary unless all of the capital stock or other Equity Interests of such Wholly-Owned Subsidiary are sold in accordance with this clause (v) and (II) assets subject to a Contemplated Asset Sale (which shall be governed by Section 9.02(xviii)), so long as (v) no Default or Event of Default then exists or would result therefrom, (w) each such sale is in an arm’s-length transaction and the U.S. Borrower or the respective Subsidiary receives at least Fair Market Value, (x) except for customary post-closing adjustments (to be paid in cash within 180 days following the closing of the respective sale or disposition), at least 75% of the total consideration received by the U.S. Borrower or such Subsidiary is paid in cash at the time of the closing of such sale or disposition (provided that sales of assets for aggregate consideration of $20,000,000 (taking the Fair Market Value of any non-cash consideration) in any Fiscal Year of the U.S. Borrower shall not be subject to the minimum cash requirement set forth above in this subclause (x)), (y) the Net Sale Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 4.02(c) and (z) the aggregate amount of the proceeds received from all assets sold pursuant to this clause (v) shall not exceed $150,000,000 in any Fiscal Year of the U.S. Borrower;

(vi) each of the U.S. Borrower and its Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof and not as part of any financing transaction;

(vii) each of the U.S. Borrower and its Subsidiaries may grant licenses, sublicenses, leases or subleases to other Persons not materially interfering with the conduct of the business of the U.S. Borrower or any of its Subsidiaries, in each case so long as no such grant otherwise affects the Collateral Agent’s security interest in the asset or property subject thereto;

(viii) subject to Sections 9.01(b) and (c), transfers of assets (u) pursuant to the Foreign Asset Transfer, (v) among the Qualified U.S. Obligors, (w) among the Qualified Non-U.S. Obligors, (x) by any Subsidiary of the U.S. Borrower to any Qualified U.S. Obligor, (y) by any Foreign Subsidiary of the U.S. Borrower to any Qualified Non-U.S. Obligor and (z) by any Foreign Subsidiary of the U.S. Borrower (other than a Qualified Non-U.S. Obligor) to any Wholly-Owned Foreign Subsidiary of the U.S. Borrower, in the case of any such transfer, so long as (I) no Specified Default and no Event of Default then exists or would exist immediately after giving effect to the respective transfer, (II) any security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the relevant Security Documents in the assets so transferred shall remain in full force and effect and perfected and enforceable (to at least the same extent as in effect immediately prior to such transfer) and (III) if the respective transferor is party to a Guaranty, the nature and scope of the obligations of such transferor under its Guaranty are substantially identical to the nature and scope of the obligations of the respective transferee under its Guaranty;

(ix) subject to Sections 9.01(b) and (c), (x) any Domestic Subsidiary of the U.S. Borrower may be merged, consolidated or liquidated with or into the U.S. Borrower (so long as the U.S. Borrower is the surviving corporation of such merger, consolidation or liquidation) or any U.S. Subsidiary Guarantor (so long as a U.S. Subsidiary Guarantor is the surviving corporation of such merger, consolidation or liquidation), (y) any Qualified Non-U.S. Obligor may be merged, consolidated or liquidated with or into any other Qualified Non-U.S. Obligor and (z) any Foreign Subsidiary of the U.S. Borrower (other than a Qualified Non-U.S. Obligor) may be merged, consolidated or liquidated with or into any Wholly-Owned Foreign Subsidiary of the U.S. Borrower, so long as such Wholly-Owned Foreign Subsidiary is the surviving corporation of such merger, consolidation or liquidation; provided that any such merger, consolidation or liquidation shall only be permitted pursuant to this Section 9.02(ix), so long as (I) no Specified Default and no Event of Default then exists or would exist immediately after giving effect thereto, (II) any security interests granted to the Collateral Agent for the benefit of the Secured Creditors in the assets (and Equity Interests) of any such Person subject to any such transaction shall remain in full force and effect and perfected and enforceable (to at least the same extent as in effect immediately prior to such merger, consolidation or liquidation) and (III) if the Person to be merged, consolidated or liquidated into another Person as contemplated above is party to a Guaranty, the nature and scope of the obligations of such Person under its Guaranty are substantially identical to the nature and scope of the obligations of such other Person under its Guaranty;

(x) subject to Sections 9.01(b) and (c), the U.S. Borrower and its Subsidiaries may transfer inventory in a non-cash or cash transfer to Wholly-Owned Subsidiaries of the U.S. Borrower that are not Qualified Obligors, in each case so long as (I) any such transfer is made in the ordinary course of its business and consistent with past practice of the U.S. Borrower and its Subsidiaries as in effect on the Effective Date, (II) if the respective transfer is being made to any Credit Party, all actions needed to maintain the perfection, priority and enforceability of the security interests, if any, of the Collateral Agent in the assets so transferred are taken at the time of the respective transfer, (III) the U.S. Borrower reasonably determines that the transfer is not reasonably likely to be adverse to the interests of the Lenders in any material respect and (IV) no Specified Default and no Event of Default then exists or would exist immediately after giving effect to the respective transfer;

(xi) subject to Sections 9.01(b) and (c), so long as no Specified Default and no Event of Default exists at the time of the respective transfer or immediately after giving effect thereto, Qualified Obligors shall be permitted to transfer additional assets (other than inventory, cash, Cash Equivalents and Equity Interests in any Credit Party) to other Subsidiaries of the U.S. Borrower, so long as cash in an amount at least equal to the Fair Market Value of the assets so transferred is received by the respective transferor;

(xii) the U.S. Borrower and its Subsidiaries may sell or exchange specific items of equipment, so long as the purpose of each such sale or exchange is to acquire (and results within 90 days of such sale or exchange in the acquisition of) replacement items of equipment which are useful in a Permitted Business;

(xiii) each of the Borrowers and the Subsidiary Guarantors shall be permitted to make Permitted Acquisitions, so long as such Permitted Acquisitions are effected in accordance with the requirements of Section 8.15;

(xiv) one or more Subsidiaries identified to the Agents may sell all of the Equity Interests of a certain Subsidiary of the U.S. Borrower owned by such Subsidiaries and identified to the Agents, so long as (v) no Default or Event of Default then exists or would result therefrom, (w) each such sale is in an arm’s-length transaction and the respective Subsidiary receives at least Fair Market Value, (x) except for customary post-closing adjustments, at least 20% of the total consideration received by such Subsidiaries (in the aggregate) is paid in cash at the time of the closing of such sale, (y) the Net Sale Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 4.02(c) and (z) the aggregate amount of the consideration (taking the Fair Market Value of any non-cash consideration) received from all such sales pursuant to this Section 9.02(xiv), together with the sale or sales made pursuant to Section 9.02(xx), shall not exceed $50,000,000;

(xv) the Sale-Lease Back Transaction;

(xvi) each of the U.S. Borrower and its Subsidiaries may sell or liquidate Cash Equivalents, in each case for cash at fair market value (as reasonably determined by the U.S. Borrower or the respective Subsidiary);

(xvii) the U.S. Borrower and its Subsidiaries may sell inventory to their respective customers in the ordinary course of business;

(xviii) each of the U.S. Borrower and its Subsidiaries may effect Contemplated Asset Sales, so long as (i) no Event of Default then exists or would exist immediately after giving effect thereto, (ii) each such sale is an arms’-length transaction and the U.S. Borrower or the respective Subsidiary receives at least Fair Market Value, (iii) the consideration therefor consists solely of cash and/or Permitted Installment Notes (to the extent same may be issued in accordance with the definition thereof), (iv) at least 50% of the total consideration received by the U.S. Borrower or such Subsidiary is paid in cash at the time of the closing of such sale, and (v) the Net Sale Proceeds therefrom are applied as, and to the extent, required by Section 4.02(c);

(xix) the U.S. Borrower and its Domestic Subsidiaries may sell and leaseback (i) Real Property located in Gaston County, North Carolina (the “Gaston Property”), to the extent same is not a Principal Property and (ii) Principal Properties, so long as (v) no Default or Event of Default then exists or would result therefrom, (w) each such sale is made pursuant to an arm’s-length transaction, (x) 100% of the total consideration received by the U.S. Borrower or such Subsidiary is paid in cash at the time of the closing of such sale, (y) the Net Sale Proceeds therefrom equal at least 90% of the Fair Market Value of the Property subject to such sale-leaseback transaction and (z) the Net Sale Proceeds therefrom are applied as a mandatory repayment and/or commitment reduction and/or reinvested, in any case, in accordance with the requirements of Section 4.02(c); and

(xx) certain Domestic Subsidiaries identified to the Agents which own Real Property located in California may sell Real Property and other assets, in each case, so long as (v) no Default or Event of Default then exists or would result therefrom, (w) each such sale is in an arm’s-length transaction and the respective Subsidiary receives at least Fair Market Value, (x) except for customary post-closing adjustments, at least 75% of the total consideration received by such Subsidiaries (in the aggregate) is paid in cash at the time of the closing of such sale, (y) unless on-loaned to an Affiliate of the U.S. Borrower in accordance with the requirements of Section 9.05 and 9.07 promptly following the consummation of such sale, any Net Sale Proceeds therefrom received by a Subsidiary of the U.S. Borrower (exclusive of any portion thereof which is distributed to a minority shareholder of such Subsidiary in accordance with the requirements of Section 9.06) are applied and/or reinvested as (and to the extent) required by Section 4.02(c) and (z) the aggregate amount of the consideration (taking the Fair Market Value of any non-cash consideration) received from such sale or sales pursuant to this Section 9.02(xx), together with the sale or sales made pursuant to Section 9.02(xiv), shall not exceed $50,000,000 (the “California Disposition”).

Notwithstanding anything to the contrary contained above in this Section 9.02, in no event shall the U.S. Borrower or any of its Subsidiaries enter into any sale-leaseback transactions, except (x) in accordance with Sections 9.02(xv) and (xix) above and (y) for the sale-leaseback of (A) the Vessels: Tropical Mist, Tropical Star and Tropical Sky, (B) the real property, fixtures and related assets located at 639 South Sanborn Road, Salinas, California and (C) the approximately 2,895 acres farmed, on the effective date of Amendment 1, by the U.S. Borrower and its Subsidiaries in the following parcels on the island of Oahu in the State of Hawaii: TMKs 6-4-1-1, 6-4-1-6, 6-4-3-1, 6-4-3-3, 6-4-4-1, 6-4-4-8, 6-5-1-2, 6-5-2-11 and 6-7-9-3. The foregoing provisions of this Section 9.02 are subject to continued compliance by the Credit Agreement Parties and their Subsidiaries with the requirements of Sections 8.18, 9.01 and 9.11. To the extent the Required Lenders waive the provisions of this Section 9.02 with respect to the sale or other disposition of any Collateral, or any Collateral is sold or otherwise disposed of as permitted by this Section 9.02, such Collateral (unless transferred to the U.S. Borrower or a Subsidiary thereof) shall be sold or otherwise disposed of free and clear of the Liens created by the Security Documents and the Administrative Agent shall take such actions (including, without limitation, directing the Collateral Agent to take such actions) as are appropriate in connection therewith.

9.03 Liens. No Credit Agreement Party will, nor will permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the U.S. Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to the U.S. Borrower or any of its Subsidiaries) or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 9.03 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as “Permitted Liens”):

(i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with U.S. GAAP;

(ii) Liens in respect of property or assets of the U.S. Borrower or any of its Subsidiaries imposed by law which were incurred in the ordinary course of business and which have not arisen to secure Indebtedness for borrowed money, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlord’s Liens, maritime Liens and other similar Liens arising in the ordinary course of business, and which either (x) do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the U.S. Borrower or any of its Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceed- ings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

(iii) (x) Liens created by or pursuant to this Agreement and the Security Documents, (y) Liens (but only on Collateral of the U.S. Credit Parties) created by or pursuant to the ABL Credit Agreement and the ABL Security Documents, securing Indebtedness incurred pursuant to clause (xvii) of Section 9.04(b), in favor of the ABL Collateral Agent for the benefit of the ABL Secured Creditors, as in effect on the date hereof and as amended, supplemented or modified from time to time in accordance with the terms of the Intercreditor Agreement and (z) Liens (but only on the Collateral of the U.S. Credit Parties) securing Permitted Refinancing Senior Notes issued or given in exchange for, or the proceeds of which are used to, refinance, renew, replace or refund any of the Existing 2009 Senior Notes or Existing 2010 Senior Notes, so long as such Permitted Refinancing Senior Notes constitute Notes Obligations (as defined in the Intercreditor Agreement) and are otherwise permitted to be secured by the definition of “Permitted Refinancing Senior Notes”;

(iv) Liens in existence on the Restatement Effective Date which are listed, and the property subject thereto described, in Schedule IX, but only to the respective date, if any, set forth in such Schedule IX for the removal, replacement and termination of any such Liens, plus renewals, replacements and extensions of such Liens, provided that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal, replacement or extension and (y) any such renewal, replacement or extension does not encumber any additional assets or properties of the U.S. Borrower or any of its Subsidiaries;

(v) Liens (x) arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 10.09, (y) arising in connection with the deposit or payment of cash or other Property with or to any court or other governmental authority in connection with any pending claim or litigation and (z) arising in connection with the deposit of cash or other Property in connection with the issuance of stay and appeal bonds, provided that the Fair Market Value of all Property (including cash) subject to Liens pursuant to this clause (v) (whether pledged, paid, deposited or otherwise) shall not exceed at any time the sum of (1) $75,000,000 (net of any insurance proceeds actually received (and not returned) by the U.S. Borrower and its Subsidiaries in connection therewith) plus (2) in the case of Properties of Subsidiaries of the U.S. Borrower located outside the United States and subject to a Lien pursuant to this clause (v), an additional $50,000,000 (net of any insurance proceeds actually received (and not returned) by the U.S. Borrower and its Subsidiaries in connection therewith), if (and only if), in the case of this sub-clause (2), the U.S. Borrower shall have caused to be delivered to the Administrative Agent an opinion of counsel in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent to the effect that such counsel expects a favorable judicial outcome with respect to the judgment, decree, attachment, claim or litigation that gave rise to the Lien on the respective Property, provided, further, however, that (I) in no event shall the Fair Market Value of all Property (including cash) of the U.S. Borrower and its Subsidiaries located in the United States and subject to Liens pursuant to this clause (v) (whether pledged, paid, deposited or otherwise) exceed

$25,000,000 at any time and (II) in the case of any non-consensual attachment on the Property of any Subsidiary of the U.S. Borrower located outside the United States, the Fair Market Value of such Property shall not be included for purposes of calculating compliance with the immediately preceding proviso;

(vi) Liens (other than any Lien imposed by ERISA) (x) incurred or deposits made in the ordinary course of business of the U.S. Borrower and its Subsidiaries in connection with workers’ compensation, unemployment insurance and other types of social security, (y) to secure the performance by the U.S. Borrower and its Subsidiaries of tenders, statutory obligations (other than excise taxes not described in Section 9.03(i)), surety and customs bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of (I) obligations for the payment of borrowed money and (II) stay and appeal bonds and other obligations described in Section 9.03(v) above) or (z) to secure the performance by the U.S. Borrower and its Subsidiaries of leases of Real Property, to the extent incurred or made in the ordinary course of business consistent with past practices, provided that the aggregate Fair Market Value of all Property pledged or deposited at any time pursuant to preceding sub-clauses (y) and (z) shall not exceed $25,000,000 in the aggregate (it being understood that letters of credit and bank guaranties issued in support of customs bonds, licensing arrangements and similar obligations do not constitute Property pledged or deposited to support such obligations);

(vii) licenses, sublicenses, leases or subleases granted to third Persons in the ordinary course of business not interfering in any material respect with the business of the U.S. Borrower or any of its Subsidiaries;

(viii) (x) Permitted Encumbrances and (y) easements, rights-of-way, restrictions, encroachments, municipal and zoning ordinances and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of the U.S. Borrower or any of its Subsidiaries;

(ix) Liens of a lessor arising under any operating lease entered into by the U.S. Borrower and its Subsidiaries in the ordinary course of business and relating solely to such lease and the assets leased thereunder;

(x) Liens upon assets of the U.S. Borrower or any of its Subsidiaries subject to Capitalized Lease Obligations permitted pursuant to Section 9.04(b)(iv), provided that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the U.S. Borrower or any of its Subsidiaries;

(xi) Liens arising pursuant to purchase money mortgages or security interests securing Indebtedness representing the purchase price (or financing of the purchase price within 30 days after the respective purchase) of assets acquired after the Restatement Effective Date by the U.S. Borrower and its Subsidiaries, provided that (x) any such Liens attach only to the assets so purchased, (y) the Indebtedness secured by any such Lien does not exceed 100% of the Fair Market Value or the purchase price of the property being purchased at the time of the incurrence of such Indebtedness and (z) the Indebtedness secured thereby is permitted to be incurred pursuant to Section 9.04(b)(iv);

(xii) Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Subsidiary of the U.S. Borrower in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition, provided that (i) any Indebtedness that is secured by such Liens is permitted to exist under Section 9.04(b)(vi) and (ii) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any other asset of the U.S. Borrower or any of its Subsidiaries;

(xiii) restrictions imposed in the ordinary course of business and consistent with past practices on the sale or distribution of designated inventory pursuant to agreements with customers under which such inventory is consigned by the customer or such inventory is designated for sale to one or more customers;

(xiv) Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(xv) bankers’ liens, rights of setoff and other similar liens existing solely with respect to cash and Cash Equivalents on deposit in one or more of the accounts described below, in each case granted in the ordinary course of business in favor of the bank or banks with which the accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements, provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(xvi) Liens securing Permitted Refinancing Indebtedness permitted pursuant to Section 9.04(b)(vii) to the extent such Liens comply with clause (b)(ii) of the definition of Permitted Refinancing Indebtedness;

(xvii) Liens on the assets of a Foreign Subsidiary (other than the Bermuda Partnership) which is not a Foreign Credit Party securing Indebtedness incurred by such Foreign Subsidiary in accordance with the terms of Section 9.04(b)(viii);

(xviii) Liens over promissory notes evidencing grower loans pledged in favor of financial institutions securing Indebtedness permitted to be incurred pursuant to clause (x) of Section 9.04(b)(xix); and

(xix) other Liens of the U.S. Borrower or any Subsidiary of the U.S. Borrower that (x) were not incurred in connection with borrowed money, (y) do not materially impair the use of such Property in the operation of the business of the U.S. Borrower or such Subsidiary and (z) do not secure obligations in excess of $100,000,000 in the aggregate for all such Liens.

In connection with the granting of Liens of the type described in clauses (iv), (ix), (x), (xi), (xii), (xvi), (xvii) and (xix) of this Section 9.03 by the U.S. Borrower or any of its Subsidiaries, the Administrative Agent and the Collateral Agent shall be authorized, at the request of any Credit Agreement Party, to take any actions deemed appropriate by it in connection therewith (including, without limitation, by executing appropriate lien releases or lien subordination agreements in favor of the holder or holders of such Liens, in either case solely with respect to the assets subject to such Liens).

9.04 Indebtedness . (a) No Credit Agreement Party will, nor will permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist (collectively, “incur”) any Indebtedness; provided, however, that the U.S. Borrower and each Domestic Subsidiary of the U.S. Borrower which is a U.S. Credit Party may incur Indebtedness (which may be guaranteed by any U.S. Credit Party) so long as: (i) the Total Leverage Ratio at such time does not exceed 5.50:1.00; (ii) the Senior Secured Leverage Ratio at such time does not exceed 3.00:1.00 (in each case, both immediately prior to the incurrence of such Indebtedness and immediately after giving effect thereto); and (iii) no Default or Event of Default then exists or would exist immediately after the respective incurrence.

(b) The foregoing limitations in Section 9.04(a) will not apply to the following (each, a “Permitted Indebtedness”):

(i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

(ii) Scheduled Existing Indebtedness outstanding on the Restatement Effective Date and listed on Schedule IV, without giving effect to any subsequent extension, renewal or refinancing thereof, except that Scheduled Existing Indebtedness may be refinanced through one or more issuances of Permitted Refinancing Indebtedness in accordance with Section 9.04(b)(vii) below;

(iii) Indebtedness of the Borrowers under Interest Rate Protection Agreements entered into to protect them against fluctuations in interest rates in respect of Indebtedness otherwise permitted under this Agreement;

(iv) Capitalized Lease Obligations and Indebtedness of the U.S. Borrower and its Subsidiaries representing purchase money Indebtedness secured by Liens permitted pursuant to Section 9.03(xi), provided that the sum of (x) the aggregate Capitalized Lease Obligations outstanding at any time plus (y) the aggregate principal amount of such purchase money Indebtedness outstanding at any time shall not exceed $25,000,000;

(v) intercompany Indebtedness of the U.S. Borrower and its Subsidiaries to the extent permitted by Sections 9.05(vi) and (xvii);

(vi) Indebtedness of a Subsidiary of the U.S. Borrower acquired pursuant to a Permitted Acquisition (or Indebtedness assumed at the time of a Permitted Acquisition of an asset securing such Indebtedness) (such Indebtedness, “Permitted Acquired Debt”), provided that (x) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition and (y) the aggregate principal amount of all Indebtedness outstanding pursuant to this Section 9.04(b)(vi) at any time (exclusive of any such Indebtedness held by a Qualified Obligor which is not guaranteed by the U.S. Borrower or any of its other Subsidiaries and is not secured by a Lien on any Property of the U.S. Borrower or any of its Subsidiaries), when added to the aggregate principal amount of Permitted Refinancing Indebtedness outstanding pursuant to Section 9.04(b)(vii) at any time (except to the extent incurred to refinance Scheduled Existing Indebtedness or Permitted Acquired Debt held by a Qualified Obligor which is not guaranteed by the U.S. Borrower or any of its other Subsidiaries and is not secured by a Lien on any Property of the U.S. Borrower or any of its Subsidiaries and successive refinancings of the foregoing), shall not exceed $50,000,000;

(vii) Permitted Refinancing Indebtedness, so long as (x) no Specified Default or Event of Default is in existence at the time of the incurrence of such Permitted Refinancing Indebtedness and immediately after giving effect thereto and (y) the aggregate principal amount of Permitted Refinancing Indebtedness outstanding pursuant to this Section 9.04(b)(vii) at any time (except to the extent incurred to refinance Scheduled Existing Indebtedness or Permitted Acquired Debt held by a Qualified Obligor which is not guaranteed by the U.S. Borrower or any of its other Subsidiaries and is not secured by a Lien on any Property of the U.S. Borrower or any of its Subsidiaries and successive refinancings of the foregoing), when added to the aggregate principal amount of Permitted Acquired Debt outstanding pursuant to Section 9.04(b)(vi) at any time (exclusive of any such Indebtedness held by a Qualified Obligor which is not guaranteed by the U.S. Borrower or any of its other Subsidiaries and is not secured by a Lien on any Property of the U.S. Borrower or any of its Subsidiaries), shall not exceed $50,000,000;

(viii) Indebtedness of Foreign Subsidiaries of the U.S. Borrower (other than the Bermuda Partnership) under lines of credit to any such Foreign Subsidiary from Persons other than the U.S. Borrower or any of its Subsidiaries, the proceeds of which Indebtedness are used for such Foreign Subsidiary’s working capital and other general corporate purposes, provided that the aggregate principal amount of all such Indebtedness outstanding at any time for all such Foreign Subsidiaries shall not exceed $50,000,000;

(ix) [Reserved];

(x) additional unsecured Indebtedness of the U.S. Borrower consisting of unsecured guarantees by such Borrower of (x) obligations (which guaranteed obligations do not themselves constitute Indebtedness) of one or more Wholly-Owned Subsidiaries of the U.S. Borrower, (y) leases pursuant to which one or more Wholly-Owned Subsidiaries of the U.S. Borrower are the respective lessees and (z) Indebtedness of Wholly-Owned Subsidiaries of the U.S. Borrower of the type permitted pursuant to Section 9.04(b)(xiv);

(xi) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness is extinguished within five Business Days of the incurrence thereof;

(xii) Indebtedness in respect of (x) Other Hedging Agreements to the extent permitted by clause (x) of Section 9.05(xii) and (y) Commodity Agreements to the extent permitted by clause (y) of Section 9.05(xii);

(xiii) (x) Indebtedness of the U.S. Borrower or any of its Subsidiaries evidenced by completion guarantees and performance and surety bonds (but excluding appeal, performance and other bonds and/or guaranties issued in respect of obligations arising in connection with litigation) incurred in the ordinary course of business for purposes of insuring the performance of the U.S. Borrower or such Subsidiary in an aggregate amount not to exceed $50,000,000 at any time outstanding, (y) Indebtedness of the U.S. Borrower or any of its Subsidiaries evidenced by appeal, performance and other bonds and/or guaranties issued in respect of obligations arising in connection with litigation for purposes of insuring the performance of the U.S. Borrower or such Subsidiary in an aggregate amount not to exceed $50,000,000 at any time outstanding and (z) Indebtedness of the U.S. Borrower or any of its Subsidiaries evidenced by appeal bonds and/or guaranties issued in respect of obligations arising in connection with the European Commission Decision pending appeal by the U.S. Borrower or such Subsidiaries of such decision in an aggregate amount not to exceed €45,000,000 at any time outstanding;

(xiv) Indebtedness of the U.S. Borrower or any Subsidiary of the U.S. Borrower arising from agreements of the U.S. Borrower or a Subsidiary of the U.S. Borrower providing for indemnification, adjustment of purchase price or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary of the U.S. Borrower permitted under this Agreement (other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition), provided that the maximum assumable liability (as measured by the reserves reasonably established on such Person’s financial statements) in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the U.S. Borrower and its Subsidiaries in connection with such dispositions;

(xv) unsecured Indebtedness of the U.S. Borrower evidenced by a guaranty of the Indebtedness or other obligations of any other Person (including Indebtedness of Foreign Subsidiaries permitted pursuant to Section 9.04(b)(viii) above), so long as the aggregate amount of the Contingent Obligations of the U.S. Borrower pursuant to this Section 9.04(b)(xv) does not exceed $25,000,000 at any time;

(xvi) (I) unsecured Indebtedness of the U.S Borrower incurred under the Existing 2011 Senior Notes and the Existing 2011 Senior Notes Indenture and of the U.S. Subsidiary Guarantors (and so long as same remain U.S. Subsidiary Guarantors) under senior subordinated guarantees of the obligations of the U.S. Borrower provided under the Existing 2011 Senior Notes Documents to which they are a party, in an aggregate principal amount not to exceed $200,000,000 (less the amount of any repayments of principal thereof after the Restatement Effective Date), (II) unsecured Indebtedness of the U.S Borrower incurred under the Existing 2009 Senior Notes and the Existing 2009 Notes Indenture and of the U.S. Subsidiary Guarantors (and so long as same remain U.S. Subsidiary Guarantors) under senior subordinated guarantees of the obligations of the U.S. Borrower provided under the Existing 2009 Senior Notes Documents to which they are a party, in an aggregate principal amount not to exceed $350,000,000 (less the amount of any repayments of principal thereof after the Restatement Effective Date), (III) unsecured Indebtedness of the U.S Borrower incurred under the Existing 2013 Senior Notes and the Existing 2013 Senior Notes Indenture and of the U.S. Subsidiary Guarantors (and so long as same remain U.S. Subsidiary Guarantors) under senior subordinated guarantees of the obligations of the U.S. Borrower provided under the Existing 2013 Senior Notes Documents to which they are a party, in an aggregate principal amount not to exceed $155,000,000 (less the amount of any repayments of principal thereof after the Restatement Effective Date), (IV) unsecured Indebtedness of the U.S Borrower incurred under Permitted Senior Notes and the other Permitted Senior Notes Documents and of the U.S. Subsidiary Guarantors (and so long as same remain U.S. Subsidiary Guarantors) under senior subordinated guarantees of the obligations of the U.S. Borrower provided under the Permitted Senior Notes Documents to which they are a party, so long as such Indebtedness is incurred in accordance with the requirements of the definition of Permitted Senior Notes, (V) unsecured Indebtedness of the U.S Borrower incurred under the Existing 2010 Senior Notes and the Existing 2010 Senior Notes Indenture and of the U.S. Subsidiary Guarantors (and so long as same remain U.S. Subsidiary Guarantors) under senior subordinated guarantees of the obligations of the U.S. Borrower provided under the Existing 2010 Senior Notes Documents to which they are a party, in an aggregate principal amount not to exceed $400,000,000 (less the amount of any repayments of principal thereof after the Restatement Effective Date), and (VI) Indebtedness of the U.S Borrower incurred under the Permitted Refinancing Senior Notes and the other Permitted Refinancing Senior Notes Documents and of the U.S. Subsidiary Guarantors (and so long as same remain U.S. Subsidiary Guarantors) under senior subordinated guarantees of the obligations of the U.S. Borrower provided under the Permitted Refinancing Senior Notes Documents to which they are a party, so long as such Indebtedness is incurred in accordance with the requirements of the definition of Permitted Refinancing Senior Notes;

(xvii) the U.S. Borrower and the U.S. Subsidiary Guarantors may incur and remain liable with respect to the Indebtedness under the ABL Credit Agreement and the other ABL Credit Documents; provided, however, that the aggregate principal amount of Indebtedness thereunder shall not exceed (as measured on each date of incurrence pursuant to this clause (xvii)) the greater of (I) $400,000,000 and (II) the sum of (x) 80% of the net book value of the accounts receivable of the U.S. Borrower and its Domestic Subsidiaries and (y) 60% of the net book value of the inventory of the U.S. Borrower and its Domestic Subsidiaries, with any determinations pursuant to this clause (II) to be made on the date of each incurrence of Indebtedness pursuant to this clause (II) based on the most recent financial statements that are available to the U.S. Borrower;

(xviii) Indebtedness of Foreign Subsidiaries of the U.S. Borrower under bank guaranties and letters of credit issued by financial institutions (on behalf of such Foreign Subsidiaries) in an aggregate amount not to exceed $50,000,000 at any time;

(xix) (x) Indebtedness of Foreign Subsidiaries incurred in connection with grower loan programs in an aggregate principal amount not to exceed $50,000,000 at any time outstanding and (y) unsecured Indebtedness of the U.S. Borrower evidenced by a guaranty of Indebtedness permitted pursuant to preceding subclause (x) of this Section 9.04(b)(xix);

(xx) Indebtedness of the U.S. Borrower or any of its Subsidiaries incurred in connection with vehicle inventory loans in an aggregate principal amount not to exceed $5,000,000 at one time outstanding;

(xxi) Indebtedness of the U.S. Borrower which may be deemed to exist under its non-qualified excess savings plan for employees;

(xxii) [Reserved]; and

(xxiii) additional unsecured Indebtedness of the U.S. Borrower and its Subsidiaries (other than the Bermuda Partnership Partners and the Bermuda Partnership) not otherwise permitted hereunder not exceeding $100,000,000 in aggregate principal amount at any time outstanding, provided that no such additional Indebtedness shall be incurred at any time a Default or Event of Default then exists or would result therefrom.

9.05 Advances; Investments; Loans. No Credit Agreement Party will, nor will permit any of its Subsidiaries to, directly or indirectly, lend money or extend credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other Equity Interest in, or make any capital contribution to, any Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (each of the foregoing an “Investment” and, collectively, “Investments”), except:

(i) the U.S. Borrower and its Subsidiaries may acquire and hold cash and Cash Equivalents;

(ii) the U.S. Borrower and its Subsidiaries may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (including the dating of receivables) of the U.S. Borrower or such Subsidiary;

(iii) the U.S. Borrower and its Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers, trade creditors, licensees, licensors and customers and in good faith settlement of delinquent obligations of, and other disputes with, suppliers, trade creditors, licensees, licensors and customers arising in the ordinary course of business;

(iv) Interest Rate Protection Agreements entered into in compliance with Section 9.04(b)(iii) shall be permitted;

(v) (x) Investments constituting Intercompany Scheduled Existing Indebtedness in existence on the Restatement Effective Date (and any refinancings thereof permitted pursuant to Section 9.04(b)(vii) and consistent with the definition of Permitted Refinancing Indebtedness) and (y) such other Investments in existence on the Restatement Effective Date and listed on Schedule VI (without giving effect to any additions thereto or replacements thereof); provided that any additional Investments made with respect to the Investments described in preceding subclause (y) of this Section 9.05(v) shall be permitted only if independently justified under the other provisions of this Section 9.05;

(vi) (u) Qualified U.S. Obligors may make intercompany loans to each other, (v) Qualified Non-U.S. Obligors may make intercompany loans to each other, (w) Qualified U.S. Obligors may make intercompany loans to any Qualified Non-U.S. Obligor, (x) Qualified Obligors and Foreign Subsidiary Guarantors that are not Qualified Obligors may make intercompany loans to any Foreign Subsidiary of the U.S. Borrower that is not a Qualified Obligor, (y) any Wholly-Owned Foreign Subsidiary of the U.S. Borrower may make intercompany loans to any Qualified Obligor and (z) Non-Guarantor Subsidiaries may make intercompany loans to each other and to any Foreign Credit Party, provided that (I) unless the respective obligor under such intercompany loan reasonably determines that the execution, delivery and performance of an Intercompany Note is prohibited by, or that such Intercompany Note would not be enforceable against such obligor under, applicable local law, any such intercompany loan made pursuant to this Section 9.05(vi) (other than any such loan made to a Non-Wholly Owned Subsidiary) shall be evidenced by an Intercompany Note, (II) at no time shall the aggregate outstanding principal amount of all such intercompany loans made pursuant to subclause (w) of this Section 9.05(vi) above (exclusive of loans made to Qualified Non-U.S. Obligors which are promptly on-lent by such Qualified Non-U.S. Obligors to Foreign Subsidiaries that are not Qualified Obligors in reliance on subclause (x) above), when added to the aggregate amount of capital contributions made pursuant to (and in reliance on) Section 9.05(viii)(y) (for this purpose, taking the Fair Market Value of any Property (other than cash) so contributed at the time of such contribution), exceed $200,000,000 (determined without regard to write-downs or write-offs thereof), (III) at no time shall the aggregate outstanding principal amount of all such intercompany loans made pursuant to subclause (x) of this Section 9.05(vi) above (determined without regard to write-downs or write-offs thereof), when added to the aggregate amount of capital contributions made pursuant to (and in reliance on) Section 9.05(viii)(z) (for this purpose, taking the Fair Market Value of any Property (other than cash) so contributed at the time of such contribution), exceed $150,000,000, (IV) no intercompany loans may be made pursuant to subclause (w) or (x) of this Section 9.05(vi) at any time any Specified Default or any Event of Default is in existence (or would be in existence after giving effect thereto), (V) subject to the exception specified in the proviso to Section 9.01(f), each intercompany loan made pursuant to this Section 9.05(vi) shall be subject to subordination as, and to the extent required by, the Intercompany Subordination Agreement and (VI) any intercompany loans made pursuant to this Section 9.05(vi) shall cease to be permitted hereunder if the obligor or obligee thereunder ceases to constitute a Qualified Obligor or a Foreign Subsidiary of the U.S. Borrower as contemplated above;

(vii) (x) loans by the U.S. Borrower and its Subsidiaries to officers, employees and directors of the U.S. Borrower and its Subsidiaries for bona fide business purposes, in each case incurred in the ordinary course of business, in an aggregate outstanding principal amount not to exceed $5,000,000 at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall be permitted and (y) advances of reimbursable expenses by the U.S. Borrower and its Subsidiaries to officers, employees and directors of the U.S. Borrower and its Subsidiaries for bona fide purposes, in each case incurred in the ordinary course of business;

(viii) (u) any Wholly-Owned Foreign Subsidiary of the U.S. Borrower may make capital contributions to any Qualified Obligor, (v) any Qualified U.S. Obligor may make capital contributions to any of its direct Wholly-Owned Subsidiaries that is a Qualified U.S. Obligor, (w) any Qualified Non-U.S. Obligor may make capital contributions to any of its direct Wholly-Owned Subsidiaries that is a Qualified Non-U.S. Obligor, (x) any Non-Guarantor Subsidiary may make capital contributions to any of its direct Wholly-Owned Subsidiaries that is a Non-Guarantor Subsidiary or a Foreign Credit Party, (y) any Qualified U.S. Obligor may make capital contributions to any of its direct Wholly-Owned Subsidiaries that is Qualified Non-U.S. Obligor and (z) any Qualified Obligor and any Foreign Subsidiary Guarantor that is not a Qualified Obligor may make capital contributions to any of their respective direct Foreign Subsidiaries that is not a Qualified Obligor; provided that (I) at no time shall the aggregate amount of the capital contributions made pursuant to subclause (y) of this Section 9.05(viii) (for this purpose, (1) taking the Fair Market Value of any Property (other than cash) so contributed at the time of such contribution and (2) excluding capital contributions made to a Qualified Non-U.S. Obligor which are promptly contributed, in turn, to a Foreign Subsidiary of such Qualified Non-U.S. Obligor that is not a Qualified Obligor in reliance on subclause (z) above), when added to the aggregate outstanding principal amount of all intercompany loans made pursuant to subclause (w) of Section 9.05(vi) above (determined without regard to write-downs or write-offs thereof), exceed $200,000,000, (II) at no time shall the aggregate amount of the capital contributions made pursuant to subclause (z) of this Section 9.05(viii) (for this purpose, taking the Fair Market Value of any Property (other than cash) so contributed at the time of such contribution), when added to the aggregate outstanding principal amount of all intercompany loans made pursuant to subclause (x) of Section 9.05(vi) above (determined without regard to write-downs or write-offs thereof), exceed $150,000,000 and (III) no contributions may be made pursuant to subclause (y) or (z) of this Section 9.05(viii) at any time any Specified Default or any Event of Default is in existence (or would be in existence after giving effect thereto);

(ix) the Borrowers and the Subsidiary Guarantors may make Permitted Acquisitions in accordance with the relevant requirements of Section 8.15 and the component definitions therein;

(x) the U.S. Borrower and its Subsidiaries may own the capital stock of, or other Equity Interests in, their respective Subsidiaries created or acquired in accordance with the terms of this Agreement;

(xi) the U.S. Borrower and its Subsidiaries may acquire and hold non-cash consideration issued by the purchaser of assets in connection with a sale of such assets to the extent permitted by Sections 9.02(v), (xiv) and (xviii);

(xii) the U.S. Borrower and its Subsidiaries may enter into (x) Other Hedging Agreements in the ordinary course of business providing protection against fluctuations in currency values in connection with the operations of the U.S. Borrower or any of its

Subsidiaries and (y) Commodity Agreements in the ordinary course of business providing protection against fluctuations in prices of commodities used in the operations of the U.S. Borrower and its Subsidiaries, in each case, so long as management of the U.S. Borrower or such Subsidiary, as the case may be, has determined in good faith that the entering into of such Other Hedging Agreements or Commodity Agreements, as the case may be, are bona fide hedging activities and are not for speculative purposes;

(xiii) the U.S. Borrower may acquire and hold obligations of one or more officers, directors or other employees of the U.S. Borrower or any of its Subsidiaries in connection with such officers’, directors’ or employees’ acquisition of shares of capital stock of the U.S. Borrower, so long as no cash is paid by the U.S. Borrower or any of its Subsidiaries to such officers, directors or employees in connection with the acquisition of any such obligations;

(xiv) loans or advances by any Subsidiary of the U.S. Borrower in connection with grower loan programs; provided that (I) at no time shall the aggregate outstanding principal amount of all such loans and advances made pursuant to this Section 9.05(xiv) exceed $75,000,000 (determined without regard to write-downs or write-offs thereof), (II) no loans or advances may be made pursuant to this Section 9.05(xiv) at any time any Specified Default or any Event of Default is in existence (or would be in existence after giving effect thereto), and (III) in the event a loan or advance made by a Credit Party pursuant to this Section 9.05(xiv) is evidenced by a promissory note, such promissory note shall be pledged to the Collateral Agent pursuant to the relevant Security Document (except to the extent local law or the relevant grower loan documents prohibit such pledge or such note is required to be pledged to secure Indebtedness incurred pursuant to clause (x) of Section 9.04(b)(xix));

(xv) so long as no Default or Event of Default then exists or would result therefrom, the U.S. Borrower and its Subsidiaries may acquire Equity Interests in Persons (who, after giving effect to such acquisition, become Non-Wholly Owned Subsidiaries of the U.S. Borrower or such Subsidiary); provided that the aggregate amount of the Investments made pursuant to this Section 9.05(xv) after the Restatement Effective Date shall not exceed $50,000,000 (without regard to any write-downs or write-offs thereof);

(xvi) any Non-Wholly Owned Subsidiary of the U.S. Borrower may make loans to its shareholders generally so long as (x) the U.S. Borrower or its respective Subsidiary which owns the Equity Interest in the Subsidiary making such loans receives at least its proportionate share of such loans (based upon its relative holding of the Equity Interests in the Subsidiary making such loans), (y) unless the entering into of the Intercompany Subordination Agreement requires the consent of the minority shareholder of such Non-Wholly Owned Subsidiary (and such consent is not obtained), such Non-Wholly-Owned Subsidiary (as obligee of such loan) and the U.S. Borrower or such other Subsidiary (as obligor of such loan) shall be subject to the provisions of the Intercompany Subordination Agreement and (z) the aggregate outstanding principal amount of all loans pursuant to this Section 9.05(xvi) which are not subject to the subordination provisions of the Intercompany Subordination Agreement shall not exceed $50,000,000 at any time;

(xvii) Investments constituting guaranties permitted by Section 9.04;

(xviii) the Bermuda Partnership Partners may make additional Investments in the Bermuda Partnership not otherwise permitted by this Section, so long as (w) the Bermuda Partnership promptly (and in any event within one Business Day of receipt thereof) uses 100% of the cash proceeds of such Investment to make a prepayment on the intercompany loan owing by it to the Bermuda Borrower and incurred pursuant to the Intercompany Distribution Transactions, (x) the Bermuda Borrower uses all of the proceeds of such prepayment within one Business Day of the date of receipt thereof to prepay Term Loans owing by it in accordance with the requirements of Section 4.01(vii), (y) if any U.S. Borrower Incremental Term Loans are then outstanding, the U.S. Borrower makes a concurrent prepayment of U.S. Borrower Incremental Term Loans in accordance with the requirements of Section 4.01(vii) and (z) any Investment in the form of an intercompany loan or advance pursuant to this Section 9.05(xviii) shall be subject to subordination as, and to the extent required by, the Intercompany Subordination Agreement; and

(xix) so long as no Default or Event of Default then exists or would result therefrom, the U.S. Borrower and its Subsidiaries may make Investments not otherwise permitted by Sections 9.05(i) through (xviii); provided that the aggregate amount of the Investments made pursuant to this Section 9.05(xix) after the Restatement Effective Date shall not exceed $100,000,000 (without regard to any write-downs or write-offs thereof).

9.06 Restricted Payments; etc. No Credit Agreement Party will, nor will permit any of its Subsidiaries to, declare or pay any dividends (other than dividends payable solely in non-redeemable common stock or comparable common equity interests of the U.S. Borrower or any such Subsidiary, as the case may be) or return any equity capital to, its stockholders, partners, members or other equity holders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders, partners, members or other equity holders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock or other Equity Interests, now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares or other Equity Interests), or set aside any funds for any of the foregoing purposes, and no Credit Agreement Party will permit any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or other Equity Interests of any direct or indirect parent of such Subsidiary now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by such Person with respect to its capital stock or other Equity Interests) (all of the foregoing “Dividends”) or make any payments in respect of any outstanding Intercompany Debt, except that:

(i) (x) any Subsidiary of the U.S. Borrower may pay Dividends to the U.S. Borrower or any Wholly-Owned Subsidiary of the U.S. Borrower and (y) any non-Wholly-Owned Subsidiary of the U.S. Borrower may pay cash Dividends to its shareholders generally so long as the U.S. Borrower or its respective Subsidiary which owns the Equity Interest in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holding of the Equity Interests in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of Equity Interests of such Subsidiary); provided that any Dividend made pursuant to preceding clause (x) to any Wholly-Owned Subsidiary that is not a Credit Party may only be made if (A) (I) no Specified Default and no Event of Default then exists or would result therefrom and (II) such Wholly-Owned Subsidiary promptly distributes and/or transfer any Property received pursuant to such Dividend (directly or indirectly through other Wholly-Owned Subsidiaries) to a Credit Party or (B) the Subsidiary making such Dividend is not a Credit Party; provided, however, that, subject to Section 9.01(c)(v), any such Dividend may be made to the Bermuda Partnership notwithstanding the existence of an Event of Default (other than an Event of Default under Section 10.01 or 10.05) so long as (a) the Bermuda Partnership complies with clause (II) of the preceding proviso and (b) the Bermuda Partnership Partners are (after giving effect to the receipt of any Dividend from Bermuda Partnership) in compliance with the requirements of Section 9.01(c);

(ii) the U.S. Borrower may redeem or purchase shares of, or options to purchase, U.S. Borrower Common Stock held by former officers or employees of the U.S. Borrower or any of its Subsidiaries following the death, disability, retirement or termination of employment of such officers or employees, provided that (x) the only consideration paid by the U.S. Borrower in respect of such redemptions and/or purchases shall be cash, (y) the aggregate amount paid by the U.S. Borrower in cash in respect of all such redemptions and/or purchases shall not exceed $2,000,000 in any Fiscal Year of Holdings, and (z) at the time of any redemption or purchase pursuant to this Section 9.06(ii), no Specified Default or Event of Default shall then exist or result therefrom;

(iii) [Reserved];

(iv) [Reserved];

(v) [Reserved];

(vi) the U.S. Borrower and its Subsidiaries may make payments with respect to Intercompany Debt, so long as the respective payment is permitted to be made in accordance with the terms of the Intercompany Subordination Agreement;

(vii) [Reserved];

(viii) the U.S. Borrower may pay regularly scheduled Dividends on Qualified Preferred Stock issued by it pursuant to the terms thereof solely through the issuance of additional shares of such Qualified Preferred Stock rather than in cash;

(ix) [Reserved];

(x) [Reserved];

(xi) so long as no Default and no Event of Default then exists or would result therefrom, any Existing Senior Notes, any Permitted Senior Notes and any Permitted Refinancing Senior Notes may be refinanced with any Permitted Refinancing Senior Notes in accordance with the requirements of this Agreement;

(xii) so long as no Specified Default and no Event of Default then exists or would result therefrom, any Scheduled Existing Indebtedness, any Permitted Acquired Debt and any Permitted Refinancing Indebtedness incurred to refinance same may be refinanced with Permitted Refinancing Indebtedness in accordance with the requirements of this Agreement and, so long as no Event of Default has occurred and is continuing or would result therefrom, the Existing Senior Notes and any Permitted Refinancing Senior Notes may be exchanged for Equity Interests of the U.S. Borrower permitted by Section 9.09(a);

(xiii) in addition to the actions permitted above, the U.S. Borrower and its Subsidiaries may make Investments (and, without duplication, may repurchase or redeem (so long as any repurchased Indebtedness is promptly cancelled) any Indebtedness otherwise described in Section 9.08(a)(i)) so long as (I) no Default or Event of Default then exists or would result therefrom, (II) the aggregate amount of cash expended pursuant to this Section 9.06(xiii) to effect such Investments after the Restatement Effective Date does not exceed the sum of (x) $50,000,000 and (y) the aggregate amount of Retained Excess Cash Flow Amount at the time such Investment is made and (III) to the extent any such Investment (or any part thereof) is made in reliance on preceding clause (II)(y), calculations are made by the U.S. Borrower of compliance with Section 9.04(a) (regardless of whether any Indebtedness is then being incurred pursuant to said Section 9.04(a)) for the Calculation Period most recently ended prior to the date of the respective repurchase or redemption (determined on a Pro Forma Basis after giving effect to such Investment and the incurrence of any Indebtedness to finance same), as set forth in a certificate by an Authorized Officer of the U.S. Borrower furnished to the Administrative Agent on the date of such Investment, and such calculations shall show that, after giving effect to the respective Investment (and any other contemporaneous Investments) and any Indebtedness being incurred in connection therewith, the U.S. Borrower would be permitted to incur at least $1 of additional Indebtedness pursuant to Section 9.04(a) at such time; provided that, to the extent that such Investments constitute redemptions and/or repurchases of Existing Senior Notes, Permitted Senior Notes and/or Permitted Refinancing Senior Notes from time to time (whether redeemed in accordance with the terms of the indenture therefor and/or repurchased on the open market), all such Existing Senior Notes, Permitted Senior Notes or Permitted Refinancing Senior Notes, as the case may be, so repurchased or redeemed are promptly cancelled by the U.S. Borrower; and

(xiv) in addition to the actions permitted above, the U.S. Borrower and its Subsidiaries may make Investments in (and, without duplication, may repurchase or redeem) any Existing 2009 Senior Notes or Existing 2010 Senior Notes so long as (I) no Default or Event of Default then exists or would result therefrom, (II) the aggregate amount of cash expended pursuant to this Section 9.06(xiv) to effect such Investments after the Restatement Effective Date does not exceed $50,000,000, (III) after giving effect to such Investments, redemptions and repurchases, the U.S. Borrower (A) would be in compliance on a pro forma basis with Section 9.13 as of the last day of the most recently completed Test Period for which financial statements are available and (B) has not less than $70,000,000 of unutilized ABL Commitments and (IV) all such Existing 2009 Senior Notes or Existing 2010 Senior Notes so repurchased or redeemed are promptly cancelled by the U.S. Borrower.

9.07 Transactions with Affiliates. No Credit Agreement Party will, nor will permit any of its Subsidiaries to, enter into any transaction or series of transactions with any Affiliate of the U.S. Borrower or any of its Subsidiaries other than in the ordinary course of business and on terms and conditions substantially as favorable to such Credit Agreement Party or such Subsidiary as would be reasonably expected to be obtainable by such Credit Agreement Party or such Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate; provided that the following shall in any event be permitted: (i) the Transaction; (ii) intercompany transactions among the U.S. Borrower and its Subsidiaries to the extent expressly permitted by Sections 9.02, 9.04, 9.05 and 9.06; (iii) the payment of consulting or other fees to the U.S. Borrower by any of its Subsidiaries in the ordinary course of business; (iv) customary fees to non-officer directors of the U.S. Borrower and its Subsidiaries; (v) the U.S. Borrower and its Subsidiaries may enter into the employment arrangements with respect to the procurement of services with their respective officers and employees in the ordinary course of business; (vi) Dividends may be paid by the U.S. Borrower to the extent permitted by Section 9.06; (vii) the payment of customary fees (excluding management fees) to the Agents and their Affiliates for services rendered (including, without limitation, any underwriting discounts and commissions); (viii) transactions between the U.S. Borrower and/or any of its Subsidiaries and their respective Affiliates listed on Schedule XIV hereto; and (ix) the California Disposition and any loan of all or a portion of the Net Sale Proceeds therefrom to an Affiliate of the U.S. Borrower, so long as (and only so long as) such transactions would not (in the absence of this clause (ix) and, for such purpose, assuming same were in the “ordinary course of business”) give rise to a violation of this Section 9.07. In no event shall any management, consulting or similar fee be paid or payable by the U.S. Borrower or any of its Subsidiaries to any Affiliate (other than any other Credit Party), except as specifically provided in this Section 9.07.

9.08 Limitation on Voluntary Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; Issuances of Capital Stock; etc. (a) No Credit Agreement Party will, and no Credit Agreement Party will permit any of its Subsidiaries to:

(i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption, repurchase or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due), or any prepayment, repurchase, redemption or acquisition for value as a result of any asset sale, change of control or similar event of any Existing Indebtedness or, after the incurrence or issuance thereof, any Permitted Refinancing Indebtedness, any Qualified Preferred Stock, any Permitted Acquired Debt, any Permitted Senior Note or any Permitted Refinancing Senior Note, except to the extent expressly permitted under Sections 9.06(xi), (xii), (xiii) and/or (xiv), in the case of Permitted Acquired Debt, required by Section 8.11(h);

(ii) amend or modify, or permit the amendment or modification of, any provision of any Existing Senior Notes Document or, on and after the execution and delivery thereof, any Permitted Senior Notes Document and any Permitted Refinancing Senior Notes Document, in any such case other than any technical or clarifying amendments, modifications or changes to any such Documents that are not in any way adverse to the interests of the Lenders and do not relate to the subordination provisions contained therein; or

(iii) amend, modify or change any Permitted Acquired Debt, any Permitted Refinancing Indebtedness, any Tax Allocation Agreement, any Management Agreement, any Qualified Preferred Stock, its certificate of incorporation (including, without limitation, by the filing or modification of any certificate of designation), by-laws, certificate of partnership, partnership agreement, certificate of limited liability company, limited liability company agreement (or equivalent organizational documents) or any agreement entered into by it, with respect to its capital stock or other Equity Interests, or enter into any new Tax Allocation Agreement, Management Agreement or agreement with respect to its capital stock or other Equity Interests, other than (A) any change to Permitted Acquired Debt or Permitted Refinancing Indebtedness as a result of the refinancing thereof as permitted by Section 9.08(a), (B) any amendments or modifications to Permitted Refinancing Debt or Qualified Preferred Stock consistent with the definitions thereof provided herein and (C) any amendments, modifications or changes pursuant to this Section 9.08(a) and any such new agreements pursuant to this Section 9.08(a), (x) which do not adversely affect the interests of the Lenders in any material respect, (y) in the case of any Management Agreement, which does not involve the payment by the U.S. Borrower or any of its Subsidiaries of any amount which could give rise to a violation of this Agreement and (z) any amendment to such Person’s respective certificates of incorporation or other organizational documents to authorize the issuance of capital stock or other Equity Interests otherwise permitted to be issued pursuant to the terms of this Agreement.

(b) Neither the U.S. Borrower nor any of its Subsidiaries shall designate any Indebtedness (other than the Obligations) as “Designated Guarantor Senior Debt” or “Designated Senior Debt” for purposes of the Existing Senior Notes Documents or, on and after the execution and delivery thereof, the Permitted Senior Notes Documents and the Permitted Refinancing Senior Notes Documents.

9.09 Limitation on Issuance of Equity Interests. (a) The U.S. Borrower will not issue (i) any Preferred Equity (or any options, warrants or rights to purchase Preferred Equity) (other than Qualified Preferred Stock issued pursuant to clause (c) below) or (ii) any redeemable common stock or equivalent common Equity Interests.

(b) The U.S. Borrower shall not permit any of its Subsidiaries to, issue any capital stock or other Equity Interests (including by way of sales of treasury stock), except (i) for transfers and replacements of then outstanding shares of capital stock or other Equity Interests, (ii) for stock splits, stock dividends and additional issuances which do not decrease the aggregate percentage ownership of the U.S. Borrower and its Subsidiaries in any class of the capital stock or other Equity Interests of such Subsidiaries, (iii) in the case of Foreign Subsidiaries of the U.S. Borrower, to qualify directors to the extent required by applicable law, (iv) Subsidiaries formed after the Initial Borrowing Date pursuant to Section 9.11 (or Section 9.14 of the Original Credit Agreement) may issue capital stock or other Equity Interests in accordance with the requirements of Section 9.11 (or, for periods prior to the Restatement Effective Date, Section 9.14 of the Original Credit Agreement) and (v) issuances of Equity Interests (including Preferred Equity) by any Wholly-Owned Subsidiary of the U.S. Borrower to one or more other Wholly-Owned Subsidiaries of the U.S. Borrower. All capital stock or other Equity Interests issued in accordance with this Section 9.09(b) shall, to the extent required by the relevant Security Document, be delivered to the Collateral Agent for pledge pursuant to such Security Document.

(c) The U.S. Borrower may from time to time (i) issue Qualified Preferred Stock, so long as (x) no Default or Event of Default shall exist at the time of any such issuance or immediately after giving effect thereto, and (y) with respect to each issuance of Qualified Preferred Stock, the gross cash proceeds therefrom (or in the case of Qualified Preferred Stock directly issued as consideration for a Permitted Acquisition, the Fair Market Value thereof of the assets received therefor) shall be at least equal to 100% of the liquidation preference thereof at the time of issuance, and (ii) issue additional shares of Qualified Preferred Stock to pay in kind regularly scheduled Dividends on Qualified Preferred Stock theretofore issued in compliance with this Section 9.09(c).

9.10 Limitation on Certain Restrictions on Subsidiaries. No Credit Agreement Party will, nor will permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective, any encumbrance or restriction on the ability of any such Subsidiary to (x) pay dividends or make any other distributions on its capital stock or any other Equity Interests or participation in its profits owned by the U.S. Borrower or any Subsidiary of the U.S. Borrower, or pay any Indebtedness owed to the U.S. Borrower or a Subsidiary of the U.S. Borrower, (y) make loans or advances to the U.S. Borrower or any Subsidiary of the U.S. Borrower or (z) transfer any of its properties or assets to the U.S. Borrower or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the U.S. Borrower or a Subsidiary of the U.S. Borrower, (iv) customary provisions restricting assignment of any licensing agreement (in which the U.S. Borrower or any of its Subsidiaries is the licensee) or any other contract entered into by the U.S. Borrower or any Subsidiary of the U.S. Borrower in the ordinary course of business, (v) any agreement or instrument governing Permitted Acquired Debt, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person or the properties or assets of the Person acquired pursuant to the respective Permitted Acquisition and so long as the respective encumbrances or restrictions were not created (or made more restrictive) in connection with or in anticipation of the respective Permitted Acquisition, (vi) restrictions applicable to any Non-Wholly Owned Subsidiary existing at the time of the acquisition thereof as a result of an Investment pursuant to Section 9.05 or a Permitted Acquisition effected in accordance with Section 8.15; provided that the restrictions applicable to such joint venture are not made more burdensome, from the perspective of the U.S. Borrower and its Subsidiaries, than those as in effect immediately before giving effect to the consummation of the respective Investment or Permitted Acquisition, (vii) any restriction or encumbrance with respect to assets subject to Liens permitted by Sections 9.03(iv), (x), (xi), (xii) and (xvi), (viii) the Existing 2011 Senior Notes Documents, (ix) the Existing 2010 Senior Notes Documents, (x) the Existing 2009 Senior Notes Documents, (xi) the Existing 2013 Senior Notes Documents, (xii) the ABL Credit Documents, (xiii) on and after the execution and delivery thereof, the Permitted Senior Notes Documents, and (xiv) on and after the execution and delivery thereof, the Permitted Senior Refinancing Notes Documents.

9.11 Limitation on the Creation of Subsidiaries and Joint Ventures. (a) Except as otherwise specifically provided in immediately succeeding clause (b), the U.S. Borrower will not, and will not permit any of its Subsidiaries to, establish, create or acquire after the Initial Borrowing Date any Subsidiary, provided that the U.S. Borrower and its Wholly-Owned Subsidiaries shall be permitted to establish or create Wholly-Owned Subsidiaries so long as (A) within 15 Business Days (or such longer period as is acceptable to the Administrative Agent in any given case) of such establishment, creation or acquisition, as the case may be, written notice thereof is given to the Administrative Agent (provided that no such notice shall be required to be given (x) in the case of a Shell Corporation or (y) in the case of a Foreign Subsidiary entitled to defer the taking of actions otherwise required by this Section 9.11(a) as a result of the application of clause (z) of the immediately succeeding proviso), (B) subject to Sections 8.11(d) and 8.12, the Equity Interests of each such new Wholly-Owned Subsidiary (if same is an Unrestricted Subsidiary) are pledged pursuant to, and to the extent required by, the applicable Pledge Agreements and/or Foreign Security Agreements and, if such Equity Interests constitute certificated Equity Interests, the certificates representing such Equity Interests, together with stock or other powers duly executed in blank, are delivered to the Collateral Agent for the benefit of the Secured Creditors, (C) to the extent such new Wholly-Owned Subsidiary is required, in accordance with the applicable provisions of Section 8.11, to become a U.S. Subsidiary Guarantor, (i) such new Wholly-Owned Subsidiary executes and delivers counterparts of the U.S. Subsidiaries Guaranty, the Intercompany Subordination Agreement, the Intercreditor Agreement and such Security Documents as would have been entered into by the respective Subsidiary if same had been a U.S. Subsidiary Guarantor under the Original Credit Agreement on the Initial Borrowing Date, and takes all action in connection therewith as would otherwise have been required to be taken pursuant to Section 5 of the Original Credit Agreement if such new Wholly-Owned Subsidiary had been a U.S. Credit Party under the Original Credit Agreement on the Initial Borrowing Date, (D) to the extent such new Wholly-Owned Subsidiary is organized in a Qualified Non-U.S. Jurisdiction and is required, in accordance with the applicable provisions of Section 8.11, to become a Foreign Subsidiary Guarantor, (i) such new Wholly-Owned Subsidiary executes and delivers counterparts of the Foreign Subsidiaries Guaranty, the Intercompany Subordination Agreement and such Security Documents as would have been entered into by the respective Subsidiary if same had been a Foreign Subsidiary Guarantor under the Original Credit Agreement on the Initial Borrowing Date (determined in accordance with the criteria described in Sections 5.15, 5.17 and 5.18(b) of the Original Credit Agreement), and takes all action in connection therewith as would otherwise have been required to be taken pursuant to Section 5 of the Original Credit Agreement if such new Wholly-Owned Subsidiary had been a Foreign Credit Party under the Original Credit Agreement on the Initial Borrowing Date, (E) to the extent such new Wholly-Owned Subsidiary is organized in a Non-Qualified Jurisdiction and is required, in accordance with the applicable provisions of Section 8.11, to become a Foreign Subsidiary Guarantor, (i) such new Wholly-Owned Subsidiary executes and delivers counterparts of the Foreign Subsidiaries Guaranty and, in each case unless the Administrative Agent otherwise agrees based on advice of local counsel, the Int ercompany Subordination Agreement and such Security Documents as would have been entered into by the respective Subsidiary if same had been a Foreign Subsidiary Guarantor under the Original Credit Agreement organized in such Non-Qualified Jurisdiction on the Initial Borrowing Date (determined in accordance with the criteria described in Sections 5.15, 5.17 and 5.18(b) of the Original Credit Agreement), and takes all action in connection therewith as would otherwise have been required to be taken pursuant to Section 5 of the Original

Credit Agreement if such new Wholly-Owned Subsidiary had been a Foreign Credit Party under the Original Credit Agreement organized in such Non-Qualified Jurisdiction on the Initial Borrowing Date and (F) such new Wholly-Owned Subsidiary, to the extent requested by any Agent or the Required Lenders, takes all other actions required pursuant to Section 8.11 (including, without limitation, to, at its own expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record in any appropriate governmental office, any document or instrument reasonably deemed by the Collateral Agent to be necessary or desirable for the creation and perfection of the Liens on its assets intended to be created pursuant to the applicable Security Documents); provided that (x) the Credit Documents required to be executed and delivered pursuant to clauses (C), (D) and (E) by such newly formed, created or acquired Subsidiary shall not be required to be so executed and delivered until 45 days after the formation, creation or acquisition of such Subsidiary, (y) in the case of a Shell Corporation created or established by the U.S. Borrower or any of its Wholly-Owned Subsidiaries, the actions described in clauses (B), (C), (D) and (E) and applicable to such Shell Corporation shall not be required to be taken (so long as same remains a Shell Corporation) until 60 days after the creation or establishment of such Shell Corporation and (z) in the case of a newly-formed Wholly-Owned Subsidiary of the U.S. Borrower organized in (i) a Qualified Non-U.S. Jurisdiction or (ii) a Non-Qualified Jurisdiction in which an existing Foreign Subsidiary Guarantor is organized, the actions described in clauses (D), (E) and (F) and applicable to such Wholly-Owned Subsidiary, shall not be required to be taken by such Wholly-Owned Subsidiary if the gross book value of its assets (determined as of the last day of the calendar month then last ended) is less than $10,000,000, until (and only until) the aggregate gross book value of all Wholly-Owned Subsidiaries which have not taken the actions described in clauses (D), (E) and (F) and applicable to such Wholly-Owned Subsidiaries in reliance on this proviso (determined as of the last day of the calendar month then last ended) exceeds $20,000,000, at which time all such excluded Wholly-Owned Subsidiaries (and not just those Wholly-Owned Subsidiaries required to reduce the aggregate gross book value of such excluded Wholly-Owned Subsidiaries to below $20,000,000) shall take the actions described in clauses (D), (E) and (F) and applicable to such Wholly-Owned Subsidiaries.

(b) In addition to Subsidiaries of the U.S. Borrower created pursuant to preceding clause (a), the U.S. Borrower and its Subsidiaries may establish, acquire or create, and make Investments in, Non-Wholly Owned Subsidiaries after the Initial Borrowing Date as a result of Permitted Acquisitions (subject to the limitations contained in the definition thereof) and Investments expressly permitted to be made pursuant to Section 9.05, provided that (x) all Equity Interests of each such Non-Wholly Owned Subsidiary which is an Unrestricted Subsidiary shall be pledged by any Credit Party which owns same to the extent required by the Pledge Agreements or relevant Foreign Security Agreements, and (y) any actions required to be taken pursuant to Section 8.11 in connection with the establishment of, or Investments in, the respective Subsidiaries are taken in accordance with the requirements of said Section 8.11.

9.12 Special Restrictions Relating to Principal Property. No Credit Agreement Party will, nor will permit any of its Subsidiaries to, (i) own or acquire any Principal Property (other than the Principal Properties designated on Schedule XV hereto) or (ii) directly or indirectly, create, incur, issue, assume, guarantee or otherwise become liable for or suffer to exist any Indebtedness secured by a Lien on any Principal Property; provided, however, that, notwithstanding the foregoing, (x) the U.S. Borrower and its Subsidiaries may acquire (by way of third-

party purchase) up to (but not more than) two Principal Properties after the Restatement Effective Date and, thereafter, own such Principal Properties and (y) the U.S. Borrower and its Subsidiaries may own additional Principal Properties which are not Principal Properties on the Restatement Effective Date (or, if acquired after the Restatement Effective Date, on such date of acquisition) if (x) the respective Principal Property becomes a Principal Property after the Restatement Effective Date (or such date of acquisition) as a result of the making of capital expenditures or other investments in such Property by the U.S. Borrower or the respective Subsidiary or (y) the respective Principal Property is constructed by the U.S. Borrower or the respective Subsidiary.

9.13 Maximum First Priority Secured Leverage Ratio. No Credit Agreement Party shall permit the First Priority Secured Leverage Ratio as of the last day of any Test Period set forth below to exceed the maximum First Priority Secured Leverage Ratio set forth opposite such date below:

Maximum First Priority
Test Period Ending on or About	Secured Leverage Ratio
March 28, 2009	3.25 to 1.00
June 20, 2009	3.25 to 1.00
October 10, 2009	3.25 to 1.00
January 2, 2010	3.00 to 1.00
March 27, 2010	3.00 to 1.00
June 19, 2010	3.00 to 1.00
October 9, 2010	3.00 to 1.00
January 1, 2011	3.00 to 1.00
March 26, 2011	3.00 to 1.00
June 18, 2011	2.75 to 1.00
October 8, 2011	2.75 to 1.00
December 31, 2011	2.75 to 1.00
March 24, 2012	2.75 to 1.00
June 16, 2012	2.50 to 1.00
October 6, 2012	2.50 to 1.00
December 29, 2012	2.50 to 1.00
March 23, 2013	2.50 to 1.00

Section 10. Events of Default. Upon the occurrence of any of the following specified events (each, an “Event of Default”):

10.01 Payments. Either Borrower shall (i) default in the payment when due of any principal of any Loan or Note, (ii) default, and such default shall continue for three or more

Business Days, in the payment when due of any Unpaid Drawing, any Unreimbursed Payment, any interest on any Loan or Note or any Fees or (iii) default, and such default shall continue for 10 or more Business Days after notice to either Borrower by the Administrative Agent or any Lender, in the payment when due of any other amounts owing hereunder or under any other Credit Document; or

10.02 Representations, etc. (a) Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document (other than a Foreign Security Document) or in any statement or certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made, (b) any representation, warranty or statement which is qualified by a materiality standard of any kind and is made or deem ed made by any Foreign Credit Party in any Foreign Security Document or in any statement or certificate delivered pursuant to any Foreign Security Document shall prove to be untrue in any material respect on the date as of which made or deemed made and (c) any material representation, warranty or statement which is not qualified by a materiality standard of any kind and is made or deemed made by any Foreign Credit Party in any Foreign Security Document or in any statement or certificate delivered pursu ant to any Foreign Security Document shall prove to be untrue in any material respect on the date as of which made or deemed made; or

10.03 Covenants. The U.S. Borrower or any of its Subsidiaries shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in Sections 2B.07, 8.01(e)(i), 8.10, 8.11, 8.13, 8.15, 8.18, 8.19, 8.20, 8.21 or 9, or (b) default in the due performance or observance by it of any term, covenant or agreement contained i n this Agreement (other than those referred to in Sections 10.01, 10.02 or clause (a) of this Section 10.03) and such default shall continue unremedied for a period of at least 30 days after notice to the defaulting party by the Administrative Agent or the Required Lenders; or

10.04 Default Under Other Agreements. (a) The U.S. Borrower or any of its Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) beyond the peri od of grace, if any, provided in the instrument or agreement under which Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf o f such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity; or (b) any Indebtedness (other than the Obligations) of the U.S. Borrower or any of its Subsidiaries shall be declared to be (or shall become) due and payable, or shall be required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; provided that it shall not constitute an Event of Default pursuant to clause (a) or (b) of this Section 10.04 unless the principal amount of any one issue of such Indebtedness, or the aggregate amount of all such Indebtedness referred to in clauses (a) and (b) above, equals or exceeds $25,000,000; or

10.05 Bankruptcy, etc. The U.S. Borrower or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled

“Bankruptcy,” as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”); or an involuntary case is commenced against the U.S. Borrower or any of its Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the U.S. Borrower or any of its Subsidiaries; or the U.S. Borrower or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the U.S. Borrower or any of its Subsidiaries; or there is commenced against the U.S. Borrower or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or the U.S. Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the U.S. Borrower or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the U.S. Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any Company action is taken by the U.S. Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

10.06 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days which will result in a Material Adverse Effect, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan pursuant to Section 4042(b) of ERISA, any Plan or Multiemployer Plan which is subject to Title IV of ERISA is, shall have been or is likely to be involuntarily terminated or to be the subject of termination proceedings under ERISA, any Plan subject to Title IV of ERISA shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan subject to Title IV of ERISA or Multiemployer Plan or a Foreign Pension Plan has not been made within 60 days of when due, the U.S. Borrower or any Subsidiary of the U.S. Borrower or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan subject to Title IV of ERISA or Multiemployer Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or the U.S. Borrower or any Subsidiary of the U.S. Borrower has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans, a “default” within the meaning of Section 4219(c)(5) of ERISA, shall occur with respect to any Plan or Multiemployer Plan; (b) there shall result from any such event or events described above in this Section 10.06 the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability resulting from any event described in clause (a) above; and (c) such lien, security interest or liability, individually and/or in the aggregate, in the reasonable opinion of the Required Lenders, has had, or could reasonably be expected to have, a Material Adverse Effect; or

10.07 Security Documents. (a) Any Security Document shall cease to be in full force and effect (except in accordance with the terms thereof), or shall, subject to the Intercreditor Agreement, cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 9.03), and subject to no other Liens (except as permitted by Section 9.03), or (b) any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document and such default shall continue beyond any cure or grace period specifically applicable thereto pursuant to the terms of any such Security Document; provided that (i) the occurrence of an Excluded Event shall not give rise to an Event of Default under this Section 10.07, (ii) the failure to have a perfected and enforceable Lien on Collateral in favor of the Collateral Agent shall not give rise to an Event of Default under this Section 10.07, unless the aggregate fair market value of all Collateral over which the Collateral Agent fails to have a perfected and enforceable Lien (exclusive of Collateral that is the subject of an Excluded Event) equals or exceeds $10,000,000 and (iii) in the case of any default described in clause (b) above in the due performance or observance of any covenant or agreement contained in any Foreign Security Document that is not (directly or indirectly) related to the perfection or enforceability of a Lien on Collateral, such default shall not give rise to an Event of Default until such default shall continue unremedied for a period of at least 15 days after notice to the defaulting party by the Administrative Agent, the Collateral Agent or the Required Lenders; or

10.08 Guaranties. Any Guaranty or any provision thereof shall cease to be in full force or effect as to the relevant Guarantor, or any Guarantor or Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor’s obligations under the relevant Guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to its Guaranty; provided that the occurrence of an Excluded Event shall not give rise to an Event of Default under this Section 10.08; or

10.09 Judgments. One or more judgments or decrees shall be entered against the U.S. Borrower or any of its Subsidiaries involving a liability (to the extent not paid or covered by a reputable and solvent insurance company (with any portion of any judgment or decree not so covered to be included in any determination hereunder)) equal to or in excess of $25,000,000 for all such judgments and decrees and all such judgments or decrees shall either be final and non-appealable or shall not have been vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days; provided, however, that for the avoidance of doubt, the European Commission Decision shall be deemed to have been stayed for so long as such decision is not final and non-appealable and the U.S. Borrower and its applicable Subsidiaries are diligently pursuing an appeal of such decision and have complied with all requirements of the European Commission with respect to the posting of bonds, bank guarantees or other security for the European Commission Decision (after giving effect to any waiver by the European Commission of any such requirements); provided, further, that the rendering of any such other judgment(s) or decree(s) by courts outside of the United States and Bermuda shall not be an Event of Default under this Section 10.09 unless (i) the U.S. Borrower and its Subsidiaries which are subject to the judgment(s) or decree(s), as of the date of the issuance of such judgment(s) or decree(s) (or any later date while such judgment(s) or decree(s) are still in effect) have at least $25,000,000 in net assets (determined on a book basis without regard to any write-down or write-off of such assets as a result of such judgment(s) or decree(s)) located in the jurisdictions (i.e., the relevant country or countries or any larger jurisdiction of the respective court(s)) of the courts rendering such judgment(s) or decree(s) (which is (or are) final and non-appealable or has (or have) not been vacated, discharged, stayed or bonded pending appeal for any period of 60 consecutive days) or (ii) an order or orders enforcing such judgment(s) or decree(s) (which is (or are) final and non-appealable or has (or have) not been vacated, discharged, stayed or bonded pending appeal for any period of 60 consecutive days) is entered by a court or courts of competent jurisdiction in a jurisdiction or jurisdictions where the U.S. Borrower and/or its Subsidiaries subject to the order, as of the date of the entry of such order of enforcement (or any later date while any such order is still in effect), have at least $25,000,000 in net assets located in such jurisdiction or jurisdictions (determined on a book basis without regard to any write-down or write-off of such assets as a result of such judgment(s) or decree(s)); or

10.10 Ownership. A Change of Control shall have occurred; or

10.11 Denial of Liability. (a) Any Credit Agreement Party shall deny its obligations under this Agreement, any Note or any other Credit Document, (b) any law, rule or regulation shall purport to render invalid, or preclude enforcement of, any provision of this Agreement or any other Credit Document or impair performance of any Foreign Credit Party’s obligations hereunder or under any other Credit Document or (c) any dominant authority asserting or exercising de jure or de facto governmental or police powers shall, by moratorium laws or otherwise, cancel, suspend or defer the obligation of any Foreign Credit Party to pay any amount required to be paid hereunder or under any other Credit Document; provided that the occurrence of an Excluded Event shall not give rise to an Event of Default under this Section 10.11; or

10.12 Governmental Action. Any governmental authority shall have condemned, nationalized, seized, or otherwise expropriated all or any substantial part of the property, shares of capital stock or other assets of any Foreign Credit Party or any of its Subsidiaries, or shall have assumed custody or control of such property or other assets or of the business or operations of any Foreign Credit Party or any of its Subsidiaries, or shall have taken any action for the dissolution or disestablishment of any Foreign Credit Party or any of its Subsidiaries or any action that would prevent any Foreign Credit Party, any of its Subsidiaries or any of their respective officers from carrying on the business of such Foreign Credit Party or such Subsidiary or a substantial part thereof; provided that the occurrence of an Excluded Event shall not give rise to an Event of Default under this Section 10.12; or

10.13 Special Defaults Relating to Bermuda Entities. (i) The Bermuda Borrower shall fail to maintain its corporate existence in full force and effect or (ii) any Foreign Credit Party organized under the laws of Bermuda shall (x) fail to take any of the actions described in Section 8.05 or (y) take any action described in the last sentence of Section 8.16, and such failure to take or the taking of such action, as the case may be, described in this clause (ii) shall continue for a period of at least 30 days after notice to such Foreign Credit Party by the Administrative Agent or the Required Lenders;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Lenders, by written notice to the U.S. Borrower, take any or all of the following actions, without prejudice to the rights of any Agent or any Lender to enforce its claims against any Credit Party (provided that if an Event of Default specified in Section 10.05 shall occur with respect to either Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately and any Fees shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and all Obligations owing hereunder (including Unpaid Drawings and Unreimbursed Payments) to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; (iii) enforce, as Collateral Agent (or direct the Collateral Agent to enforce), subject to the Intercreditor Agreement, any or all of the Liens and security interests created pursuant to the Security Documents; (iv) terminate any Letter of Credit or Bank Guaranty which may be terminated in accordance with its terms; (v) direct the Bermuda Borrower to pay (and the Bermuda Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to either Borrower, it will pay) to the Administrative Agent at the Payment Office such additional amount of cash (in the respective currencies in which such Letters of Credit or Bank Guaranties are denominated), to be held as security by the Administrative Agent, as is equal to the sum of (x) the aggregate Stated Amount of all Bermuda Borrower Letters of Credit issued for the account of the Bermuda Borrower and then outstanding and (y) the aggregate Face Amount of all Bank Guaranties issued for the account of the Bermuda Borrower and then outstanding; (vi) direct the U.S. Borrower to pay (and the U.S. Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to either Borrower, it will pay) to the Administrative Agent at the Payment Office such additional amount of cash (in the respective currencies in which such Letters of Credit or Bank Guaranties are denominated), to be held as security by the Administrative Agent, as is equal to the sum of (x) the aggregate Stated Amount of all Letters of Credit then outstanding and (y) the aggregate Face Amount of all Bank Guaranties issued for the account of the U.S. Borrower and then outstanding; and (vii) apply any cash collateral held by the Administrative Agent as provided in Section 4.02 to the repayment of the Obligations.

Section 11. Definitions. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

“ABL Borrower” shall mean the “Borrower” as defined in the ABL Credit Agreement.

“ABL Collateral Agent” shall mean the “Collateral Agent” as defined in the ABL Credit Agreement.

“ABL Commitment” shall mean the commitment under the ABL Credit Agreement.

“ABL Credit Agreement” shall mean the Credit Agreement, dated as of April 12, 2006, among Holdings, Intermediate Holdco, the U.S. Borrower, as ABL Borrower, Deutsche Bank Trust Company Americas, as Administrative Agent, Banc of America Securities LLC, as syndication agent, The Bank of Nova Scotia, as documentation agent, Deutsche Bank Securities Inc. and Banc of America Securities LLC, as joint book runners, and Deutsche Bank Securities Inc., as sole lead arranger, as the same may be amended, restated, modified, supplemented, renewed, refunded, replaced or refinanced from time to time in one or more agreements or indentures (in each case with the same or new lenders, institutional investors or agents), including any agreement or indenture extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof (so long as, in the case of any replacement or refinancing, all commitments under the agreements or indentures so replaced or refinanced shall have been terminated, all unpaid amounts thereunder (other than indemnities) shall have been paid in full and all parties to any replacement or refinancing agreements or indentures, or a trustee or agent on their behalf, shall have become party to the Intercreditor Agreement as of the applicable date of replacement or refinancing, as the case may be).

“ABL Credit Documents” shall mean the ABL Credit Agreement and the related guaranties, pledge agreements, security agreements, mortgages, notes and other agreements and instruments entered into in connection with the ABL Credit Agreement, in each case as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

“ABL Credit Party” shall mean a “Credit Party” as defined in the ABL Credit Agreement.

“ABL Lender” shall mean a “Lender” as defined in the ABL Credit Agreement.

“ABL Loans” shall mean the “Loans” as defined in the ABL Credit Agreement.

“ABL Priority Collateral” means, collectively, all “ABL Priority Collateral” as defined in the Intercreditor Agreement.

“ABL Secured Creditors” shall mean the “Secured Creditors” as defined the ABL Security Documents.

“ABL Security Agreement” shall mean the “Security Agreement” as defined in the ABL Credit Agreement.

“ABL Security Documents” shall mean the “Security Documents” as defined in the ABL Credit Agreement.

“Account Party” shall mean, with respect to Letters of Credit or Bank Guaranties, the U.S. Borrower or the Bermuda Borrower, as specified in the respective Letter of Credit Request (or, in the case of Existing Letters of Credit, as specified pursuant to the Original Credit

Agreement) or Bank Guaranty Request (or, in the case of Existing Bank Guaranties, as specified pursuant to the Original Credit Agreement).

“Acquired Entity or Business” shall mean either (x) the assets constituting a business, division or product line of any Person not already a Subsidiary of the U.S. Borrower or (y) 100% of the Equity Interests of any such Person, which Person shall, as a result of such acquisition of Equity Interests, become a Wholly-Owned Subsidiary of the U.S. Borrower (or shall be merged with and into the U.S. Borrower, the Bermuda Borrower or a another Wholly-Owned Subsidiary of the U.S. Borrower, with the U.S. Borrower, the Bermuda Borrower or such other Wholly-Owned Subsidiary being the surviving Person).

“Additional Collateral” shall mean all property (whether real or personal) in which security interests are granted (or have been purported to be granted) (and continue to be in effect at the time of determination) pursuant to Sections 8.11, 8.12 and/or 9.11.

“Additional Mortgage” shall have the meaning provided in Section 8.11(a).

“Additional Mortgaged Property” shall have the meaning provided in Section 8.11(a).

“Additional Security Documents” shall mean all mortgages, pledge agreements, security agreements and other security documents entered into from time to time pursuant to Sections 8.11, 8.12, 8.15, 9.11 and/or 13.19, as each such document may be modified, supplemented or amended from time to time in accordance with the terms hereof and thereof.

“Adjusted Consolidated Net Income” shall mean, for any period, Consolidated Net Income for such period plus, without duplication, the sum of the amount of all net non-cash charges (including, without limitation, depreciation, amortization, deferred tax expense, non-cash interest expense and non-cash share-based compensation expense) and net non-cash losses for such period and net non-recurring losses directly attributable to the consummation of the IPO Transactions, in each case, which were included in arriving at Consolidated Net Income, less the amount of all net non-cash gains and net non-recurring gains directly attributable to the consummation of the IPO Transactions which were included in arriving at Consolidated Net Income for such period.

“Additional Tranche C Term Loans” shall have the meaning provided in Section 1.01(b).

“Adjusted Consolidated Working Capital” shall mean, at any time, Consolidated Current Assets at such time (but excluding therefrom all cash and Cash Equivalents) less Consolidated Current Liabilities at such time.

“Adjusted Excess Cash Flow” shall mean, for any period, the remainder of (i) Excess Cash Flow for such period minus (ii) the aggregate amount of principal repayments of Loans to the extent (and only to the extent) that such repayments were made as a voluntary prepayment pursuant to, Section 4.01 hereof.

“Administrative Agent” shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to Section 12.10.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors (or equivalent governing body) of such Person or (ii) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that neither any Agent nor any Lender (nor any Affiliate thereof) shall be considered an Affiliate of the U.S. Borrower or any Subsidiary thereof.

“After-Acquired Foreign Personal Property” shall have the meaning provided in Section 8.11(k).

“Agent” shall mean the Administrative Agent, the Syndication Agent and each Co-Documentation Agent and shall include any successor to any such Person appointed pursuant to Section 12.10.

“Aggregate CL Exposure” shall mean, at any time, the sum of (i) the aggregate amount of all Letter of Credit Outstandings at such time plus (ii) the aggregate amount of all Bank Guaranty Outstandings at such time (for this purpose, giving effect to the provisos to the definitions of Stated Amount and Face Amount in determining the Letter of Credit Outstandings and Bank Guarantee Outstandings at such time).

“Agreement” shall mean this Credit Agreement, as amended and restated and as the same may be further modified, supplemented, amended, restated, extended, renewed, refinanced and/or replaced from time to time.

“Alternative Currency” shall mean Sterling and Euros.

“Amendment 1” shall mean Amendment 1 to this Agreement, dated as of March 18, 2009.

“Applicable Currency” shall mean (i) with respect to any Loan, Dollars and (ii) with respect to any Letter of Credit or Bank Guaranty, Dollars or the Alternative Currency in which such Letter of Credit or Bank Guaranty is denominated.

“Applicable Increased Term Loan Rate” shall mean, at any time, with respect to any newly-created Tranche of Incremental Term Loans, the rate per annum (expressed as a percentage) applicable to Tranche B Term Loans, Tranche C Term Loans and each other then existing Tranche of Incremental Term Loans after giving effect to the provisos in subclause (II) of clause (vii) of Section 1.15(a) and shall be conclusive and binding on all Lenders absent manifest error.

“Applicable Margin” shall mean (i) in the case of Tranche B Term Loans and Tranche C Term Loans maintained as (A) Base Rate Loans, 4.00% and (B) Eurodollar Loans, 5.00% (or on and after the date of the most recent incurrence of any Tranche of Incremental Term Loans bearing interest at the Applicable Increased Term Loan Rate, the Applicable Increased Term Loan Rate for such Tranche of Incremental Term Loans); and (ii) in the case of any Type of Incremental Term Loans of a given Tranche, that percentage per annum set forth in, or calculated in accordance with, Section 1.15 and the relevant Incremental Term Loan Commitment Agreement (or in the case of Incremental Term Loans of a given Tranche, on and after the date of the most recent incurrence of any Tranche of Incremental Term Loans bearing interest at the Applicable Increased Term Loan Rate, the Applicable Increased Term Loan Rate for such Tranche of Incremental Term Loans); provided, that from and after each date of delivery, on or after the effective date of Amendment 1, of any certificate delivered in accordance with Section 8.01(d), all Applicable Margin for Tranche B Term Loans and Tranche C Term Loans shall be decreased by 0.50% from the rates set forth above if respective certificate delivered in accordance with Section 8.01(d) sets forth a calculation of the First Priority Secured Leverage Ratio as at the last day of the respective Fiscal Quarter or Fiscal Year for which the respective certificate is being delivered which is equal to or less than 1.75:1.00; provided, further, that if any certificate required to be delivered pursuant to Section 8.01(d) is not delivered by the date required pursuant to said Section 8.01(d), the Applicable Margin shall be determined without regard to the preceding proviso from the date on which such certificate was required to be delivered until the first Business Day following the date of delivery of such certificate. Notwithstanding the foregoing, (i) the relevant Applicable Margin shall be subject to increases pursuant to, and to the extent expressly provided in, Section 1.15 and (ii) for any period prior to the effective date of Amendment 1, the relevant Applicable Margin shall be as set forth in this Agreement prior to the effectiveness of Amendment 1.

“Applicable Prepayment Percentage” shall mean, at any time, for purposes of Section 4.02(f) and the definition of “Retained Excess Cash Flow Amount,” 50%; provided that, so long as no Default or Event of Default is then in existence, if the Total Leverage Ratio is less than 3.50:1.00 as at the last day of the most recently ended Fiscal Year of the U.S. Borrower (as set forth in an officer’s certificate delivered pursuant to Section 8.01(d) for the Fiscal Year of the U.S. Borrower then last ended), the Applicable Prepayment Percentage shall instead be 0%.

“Asset Sale” shall mean any sale, transfer or other disposition by the U.S. Borrower or any of its Subsidiaries to any Person other than the U.S. Borrower or any Wholly-Owned Subsidiary of the U.S. Borrower of any asset or Property (including, without limitation, any capital stock or other securities of, or other Equity Interests in, another Person, but excluding the sale by the U.S. Borrower of its own capital stock) of the U.S. Borrower or such Subsidiary other than (i) sales, transfers or other dispositions of inventory made in the ordinary course of business, (ii) other sales and dispositions that generate Net Sale Proceeds of less than $15,000,000 in the aggregate in any Fiscal Year of the U.S. Borrower or (iii) sales or liquidations of Cash Equivalents, it being understood and agreed that the grant of a Lien by the U.S. Borrower or any of its Subsidiaries in favor of another Person shall not in and of itself constitute an “Asset Sale” for purposes of this definition.

“Assignment and Assumption Agreement” shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit J (appropriately completed).

“Authorized Officer” shall mean, with respect to (i) delivering Notices of Borrowing, Notices of Conversion, Letter of Credit Requests, Bank Guaranty Requests and similar notices, any person or persons that has or have been authorized by the board of directors of either Borrower to deliver such notices pursuant to this Agreement and that has or have appropriate signature cards on file with the Administrative Agent, the respective Issuing Lender or the respective Bank Guaranty Issuer, (ii) delivering financial information and officer’s certificates pursuant to this Agreement, the chief financial officer, any treasurer or other financial officer of the U.S. Borrower and (iii) any other matter in connection with this Agreement or any other Credit Document, any officer (or a person or persons so designated by any two officers) of the U.S. Borrower.

“Bank Guaranty” shall have the meaning provided in Section 2B.01(a).

“Bank Guaranty Issuer” shall mean (i) if and to the extent it agrees to act as such, any Agent (and any of such Agent’s affiliates and/or branches), (ii) any ABL Lender (and any of such ABL Lender’s affiliates and/or branches) or any CL Lender (and any of such CL Lender’s affiliates and/or branches) which at the request of the U.S. Borrower or the Bermuda Borrower and with the consent of the Administrative Agent agrees, in such ABL Lender’s or CL Lender’s (or their respective affiliate’s or branch’s) sole discretion, to become a Bank Guaranty Issuer for the purpose of issuing Bank Guaranties pursuant to Section 2B and (iii) with respect to the Existing Bank Guaranties, the Lender or Original Lender (and any of such Lender’s or Original Lender’s affiliates and/or branches) designated as the issuer thereof on Part B of Schedule XI shall be the Bank Guaranty Issuer thereof.

“Bank Guaranty Outstandings” shall mean, at any time, the sum of (i) the aggregate Face Amount of all outstanding Bank Guaranties which have not terminated at such time plus (ii) the aggregate amount of all Unreimbursed Payments in respect of all Bank Guaranties at such time.

“Bank Guaranty Payment” shall have the meaning provided in Section 2B.05(b).

“Bank Guaranty Request” shall have the meaning provided in Section 2B.03(a).

“Bankruptcy Code” shall have the meaning provided in Section 10.05.

“BAS” shall mean Banc of America Securities LLC, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

“Base Rate” at any time shall mean the higher of (x) the rate which is 1/2 of 1% in excess of the Federal Funds Rate at such time, (y) the Prime Lending Rate at such time and (z) the Eurodollar Rate for an Interest Period of one month commencing on such date plus 1%.

“Base Rate Loan” shall mean each Loan which is designated or deemed designated as a Base Rate Loan by the respective Borrower at the time of the incurrence thereof or conversion thereto.

“Bermuda Borrower” shall have the meaning provided in the first paragraph of this Agreement.

“Bermuda Borrower Bank Guaranty” shall mean each Bank Guaranty (which may be denominated in Dollars or an Alternative Currency) issued for the account of the Bermuda Borrower pursuant to Section 2B.01 and designated as such by the Bermuda Borrower in the respective Bank Guaranty Request (or, in the case of an Existing Bank Guaranty, to the extent provided in Section 2B.01(d)).

“Bermuda Borrower Incremental Term Loans” shall mean Incremental Term Loans incurred by the Bermuda Borrower.

“Bermuda Borrower Letter of Credit” shall mean each Letter of Credit (which must be denominated in Dollars or an Alternative Currency) issued for the account of the Bermuda Borrower pursuant to Section 2A.01.

“Bermuda Borrower Term Loans” shall mean and include all Tranche C Term Loans and all Bermuda Borrower Incremental Term Loans.

“Bermuda Borrower’s Guaranty” shall mean the guaranty of the Bermuda Borrower pursuant to Section 14.

“Bermuda Partnership” shall mean Dole Foreign Holdings, Ltd., a limited liability company organized under the laws of Bermuda.

“Bermuda Partnership Partner #1” shall mean Dole Fresh Fruit Company, Inc., a corporation organized under the laws of Nevada and a Wholly-Owned Subsidiary of the U.S. Borrower, and any successor thereto by way of a merger or consolidation permitted by Section 9.01(c).

“Bermuda Partnership Partner #2” shall mean Dole Ocean Cargo Express, Inc., a corporation organized under the laws of Nevada and a Wholly-Owned Subsidiary of the U.S. Borrower, and any successor thereto by way of a merger or consolidation permitted by Section 9.01(c).

“Bermuda Partnership Partners” shall mean and include Bermuda Partnership Partner #1 and Bermuda Partnership Partner #2.

“B/G Participant” shall have the meaning provided in Section 2B.04(a).

“B/G Participation” shall have the meaning provided in Section 2B.04(a).

“B/G Supportable Indebtedness” shall mean (i) obligations of the U.S. Borrower or its Wholly-Owned Subsidiaries (or, in the case of any Existing Bank Guaranty, any Foreign Subsidiary of the U.S. Borrower) incurred in the ordinary course of business owing to taxing authorities, custom authorities or with respect to import and/or export licenses and (ii) such other obligations of the U.S. Borrower or its Wholly-Owned Subsidiaries as are reasonably acceptable to the Administrative Agent and the respective Bank Guaranty Issuer and otherwise permitted to exist pursuant to the terms of this Agreement.

“Borrowers” shall have the meaning provided in the first paragraph of this Agreement.

“Borrowing” shall mean the borrowing of one Type of Loan pursuant to a single Tranche by the Bermuda Borrower or by the U.S. Borrower from all the Lenders having Commitments with respect to such Tranche on a given date (or resulting from a conversion or conversions on such date), having in the case of Eurodollar Loans the same Interest Period; provided (x) that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans, (y) the term “Borrowing” shall include the consolidated “borrowing” of Tranche C Term Loans pursuant to the simultaneous conversion of Original Tranche B Term Loans and the incurrence of Additional Tranche C Term Loans on the Restatement Effective Date on the terms provided in Section 1.01(b), and (z) any Incremental Term Loans incurred pursuant to Section 1.01(c) shall be considered part of the related Borrowing of the then outstanding Tranche of Term Loans (if any) to which such Incremental Term Loans are added pursuant to Section 1.15(c).

“Business Day” shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York (or, with respect to an Issuing Lender not located in the City of New York, the location of such Issuing Lender) a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and (ii) with respect to all notices and determinations in connection with, determinations of the LIBOR Rate and Interest Periods to be determined in accordance with clause (ii) of the definition thereof contained herein, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in the London interbank market and which shall not be a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close in London or New York City.

“Business Segment” shall mean a reportable segment as discussed in Statement of Financial Accounting Standards No. 131 “Disclosure about Segments of an Enterprise and Related Information.”

“Calculation Period” shall mean, with respect to any Permitted Acquisition, any Significant Asset Sale or any other event expressly required to be calculated on a Pro Forma Basis pursuant to the terms of this Agreement, the Test Period most recently ended prior to the date of such Permitted Acquisition, Significant Asset Sale or other event for which financial statements pursuant to Sections 8.01(a) or (b) are then available.

“California Disposition” shall have the meaning provided in Section 9.02(xx).

“Canadian Security Agreement” shall have the meaning provided in Section 12.14(a).

“Capital Expenditures” shall mean, with respect to any Person, for any period, all expenditures by such Person which should be capitalized in accordance with U.S. GAAP during such period, including, without duplication, all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with U.S. GAAP) and the amount of all Capitalized Lease Obligations incurred by such Person during such period.

“Capital Lease,” as applied to any Person, shall mean any lease of any Property by that Person as lessee which, in conformity with U.S. GAAP, is accounted for as a capital lease on the balance sheet of that Person.

“Capitalized Lease Obligations” of any Person shall mean all obligations under Capital Leases of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with U.S. GAAP.

“Cash Equivalents” means (i) Dollars, Euros, Sterling and, in the case of any of Foreign Subsidiaries of the U.S. Borrower, such local currencies held by them from time to time in the ordinary course of their businesses, (ii) securities issued or directly fully guaranteed or insured by the governments of the United States, the United Kingdom, Sweden, Switzerland, Japan, Canada and members of the European Union or any agency or instrumentality thereof (provided that the full faith and credit of the respective such government is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (iii) securities issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s, (iv) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank or commercial bank of a foreign country recognized by the United States, (x) in the case of a domestic commercial bank, having capital and surplus in excess of $500,000,000 and outstanding debt which is rated “A” (or similar equivalent thereof) or higher by at least one nationally recognized statistical rating organization (as defined under Rule 436 under the Securities Act) and (y) in the case of a foreign commercial bank, having capital and surplus in excess of $250,000,000 (or the foreign currency equivalent thereof), (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iv) above entered into with any financial institution meeting the qualifications specified in clause (iv) above, (vi) commercial paper having a rating of at least A-1 from S&P or at least P-1 from Moody’s and in each case maturing within six months after the date of acquisition and (vii) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (vi) above. Furthermore, with respect to Foreign Subsidiaries of the U.S. Borrower that are not organized in one or more Qualified Jurisdictions, Cash Equivalents shall include bank deposits (and investments pursuant to operating account agreements) maintained with various local banks in the ordinary course of business consistent with past practice of the U.S. Borrower’s Foreign Subsidiaries.

“Change of Control” shall mean:

(i) any “person” (as defined in Section 13(d) of the Exchange Act) other than the Permitted Holders shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the U.S. Borrower;

(ii) the U.S. Borrower shall at any time cease to own directly or indirectly 100% of the Equity Interests of the Bermuda Borrower;

(iii) the Board of Directors of the U.S. Borrower shall cease to consist of a majority of Continuing Directors, or

(iv) a “change of control” or similar event shall occur as provided in any ABL Credit Document, Existing Senior Notes Document, any Qualified Preferred Stock (or certificate of designation governing the same) or, on and after the execution and delivery thereof, any Permitted Senior Notes Documents or any Permitted Refinancing Senior Notes Document.

“CL Credit Event” shall mean and include the issuance of a Letter of Credit and/or a Bank Guaranty.

“CL Facility Fee” shall have the meaning provided in Section 3.01(a).

“CL Interest Payment Date” shall mean (i) in the case of the first CL Interest Payment Date, the last day of the third Interest Period applicable to Credit-Linked Deposits occurring after the Restatement Effective Date and (ii) the last day of every third Interest Period applicable to Credit-Linked Deposits to occur thereafter.

“CL Lender” shall mean each Lender having a Credit-Linked Commitment (without giving effect to any termination of the Total Credit-Linked Commitment if any Letter of Credit Outstandings or any Bank Guaranty Obligations remain outstanding).

“CL Maturity Date” shall mean April 12, 2013.

“CL Percentage” of any CL Lender at any time shall be that percentage which is equal to a fraction (expressed as a percentage) the numerator of which is the Credit-Linked Commitment of such CL Lender at such time and the denominator of which is the Total Credit-Linked Commitment at such time, provided that if any such determination is to be made after the Total Credit-Linked Commitment (and the related Credit-Linked Commitments of the CL Lenders) has (or have) terminated, the determination of such percentages shall be made immediately before giving effect to such termination (but giving effect to any subsequent assignments in accordance with the terms of this Agreement).

“CL Tranche” shall mean a collective reference to the Credit-Linked Commitments of the various CL Lenders, the Credit-Linked Deposits of the various CL Lenders and their L/C Participations in Letters of Credit and B/G Participations in Bank Guaranties hereunder.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the Original Effective Date and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

“Co-Documentation Agent” shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to a Co-Documentation Agent appointed pursuant to Section 12.10.

“Collateral” shall mean all property (whether real or personal, movable or immovable) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document (including any Additional Security Document), including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral, all Mortgaged Properties and all cash and Cash Equivalents delivered as collateral pursuant to Section 5.02 of the Original Credit Agreement or Section 10 or any Credit Document and all Additional Collateral, if any. It is understood and agreed that the term

“Collateral” shall not include any Property which constitutes Excluded Collateral, for so long as same constitutes Excluded Collateral.

“Collateral Agent” shall mean DBAG, acting as collateral agent for the Secured Creditors.

“Commitment” shall mean any of the commitments of any Lender, i.e., whether the Tranche B Term Loan Commitment, the Tranche C Term Loan Commitment, the Credit-Linked Commitment or the Incremental Term Loan Commitment of any Tranche of such Lender.

“Commodity Agreements” shall mean commodity agreements, hedging agreements and other similar agreements or arrangements designed to protect against price fluctuations of commodities (e.g., fuel) used in the business of the U.S. Borrower and its Subsidiaries.

“Company” shall mean any corporation, limited liability company, partnership or other business entity (or the adjectival form thereof, where appropriate).

“Consenting Tranche C Term Loan Lender” shall mean each Lender under, and as defined in, the Original Credit Agreement with an outstanding Original Tranche B Term Loan on the Restatement Effective Date (immediately prior to giving effect thereto) that has executed and delivered a counterpart of this Agreement to the Administrative Agent on or prior to the Restatement Effective Date and has an amount set forth opposite its name on Schedule I hereto under the heading “Converted Tranche C Term Loans”.

“Consolidated Current Assets” shall mean, at any time, the current assets of the U.S. Borrower and its Consolidated Subsidiaries at such time determined on a consolidated basis (other than assets held for sale).

“Consolidated Current Liabilities” shall mean, at any time, the current liabilities of the U.S. Borrower and its Consolidated Subsidiaries determined on a consolidated basis, but excluding the current portion of, and accrued but unpaid interest on, any Indebtedness under this Agreement and any other long-term Indebtedness which would otherwise be included therein and excluding liabilities related to assets held for sale.

“Consolidated EBIT” shall mean, for any period, the Consolidated Net Income (without giving effect to (x) any extraordinary gains or losses and (y) any gains or losses from sales of assets other than inventory sold in the ordinary course of business) before (i) total interest expense (inclusive of amortization of deferred financing fees and any other original issue discount) of the U.S. Borrower and its Consolidated Subsidiaries determined on a consolidated basis for such period, and (ii) provision for taxes based on income and foreign withholding taxes, in each case to the extent deducted in determining Consolidated Net Income for such period.

“Consolidated EBITDA” shall mean for any period, Consolidated EBIT, adjusted by (x) adding thereto (in each case to the extent deducted in determining Consolidated Net Income for such period and not already added back in determining Consolidated EBIT) the amount of (i) all depreciation and amortization expense that were deducted in determining Consolidated EBIT for such period, (ii) any other non-cash charges incurred in such period (including non-cash share-based compensation expense), to the extent that same were deducted in arriving at Consolidated EBIT for such period, (iii) the amount of all fees and expenses incurred in connection with the Transaction, Amendment 1, the refinancing of the Existing 2009 Senior Notes, the refinancing of the Existing 2010 Senior Notes or the IPO Transactions for such period to the extent same were deducted in arriving at Consolidated EBIT for such period, and (iv) any losses attributable to the interest component of cross-currency hedging arrangements even if such transactions are treated for GAAP purposes as foreign exchange transactions to the extent same were deducted in arriving at Consolidated EBIT for such period, and (y) subtracting therefrom, (i) to the extent included in arriving at Consolidated EBIT for such period, the amount of non-cash gains during such period, (ii) the aggregate amount of all cash payments made during such period in connection with non-cash charges incurred in a prior period, to the extent such non-cash charges were added back pursuant to clause (x)(ii) above in a prior period and (iii) any gains attributable to the interest component of cross-currency hedging arrangements even if such transactions are treated for GAAP purposes as foreign exchange transactions to the extent same were included in arriving at Consolidated EBIT for such period. Notwithstanding the foregoing, (x) Consolidated EBITDA of the U.S. Borrower for the fiscal quarters ended June 14, 2008, October 4, 2008 and January 3, 2009 shall be deemed to be $140,400,000, $51,300,000 and $81,900,000, respectively, and notwithstanding anything to the contrary in the definition of Pro Forma Basis, no adjustment shall be made to such amounts as a result of any transaction occurring prior to the effective date of Amendment 1 and (y) Consolidated EBITDA shall be calculated without regard to any nonrecurring gains or losses that are directly attributable to the IPO Transactions (including in connection with the IPO Merger and the Debt Repayment).

“Consolidated First Priority Secured Debt” shall mean, at any time, the remainder of (I) the sum of (without duplication) (i) all Indebtedness of the U.S. Borrower and its Consolidated Subsidiaries (on a consolidated basis) as would be required to be reflected as debt or Capital Leases on the liability side of a consolidated balance sheet of the U.S. Borrower and its Consolidated Subsidiaries in accordance with U.S. GAAP, (ii) all Indebtedness of the U.S. Borrower and its Consolidated Subsidiaries of the type described in clause (ii) of the definition of Indebtedness and (iii) all Contingent Obligations of the U.S. Borrower and its Consolidated Subsidiaries in respect of Indebtedness of any third Person of the type referred to in preceding clauses (i) and (ii) minus (II) the aggregate amount any Indebtedness that is totally unsecured and the aggregate amount of any Permitted Refinancing Senior Notes that are secured by a Lien on any Collateral; provided that (x) the amount available to be drawn under all letters of credit, bankers’ acceptances, bank guaranties and similar obligations issued for the account of the U.S. Borrower or any of its Consolidated Subsidiaries (but excluding, for avoidance of doubt, all unpaid drawings or other monetary obligations owing in respect of such letters of credit, bankers’ acceptances, bank guaranties and similar obligations) shall not be included in any determination of “Consolidated First Priority Secured Debt” and (y) obligations arising under Synthetic Leases shall be included in determining Consolidated First Priority Secured Debt.

“Consolidated Net Debt” shall mean, at any time, the remainder of (I) the sum of (without duplication) (i) all Indebtedness of the U.S. Borrower and its Consolidated Subsidiaries (on a consolidated basis) as would be required to be reflected as debt or Capital Leases on the liability side of a consolidated balance sheet of the U.S. Borrower and its Consolidated Subsidiaries in accordance with U.S. GAAP, (ii) all Indebtedness of the U.S. Borrower and its Consolidated Subsidiaries of the type described in clauses (ii) and (vii) of the definition of “Indebtedness” and (iii) all Contingent Obligations of the U.S. Borrower and its Consolidated Subsidiaries in respect of Indebtedness of any third Person of the type referred to in preceding clauses (i) and (ii) minus (II) the aggregate amount of Unrestricted Cash Equivalents of the U.S. Borrower and its Subsidiaries at such time to the extent same would be reflected on a consolidated balance sheet of the U.S. Borrower if same were prepared at such time; provided that (w) the amount available to be drawn under all letters of credit, bankers’ acceptances, bank guaranties and similar obligations issued for the account of the U.S. Borrower or any of its Consolidated Subsidiaries (but excluding, for avoidance of doubt, all unpaid drawings or other monetary obligations owing in respect of such letters of credit, bankers’ acceptances, bank guaranties and similar obligations) shall not be included in any determination of “Consolidated Net Debt,” (x) for purposes of this definition, the amount of Indebtedness in respect of the Interest Rate Protection Agreements, Other Hedging Agreements and Commodities Agreements shall be at any time the unrealized net loss position, if any, of the U.S. Borrower and/or its Consolidated Subsidiaries thereunder on a marked-to-market basis determined no more than one month prior to such time, (y) obligations arising under Synthetic Leases shall be included in determining Consolidated Net Debt and (z) any Preferred Equity of the U.S. Borrower or any of its Consolidated Subsidiaries shall be treated as Indebtedness, with an amount equal to the greater of the liquidation preference or the maximum fixed repurchase price of any such outstanding Preferred Equity deemed to be a component of Consolidated Net Debt.

“Consolidated Net Income” shall mean, for any period, the net income (or loss) of the U.S. Borrower and its Consolidated Subsidiaries determined on a consolidated basis for such period (taken as a single accounting period) in accordance with U.S. GAAP, provided that the following items shall be excluded in computing Consolidated Net Income (without duplication): (i) except for determinations expressly required to be made on a Pro Forma Basis, the net income (or loss) of any Person accrued prior to the date it becomes a Consolidated Subsidiary or all or substantially all of the property or assets of such Person are acquired by a Consolidated Subsidiary and (ii) the net income of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Consolidated Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary.

“Consolidated Senior Secured Net Debt” shall mean, at any time, (x) the amount of Consolidated Net Debt at such time less (y) all amounts reflected therein attributable to Indebtedness which is totally unsecured.

“Consolidated Subsidiary” shall mean, with respect to any Person, at any date, any other Person the Equity Interests of which are owned by such Person and whose financial results are consolidated in the financial statements of such Person in accordance with U.S. GAAP (and consistent with the consolidation practices of the U.S. Borrower as in effect on the Original Effective Date), if such statements were prepared as of such date; provided, however, that Westlake Wellbeing Company and its Subsidiaries shall not be deemed to be Consolidated Subsidiaries of the U.S. Borrower unless following completion of the IPO Transactions any such company becomes a Subsidiary of the U.S. Borrower.

“Contemplated Asset Sale” shall mean any sale of assets by the U.S. Borrower and/or one or more of its Subsidiaries (including Real Property and Equity Interests held by such Persons but excluding Equity Interests in the Bermuda Borrower and the Bermuda Partnership and any Person which owns, directly or indirectly, Equity Interests therein); provided, however, that (i) any such assets so sold are not material to the operations of the U.S. Borrower and its Subsidiaries, (ii) after giving effect to such sale, the U.S. Borrower would be in compliance on a pro forma basis with Section 9.13 as of the last day of the most recently completed Test Period for which financial statements are available and (iii) the U.S. Borrower shall have provided a certificate to the Administrative Agent stating that such sale is made as a, and complies with the requirements of the definition of, Contemplated Asset Sale.

“Contingent Obligation” shall mean, as to any Person, any obligation of such Person as a result of such Person being a general partner of any other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the lesser of (x) the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith and (y) the stated amount of such Contingent Obligation.

“Continuing Directors” shall mean the directors of the U.S. Borrower immediately after giving effect to the IPO Transactions and each other director if such director’s election to, or nomination for the election to, the Board of Directors of the U.S. Borrower is recommended or approved by a majority of then Continuing Directors.

“Converted Tranche C Term Loans” shall have the meaning provided in Section 1.01(b).

“Credit Agreement Party” shall mean each Borrower.

“Credit Agreement Party Guaranty” shall mean the guaranty of each Credit Agreement Party pursuant to Section 14.

“Credit Documents” shall mean this Agreement, the Notes, each Subsidiaries Guaranty, the Intercompany Subordination Agreement, each Special Colombian Put Note, each Special Colombian Put Note Agreement, each Security Document, each Incremental Term Loan Commitment Agreement, the U.S. Subsidiaries Guaranty, the Foreign Subsidiaries Guaranty Acknowledgement, the Intercompany Subordination Agreement Acknowledgement, each Foreign Security Document Acknowledgement and/or Amendment, the Intercreditor Agreement and any other guarantees or security documents executed and delivered for the benefit of the Lenders in accordance with the requirements of this Agreement and any other guaranties, pledge agreements or security documents executed and delivered in accordance with the requirements of Sections 8.11, 8.12 and/or 9.10.

“Credit Event” shall mean the making of a Loan, the issuance of a Letter of Credit, the issuance of a Bank Guaranty or the making of any Credit-Linked Deposit.

“Credit-Linked Commitment” shall mean, for each Lender, the amount set forth opposite such Lender’s name in Schedule I directly below the column entitled “Credit-Linked Commitment,” as the same may be (x) reduced from time to time or terminated pursuant to Sections 3.02, 3.03 and/or 10, as applicable, or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.13 or 13.04(b).

“Credit-Linked Deposit” shall mean, as to each CL Lender, the cash deposit made by such CL Lender pursuant to Section 2C.01(a) or Section 1.13 or 13.04(b), as the case may be, as such deposit may be (x) reduced from time to time pursuant to the terms of this Agreement and (y) reduced or increased from time to time pursuant to assignments to or by such CL Lender pursuant to Section 1.13 or 13.04(b). The initial amount of each CL Lender’s Credit-Linked Deposit shall be equal to the amount of its Credit-Linked Commitment on the Restatement Effective Date or on the date that such Person becomes a CL Lender pursuant to Section 1.13 or 13.04(b).

“Credit-Linked Deposit Account” shall mean the accounts of, and established by, the Deposit Bank under its sole and exclusive control and maintained at the office of the Deposit Bank, and designated as the “Dole Foods Credit-Linked Deposit Account” that shall be used solely for the purposes set forth in Sections 1.04, 2A.04(c) and 2B.04(c).

“Credit-Linked Deposit Cost Amount” shall mean, at any time, a percentage per annum equal to 0.13% (or such other amount as may be agreed from time to time by the Administrative Agent and the U.S. Borrower).

“Credit Party” shall mean each U.S. Credit Party and each Foreign Credit Party.

“DBAG” shall mean Deutsche Bank AG New York Branch, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

“DBSI” shall mean Deutsche Bank Securities Inc., in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

“Debt Repayment” shall mean the repayment of (i) approximately $85,000,000 of Indebtedness of Holdings (guaranteed by Westlake Wellbeing Company) that becomes Indebtedness of the U.S. Borrower as a result of the IPO Merger and (ii) other Indebtedness of the U.S. Borrower and/or its Subsidiaries (but without any requirement to terminate revolving commitments, in the case of any repayment of revolving Indebtedness) including any Permitted Senior Notes and Permitted Refinancing Senior Notes.

“Default” shall mean any event, act or condition, which with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulting Lender” shall mean any Lender with respect to which a Lender Default is in effect.

“Deposit Bank” shall mean DBAG and shall include any successor thereto appointed pursuant to Section 12.10.

“Disqualified Voting Participant” shall mean any participant meeting the requirements of subclauses (x), (y)(A) and (y)(B) of clause (II) of the second proviso appearing in Section 13.04(a) which (i) has refused to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement of the type described in Section 13.12(a) and which have been approved by the Required Lenders and (ii) has been designated as a “Disqualified Voting Participant” by the U.S. Borrower in a written notice to the Administrative Agent.

“Distributed Assets” shall mean (i) approximately 1,600 acres of idle land located in Honduras with a Fair Market Value of approximately $12,000,000 and (ii) the Equity Interests of Westlake Wellbeing Company, in each case to be distributed by the U.S. Borrower as part of the IPO Transactions.

“Dividend” shall have the meaning provided in Section 9.06.

“Documents” shall mean and include (i) the Credit Documents, (ii) the ABL Credit Documents, (iii) the Refinancing Documents, (iv) the Intercompany Distribution Transaction Documents, (v) the Sale-Leaseback Transaction Documents, (vi) the Existing Senior Notes Documents, (vii) on and after the execution and delivery thereof, any Permitted Senior Notes Document and (viii) on and after the execution and delivery thereof, any Permitted Refinancing Senior Notes Document.

“Dole Canada” shall have the meaning provided in Section 12.14(a).

“Dole Settlement Company” shall mean the U.S. Borrower or a Qualified U.S. Obligor that is not subject to the guaranty limitation applicable to the Bermuda Partnership Partners contained in the U.S. Subsidiaries Guaranty.

“Dollars” shall mean U.S. Dollars.

“Dollar Denominated Bank Guaranty” shall mean each Bank Guaranty denominated in Dollars.

“Dollar Denominated Bank Guaranty Outstandings” shall mean, at any time, the sum of (i) the aggregate Face Amount of all outstanding Dollar Denominated Bank Guaranties at such time plus (ii) the aggregate amount of all Unreimbursed Payments with respect to Dollar Denominated Bank Guaranties at such time.

“Dollar Denominated Letter of Credit” shall mean each Letter of Credit denominated in Dollars.

“Dollar Denominated Letter of Credit Outstandings” shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Dollar Denominated Letters of Credit at such time plus (ii) the aggregate amount of all Unpaid Drawings with respect to Dollar Denominated Letters of Credit at such time.

“Dollar Equivalent” of an amount denominated in a currency other than Dollars shall mean, at any time for the determination thereof, the amount of Dollars which could be purchased with the amount of such currency involved in such computation at the spot exchange rate therefor as quoted by the Administrative Agent as of 11:00 A.M. (New York time) on the date two Business Days prior to the date of any determination thereof for purchase on such date (or, in the case of any determination pursuant to Section 1.14 or 13.22 hereof or Section 26 (or any analogous provision) of any Subsidiaries Guaranty, on the date of determination); provided that (x) the Dollar Equivalent of any Unpaid Drawing under a Non-Dollar Denominated Letter of Credit shall be determined at the time the drawing under the related Letter of Credit was paid or disbursed by the respective Issuing Lender, and (y) the Dollar Equivalent of any Unreimbursed Payment under a Non-Dollar Denominated Bank Guaranty shall be determined at the time the payment under the related Bank Guaranty was made or disbursed by the respective Bank Guaranty Issuer; provided, further, that for purposes of (x) determining compliance with Sections 1.01(a), (b) and (c), 2A.01(c), 2B.01(c) and 4.02(a) and (y) calculating Fees pursuant to Section 3.01, the Dollar Equivalent of any amounts denominated in a currency other than Dollars shall be revalued on a monthly basis using the spot exchange rates therefor as quoted in the Wall Street Journal (or, if same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the Administrative Agent) on the first Business Day of each calendar month, provided, however, that at any time during a calendar month, if the Aggregate CL Exposure (for the purposes of the determination thereof, using the Dollar Equivalent as recalculated based on the spot exchange rate therefor as quoted in the Wall Street Journal (or, if same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the Administrative Agent) on the respective date of determination pursuant to this exception) would exceed 85% of the Total Credit-Linked Commitment, then in the sole discretion of the Administrative Agent or at the request of the Required Lenders, the Dollar Equivalent shall be reset based upon the spot exchange rates on such date as quoted in the Wall Street Journal (or, if same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the Administrative Agent), which rates shall remain in effect until the first Business Day of the next succeeding calendar month or such earlier date, if any, as the rate is reset pursuant to this proviso. Notwithstanding anything to the contrary contained in this definition, at any time that a Default or an Event of Default then exists, the Administrative Agent may revalue the Dollar Equivalent of any amounts outstanding under the Credit Documents in a currency other than Dollars in its sole discretion using the spot exchange rates therefor as quoted in the Wall Street Journal (or, if the same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the Administrative Agent).

“Domestic Subsidiary” shall mean, as to any Person, any Subsidiary of such Person incorporated or organized in the United States or any State or territory thereof.

“Drawing” shall have the meaning provided in Section 2A.05(b).

“Eligible Transferee” shall mean and include a commercial bank, a mutual fund, an insurance company, a financial institution, a “qualified institutional buyer” (as defined in Rule 144A of the Securities Act), any fund that regularly invests in bank loans or any other “accredited investor” (as defined in Regulation D of the Securities Act), but in any event excluding any individual and the U.S. Borrower and its Subsidiaries and Affiliates.

“EMU Legislation” shall mean the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states, being in part legislative measures to implement the third stage of the European Monetary Union.

“Environmental Claims” shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any violation (or alleged violation) by the U.S. Borrower or any of its Subsidiaries under any Environmental Law or any permit issued to the U.S. Borrower or any of its Subsidiaries under any such law (hereafter “Claims”), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

“Environmental Law” shall mean any federal, state or local policy having the force and effect of law, statute, law, rule, regulation, ordinance, code or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment (for purposes of this definition (collectively, “Laws”)), relating to the indoor or outdoor environment, or Hazardous Materials or health and safety to the extent such health and safety issues arise under the Occupational Safety and Health Act of 1970, as amended, or any such similar Laws.

“Equity Interests” of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interest in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect on the Original Effective Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) which together with the U.S. Borrower or a Subsidiary of the U.S. Borrower would be deemed to be a “single employer” (i) within the meaning of Section 414(b), (c), (m) or (o) of the Code or (ii) as a result of the U.S. Borrower or a Subsidiary of the U.S. Borrower being or having been a general partner of such Person.

“Euro Denominated Bank Guaranty” shall mean each Bank Guaranty denominated in Euros.

“Euro Denominated Letter of Credit” shall mean each Letter of Credit denominated in Euros.

“Eurodollar Loans” shall mean each Loan designated as such by the respective Borrower or Borrowers at the time of the incurrence thereof or conversion thereto.

“Eurodollar Rate” shall mean, for any Interest Period, in the case of any Loan, the greater of (x)(i) the arithmetic average (rounded upwards to the nearest 1/16 of 1% ) of the offered quotation to first class banks in the interbank Eurodollar market by DBAG for U.S. dollar deposits of amounts in immediately available funds comparable to the principal amount of the applicable Eurodollar Loan for which the Eurodollar Rate is being determined with maturities comparable to the Interest Period for which such Eurodollar Rate will apply at approximately 10:00 A.M. (New York time) on the Interest Determination Date divided by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D) and (y) 3.00% per annum. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive and binding on the Borrowers absent manifest error.

“European Commission Decision” means the €45.6 million fine imposed by the European Commission on the U.S. Borrower and certain of its Subsidiaries as more particularly described in a press release issued by the European Commission on October 15, 2008.

“Euros” and the designation “€” shall mean the currency introduced on January 1, 1999 at the start of the third stage of European economic and monetary union pursuant to the Treaty (expressed in euros).

“Event of Default” shall have the meaning provided in Section 10.

“Excess Cash Flow” shall mean, for any period, the remainder of (a) the sum of, without duplication, (i) Adjusted Consolidated Net Income for such period and (ii) the decrease, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period, minus (b) the sum of, without duplication, (i) the aggregate amount of all Capital Expenditures made by the U.S. Borrower and its Subsidiaries during such period (other than Capital Expenditures to the extent financed with equity proceeds, Equity Interests, asset sale proceeds, insurance proceeds or Indebtedness (other than with proceeds of ABL Loans, Original Revolving Loans, or Original Swingline Loans)), (ii) the aggregate amount of permanent principal payments of Indebtedness for borrowed money of the U.S. Borrower and its Subsidiaries and the permanent repayment of the principal component of Capitalized Lease Obligations of the U.S. Borrower and its Subsidiaries during such period (other than (A) repayments, to the extent made with asset sale proceeds, equity proceeds, insurance proceeds or Indebtedness (other than with proceeds of ABL Loans, Original Revolving Loans or Original Swingline Loans), (B) repayments of Original Loans, unless same were required as a result of a Scheduled Repayment (as defined in the Original Credit Agreement) under Section 4.02(b) of the Original Credit Agreement, (C) repayments of ABL Loans or (D) a Scheduled Repayment under Section 4.02(b), as the case may be) and (iii) the increase, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period.

“Excess Cash Flow Payment Period” shall mean, with respect to any Excess Cash Payment Date, the immediately preceding Fiscal Year of the U.S. Borrower.

“Excess Cash Payment Date” shall mean the date occurring 3 Business Days after the 90th day following the last day of a Fiscal Year of the U.S. Borrower.

“Exchange Percentage” shall mean, as to each Lender, a fraction, expressed as a decimal, in each case determined on the date of occurrence of a Sharing Event (after giving effect to any actions to occur on, or promptly after, such date pursuant to Section 1.14(a), but before giving effect to any actions to occur on such date pursuant to Section 1.14(b)) of which: (a) the numerator shall be the sum of (i) the CL Percentage of such Lender (if a CL Lender) of (x) the aggregate amount of Letter of Credit Outstandings (calculated by giving full effect to the proviso to the definition of Stated Amount contained herein) and (y) the aggregate amount of Bank Guaranty Outstandings (calculated by giving full effect to the proviso to the definition of “Face Amount” contained herein) and (ii) the aggregate principal amount of the outstanding Term Loans of such Lender; and (b) the denominator of which shall be the sum of (i) the sum of (x) the aggregate amount of Letter of Credit Outstandings (calculated by giving full effect to the proviso to the definition of Stated Amount contained herein) and (y) the aggregate amount of Bank Guaranty Outstandings (calculated by giving full effect to the proviso to the definition of Face Amount contained herein) and (ii) the aggregate principal amount of all outstanding Term Loans of all Lenders.

“Excluded Bermuda Insurance Companies” shall mean and include (i) Ashford Company Limited, a limited liability corporation organized under laws of Bermuda, and (ii) Mendocino Limited, a limited liability corporation organized under laws of Bermuda.

“Excluded Collateral” shall mean and include (i) each Principal Property of the U.S. Borrower and any of its Restricted Subsidiaries, (ii) all shares of capital stock or Indebted-

ness (as defined in the Existing 2013 Senior Notes Indenture as in effect on the Initial Borrowing Date) of any Restricted Subsidiary of the U.S. Borrower (which Indebtedness (as so defined) is then held by the U.S. Borrower or any Restricted Subsidiary) and (iii) Margin Stock owned or held by the U.S. Borrower or any of its Subsidiaries, except to the extent required to be pledged pursuant to Section 8.19; provided that (x) the collateral described in preceding clauses (i) and (ii) shall cease to constitute “Excluded Collateral” upon the repayment in full of all Existing 2009 Senior Notes and all Existing 2013 Senior Notes and (y) as the term “Excluded Collateral” is used in any Foreign Security Document, such term shall not include any Principal Property referred to in clause (i) above.

“Excluded Domestic Subsidiary” shall mean County Line Mutual Water Company, a Wholly-Owned Domestic Subsidiary of the U.S. Borrower.

“Excluded Event” shall mean the taking of any action, or the adoption of any law, rule or regulation, by any governmental authority which results in a deficiency that would otherwise give rise to a Default or Event of Default under any of Sections 10.07, 10.08, 10.11(b), 10.11(c) and/or 10.12; provided that (i) any such deficiency or default shall relate solely to a Foreign Subsidiary of the U.S. Borrower (other than a Foreign Subsidiary organized under the laws of Bermuda), its business or properties and the Credit Documents to which such Foreign Subsidiary is a party and (ii) the aggregate fair market value of all Property of all Foreign Subsidiaries subject to any such deficiencies or defaults (including all Property which would have been Property of the respective Foreign Subsidiaries if the actions described in Section 10.12 had not been taken) shall not exceed $15,000,000.

“Excluded Foreign Subsidiaries” shall mean Foreign Subsidiaries of the U.S. Borrower organized in Qualified Non-U.S. Jurisdictions and listed on Part B of Schedule XIII; provided that any Foreign Subsidiary listed on Part B of Schedule XIII which merges or consolidates with or into any other Foreign Subsidiary of the U.S. Borrower that is a Qualified Obligor organized in the jurisdiction of organization of such listed Foreign Subsidiary shall cease to be an “Excluded Foreign Subsidiary” for purposes of this Agreement.

“Existing Bank Guaranties” shall have the meaning provided in Section 2B.01(d).

“Existing Indebtedness” shall mean and include Scheduled Existing Indebtedness and the Existing Senior Notes Documents.

“Existing Indebtedness Agreements” shall mean all agreements evidencing or relating to any material Existing Indebtedness of the U.S. Borrower or any of its Subsidiaries, together with any agreements referred to in Section 5.13(iii) of the Original Credit Agreement (which agreements continue to be in effect on the Restatement Effective Date), and any amendments thereto made in accordance with the terms thereof and hereof.

“Existing Letters of Credit” shall have the meaning provided in Section 2A.01(d).

“Existing Senior Notes” shall mean and include the Existing 2009 Senior Notes, the Existing 2013 Senior Notes, the Existing 2011 Senior Notes and the Existing 2010 Senior Notes.

“Existing Senior Notes Documents” shall mean and include (i) the Existing 2009 Senior Notes Documents, (ii) the Existing 2013 Senior Notes Documents, (iii) the Existing 2011 Senior Notes Documents and (iv) the Existing 2010 Senior Notes Documents.

“Existing Senior Notes Indentures” shall mean and include (i) the Existing 2009 Senior Notes Indenture, (ii) the Existing 2013 Senior Notes Indenture, (iii) the Existing 2011 Senior Notes Indenture and (iv) the Existing 2010 Senior Notes Indenture.

“Existing 2011 Senior Notes” shall mean the U.S. Borrower’s 8-7/8% Senior Notes due 2011, issued pursuant to the Existing 2011 Senior Notes Indenture, as in effect on the Restatement Effective Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Existing 2011 Senior Notes Documents” shall mean the Existing 2011 Senior Notes, the Existing 2011 Senior Notes Indenture and all other documents executed and delivered with respect to the Existing 2011 Senior Notes or Existing 2011 Senior Notes Indenture, as in effect on the Restatement Effective Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Existing 2011 Senior Notes Indenture” shall mean the Indenture, dated as of March 28, 2003, among the U.S. Borrower, any U.S. Subsidiary Guarantors from time to time party thereto and the trustee therefor, as in effect on the Restatement Effective Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Existing 2009 Senior Notes” shall mean the U.S. Borrower’s 8-5/8% Senior Notes due 2009, issued pursuant to the Existing 2009 Senior Notes Indenture, as in effect on the Restatement Effective Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Existing 2009 Senior Notes Documents” shall mean the Existing 2009 Senior Notes, the Existing 2009 Senior Notes Indenture and all other documents executed and delivered with respect to the Existing 2009 Senior Notes or Existing 2009 Senior Notes Indenture, as in effect on the Restatement Effective Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Existing 2009 Senior Notes Indenture” shall mean the Indenture, dated as of July 15, 1993, among the U.S. Borrower, any U.S. Subsidiary Guarantors from time to time party thereto and the trustee therefor, as in effect on the Restatement Effective Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

[3]	For informational purposes only, the Existing 2009 Senior Notes were repaid and are no longer outstanding.

“Existing 2010 Senior Notes” shall mean the U.S. Borrower’s 7-1/4% Senior Notes due 2010, issued pursuant to the Existing 2010 Senior Notes Indenture, as in effect on the Restatement Effective Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Existing 2010 Senior Notes Documents” shall mean the Existing 2010 Senior Notes, the Existing 2010 Senior Notes Indenture and all other documents executed and delivered with respect to the Existing 2010 Senior Notes or Existing 2010 Senior Notes Indenture, as in effect on the Restatement Effective Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Existing 2010 Senior Notes Indenture” shall mean the Indenture, dated as of May 29, 2003, among the U.S. Borrower, any U.S. Subsidiary Guarantors from time to time party thereto and the trustee therefor, as in effect on the Restatement Effective Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Existing 2013 Senior Notes” shall mean the U.S. Borrower’s 7-7/8% Senior Notes due 2013, issued pursuant to the Existing 2013 Senior Notes Indenture, as in effect on the Restatement Effective Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Existing 2013 Senior Notes Documents” shall mean the Existing 2013 Senior Notes, the Existing 2013 Senior Notes Indenture and all other documents executed and delivered with respect to the Existing 2013 Senior Notes or Existing 2013 Senior Notes Indenture, as in effect on the Restatement Effective Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Existing 2013 Senior Notes Indenture” shall mean the Indenture, dated as of July 15, 1993, among the U.S. Borrower, any U.S. Subsidiary Guarantors from time to time party thereto and the trustee therefor, as in effect on the Restatement Effective Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Face Amount” of each Bank Guaranty shall, at any time, mean the maximum amount payable thereunder (in each case determined without regard to whether any conditions to payment could then be met, but after giving effect to all previous payments made thereunder), provided that (x) except as such term is used in Section 2B.02, the “Face Amount” of each Non-Dollar Denominated Bank Guaranty shall be, on any date of calculation, the Dollar Equivalent of the maximum amount payable in the applicable Alternative Currency thereunder (determined without regard to whether any conditions to payment could then be met but after giving effect to all previous payments made thereunder) and (y) except for purposes of Sections 2B.02 and 3.01(d), the definition of “Non-Dollar Denominated B/G Cushion Amount” and in determining the respective proportional indemnification liabilities of the Secured Creditors to the Collateral Agent and/or the Pledgee under the applicable Security Documents, the Face Amount of any Non-Dollar Denominated Bank Guaranty (as otherwise determined above) shall be increased (at each time the Face Amount thereof is determined) by the Non-Dollar Denominated B/G Cushion Amount for such Non-Dollar Denominated Bank Guaranty.

“Facing Fee” shall have the meaning provided in Section 3.01(b).

“Fair Market Value” shall mean, with respect to any asset, the price at which a willing buyer, not an Affiliate of the seller, and a willing seller who does not have to sell, would agree to purchase and sell such asset, as determined in good faith by the board of directors or other governing body or, pursuant to a specific delegation of authority by such board of directors or governing body, a designated senior executive officer of the U.S. Borrower or the Subsidiary of the U.S. Borrower selling such asset.

“Federal Funds Rate” shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Lender of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

“Fee Capped Foreign Subsidiary Guarantor” shall mean any Foreign Credit Party organized under the laws of a jurisdiction in which (x) the guaranties and/or secured obligations under the respective Credit Documents are not required by the laws of such jurisdiction to be limited in any way and (y) the guaranties and/or secured obligations under the respective Credit Documents have been voluntarily limited (at the request of such Foreign Credit Party) to reduce the amount of registration, notorial or other fees, taxes or amounts payable in connection with the recordation or perfection of the security interests purported to be created pursuant to the relevant Security Documents.

“Fees” shall mean all amounts payable pursuant to, or referred to in, Section 3.01.

“First Priority” means, with respect to any Lien purported to be created on any Collateral pursuant to any Security Document, that such Lien is prior in right to any other Lien thereon, other than any Permitted Liens (excluding Permitted Liens as described in clause (iii) of Section 9.03) applicable to such Collateral which as a matter of law (and giving effect to any actions taken pursuant to the last paragraph of Section 9.03) have priority over the respective Liens on such Collateral created pursuant to the relevant Security Document.

“First Priority Secured Leverage Ratio” shall mean, on any date of determination, the ratio of (i) Consolidated First Priority Secured Debt on such date to (ii) Consolidated EBITDA for the Test Period most recently ended on or prior to such date; provided that for all purposes of this Agreement, Consolidated EBITDA for purposes of the First Priority Secured Leverage Ratio shall be determined on a Pro Forma Basis.

“Fiscal Quarter” means, for any Fiscal Year, each of (i) the first twelve weeks of such Fiscal Year, (ii) the thirteenth week of such Fiscal Year through the twenty-fourth week of such Fiscal Year, (iii) the twenty-fifth week of such Fiscal Year through the forty-first week of such Fiscal Year and (iv) the forty-second week of such Fiscal Year through the last day of such Fiscal Year, as the case may be. For purposes of this Agreement, a reference to the 1st Fiscal Quarter of any Fiscal Year shall be a reference to the period referred to in clause (i) above; a reference to the 2nd Fiscal Quarter of any Fiscal Year shall be a reference to the period referred to in clause (ii) above; a reference to the 3rd Fiscal Quarter of any Fiscal Year shall be a reference to the period referred to in clause (iii) above; and a reference to the 4th Fiscal Quarter of any Fiscal Year shall be a reference to the period referred to in clause (iv) above.

“Fiscal Year” means the fiscal year of the U.S. Borrower and its Subsidiaries ending on the Saturday nearest to December 31 of each calendar year. For purposes of this Agreement, any particular Fiscal Year shall be designated by reference to the calendar year in which the majority of such Fiscal Year falls.

“Foreign Asset Transfer” shall mean, collectively, (i) the transfer by Bermuda Partnership Partner #1 or the Bermuda Partnership of shares of Transtrading Overseas Limited, (ii) the transfer by the U.S. Borrower of shares of Dole Pacific General Services Ltd. and (iii) the transfer by the U.S. Borrower of shares of Castle & Cooke Worldwide Limited, in each case to Dole Foreign Holdings II Ltd. (or such other Foreign Subsidiary as is acceptable to the Administrative Agent).

“Foreign Credit Party” shall mean the Bermuda Borrower and each Foreign Subsidiary Guarantor.

“Foreign Credit Party Pledge Agreements” shall mean each Foreign Credit Party Pledge Agreement (as defined in the Original Credit Agreement) entered into by a Foreign Credit Party pursuant to the terms of the Original Credit Agreement and each other pledge agreement entered into by a Foreign Credit Party pursuant to the terms hereof covering promissory notes and Equity Interests and governed by the laws of the jurisdiction in which such Foreign Credit Party is organized, in each case as the same may be amended, restated, modified and/or supplemented from time to time in accordance with the terms thereof. Part A of Schedule XII sets forth a list of all Foreign Credit Party Pledge Agreements in effect on the Restatement Effective Date (prior to giving effect to the Foreign Security Document Acknowledgments and/or Amendments).

“Foreign Pension Plan” means any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the U.S. Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the U.S. Borrower or any of its Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

“Foreign Pledge Agreement” shall mean and include the Local Law Pledge Agreements and the Foreign Credit Party Pledge Agreements.

“Foreign Security Agreements” shall mean each Foreign Security Agreement (as defined in the Original Credit Agreement) entered into by a Foreign Credit Party pursuant to the terms of the Original Credit Agreement, each Replacement Foreign Security Agreement and each other security agreement, pledge agreement, mortgage, debenture, deed of charge, document and/or instrument entered into by a Foreign Credit Party pursuant to the terms hereof covering tangible and intangible assets (including receivables, contract rights, securities, inventory, equipment, real estate, leasehold interests, vessels, insurances, and material patents, trademarks and other intellectual property but excluding Excluded Collateral) owned by such Foreign Credit Party and governed by the laws of the jurisdiction in which such Foreign Credit Party is organized, in each case as the same may be amended, restated, modified and/or supplemented from time to time in accordance with the terms thereof. Part C of Schedule XII sets forth a list of all Replacement Foreign Security Agreements and all other Foreign Security Agreements in effect on the Restatement Effective Date (prior to giving effect to the Foreign Security Document Acknowledgment and/or Amendments).

“Foreign Security Document” shall mean each Security Document other than a U.S. Security Document (including, without limitation, each Foreign Pledge Agreement and each Foreign Security Agreement).

“Foreign Security Document Acknowledgement and/or Amendment” shall mean each acknowledgement and/or amendment dated as of the Restatement Effective Date, executed and delivered by each of the Credit Parties with respect to each Foreign Security Document to which it is a party.

“Foreign Subsidiaries Guaranty” shall mean the Foreign Subsidiaries Guaranty, dated as of March 28, 2003, made by the Foreign Subsidiaries of the U.S. Borrower party thereto in favor of the Administrative Agent including any counterpart thereof and any other similar guaranty executed and delivered by any Foreign Subsidiary of the U.S. Borrower pursuant to Sections 8.11 or 9.11, in each case, as the same may be amended, restated, modified and/or supplemented from time to time in accordance with the terms thereof. A copy of the Foreign Subsidiaries Guaranty as in effect on the Restatement Effective Date is attached hereto as Exhibit G-3.

“Foreign Subsidiaries Guaranty Acknowledgement” shall mean the acknowledgment, dated as of the Restatement Effective Date, executed and delivered by each Wholly-Owned Foreign Subsidiary of the U.S. Borrower in the form of Exhibit G-2, which Foreign Subsidiaries Guaranty Acknowledgment contain, among other things, (i) an acknowledgment of this Agreement and the transactions contemplated hereby, (ii) an acknowledgement that the “Obligations” (as defined in the Foreign Subsidiaries Guaranty) include all of the Obligations of the Bermuda Borrower under this Agreement after giving effect to the Restatement Effective Date, and (iii) an acknowledgment that, after giving effect to the Restatement Effective Date, the Foreign Subsidiaries Guaranty shall remain in full force and effect in accordance with its terms.

“Foreign Subsidiary” shall mean, as to any Person, any Subsidiary of such Person that is not a Domestic Subsidiary of such Person.

“Foreign Subsidiary Guarantor” shall mean each Foreign Subsidiary of the U.S. Borrower (other than the Bermuda Borrower and any Non-Guarantor Subsidiary) which executes and delivers a Foreign Subsidiaries Guaranty, unless and until such time as the respective Foreign Subsidiary ceases to constitute a Foreign Subsidiary or is released from all of its obligations under its Foreign Subsidiaries Guaranty in accordance with the terms and provisions thereof; provided that each Subsidiary of the U.S. Borrower organized under the laws of Colombia which is a party to the Special Colombian Put Note Agreement shall be treated as a “Foreign Subsidiary Guarantor” for all purposes of this Agreement, unless and until such time as the respective Subsidiary ceases to constitute a Subsidiary or is released from all of its obligations under the Special Colombian Put Note Agreement.

“Foreign Unrestricted Subsidiary” of any Person shall mean any Foreign Subsidiary of such Person that is an Unrestricted Subsidiary.

“Fronting Fee” shall have the meaning provided in Section 3.01(d).

“Gaston Property” shall have the meaning provided in Section 9.02(xix).

“Guaranteed Creditors” shall mean and include each of the Agents, the Collateral Agent, the Lenders, the Issuing Lenders, the Bank Guaranty Issuers and each Person (other than any Credit Party or any of its Subsidiaries) party to an Interest Rate Protection Agreement or Other Hedging Agreement with a Borrower and/or one or more of each Borrower’s Subsidiaries, to the extent that such Person constitutes a Secured Creditor under the Security Documents.

“Guarantors” shall mean and include each Credit Agreement Party and each Subsidiary Guarantor.

“Guaranty” shall mean and include each Credit Agreement Party Guaranty and each Subsidiaries Guaranty.

“Hazardous Materials” shall mean (a) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “restricted hazardous materials,” “extremely hazardous wastes,” “restrictive hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants” or “pollutants,” or words of similar meaning and regulatory effect.

“Holdings” shall have the meaning provided in the first paragraph of this Agreement.

“Incremental Term Loan” shall have the meaning provided in Section 1.01(c).

“Incremental Term Loan Borrower” shall mean (x) the U.S. Borrower, with respect to U.S. Borrower Incremental Term Loans and (y) the Bermuda Borrower, with respect to Bermuda Borrower Incremental Term Loans.

“Incremental Term Loan Borrowing Date” shall mean, with respect to each Tranche of Incremental Term Loans, each date on which Incremental Term Loans of such Tranche are incurred pursuant to Section 1.01(c) and as otherwise permitted by Section 1.15.

“Incremental Term Loan Commitment” shall mean, for each Lender, any commitment to make Incremental Term Loans provided by such Lender pursuant to Section 1.15, in such amount as agreed to by such Lender in the respective Incremental Term Loan Commitment Agreement and as set forth opposite such Lender’s name in Schedule I (as modified in accordance with Section 1.15) directly below the column entitled “Incremental Term Loan Commitment,” as the same may be (x) reduced from time to time or terminated pursuant to Sections 3.02, 3.03, 4.02 and/or 10 or (y) adjusted from time to time as a result of assignments to and from such Lender pursuant to Sections 1.13 and/or 13.04(b).

“Incremental Term Loan Commitment Agreement” shall mean each Incremental Term Loan Commitment Agreement in the form of Exhibit P (appropriately completed) executed in accordance with Section 1.15.

“Incremental Term Loan Commitment Request Requirements” shall mean, with respect to any request for an Incremental Term Loan Commitment made pursuant to Section 1.15, the satisfaction of each of the following conditions on the date of such request: (x) no Default or Event of Default then exists or would result therefrom (for purposes of such determination, assuming the relevant Loans in an aggregate principal amount equal to the full amount of Incremental Term Loan Commitments then requested had been incurred, and the proposed Permitted Acquisition (if any) to be financed with the proceeds of such Loans had been consummated, on such date of request) and all of the representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects at such time (unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); (y) calculations are made by the U.S. Borrower of compliance with the Total Leverage Ratio and the Senior Secured Leverage Ratio set forth in Section 9.04(a) (assuming (and immediately after) the full utilization of the requested Incremental Term Loan Commitments and the consummation of the proposed Permitted Acquisition (if any) to be financed with the proceeds of the Loans pursuant thereto (as well as all other Permitted Acquisitions and Significant Asset Sales theretofore consummated after the first day of the respective Calculation Period) regardless of whether any Indebtedness is then being incurred pursuant to said Section 9.04(a)) for the Calculation Period most recently ended prior to the date of the requested Incremental Term Loan Commitments, as set forth in a certificate by an Authorized Officer of the U.S. Borrower furnished to the Administrative Agent on the date of such request, and such calculations shall show that, after giving effect to the foregoing assumptions in this clause (y) and any additional Indebtedness being incurred in connection therewith, the U.S. Borrower would be in compliance with each of the Total Leverage Ratio and the Senior Secured Leverage Ratio as set forth in Section 9.04(a) as at the last day of such Calculation Period on a Pro Forma Basis; and (z) no Incremental Term Loan Commitments are then outstanding, unless the full amount such Incremental Term Loan Commitments will be utilized on the date of the effectiveness of the Incremental Term Loan Commitment Agreement to be entered into in connection with the Incremental Term Loan Commitments of the new Tranche then being requested.

“Incremental Term Loan Commitment Requirements” shall mean, with respect to any provision of an Incremental Term Loan Commitment on a given Incremental Term Loan Commitment Date, the satisfaction of each of the following conditions on or prior to the effective date of the respective Incremental Term Loan Commitment Agreement: (r) no Default or Event

of Default then exists or would result therefrom (for purposes of such determination, assuming the relevant Loans in an aggregate principal amount equal to the full amount of Incremental Term Loan Commitments then provided had been incurred, and the proposed Permitted Acquisition (if any) to be financed with the proceeds of such Loans had been consummated, on such date of effectiveness) and all of the representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects at such time (unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); (s) calculations are made by the U.S. Borrower of compliance with the Total Leverage Ratio and the Senior Secured Leverage Ratio set forth Section 9.04(a) (assuming (and immediately after) the full utilization of the requested Incremental Term Loan Commitments and the consummation of the proposed Permitted Acquisition (if any) to be financed with the proceeds of the Loans pursuant thereto (as well as all other Permitted Acquisitions and Significant Asset Sales theretofore consummated after the first day of the respective Calculation Period) regardless of whether any Indebtedness is then being incurred pursuant to said Section 9.04(a)) for the Calculation Period most recently ended prior to the date of the requested Incremental Term Loan Commitments, as set forth in a certificate by an Authorized Officer of the U.S. Borrower furnished to the Administrative Agent on the date of such request, and such calculations shall show that, after giving effect to the foregoing assumptions in this clause (s) and any additional Indebtedness being incurred in connection therewith, the U.S. Borrower would be in compliance with each of the Total Leverage Ratio and the Senior Secured Leverage Ratio as set forth in Section 9.04(a) as at the last day of such Calculation Period on a Pro Forma Basis; (t) the delivery by the U.S. Borrower to the Administrative Agent of an officer’s certificate executed by an Authorized Officer of the U.S. Borrower and certifying as to compliance with preceding clauses (r) and (s) and containing the calculations required by clause (s); (u) the delivery by the U.S. Borrower to the Administrative Agent of an officer’s certificate executed by an Authorized Officer of the U.S. Borrower certifying which provisions of the ABL Credit Agreement, the Existing 2009 Senior Notes Indenture, the Existing 2013 Senior Notes Indenture, the Existing 2010 Senior Notes Indenture, the Existing 2011 Senior Notes Indenture, and (after the execution and delivery thereof) each Permitted Senior Notes Indenture and each Permitted Senior Refinancing Notes Document that the respective incurrence of Incremental Loans will be justified under and demonstrating in reasonable detail that the full amount of such Incremental Term Loans may be incurred in accordance with, and will not violate the provisions of, the ABL Credit Agreement, the Existing 2009 Senior Notes Indenture, the Existing 2013 Senior Notes Indenture, the Existing 2010 Senior Notes Indenture, the Existing 2011 Senior Notes Indenture, and (after the execution and delivery thereof) each Permitted Senior Notes Indenture and each Permitted Senior Refinancing Notes Document; (v) the delivery by the U.S. Borrower to the Administrative Agent of an acknowledgement in form and substance reasonably satisfactory to the Administrative Agent and executed by each Guarantor (in the case of an Incremental Term Loan Commitment requested by the Bermuda Borrower) or each U.S. Credit Party other than the U.S. Borrower (in the case of an Incremental Term Loan Commitment requested by the U.S. Borrower), as the case may be, acknowledging that such Increme ntal Term Loan Commitment and all Loans subsequently incurred pursuant to such Incremental Term Loan Commitment shall constitute (and be included in the definition of) “Guaranteed Obligations” under each Guaranty of such Guarantor; (w) the delivery by the U.S. Borrower and its Subsidiaries of such technical amendments, modifications and/or supplements to the respective Security Documents as are reasonably requested by the Administrative Agent to ensure that the additional Obligations to be incurred pursuant to the Incremental Term Loan Commitments are secured by, and entitled to the benefits of, the relevant Security Documents, and each of the Lenders hereby agrees to, and authorizes the Collateral Agent to enter into, any such technical amendments, modifications and/or supplements; (x) the delivery by the U.S. Borrower to the Administrative Agent of an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Credit Parties reasonably satisfactory to the Administrative Agent and dated such date, covering such of the matters set forth in the opinions of counsel delivered to the Administrative Agent on the Initial Borrowing Date pursuant to Section 5.03 of the Original Credit Agreement as may be reasonably requested by the Administrative Agent, and such other matters incident to the transactions contemplated thereby as the Administrative Agent may reasonably request; (y) the delivery by the U.S. Borrower and the other Credit Parties to the Administrative Agent of such other officers’ certificates, resolutions and evidence of good standing as the Administrative Agent shall reasonably request; and (z) the completion by the U.S. Borrower and the other Credit Parties of such other actions as the Administrative Agent may reasonably request in connection with such Incremental Term Loan Commitment, it being understood and agreed that the Administrative Agent may (in its sole discretion) agree that the delivery of technical amendments, modifications and/or supplements to the respective Security Documents pursuant to sub-clause (w) of the preceding sentence may occur after the incurrence of Loans to be made pursuant to the respective Incremental Term Loan Commitments (subject to a time frame to be agreed by the Administrative Agent), in which case said sub-clause (w) will be deemed satisfied at the time of the incurrence of such Loans, so long as such technical amendments, modifications and/or supplements to the respective Security Documents are subsequently delivered within the time frame stipulated by the Administrative Agent.

“Incremental Term Loan Commitment Termination Date” shall mean, with respect to any Tranche of Incremental Term Loans, the last date by which Incremental Term Loans under such Tranche may be incurred under this Agreement, which date shall be set forth in the respective Incremental Term Loan Commitment Agreement but may be no later than the date which is 12 months prior to the then latest Maturity Date.

“Incremental Term Loan Lender” shall have the meaning provided in Section 1.15(b).

“Incremental Term Loan Maturity Date” shall mean, for any Tranche of Incremental Term Loans, the final maturity date set forth for such Tranche of Incremental Term Loans in the respective Incremental Term Loan Commitment Agreement relating thereto, provided that the final maturity date for all Incremental Term Loans of a given Tranche shall be the same date.

“Incremental Term Loan Scheduled Repayment” shall have the meaning provided in Section 4.02(b)(iii).

“Incremental Term Note” shall have the meaning provided in Section 1.05(a).

“Indebtedness” shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn or paid under all letters of credit, bankers’ acceptances, bank guaranties and similar obli-

gations issued for the account of such Person and all unpaid drawings and unreimbursed payments in respect of such letters of credit, bankers’ acceptances, bank guaranties and similar obligations, (iii) all indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such indebtedness, such indebtedness shall be deemed to be in an amount equal to the fair market value of the property to which such Lien relates as determined in good faith by such Person), (iv) the aggregate amount of all Capitalized Lease Obligations of such Person, (v) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person, and (vii) all obligations under any Interest Rate Protection Agreement, any Other Hedging Agreement, Commodity Agreements or under any similar type of agreement and (viii) obligations arising under Synthetic Leases. Notwithstanding the foregoing, Indebtedness shall not include trade payables, accrued expenses and deferred tax and other credits incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person.

“Indemnified Person” shall have the meaning provided in Section 13.01.

“Individual CL Exposure” of any CL Lender shall mean, at any time, such CL Lender’s applicable CL Percentage of the Aggregate CL Exposure.

“Initial Borrowing Date” shall have the meaning provided in the Original Credit Agreement.

“Intercompany Debt” shall mean any Indebtedness, payables or other obligations, whether now existing or hereafter incurred, owed by the U.S. Borrower or any Subsidiary of the U.S. Borrower to the U.S. Borrower or any other Subsidiary of the U.S. Borrower.

“Intercompany Distribution Transaction Documents” shall mean all of the documents and instruments entered into in connection with the Intercompany Distribution Transactions, in each case as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Intercompany Distribution Transactions” shall have the meaning provided in Section 5.09(b) of the Original Credit Agreement.

“Intercompany Note” shall mean a promissory note evidencing intercompany loans made pursuant to Section 9.05(vi), in each case duly executed and delivered substantially in the form of Exhibit K, with blanks completed in conformity herewith (or such other form as may be approved by the Administrative Agent or the Required Lenders).

“Intercompany Receivables Documents” shall mean those certain intercompany purchase agreements, dated as of March 28, 2003, entered into by the U.S. Borrower and the Bermuda Partnership Partners, providing for the sale of accounts receivable by the Bermuda Partnership Partners to, and the purchase of accounts receivable by, the U.S. Borrower, which sale arrangements shall be on a non-recourse basis and for reasonably equivalent value and otherwise on terms satisfactory to the Agents, as the same may be amended, modified and/or supplemented from time to time.

“Intercompany Scheduled Existing Indebtedness” shall have the meaning provided in Section 7.21.

“Intercompany Subordination Agreement” shall mean the Intercompany Subordination Agreement, dated as of March 28, 2003, made by Holdings and various of its Subsidiaries party thereto in favor of the Administrative Agent, as the same may be amended, restated, modified and/or supplemented from time to time in accordance with the terms thereof (including, without limitation, as modified by the Intercompany Subordination Agreement Acknowledgement). A copy of the Intercompany Subordination Agreement as in effect on the Restatement Effective Date is attached hereto as Exhibit O-2.

“Intercompany Subordination Agreement Acknowledgement” shall mean the acknowledgment in the form of Exhibit O-1, dated as of the Restatement Effective Date, executed and delivered by each Credit Party and each other Subsidiary of Holdings which is an obligee or obligor with respect to any Intercompany Debt (other than those Non-Wholly-Owned Subsidiaries listed on Part D of Schedule XII).

“Intercreditor Agreement” shall mean an amended and restated intercreditor agreement substantially in the form of Exhibit B to Amendment 1, by and among the Collateral Agent, the ABL Collateral Agent, each Credit Party, each ABL Credit Party and the collateral agent for any Permitted Refinancing Senior Notes that are secured by a Lien on any Collateral, as the same may be amended, modified, restated and/or supplemented from time to time; provided, that prior to the effectiveness of such amended and restated intercreditor agreement, “Intercreditor Agreement” shall have the meaning set forth in this Agreement prior to giving effect to this Amendment 1.

“Interest Determination Date” shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

“Interest Period” shall mean (i) with respect to any Eurodollar Loan, the interest period applicable thereto, as determined pursuant to Section 1.09 and (ii) as to any investment of the Credit-Linked Deposits, the period commencing on the Restatement Effective Date and ending on the date that is one month thereafter and each successive one month period thereafter, provided that (x) if any Interest Period for the Credit-Linked Deposits begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month, and (y) if any Interest Period for the Credit-Linked Deposits would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, although if any Interest Period for the Credit-Linked Deposits would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day.

“Interest Rate Protection Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.

“Intermediate Holdco” shall have the meaning provided in the recitals of this Agreement.

“Intermediate Holdco Paying Agent” shall have the meaning provided in Section 5.08(a) of this Agreement as of the Restatement Effective Date.

“Intermediate Holdco Prepayment Consummation” shall have the meaning provided in Section 8.21 of this Agreement as of the Restatement Effective Date.

“Intermediate Holdco Refinancing” shall have the meaning provided in Section 5.08 of this Agreement as of the Restatement Effective Date.

“Investment” shall have the meaning provided in the preamble to Section 9.05.

“IPO Merger” shall mean the merger of Holdings into the U.S. Borrower with the U.S. Borrower being the surviving corporation, immediately following which all assets and liabilities that were assets and liabilities of Holdings and its Subsidiaries (other than the U.S. Borrower and its Subsidiaries) that are not extinguished as a direct result of such merger become assets and liabilities of the U.S. Borrower and its Subsidiaries.

“IPO Transactions” shall mean the following transactions, all of which shall be required to be consummated on a single Business Day (other than (x) the issuance of U.S. Borrower Common Stock pursuant to the underwriters’ over-allotment option as described in the Registration Statement dated as of August 14, 2009 of the U.S. Borrower, as amended (the “Registration Statement”), (y) the transactions set forth in clause (iii) below which may be consummated following such date and (z) any Debt Repayment contemplated by clause (ii) of the definition of “Debt Repayment” which may be consummated within 60 days of the consummation of the initial public offering contemplated by clause (v) below): (i) the contribution of certain Equity Interests of Westlake Wellbeing Company by Holdings to the U.S. Borrower, (ii) the IPO Merger, (iii) the distribution of the Distributed Assets to the holders of U.S. Borrower Common Stock who were holders of such stock immediately following the IPO Merger, (iv) the amendment of the certificate of incorporation of the U.S. Borrower in the form attached as Exhibit 3.1(ii) to the Registration Statement, (v) the issuance and sale of U.S. Borrower Common Stock to the Underwriters (as defined in the underwriting agreement attached to the Registration Statement) in an initial public offering pursuant to a primary offering of such shares registered under the Securities Act and (vi) the application of the net cash proceeds from the issuance and sale of U.S. Borrower Common Stock received by the U.S. Borrower pursuant to the initial public offering (after payment of fees and expenses) to consummate the Debt Repayment; provided that after giving effect to the IPO Transactions, (x) the U.S. Borrower’s shareholders’ equity would be greater than the U.S. Borrower’s shareholders’ equity immediately prior to the IPO Transactions and (y) the U.S. Borrower and its Subsidiaries shall not have any Indebtedness for borrowed money that was, prior to giving effect to the IPO Transactions, Indebtedness of Holdings and its Subsidiaries (other than the U.S. Borrower and its Subsidiaries). As the context re-

quires, all references in this Agreement and the other Credit Documents to (i) “Intermediate Holdco” after the merger of Intermediate Holdco into Holdings (which occurred in May 2009), shall be references to Holdings and (ii) to “Holdings” after the IPO Merger, shall be references to the U.S. Borrower.

“Issuing Lender” shall mean (i) if and to the extent it agrees to act as such, any Agent (and any of such Agent’s affiliates and/or branches), (ii) any ABL Lender (and any of such ABL Lender’s affiliates and/or branches) or any CL Lender (and any of such CL Lender’s affiliates and/or branches) which at the request of the U.S. Borrower or the Bermuda Borrower and with the consent of the Administrative Agent agrees, in such ABL Lender’s or CL Lender’s (or their respective affiliate’s or branch’s) sole discretion, to become an Issuer Lender for the purpose of issuing Letters of Credit pursuant to Section 2A and (iii) with respect to the Existing Letters of Credit, the Lender or Original Lender (and any of such Lender’s or Original Lender’s affiliates and/or branches) designated as the issuer thereof on Part A of Schedule XI shall be the Issuing Lender thereof.

“Italian Collateral Documents” shall have the meaning provided in Section 12.15(i).

“Judgment Currency” shall have the meaning provided in Section 13.22(a).

“Judgment Currency Conversion Date” shall have the meaning provided in Section 13.22(a).

“Landlord-Lender Agreement” shall mean each agreement between a landlord of each U.S. Leasehold Property and the Collateral Agent entered into pursuant to the terms of this Agreement.

“L/C Participant” shall have the meaning provided in Section 2A.04(a).

“L/C Participation” shall have the meaning provided in Section 2A.04(a).

“L/C Supportable Indebtedness” shall mean (i) obligations of the U.S. Borrower or its Wholly-Owned Subsidiaries incurred in the ordinary course of business with respect to insurance obligations and workers’ compensation, surety bonds and other similar statutory obligations, (ii) obligations of the U.S. Borrower and its Wholly-Owned Subsidiaries under bank guaranties issued by financial institutions in support of obligations of the U.S. Borrower and its Wholly-Owned Subsidiaries otherwise permitted to exist pursuant to the terms of this Agreement and (iii) such other obligations of the U.S. Borrower or any of its Wholly-Owned Subsidiaries as are reasonably acceptable to the Administrative Agent and the respective Issuing Lender and otherwise permitted to exist pursuant to the terms of this Agreement.

“Lead Arranger” shall mean DBSI, each in its capacity as Lead Arranger and Sole Book Runner.

“Leasehold” of any Person shall mean all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

“Leasehold Property” shall mean each Real Property leased by the U.S. Borrower or any of its Subsidiaries and for which Landlord-Lender Agreements shall be required pursuant to this Agreement.

“Lender” shall mean and include each financial institution with a Commitment (or Original Tranche B Term Loans to be converted into Tranche C Term Loans on the Restatement Effective Date) listed on Schedule I (as amended from time to time), as well as any Person that becomes a “Lender” hereunder pursuant to Sections 1.13, 1.15 and/or 13.04(b). Unless the context otherwise requires, each reference in this Agreement to a Lender includes each lending office (including any Affiliate of the respective Lender) of the respective Lender designated from time to time pursuant to Section 1.12.

“Lender Default” shall mean (i) the wrongful refusal (which has not been retracted) of a Lender to make available its portion of any Borrowing, to fund its portion of any unreimbursed payment under Sections 2A.04 or 2B.04 or (ii) a Lender having notified the Administrative Agent and/or any Credit Agreement Party that it does not intend to comply with its obligations under Sections 1.01, 2A.03 or 2B.03 in circumstances where such non-compliance would constitute a breach of such Lender’s obligations under the respective Section.

“Letter of Credit” shall have the meaning provided in Section 2A.01(a).

“Letter of Credit Outstandings” shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Letters of Credit which have not terminated at such time and (ii) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit at such time.

“Letter of Credit Request” shall have the meaning provided in Section 2A.03(a).

“LIBOR Rate” shall mean, for any Interest Period with respect to the investment of the Credit-Linked Deposits, the rate for deposits in Dollars for a period of one month which appears on Telerate Page 3750 (or any successor page) as of 11:00 A.M. (London time) on the day that is two Business Days preceding the beginning of such Interest Period. If such rate does not appear on Telerate Page 3750 (or any successor page), the rate for that Interest Period will be the rate determined in good faith by the Administrative Agent on the basis of the rates at which deposits in Dollars are offered by four major banks in the London interbank market at approximately 11:00 A.M. (London time), on the day that is two Business Days preceding the beginning of the new Interest Period to prime banks in the London interbank market for a period of one month commencing on the beginning of the new Interest Period and in the then outstanding amount of the Credit-Linked Deposits. The Administrative Agent will request the principal London office of each of such four major banks in the London interbank market to provide a quotation of its rate. If at least two such quotations are provided, the rate for that new Interest Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Administrative Agent, at approximately 11:00 A.M. (New York City time), on the beginning of the new Interest Period for loans in Dollars to leading European banks for a period of one month commencing on the beginning of the new Interest Period and in the amount of the Credit-Linked Deposits.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or other), charge, preference, priority or other security agreement of any kind or nature whatsoever (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any similar recording or notice statute, and any lease having substantially the same effect as the foregoing).

“Loan” shall mean each Tranche B Term Loan, each Tranche C Term Loan and each Incremental Term Loan.

“Local Law Pledge Agreements” shall mean the Local Law Pledge Agreements (as defined in the Original Credit Agreement) entered into pursuant to the Original Credit Agreement and any other pledge agreement entered into by a Credit Party pursuant to this Agreement (x) covering promissory notes of, and/or Equity Interests in, one or more Persons organized under the laws of a different jurisdiction from the jurisdiction of organization of such Credit Party and (y) governed by the laws of the jurisdiction or jurisdictions in which the Person or Persons whose promissory notes or Equity Interests are being pledged is (or are) organized, in each case as the same may be amended, restated, modified and/or supplemented from time to time in accordance with the terms thereof. Part B of Schedule XII sets forth a list of all Local Law Pledge Agreements in effect on the Restatement Effective Date.

“Majority Lenders” of any Tranche shall mean those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated.

“Management Agreements” shall mean all material written agreements (including employment agreements but limited to those of executive management and division presidents) entered into by Holdings or any of its Subsidiaries with respect to the management of Holdings or any of its Subsidiaries after giving effect to the Transaction (including consulting agreements and other management advisory agreements, together with any agreements referred to in Section 5.13(ii) of the Original Credit Agreement that continue to be in effect on the Restatement Effective Date, and any amendments thereto made in accordance with the terms thereof and hereof.

“Margin Regulations” shall mean, collectively, Regulation T, Regulation U and Regulation X.

“Margin Stock” shall have the meaning provided in Regulation U.

“Material Adverse Effect” shall mean (i) a material adverse effect on the business, properties, assets, nature of assets, operations, liabilities, condition (financial or otherwise) or prospects of the U.S. Borrower and its Subsidiaries taken as a whole or (ii) a material adverse effect (x) on the rights or remedies of the Lenders or any Agent hereunder or under any other Credit Document or (y) on the ability of any Credit Party to perform its obligations to the Lenders or any Agent hereunder or under any other Credit Document; provided that the occurrence of an Excluded Event shall not constitute a “Material Adverse Effect” for purposes of this definition.

“Material Foreign Subsidiary” shall mean, at any time, any Foreign Subsidiary of the U.S. Borrower the net book value of the assets of which equals or exceeds $5,000,000 at such time; provided that for purposes of (and only of) Section 8.01(i), the term “Material Foreign Subsidiary” shall mean, at any time, any Foreign Subsidiary of the U.S. Borrower the net book value of the assets of which equals or exceeds $10,000,000 at such time.

“Material Governmental Investigation” shall mean, at any time, any material governmental investigation in a country in which the aggregate net book value of the assets owned by the U.S. Borrower and its Subsidiaries in such country (determined as of the last day of the Fiscal Quarter then last ended) exceeds $25,000,000.

“Maturity Date” shall mean (i) with respect to Tranche B Term Loans, the Tranche B/C Term Loan Maturity Date, (ii) with respect to Tranche C Term Loans, the Tranche B/C Term Loan Maturity Date, (iii) with respect to Incremental Term Loans of a given Tranche, the respective Incremental Term Loan Maturity Date therefor, and (iv) with respect to the CL Tranche, the CL Maturity Date.

“Maximum Incremental Term Loan Commitment Amount” shall mean $250,000,000.

“Maximum Permitted Consideration” shall mean, with respect to any Permitted Acquisition, the sum (without duplication) of (i) the fair market value of U.S. Borrower Common Stock (based on the average closing trading price of U.S. Borrower Common Stock for the 20 trading days immediately prior to the date of such Permitted Acquisition on the stock exchange on which U.S. Borrower Common Stock is listed or, if U.S. Borrower Common Stock is not so listed, the good faith determination of the senior management of the U.S. Borrower) issued (or to be issued) as consideration in connection with such Permitted Acquisition (including, without limitation, U.S. Borrower Common Stock which may be required to be issued as earnout consideration upon the achievement of certain future performance goals of the respective Acquired Entity or Business), (ii) the aggregate amount of all cash paid (or to be paid) by the U.S. Borrower or any of its Subsidiaries in connection with such Permitted Acquisition (including, without limitation, payments of fees and costs and expenses in connection therewith) and all contingent cash purchase price or other earnout obligations of the U.S. Borrower and its Subsidiaries incurred in connection therewith (as determined in good faith by the U.S. Borrower), (iii) the aggregate principal amount of all Indebtedness assumed, incurred and/or issued in connection with such Permitted Acquisition to the extent permitted by Section 9.04 and (iv) the fair market value (determined in good faith by senior management of the U.S. Borrower) of all other consideration payable in connection with such Permitted Acquisition.

“Minimum Applicable Facing Fee” shall mean $500.

“Minimum Applicable Fronting Fee” shall mean $500.

“Minimum Borrowing Amount” shall mean, for any Loans, $5,000,000.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgage” shall mean each mortgage, deed of trust or deed to secure debt required to be delivered with respect to any Real Property pursuant to the terms of this Agreement (including, after the execution and delivery thereof, each Additional Mortgage covering a Mortgaged Property), together with any assignment of leases and rents to be executed in connection therewith, in each case as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

“Mortgage Policy” shall mean each mortgage title insurance policy (and all endorsements thereto) for each Mortgaged Property required to be delivered pursuant to this Agreement.

“Mortgaged Property” shall mean each Real Property owned by the U.S. Borrower or any of its Subsidiaries and required to be mortgaged pursuant to this Agreement (including, after the execution and delivery of any Additional Mortgage covering Real Property, the respective Additional Mortgaged Property).

“Multiemployer Plan” shall mean (i) any plan, as defined in Section 4001(a)(3) of ERISA, which is maintained or contributed to (or to which there is an obligation to contribute to) by the U.S. Borrower or a Subsidiary of the U.S. Borrower or an ERISA Affiliate and that is subject to Title IV of ERISA, and (ii) each such plan for the five year period immediately following the latest date on which the U.S. Borrower, a Subsidiary of the U.S. Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

“Net Cash Proceeds” shall mean for any event requiring a reduction of the Total Incremental Term Loan Commitment and/or Total Credit-Linked Commitment and/or repayment of Term Loans pursuant to Section 3.03 or 4.02, as the case may be, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such event, net of reasonable transaction costs (including, as applicable, any underwriting, brokerage or other customary commissions and reasonable legal, advisory and other fees and expenses associated therewith) received from any such event.

“Net Sale Proceeds” shall mean for any sale or other disposition of assets, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such sale or other disposition of assets, net of (i) reasonable transaction costs (including, without limitation, any underwriting, brokerage or other customary selling commissions, reasonable legal, advisory and other fees and expenses (including title and recording expenses), associated therewith and sales, VAT and transfer taxes arising therefrom), (ii) payments of unassumed liabilities relating to the assets sold or otherwise disposed of at the time of, or within 30 days after, the date of such sale or other disposition, (iii) the amount of such gross cash proceeds required to be used to permanently repay any Indebtedness (other than Indebtedness of the Lenders pursuant to this Agreement and the Indebtedness of the ABL Lenders under the ABL Credit Documents) which is secured by the respective assets which were sold or otherwise disposed of, and (iv) the estimated net marginal increase in income taxes which will be payable by the U.S. Borrower consolidated group or any Subsidiary of the U.S. Borrower with respect to the Fiscal Year in which the sale or other disposition occurs as a result of such sale or other disposition; provided, however, that such gross proceeds shall not include any portion of such gross cash proceeds which the U.S. Borrower determines in good faith should be reserved for post-closing adjustments (to the extent the U.S. Borrower delivers to the Lenders a certificate signed by its chief financial officer or treasurer, controller or chief accounting officer as to such determination), it being understood and agreed that on the day that all such post-closing adjustments have been determined (which shall not be later than six months following the date of the respective asset sale), the amount (if any) by which the reserved amount in respect of such sale or disposition exceeds the actual post-closing adjustments payable by the U.S. Borrower or any of its Subsidiaries shall constitute Net Sale Proceeds on such date received by the U.S. Borrower and/or any of its Subsidiaries from such sale or other disposition.

“New Credit Party” shall mean and include any Credit Party which was not a Credit Party under, and as defined in, the Original Credit Agreement on the Original Effective Date.

“New U.S. Credit Party” shall mean and include each New Credit Party that is a U.S. Credit Party.

“New Foreign Subsidiary Guarantor” shall mean and include any Foreign Subsidiary Guarantor which was not a Foreign Subsidiary Guarantor under, and as defined in, the Original Credit Agreement on the Original Effective Date.

“Non-Consenting Tranche C Term Loan Lender” shall mean each Lender under, and as defined in, the Original Credit Agreement with outstanding Original Tranche B Term Loans on the Restatement Effective Date (immediately prior to giving effect thereto) that is not a Consenting Tranche C Term Loan Lender.

“Non-Defaulting Lender” shall mean each Lender other than a Defaulting Lender.

“Non-Dollar Currencies” shall mean and include each Alternative Currency.

“Non-Dollar Denominated Bank Guaranty” shall mean all Bank Guaranties other than Dollar Denominated Bank Guaranties.

“Non-Dollar Denominated Bank Guaranty Outstandings” shall mean all Bank Guaranty Outstandings other than Dollar Denominated Bank Guaranty Outstandings.

“Non-Dollar Denominated B/G Cushion Amount” shall mean, at any time with respect to any Non-Dollar Denominated Bank Guaranty, an amount equal to 5% of the Face Amount of such Non-Dollar Denominated Bank Guaranty, with such Face Amount determined for this purpose in accordance with the definition thereof contained herein without giving effect to clause (y) of the proviso thereto.

“Non-Dollar Denominated Letters of Credit” shall mean all Letters of Credit other than Dollar Denominated Letters of Credit.

“Non-Dollar Denominated Letter of Credit Outstandings” shall mean all Letter of Credit Outstandings other than Dollar Denominated Letter of Credit Outstandings.

“Non-Dollar Denominated L/C Cushion Amount” shall mean, at any time with respect to any Non-Dollar Denominated Letter of Credit, an amount equal to 5% of the Stated Amount of such Non-Dollar Denominated Letter of Credit, with such Stated Amount determined for this purpose in accordance with the definition thereof contained herein without giving effect to clause (y) of the proviso thereto.

“Non-Guarantor Subsidiaries” shall mean (i) on the Restatement Effective Date, each Subsidiary of the U.S. Borrower listed on Part A of Schedule XIII and (ii) after the Restatement Effective Date, any Subsidiary of the U.S. Borrower that is not at such time a Subsidiary Guarantor.

“Non-Qualified Jurisdiction” at any time shall mean each jurisdiction that is not at such time a Qualified Jurisdiction.

“Non-U.S. Dole Group” shall mean the Consolidated Subsidiaries of the U.S. Borrower which are not members of the U.S. Dole Group.

“Non-Wholly Owned Subsidiary” shall mean, as to any Person, each Subsidiary of such Person which is not a Wholly-Owned Subsidiary of such Person.

“Note” shall mean each Tranche B Term Note, each Tranche C Term Note and each Incremental Term Note.

“Notice of Borrowing” shall have the meaning provided in Section 1.03(a).

“Notice of Conversion/Continuation” shall have the meaning provided in Section 1.06.

“Notice Office” shall mean the office of the Administrative Agent located at 60 Wall Street, New York, New York 10005 or such other office as the Administrative Agent may designate to the U.S. Borrower and the Lenders from time to time.

“Obligation Currency” shall have the meaning provided in Section 13.22(a).

“Obligations” shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to any Agent, the Collateral Agent, any Issuing-Lender, any Bank Guaranty Issuer or any Lender pursuant to the terms of this Agreement or any other Credit Document.

“Original Agent” shall mean each “Agent” under, and as defined in, the Original Credit Agreement.

“Original Credit Agreement” shall have the meaning provided in the first WHEREAS clause of this Agreement.

“Original Effective Date” shall mean the Restatement Effective Date under, and as defined in, the Original Credit Agreement.

“Original Lenders” shall mean the Lenders under, and as defined in, the Original Credit Agreement with outstanding Original Loans on the Restatement Effective Date (immediately prior to giving effect thereto).

“Original Loan” shall mean each “Loan” under, and as defined in, the Original Credit Agreement.

“Original Required Lenders” shall mean the “Required Lenders” under, and as defined in, the Original Credit Agreement.

“Original Revolving Loan” shall mean a “Revolving Loan” under, and as defined in, the Original Credit Agreement.

“Original U.S. Security Agreement” shall mean the “U.S. Security Agreement” under, and as defined in, the Original Credit Agreement.

“Original Swingline Loan” shall mean a “Swingline Loan” under, and as defined in, the Original Credit Agreement.

“Original Tranche B Term Loan” shall mean a “Tranche B Term Loan” under, and as defined in, the Original Credit Agreement.

“Other Hedging Agreements” shall mean any foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against fluctuations in currency values.

“Participating Member State” shall mean, at any time, any member state of the European Union which has adopted the Euro as its lawful currency at such time.

“Payment Office” shall mean the office of the Administrative Agent located at 60 Wall Street, New York, New York 10005 or such other office as the Administrative Agent may hereafter designate in writing to the U.S. Borrower and the Lenders from time.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Permitted Acquired Debt” shall have the meaning set forth in Section 9.04(b)(vi).

“Permitted Acquisition” shall mean the acquisition by the U.S. Borrower or any of its Wholly-Owned Subsidiaries of assets constituting a business, division or product line of any Person, not already a Subsidiary of the U.S. Borrower or any of its Wholly-Owned Subsidiaries, or of 100% of the capital stock or other Equity Interests of any such Person, which Person shall, as a result of such acquisition, become a Wholly-Owned Subsidiary of the U.S. Borrower or such Wholly-Owned Subsidiary, provided that (A) the consideration paid by the U.S. Borrower or such Wholly-Owned Subsidiary consists solely of cash (including proceeds of ABL Loans), the issuance of U.S. Borrower Common Stock, the issuance of Qualified Preferred Stock, the incurrence of Indebtedness otherwise permitted pursuant to Section 9.04 and the assump-

tion/acquisition of any Permitted Acquired Debt relating to such business, division, product line or Person which is permitted to remain outstanding in accordance with the requirements of Section 9.04, (B) in the case of the acquisition of 100% of the capital stock or other Equity Interests of any Acquired Entity or Business, such Acquired Entity or Business shall own no capital stock or other Equity Interests of any other Person unless either (x) the Acquired Entity or Business owns 100% of the capital stock or other Equity Interests of such other Person or (y) if the Acquired Entity or Business owns capital stock or Equity Interests in any other Person which is a Non-Wholly Owned Subsidiary of the Acquired Entity or Business, (1) the Acquired Entity or Business shall not have been created or established in contemplation of, or for purposes of, the respective Permitted Acquisition, (2) such Non-Wholly Owned Subsidiary of the Acquired Entity or Business shall have been a Non-Wholly Owned Subsidiary of the Acquired Entity or Business prior to the date of the respective Permitted Acquisition and not created or established in contemplation thereof and (3) the Acquired Entity or Business and/or its Wholly-Owned Subsidiaries own at least 80% of the total value of all the assets owned by such Acquired Entity or Business and its subsidiaries (for purposes of such determination, excluding the value of the Equity Interests of Non-Wholly Owned Subsidiaries held by such Acquired Entity or Business and its Wholly-Owned Subsidiaries), (C) the Acquired Entity or Business shall be a Permitted Business and (D) all applicable requirements of Sections 8.11, 8.15 and 9.02 applicable to Permitted Acquisitions are satisfied. Notwithstanding anything to the contrary contained in the immediately preceding sentence, an acquisition which does not otherwise meet the requirements set forth above in the definition of “Permitted Acquisition” shall constitute a Permitted Acquisition if, and to the extent, the Required Lenders agree in writing that such acquisition shall constitute a Permitted Acquisition for purposes of this Agreement.

“Permitted Business” shall mean any business which (i) is the same, similar, ancillary or reasonably related to the business in which the U.S. Borrower or any of its Subsidiaries is engaged on the Original Effective Date or (ii) is conducted by an Acquired Entity or Business acquired pursuant to a Permitted Acquisition and which does not qualify as a “Permitted Business” pursuant to preceding clause (i), so long as (x) such business represents an immaterial portion of the businesses acquired pursuant to such Permitted Acquisition and (y) such business is sold or otherwise disposed of as soon as reasonably practicable following the consummation of such Permitted Acquisition (but, in any event, within one year following such Permitted Acquisition).

“Permitted Encumbrances” shall mean with respect to any Mortgaged Property, such exceptions to title as are set forth in the Mortgage Policy delivered with respect thereto, all of which exceptions must be acceptable to the Administrative Agent in its reasonable discretion.

“Permitted Holders” shall mean, David H. Murdock, a Qualified Trust and any majority owned and controlled Affiliate of David H. Murdock or a Qualified Trust.

“Permitted Indebtedness” shall have the meaning provided in Section 9.04(b).

“Permitted Installment Note” shall mean a promissory note issued as consideration to the U.S. Borrower or any of its Subsidiaries in connection with a Contemplated Asset Sale, which note (i) shall be secured by the assets subject to the respective Contemplated Asset Sale and (ii) in the case of a Contemplated Asset Sale made by a Credit Party, shall be pledged to the Collateral Agent pursuant to the relevant Security Documents; provided that no such note may be issued in connection with a Contemplated Asset Sale if the aggregate principal amount of such note, when added to the aggregate outstanding principal amount of all other Permitted Installment Notes theretofore issued (without regard to any write-downs or write-offs thereof), would exceed $35,000,000.

“Permitted Liens” shall have the meaning provided in Section 9.03.

“Permitted Refinancing Indebtedness” shall mean any Indebtedness of the U.S. Borrower and its Subsidiaries issued or given in exchange for, or the proceeds of which are used to, extend, refinance, renew, replace or refund any Scheduled Existing Indebtedness, Permitted Acquired Debt or any Indebtedness issued to so extend, refinance, renew, replace, substitute or refund any such Indebtedness, so long as (a) such Indebtedness has a weighted average life to maturity greater than or equal to the weighted average life to maturity of the Indebtedness being extended, refinanced, renewed, replaced or refunded, (b) such extension, refinancing, renewal, replacement or refunding does not (i) increase the amount of such Indebtedness outstanding immediately prior to such extension, refinancing, renewal, replacement or refunding (except to the extent of reasonable fees, premiums, commissions and expenses actually paid in connection with such extension, refinancing, renewal, replacement or refunding) or (ii) add guarantors, obligors or security from that which applied to such Indebtedness being extended, refinanced, renewed, replacement or refunding, (c) such Indebtedness has the same (or, from the perspective of the Lenders, more favorable) subordination provisions, if any, as applied to the Indebtedness being extended, renewed, refinanced, replaced or refunded, and (d) all other terms of such extension, refinancing, renewal, replacement or refunding (including, without limitation, with respect to the amortization schedules, redemption provisions, maturities, covenants, defaults and remedies, but excluding interest rates so long as on market terms at the time of issuance thereof) are not less favorable in any material respect to the respective borrower than those previously existing with respect to the Indebtedness being extended, refinanced, renewed, replaced or refunded, provided, however, that any Intercompany Scheduled Existing Indebtedness (and subsequent extensions, refinancings, renewals, replacements and refundings thereof as provided above in this definition) may only be extended, refinanced, renewed, replaced or refunded as provided above in this definition if the Indebtedness so extended, refinanced, renewed, replaced or refunded has the same obligors(s) and obligee(s) as the Indebtedness being extended, refinanced, renewed, replaced or refunded.

“Permitted Refinancing Senior Notes” shall mean any Indebtedness of the U.S. Borrower evidenced by senior notes issued or given in exchange for, or the proceeds of which are used to, refinance, renew, replace or refund any Existing Senior Notes, any Permitted Senior Notes or any Indebtedness issued to so refinance, renew, replace or refund any such Indebtedness, so long as (a) such Indebtedness has a final maturity no earlier than July 15, 2013 and no required amortization prior to such date, (b) such Indebtedness does not (i) increase the amount of such Indebtedness outstanding immediately prior to such refinancing or renewal (except to the extent of reasonable fees, premiums, commissions and expenses actually paid in connection with such refinancing, renewal, replacement or refunding) or (ii) add guarantors, obligors or security from that which applies to the Indebtedness being refinanced, renewed, replaced or refunded (except that up to $500,000,000 principal amount (or, if greater, the principal amount that would not cause the Senior Secured Leverage Ratio to exceed 3.75 to 1.0 on a pro forma basis as of the last day of the most recently completed Test Period for which financial statements are available as of the time of incurrence thereof) of Permitted Refinancing Senior Notes issued or given in exchange for, or the proceeds of which are used to refinance, renew, replace or refund any of the Existing 2009 Senior Notes and the Existing 2010 Senior Notes may be guaranteed by the U.S. Subsidiary Guarantors and may be secured by a Lien on Collateral of the U.S. Borrower and the U.S. Subsidiary Guarantors on the basis applicable to Notes Obligations (as defined in the Intercreditor Agreement) so long as the Intercreditor Agreement attached as Exhibit B to Amendment 1 has been entered into and the collateral agent for such Permitted Refinancing Senior Notes is a party thereto on behalf of the holders of such Permitted Refinancing Senior Notes, (c) the guaranties of such senior notes shall be subject to the same (or, from the perspective of the Lenders, more favorable) subordination provisions as applied to the guaranties of the Existing 2011 Senior Notes, (d) if the U.S. Borrower elects to provide for the subordination of the obligations of the U.S. Borrower under such senior notes to the prior payment in full of “senior debt” (or, the Indebtedness being refinanced, renewed, replaced or refunded includes subordination provisions applicable to the U.S. Borrower), such senior notes shall be subject to the same subordination provisions as are applicable to the guaranties of such senior notes (subject only to appropriate conforming changes), (e) all other terms of such Indebtedness are on market terms at the time of issuance as determined in good faith by the U.S. Borrower, and (f) the documentation governing such Indebtedness is in form and substance reasonably satisfactory to the Administrative Agent, as such Indebtedness is in effect on the date of incurrence thereof and as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

“Permitted Refinancing Senior Notes Documents” shall mean any indenture entered into in connection with any issuance of Permitted Refinancing Senior Notes and each mortgage, security agreement or other agreement, document or instrument relating to any issuance of Permitted Refinancing Senior Notes, as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

“Permitted Senior Notes” shall mean any Indebtedness of the U.S. Borrower evidenced by senior notes 100% of the Net Cash Proceeds of which are promptly applied to finance a Permitted Acquisition effected in accordance with the requirements of Section 8.15 and the fees and expenses incurred in connection therewith, so long as (a) such Indebtedness has a final maturity no earlier than the date occurring 180 days following the then latest Maturity Date and no required amortizations prior to such date, (b) such Indebtedness does not add guarantors, obligors or security from that which applies to the Existing 2011 Senior Notes, (c) the guaranties of such senior notes shall be subject to the same (or, from the perspective of the Lenders, more favorable) subordination provisions as applied to the guaranties of the Existing 2011 Senior Notes, (d) if the U.S. Borrower elects to provide for the subordination of the obligations of the U.S. Borrower under such senior notes to the prior payment in full of “senior debt,” such senior notes shall be subject to the same subordination provisions as are applicable to the guaranties of such senior notes (subject only to appropriate conforming changes), (e) all other terms of such Indebtedness (including, without limitation, with respect to amortization, redemption provisions, maturities, covenants, defaults and remedies, but excluding interest rates so long as on market terms at the time of the issuance thereof), are not, taken as a whole, less favorable in any material respect to the U.S. Borrower and its Subsidiaries than those previously existing with respect to the Existing 2011 Senior Notes, (f) on the date of issuance of any such Indebtedness, the U.S. Bor-

rower and its Subsidiaries shall have complied with the requirements of Section 8.15 with respect to the Permitted Acquisition to be financed with the proceeds of such Indebtedness (including the delivery of the officers’ certificate required by Section 8.15(a)(x) and the calculations required by Section 8.15(a)(iii) (after giving pro forma effect to the issuance of such Indebtedness) and (g) the documentation governing such Indebtedness is in form and substance reasonably satisfactory to the Administrative Agent, as such Indebtedness may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

“Permitted Senior Notes Documents” shall mean any Permitted Senior Note, any Permitted Senior Notes Indenture and all other documents executed and delivered with respect to an issuance of Permitted Senior Notes or a Permitted Senior Notes Indenture, as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

“Permitted Senior Notes Indenture” shall mean any indenture entered into in connection with any issuance of Permitted Senior Notes, as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

“Person” shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” shall mean any pension plan as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), which is maintained or contributed to by (or to which there is an obligation to contribute of) the U.S. Borrower or a Subsidiary of the U.S. Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the U.S. Borrower, or a Subsidiary of the U.S. Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

“Pledge Agreement Collateral” shall mean all U.S. Pledge Agreement Collateral and all other Equity Interests or other property similar to that pledged pursuant to the U.S. Pledge Agreement which is pledged pursuant to one or more Foreign Pledge Agreements, Foreign Security Agreements or Additional Security Documents.

“Pledge Agreements” shall mean the U.S. Pledge Agreement and each Foreign Pledge Agreement.

“Preferred Equity,” as applied to the Equity Interests of any Person, means Equity Interests of such Person (other than common stock of such Person) of any class or classes (however designed) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to Equity Interests of any other class of such Person.

“Prime Lending Rate” shall mean the rate which DBAG (or another bank of recognized standing reasonably selected by the Administrative Agent) announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. DBAG may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

“Principal Property” shall mean “Principal Property”, as defined in the Existing 2011 Senior Notes Indenture (as in effect (and as each component definition used therein is in effect) on the Original Effective Date, without giving effect to any termination thereof).

“Pro Forma Basis” shall mean, in connection with any calculation of the Total Leverage Ratio or Senior Secured Leverage Ratio, the calculation of Consolidated EBITDA as used therein after giving effect on a pro forma basis to any Permitted Acquisition or Significant Asset Sale then being consummated as well as any other Permitted Acquisition or Significant Asset Sale consummated after the first day of the relevant Test Period or Calculation Period, as the case may be, and on or prior to the date of the required determination of the Total Leverage Ratio and/or Senior Secured Leverage Ratio, as the case may be, as if same had occurred on the first day of the respective Test Period or Calculation Period, as the case may be, taking into account, in the case of any Permitted Acquisition, factually supportable and identifiable cost savings and expenses which would otherwise be accounted for as an adjustment pursuant to Article 11 of Regulation S-X under the Securities Act, as if such cost savings or expenses were realized on the first day of the respective period.

“Pro Forma Financial Statements” shall mean the following (which were delivered to the Administrative Agent on or prior to the Restatement Effective Date): (i) true and correct copies of the financial statements referred to in Section 7.10(b)(i) and (ii) an unaudited pro forma (calculated as if the Transaction had occurred on such date) consolidated balance sheet of the U.S. Borrower and its Consolidated Subsidiaries as of December 31, 2005 and the related pro forma (calculated as if the Transaction had occurred on the first day of the period covered thereby) statement of income for the twelve-month period ended as of such date, after giving effect to the Transaction and the incurrence of all Indebtedness contemplated therein.

“Projections” means detailed projected consolidated financial statements of the U.S. Borrower and its Consolidated Subsidiaries certified by the Chief Financial Officer of the U.S. Borrower for the five Fiscal Years ended after the Restatement Effective Date delivered to the Administrative Agent on or prior to the Restatement Effective Date.

“Property” of a Person means any and all property, whether real, personal, tangible, intangible or mixed, of such Person, or other assets owned, leased, or operated by such Person.

“Qualified Jurisdictions” shall mean and include the United States, Bermuda and each other jurisdiction identified on Schedule XVII hereto, in each case including any states, provinces or other similar local units therein. Furthermore, from time to time after the Restatement Effective Date, the U.S. Borrower may request (by written notice to, and following consultation with, the Administrative Agent) that one or more additional jurisdictions be added to the list of Qualified Jurisdictions. In such event, such jurisdictions shall be added to (and thereafter form part of) the list of Qualified Jurisdictions so long as, in each case, the respective jurisdiction to be added is a jurisdiction in which the U.S. Borrower and/or any of its Subsidiaries conducts business on the Restatement Effective Date or is otherwise reasonably satisfactory to the Admin-

istrative Agent and so long as the U.S. Borrower has furnished opinions of counsel, in each case from counsel, and in form and substance, reasonably satisfactory to the Administrative Agent, concluding that Subsidiaries of the U.S. Borrower organized under the laws of such jurisdiction may execute and deliver a Foreign Subsidiaries Guaranty (unlimited in amount and otherwise containing provisions reasonably consistent with the provisions of the Foreign Subsidiaries Guaranty executed and delivered on the Initial Borrowing Date and applicable to a Qualified Non-U.S. Obligor on such date), the Intercompany Subordination Agreement and such Security Documents as may be satisfactory to the Collateral Agent (generally consistent with the Security Documents executed and delivered by Qualified Non-U.S. Obligors (determined without regard to the proviso to the definition thereof contained herein) on the Restatement Effective Date) and that, in accordance with the laws of the respective jurisdiction, such Credit Documents shall constitute the legal, valid and binding obligations, enforceable in accordance with their terms, and (in the case of the Security Documents) create valid and perfected security interests under applicable law (in each case subject to such customary exceptions (not inconsistent with the requirements set forth above) as are satisfactory to the Administrative Agent). The parties hereto further agree that, in the discretion of the Administrative Agent, as a condition to the addition of any jurisdiction to the list of Qualified Jurisdictions, the Administrative Agent may (but shall not be required to) request the consent of the Required Lenders to such addition and, in such event, the Administrative Agent shall be entitled to wait for such consent before adding the respective jurisdiction to the list of Qualified Jurisdictions.

“Qualified Non-U.S. Jurisdictions” shall mean and include each Qualified Jurisdiction other than the United States (and the States thereof).

“Qualified Non-U.S. Obligors” shall mean each Foreign Credit Party which (x) is a Wholly-Owned Subsidiary of the U.S. Borrower organized under the laws of a Qualified Non-U.S. Jurisdiction, (y) has provided a full and unconditional guaranty (unlimited in amount) of all Guaranteed Obligations (as defined in the Foreign Subsidiaries Guaranty) pursuant to a Foreign Subsidiaries Guaranty and (z) has executed the relevant Security Documents in accordance with the requirements of Sections 5, 8.11 and/or 9.14 of the Original Credit Agreement or Sections 5, 8.11 and/or 9.11 hereof securing all such Guaranteed Obligations, provided that (i) any Fee Capped Foreign Subsidiary Guarantor shall be deemed to be a Qualified Non-U.S. Obligor for purposes of Sections 9.02(viii), (ix) and (xi) and Sections 9.05(vi) and (viii) only (and only said Sections), so long as such Fee Capped Foreign Subsidiary Guarantor shall at all times be in compliance with the requirements of Section 8.11(i), (ii) any Fee Capped Foreign Subsidiary Guarantor shall be deemed to be a Qualified Non-U.S. Obligor for purposes of Section 8.18(c), so long as (I) governmental approvals are required to be obtained to transfer the Equity Interests of such Fee Capped Foreign Subsidiary Guarantor to a Qualified Non-U.S. Obligor (determined without regard to clauses (i), (ii), (iii) and (iv) of this proviso) and the U.S. Borrower or such Subsidiary Guarantor is using reasonable efforts to obtain such approvals or (II) the transfer of the Equity Interests of such Fee Capped Foreign Subsidiary Guarantor to a Qualified Non-U.S. Obligor (determined without regard to clauses (i), (ii), (iii) and (iv) of this proviso) would give rise to material and adverse tax consequences to the U.S. Borrower or such Subsidiary, (iii) Dole Korea, Ltd. shall be deemed to be a Qualified Non-U.S. Obligor for purposes of Sections 8.18(c) and 9.01(b) (and only said Sections), (iv) notwithstanding the provision of a limited guaranty by the Excluded Bermuda Insurance Companies, each of the Excluded Bermuda Insurance Companies shall be deemed to be a “Qualified Non-U.S. Obligor” for all purposes of this Agreement (other than Sections 8.18(c) and 9.01(b) for which it is understood such Persons shall not constitute “Qualified Non-U.S. Obligors”) and (v) any Qualified Non-U.S. Obligor (including any deemed as such pursuant to preceding clauses (i), (ii), (iii) and (iv)) shall cease to constitute same at such time, if any, as such Person ceases to be a Wholly-Owned Subsidiary of the U.S. Borrower.

“Qualified Obligors” shall mean each Qualified U.S. Obligor and each Qualified Non-U.S. Obligor.

“Qualified Preferred Stock” shall mean any Preferred Equity of the U.S. Borrower, the express terms of which shall provide that dividends thereon shall not be required to be paid at any time (and to the extent) that such payment would be prohibited by the terms of this Agreement or any other agreement of the U.S. Borrower or any of its Subsidiaries relating to outstanding indebtedness and which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (including any change of control event), cannot mature (excluding any maturity as the result of an optional redemption by the issuer thereof) and is not mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, and is not redeemable, or required to be repurchased, at the sole option of the holder thereof (including, without limitation, upon the occurrence of an change of control event), in whole or in part, on or prior to 3 months following the maturity date of the Existing 2013 Senior Notes.

“Qualified Trust” shall mean the David H. Murdock Living Trust, dated May 28, 1986, as amended, or another trust established by Mr. Murdock to hold and control (x) prior to the IPO Transactions, the capital stock of Holdings, and thereafter, (y) U.S. Borrower Common Stock and, in each case, the remainder of his estate in the event of his death, so long as any such trust described above (i) is at all times controlled by David H. Murdock or by a majority of experienced business persons and is not controlled by members of Mr. Murdock’s family and (ii) holds all or substantially all of the assets of Mr. Murdock.

“Qualified U.S. Obligors” shall mean and include the U.S. Borrower and each other U.S. Credit Party which is a Wholly-Owned Subsidiary of the U.S. Borrower, provided that any Qualified U.S. Obligor that is (or was) a Subsidiary of the U.S. Borrower shall cease to constitute a Qualified U.S. Obligor at such time, if any, as such Subsidiary ceases to be a Wholly-Owned Subsidiary of the U.S. Borrower.

“Quarterly Payment Date” shall mean the last Business Day of each March, June, September and December.

“Rabobank” shall mean the Rabobank International in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

“Real Property” of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

“Recovery Event” shall mean the receipt by the U.S. Borrower or any of its Subsidiaries of any insurance or condemnation proceeds payable (i) by reason of theft, physical destruction or damage or any other similar event with respect to any properties or assets of the U.S. Borrower or any of its Subsidiaries, (ii) by reason of any condemnation, taking, seizing or similar event with respect to any properties or assets of the U.S. Borrower or any of its Subsidiaries and (iii) under any policy of insurance required to be maintained under Section 8.03.

“Refinancing” shall mean the Intermediate Holdco Refinancing and the other refinancing transactions contemplated by Section 5.08 of the Original Credit Agreement.

“Refinancing Documents” shall mean shall mean the documents, instruments and agreements entered into connection with the Refinancing.

“Register” shall have the meaning provided in Section 13.17.

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

“Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System as from to time in effect and any successor to all or any portion thereof.

“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or any portion thereof.

“Release” means disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing, pouring and the like, into or upon any land or water or air, or otherwise entering into the environment.

“Relevant Guaranteed Obligations” shall mean (i) in the case of the U.S. Borrower, (x) the principal and interest on each Tranche C Term Note and each Incremental Term Note (in each case) issued by the Bermuda Borrower to each Lender, and each Tranche C Term Loan and each Bermuda Borrower Incremental Term Loan made, under this Agreement, all reimbursement obligations and Unpaid Drawings with respect to each Letter of Credit issued for the account of the Bermuda Borrower and all reimbursement obligations and Unreimbursed Payments with respect to each Bermuda Borrower Bank Guaranty, together with all the other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Bermuda Borrower to each Lender, each Agent, each Issuing Lender, each Bank Guaranty Issuer and the Collateral Agent now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Credit Document and the due performance and compliance by the Bermuda Borrower with all the terms, conditions and agreements contained in the Credit Documents to which it is a party and (y) all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of the Bermuda Borrower or any other Subsidiary of the Bermuda Borrower owing under any Interest Rate Protection Agreement and any Other Hedging Agreement entered into by the Bermuda Borrower or any other Subsidiary of the U.S. Borrower with any Secured Hedge Counterparty so long as such Secured Hedge Counterparty participates in such Interest Rate Protection Agreement or Other Hedging Agreement, and their subsequent assigns, if any, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein and (ii) in the case of the Bermuda Borrower, all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of any Foreign Subsidiary of the U.S. Borrower (other than the Bermuda Borrower) owing under any Interest Rate Protection Agreement and any Other Hedging Agreement entered into by any such Foreign Subsidiary of the U.S. Borrower with any Secured Hedge Counterparty so long as such Secured Hedge Counterparty participates in such Interest Rate Protection Agreement or Other Hedging Agreement, and their subsequent assigns, if any, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein.

“Relevant Guaranteed Party” shall mean (i) with respect to the U.S. Borrower, the Bermuda Borrower and each Subsidiary of the U.S. Borrower party to any Interest Rate Protection Agreement or Other Hedging Agreement with any Secured Creditor and (ii) with respect to the Bermuda Borrower, each Foreign Subsidiary of the U.S. Borrower (other than the Bermuda Borrower) party to any Interest Rate Protection Agreement or Other Hedging Agreement with any Secured Creditor.

“Replaced Lender” shall have the meaning provided in Section 1.13.

“Replacement Foreign Security Agreements” shall mean the amended and restated and/or replacement security agreements, documents and instruments dated as of the Restatement Effective Date executed and delivered by the Foreign Credit Parties listed on Part G of Schedule XII securing all of the relevant obligations (including such Foreign Credit Party’s guaranty obligations with respect to the Letters of Credit and Bank Guaranties issued for the account of the Bermuda Borrower and the Tranche C Term Loans and the Bermuda Borrower Incremental Term Loans).

“Replacement Lender” shall have the meaning provided in Section 1.13.

“Reportable Event” shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection .22, .23, .25, .27, or .28 of PBGC Regulation Section 4043.

“Repricing Transaction” shall mean, as to any Tranche, (1) the incurrence by the U.S. Borrower or any of its Subsidiaries of any indebtedness (including, without limitation, any new or additional loans, letters of credit, bank guaranties and/or credit-linked deposits under this Agreement, whether incurred directly or by way of the conversion of outstanding Term Loans and/or Credit-Linked Deposits (and related Letters of Credit and/or Bank Guaranties), as the case may be, of any such Tranche into a new tranche of replacement term loans, letters of credit, bank guaranties and/or credit-linked deposits under this Agreement) that is broadly marketed or syndicated to banks and other institutional investors in financings similar to the facilities provided for in this Agreement (i) having an “effective” interest rate margin or weighted average yield for the respective type of such indebtedness or extension of credit that is less than the applicable rate for or weighted average yield for (x) Term Loans of the respective Tranche and Type and/or (y)

Credit-Linked Deposits (and related Letters of Credit and/or Bank Guaranties) of the CL Tranche, as the case may be (with the comparative determinations to be made by the Administrative Agent consistent with generally accepted financial practices, after giving effect to, among other factors, margin, upfront or similar fees or “original issue discount” shared with all lenders or holders of such indebtedness or other extensions of credit, as the case may be, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all lenders or holders of such indebtedness or other extensions of credit, as the case may be, and without taking into account any fluctuations in the relevant Eurodollar Rate) and (ii) the proceeds of which are used to prepay or replace (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, principal (or its equivalent) of outstanding Term Loans of such Tranche and/or Credit-Linked Deposits (and related Letters of Credit and/or Bank Guaranties) and (2) any reduction in the Applicable Margin for Term Loans and/or the CL Facility Fee for Credit-Linked Deposits, as the case may be, of such Tranche by way of the amendment, waiver or other modification of this Agreement. Any such determination by the Administrative Agent as contemplated by preceding clause (1) shall be conclusive and binding on all Lenders holding Term Loans and/or Credit-Linked Deposits (and related Letters of Credit and/or Bank Guaranties).

“Required Appraisal” shall have the meaning provided in Section 8.11(j).

“Required Lenders” shall mean Non-Defaulting Lenders, the sum of whose outstanding principal of Term Loans (or, if prior to the occurrence of the Credit Events on the Restatement Effective Date, the sum of whose “Converted Tranche C Term Loans” amounts as shown on Schedule I and Tranche B Term Loan Commitments and Tranche C Term Loan Commitments) and Credit-Linked Commitments (or after the termination thereof, outstanding Individual CL Exposures) as of any date of determination represent greater than 50% of the sum of all outstanding principal of Term Loans (or if prior to the occurrence of the Credit Events on the Restatement Effective Date, the sum of all “Converted Tranche C Term Loans” amounts as shown on Schedule I and Tranche B Term Loan Commitments and Tranche C Term Loans Commitments) of Non-Defaulting Lenders at such time and the sum of all Credit-Linked Commitments of all Non-Defaulting Lenders at such time (or, after the termination thereof, the sum of the then total Individual CL Exposures of all Non-Defaulting Lenders at such time); provided that, for purposes of this definition, at any time after the Restatement Effective Date, (I) a Voting Participant shall be deemed to be a “Lender” holding the portion of the Credit-Linked Commitment (or, after the termination thereof, outstanding Individual CL Exposure), the Incremental Term Loan Commitment and the outstanding Term Loans of any Lender (other than a Defaulting Lender) in which it purchased a participation from such Lender (and to have the voting rights of such Lender with respect to each such Tranche) and (II) a Lender (other than a Defaulting Lender) which has sold a participation in a portion of its Credit-Linked Commitment (and related Obligations), Incremental Term Loan Commitment or outstanding Term Loans to a Voting Participant shall be deemed to hold a Credit-Linked Commitment (or, after the termination thereof, outstanding Individual CL Exposure), Incremental Term Loan Commitment or outstanding Term Loans, as the case may be, in each case, as reduced by the amount of the participations therein sold to a Voting Participant.

“Restatement Effective Date” shall have the meaning provided in Section 13.10.

“Restricted Subsidiary” of any Person shall mean any Subsidiary (as defined in the Existing 2011 Senior Notes Indenture as in effect on the Restatement Effective Date (without giving effect to any termination thereof)) of such Person other than any Subsidiary (as so defined) of such Person that is engaged primarily in the management, development and sale or financing of real property.

“Retained Excess Cash Flow Amount” shall initially be $0, which amount shall be (A) increased on each Excess Cash Payment Date so long as any repayment required pursuant to Section 4.02(f) has been made, by an amount equal to the Adjusted Excess Cash Flow for the immediately preceding Excess Cash Flow Payment Period multiplied by a percentage equal to 100% minus the Applicable Prepayment Percentage, and (B) reduced (i) on each Excess Cash Payment Date where Adjusted Excess Cash Flow for the immediately preceding Excess Cash Flow Payment Period is a negative number, by such amount, and (ii) at the time any cash is used to redeem, repurchase and/or otherwise make payments in respect of Existing Senior Notes, Permitted Senior Notes and/or Permitted Refinancing Senior Notes in reliance on Section 9.06(xiii), by the amount of the cash so used (it being understood that the Retained Excess Cash Flow Amount may be reduced to an amount below zero after giving effect to the reductions enumerated in clause (B) above).

“Returns” shall have the meaning provided in Section 7.20.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of McGraw Hill, Inc.

“Sale-Leaseback Transaction” shall have the meaning provided in the Original Credit Agreement.

“Sale-Leaseback Transaction Documents” shall mean all documents and agreements delivered in connection with the Sale-Leaseback Transaction, in each case as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

“Scheduled Existing Indebtedness” shall mean Third Party Scheduled Existing Indebtedness and Intercompany Scheduled Existing Indebtedness.

“Scheduled Investment Termination Date” shall mean, when referring to the Credit-Linked Deposits on deposit in the Credit-Linked Deposit Account, the date agreed to by the Borrowers and the Administrative Agent from time to time, provided that if no such agreement shall be reached, the Scheduled Investment Termination Date shall be the last day of the then current Interest Period applicable to the Credit-Linked Deposits.

“Scheduled Repayment” shall mean any Tranche B Term Loan Scheduled Repayment, any Tranche C Term Loan Scheduled Repayment and/or any Incremental Term Loan Scheduled Repayment of any Tranche, as the context may require.

“Scotia Capital” shall mean The Bank of Nova Scotia, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Second Priority” means, with respect to any Lien purported to be created on any Collateral pursuant to the U.S. Security Documents, that such Lien is prior in right to any other Lien thereon, other than (x) Liens permitted pursuant to clause (y) of Section 9.03(iii) and (y) Permitted Liens permitted to be prior to the Liens on the Collateral in accordance with the definition “First Priority” contained herein; provided that in no event shall any such Permitted Lien be permitted (on a consensual basis) to be junior and subordinate to any Permitted Liens as described in clause (x) above and senior in priority to the relevant Liens created pursuant to the U.S. Security Documents.

“Second-Tier Material Real Property” of any Person, shall mean any fee-owned (or equivalent) Real Property acquired by such Person after the Initial Borrowing Date with a value (determined using the initial purchase price paid by such Person for such Real Property) of greater than $2,500,000 but less than or equal to $10,000,000.

“Section 4.04(b)(ii) Certificate” shall have the meaning provided in Section 4.04(b)(ii).

“Secured Creditors” shall have the meaning provided in the respective Security Documents.

“Secured Hedge Counterparties” shall mean, with respect to any Interest Rate Protection Agreement or Other Hedging Agreement, (x) any Lender or any affiliate thereof (even if such Lender subsequently ceases to be a Lender under this Agreement for any reason), (y) any ABL Lender or any affiliate thereof (even if such ABL Lender ceases to be a Lender under the ABL Credit Agreement for any reason) or (z) to the extent any such Interest Rate Protection Agreement or Other Hedging Agreement was entered into prior to the Restatement Effective Date, any Original Lender or any affiliate thereof (even if such Original Lender ceased to be an Original Lender under the Original Credit Agreement for any reason).

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement Collateral” shall mean all collateral in which any security interest is granted pursuant to the Security Agreements.

“Security Agreements” shall mean the U.S. Security Agreement and each Foreign Security Agreement.

“Security Documents” shall mean and include each of the U.S. Security Agreement, the U.S. Pledge Agreement, each Mortgage, each Foreign Security Agreement, each Foreign Pledge Agreement and, after the execution and delivery thereof, each Additional Security Document (including each Additional Mortgage).

“Senior Secured Leverage Ratio” shall mean, on any date of determination, the ratio of (i) Consolidated Senior Secured Net Debt on such date to (ii) Consolidated EBITDA for the Test Period most recently ended on or prior to such date; provided that for all purposes of this Agreement, Consolidated EBITDA for purposes of the Senior Secured Leverage Ratio shall be determined on a Pro Forma Basis.

“Senior Officer” shall mean (i) senior executive management of the U.S. Borrower and the U.S. Borrower, (ii) the general counsel of the U.S. Borrower and (iii) the division presidents of the U.S. Borrower and its Subsidiaries.

“Sharing Event” shall mean (i) the occurrence of any Event of Default with respect to any Credit Agreement Party pursuant to Section 10.05, (ii) the declaration of the termination of any Credit-Linked Commitment or Incremental Term Loan Commitment, or the acceleration of the maturity of any Loans, in each case pursuant to the last paragraph of Section 10 or (iii) the failure of either Borrower to pay any principal of, or interest on, Loans of any Tranche, any Letter of Credit Outstandings or any Bank Guaranty Outstandings on the relevant Maturity Date.

“Shell Corporation” shall mean any Person created or established by the U.S. Borrower or any of its Wholly-Owned Subsidiaries, so long as (i) the aggregate amount of assets at any time held by any such Person does not exceed $10,000 and (ii) the aggregate amount of assets at any time held by all Shell Corporations at any time in existence does not exceed $100,000, it being understood that at such time as the assets of any Person which was a “Shell Corporation” exceed $10,000 or the assets of all Persons which were “Shell Corporations” exceeds $100,000, all such Persons shall cease to be Shell Corporations for purposes of this definition.

“Significant Asset Sale” shall mean each Asset Sale which generates Net Sale Proceeds of at least $10,000,000.

“Special Colombian Put Note Agreement” shall mean that certain Put Agreement, dated as of April 30, 2003, by and among the Bermuda Borrower, the Administrative Agent, the Collateral Agent and the Colombian Subsidiary Guarantors, pursuant to which the Collateral Agent and the Administrative Agent have the right to demand that the Colombian Subsidiary Guarantors purchase (on a joint and several basis) any and all Special Colombian Put Notes at par (plus accrued interest) and in U.S. Dollars, as amended, modified and/or supplemented from time to time.

“Special Colombian Put Notes” shall have mean those certain promissory notes, dated as of April 30, 2003, issued by the Bermuda Borrower in the form of Exhibit M hereto, as amended, modified and/or supplemented from time to time.

“Specified Default” shall mean any Default under either of Sections 10.01 or 10.05.

“Specified Existing Ship Leases” shall mean the leases with respect to the vessels named “Dole Chile” and “Dole Colombia,” as in effect on the Initial Borrowing Date.

“Standby Letter of Credit” shall have the meaning provided in Section 2A.01(a).

“Stated Amount” of each Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met, but after giving effect to all previous drawings made thereunder), provided that, (x) except as such term is used in Section 2A.02, the “Stated Amount” of each Non-Dollar Denominated Letter of Credit shall be, on any date of calculation, the Dollar Equivalent of the maximum amount available to be drawn in such Alternative Currency thereunder (determined without regard to whether any conditions to drawing could then be met but after giving effect to all previous drawings made thereunder) and (y) except for purposes of Sections 2A.02 and 3.01(b), the definition of Non-Dollar Denominated L/C Cushion Amount and in determining the respective proportional indemnification liabilities of the Secured Creditors to the Collateral Agent and/or the Pledgee under the applicable Security Documents, the Stated Amount of any Non-Dollar Denominated Letter of Credit (as otherwise determined above) shall be increased (at each time the Stated Amount thereof is determined) by Non-Dollar Denominated L/C Cushion Amount for such Non-Dollar Denominated Letter of Credit.

“Sterling” and “£” shall mean freely transferable lawful money of the United Kingdom (expressed in pounds sterling).

“Sterling Denominated Letter of Credit” shall mean each Letter of Credit denominated in Sterling.

“Subsidiaries Guaranty” shall mean and include the U.S. Subsidiaries Guaranty, the Foreign Subsidiaries Guaranty and any other guaranty executed and delivered by any Subsidiary of the U.S. Borrower pursuant to any of Sections 8.11, 8.12 and/or 9.11.

“Subsidiary” of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through one or more Subsidiaries of such Person and (ii) any partnership, association, limited liability company, joint venture or other entity (other than a corporation) in which such Person directly or indirectly through one or more Subsidiaries of such Person, has more than a 50% Equity Interest at the time.

“Subsidiary Guarantor” shall mean each Subsidiary of the U.S. Borrower that executes and delivers any Subsidiaries Guaranty, unless and until such time as the respective Subsidiary is released from all of its obligations under any relevant Subsidiaries Guaranty in accordance with the terms and provisions thereof.

“Supermajority Lenders” of any Tranche shall mean those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if (x) all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated and (y) the percentage “50%” contained therein were changed to “66-2/3%.”

“Syndication Agent” shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Syndication Agent appointed pursuant to Section 12.10.

“Syndication Date” shall mean the earlier of (i) the 30th day following the Restatement Effective Date and (ii) the date upon which the Agents determine (and notify the U.S. Borrower and the Lenders) that the primary syndication of the Tranche B Term Loans, the Tranche C Term Loans and the CL Tranche (and resultant addition of Persons as Lenders pursuant to Section 13.04(b)) has been completed.

“Synthetic Lease” shall mean, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed), (i) that is not a capital lease in accordance with U.S. GAAP and (ii) in respect of which the lessee retains or obtains ownership of the property so leased for federal income tax purposes, other than any such lease under which that Person is the lessor; provided that, for purposes of this Agreement, the term “Synthetic Lease” shall not include the lease arising pursuant to the Sale-Leaseback Transaction.

“Tax Allocation Agreements” shall mean any tax sharing or tax allocation agreements entered into by Holdings or any of its Subsidiaries, together with any agreements referred to in Section 5.13(iv) of the Original Credit Agreement that continue to be in effect on the Restatement Effective Date, and any amendments thereto made in accordance with the terms thereof and hereof.

“Taxes” shall have the meaning provided in Section 4.04(a).

“Term Loan Conversion” shall have the meaning provided in Section 1.01(b).

“Term Loans” shall mean and include Tranche B Term Loans, Tranche C Term Loans and each Incremental Term Loan.

“Test Period” shall mean each period of four consecutive Fiscal Quarters then last ended, in each case taken as one accounting period.

“Third Party Scheduled Existing Indebtedness” shall have the meaning provided in Section 7.21.

“TL Priority Collateral” means all “TL Priority Collateral” as defined in the Intercreditor Agreement.

“TL Repayment Percentage” of any Tranche of Term Loans at any time shall be a fraction (expressed as a percentage) (x) the numerator of which is the aggregate principal amount of outstanding Term Loans of such Tranche and (y) the denominator of which is the sum of the aggregate principal amount of all outstanding Term Loans at such time.

“Total Commitment” shall mean, at any time, the sum of the Total Tranche B Term Loan Commitment, the Total Tranche C Term Loan Commitment, the Total Incremental Term Loan Commitment and the Total Credit-Linked Commitment.

“Total Credit-Linked Commitment” shall mean, at any time, the sum of the Credit-Linked Commitments of each of the CL Lenders at such time.

“Total Incremental Term Loan Commitment” shall mean, at any time, the sum of the Incremental Term Loan Commitments of each of the Lenders with such a Commitment at such time.

“Total Leverage Ratio” shall mean, on any date of determination, the ratio of (i) Consolidated Net Debt on such date to (ii) Consolidated EBITDA for the Test Period most recently ended on or prior to such date; provided that for all purposes of this Agreement, Consolidated EBITDA for purposes of the Total Leverage Ratio shall be determined on a Pro Forma Basis.

“Total Tranche B Term Loan Commitment” shall mean, at any time, the sum of the Tranche B Term Loan Commitments of each of the Lenders with such a Commitment at such time.

“Total Tranche C Term Loan Commitment” shall mean, at any time, the sum of the Tranche C Term Loan Commitments of each of the Lenders with such a Commitment at such time.

“Total Unutilized Credit-Linked Commitment” shall mean, at any time, an amount equal to the remainder of (x) the Total Credit-Linked Commitment as in effect at such time less (y) the Aggregate CL Exposure at such time.

“Trade Letter of Credit” shall have the meaning set forth in Section 2A.01(a).

“Tranche” shall mean the respective facilities and commitments utilized in making Loans and issuing Letters of Credit and Bank Guaranties hereunder (i.e., whether Tranche B Term Loans, Tranche C Term Loans, the CL Tranche or Incremental Term Loans made pursuant to one or more tranches designated pursuant to the respective Incremental Term Loan Commitment Agreements in accordance with the relevant requirements specified in Section 1.15); provided that in the circumstances contemplated by Section 1.15(c), Incremental Term Loans may be made part of a then existing Tranche of Term Loans. On the Restatement Effective Date there shall be three Tranches hereunder; namely (i) the CL Tranche, (ii) the Tranche B Term Loans and related commitments and (iii) the Tranche C Term Loans and related commitments.

“Tranche B Term Loan Commitment” shall mean, with respect to each Lender, the amount set forth opposite such Lender’s name in Schedule I directly below the column entitled “Tranche B Term Loan Commitment,” as the same may be terminated pursuant to Sections 3.02, 3.03 and/or 10.

“Tranche B Term Loan Scheduled Repayment” shall have the meaning provided in Section 4.02(b)(i).

“Tranche B Term Loan” shall have the meaning provided in Section 1.01(a).

“Tranche B Term Note” shall have the meaning provided in Section 1.05(a).

“Tranche B/C Term Loan Maturity Date” shall mean April 12, 2013.

“Tranche C Term Loan” shall mean have the meaning provided in Section 1.01(b).

“Tranche C Term Loan Borrowing Amount” shall mean, with respect to each Lender, the amount set forth opposite such Lender’s name in Schedule I directly below the column entitled “Tranche C Term Loan Borrowing Amount,” (i.e., the sum of the Converted Tranche C Term Loans and the Tranche C Term Loan Commitment) as the same may be (x) reduced from time to time as a result of prepayments and repayments pursuant to Section 4.01, 4.02 and/or 10 or (y) adjusted from time to time as a result of assignments of Tranche C Term Loans to or from such Lender pursuant to Section 1.13 to 13.04(b).

“Tranche C Term Loan Commitment” shall mean, with respect to each Lender, the amount set forth opposite such Lender’s name in Schedule I directly below the column entitled “Tranche C Term Loan Commitment,” as the same may be terminated pursuant to Sections 3.02, 3.03 and/or 10.

“Tranche C Term Loan Scheduled Repayment” shall have the meaning provided in Section 4.02(b)(ii).

“Tranche C Term Note” shall have the meaning provided in Section 1.05(a).

“Transaction” shall mean, collectively, (i) the amendment and restatement of the Original Credit Agreement in the form of this Agreement as provided herein, (ii) the entering into of the ABL Credit Documents and the initial borrowing thereunder, (iii) the occurrence of the Restatement Effective Date and the Credit Events occurring on such date, (iv) the consummation of the Refinancing, and (v) the payment of fees and expenses in connection with the foregoing.

“Treaty” means the Treaty establishing the European Community being the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986, the Maastricht Treaty (which was signed at Maastricht on February 7, 1992) and the Treaty of Amsterdam (which was signed in Amsterdam on October 2, 1997).

“Type” shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Loan.

“U.S.” or “United States” shall mean the United States of America.

“U.S. Borrower” shall have the meaning provided in the first paragraph of this Agreement.

“U.S. Borrower Common Stock” shall mean the issued and outstanding common stock, par value $0.001 per share, of the U.S. Borrower.

“U.S. Borrower Bank Guaranty” shall mean each Bank Guaranty (which may be denominated in Dollars or an Alternative Currency) issued for the account of the U.S. Borrower pursuant to section 2B.01 and designated as such by the U.S. Borrower in the respective Bank Guaranty Request.

“U.S. Borrower Incremental Term Loans” shall mean Incremental Term Loans incurred by the U.S. Borrower.

“U.S. Borrower Letter of Credit” shall mean each Letter of Credit (which must be denominated in Dollars or an Alternative Currency) issued for the account of the U.S. Borrower pursuant to Section 2A.01.

“U.S. Borrower Term Loans” shall mean and include all Tranche B Term Loans and all U.S. Borrower Incremental Term Loans.

“U.S. Credit Agreement Party” shall mean each Credit Agreement Party other than the Bermuda Borrower.

“U.S. Credit Party” shall mean each U.S. Credit Agreement Party and each U.S. Subsidiary Guarantor.

“U.S. Dole Group” shall mean the U.S. Borrower and the U.S. Subsidiary Guarantors.

“U.S. Dollars,” “Dollars” and the sign “$” shall each mean freely transferable lawful money of the United States of America.

“U.S. GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time; provided that determinations in accordance with U.S. GAAP for purposes of the definition of “Incremental Term Loan Commitment Requirements” and Sections 4.02, 8.15 and 9, including defined terms as used therein, and for all purposes of determining the Senior Secured Leverage Ratio and the Total Leverage Ratio are subject (to the extent provided therein) to Section 13.07(a).

“U.S. Leasehold Property” shall mean each Leasehold Property located in the United States.

“U.S. Mortgaged Property” shall mean each Real Property located in the United States or any State or territory thereof with respect to which a Mortgage is required to be delivered pursuant to the terms of this Agreement.

“U.S. Pledge Agreement” shall mean the Amended and Restated U.S. Pledge Agreement, dated as the Restatement Effective Date, executed and delivered by each U.S. Credit Party in the form of Exhibit H-1 (as amended, modified, restated and/or supplemented from time to time in accordance with the terms hereof and thereof).

“U.S. Pledge Agreement Collateral” shall mean all of the “Collateral” as defined in the U.S. Pledge Agreement.

“U.S. Security Agreement” shall mean the Amended and Restated U.S. Security Agreement, dated as of the Restatement Effective Date, executed and delivered by each U.S. Credit Party in the form of Exhibit H-2 (as amended, modified, restated and/or supplemented from time to time in accordance with the terms hereof and thereof).

“U.S. Security Agreement Collateral” shall mean all of the “Collateral” as defined in the U.S. Security Agreement.

“U.S. Security Documents” shall mean and include the U.S. Security Agreement, the U.S. Pledge Agreement, each Mortgage covering a U.S. Mortgage Property and each Additional Security Document covering assets of a U.S. Credit Party situated in the United States.

“U.S. Subsidiaries Guaranty” shall mean the Amended and Restated U.S. Subsidiaries Guaranty, dated as of the Restatement Effective Date, executed and delivered by each U.S. Subsidiary Guarantor in the form of Exhibit G-1 (as further amended, modified or supplemented from time to time in accordance with the terms hereof and thereof).

“U.S. Subsidiary Guarantor” shall mean (i) each Wholly-Owned Domestic Subsidiary of the U.S. Borrower as of the Restatement Effective Date (other than the Excluded Domestic Subsidiary) and (ii) each other Wholly-Owned Domestic Subsidiary of the U.S. Borrower created, established or acquired after the Restatement Effective Date which executes and delivers a U.S. Subsidiaries Guaranty, unless and until such time as the respective Domestic Subsidiary ceases to constitute a Domestic Subsidiary or is released from all of its obligations under its U.S. Subsidiaries Guaranty in accordance with the terms and provisions thereof.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

“Unfunded Current Liability” shall mean the amount, if any, by which the actuarial present value of accumulated benefits of any Plan subject to Title IV of ERISA as of the close of its most recent plan year, determined using actuarial assumptions at such time consistent with those prescribed by Financial Account Standards No. 87, exceeds the fair market value of the assets allocable to such liabilities.

“Unpaid Drawing” shall have the meaning provided in Section 2A.05(a).

“Unreimbursed Payment” shall have the meaning provided in Section 2B.05(a).

“Unrestricted Cash” shall mean all cash and Cash Equivalents owned or held by the U.S. Borrower and its Subsidiaries other than cash and Cash Equivalents owned or held by the Excluded Bermuda Insurance Companies.

“Unrestricted Subsidiary” of any Person shall mean (i) at any time prior to the repayment in full of both the Existing 2009 Senior Notes and the Existing 2013 Senior Notes, any Subsidiary of such Person that is not a Restricted Subsidiary and (ii) thereafter, any Subsidiary of such Person.

“Voting Participant” shall have the meaning provided in Section 13.04(a).

“Voting Participant Notice” shall have the meaning provided in Section 13.04(a).

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the then outstanding principal amount of such Indebtedness into (ii) the product obtained by multiplying (x) the amount of each then remaining installment or other required scheduled payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

“Wellbeing Project” shall mean the start-up, construction and operation by Westlake Wellbeing Company of a well-being center/hotel/spa/conference center/studio on the Westlake Village Property.

“Westlake Village Property” shall mean that certain property identified to the Administrative Agent of twenty (20) acres (more or less) that is adjacent to the parcel on which the U.S. Borrower’s Corporate Headquarters is located in the City of Westlake Village, Ventura County, California.

“Westlake Wellbeing Company” shall mean Westlake Wellbeing Properties LLC, a Delaware limited liability company formed by Holdings to construct and operate the Wellbeing Project and/or promote nutritional and wellbeing education.

“Wholly-Owned Domestic Subsidiary” shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person that is a Domestic Subsidiary of such Person.

“Wholly-Owned Foreign Subsidiary” shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person that is not a Domestic Subsidiary of such Person.

“Wholly-Owned Subsidiary” shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director’s qualifying shares and/or other nominal amounts of shares required by applicable law to be held by Persons other than such Person) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% Equity Interest at such time; provided that any Foreign Subsidiary of such Person at least 98% of whose capital stock or other Equity Interests are owned by such Person and/or one or more Wholly-Owned Subsidiaries (determined after giving effect to this proviso) of such Person at such time shall be deemed to be a Wholly-Owned Subsidiary of such Person.

“Written” (whether lower or upper case) or “in writing” shall mean any form of written communication or a communication by means of telex, facsimile device, telegraph or cable.

Section 12. The Agents. Appointment. (a) Each Lender hereby irrevocably designates and appoints (x) DBAG as Administrative Agent for such Lender (for purposes of this Section 12 and the term “Agent” as used herein, the term “Administrative Agent” shall mean DBAG in its capacities as Administrative Agent, Deposit Bank and as Collateral Agent hereunder and pursuant to the Security Documents), (y) BAS as Syndication Agent for such Lender, and (z) Scotia Capital and Rabobank as Co-Documentation Agents for such Lender, each to act as specified herein and in the other Credit Documents, and each such Lender hereby irrevocably authorizes the Administrative Agent, the Syndication Agent and each Co-Documentation Agent to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to or required of the Administrative Agent, the Syndication Agent or the Co-Documentation Agents, as the case may be, by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Each of the Agents may perform any of their respective duties under this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein by or through its respective officers, directors, agents, employees or affiliates (it being understood and agreed, for avoidance of doubt and without limiting the generality of the foregoing, that the Administrative Agent and/or Collateral Agent may perform any of its duties under the Security Documents by or through one or more of its affiliates).

(b) The provisions of this Section 12 are solely for the benefit of the Administrative Agent, the Syndication Agent and the Co-Documentation Agents and the Lenders, and neither the U.S. Borrower nor any of its Subsidiaries shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, each of the Administrative Agent, the Syndication Agent and the Documentation Agent shall act solely as agent for the Lenders, and none of the Administrative Agent, the Syndication Agent and the Co-Documentation Agents assumes (and shall not be deemed to have assumed) any obligation or relationship of agency or trust with or for the U.S. Borrower or any of its Subsidiaries.

12.02 Nature of Duties. (a) No Agent shall have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither any Agent nor any of its officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). The duties of the Agents shall be mechanical and administrative in nature; no Agent shall have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note and nothing in this Agreement or in any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein, provided, that the Administrative Agent and/or the Collateral Agent shall be deemed to be a trustee and stand in a fiduciary relationship with respect to the Lenders and the holders of Notes for purposes of any Security Document governed by the laws of a jurisdiction located outside the United States where the Administrative Agent and/or the Collateral Agent, as the case may be, shall determine, based on advice of local counsel, that same is necessary or desirable for purposes of realizing the benefits intended to be conferred pursuant to such Security

Document, and the Lenders hereby irrevocably designate each of the Administrative Agent and the Collateral Agent as their trustee for such purpose and authorize each of the Administrative Agent and the Collateral Agent to at any time and from time to time take all actions (including, without limitation, making demand for all amounts then due and payable and the exercise of other remedies) on their behalf in accordance with the terms of such Security Document without the necessity of any notice to or further consent from any Lender, and the Lenders hereby agree to indemnify the Administrative Agent and the Collateral Agent (and each of their respective officers, directors, trustees, employees, representatives and agents) and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys’ and consultants’ fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, the taking of any action or any omission to take action under any such Security Document unless such action is taken or omitted to be taken with gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

(b) Notwithstanding any other provision of this Agreement or any provision of any other Credit Document, the Lead Arranger is named as such for recognition purposes only, and in its capacity as such shall have no powers, duties, responsibilities or liabilities with respect to this Agreement or the other Credit Documents or the transactions contemplated hereby and thereby; it being understood and agreed that the Lead Arranger shall be entitled to all indemnification and reimbursement rights in favor of “Agents” as, and to the extent, provided for under Sections 12.07 and 13.01. Without limitation of the foregoing, the Lead Arranger shall not, solely by reason of this Agreement or any other Credit Documents, have any fiduciary relationship in respect of any Lender or any other Person.

12.03 Certain Rights of the Agents. The Agents shall have the right to request instructions from the Required Lenders at any time. If any Agent shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from the Required Lenders; and such Agent shall not incur liability to any Lender by reason of so refraining. Without limiting the foregoing, neither any Lender nor the holder of any Note shall have any right of action whatsoever against any Agent or any of its employees, directors, officers, agents or affiliates as a result of such Agent or such other person acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

12.04 Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected (and shall have no liability to any Person) in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order, telephone message or other document or conversation that such Agent believed, in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision), to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by such Agent (which may be counsel for the Credit

Parties) and, with respect to other matters, upon advice of independent public accountants or other experts selected by it.

12.05 Notice of Default, etc. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has actually received written notice from a Lender or the U.S. Borrower or either Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders (as determined by the Administrative Agent in its sole discretion).

12.06 Nonreliance on Agents and Other Lenders. Independently and without reliance upon any Agent, each Lender, each Issuing Lender, each Bank Guaranty Issuer and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make its own independent investigation of the financial condition and affairs of the U.S. Borrower and its Subsidiaries in connection with the making and the continuance of the Loans, the issuance and the participation in Letters of Credit or Bank Guaranties and the taking or not taking of any action in connection herewith and, except as expressly provided in this Agreement, no Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender, any Issuing Lender, any Bank Guaranty Issuer or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans, the issuing of any Letter of Credit or any Bank Guaranty or at any time or times thereafter. No Agent or their respective affiliates nor any of their respective officers, directors, agents or employees shall be responsible to any Lender, any Issuing Lender, any Bank Guaranty Issuer or the holder of any Note for, or be required or have any duty to ascertain, inquire or verify the accuracy of, (i) any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith, (ii) the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document, (iii) the financial condition of the U.S. Borrower and any of its Subsidiaries, (iv) the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, (v) the satisfaction of any of the conditions precedent set forth in Section 5 of the Original Credit Agreement or Section 6, or (vi) the existence or possible existence of any Default or Event of Default.

12.07 Indemnification. (a) To the extent any Agent (or any affiliate thereof) is not reimbursed and indemnified by the Credit Agreement Parties, the Lenders will reimburse and indemnify such Agent (and any affiliate thereof) in proportion to their respective “percentages” as used in determining the Required Lenders (determined as if there were no Defaulting Lenders and at the time such indemnity is sought), for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Agent (or any affiliate thereof) in performing its respective duties hereunder or under any other Credit

Document or in any way relating to or arising out of this Agreement or any other Credit Document in its capacity as Agent, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

(b) Any Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Credit Document (except actions expressly required to be taken by it hereunder or under the Credit Documents) unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

(c) The agreements in this Section 12.07 shall survive the payment of all Obligations.

12.08 Agents in their Individual Capacities. (a) With respect to its obligation to make Loans, or issue or participate in Letters of Credit or Bank Guaranties, under this Agreement, each Agent shall have the rights and powers specified herein for a “Lender” and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term “Lender,” “Required Lenders,” “Supermajority Lenders,” “Majority Lenders,” “holders of Notes” or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Each Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to, any Credit Party or any Affiliate of any Credit Party (or any Person engaged in a similar business with any Credit Party or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party or any Affiliate of any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

(b) Without limiting the provisions of preceding clause (a), the parties hereto acknowledge and agree that any Agent hereunder may also act in individual or agency capacities in connection with other financings, including, without limitation, pursuant to the ABL Credit Documents. The parties hereto agree to each of the Agents acting in such other individual and agency capacities, and shall not raise any claim in connection therewith (except to the extent resulting from the gross negligence or willful misconduct of the respective such Person as an Agent hereunder).

12.09 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

12.10 Resignation of the Agents. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents (including, without limitation, its functions and duties as Collateral Agent) at any time by giving 30 Business Days’ prior written notice to the Lenders and, unless a Default or an Event of Default under Section 10.05 then exists, the U.S. Borrower. Any such resignation by the Administrative Agent hereunder shall also constitute its resignation (if applicable) as an Issuing Lender and Bank Guaranty Issuer in which case the resigning Administrative Agent (x) shall not be required to issue any further Letters of Credit or Bank Guaranties hereunder and (y) shall maintain all of its rights as Issuing Lender or Bank Guaranty Issuer, as the case may be, with respect to any Letter of Credit or Bank Guaranty issued by it, prior to the date of such resignation. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

(b) Upon any such notice of resignation by the Administrative Agent, the Required Lenders shall appoint a successor Administrative Agent hereunder and/or under the other Credit Documents who shall be a commercial bank or trust company acceptable to the U.S. Borrower, which acceptance shall not be unreasonably withheld or delayed (provided that the U.S. Borrower’s approval shall not be required if an Event of Default then exists).

(c) If a successor Administrative Agent shall not have been so appointed within such 30 Business Day period, the Administrative Agent, with the consent of the U.S. Borrower (which consent shall not be unreasonably withheld or delayed, provided that the U.S. Borrower’s consent shall not be required if an Event of Default then exists), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder and/or under the other Credit Documents until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

(d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 30th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Lenders appoint a successor Administrative Agent as provided above.

(e) The Syndication Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving five Business Days’ prior written notice to the Lenders. Such resignation shall take effect at the end of such five Business Day period.

(f) Each Co-Documentation Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving five Business Days’ prior written notice to the Lenders. Such resignation shall take effect at the end of such five Business Day period.

(g) Upon a resignation of any Agent pursuant to this Section 12.10, such Agent shall remain indemnified to the extent provided in this Agreement and the other Credit

Documents and the provisions of this Section 12 shall continue in effect for the benefit of such Agent for all of its actions and inactions while serving as such Agent.

12.11 Collateral Matters. (a) Each Lender authorizes and directs the Collateral Agent to enter into the Security Documents and the Intercreditor Agreement. Each Lender hereby agrees, and each holder of any Note or participant in Letters of Credit or Bank Guaranty by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders in accordance with the provisions of this Agreement or the Security Documents, subject to the provisions of the Intercreditor Agreement, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The Collateral Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Security Documents, subject to the provisions of the Intercreditor Agreement, which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Security Documents.

(b) The Lenders hereby authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral, subject to the provisions of the Intercreditor Agreement, (i) upon termination of the Commitments (and all Letters of Credit and Bank Guaranties) and indefeasible payment and satisfaction in full of all of the Obligations at any time arising under or in respect of this Agreement or the Credit Documents or the transactions contemplated hereby or thereby, (ii) constituting property being sold or otherwise disposed of (to Persons other than the U.S. Borrower and its Subsidiaries) upon the sale or other disposition thereof in compliance with Section 9.02, (iii) if approved, authorized or ratified in writing by the Required Lenders (or all of the Lenders hereunder, to the extent required by Section 13.12), (iv) as otherwise may be expressly provided in the relevant Security Documents. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section 12.11 or (v) constituting Equity Interests or assets of any Subsidiary of the U.S. Borrower (other than the Bermuda Borrower) upon the liquidation or dissolution of such Subsidiary in a transaction permitted by the Credit Documents.

(c) The Collateral Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by any Credit Agreement Party or any of its Subsidiaries or is cared for, protected or insured or that the Liens granted to the Collateral Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 12.11 or in any of the Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent’s own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

12.12 Delivery of Information. The Administrative Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Administrative Agent from any Credit Agreement Party, any Subsidiary, the Required Lenders, any Lender or any other Person under or in connection with this Agreement or any other Credit Document except (i) as specifically provided in this Agreement or any other Credit Document and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of the Administrative Agent at the time of receipt of such request and then only in accordance with such specific request.

12.13 Special Appointment of Collateral Agent (Germany). (a) Without prejudice to the generality of Section 12.11:

(i) each Lender hereby appoints, on the terms hereof, and each Hedging Creditor (as defined in the U.S. Security Agreement) by its acceptance of the benefits of the German Security (as defined below) and by notice in writing to the Collateral Agent to that effect hereby appoints, on the terms hereof, the Collateral Agent as trustee (Treuhaender), agent and administrator for the purpose of holding on trust (Treuhand), accepting, administering and enforcing the German Security for and on behalf of the Lenders and the other Secured Creditors;

(ii) the Collateral Agent accepts its appointment as a trustee (Treuhaender), agent and administrator of the German Security on the terms and subject to the conditions set out in this Agreement;

(iii) the Secured Creditors agree that, in relation to the German Security, no Secured Creditor shall exercise any independent power to enforce any German Security or take any other action in relation to the enforcement of the German Security, or make or receive any declarations in relation thereto.

(b) The Collateral Agent shall:

(i) hold and administer any German Security which is security assigned or otherwise transferred (Sicherungsübereignung/Sicherungsabtretung) under German law under a non-accessory security right (nicht akzessorische Sicherheit) to it as a trustee (Treuhaender) for the benefit of the Secured Creditors; and

(ii) administer any German Security which is pledged under German law (Verpfaendung) or otherwise transferred in accordance with German law to any of the Secured Creditors under an accessory security right (akzessorische Sicherheit).

“German Security” means the assets the subject of a security document which is governed by German Law. Each Secured Creditor hereby authorizes the Collateral Agent to accept, as its representative (Stellvertreter), any German Security created in favor of such Secured Creditor.

(c) Furthermore, each Secured Creditor hereby authorizes (bevollmaechtigt) the Collateral Agent (with the right of sub-delegation) to enter into any documents evidencing

German Security and to make and accept all declarations and take all actions as it considers necessary or useful in connection with any German Security on behalf of such Secured Creditor. The Collateral Agent shall further be entitled to rescind, amend and/or execute new and different documents securing the German Security. The Collateral Agent is released from the restrictions arising under Clause 181 of the German Civil Code (Buergerliches Gesetzbuch) (restrictions on self-dealing).

12.14 Special Provisions Relating to Canadian Security Documents. (a) For greater certainty, and without limiting the powers of the Collateral Agent hereunder or under any of the Foreign Security Documents, each of the Bermuda Borrower and the Secured Creditors hereby acknowledges that the Collateral Agent is, for purposes of holding any security granted by Dole Foods of Canada Ltd. (“Dole Canada”) on the property of Dole Canada pursuant to the laws of the Province of Quebec, the holder of an irrevocable power of attorney (fondé de pouvoir) (within the meaning of the Civil Code of Quebec) for all present and future Secured Creditors and in particular for all present and future holders of the bond issued by Dole Canada in favor of the Collateral Agent (the “Canadian Bond”). Each of the Agents and Lenders (for themselves as Secured Creditors and for the Other Creditors (as defined in the security agreement governed by the laws of the Province of Ontario executed by Dole Canada (the “Canadian Security Agreement”)) hereby irrevocably confirms the constitution of and constitutes, to the extent necessary, the Collateral Agent as the holder of an irrevocable power of attorney (fondé de pouvoir) (within the meaning of Article 2692 of the Civil Code of Quebec) in order to hold security granted by Dole Canada in the Province of Quebec to secure the Canadian Bond. The acceptance of an assignment by an assignee of a Secured Creditor shall be deemed to have confirmed and ratified the constitution of the Collateral Agent as the holder of such irrevocable power of attorney (fondé de pouvoir). For greater certainty, by their acceptance of the benefits of the Canadian Security Agreement, each of the Other Creditors (as defined in the Canadian Security Agreement) shall be deemed to have confirmed and ratified the appointment of the Collateral Agent for purposes of the Bond and the Bond pledge agreement to be entered into by Dole Canada pursuant to the laws of the Province of Quebec. Notwithstanding the provisions of Section 32 of An Act respecting the special powers of legal persons (Quebec), each of the Bermuda Borrower, the Agents and the Lenders (for themselves as Secured Creditors and for the Other Creditors) agree that the Collateral Agent may acquire and be the holder of the Canadian Bond. The Bermuda Borrower hereby acknowledges that the Canadian Bond constitutes a title of indebtedness, as such term is used in Article 2692 of the Civil Code of Quebec.

(b) Each Lender irrevocably consents to the amendment of the Canadian Security Agreement pursuant to the acknowledgement, confirmation and amendment of security dated as of the date hereof between Dole Canada and the Collateral Agent.

12.15 Special Appointment of Collateral Agent (Italy). (a) Without prejudice to the generality of Section 12.11:

(i) each Lender (including, without limitation, each Lender which is a Hedging Creditor (as defined in the Foreign Subsidiaries Guaranty)) (as “mandante” under Italian law), by executing this Agreement, irrevocably appoints the Collateral Agent to act as agent (“mandatario con rappresentanza” under Italian law) under and in connection with the Foreign Security Documents governed by Italian law (collectively, the “Ital-

ian Collateral Documents”) and irrevocably authorizes the Collateral Agent (x) to execute on its behalf the Italian Collateral Documents, and (y) to perform the duties and to exercise the rights, powers and discretions that are specifically delegated to it under or in connection with the Italian Collateral Documents, together with any other incidental rights, powers and discretions; and

(ii) each Lender (including, without limitation, each Lender which is a Hedging Creditor (as defined in the Foreign Subsidiaries Guaranty)) irrevocably authorizes the Collateral Agent for and on its behalf to exercise the rights, powers and discretions which are specifically delegated to it by the terms of the Italian Collateral Documents and this Agreement, together with all rights, powers and discretions which are incidental thereto and to give any discharge for any monies payable under the Italian Collateral Documents.

(b) Notwithstanding Section 13.08 hereof, the provisions of this Section 12.15 shall be governed by Italian law.

12.16 Continuing Indemnities for Original Agents. Notwithstanding the Amendment and Restatement of the Original Credit Agreement, the parties hereto understand and agree that all indemnities provided pursuant to the Original Credit Agreement (whether by the Original Lenders, the Borrowers or any other Credit Party) shall continue in full force and effect in accordance with the terms of the Original Credit Agreement, for any actions or occurrences prior to the Restatement Effective Date, in accordance with the terms of the Original Credit Agreement. Any indemnities pursuant to the preceding sentence shall be in addition to any applicable indemnities hereunder.

Section 13. Miscellaneous.

13.01 Payment of Expenses, etc. The Credit Agreement Parties jointly and severally agree to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agents, the Collateral Agent, the Intermediate Holdco Paying Agent, and the Deposit Bank (including, without limitation, the reasonable fees and disbursements of White & Case LLP and local and foreign counsel) in connection with the negotiation, preparation, execution, delivery and administration of this Agreement and the other Credit Documents (including, without limitation, with respect to the Intermediate Holdco Refinancing, the Intermediate Holdco Prepayment Consummation and the administration of the Credit-Linked Deposit Account and the Credit-Linked Deposits) and the documents and instruments referred to herein and therein and of the Administrative Agent and the Collateral Agent in connection with any amendment, waiver or consent relating hereto or thereto, and of each Agent in connection with its syndication efforts with respect to this Agreement; provided, however, that the Credit Agreement Parties shall not be obligated to pay legal fees and expenses of counsel incurred in connection with the initial negotiation, preparation, execution and delivery of the Credit Documents other than the legal fees and expenses of White & Case LLP, and such other local and foreign counsel as may be engaged by the Administrative Agent to address issues arising in connection with the Transaction and/or to prepare security documentation governed by local or foreign law; (ii) pay all reasonable out-of-pocket costs and expenses of each Agent, the Collateral Agent, each Issuing Lender, each Bank Guaranty Issuer, the Intermediate Holdco Paying Agent, the Deposit Bank and each of the Lenders in connection with the enforcement of the Cre-

dit Documents and the documents and instruments referred to therein or entered into or delivered in connection therewith (including, without limitation, the reasonable fees and disbursements of counsel) and the protection of the rights of each Agent, the Collateral Agent, each Issuing Lender, each Bank Guaranty Issuer, the Intermediate Holdco Paying Agent, the Deposit Bank and each of the Lenders thereunder (including, without limitation, the reasonable fees and disbursements of counsel (including in-house counsel) for each Agent, the Collateral Agent, each Issuing Lender, each Bank Guaranty Issuer, the Intermediate Holdco Paying Agent, the Deposit Bank and each of the Lenders); (iii) pay and hold each of the Agents, the Collateral Agent, each Issuing Lender, each Bank Guaranty Issuer, the Intermediate Holdco Paying Agent, the Deposit Bank and each of the Lenders harmless from and against any and all present and future stamp, documentary, transfer, sales and use, value added, excise and other similar taxes with respect to the foregoing matters, the performance of any obligation under this Agreement or any other Credit Document or any payment thereunder, and save each of the Agents, the Collateral Agent, each Issuing Lender, each Bank Guaranty Issuer, the Intermediate Holdco Paying Agent, the Deposit Bank and each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Agents, the Collateral Agent, such Issuing Lender, such Bank Guaranty Issuer, the Intermediate Holdco Paying Agent, the Deposit Bank or such Lender) to pay such taxes; and (iv) indemnify each Agent, the Collateral Agent, each Issuing Lender, each Bank Guaranty Issuer, the Intermediate Holdco Paying Agent, the Deposit Bank, each Lender, each affiliate of the foregoing Persons and their respective officers, directors, employees, representatives, trustees, advisors, and agents (each, an “Indemnified Person”) from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, costs, expenses and disbursements incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Agent, the Collateral Agent, any Issuing Lender, any Bank Guaranty Issuer, the Intermediate Holdco Paying Agent, the Deposit Bank or any Lender is a party thereto and whether or not any such investigation, litigation or other proceeding is between or among any Agent, the Collateral Agent, any Issuing Lender, any Bank Guaranty Issuer, the Intermediate Holdco Paying Agent, the Deposit Bank, any Lender, any Credit Party or any third Person or otherwise) related to the entering into and/or performance of this Agreement or any other Document or the use of any Letter of Credit, Bank Guaranty, any Intermediate Holdco Repayment Funds, Credit-Linked Deposit or the proceeds of any Loans hereunder or the Transaction or the consummation of any other transactions contemplated by any Document or the exercise or enforcement of any of their rights or remedies provided herein or in the other Credit Documents (but excluding any such liabilities, obligations, losses, damages, penalties, claims, actions, costs, expenses and disbursements to the extent incurred by reason of the gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision) of the Person to be indemnified), or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property at any time owned, leased or operated by any Credit Party or any of its Subsidiaries, the Release, generation, storage, transportation, handli ng or disposal of Hazardous Materials at any location, whether or not owned, leased or operated by any Credit Party or any of its Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim in connection with or relating to any Credit Party, any of its Subsidiaries or any of their operations or activities or any Real Property at any time owned, leased or operated by any Credit Party or any of its Subsidiaries, in each case, including, without limitation, the reasonable fees and disbursements of counsel and independent consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any such liabilities, obligations, losses, damages, penalties, claims, actions, costs, expenses and disbursements to the extent incurred by reason of the gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision) of the Person to be indemnified)). To the extent that the undertaking to indemnify, pay or hold harmless any Agent, the Collateral Agent, any Issuing Lender, any Bank Guaranty Issuer, the Intermediate Holdco Paying Agent, the Deposit Bank, or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Credit Agreement Parties hereby agree to make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

13.02 Right of Setoff. (a) In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Agent, each Issuing Lender, each Bank Guaranty Issuer, each Lender and the Collateral Agent is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the U.S. Borrower or any of its Subsidiaries or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Agent, such Issuing Lender, Bank Guaranty Issuer, such Lender or the Collateral Agent (including, without limitation, by branches and agencies of such Agent, such Issuing Lender, such Bank Guaranty Issuer, such Lender or the Collateral Agent wherever located) to or for the credit or the account of the U.S. Borrower or any of its Subsidiaries against and on account of the Obligations and liabilities of the U.S. Borrower or such Subsidiary, as the case may be, to such Agent, such Issuing Lender, such Bank Guaranty Issuer, such Lender or the Collateral Agent under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 13.06(b), all participations by any Lender in Letters of Credit, Bank Guaranties as required pursuant to the provisions of this Agreement and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Agent, such Issuing Lender, such Bank Guaranty Issuer, such Lender or the Collateral Agent shall have made any demand hereunder and although said Obligations shall be contingent or unmatured. Each Borrower agrees that any Lender purchasing participations in one or more Letters of Credit or Bank Guaranties issued to it as required by the provisions of this Agreement, or purchasing participations as required by Section 13.06(b), may, to the fullest extent permitted by law, exercise all rights (including without limitation the right of setoff) with respect to such participations as fully as if such Lender is a direct creditor of such Borrower with respect to such participations in the amount thereof.

(b) NOTWITHSTANDING THE FOREGOING SUBSECTION (a), AT ANY TIME THAT THE LOANS OR ANY OTHER OBLIGATION SHALL BE SECURED BY REAL PROPERTY LOCATED IN CALIFORNIA, NO LENDER OR THE ADMINISTRATIVE AGENT SHALL EXERCISE A RIGHT OF SETOFF, LIEN OR COUNTERCLAIM OR TAKE ANY COURT OR ADMINISTRATIVE ACTION OR INSTITUTE ANY PROCEEDING TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR ANY NOTE UN-

LESS IT IS TAKEN WITH THE CONSENT OF THE REQUIRED LENDERS OR APPROVED IN WRITING BY THE ADMINISTRATIVE AGENT, IF SUCH SETOFF OR ACTION OR PROCEEDING WOULD OR MIGHT (PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 580a, 580b, 580d AND 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR SECTION 2924 OF THE CALIFORNIA CIVIL CODE, IF APPLICABLE, OR OTHERWISE) AFFECT OR IMPAIR THE VALIDITY, PRIORITY OR ENFORCEABILITY OF THE LIENS GRANTED TO THE COLLATERAL AGENT PURSUANT TO THE SECURITY DOCUMENTS OR THE ENFORCEABILITY OF THE NOTES AND OTHER OBLIGATIONS HEREUNDER, AND ANY ATTEMPTED EXERCISE BY ANY LENDER OR THE ADMINISTRATIVE AGENT OF ANY SUCH RIGHT WITHOUT OBTAINING SUCH CONSENT OF THE REQUIRED LENDERS OR THE ADMINISTRATIVE AGENT SHALL BE NULL AND VOID. THIS SUBSECTION (b) SHALL BE SOLELY FOR THE BENEFIT OF EACH OF THE LENDERS AND THE ADMINISTRATIVE AGENT HEREUNDER.

13.03 Notices. (a) Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to any Credit Agreement Party, at the address specified opposite its signature below; if to any Lender, at its address specified for such Lender on Schedule II; and if to the Administrative Agent, at its Notice Office; or, as to any Credit Agreement Party or any of the Agents, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the U.S. Borrower and the Administrative Agent. All such notices and communications shall be mailed, telegraphed, telexed, telecopied or cabled or sent by overnight courier, and shall be effective when received.

(b) Without in any way limiting the obligation of the U.S. Borrower and its Subsidiaries to confirm in writing any telephonic notice permitted to be given hereunder, any Agent, any Issuing Lender (in the case of the issuance of a Letter of Credit) or any Bank Guaranty Issuer (in the case of the issuance of a Bank Guaranty), as the case may be, may prior to receipt of written confirmation act without liability upon the basis of such telephonic notice, believed by such Agent, such Issuing Lender or such Bank Guaranty Issuer in good faith to be from an Authorized Officer. In each such case, the U.S. Borrower and each of the Borrowers hereby waive the right to dispute such Agent’s, or such Issuing Lender’s or such Bank Guaranty Issuer’s record of the terms of such telephonic notice.

13.04 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, no Credit Agreement Party may assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of each of the Lenders and, provided, further, that, although any Lender may (without the consent of any Credit Party) transfer, assign or grant participations in its rights hereunder, such Lender shall remain a “Lender” for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments or Loans hereunder except as provided in Section 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a “Lender” hereunder and, provided, further, that no Lender shall transfer or grant any participa-

tion under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except (I) to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note, Letter of Credit or Bank Guaranty (unless such Letter of Credit or Bank Guaranty is not extended beyond the CL Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post- default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment or of a mandatory repayment of Loans shall not constitute a change in the terms of such participation, that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof and that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in any rate of interest or fees for purposes of this clause (i), notwithstanding the fact that such amendment or modification actually results in such a reduction), (ii) consent to the assignment or transfer by any Credit Agreement Party of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Security Documents) supporting the Obligations in which such participant is participating and (II) that, solely in the case of a participant (each, a “Voting Participant”) which (x) has purchased a participation interest in such Lender’s Commitments and/or outstanding Term Loans in a minimum aggregate amount (without duplication) of at least $2,000,000 on or after the Restatement Effective Date and (y) is (A) designated by such Lender to the U.S. Borrower and the Administrative Agent by written notice (a “Voting Participant Notice”) as being entitled to be accorded the rights of a “voting” participant hereunder, (B) approved by the U.S. Borrower and the Administrative Agent (such approvals not to be unreasonably withheld or delayed) and (C) not a Disqualified Voting Participant, such participant shall be entitled to vote with respect to each Tranche in which it holds a participation from such Lender (and the voting rights of such Lender for each such Tranche shall be correspondingly reduced), on a Dollar basis, as if such participant were a Lender under such Tranche on any matter requiring or allowing such Lender to provide or withhold its consent or to otherwise vote on any proposed action (with any Voting Participant Notice, with respect to any Voting Participant, to be effective only if same (a) states the full legal name of such Voting Participant, as well as the relevant contact information and administrative details for such Voting Participant, and (b) states the Dollar amount of the participation interest in each Tranche purchased). In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation; provided that a Voting Participant shall have the voting rights to which it is entitled as described in the preceding sentence.

(b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its outstanding Term Loans and/or Credit-Linked Commitments (and related outstanding Obligations (and Credit-Linked Deposit, if applicable) hereunder) to (i) its parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company, (ii) one or more Lenders or (iii) in the case of any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor of a Lender or by an Affiliate of such investment advisor or (y) assign all, or if less than all, a portion equal to at least (A) $1,000,000 in the aggregate for the assigning Lender or assigning Lenders, of such outstanding principal amount of Term Loans hereunder and (B) $1,000,000 in the aggregate for the assigning Lender or assigning Lenders, of such Credit-Linked Commitments and related Credit-Linked Deposit and Obligations, in each case, to one or more Eligible Transferees (treating (I) any fund that in vests in bank loans and (II) any other fund that invests in bank loans and is managed by the same investment advisor as such fund or by an Affiliate of such investment advisor, as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement, provided that (i) at such time Schedule I shall be deemed modified to reflect the outstanding Term Loans and/or Credit-Linked Commitments, as the case may be, of such new Lender and of the existing Lenders, (ii) upon the request of the respective Lender and upon the surrender of the old Notes (if any), new Notes will be issued, at the Borrowers’ expense, to such new Lender and to the assigning Lender, such new Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised outstanding Term Loans, as the case may be, (iii) except in the case of assignments by the Agents in connection with their syndication of this Agreement, the consent of the Administrative Agent and, so long as no Default or Event of Default then exists and is continuing, the U.S. Borrower shall be required in connection with any such assignment pursuant to clause (y) of this Section 13.04(b) (which consent shall not be unreasonably withheld or delayed) and (iv) Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500 and, provided, further, that such transfer or assignment will not be effective until recorded by the Administrative Agent on the Register pursuant to Section 13.17. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments (and, in the case of an assignment of Credit-Linked Commitments, will lose its rights with respect to the assigned CL Percentage in its Credit-Linked Deposit) and/or outstanding Term Loans, as the case may be. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall, to the extent legally entitled to do so, provide to the U.S. Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable, a Section 4.04(b)(ii) Certificate) described in Section 4.04(b)(ii) to the extent such forms would provide a complete exemption from or reduction in United States withholding tax. To the extent that an assignment of all or any portion of a Lender’s Commitments and related outstanding Obligations pursuant to Section 1.13 or this Section 13.04(b) would, at the time of such assignment, result in increased costs under Section 1.10, 1.11, 2A.06, 2B.06, or 4.04 from those being charged by the respective assigning Lender prior to such assignment, then the Borrowers shall not be obligated to pay such increased costs (altho ugh the Borrowers, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment). Notwithstanding anything to the contrary contained above, at any time after the termination of the Total Credit-Linked Commitment, if any Letters of Credit or Bank Guaranties remain outstanding, assignments may be made as provided above, except that the respective assignment shall be of a portion of the respective CL Lender’s participation in Letters of Credit and Bank Guaranties (and the related share of its Credit-Linked Deposit), although any such assignment effected after the termination of the Total Credit-Linked Commitment shall not release the assigning CL Lender from its obligations as a participant with respect to outstanding Letters of Credit or Bank Guaranties (although the respective assignee may agree, as between itself and the respective assigning CL Lender, that it shall be responsible for such amounts). The Credit-Linked Deposit funded by any CL Lender shall not be released in connection with any assignment of its Credit-Linked Commitment, but shall instead be purchased (to the extent of the CL Percentage so assigned) by the relevant assignee and continue to be held for application (if not already applied) pursuant to Section 2 in respect of such assignee’s obligations under the Credit-Linked Commitment assigned to it.

(c) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and, without the consent of the Administrative Agent or any Credit Agreement Party, any Lender which is a fund may pledge all or any portion of its Notes or Loans to its trustee or to a collateral agent or to another creditor providing credit or credit support to such Lender in support of its obligations to such trustee, such Collateral Agent or a holder of, or any other representative of a holder of, such obligations, or such other creditor, as the case may be. No pledge pursuant to this clause (c) shall release the transferor Lender from any of its obligations hereunder or substitute (by foreclosure or otherwise) any such pledge or assignee for such Lender as a party hereto.

13.05 No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent, the Collateral Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and any Agent, the Collateral Agent or any Lender shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any Agent, the Collateral Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Agent, the Collateral Agent or any Lender to any other or further action in any circumstances without notice or demand.

13.06 Payments Pro Rata. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of such Credit Party, it shall, except as otherwise provided in this Agreement, distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

(b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings or Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

(c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

13.07 Calculations; Computations. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with U.S. GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the U.S. Borrower to the Lenders), provided that (i) except as otherwise specifically provided herein, all computations determining the Excess Cash Flow, the Senior Secured Leverage Ratio, the Total Leverage Ratio and compliance with Sections 4, 8.15 and 9, including in each case definitions used therein, shall, in each case, utilize United States accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the historical consolidated audited financial statements of the U.S. Borrower delivered to the Lenders pursuant to Section 7.10(b) for Fiscal Year 2004, (ii) to the extent expressly required pursuant to the provisions of this Agreement, certain calculations shall be made on a Pro Forma Basis and (iii) for purposes of determining compliance with any incurrence or expenditure tests set forth in Sections 8 and/or 9, any amounts so incurred or expended (to the extent incurred or expended in a currency other than Dollars) shall be converted into Dollars on the basis of the exchange rates (as shown on Reuters ECB page 37 or, if same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the Administrative Agent) as in effect on the date of such incurrence or expenditure under any provision of any such Section that has an aggregate Dollar limitation provided for therein (and to the extent the respective incurrence or expenditure test regulates the aggregate amount outstanding at any time and it is expressed in terms of Dollars, all outstanding amounts originally incurred or spent in currencies other than Dollars shall be converted into Dollars on the basis of the exchange rates (as shown on Reuters ECB page 37 or, if same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the Administrative Agent) as in effect on the date of any new incurrence or expenditures made under any provision of any such Section that regulates the Dollar amount outstanding at any time).

(b) All computations of interest and Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or Fees are payable.

13.08 Governing Law; Submission to Jurisdiction; Venue. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTH-

ERWISE PROVIDED IN CERTAIN OF THE SUBSIDIARIES GUARANTIES AND SECURITY DOCUMENTS, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, in each case located within the City of New York and, by execution and delivery of this Agreement, each Credit Agreement Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Credit Agreement Party hereby irrevocably designates, appoints and empowers Corporation Service Company, with offices on the Restatement Effective Date at 80 State Street, Albany, NY 12207, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, each Credit Agreement Party agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision reasonably satisfactory to the Administrative Agent under this Agreement. Each Credit Agreement Party hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Credit Agreement Party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or any other Credit Document brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Credit Agreement Party. Each Credit Agreement Party further irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Credit Agreement Party, as the case may be, at its address for notices pursuant to Section 13.03, such service to become effective 30 days after such mailing. Each Credit Agreement Party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any Agent, the Collateral Agent, any Lender or the holder of any Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Credit Agreement Party in any other jurisdiction.

(b) EACH CREDIT AGREEMENT PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

13.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts executed by all the parties hereto shall be lodged with each Credit Agreement Party and the Administrative Agent.

13.10 Effectiveness. This Agreement shall become effective (subject to the immediately succeeding sentence) on the date (the “Restatement Effective Date”) on which (i) each Credit Agreement Party, Original Lenders constituting the Original Required Lenders, each Consenting Tranche C Term Loan Lender, each Lender with a Tranche B Term Loan Commitment, each Lender with a Tranche C Term Loan Commitment, each Lender with a Credit-Linked Commitment, each Agent, each Issuing Lender of an Existing Letter of Credit, each Bank Guar anty Issuer of an Existing Bank Guaranty and the Lead Arranger shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same (including by way of facsimile transmission) to the Administrative Agent and (ii) the other conditions contained in Sections 5 and 6 are met to the satisfaction of the Administrative Agent and the Required Lenders. Notwithstanding anything to the contrary contained in the immediately preceding sentence, any amendments to the Original Credit Agreement effected pursuant to the amendment and restatement thereof on the Restatement Effective Date pursuant to this Agreement, to the extent requiring the consent of Original Lenders in excess of that required to meet the definition of Original Required Lenders, shall instead become effective on the Restatement Effective Date, but immediately after giving effect thereto (at which time 100% of the Lenders hereunder, after giving effect to the prepayments required on the Restatement Effective Date, shall provide such consents by their execution and delivery of copies hereof). Unless the Administrative Agent has received actual notice from any Lender that the conditions contained in Sections 5 and 6 have not been met to its satisfaction, upon the satisfaction of the condition described in clause (i) of the immediately preceding sentence and upon the Administrative Agent’s good faith determination that the conditions described in clause (ii) of the immediately preceding sentence have been met, then the Restatement Effective Date shall be deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met (although the occurrence of the Restatement Effective Date shall not release any Credit Party from any liability for failure to satisfy one or more of the applicable conditions contained in Section 5 of the Original Credit Agreement or Section 6). The Administrative Agent will give each Credit Agreement Party and each Lender prompt written notice of the occurrence of the Restatement Effective Date.

13.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

13.12 Amendment or Waiver; etc. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Lenders, provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) (with Obligations being directly affected thereby in the case of the following clause (i)), (i) extend the final scheduled maturity of any Loan or Note or extend the stated maturity of any Letter of Credit or Bank Guaranty beyond the CL Maturity Date or extend the duration of any Interest Period beyond six months, or reduce the rate or extend the time of payment of interest (other than as a result of any waiver of the applicability of any post-default increase in interest rates) or Fees thereon, or reduce the principal amount thereof (except to the extent paid in cash) (it being understood that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in any rate of interest or fees for purposes of this clause (i), not-

withstanding the fact that such amendment or modification actually results in such a reduction), (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) under all the Security Documents, (iii) amend, modify or waive any provision of this Section 13.12 (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the Term Loans and Credit-Linked Commitments on the Restate ment Effective Date), (iv) reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Term Loans and Credit-Linked Commitments are included on the Restatement Effective Date), (v) consent to the assignment or transfer by any Credit Agreement Party of any of its rights and obligations under this Agreement, or (vi) release any Credit Agreement Party Guaranty or waive compliance by any Credit Agreement Party with its payment obligations under its Credit Agreement Party Guaranty; provided, further, that no such change, waiver, discharge or termination shall (p) amend, modify or waive any condition precedent set forth in Section 6 with respect to the issuance of Letters of Credit or Bank Guaranties, without the written consent of the Majority Lenders holding Credit-Linked Commitments, (q) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender), (r) without the consent of each Issuing Lender affected and Bank Guaranty Issuer thereby, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit or Bank Guaranties, (s) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 12 as same applies to the Administrative Agent or any other provision as same relates to the rights or obligations of the Administrative Agent, (t) without the consent of each Agent affected thereby, amend, modify or waive any provision of Section 12 as same applies to such Agent or any other provision as same relates to the rights or obligations of such Agent, (u) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent, (v) except in cases where additional extensions of term loans are being afforded substantially the same treatment afforded to the Term Loans pursuant to this Agreement as in effect on the Restatement Effective Date, without the consent of the Majority Lenders of each Tranche which is being allocated a lesser prepayment, repayment or commitment reduction as a result of the actions described below, alter the required application of any prepayments or repayments (or commitment reduction), as between the various Tranches, pursuant to Section 4.01 or 4.02 (excluding Section 4.02(b)) (although the Required Lenders may waive, in whole or in part, any such prepayment, repayment or commitment reduction, so long as the application, as amongst the various Tranches, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered), (w) without the consent of the Majority Lenders of the respective Tranche affected thereby, amend the definition of Majority Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Majority Lenders on substantially the same basis as the extensions of Loans and Commitments are included on the Restatement Effective Date), (x) except in cases where additional extensions of credit are being af-

forded substantially the same treatment afforded to the Term Loans and Credit-Linked Commitments pursuant to Section 1.14 (as in effect on the Restatement Effective Date) and except for technical amendments which are consistent with the intent of the provisions of such Section and do not adversely affect the protections afforded to the Lenders pursuant to said Section, without the consent of the Majority Lenders of each Tranche adversely affected thereby, amend, modify or waive any provisions of Section 1.14; (y) without the consent of the Supermajority Lenders of the respective affected Tranche, reduce the amount of or extend the date of, any Scheduled Repayment under such Tranche (except that, if additional Loans are made pursuant to a given Tranche, the Scheduled Repayments of such Tranche may be increased on a proportionate basis without the consent otherwise required by this clause (y)), or amend the definition of Supermajority Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Supermajority Lenders on substantially the same basis as the extensions of Loans and Commitments are included on the Restatement Effective Date) or (z) without the consent of the Deposit Bank, amend, modify or waive any provision relating to the rights or obligations of the Deposit Bank. Notwithstanding anything to the contrary contained above in this Section 13.12(a), the Administrative Agent and/or the Collateral Agent shall be permitted (x) to enter into such amendments and/or modifications to the Foreign Subsidiaries Guaranty and the Foreign Security Documents which may be required in the discretion of the Administrative Agent and/or the Collateral Agent which are of a technical nature and/or are, in the judgment of the Collateral Agent, required by applicable law, in the interests of the Secured Creditors or (in the case of Foreign Security Documents) necessary or desirable to preserve, maintain, perfect and/or protect the security interests purported to the granted by the respective Foreign Security Documents and (y) to enter into such releases of Collateral pledged pursuant to Foreign Security Documents as may be reasonably requested by the U.S. Borrower for legitimate operational reasons (e.g., the transfer of Property from one jurisdiction to another), so long as the Fair Market Value of all Collateral so subject to release (as determined in good faith by the U.S. Borrower) at any time does not exceed $5,000,000.

(b) If, in connection with any proposed change, waiver, discharge or termination of or to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the U.S. Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clause (A) or (B) below, to either (A) replace each such non-consenting Lender or Lenders (or, at the option of the U.S. Borrower if the respective Lender’s consent is required with respect to less than all Tranches (or related Commitments), to replace only the respective Tranche or Tranches of Commitments (and related Obligations and, if applicable, Credit-Linked Deposits) and/or Loans of the respective non-consenting Lender which gave rise to the need to obtain such Lender’s individual consent) with one or more Replacement Lenders pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate each Credit-Linked Commitment and/or Incremental Term Loan Commitment of such non-consenting Lender (if such Lender’s consent is required as a result of such Credit-Linked Commitment and/or Incremental Term Loan Commitment), and/or repay outstanding Obligations under each Tranche of such Lender which gave rise to the need to obtain such Lender’s consent, in accordance with Sections 3.02(b) and/or 4.01, provided that, unless the

Commitments which are terminated and Loans and other Obligations which are repaid pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans and of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B), the Required Lenders (determined both (x) after giving effect to the proposed action and (y) as if the Commitments, Loans and related Obligations being terminated and/or repaid (and not replaced) were not outstanding) shall specifically consent thereto, provided, further, that the U.S. Borrower shall not have the right to replace a Lender, terminate its Commitment or repay its Loans or other Obligations solely as a result of the exercise of such Lender’s rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 13.12(a).

(c) Notwithstanding anything to the contrary contained in clause (a) above of this Section 13.12, the respective Borrower, the Administrative Agent and each Incremental Loan Lender may, in accordance with the provisions of Section 1.15, enter into an Incremental Term Loan Commitment Agreement, provided that after the execution and delivery by the respective Borrower, the Administrative Agent and each such Incremental Loan Lender of such Incremental Term Loan Commitment Agreement, such Incremental Term Loan Commitment Agreement may thereafter only be modified in accordance with the requirements of clause (a) above of this Section 13.12.

(d) For purposes of Section 13.12(a), (i) a Voting Participant shall be deemed to be a “Lender” holding the portion of the Credit-Linked Commitment (and related Obligations), Incremental Term Loan Commitment and/or outstanding Term Loans of a given Tranche of any Lender (other than a Defaulting Lender) in which it purchased a participation (and to have the voting rights of such Lender for the respective such Tranche) and (ii) a Lender (other than a Defaulting Lender) which has sold a participation in a portion of its Credit-Linked Commitment (and related Obligations), Incremental Term Loan Commitment and/or outstanding Term Loans of any Tranche to a Voting Participant shall be deemed to hold a Credit-Linked Commitment (and related Obligations), Incremental Term Loan Commitment or outstanding Term Loans of the respective Tranche, as the case may be, in each case, as reduced by the amount of the participations therein sold to a Voting Participant.

13.13 Survival. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 2A.06, 2B.06, 4.04, 12.07, 13.01 and 13.17, shall survive the execution and delivery of this Agreement, the making of the Loans and the issuance of the Letters of Credit and Bank Guaranties and repayment in full of the Loans and the other Obligations. With respect to the Original Lenders and Original Agents, all indemnities set forth in the Original Credit Agreement, including without limitation, in Sections 1.10, 1.11, 2A.06, 2B.06, 4.04, 12.07, 13.01 and 13.17 thereof shall survive the amendment and restatement of the Original Credit Agreement pursuant to this Agreement and the repayment of any outstanding Obligations (as defined in the Original Credit Agreement) thereunder, as fully as if same were set forth herein in their entirety.

13.14 Domicile of Loans and Commitments. Each Lender may transfer and carry its Loans and/or Commitments at, to or for the account of any branch office, subsidiary or affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 1.10, 1.11, 2A.06, 2B.06 or 4.04 from those being charged by the respective Lender prior to such transfer, then the Borrowers shall not be obligated to pay such increased costs (although the Borrowers shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

13.15 Confidentiality. (a) Each of the Lenders agrees that it will use its reasonable efforts not to disclose without the prior consent of any Credit Agreement Party (other than to its directors, employees, auditors, counsel or other professional advisors, to affiliates or to another Lender if the Lender or such Lender’s holding or parent company in its sole discretion determines that any such party should have access to such information) any information with respect to the U.S. Borrower or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement; provided that any Lender may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate (x) in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors or (y) in connection with any request or requirement of any such regulatory body, (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) to comply with any law, order, regulation or ruling applicable to such Lender, (e) to the extent reasonably required in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder and (f) to any creditor or any prospective transferee or participant in connection with any contemplated transfer or participation of any of the Obligations or any interest therein by such Lender; provided that such creditor or prospective transferee or participant agrees to be bound by this Section 13.15 to the same extent as such Lender. Each Credit Agreement Party hereby acknowledges and agrees that each Lender may share with any of its affiliates or its investment advisors any information related to the U.S. Borrower or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of such entities), provided that such Persons shall be subject to the provisions of this Section 13.15 to the same extent as such Lender and shall only use such information in connection with matters relating to this Agreement.

(b) Each Credit Agreement Party hereby represents and acknowledges that, to the best of its knowledge, neither any Agent nor any Lender, nor any employees or agents of, or other persons affiliated with, any Agent or any Lender, have directly or indirectly made or provided any statement (oral or written) to such Credit Agreement Party or to any of its employees or agents, or other persons affiliated with or related to such Credit Agreement Party (or, so far as such Credit Agreement Party is aware, to any other person), as to the potential tax consequences of the Transaction.

(c) Neither the Agents nor the Lenders provide accounting, tax or legal advice. Notwithstanding any express or implied claims of exclusivity or proprietary rights, each Credit Agreement Party, each Agent and each Lender hereby agree and acknowledge that each Credit Agreement Party, each Agent and each Lender (and each of their employees, representatives or other agents) are authorized to disclose to any and all persons, beginning immediately upon commencement of their discussions and without limitation of any kind, the tax treatment and tax structure of the Transaction, and all materials of any kind (including opinions or other tax analyses) that are provided to any Credit Agreement Party, any Agent or any Lender relating to such tax treatment and tax structure. In this regard, each Credit Agreement Party, each Agent and each Lender acknowledge and agree that the disclosure of the tax treatment and tax structure of the Transaction is not limited in any way by an express or implied understanding or agreement, oral or written (whether or not such understanding or agreement is legally binding). For purposes of this authorization, “tax” means United States Federal income tax, “tax treatment” means the purported or claimed Federal income tax treatment of the transaction, and “tax structure” means any fact that may be relevant to understanding the purported or claimed Federal income tax treatment of the transaction. This paragraph is intended to reflect the understanding of each Credit Agreement Party, each Agent and each Lender that the Transaction is not a “confidential transaction” as that phrase is used in Treasury Regulation § 1.6011-4(b)(3)(i), and shall be interpreted in a manner consistent therewith. Nothing herein is intended to imply that any of each Credit Agreement Party, each Agent and each Lender made or provided a statement, oral or written, to, or for the benefit of, any of each other as to any potential tax consequences that are related to, or may result from, the Transaction.

13.16 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

13.17 Register. The Borrowers hereby designate the Administrative Agent, and the Administrative Agent agrees, to serve as the Borrowers’ agent, solely for purposes of this Section 13.17, to maintain a register at one of its offices in New York, New York (the “Register”) on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect the Borrowers’ obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and/or Loans prior to such recordation all amounts owing to the transferor with respect to such Commitments and/or Loans shall remain owing to the transferor. The registration of an assignment or transfer of all or part of any Commitments and/or Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Commitment and/or Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Commitment and/or Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender. The registration of any provision of Incremental Term Loan Commitments pursuant to Section 1.15 shall be recorded by the Administrative Agent on the Register only upon the acceptance of the Administrative Agent of a properly executed and delivered Incremental Term Loan Commitment Agreement. Coincident with the delivery of such Incremental Term Loan Commitment Agreement for acceptance and registration of the provision of an Incremental Term Loan Commitment, or as soon thereafter as practicable, to the extent requested by such Incremental Term Loan Lenders, Incremental Term Notes shall be issued, at the respective Borrower’s expense, to such Incremental Term Loan Lenders, to be in conformity with Section 1.05 (with appropriate modification) to the extent needed to reflect the Incremental Term Loan Commitments and outstanding Incremental Term Loans made by such Incremental Term Loan Lender. The Borrowers agree to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature that may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.17.

13.18 English Language. This Agreement and all other Credit Documents shall be in the English language, except as required by applicable local law and, with respect to each of the Security Documents governed by the laws of Italy or otherwise related to Collateral located in Italy, as the Administrative Agent may reasonably require (in which event certified English translations thereof shall, upon the request of the Administrative Agent, be provided by the U.S. Borrower to the Administrative Agent). All documents, certificates, reports or notices to be delivered or communications to be given or made by any party hereto pursuant to the terms of this Agreement or any other Credit Document shall be in the English language or, if originally written in another language, shall, upon request of the Administrative Agent, be accompanied by an accurate English translation upon which the other parties hereto shall have the right to rely for all purposes of this Agreement and the other Credit Documents.

13.19 Special Provisions Regarding Pledges of Equity Interests in, and Promissory Notes Owed by, Persons Not Organized in Qualified Jurisdictions; Special Provisions Regarding Foreign Security Documents and Secured Hedge Counterparties. (a) The parties hereto acknowledge and agree that the provisions of the various Security Documents executed and delivered by the Credit Parties require that, among other things, all promissory notes executed by, and Equity Interests in, various Persons owned by the respective Credit Party (to the extent not constituting Excluded Collateral) be pledged, and delivered for pledge, pursuant to the Security Documents. The parties hereto further acknowledge and agree that each Credit Party shall be required to take all actions under the laws of the jurisdiction in which such Credit Party is organized to create and perfect all security interests granted pursuant to the various Security Documents and to take all actions under the laws of each Qualified Jurisdiction to perfect the security interests in the Equity Interests of, and promissory notes issued by, any Person organized under the laws of said jurisdictions (in each case, to the extent said Equity Interests or promissory notes are owned by any Credit Party and do not constitute Excluded Collateral). Except as provided in the immediately preceding sentence, to the extent any Security Document requires or provides for the pledge of promissory notes issued by, or Equity Interests in, any Person organized under the laws of a jurisdiction other than those specified in the immediately preceding sentence, it is acknowledged that, as of the Restatement Effective Date, no actions have been required to be taken to perfect, under local law of the jurisdiction of the Person who issued the respective promissory notes or whose Equity Interests are pledged, under the Security Documents. The Credit Agreement Parties hereby agree that, following any request by the Administrative Agent or Required Lenders to do so, each Credit Agreement Party shall, and shall cause its Subsidiaries to, take such actions (including, without limitation, the execution of Additional Security Documents, the making of any filings and the delivery of appropriate legal opinions) under the local law of any jurisdiction with respect to which such actions have not already been taken as are determined by the Administrative Agent or Required Lenders to be necessary or desirable in order to fully perfect, preserve or protect the security interests granted pursuant to the various Security Documents under the laws of such jurisdictions. If requested to do so pursuant to this Section 13.19(a), all such actions shall be taken in accordance with the provisions of this Section 13.19(a) and Section 8.11 and within the time periods set forth therein. All conditions and repre sentations contained in this Agreement and the other Credit Documents shall be deemed modified to the extent necessary to effect the foregoing and so that same are not violated by reason of the failure to take actions under local law (but only with respect to Equity Interests in, and promissory notes issued by, Persons organized under laws of jurisdictions other than Qualified Jurisdictions) not required to be taken in accordance with the provisions of this Section 13.19(a), provided that to the extent any representation or warranty would not be true because the foregoing actions were not taken, the respective representation of warranties shall be required to be true and correct in all material respects at such time as the respective action is required to be taken in accordance with the foregoing provisions of this Section 13.19(a) or pursuant to Section 8.11.

(b) The parties hereto acknowledge and agree that certain Foreign Security Documents executed and delivered by the Credit Parties on or prior to the Restatement Effective Date secure, inter alia, obligations of any Lender (or any affiliate of a Lender) which is a counterparty to certain Interest Rate Protection Agreements and Other Hedging Agreements (as further provided in each such Foreign Security Document) and that it is the parties intent that each such Foreign Security Document shall be amended, as provided in Article III of the Foreign Subsidiaries Guaranty Amendment and Acknowledgement, such that (after giving effect to such amendment) the foregoing secured counterparties shall be amended to include the Secured Hedge Counterparties. Notwithstanding the foregoing, the parties hereto further acknowledge and agree that, as of the Restatement Effective Date, no other amendments, modifications or supplements to the foregoing Foreign Security Documents under the laws of any jurisdiction to effect the intent in the foregoing sentence have occurred. The Credit Agreement Parties hereby agree that, within 90 days after the Restatement Effective Date (or such longer period as may be agreed by the Administrative Agent), each Credit Agreement Party shall, and shall cause its Subsidiaries to, take such actions (including, without limitation, amending, modifying or supplementing each such Foreign Security Document and the delivery of appropriate legal opinions) under the local law of any jurisdiction with respect to which such actions have not already been taken as are determined by the Administrative Agent or Required Lenders to be necessary or desirable in order to effect the foregoing amendments to each such Foreign Security Document. All conditions and representations contained in this Agreement and the other Credit Documents shall be deemed modified to the extent necessary to effect the foregoing and so that same are not violated by reason of the failure to take actions under local law not required to be taken in accordance with the provisions of this Section 13.19(b), provided that to the extent any representation or warranty would not be true because the foregoing actions were not taken, the respective representation of warranties shall be required to be true and correct in all material respects at such time as the respective action is required to be taken in accordance with the foregoing provisions of this Section 13.19(b) or pursuant to Section 8.11.

13.20 Powers of Attorney; etc. The U.S. Borrower is hereby authorized by, and on behalf of, the Bermuda Borrower to give Notices of Borrowing, Notices of Conversion and other notices and directions in connection with the extensions of credit and repayments thereof to be made pursuant to this Agreement to the Bermuda Borrower (including without limitation no-

tices as to the application of proceeds of such extensions of credit). The Bermuda Borrower hereby grants to the U.S. Borrower and the U.S. Borrower an irrevocable power-of attorney, in the Bermuda Borrower’s name, to take the actions contemplated above in this Section 13.20 and in the last sentence of Section 1.13 hereof. Furthermore, the Bermuda Borrower agrees that the Agents and the Lenders may at any time rely upon any notices, instructions or other information furnished by Holdings or the U.S. Borrower.

13.21 Waiver of Sovereign Immunity. Each of the Credit Agreement Parties, in respect of itself, its Subsidiaries, its process agents, and its properties and revenues, hereby irrevocably agrees that, to the extent that such Credit Agreement Party, its Subsidiaries or any of its properties has or may hereafter acquire any right of immunity, whether characterized as sovereign immunity or otherwise, from any legal proceedings, whether in the United States, any other Qualified Jurisdiction or elsewhere, to enforce or collect upon the Loans or any Credit Document or any other liability or obligation of such Credit Agreement Party or any of its Subsidiaries related to or arising from the transactions contemplated by any of the Credit Documents, including, without limitation, immunity from service of process, immunity from jurisdiction or judgment of any court or tribunal, immunity from execution of a judgment, and immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, such Credit Agreement Party, for itself and on behalf of its Subsidiaries, hereby expressly waives, to the fullest extent permissible under applicable law, any such immunity, and agrees not to assert any such right or claim in any such proceeding, whether in the United States, any other Qualified Jurisdiction, or elsewhere. Without limiting the generality of the foregoing, each Credit Agreement Party further agrees that the waivers set forth in this Section 13.21 shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

13.22 Judgment Currency. (a) The Credit Parties’ obligations hereunder and under the other Credit Documents to make payments in Dollars (or, in the case of a Letter of Credit denominated in an Alternative Currency, the Dollar Equivalent thereof) (the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by any Agent or the respective Lender of the full amount of the Obligation Currency expressed to be payable to such Agent or such Lender under this Agreement or the other Credit Documents. If for the purpose of obtaining or enforcing judgment against any Credit Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made at the Dollar Equivalent thereof, and, in the case of other currencies, the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the day on which the judgment is given (such day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrower covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate or exchange prevailing on the Judgment Currency Conversion Date.

(c) For purposes of determining the Dollar Equivalent or any other rate of exchange for this Section 13.22, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

13.23 Special Acknowledgments. By their execution and delivery hereof, the Lenders party hereto hereby acknowledge (i) that the guarantee of each Bermuda Partnership Partner made pursuant to the U.S. Subsidiaries Guaranty is limited to the Obligations of the U.S. Borrower under the Credit Documents and the obligations of the U.S. Borrower and its Domestic Subsidiaries under Interest Rate Protection Agreements and Other Hedging Agreements with Secured Hedge Counterparties, all on the terms as more specifically provided therein, (ii) the Bermuda Partnership has not entered into any Credit Documents and, as such, is not a Credit Party (but is otherwise subject to the provisions of Sections 9.01(b) and (c)) and (iii) the obligations secured pursuant to the Security Documents are not secured by any Excluded Collateral.

13.24 Special Provisions Relating to Amendment and Restatement. (a) The Required Lenders under, and as defined in, the Original Credit Agreement hereby consent to the “refinancing indebtedness” under this Agreement being treated as “indebtedness pursuant to the Credit Agreement” for purposes of the U.S. Pledge Agreement and the Intercompany Subordination Agreement. The U.S. Borrower, for its part, hereby gives notice that the refinancing indebtedness under this Agreement shall be treated as “issued under the Credit Agreement” for purposes of the U.S. Pledge Agreement and the Intercompany Subordination Agreement.

(b) The parties hereto acknowledge and agree that:

(i) Holdings and its Subsidiaries (as defined in the Original Credit Agreement) executed and delivered the Security Documents (as defined in the Original Credit Agreement) in favor of the Collateral Agent on behalf of the Secured Creditors (as defined in the Original Credit Agreement) to secure the payment and performance of, inter alia, the Obligations (as defined in the respective such Security Documents);

(ii) the security interests granted to the Collateral Agent on behalf of the Secured Creditors pursuant to the Security Documents (as defined in the Original Credit Agreement) shall remain outstanding and in full force and effect, without interruption or impairment of any kind, but subject to the provisions of the Intercreditor Agreement, in accordance with the terms of such Security Documents and shall continue to secure the Obligations (as defined in such Security Documents);

(iii) the Obligations represent, among other things, the amendment, restatement, renewal, extension, consolidation and modification of the Obligations (as defined in the Original Credit Agreement) arising in connection with the Original Credit Agreement and other Credit Documents (as defined in the Original Credit Agreement) executed in connection therewith; and

(iv) the provisions of the Original Credit Agreement, to the extent restated, renewed, extended, consolidated, amended and modified hereby, are hereby superseded and replaced by the provisions hereof; (b) the Notes restate, renew, extend, consolidate, amend, modify, replace, are substituted for and supersede, but do not extinguish, the Obligations (as defined in the Original Credit Agreement) evidenced by the Notes (as defined in the Original Credit Agreement) issued pursuant to the Original Credit Agreement; and (c) the execution and delivery of this Agreement, and the performance by Credit Agreement Parties of their respective obligations hereunder shall not constitute a novation.

13.25 USA Patriot Act. Each Lender subject to the USA PATRIOT ACT (Title 111 of Pub. L. 107-56 (signed into law October 26, 2001)) hereby notifies each Credit Agreement Party that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Credit Agreement Parties and the other Credit Parties and other information that will allow such Lender to identify the Credit Agreement Parties and the other Credit Parties in accordance with the Act.

13.26 Other Liens on Collateral; Terms of Intercreditor Agreement; Etc. (a) EACH LENDER HERETO UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT LIENS SHALL BE CREATED ON THE COLLATERAL PURSUANT TO THE ABL CREDIT AGREEMENT AND THE ABL CREDIT DOCUMENTS (AS DEFINED THEREIN), WHICH LIENS (x) TO THE EXTENT CREATED WITH RESPECT TO ABL PRIORITY COLLATERAL, SHALL BE SENIOR TO THE LIENS CREATED UNDER THIS AGREEMENT AND THE RELATED CREDIT DOCUMENTS (WITH THE LIENS SO CREATED HEREUNDER AND UNDER THE OTHER CREDIT DOCUMENTS ON ABL PRIORITY COLLATERAL BEING SUBORDINATED TO SUCH LIENS PURSUANT TO THE TERMS OF THE INTERCREDITOR AGREEMENT) AND (Y) TO THE EXTENT CREATED WITH RESPECT TO TL PRIORITY COLLATERAL, SHALL BE REQUIRED TO BE SUBJECT TO THE SUBORDINATION PROVISIONS (TO THE EXTENT APPLICABLE) OF THE INTERCREDITOR AGREEMENT. THE INTERCREDITOR AGREEMENT ALSO HAS OTHER PROVISIONS WHICH ARE BINDING UPON THE LENDERS AND THE SECURED HEDGE COUNTERPARTIES PURSUANT TO THIS AGREEMENT. PURSUANT TO THE EXPRESS TERMS OF SECTION 13.26 OF THE INTERCREDITOR AGREEMENT, IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND ANY OF THE CREDIT DOCUMENTS, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

(b) EACH LENDER AUTHORIZES AND INSTRUCTS THE COLLATERAL AGENT AND THE ADMINISTRATIVE AGENT TO ENTER INTO THE INTERCREDITOR AGREEMENT ON BEHALF OF THE LENDER, AND TO TAKE ALL ACTIONS (AND EXECUTE ALL DOCUMENTS) REQUIRED (OR DEEMED ADVISABLE) BY IT IN ACCORDANCE WITH THE TERMS OF THE INTERCREDITOR AGREEMENT.

(c) THE PROVISIONS OF THIS SECTION 13.26 ARE NOT INTENDED TO SUMMARIZE ALL RELEVANT PROVISIONS OF THE INTERCREDITOR AGREEMENT, THE FORM OF WHICH IS ATTACHED AS AN EXHIBIT TO THIS AGREEMENT. REFERENCE MUST BE MADE TO THE INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE INTERCREDI TOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NO AGENT (AND NONE OF ITS AFFILIATES) MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE INTERCREDITOR AGREEMENT. EACH LENDER IS FURTHER AWARE THAT THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT IS ALSO ACTING IN AN ADMINISTRATIVE AND COLLATERAL AGENCY CAPACITY UNDER, AND AS DEFINED IN, THE ABL CREDIT AGREEMENT AND THE ABL CREDIT DOCUMENTS (AS DEFINED THEREIN), AND LENDER HEREBY IRREVOCABLY WAIVES ANY OBJECTION THERETO OR CAUSE OF ACTION ARISING THEREFROM.

13.27 Post-Closing Actions. Notwithstanding anything to the contrary contained in this Agreement or the other Credit Documents, the parties hereto acknowledge and agree that:

1. Real Property. The actions relating to the Mortgages and Real Property of Holdings and its Subsidiaries described on Part A of Schedule XVIII shall be completed in accordance with Part A of said Schedule XVIII.

2. Actions by Various Foreign Subsidiaries Relating to Security Documents. Holdings and its Subsidiaries shall be required to take the actions specified in Part B of Schedule XVIII as promptly as practicable, and in any event within the time periods set forth in Part B of said Schedule XVIII. The provisions of Part B of said Schedule XVIII shall be deemed incorporated by reference herein as fully as if set forth herein in its entirety.

3. Miscellaneous Actions by Various Subsidiaries of Holdings. Holdings and its Subsidiaries shall be required to take the actions specified in Part C of Schedule XVIII as promptly as practicable, and in any event within the time periods set forth in Part C of said Schedule XVIII. The provisions of Part C of said Schedule XVIII shall be deemed incorporated by reference herein as fully as if set forth herein in its entirety.

All provisions of this Credit Agreement and the other Credit Documents (including, without limitation, all conditions precedent, representations, warranties, covenants, events of default and other agreements herein and therein) shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described above within the time periods required above, rather than as otherwise provided in the Credit Documents); provided that (x) to the extent any representation and warranty would not be true because the foregoing actions were not taken on the Restatement Effective Date the respective representation and warranty shall be required to be true and correct in all material respects at the time the respective action is taken (or was required to be taken) in accordance with the foregoing provisions of this Section 13.27 and (y) all representations and warranties relating to the Security Documents shall be required to be true immediately after the actions required to be taken by this Section 13.27 have been taken

(or were required to be taken). The acceptance of the benefits of each Credit Event shall constitute a covenant and agreement by each Credit Agreement Party to each of the Lenders that the actions required pursuant to this Section 13.27 will be, or have been, taken within the relevant time periods referred to in this Section 13.27 and that, at such time, all representations and warranties contained in this Credit Agreement and the other Credit Documents shall then be true and correct without any modification pursuant to this Section 13.27. The parties hereto acknowledge and agree that the failure to take any of the actions required above, within the relevant time periods required above, shall give rise to an immediate Event of Default pursuant to this Agreement.

Section 14. Credit Agreement Party Guaranty.

14.01 The Guaranty. In order to induce the Lenders to enter into this Agreement and to extend credit hereunder and to induce the Secured Hedge Counterparties to enter into Interest Rate Protection Agreements or Other Hedging Agreements, and in recognition of the direct benefits to be received by each Credit Agreement Party from the proceeds of the Loans, the issuance of the Letters of Credit and Bank Guaranties the entering into of Interest Rate Protection Agreements or Other Hedging Agreements, each Credit Agreement Party hereby agrees with the Lenders and the Secured Hedge Counterparties as follows: each Credit Agreement Party hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of its Relevant Guaranteed Obligations to the Guaranteed Creditors. For the avoidance of doubt, the “Relevant Guaranteed Obligations” of the U.S. Borrower include, without limitation, all Obligations of the Bermuda Borrower under this Agreement and such Obligations. If any or all of the Relevant Guaranteed Obligations of any Credit Agreement Party to the Guaranteed Creditors becomes due and payable hereunder, each Credit Agreement Party unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, together with any and all expenses which may be incurred by the Guaranteed Creditors in collecting any of the Relevant Guaranteed Obligations. This Credit Agreement Party Guaranty is a guaranty of payment and not of collection. This Credit Agreement Party Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Relevant Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including any Relevant Guaranteed Party), then and in such event the respective Credit Agreement Party agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Credit Agreement Party, notwithstanding any revocation of this Credit Agreement Party Guaranty or any other instrument evidencing any liability of any Relevant Guaranteed Party, and each Credit Agreement Party shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

14.02 Bankruptcy. Additionally, each Credit Agreement Party unconditionally and irrevocably guarantees the payment of any and all of the Relevant Guaranteed Obligations to

the Guaranteed Creditors whether or not due or payable by any Relevant Guaranteed Party upon the occurrence of any of the events specified in Section 10.05, and unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand.

14.03 Nature of Liability. The liability of each Credit Agreement Party hereunder is exclusive and independent of any security for or other guaranty of the Relevant Guaranteed Obligations whether executed by such Credit Agreement Party, any other guarantor or by any other party, and the liability of each Credit Agreement Party hereunder is not affected or impaired by (a) any direction as to application of payment by any Relevant Guaranteed Party or any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Relevant Guaranteed Obligations, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by any Relevant Guaranteed Party, or (e) any payment made to the Guaranteed Creditors on the Relevant Guaranteed Obligations which any such Guaranteed Creditor repays to any Relevant Guaranteed Party pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Credit Agreement Party waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, or (f) any action or inaction of the type described in Section 14.05, or (g) the lack of validity or enforceability of any Credit Document or any other instrument relating thereto.

14.04 Independent Obligation. No invalidity, irregularity or unenforceability of all or any part of the Relevant Guaranteed Obligations or of any security therefor shall affect, impair or be a defense to this Credit Agreement Party Guaranty, and this Credit Agreement Party Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of, or a defense available to, a surety or guarantor except indefeasible payment in full in cash of the Relevant Guaranteed Obligations. The obligations of each Credit Agreement Party hereunder are independent of the obligations of any Relevant Guaranteed Party, any other guarantor or any other party and a separate action or actions may be brought and prosecuted against any Credit Agreement Party whether or not action is brought against any Relevant Guaranteed Party, any other guarantor or any other party and whether or not any Relevant Guaranteed Party, any other guarantor or any other party be joined in any such action or actions. Each Credit Agreement Party waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by any Relevant Guaranteed Party or other circumstance that operates to toll any statute of limitations as to such Relevant Guaranteed Party shall operate to toll the statute of limitations as to the relevant Credit Agreement Party.

14.05 Authorization. Each Credit Agreement Party authorizes the Guaranteed Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

(a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Relevant Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and this

Credit Agreement Party Guaranty shall apply to the Relevant Guaranteed Obligations as so changed, extended, renewed, increased or altered;

(b) take and hold security for the payment of the Relevant Guaranteed Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Relevant Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

(c) exercise or refrain from exercising any rights against any Relevant Guaranteed Party or others or otherwise act or refrain from acting;

(d) release or substitute any one or more endorsers, guarantors, any Relevant Guaranteed Party or other obligors;

(e) settle or compromise any of the Relevant Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Relevant Guaranteed Party to their respective creditors other than the Guaranteed Creditors;

(f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of any Relevant Guaranteed Party to the Guaranteed Creditors regardless of what liability or liabilities of such Relevant Guaranteed Party remain unpaid;

(g) consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Credit Document, any Interest Rate Protection Agreement or Other Hedging Agreement or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Credit Document, any Interest Rate Protection Agreement or Other Hedging Agreement or any of such other instruments or agreements; and/or

(h) take any other action that would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of, or a defense available to, such Credit Agreement Party from its liabilities under this Credit Agreement Party Guaranty.

14.06 Reliance. It is not necessary for the Guaranteed Creditors to inquire into the capacity or powers of any Relevant Guaranteed Party or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Relevant Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

14.07 Subordination. Any of the indebtedness of any Relevant Guaranteed Party now or hereafter owing to any Credit Agreement Party is hereby subordinated to the Relevant Guaranteed Obligations of such Relevant Guaranteed Party owing to the Guaranteed Creditors; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of such Relevant Guaranteed Party to such Credit Agreement Party shall be collected, enforced and received by such Credit Agreement Party in trust for the benefit of the

Guaranteed Creditors and be paid over to the Administrative Agent on behalf of the Guaranteed Creditors on account of the Relevant Guaranteed Obligations of such Relevant Guaranteed Party to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of any Credit Agreement Party under the other provisions of this Credit Agreement Party Guaranty. Prior to the transfer by any Credit Agreement Party of any note or negotiable instrument evidencing any of the indebtedness of any Relevant Guaranteed Party to such Credit Agreement Party, such Credit Agreement Party shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, each Credit Agreement Party hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Credit Agreement Party Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Relevant Guaranteed Obligations have been irrevocably paid in full in cash.

14.08 Waiver. (a) Each Credit Agreement Party waives any right (except as shall be required by applicable statute and cannot be waived) to require any Guaranteed Creditor to (i) proceed against any other Relevant Guaranteed Party, any other guarantor or any other party, (ii) proceed against or exhaust any security held from any Relevant Guaranteed Party, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor’s power whatsoever. Each Credit Agreement Party waives any defense based on or arising out of any defense of any Relevant Guaranteed Party, any other guarantor or any other party, other than indefeasible payment in full in cash of the Relevant Guaranteed Obligations, based on or arising out of the disability of any Relevant Guaranteed Party, any other guarantor or any other party, or the unenforceability of the Relevant Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Relevant Guaranteed Party other than indefeasible payment in full in cash of the Relevant Guaranteed Obligations. The Guaranteed Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against any Relevant Guaranteed Party or any other party, or any security, without affecting or impairing in any way the liability of any Credit Agreement Party hereunder except to the extent the Relevant Guaranteed Obligations have been indefeasibly paid in full in cash. Each Credit Agreement Party waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Credit Agreement Party against any Relevant Guaranteed Party or any other party or any security.

Each Credit Agreement Party waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Credit Agreement Party Guaranty, and notices of the existence, creation or incurring of new or additional Relevant Guaranteed Obligations. Each Credit Agreement Party assumes all responsibility for being and keeping itself informed of each Relevant Guaranteed Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Relevant Guaranteed Obligations and the nature, scope and extent of the risks which such Credit Agreement Party assumes and incurs hereunder, and agrees that the Guaranteed Creditors shall have no duty to advise any Credit Agreement Party of information known to them regarding such circumstances or risks.

(b) Until such time as the Relevant Guaranteed Obligations have been paid in full in cash, each Credit Agreement Party hereby waives all rights of subrogation which it may at any time otherwise have as a result of this Credit Agreement Party Guaranty (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise) to the claims of the Guaranteed Creditors against any Relevant Guaranteed Party or any other guarantor of the Relevant Guaranteed Obligations and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Relevant Guaranteed Party or any other guarantor which it may at any time otherwise have as a result of this Credit Agreement Party Guaranty.

(c) Each U.S. Credit Agreement Party hereby acknowledges and affirms that it understands that to the extent the Relevant Guaranteed Obligations are secured by Real Property located in California, such U.S. Credit Agreement Party shall be liable for the full amount of the liability hereunder notwithstanding the foreclosure on such Real Property by trustee sale or any other reason impairing such U.S. Credit Agreement Party’s or any Guaranteed Creditor’s right to proceed against any Relevant Guaranteed Party or any other guarantor of the Relevant Guaranteed Obligations. In accordance with Section 2856 of the California Code of Civil Procedure, each U.S. Credit Agreement Party hereby waives:

(i) all rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to such U.S. Credit Agreement Party by reason of Sections 2787 to 2855, inclusive, 2899 and 3433 of the California Code of Civil Procedure;

(ii) all rights and defenses that such U.S. Credit Agreement Party may have because the Relevant Guaranteed Obligations are secured by Real Property located in California, meaning, among other things, that: (A) the Guaranteed Creditors may collect from such U.S. Credit Agreement Party without first foreclosing on any real or personal property collateral pledged by any Credit Party, and (B) if the Guaranteed Creditors foreclose on any Real Property collateral pledged by any Credit Party, (1) the amount of the Relevant Guaranteed Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (2) the Guaranteed Creditors may collect from such U.S. Credit Agreement Party even if the Guaranteed Creditors, by foreclosing on the Real Property collateral, have destroyed any right such U.S. Credit Agreement Party may have to collect from any Relevant Guaranteed Party, it being understood that this is an unconditional and irrevocable waiver of any rights and defenses such U.S. Credit Agreement Party may have because the Relevant Guaranteed Obligations are secured by Real Property (including, without limitation, any rights or defenses based upon Section 580a, 580d or 726 of the California Code of Civil Procedure); and

(iii) all rights and defenses arising out of an election of remedies by the Guaranteed Creditors, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the Relevant Guaranteed Obligations, has destroyed such U.S. Credit Agreement Party’s rights of subrogation and reimbursement against any Relevant Guaranteed Party by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

(d) Each Credit Agreement Party warrants and agrees that each of the waivers set forth above is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law of public policy, such waivers shall be effective only to the maximum extent permitted by law.

14.09 Payments. All payments made by a Credit Agreement Party pursuant to this Section 14 shall be made in the respective Applicable Currency in which the Relevant Guaranteed Obligations are then due and payable (giving effect, in the circumstances contemplated by Section 1.14, to any conversion occurring pursuant thereto). All payments made by a Credit Agreement Party pursuant to this Section 14 will be made without setoff, counterclaim or other defense, and shall be subject to the provisions of Sections 4.03, 4.04 and 13.22.

****

[SIGNATURE PAGES INTENTIONALLY OMITTED]

S-1

SCHEDULE I

LENDER COMMITMENTS

Lender	Tranche B Term Loan Commitment	Tranche C Term Loan Commitment	Converted Tranche C Term Loans	Credit-Linked Commitment
[*]	[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

SCHEDULE II

LENDER ADDRESSES

LENDER	ADDRESS
[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

SCHEDULE III

PART A-1

Owned [*] Property (“Mortgaged Property”)

Section 1 – Dole Food Company, Inc.

Section 2 – [*]

Section 3 – [*]

Section 4 – [*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

SCHEDULE III

PART A-1

Owned [*] Property (“Mortgaged Property”)

Section 1 – Dole Food Company, Inc.

As attached to original Credit Agreement of March 28, 2003, except for sales and exchanges listed on attached “Schedule of Real Property Changes 3/28/03 to 4/10/06”.

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

2

SCHEDULE III

PART A-1

Owned [*] Property (“Mortgaged Property”)

Section 2 – [*]

As attached to original Credit Agreement of March 28, 2003, except for sales and exchanges listed on attached “Real Property Sales – [*]”.

3

SCHEDULE III

PART A-1

Owned [*] Property (“Mortgaged Property”)

Section 3 – [*]

As attached to original Credit Agreement of March 28, 2003.

4

SCHEDULE III

PART A-1

Owned [*] Property (“Mortgaged Property”)

Section 4 – [*]

As attached to original Credit Agreement of March 28, 2003.

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

5

SCHEDULE III

PART A-2

Leased [*] Property (“Leased [*] Properties”)

LEASE NO.	TENANT / OWNER	ACRES	ACRES	TMK	USE
[*]	[*]	[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

6

SCHEDULE III

PART A-3

Owned [*] Properties [*]

[*]

[*]

Section 1 - [*] Owned Property

Property	Tax ID #	City	County	Owner	Acres	Land/ Buildings
[*]	[*]	[*]	[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

7

Section 1 – [*] Owned Property (cont.)

Property	Tax ID #	City	County	Owner	Acres	Land / Buildings

[*]	[*]	[*]	[*]	[*]	[*]	[*]

Also the following:

•	Owned properties listed in attached “Real Property Owned and Leased – Packaged Frozen” acquired in [*],

•	[*] in [*], acquired in acquisition, and

•	[*] property at [*], acquired from [*].

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

8

SCHEDULE III

PART A-3

Owned [*] Properties [*]

[*]

[*]

Section 2 - [*] Owned Property

Property	Tax ID #	City	County	Owner	Acres	Land/ Buildings
[*]	[*]	[*]	[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

9

SCHEDULE III

PART A-3

Owned [*] Properties [*]

[*]

[*]

Section 3 - [*] Owned Property

Property	Tax ID #	City	County	Owner	Acres	Land / Buildings
[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

10

SCHEDULE III

PART A - 4

Leased [*] Properties [*]

[*]

[*]

As attached to original Credit Agreement of March 28, 2003, except as follows:

Add: properties listed on attached “Real Property Leased – [*]”.

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

11

Schedule of Real Property - [*]

Changes since March 28, 2003

[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

4/10/2006	-8090452

SCHEDULE IV

SCHEDULE IV Scheduled Existing Indebtedness

PART A - THIRD PARTY EXISTING INDEBTEDNESS as of March 25, 2006

Lender	Borrower	Currency	Amount of Promissory Note	Maturity	Interest Rate	USD $ equivalent

Vehicle Loans

NAVISTAR Financial	Pacific Coast Truck Center	USD	1,137,000	various	8.25%
NAVISTAR Financial	Pacific Coast Truck Center	USD	863,000	various	5.8-7.0%
NAVISTAR Financial	Pacific Coast Truck Center	USD	2,264,000	various	6.85-7.45%

Indebtedness of Foreign Subsidiaries in connection with Grower Loans

[*]	[*]	[*]	[*]	[*]	[*]

Capitalized Lease Obligations

[*]	[*]	[*]	[*]	[*]	[*]	[*]

Contingent Obligations
Guarantor	Guaranteed Party	Beneficiary	Amount of Guarantee	Maturity	Purpose

[*]	[*]	[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Schedule IV

CORPORATE GUARANTIES OF SUBSIDIARY OBLIGATIONS

Guaranteed Party	Guaranteed Subsidiary	Purpose	Date Issued	Expiry Date	Facility (local Currency)		Outstanding as of March 25, 2006

[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Schedule IV

SCHEDULE IV - Outstanding Hedges

Outstanding FX Hedges

As of April 11, 2006

By Counterparty

Hedge Type	Expiration	Settlement	Counterparty	Buy or Sell	Notional Amount	Strike or Hedge Rate	US Dollars	Participation Notional Amount	Strike or Hedge Rate	Participation US Dollars
Participating Forwards	24-Apr-06	26-Apr-06	Bank of America	Buy CLP	1,384,000,000	522.000	$2,651,341	692,000,000	522.000	$1,325,670
Participating Forwards	22-May-06	24-May-06	Bank of America	Buy CLP	1,061,500,000	522.000	$2,033,525	530,750,000	522.000	$1,016,762
Participating Forwards	19-Jun-06	21-Jun-06	Bank of America	Buy CLP	980,000,000	522.000	$1,877,395	490,000,000	522.000	$938,697
Participating Forwards	17-Jul-06	19-Jul-06	Bank of America	Buy CLP	1,089,000,000	522.000	$2,086,207	544,500,000	522.000	$1,043,103
Participating Forwards	14-Aug-06	17-Aug-06	Bank of America	Buy CLP	1,065,000.000	522.000	$2,040,230	532,500,000	522.000	$1,020,115
Participating Forwards	13-Sep-06	15-Sep-06	Bank of America	Buy CLP	879,500,000	522.000	$1,684,866	439,750,000	522.000	$842,433
Participating Forwards	6-Oct-06	11-Oct-06	Bank of America	Buy CLP	874,500,000	522.000	$1,675,287	437,250,000	522.000	$637,644
Participating Forwards	6-Nov-06	8-Nov-06	Bank of America	Buy CLP	957,000,000	522.000	$1,833,333	478,500,000	522.000	$916,667
Forwards		17-Jul-06	Bank of America	Buy THB	14,286,000	41.390	$345,156
Forwards		24-Jul-06	Bank of America	Buy THB	57,144,000	41.395	$1,380,457
Forwards		31-Jul-06	Bank of America	Buy THB	14,286,000	41.395	$345,114
Forwards		7-Aug-06	Bank of America	Buy THB	9,524,000	41.400	$230,048
Participating Forwards	15-Aug-06	17-Aug-06	Bank of America	Sell JPY	299,000,000	113.000	$2,646,018	148,500,000	113.000	$1,314,159
Participating Forwards	22-Aug-06	24-Aug-06	Bank of America	Sell JPY	299,000,000	113.000	$2,646,018	148,500,000	113.000	$1,314,159
Participating Forwards	29-Aug-06	31-Aug-06	Bank of America	Sell JPY	299,000,000	113.000	$2,646,018	148,500,000	113.000	$1,314,159
Participating Forwards	5-Sep-06	7-Sep-06	Bank of America	Sell JPY	299,000,000	113.000	$2,646,018	148,500,000	113.000	$1,314,159

			Total Bank of America Hedges				28,767,030			13,197,729

Participating Forwards	25-Apr-06	27-Apr-06	Bank of Ireland	Sell Euro	4,125,000	1.200	$4,950,000	2,103,750.0	1.200	$2,524,500
Participating Forwards	2-May-06	4-May-06	Bank of Ireland	Sell Euro	4,125,000	1.200	$4,950,000	2,145,000.0	1.200	$2,574,000
Participating Forwards	9-May-06	11-May-06	Bank of Ireland	Sell Euro	4,125,000	1.200	$4,950,000	2,145,000.0	1.200	$2,574,000
Participating Forwards	16-May-06	18-May-06	Bank of Ireland	Sell Euro	4,125,000	1.200	$4,950,000	2,186,250.0	1.200	$2,623.500

			Total Bank of Ireland Hedges				19,800,000			10,296,000

Forwards		21-Apr-06	BMO	Buy JPY	501,604,167	113.160	$4,432,699
Forwards		15-Aug-06	BMO	Buy THB	8,870,000	41.370	$214,407
Forwards		21-Aug-06	BMO	Buy THB	35,479,000	41.370	$857,602
Forwards		28-Aug-06	BMO	Buy THB	8,870,000	41.380	$214,355
Forwards		5-Sep-06	BMO	Buy THB	5,913,000	41.390	$142,861
Participating Forwards	20-Jun-06	22-Jun-06	BMO	Sell Euro	3,150,000	1.200	$3,780,000	1,575,000.00	1.200	$1,890,000
Participating Forwards	27-Jun-06	29-Jun-06	BMO	Sell Euro	3,150,000	1.200	$3,780,000	1,575,000.00	1.200	$1,890,000
Participating Forwards	5-Jul-06	7-Jul-06	BMO	Sell Euro	3,150,000	1.200	$3,780,000	1,575,000.00	1.200	$1,890,000
Participating Forwards	11-Jul-06	13-Jul-06	BMO	Sell Euro	3,150,000	1.200	$3,780,000	1,575,000.00	1.200	$1,890,000
Participating Forwards	18-Jul-06	20-Jul-06	BMO	Sell JPY	324,000,000	113.000	$2,867,257	162,000,000	113.000	$1,433,628
Participating Forwards	25-Jul-06	27-Jul-06	BMO	Sell JPY	324,000,000	113.000	$2,867,257	162,000,000	113.000	$1,433,628
Participating Forwards	1-Aug-06	3-Aug-06	BMO	Sell JPY	324,000,000	113.000	$2,867,257	162,000,000	113.000	$1,433,628
Participating Forwards	8-Aug-06	10-Aug-06	BMO	Sell JPY	324,000,000	113.000	$2,867,257	162.000,000	113.000	$1,433,628

			Total BMO Hedges				32,460,949			13,294,613

Participating Forwards	11-Apr-06	13-Apr-06	BNS	Sell Euro	3,825,000	1.200	$4,590,000	1,868,940.00	1.200	$2,242,728
Participating Forwards	18-Apr-06	20-Apr-06	BNS	Sell Euro	3,825,000	1.200	$4,590,000	1,880,543.00	1.200	$2,256,652

			Total BNS Hedges				9,180,000			4,499,380

Forwards		20-Apr-06	Citibank	Buy COP	7,964,658,360	2,280.830	$3,492,000
Forwards		18-May-06	Citibank	Buy COP	8,726,488,755	2,282.330	$3,823,500
Forwards		15-Jun-06	Citibank	Buy COP	5,174,586,190	2,282.570	$2,267,000
Forwards		13-Jul-06	Citibank	Buy COP	5,088,443,100	2,285.400	$2,226,500
Forwards		10-Aug-06	Citibank	Buy COP	4,965,588,075	2,288.950	$2,168,500
Forwards		7-Sep-06	Citibank	Buy COP	4,935,998,700	2,291.550	$2,154,000
Forwards		5-Oct-06	Citibank	Buy COP	4,814,966,280	2,294.480	$2,098,500
Forwards		2-Nov-06	Citibank	Buy COP	6,405,282,000	2,295.800	$2,790,000
Forwards		30-Nov-06	Citibank	Buy COP	5,342,307,375	2,299.250	$2,323,600
Forwards		26-Dec-06	Citibank	Buy COP	5,245,801,200	2,300.790	$2,280,000
Forwards		20-Apr-06	Citibank	Buy COP	7,927,887,600	2,270.300	$3,492,000
Forwards		18-May-06	Citibank	Buy COP	8,682,766,150	2,270.900	$3,823,500
Forwards		15-Jun-06	Citibank	Buy COP	5,148,810,400	2.271.200	$2,267,000
Forwards		13-Jul-06	Citibank	Buy COP	5,057,272,100	2,271.400	$2,226,500
Forwards		10-Aug-06	Citibank	Buy COP	4,927,265,700	2,272.200	$2,168,500
Forwards		7-Sep-06	Citibank	Buy COP	4,899,488,400	2,274.600	$2,154,000
Forwards		5-Oct-06	Citibank	Buy COP	4,777,025,400	2,276.400	$2,098,500
Forwards		2-Nov-06	Citibank	Buy COP	6,356,457,000	2,278.300	$2,790,000
Forwards		30-Nov-06	Citibank	Buy COP	5,295,024,150	2,278.900	$2,323,500
Forwards		28-Dec-06	Citibank	Buy COP	5,197,032,000	2,279.400	$2,260,000

			Total Citibank Hedges				51,247,000

Schedule IV

Forwards		13-Apr-06	Deutsche	Sell JPY	38,000,000	113	$336,312.95
Forwards		20-Apr-06	Deutsche	Sell JPY	38,000,000	113	$336,342.72
Forwards		27-Apr-06	Deutsche	Sell JPY	48,000,000	113	$424,891.56
Forwards		2-May-06	Deutsche	Sell JPY	48,000,000	113	$424,929.18
Forwards		11-May-06	Deutsche	Sell JPY	48,000,000	113	$424,891.56
Forwards		18-May-06	Deutsche	Sell JPY	48,000,000	113	$425,305.69
Forwards		25-May-06	Deutsche	Sell JPY	47,000,000	113	$416,851.44
Forwards		1-Jun-06	Deutsche	Sell JPY	47,000,000	113	$417,258.52
Forwards		8-Jun-06	Deutsche	Sell JPY	47,000,000	113	$417,666.40
Forwards		15-Jun-06	Deutsche	Sell JPY	24,000,000	112	$213,504.14
Forwards		22-Jun-06	Deutsche	Sell JPY	18,000,000	112	$160,256.41
Forwards		29-Jun-06	Deutsche	Sell JPY	18,000,000	112	$160,413.51
Forwards		6-Jul-06	Deutsche	Sell JPY	18,000,000	112	$160,556.60
Forwards		13-Jul-06	Deutsche	Sell JPY	18,000,000	112	$160,699.94
Forwards		20-Jul-06	Deutsche	Sell JPY	36,000,000	112	$321,687.07
Forwards		27-Jul-06	Deutsche	Sell JPY	36,000,000	112	$321,974.76
Forwards		3-Aug-06	Deutsche	Sell JPY	36,000,000	112	$322,263.00
Forwards		10-Aug-06	Deutsche	Sell JPY	36,000,000	112	$322,522.85
Forwards		17-Aug-06	Deutsche	Sell JPY	33,000,000	113	$292,048.32
Forwards		24-Aug-06	Deutsche	Sell JPY	33,000,000	113	$292,242.30
Forwards		31-Aug-06	Deutsche	Sell JPY	33,000,000	113	$292,423.57
Forwards		7-Sep-06	Deutsche	Sell JPY	33,000,000	113	$292,682.93
Forwards		14-Sep-06	Deutsche	Sell JPY	14,000,000	113	$124,300.81
Forwards		21-Sep-06	Deutsche	Sell JPY	14,000,000	113	$123,893.81
Forwards		28-Sep-06	Deutsche	Sell JPY	14,000,000	113	$124,014.53
Forwards		5-Oct-06	Deutsche	Sell JPY	14,000,000	113	$124,135.49
Forwards		12-0ct-06	Deutsche	Self JPY	35,000,000	113	$310,669.21
Forwards		19-Oct-06	Deutsche	Sell JPY	35,000,000	113	$310,972.90
Forwards		26-Oct-06	Deutsche	Sell JPY	35,000,000	112	$311,332.50
Forwards		2-Nov-06	Deutsche	Sell JPY	35,000,000	112	$311,720.70
Forwards		9-Nov-06	Deutsche	Sell JPY	33,000,000	112	$294,117.65
Forwards		16-Nov-06	Deutsche	Sell JPY	33,000,000	112	$294,327.51
Forwards		24-Nov-06	Deutsche	Sell JPY	33,000,000	112	$294,406.28
Forwards		30-Nov-06	Deutsche	Sell JPY	33,000,000	112	$294,616.55
Forwards		7-Dec-06	Deutsche	Sell JPY	13,000,000	112	$116,268.67
Forwards		14-Dec-06	Deutsche	Sell JPY	13,000,000	112	$116,289.47
Forwards		21-Dec-06	Deutsche	Sell JPY	13,000,000	112	$116,383.17
Forwards		28-Dec-06	Deutsche	Sell JPY	13,000,000	112	$116,487.46
Forwards		19-Jun-06	Deutsche	Buy THB	88,404,000	41	$2,137,944.38
Forwards		26-Jun-06	Deutsche	Buy THB	22,101,000	41	$534,421.47
Forwards		3-Jul-06	Deutsche	Buy THB	22,101,000	41	$534,356.87
Forwards		10-Jul-06	Deutsche	Buy THB	14,734,000	41	$356,194.85
Forwards		4-Dec-06	Deutsche	Buy THB	30,933,000	41	$746,632.87
Forwards		12-Dec-06	Deutsche	Buy THB	41,244,000	41	$995,330.32
Forwards		18-Dec-06	Deutsche	Buy THB	134,044,000	41	$3,234,262.28
Participating Forwards	5-Dec-06	7-Dec-06	Deutsche	Sell Euro	3,275,000	1.200	$3,930,000	1,735,750.00	1.200	$2,082,900
Participating Forwards	12-Dec-06	14-Dec-06	Deutsche	Sell Euro	3,275,000	1.200	$3,930,000	1,735,750.00	1.200	$2,082,900
Participating Forwards	19-Dec-06	21-Dec-06	Deutsche	Sell Euro	3,275,000	1.200	$3,930,000	1,703,000.00	1.200	$2,043,600
Participating Forwards	26-Dec-06	28-Dec-06	Deutsche	Sell Euro	3,275,000	1.200	$3,930,000	1,703,000.00	1.200	$2,043,600
Participating Forwards	2-Jan-07	4-Jan-07	Deutsche	Sell JPY	296,000,000	113.000	$2,619,469	148,000,000	113.000	$1,309,735
Participating Forwards	9-Jan-07	11-Jan-07	Deutsche	Sell JPY	296,000,000	113.000	$2,619,469	148,000,000	113.000	$1,309,735
Participating Forwards	16-Jan-07	19-Jan-07	Deutsche	Sell JPY	296,000,000	113.000	$2,619,469	148,000,000	113.000	$1,309,735
Participating Forwards	23-Jan-07	25-Jan-07	Deutsche	Sell JPY	296,000,000	113.000	$2,619,469	148,000,000	113.000	$1,309,735

			Total Deutsche Hedges				46,058,681			13,491,938

Participating Forwards	7-Nov-06	9-Nov-06	Fortis	Sell Euro	3,100,000	1.200	$3,720,000	1,550,000.00	1.200	$1,860,000
Participating Forwards	14-Nov-06	16-Nov-06	Fortis	Sell Euro	3,100,000	1.200	$3,720,000	1,550,000.00	1.200	$1,860,000
Participating Forwards	21-Nov-06	23-Nov-06	Fortis	Sell Euro	3,100,000	1.200	$3,720,000	1,550,000.00	1.200	$1,860,000
Participating Forwards	28-Nov-06	30-Nov-06	Fortis	Sell Euro	3,100,000	1.200	$3,720,000	1,550,000.00	1.200	$1,860,000

			Total Fortis Hedges				14,880,000			7,440,000

Forwards		24-Apr-06	HSBC	Buy THB	106,135,000	41.320	$2,568,611
Forwards		2-May-06	HSBC	Buy THB	26,534,000	41.330	$642,003
Forwards		8-May-06	HSBC	Buy THB	26,534,000	41.330	$642,003
Forwards		15-May-06	HSBC	Buy THB	17,689,000	41.330	$427,994
Forwards		6-Nov-06	HSBC	Buy THB	28,321,000	41.390	$684,247
Forwards		13-Nov-06	HSBC	Buy THB	28,321,000	41.400	$684,082
Forwards		20-Nov-06	HSBC	Buy THB	113,284,000	41.410	$2,735,668
Forwards		27-Nov-06	HSBC	Buy THB	18,881,000	41.420	$455,843
Participating Forwards	18-Jul-06	20-Jul-06	HSBC	Sell Euro	2,525,000	1.200	$3,030,000	1,262,500.00	1.200	$1,515,000
Participating Forwards	25-Jul-06	27-Jul-06	HSBC	Sell Euro	2,525,000	1.200	$3,030,000	1,262,500.00	1.200	$1,515,000
Participating Forwards	1-Aug-06	3-Aug-06	HSBC	Sell Euro	2,525,000	1.200	$3,030,000	1,262,500.00	1.200	$1,515,000
Participating Forwards	8-Aug-06	10-Aug-06	HSBC	Sell Euro	2,525,000	1.200	$3,030,000	1,262,500.00	1.200	$1,515,000

			Total HSBC Hedges				20,960,452			6,060,000

Schedule IV

Forwards		16-Jun-06	Mizuho	Buy JPY	1,000,000,000	116.570	$8,578,537
Forwards		17-Apr-06	Mizuho	Buy THB	115,365,000	41.325	$2,791,652
Forwards		10-Oct-06	Mizuho	Buy THB	28,292,000	41.395	$683,464
Forwards		16-Oct-06	Mizuho	Buy THB	28,292,000	41.400	$683,382
Forwards		24-Oct-06	Mizuho	Buy THB	113,167,000	41.410	$2,732,842
Forwards		30-Oct-06	Mizuho	Buy THB	18,861,000	41.415	$455,415

			Total Mizuho Hedges				16,925,291

Participating Forwards	15-Aug-06	17-Aug-06	Sovereign	Sell Euro	2,250,000	1.200	$2,700,000	1,102,500.00	1.200	$1,323,000
Participating Forwards	22-Aug-06	24-Aug-06	Sovereign	Sell Euro	2,250,000	1.200	$2,700,000	1,102,500.00	1.200	$1,323,000
Participating Forwards	29-Aug-06	31-Aug-06	Sovereign	Sell Euro	2,250,000	1.200	$2,700,000	1,102,500.00	1.200	$1,323,000
Participating Forwards	5-Sep-06	7-Sep-06	Sovereign	Sell Euro	2,250,000	1.200	$2,700,000	1,102,500.00	1.200	$1,323,000
Participating Forwards	10-Oct-06	12-Oct-06	Sovereign	Sell Euro	2,675,000	1.200	$3,210,000	1,310,750.00	1.200	$1,572,900
Participating Forwards	17-Oct-06	19-Oct-06	Sovereign	Sell Euro	2,675,000	1.200	$3,210,000	1,310.750.00	1.200	$1,572,900
Participating Forwards	24-Oct-06	26-Oct-06	Sovereign	Sell Euro	2,675,000	1.200	$3,210,000	1,310,750.00	1.200	$1,572,900
Participating Forwards	31-Oct-06	2-Nov-06	Sovereign	Sell Euro	2,675,000	1.200	$3,210,000	1,310,750.00	1.200	$1,572,900
Participating Forwards	17-Oct-06	19-Oct-06	Sovereign	Sell JPY	318,000,000	113.000	$2,814,159	159,000,000	113.000	$1,407,080
Participating Forwards	24-Oct-06	26-Oct-06	Sovereign	Sell JPY	318,000,000	113.000	$2,814,159	159,000,000	113.000	$1,407,080
Participating Forwards	31-Oct-06	2-Nov-06	Sovereign	Sell JPY	318,000,000	113.000	$2,814,159	159,000,000	113.000	$1,407,080
Forwards		11-Sep-06	Sovereign	Buy THB	21,261,000	41.400	$513,551
Forwards		16-Sep-06	Sovereign	Buy THB	21,261,000	41.405	$513,489
Forwards		25-Sep-06	Sovereign	Buy THB	85,043,000	41.415	$2,053,435
Forwards		3-Oct-06	Sovereign	Buy THB	14,174,000	41.420	$342,202

			Total Sovereign Hedges				35,505,154			15,804,839

Participating Forwards	12-Sep-06	14-Sep-06	US Bank	Sell Euro	2,325,000	1.200	$2,790,000	1,162,500.00	1.200	$1,395,000
Participating Forwards	19-Sep-06	21-Sep-06	US Bank	Sell Euro	2,325,000	1.200	$2,790,000	1,162,500.00	1.200	$1,395,000
Participating Forwards	26-Sep-06	26-Sep-06	US Bank	Sell Euro	2,325,000	1 200	$2,790,000	1,162,500.00	1.200	$1,395,000
Participating Forwards	3-Oct-06	5-Oct-06	US Bank	Sell Euro	2,325,000	1.200	$2,790,000	1,162.500.00	1.200	$1,395,000

			Total US Bank Hedges		9,300,000		11,160,000	4,650,000		5,580,000

Forwards		22-May-06	Wachovia	Buy THB	130,071,000	41.362	$3,144,698
Forwards		30-May-06	Wachovia	Buy THB	32,518,000	41.365	$786,124
Forwards		5-Jun-06	Wachovia	Buy THB	32,518,000	41.367	$786,086
Forwards		12-Jun-06	Wachovia	Buy THB	21,678,000	41.376	$523,927
Participating Forwards	23-May-06	25-May-06	Wachovia	Sell Euro	3,950,000	1.200	$4,740,000	1,935,500.00	1.200	$2,322,600
Participating Forwards	30-May-06	1-Jun-06	Wachovia	Sell Euro	3,950,000	1.200	$4,740,000	1,935,500.00	1.200	$2,322,600
Participating Forwards	6-Jun-06	8-Jun-06	Wachovia	Sell Euro	3,950,000	1.200	$4,740,000	1,935,500.00	1.200	$2,322,600
Participating Forwards	13-Jun-06	15-Jun-06	Wachovia	Sell Euro	3,950,000	1.200	$4,740,000	1,935,500.00	1.200	$2,322,600

			Total Wachovia Hedges				24,200,834			9,290,400

			Total FX Hedges				$309,135,390			$98,954,799

Schedule IV

Schedule IV - Part B

Intercompany Notes

Lender	Borrower	Amount of Promissory Note	Execution Date	Maturity	Miscellaneous	Principal	Interest	Balance

[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Schedule IV

DOLE FOOD COMPANY, INC.

Qualified US Obligor (QUS) I/C Receivables FROM Qualified Non US Obligor (Q)

Balance by Company and Sub-ledger

Entity	Subledger	Description	Starting Date P3 05	Measurement Date P2’06	Increase/ (Decrease)

[*]	[*]	[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Schedule IV - Part B - Intercompany Notes/QUS w Q	Page 1 of 3

Schedule IV

DOLE FOOD COMPANY, INC.

Qualified US Obligor (QUS) I/C Receivables FROM Qualified Non US Obligor (Q)

Balance by Company and Sub-ledger

Entity	Subledger	Description	Starting Date P3 05	Measurement Date P2’06	Increase/ (Decrease)
[*]	[*]	[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Schedule IV - Part B - Intercompany Notes/QUS w Q	Page 2 of 3

Schedule IV

DOLE FOOD COMPANY, INC.

Qualified US Obligor (QUS) I/C Receivables FROM Qualified Non US Obligor (Q)

Balance by Company and Sub-ledger

Entity	Subledger	Description	Starting Date P3 05	Measurement Date P2’06	Increase/ (Decrease)
[*]	[*]	[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Schedule IV - Part B - Intercompany Notes/QUS w Q	Page 3 of 3

Schedule IV

DOLE FOOD COMPANY, INC.

Qualified US Obligor (QUS) I/C Receivables from Non-Qualified Guarantors (NQ/G) and Non-Qualified

Companies (NQ)

Balance by Company and Sub-ledger

Entity	Subledger	Description	Starting Date P3 05	Measurement Date P2’06	Increase/ (Decrease)
[*]	[*]	[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Schedule IV

DOLE FOOD COMPANY, INC.

Qualified Non-US Obligor (Q) and Non-Qualified Guarantor (NQ/G) I/C Receivables and Notes from Non-Qualified (NQ)

Balance by Company and Sub-ledger

			Starting Date P3, 2005			Measurement Date P2, 2006			Increase/
Entity	Subledger	Description	I/C Receivables	I/C Notes	Total	I/C Receivables	I/C Notes	Total	(Decrease)
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Schedule IV - Part B - Intercompany Notes/Q_NQG w NQ	Page 1 of 4

Schedule IV

DOLE FOOD COMPANY, INC.

Qualified Non-US Obligor (Q) and Non-Qualified Guarantor (NQ/G) I/C Receivables and Notes from Non-Qualified (NQ)

Balance by Company and Sub-ledger

			Starting Date P3, 2005			Measurement Date P2, 2006			Increase/
Entity	Subledger	Description	I/C Receivables	I/C Notes	Total	I/C Receivables	I/C Notes	Total	(Decrease)
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Schedule IV - Part B - Intercompany Notes/Q_NQG w NQ	Page 2 of 4

Schedule IV

DOLE FOOD COMPANY, INC.

Qualified Non-US Obligor (Q) and Non-Qualified Guarantor (NQ/G) I/C Receivables and Notes from Non-Qualified (NQ)

Balance by Company and Sub-ledger

			Starting Date P3, 2005			Measurement Date P2, 2006			Increase/
Entity	Subledger	Description	I/C Receivables	I/C Notes	Total	I/C Receivables	I/C Notes	Total	(Decrease)
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Schedule IV - Part B - Intercompany Notes/Q_NQG w NQ	Page 3 of 4

Schedule IV

DOLE FOOD COMPANY, INC.

Qualified Non-US Obligor (Q) and Non-Qualified Guarantor (NQ/G) I/C Receivables and Notes from Non-Qualified (NQ)

Balance by Company and Sub-ledger

			Starting Date P3, 2005			Measurement Date P2, 2006			Increase/
Entity	Subledger	Description	I/C Receivables	I/C Notes	Total	I/C Receivables	I/C Notes	Total	(Decrease)
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Schedule IV - Part B - Intercompany Notes/Q_NQG w NQ	Page 4 of 4

Schedule IV

DOLE FOOD COMPANY, INC.

Non-Qualified Guarantors (NQ/G) l/C Receivables with Non-Qualified Companies (NQ)

Balance by Company and Sub-ledger

Entity	Subledger	Description	Starting Date P3 05	Measurement Date P2’06	Increase/ (Decrease)
[*]	[*]	[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Schedule IV - Part B - Intercompany Notes/NQG w NQ	Page 1 of 1

Schedule IV

DOLE FOOD COMPANY, INC.

Qualified US Obligor (QUS), Qualified Non US Obligor (Q), Non-Qualified Guarantors (NQ/G), Non-Qualified Companies

(NQ) l/C Receivables with Non subsidiaries

Balance by Company and Sub-ledger

Entity	Subledger	Description	Starting Date P3 05	Measurement Date P2’06	Increase/ (Decrease)
[*]	[*]	[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Schedule IV - Part B - Intercompany Notes/NSUBS	Page 1 of 1

SCHEDULE V

DISCLOSURE SCHEDULE V Pension Plans

List of Plans and Multiemployer Plan:

Plan Number	Plan Name

029	Consolidated Retirement Plan for Employees of Dole Food Company, Inc.

001	Western Conference of Teamsters Pension Plan*

*	Multiemployer Plan

SCHEDULE VI

SCHEDULE VI Existing Investments

[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

1

Schedule VI

[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

2

Schedule VI

[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

3

Schedule VI

[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

4

Schedule VI

[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

5

SCHEDULE VII

SCHEDULE VII Subsidiaries

	COMPANY NAME	% Effective Ownership *	COUNTRY OF INCORP

[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

1

Schedule VII

[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Schedule VII

[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Schedule VII

[*]	[*]	[	*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Schedule VII

[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Schedule VII

[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Schedule VII

[*]	[*]	[*]	[*]
262	AG 1970, INC.	100.0000	U.S.
263	AG 1971, INC.	100.0000	U.S.
264	AG 1972, INC.	100.0000	U.S.
265	ALYSSUM CORPORATION	100.0000	U.S.
266	APACHE GROVE LAND PROGRAM 1970	55.9774	U.S.
	(PARTNERSHIP)
267	APACHE GROVE LAND PROGRAM 1971	50.2437	U.S.
	(PARTNERSHIP)
268	APACHE GROVE LAND PROGRAM, 1972 LIMITED	66.3795	U.S.
	(PARTNERSHIP)
269	APACHE GROVE LAND, 1970 LIMITED	55.9774	U.S.
	(PARTNERSHIP)
270	APACHE GROVE LAND, 1971 LIMITED	50.2437	U.S.
	(PARTNERSHIP)
271	BANANERA ANTILLANA (COLOMBIA), INC.	100.0000	U.S.
272	BARCLAY HOLLANDER CORPORATION	100.0000	U.S.
273	BLUE ANTHURIUM, INC.	100.0000	U.S.
274	BUD ANTLE, INC.	100.0000	U.S.
275	CALAZO CORPORATION	100.0000	U.S.
276	CALICAHOMES, INC.	100.0000	U.S.
277	CALIFORNIA POLARIS, INC.	100.0000	U.S.
	C.B. NORTH, LLC	100.0000	U.S.
	C.B. SOUTH, LLC	100.0000	U.S.
278	CERULEAN, INC.	100.0000	U.S.
279	CLOVIS CITRUS ASSOCIATION	100.0000	U.S.
280	COOL ADVANTAGE, INC.	100.0000	U.S.
281	COOL CARE, INC.	100.0000	U.S.
282	COUNTY LINE MUTUAL WATER COMPANY	100.0000	U.S.
283	DELPHINIUM CORPORATION	100.0000	U.S.
284	DIVERSIFIED IMPORTS CO.	100.0000	U.S.
285	DNW SERVICES COMPANY	100.0000	U.S.

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Schedule VII

286	DOLE ABPIK, INC.	100.0000	U.S.
287	DOLE ARIZONA DRIED FRUIT AND NUT COMPANY	100.0000	U.S.
288	DOLE ASSETS, INC.	100.0000	U.S.
	DOLE BERRY COMPANY, LLC	100.0000	U.S.
289	DOLE CARROT COMPANY	100.0000	U.S.
290	DOLE CITRUS	100.0000	U.S.
291	DOLE DF&N, INC.	100.0000	U.S.
292	DOLE DIVERSIFIED, INC.	100.0000	U.S.
293	DOLE DRIED FRUIT AND NUT COMPANY, A CALIFORNIA GENERAL PARTNERSHIP	100.0000	U.S.
294	DOLE EUROPE COMPANY	100.0000	U.S.
295	DOLE FARMING INC.	100.0000	U.S.
	DOLE FOOD COMPANY, INC.	100.0000	U.S.
296	DOLE FOODS FLIGHT OPERATIONS, INC.	100.0000	U.S.
297	DOLE FRESH FLOWERS, INC.	100.0000	U.S.
298	DOLE FRESH FRUIT COMPANY	100.0000	U.S.
299	DOLE FRESH VEGETABLES, INC.	100.0000	U.S.
	DOLE HOLDING COMPANY, INC.	100.00	U.S.
300	DOLE HOLDINGS, INC.	100.0000	U.S.
301	DOLE LAND COMPANY, INC.	100.0000	U.S.
302	DOLE LOGISTICS SERVICES, INC.	100.0000	U.S.
303	DOLE NORTHWEST, INC.	100.0000	U.S.
304	DOLE OCEAN CARGO EXPRESS, INC.	100.0000	U.S.
305	DOLE OCEAN LINER EXPRESS, INC.	100.0000	U.S.
306	DOLE ORLAND, INC.	100.0000	U.S.
307	DOLE PACKAGED FOODS CORPORATION	100.0000	U.S.
	DOLE PACKAGED FOODS, LLC.	100.0000	U.S.
308	DOLE SUNFRESH EXPRESS, INC.	100.0000	U.S.

310	E.T. WALL COMPANY	100.0000	U.S.
311	EARLIBEST ORANGE ASSOCIATION, INC.	100.0000	U.S.
312	FALLBROOK CITRUS COMPANY, INC.	100.0000	U.S.
313	FLOWERNET, INC.	100.0000	U.S.
314	THE IKON CORPORATION	51.0000	U.S.
315	LA PETITE D’AGEN, INC.	100.0000	U.S.
316	LINDERO HEADQUARTERS COMPANY, INC.	100.0000	U.S.
317	LINDERO PROPERTY, INC.	100.0000	U.S.
318	M K DEVELOPMENT, INC.	100.0000	U.S.
319	MALAGA COMPANY, INC.	100.0000	U.S.
320	MUSCAT, INC.	100.0000	U.S.
321	OAHU TRANSPORT COMPANY, LIMITED	100.0000	U.S.
322	OCEANVIEW PRODUCE COMPANY	100.0000	U.S.
323	PACIFIC COAST TRUCK COMPANY	100.0000	U.S.
324	PAN-ALASKA FISHERIES, INC.	100.0000	U.S.

Schedule VII

325	PRAIRIE VISTA, INC.	100.0000	U.S.
	RANCHO MANANA, LLC	100.0000	U.S.
	RANCHO MILAGRO, LLC	100.0000	U.S.
326	RENAISSANCE CAPITAL CORPORATION	100.0000	U.S.
327	ROYAL PACKING, CO.	100.0000	U.S.
328	SAW GRASS TRANSPORT, INC.	100 0000	U.S.
329	STANDARD FRUIT AND STEAMSHIP COMPANY	100.0000	U.S.
330	STANDARD FRUIT COMPANY	100.0000	U.S.
331	SUN COUNTRY PRODUCE, INC.	100.0000	U.S.
332	SUN GIANT, INC.	100.0000	U.S.
333	VELTMAN TERMINAL CO.	100.0000	U.S.
334	WAHIAWA WATER COMPANY, INC.	100.0000	U.S.

336	WEST FOODS, INC.	100.0000	U.S.
337	ZANTE CURRANT, INC.	100.0000	U.S.
[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

SCHEDULE VIII

Dole Food Company, Inc., et. al.
Schedule of Insurance Coverages - Asset-based Coverages	Schedule VIII - Insurance Summary
As of April 1, 2006

Line of Coverage	Insurer	Policy Period	Limit	Major Deductible/SIR	Description of Major Coverage	Major Exclusions

Property
Worldwide Property Policy Foreign Fronting Policy	[*]	[*]	[*]	[*]	[*]	[*]

Excess Worldwide Property Policy - excluding Critical Earthquake

Excess Worldwide Property Policy - excluding Critical Earthquake

Marine
Marine Package Policy
Section A: Hull & Machinery
Section B: Hull Interest and Freight Interest
Section C: War Risks
Section D: Detention

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Cargo	[*]	[*]	[*]	[*]	[*]	[*]

Loss of Hire (All vessels)

Aviation
Corporate
Agriculture

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Schedule VIII Insurance

Asset-based Coverages

Dole Food Company, Inc.
Schedule of Insurance Coverages - Other Liability Coverages	Schedule VIII - Insurance Summary
As of April 1, 2006

Line of Coverage	Insurer	Policy Period	Limit	Major Deductible/SIR	Major Description of Coverage	Major Exclusions

Financial Coverages
Directors & Officers	[*]	[*]	[*]	[*]	[*]	[*]
D&O - First excess
D&O - Second excess
EPLI
Crime
Fiduciary
Special Coverage

[*]

Marine
Protection & Indemnity

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Marine Terminal Operators Liability	[*]	[*]	[*]	[*]	[*]	[*]

Casualty
Domestic General Liability
Domestic Automobile Liability
Canadian GL
Foreign GL/AL
Domestic Work Comp & Employers Liability
Self-insured Work Comp Excess

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Schedule VIII Insurance

Other Liability Coverages

Foreign WC/EL	[*]	[*]	[*]	[*]	[*]	[*]
Excess Automobile Liability
Umbrella (first excess)
Excess Liability (second excess)
Excess Liability (third excess)
Excess Liability (fourth excess)
Punitive Wrap (first $75ml Umb/Excess

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Schedule VIII Insurance

Other Liability Coverages

SCHEDULE IX

SCHEDULE IX- EXISTING LIENS

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL

Calazo Corporation	AZ Secretary of State	DBNY	4/3/03	200312557823	All assets
AG 1970, Inc.	CA Secretary of State	DBNY	4/3/03	0309760064	All assets
AG 1971, Inc.	CA Secretary of State	DBNY	4/3/03	0309760004	All assets
AG 1972, Inc.	CA Secretary of State	DBNY	4/3/03	0309760001	All assets
Alyssum Corporation	CA Secretary of State	DBNY	4/03/03	0309760002	All assets
Barclay Hollander Corporation	CA Secretary of State	DBNY	4/3/03	0309460660	All assets
Bud Antle, Inc.	CA Secretary of State	DBNY	4/3/03	0309460685	All assets
Calicahomes, Inc.	CA Secretary of State	DBNY	4/3/03	0309760044	All assets
California Polaris, Inc.	CA Secretary of State	DBNY	4/3/03	0309460658	All assets
CB North, LLC	CA Secretary of State	DBNY	12/29/04	047010326730	All assets
CB South, LLC	CA Secretary of State	DBNY	12/29/04	047010327004	All assets
Dole Abpik, Inc.	CA Secretary of State	DBNY	4/3/03	0309760082	All assets
Dole Arizona Dried Fruit and Nut Company	CA Secretary of State	DBNY	4/03/03	0309760075	All assets
Dole Carrot Company	CA Secretary of State	DBNY	4/03/03	0309760101	All assets
Dole Citrus	CA Secretary of State	DBNY	4/03/03	0309760092	All assets
Dole Citrus	CA Secretary of State	Safeco Credit Co. Inc.	4/03/03	0317760492	Precautionary filing relating to a lease transaction
Dole DF&N, Inc.	CA Secretary of State	DBNY	4/03/03	0309460661	All assets
Dole Dried Fruit and Nut Company	CA Secretary of State	DBNY	4/03/03	0309460663	All assets
Dole Farming, Inc.	CA Secretary of State	DBNY	4/03/03	0309760570	All assets
Dole Fresh Vegetables, Inc.	CA Secretary of State	Ameritech Credit Corporation	9/15/00 Continuation 7/22/05	0026660751 Continuation 05-70351874	All controllers, modems, computers and other date transmission devices, etc. subject to lease agreement.
Dole Fresh Vegetables, Inc.	CA Secretary of State	Technology Credit Corporation	5/2/01	0112760717	Superstack 3 Switch 4900SX subject to lease agreement.
Dole Fresh Vegetables, Inc.	CA Secretary of State	Crown Credit Company	7/16/01	0119960141	Crown lift truck

Schedule IX

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL

Dole Fresh Vegetables, Inc.	CA Secretary of State	Crown Credit Company	8/03/01	0122160496	Crown lift truck
Dole Fresh Vegetables, Inc.	CA Secretary of State	Farm Credit Leasing Services Corporation	10/29/01	0130260875	2001 full car vacuum tube system and related equipment subject to lease agreement.
Dole Fresh Vegetables, Inc.	CA Secretary of State	IBM Credit Corporation	7/31/02	0221460254	Precautionary filing relating to IBM software
Dole Fresh Vegetables, Inc.	CA Secretary of State	Crown Credit Company	8/30/02	0224660233	Crown lift truck
Dole Fresh Vegetables, Inc.	CA Secretary of State	US Bancorp	9/03/02	0224860329	2 digital imaging systems
Dole Fresh Vegetables, Inc.	CA Secretary of State	US Bancorp	9/30/02	0227461026	1 digital imaging system
Dole Fresh Vegetables, Inc.	CA Secretary of State	Crown Credit Company	1/06/03	0300960470	Crown lift truck
Dole Fresh Vegetables, Inc.	CA Secretary of State	Crown Credit Company	3/27/03	0308760167	Crown lift truck
Dole Fresh Vegetables, Inc.	CA Secretary of State	Santa Barbara Bank & Trust Leasing	7/18/03	0320460568	1 jumbo trash compactor
Dole Fresh Vegetables, Inc.	CA Secretary of State	Wells Fargo Equipment Finance, Inc.	8/15/03	0323160449	Precautionary filing relating to lease forklift truck
Dole Fresh Vegetables, Inc.	CA Secretary of State	Crown Credit Company	9/02/03	0324760716	Crown lift truck
Dole Fresh Vegetables, Inc.	CA Secretary of State	Crown Credit Company	12/01/03	0333960298	Cascade single double pallet handlers
Dole Fresh Vegetables, Inc.	CA Secretary of State	FCC Equipment Financing, Inc.	12/18/03	0335760646	1 Caterpillar
Dole Fresh Vegetables, Inc.	CA Secretary of State	IBM Credit LLC	2/09/04	0404860026	Precautionary filing relating to IBM software
Dole Fresh Vegetables, Inc.	CA Secretary of State	Farm Credit Leasing Services Corporation	2/18/04	0405560915	2 field vacuum tube systems and related equipment subject to lease agreement.
Dole Fresh Vegetables, Inc.	CA Secretary of State	Toyota Motor Credit	4/12/04	0411460446	Toyota forklifts

Schedule IX

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL

		Corporation/Prolift Industrial Equipment Co. LLC
Dole Fresh Vegetables, Inc.	CA Secretary of State	De Lage Landen Financial Services Inc.	5/14/04	0414360036	Leased equipment
Dole Fresh Vegetables, Inc.	CA Secretary of State	Toyota Motor Credit Corporation/Prolift Industrial Equipment Co. LLC	12/08/04 Amendment 12/10/04	047007087023 Amendment 0470076337	Toyota forklifts
Dole Fresh Vegetables, Inc.	CA Secretary of State	IOS Capital	12/13/04	047008730160	Leased equipment
Dole Fresh Vegetables, Inc.	CA Secretary of State	IOS Capital	6/28/04	0418460191	Leased equipment
Dole Fresh Vegetables, Inc.	CA Secretary of State	DBNY	4/03/03	0309760205	All assets
Dole Fresh Vegetables, Inc.	CA Secretary of State	Farm Credit Leasing Services Corporation	2/11/05	057015716911	1 field vacuum tube system and related equipment subject to lease agreement.
Dole Fresh Vegetables, Inc.	CA Secretary of State	Farm Credit Leasing Services Corporation	3/14/05	057019139904	2 field vacuum tube systems and related equipment subject to lease agreement.
Dole Fresh Vegetables, Inc.	CA Secretary of State	IOS Capital	04/11/05	057022758086	Leased equipment
Dole Fresh Vegetables, Inc.	CA Secretary of State	De Lage Landen Financial Services Inc.	4/27/05	057024680113	Leased equipment
Dole Fresh Vegetables, Inc.	CA Secretary of State	De Lage Landen Financial Services Inc.	4/27/05	057024680234	Leased equipment
Dole Fresh Vegetables, Inc.	CA Secretary of State	Printpack, Inc.	9/2/05	057040107731	Consigned inventory
Dole Fresh Vegetables, Inc.	CA Secretary of State	IOS Capital	12/20/05	057052578897	Leased equipment
Dole Fresh Vegetables, Inc.	CA Secretary of State	Toyota Motor Credit Corporation/Prolift Industrial Equipment	1/07/06	067054500330	Toyota forklifts

Schedule IX

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL

		Co. LLC
Dole Orland, Inc.	CA Secretary of State	DBNY	4/03/03	0309760210	All assets
Dole Visage, Inc.	CA Secretary of State	DBNY	4/03/03	0309760246	All assets
E. T. Wall Company	CA Secretary of State	DBNY	4/03/03	0309760237	All assets
Earlibest Orange Association, Inc.	CA Secretary of State	DBNY	4/03/03	0309760189	All assets
Fallbrook Citrus Company, Inc.	CA Secretary of State	DBNY	4/03/03	0309760263	All assets
Lindero Headquarters Company, Inc.	CA Secretary of State	DBNY	4/03/03	0309760256	All assets
Lindero Property, Inc.	CA Secretary of State	DBNY	4/03/03	0309760553	All assets
Milagro Ranch, LLC	CA Secretary of State	DBNY	4/03/03	047010328257	All assets
Oceanview Produce Company	CA Secretary of State	DBNY	4/03/03	0309760619	All assets
Oceanview Produce Company	CA Secretary of State	AGCO Finance LLC	6/13/03	0316960442 Amendment 03353C0099	Certain leased equipment
Oceanview Produce Company	CA Secretary of State	Power Machinery Center	2/13/04	0405161033	Certain leased equipment
Oceanview Produce Company	CA Secretary of State	Power Machinery Center	3/17/04	0408460939	Certain leased equipment
Prairie Vista, Inc.	CA Secretary of State	DBNY	4/03/03	0309460686	All assets
Rancho Manana, LLC	CA Secretary of State	DBNY	12/29/04	04701329147	All assets
Royal Packing Co.	CA Secretary of State	Case Credit Corporation	7/17/01	0120060236	Tractor
Royal Packing Co.	CA Secretary of State	Case Credit Corporation	7/17/01	012006029I	Tractor
Royal Packing Co.	CA Secretary of State	Case Credit Corporation	8/01/01	0121960321	Tractors
Royal Packing Co.	CA Secretary of State	Case Credit Corporation	10/24/02	0229860552	Tractors
Royal Packing Co.	CA Secretary of State	Case Credit Corporation	10/24/02	0229860559	Tractors

Schedule IX

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL

Royal Packing Co.	CA Secretary of State	Case Credit Corporation	1/08/03	0301360408	Tractors
Royal Packing Co.	CA Secretary of State	Case Credit Corporation	2/18/03	0305260338	Tractors
Royal Packing Co.	CA Secretary of State	DBNY	4/03/03	0309760591	All assets
Royal Packing Co.	CA Secretary of State	CNH Capital America LLC	10/26/05	057046390802	Tractor
Veltman Terminal Co.	CA Secretary of State	DBNY	4/03/03	0309760609	All assets
DHM Holding Company, Inc.	DE Secretary of State	DBNY	4/03/03	30878820	All assets
Dole Holding Company, LLC	DE Secretary of State	DBNY	3/29/04	40881229	All assets
Dole Holding Company, LLC	DE Secretary of State	DBNY	3/29/04	40881237	All assets
Dole Holding Company, LLC	DE Secretary of State	DBNY	7/23/04	42071944	All assets
Dole Food Company, Inc.	DE Secretary of State	IBM Credit Corporation	11/27/01	22000028	Leased IBM equipment and software
Dole Food Company, Inc.	DE Secretary of State	IBM Credit Corporation	12/19/01	20164347	Leased IBM equipment and software
Dole Food Company, Inc.	DE Secretary of State	IBM Credit Corporation	12/19/01	20164354	Leased IBM equipment and software
Dole Food Company, Inc.	DE Secretary of State	IBM Credit Corporation	09/20/02	22424152	Leased IBM equipment and software
Dole Food Company, Inc.	DE Secretary of State	DBNY	4/03/03	30878853	All assets
Dole Food Company, Inc.	DE Secretary of State	IOS Capital	12/19/03	40034738	Leased equipment
Dole Food Company, Inc.	DE Secretary of State	IBM Credit LLC	01/06/04	40256174	Leased IBM equipment and software
Dole Food Company, Inc.	DE Secretary of State	IBM Credit LLC	09/09/04	42533059	Leased IBM equipment and software
Dole Food Company, Inc.	DE Secretary of State	IBM Credit LLC	09/23/04	42678862	Leased IBM equipment and software
Dole Food Company, Inc.	DE Secretary of State	IOS Capital	9/20/04	42691584	Leased equipment
Dole Food Company, Inc.	DE Secretary of State	Forsythe Technology, Inc./McArthur	10/05/04 Amendment 12/01/04	42791855 Amendment 42791855	Leased computer equipment

Schedule IX

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL

		Associates, Inc.
Dole Food Company, Inc.	DE Secretary of State	IBM Credit LLC	05/23/05	51581801	Leased IBM equipment and software
Dole Food Company, Inc.	DE Secretary of State	IBM Credit LLC	08/11/05	52494798	Leased IBM equipment and software
Dole Food Company, Inc.	DE Secretary of State	IBM Credit LLC	10/13/05	53164341	Leased IBM equipment and software
Dole Food Company, Inc.	DE Secretary of State	IBM Credit LLC	10/14/05	53180339	Leased IBM equipment and software
Dole Food Company, Inc.	DE Secretary of State	IBM Credit LLC	11/21/05	53610087	Leased IBM equipment and software
Bananera Antillana (Columbia) Inc.	DE Secretary of State	DBNY	4/03/03	30875289	All assets
Clovis Citrus Association	DE Secretary of State	DBNY	3/04/03	030878747	All assets
Delphinium Corporation	DE Secretary of State	DBNY	3/04/03	30878838	All assets
Dole Europe Company	DE Secretary of State	DBNY	4/03/03	30878846	All assets
Dole Foods Flight Operations, Inc.	DE Secretary of State	DBNY	4/03/03	30878861	All assets
Dole Foods Flight Operations, Inc.	DE Secretary of State	General Electric Capital Corporation	4/01/03	30845423	Bombadier Global Express aircraft
Dole Fresh Flowers, Inc.	DE Secretary of State	Miami Office Systems	2/20/02	20635288	Copier systems
Dole Fresh Flowers, Inc.	DE Secretary of State	DBNY	4/03/03	30878887	All assets
Dole Fresh Flowers, Inc.	DE Secretary of State	Raymond Leasing Corporation	7/16/03	32020769	Watering systems
Dole Fresh Flowers, Inc.	DE Secretary of State	Crown Credit Company	01/03/05	50001520	Crown lift truck
Dole Fresh Flowers, Inc.	DE Secretary of State	General Electric Capital Corporation	01/03/05	50003013	Leased equipment
Dole Fresh Flowers, Inc.	DE Secretary of State	Crown Credit Company	01/03/05	50005331	Crown lift truck
Dole Fresh Flowers, Inc.	DE Secretary of State	Crown Credit	01/03/05	50005356	Crown lift truck

Schedule IX

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL

		Company
Dole Fresh Flowers, Inc.	DE Secretary of State	Crown Credit Company	01/03/05	50005380	Crown lift truck
Dole Fresh Flowers, Inc.	DE Secretary of State	Crown Credit Company	06/15/05	51836817	GNB Batteries
Dole Holding Company, LLC	DE Secretary of State	DBNY	07/23/04	40881229	All assets
Dole Holding Company, Inc.	DE Secretary of State	DBNY	03/29/04	40881237	All assets
Dole Holding Company, LLC	DE Secretary of State	DBNY	03/29/04	42071944	Shares of Dole Food Company, Inc.
Dole Northwest, Inc.	DE Secretary of State	DBNY	04/3/03	30878879	All assets
Dole Sunfresh Express, Inc.	DE Secretary of State	DBNY	04/3/03	30878903	All assets
Standard Fruit and Steamship Company	DE Secretary of State	DBNY	04/3/03	30878895	All assets
Standard Fruit Company	DE Secretary of State	DBNY	04/3/03	30878697	All assets
Sun Country Produce, Inc.	DE Secretary of State	DBNY	04/3/03	30878705	All assets
West Foods, Inc.	DE Secretary of State	DBNY	04/3/03	30878721	All assets
Cool Advantage, Inc.	FL Secured Transaction Registry	DBNY	04/3/03	200303648250	All assets
Cool Care, Inc.	FL Secured Transaction Registry	DBNY	04/3/03	200303648269	All assets
Flowernet, Inc.	FL Secured Transaction Registry	DBNY	04/3/03	200303648277 Amendment 20030491843X	All assets
Saw Grass Transport, Inc.	FL Secured Transaction Registry	DBNY	04/3/03	200303648285	All assets
DNW Services Company	WA Department of Licensing	DBNY	04/3/03	2003-098-9527-1	All assets
Pacific Coast Truck Company	WA Department of Licensing	DBNY	04/3/03	2003-098-9525-7	All assets
Pacific Coast Truck Company	WA Department of Licensing	General Motors Acceptance Corporation	3/22/96 Amendment 10/21/99	96-082-0312 Amendment 1999-294-0712	Motor vehicles and accessories

Schedule IX

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL

			Continuation 10/20/00 Amendment 10/29/04	Continuation 2000-294-0070 Amendment 2004-307-5834-6
Pacific Coast Truck Company	WA Department of Licensing	International Truck and Engine Corporation and/or Navistar Financial Corporation	02/05/02 Amendment 06/12/02 Amendment 06/22/05	2002-051-1455-1 Amendment 2002-163-1973-0 Amendment 2005-173-9753-6	Trucks ands trailers
Pacific Coast Truck Company	WA Department of Licensing	International Truck and Engine Corporation and/or Navistar Financial Corporation	5/15/03 Amendment 1/12/04 Amendment 7/15/04 Amendment 6/22/05	2003-139-2342-7 Amendment 2004-012-1753-7 Amendment 2004-197-6006-3 Amendment 2005-173-9755-0	In lieu of continuation for File Number 32015 filed in the office of the Secretary of State of the State of Alaska; all inventory manufactured or distributed by IC Corporation
Pacific Coast Truck Company	WA Department of Licensing	International Truck and Engine Corporation and/or Navistar Financial Corporation	6/12/03 Amendment 1/12/04 Amendment 7/15/04 Amendment 6/22/05	2003-168-1042-7 Amendment 2004-012-1754-4 Amendment 2004-197-6007-0 Amendment 2005-173-9756-7	In lieu of continuation for File Numbers 126236, 126236 and 460020 filed in the office of the Secretary of State of the State of Alaska
Pacific Coast Truck Company	WA Department of Licensing	Toyota Motor Credit Corporation	08/28/03	2003-241-3397-6	Toyota forklift model
Pan-Alaska Fisheries, Inc.	WA Department of Licensing	DBNY	04/3/03	2003-098-9526-4	All assets
Diversified Imports Co.	NV Secretary of State	DBNY	04/3/03	2003009378-6	All assets
Dole Assets, Inc.	NV Secretary of State	DBNY	04/3/03	2003009379-8	All assets
Dole Fresh Fruit Company	NV Secretary of State	DBNY	04/3/03	2003009380-1	All assets
Dole Holdings, Inc.	NV Secretary of State	DBNY	04/3/03	2003009381-3	All assets
Dole Logistics Services, Inc.	NV Secretary of State	DBNY	04/3/03	2003009382-5	All assets

Schedule IX

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL

Dole Ocean Cargo Express, Inc.	NV Secretary of State	DBNY	04/3/03	2003009384-9	All assets
Dole Ocean Liner Express, Inc.	NV Secretary of State	DBNY	04/3/03	2003009383-7	All assets
Renaissance Capital Corporation.	NV Secretary of State	DBNY	04/3/03	2003009385-1	All assets
Sun Giant, Inc.	NV Secretary of State	DBNY	04/3/03	2003009386-3	All assets
Blue Anthurium, Inc.	HI Bureau of Conveyances	DBNY	04/04/03	2003-062776	All assets
Cerulean, Inc.	HI Bureau of Conveyances	DBNY	04/04/03	2003-062777	All assets
Dole Diversified, Inc.	HI Bureau of Conveyances	DBNY	04/04/03	2003-062765	All assets
Dole Land Company, Inc.	HI Bureau of Conveyances	DBNY	04/03/03	2003-062766	All assets
Dole Packaged Foods Corporation	HI Bureau of Conveyances	DBNY	04/04/03	2003-062767	All assets
La Petitie D’Agen, Inc.	HI Bureau of Conveyances	DBNY	04/03/03	2003-062775	All assets
MK Development, Inc.	HI Bureau of Conveyances	DBNY	04/03/03	2003-062768	All assets
Malaga Company, Inc.	HI Bureau of Conveyances	DBNY	04/03/03	2003-062769	All assets
Muscat, Inc.	HI Bureau of Conveyances	DBNY	04/03/03	2003-062770	All assets
Oahu Transport Company, Limited	HI Bureau of Conveyances	DBNY	04/03/03	20030-062771	All assets
Wahiawa Water Company, Inc.	HI Bureau of Conveyances	DBNY	4/03/03	2003-061441	Mortgage, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing
Wahiawa Water Company, Inc.	HI Bureau of Conveyances	DBNY	4/03/03	2003-062772	All assets
Zante Currant, Inc.	HI Bureau of Conveyances	DBNY	4/03/03	2003-062774	All assets
Dole Fresh Fruit International Limited	DC Recorder of Deeds	Bank of America, N.A.	11/15/01	2001110459	Precautionary filing in connection with a lease
Dole Fresh Fruit International Limited	DC Recorder of Deeds	DBNY	04/07/03	2003040117	All assets
Dole Fresh Fruit International Limited	DC Recorder of Deeds	DBNY	12/22/03	2003183975	All right, title and interest in the Bahamian Flag vessel, Dole Costa Rica
Dole Fresh Fruit International Limited	DC Recorder of Deeds	DBNY	12/22/03	2003183980	All right, title and interest in the Bahamian Flag vessel, Dole Honduras

Schedule IX

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL

Dole Fresh Fruit International Limited	DC Recorder of Deeds	DBNY	12/22/03	2003183981	All right, title and interest in the Bahamian Flag vessel, Dole California
Dole Fresh Fruit International Limited	DC Recorder of Deeds	DBNY	12/22/03	2003183982	All right, title and interest in the Bahamian Flag vessel, Dole Honduras
Ventura Trading Ltd.	DC Recorder of Deeds	DBNY	01/03/05	2005000587	All right, title and interest in the Bahamian Flag vessel, Dole Europa
Ventura Trading Ltd.	DC Recorder of Deeds	DBNY	01/03/05	2005000591	All right, title and interest in the Bahamian Flag vessel, Dole Costa Rica
Ventura Trading Ltd.	DC Recorder of Deeds	DBNY	01/03/05	2005000557	All right, title and interest in the Bahamian Flag vessel, Dole California
Ventura Trading Ltd.	DC Recorder of Deeds	DBNY	01/03/05	2005000561	All right, title and interest in the Bahamian Flag vessel, Tropical Sky
Ventura Trading Ltd.	DC Recorder of Deeds	DBNY	01/03/05	2005000574	All right, title and interest in the Bahamian Flag vessel, Tropical Star
Ventura Trading Ltd.	DC Recorder of Deeds	DBNY	01/03/05	2005000575	All right, title and interest in the Bahamian Flag vessel, Tropical Star
Ventura Trading Ltd.	DC Recorder of Deeds	DBNY	01/03/05	2005000578	All right, title and interest in the Bahamian Flag vessel, Tropical Mist
Ventura Trading Ltd.	DC Recorder of Deeds	DBNY	01/03/05	2005000579	All right, title and interest in the Bahamian Flag vessel, Dole Asia
Ventura Trading Ltd.	DC Recorder of Deeds	DBNY	01/03/05	2005000585	All right, title and interest in the Bahamian Flag vessel, Dole

Schedule IX

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL

					Africa
Ventura Trading Ltd.	DC Recorder of Deeds	DBNY	01/03/05	2005000589	All right, title and interest in the Bahamian Flag vessel, Dole America
Ventura Trading Ltd.	DC Recorder of Deeds	DBNY	01/03/05	2005000593	All right, title and interest in the Bahamian Flag vessel, Dole Honduras
Ventura Trading Ltd.	DC Recorder of Deeds	DBNY	01/03/05	2005000602	All right, title and interest in the Bahamian Flag vessel, Dole Ecuador
Ventura Trading Ltd.	DC Recorder of Deeds	DBNY	01/13/05	2005006216	All right, title and interest in the Bahamian Flag vessel, Tropical Morn

SCHEDULE X

SCHEDULE X Capitalization

Part A

None

Part B

None.

1

SCHEDULE XI

Schedule XI Existing Letters of Credit -Term Loan

LETTERS OF CREDIT AND GUARANTIES OUTSTANDING

11-Apr-06

ISSUER	DOLE ENTITY	BENEFICIARY/PURPOSE	LC/GUARANTY NO.	ISSUANCE DATE	EXPIRY DATE	AMOUNT	FX RATE	USD
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Schedule XI

[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
Bank of America - London	Dole Food Company, Inc.	UK Vessels	DB LOC#25	11/21/2003	11/6/2007	£15,344,938.00	1.7390	26,684,847.16

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

SCHEDULE XII

Schedule XII- Certain Foreign Security Documents, Foreign Subsidiaries Party to Foreign Security Documents, etc.

Part A and B- Foreign Credit Party Pledge Agreements and Local Law Pledge Agreements

•	Accounts Pledge Agreement [*]

•	Intellectual Property Rights Pledge Agreement [*]

•	Account Pledge Agreement [*]

•	Assignments of Receivables Agreement [*]

•	Bond Pledge Agreement [*]

•	Commercial Pledge [*]

•	Pledge Without Conveyance [*]

•	Industrial Pledge [*]

•	Pledge Agreement [*]

•	Pledge Agreement [*]

•	Pledge Agreement [*]

•	Ordinary Pledge [*]

•	Agricultural and Industrial Pledge [*]

•	Pledge [*]

•	Universal Pledge Agreement [*]

•	Share Pledge Agreement [*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Schedule XII

Schedule XII- Certain Foreign Security Documents, Foreign Subsidiaries Party to Foreign Security Documents, etc.

Part C- Replacement Foreign Security Agreements and all other Foreign Security Agreements (prior to giving effect to the Foreign Security Documents Acknowledgements and/or Amendments)

•	Security Agreement [*]

•	Bermuda Charge Agreement [*]

•	Amended and Restated Debenture [*]

•	Security Agreement [*]

•	Assignment Agreement [*]

•	Security Transfer Agreement [*]

•	Security Purpose Agreement [*]

•	Foreign Security Agreements [*]

•	Foreign Security Agreements [*]

•	Foreign Security Agreements [*]

•	Foreign Security Agreements [*]

•	Foreign Security Agreements [*]

•	Foreign Security Agreements [*]

•	Foreign Security Agreements [*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Schedule XII

•	Foreign Security Agreements [*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Schedule XII

Schedule XII- Certain Foreign Security Documents, Foreign Subsidiaries Party to Foreign Security Documents, etc.

Part E and F- Foreign Security Documents Acknowledgements and/or Amendments and Foreign Subsidiaries party to Foreign Security Documents Acknowledgements and/or Amendments

•	Amendments to Deeds of Covenant and Mortgages [*]

•	Letter of Confirmation [*]

•	Amendment Agreement [*]

•	Acknowledgment Letter [*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Schedule XII

•	Supplement to Mortgage Agreements [*]

•	Amendments to security documents [*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Schedule XII

Schedule XII- Certain Foreign Security Documents, Foreign Subsidiaries Party to Foreign Security Documents, etc.

Part G- Foreign Credit Parties executing Replacement Foreign Security Agreements and all Replacement Foreign Security Agreements to be executed and delivered on the Restatement Effective Date

•	Assignments of Receivables Agreement [*]

•	Account Pledge Agreement [*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

SCHEDULE XIII

SCHEDULE XIII     Non-Guarantor Subsidiaries: Excluded Foreign Subsidiaries

[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

SCHEDULE XIV

Dole

AUDIT COMMITTEE MEETING
2005 AFFILIATED TRANSACTIONS BOOKLET
April 4, 2006

DOLE FOOD COMPANY, INC.

2005 SUMMARY OF AFFILIATED TRANSACTIONS

The Affiliated Transactions Booklet summarizes transactions between Dole Food Company, Inc. (“Dole”), on the one hand, and Castle & Cooke, Inc. (“Castle”) and other affiliated entities of David H. Murdock, on the other hand. Castle became a private company beneficially owned by Mr. Murdock on September 6, 2000. Dole became a private company beneficially owned by Mr. Murdock on March 28, 2003. An organizational chart showing the entities and their various relationships is presented at page 5.

Set forth herein is a summary describing various transactions and related dollar amounts with respect to both fiscal years 2005 and 2004. Each matter is cross-referenced to a tab number, which documents additional information regarding the specific transaction.

Dole’s relationships with Castle and Mr. Murdock’s other affiliated entities are subject to limitations on transactions with affiliates that are contained in Dole’s Credit Agreement and in the indentures governing Dole’s senior notes and debentures. A copy of those limitations is included behind Tab 11.

As described in more detail in this report, this report is based on continuous accounting and internal review procedures conducted by Dole. This booklet has been read by our independent auditors, Deloitte & Touche LLP and reflects their input.

1

DOLE FOOD COMPANY, INC.

2005 SUMMARY OF AFFILIATED TRANSACTIONS

SUMMARY A

Transactions between Dole Food Company, Inc. or its affiliates and DHM and his affiliates including Castle & Cooke.

TAB	DESCRIPTION	Total 2005 (1)	Less Paid	Pay/(Rec) 12/31/05		Total 2004	Variance Fr 2004 to 2005

1	Transportation Products and Services:
	Flexi-Van	[*]	[*]	[*]		[*]	[*]
	- Rental of Chassis and Generator Sets
	Pacific Coast Truck
	- Sale of Trucks, Semi-Tractors and Cement Mixer	[*]	[*]	[*]		[*]	[*]

		[*]	[*]	[*]		[*]	[*]

2	Warehouse Services:
	Madison Warehouse
	- Rental of warehouse space	[*]	[*]	[*]		[*]	[*]

3	Country Club and Restaurant:
	Sherwood Country Club
	- Target World Challenge	47,177	(47,177)	0		47,598	421
	- Other Functions	11,007	(11,007)	0		22,193	11,186

		58,184	(58,184)	0		69,791	11,607

4	Restaurant Products and Services:
	The Regency Club
	- Business Meals Hosted by Executives	14,239	(14,239)	0		16,306	2,067
	- Monthly dues	6,836	0	6,836		5,166	(1,670)

		21,075	(14,239)	6,836		21,472	397

5	Aircraft Usage and Operations:
	Global Express
	- Aircraft Co-ownership Agreement	(1,013,251)	899,743	(113,508	)(a)	(819,403)	193,848
	- Hangar/Office Rent	195,274	(195,274)	0		176,533	(18,741)
	- Personal Use of the Aircraft	(6,067)	0	(6,067)		0	6,067
	- Aircraft Fuel	0	0	0		124,581	124,581

		(824,044)	704,469	(119,575)		(518,289)	305,755

6	Risk Management Transactions:
	- Shared Departmental Costs	[*]	[*]	[*]		[*]	[*]
	- Captive Coverage from Mendocino	[*]	[*]	[*]		[*]	[*]
	- Hurricane Francis	[*]	[*]	[*]		[*]	[*]
	- Insurance Premium Reimbursements	[*]	[*]	[*]		[*]	[*]
	- Huntington Storm Loss Claim	[*]	[*]	[*]		[*]	[*]

		[*]	[*]	[*]		[*]	[*]

(1)	Amounts without brackets represent payments due by Dole to DHM and his affiliates including Castle & Cooke. Amounts with brackets are payments due by DHM and his affiliates including Castle & Cooke to Dole.
(a)	Amounts were fully settled as of 03/1/06
[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

2

TAB	DESCRIPTION	Total 2005 (1)	Less Paid		Pay/(Rec) 12/31/05		Total 2004	Variance Fr 2004 to 2005

7	Miscellaneous Transactions:
	- Casa de Experanza	1,625,411	(1,625,411)		0		0	(1,625,411)
	- Madera Project	1,163,638	(1,153,638)		0		1,109,122	(44,516)
	- Land Services Fee	114,424	0		114,424		107,678	(6,746)
	- Oahu Land Property Tax	25,396	0		25,396		28,993	3,597
	- Transfer related to Land Exchange	(32,539)	28,937		(3,602)		0	32,539
	- Purchase of Dole Products	(342,365)	293,553		(48,812	) (a)	(434,939)	(92,574)
	- Trademark Licensing Agreement	(68,184)	0		(68,184)		(61,151)	7,033
	- Plantation water and Sewer Costs	(28,404)	22,586		(5,818	) (a)	(25,987)	2,417
	- Fire Pump Engine	(4,223)	0		(4,223	) (a)	(10,705)	(6,482)
	- Sand Sale	(2,970)	2,970		0		(57,870)	(54,900)
	- Tanada Reservoir	(941)	941		0		(2,904)	(1,963)
	- Hotel charges on Lanai	0	0		0		215,474	215,474
	- Honolulu harbor	0	0		0		148,845	148,845
	- Fuel used by Citation II	0	0		0		2,184	2,184
	- Magazine Subscription	0	0		0		1,098	1,098
	- GET Tax Refund	0	0		0		(126,168)	(126,168)
	- Train Track Fieldwork	0	0		0		(10,000)	(10,000)

		2,439,243	(2,430,062)		9,181		883,670	(1,555,573)

8	Executive Transactions	See Tab 9					See Tab 9

9	Executive Offices’ Shared Costs	(82,174)	0		(82,174)		(58,551)	23,623

	Properties Exchange:	No Tab
	- Dole Land (FMV)	0	0		0		(17,250,000)	(17,250,000)
	- Castle Land (FMV)	0	0		0		17,100,000	17,100,000

		0	0		0		(150,000)	(150,000)

	Net Total	[* ]	[*	]	[*	]	[* ]	[* ]

	Total Due by Dole to Castle	[* ]	[*	]	[*	]	[* ]
	Total Due to Dole by Castle	[* ]	[*	]	[*	]	[* ]

	Net Total	[* ]	[*	]	[*	]	[* ]

(1)	Amounts without brackets represent payments due by Dole to DHM and his affiliates including Castle & Cooke. Amounts with brackets are payments due by DHM and his affiliates including Castle & Cooke to Dole.
(a)	Amounts were fully settled as of 03/1/06

[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

3

DOLE FOOD COMPANY, INC.

2005 SUMMARY OF AFFILIATED TRANSACTIONS

TAB	DESCRIPTION

10	Transaction with Westlake Wellbeing Properties, LLC

11	Limitations on Transactions with Affiliates

12	Draft Audit Committee Resolutions

4

DOLE FOOD COMPANY, INC.

ORGANIZATIONAL RELATIONSHIPS TO AFFILIATED PARTIES

David H. Murdock
Castle & Cooke Holdings, Inc.
Castle & Cooke, Inc.
(Became a private company held by Mr. Murdock on 9/6/00)
DHM Holding Company, Inc.
[*]
[*]
Dole Holding Company, LLC
Westlake Wellbeing Properties, LLC
Dole Food Company, Inc.
(Became a Private Company held by Mr. Murdock on 3/28/03)
Global Express
([*] owned by Dole)
([*] owned by Castle)

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

5

DOLE FOOD COMPANY, INC.

2005 AFFILIATED TRANSACTIONS

TRANSPORTATION PRODUCTS AND SERVICES

[*] Transaction

[*] is a wholly owned subsidiary of Mr. Murdock. Continuing transactions between Dole and [*] are described below as follows:

Rental of Chassis and Generator Sets

[*] is one of the United States’ largest lessors of chassis and generator sets. [*] and [*] each lease equipment pursuant to a Term Lease Agreement. The Term Lease was approved by the Board of Directors in the July 22, 2002 meeting (Exhibit A). The Term Lease Agreement was signed by both Dole and Castle in August 2002 and will continue for a period of [*] months.

[*] purchased the domestic chassis fleet of [*] in October 2002. As part of the purchase, [*] also assumed certain of [*] lessor obligations, including a lease under which Dole leased [*] chassis from [*]. In March of 2003, this lease agreement was amended to transfer the lease of these [*] chassis under the [*] Term Lease Agreement.

Dole also does business with equipment lessors other than [*] and Dole also buys equipment. Dole’s lease payments to [*] totaled [*] and [*] in 2005 and 2004, respectively. The lease payments for 2005 paid under the Term Lease Agreement are shown on Exhibit B. In 2005, per the lease obligations. Dole also paid to lessors the casualty value of equipment that was lost or damaged from Hurricane Katrina. Approximately [*] was paid to [*] for the loss of its equipment from the hurricane. The loss of leased and owned equipment from Hurricane Katrina is covered under Dole’s cargo insurance policy.

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

1-1

[*]

[*] is a wholly owned subsidiary of Dole. [*] operates two truck dealerships in [*] and [*]. [*] are franchise dealers for three commercial truck manufacturers: [*], [*] and [*]. In addition, [*] also represents many other small manufacturers of commercial truck parts. The great majority of the sales are to companies or government units.

In 2004, the Presidents of Dole and Castle, Mr. Richard Dahl and Mr. Edward Roohan disseminated [*] information to both Dole and Castle companies. As this information spread, [*] was able to quote trucks to Castle, Based on [*] prices, delivery time, brand and other factors, [*] was awarded some quotes and lost others. The quotes to Castle include concessions [*] received from the truck manufacturers [*] represents. These concessions are awarded based on the size of the customer, financial ability and quantity of the vehicles to be sold.

Castle’s purchases were [*] and [*] in 2005 and 2004 (see Exhibit C for details). Mr. Robert Carey, President of [*] provided the above information.

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

1-2

Exhibit A

Dole Food Company, Inc.

Regular Meeting of the Board of Directors

July 22, 2002

Lana’i, Hawaii

[*] Chassis Lease	Mr. Kern presented for Board consideration a proposed chassis lease transaction with [*], noting the arm’s-length

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

1-3

Dole Food Company, Inc.

Regular Meeting of the Board of Directors

July 22, 2002

Lana’i, Hawaii

competitive bidding process and its competitively favorable terms Mr. Kern further noted that Mr. Murdock has indicated that [*] would not be permitted to enter into this proposed lease transaction unless [*] remains the low bidder after another round of competitive bidding.

After discussion and upon motion duty made and seconded, the following resolutions were approved by all members of the Board of Directors except Mr. Murdock who abstained.

RESOLVED, that the President and Chief Operating Officer of the Company be, and hereby is, authorized and directed to determine if either [*] or [*] is prepared to submit a bid that, in the opinion of the President and Chief Operating Officer, the Vice President—Chief Financial Officer and the Vice President—General Counsel (the “Authorized Officers”) matches or improves upon the bid submitted by [*], and, if either entity does so, each of the Authorized Officers be, and hereby is, authorized and directed to negotiate and enter into a lease with whichever of such two entities submits the bid that, in the opinion of the Authorized Officers, as a group, is most advantageous to the Company.

RESOLVED, FURTHER, that if neither [*] not [*] submits a bid that, in the opinion of the Authorized Officers, as a group, matches or improves upon the bid submitted by [*], then each of the Authorized Officers be, and hereby is, authorized and directed to negotiate and enter into a lease with [*] on terms and conditions that, in the opinion of the Authorized Officers, as a group, are no less advantageous to the Company than the current bid submitted by [*].

RESOLVED FURTHER, that any and all such actions taken and any and all agreements, documents, instruments or other documents previously executed in furtherance of these resolutions be, and are hereby ratified, adopted and approved.

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

1-4

EXHIBIT B

Dole Food Company, Inc.

Leased Chassis and Gensets

FlexiVan
	Unit Price	Quantity	Total
[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

1-5

Exhibit C

Dole Food Company, Inc.

[*] Transactions

Sold to	Description	2005	2004
[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

1-6

DOLE FOOD COMPANY, INC.

2005 AFFILIATED TRANSACTIONS

Madison Warehouse Corporation

In April 2002, [*], a division of Dole, entered into warehousing agreements with Madison Warehouse Corporation (“Madison”), a wholly-owned subsidiary owned by Mr. Murdock, for warehousing services in [*] and [*]. This transaction was approved by the Board of Directors at its March 21, 2002 meeting (see Exhibit A).

As part of its supply chain cost reduction program, [*] identified warehousing costs as an area where substantial savings could be achieved. [*] was looking for high quality regional or national warehouse operators that would be able to execute well at a reasonable cost structure. It was decided to competitively bid all but two areas of [*] nationwide warehousing services. Madison was awarded the business through a competitive bidding process, with four other bidders for the [*] location, and three other bidders for [*]. Madison submitted the lowest bids for both locations. The agreements were originally for three years commencing April 1, 2002 and ending April 1, 2005, with sixty days cancellation for negligence or insolvency. Madison and [*] agreed to extend the contracts, which was approved by the Board by unanimous written consent effective March 31, 2005 and again at its July 27, 2005 meeting (see Exhibit B). The parties have continued the existing business relationship while the terms of new [*] contracts are finalized. An annual business review is conducted each January to review the performance of both parties, and Dole must agree to any increase in rates.

[*] payments to Madison totaled [*] and [*] in 2005 and 2004, respectively. The increase in rates correlates to [*] increase in warehouse volume and is consistent with the discussion of rates contained in a summary provided to the Board with the March 31, 2005 written consent.

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

2-1

Exhibit A

Dole Food Company, Inc.

Regular Meeting of the Board of Directors

March 21, 2002

Dole Headquarters

Westlake Village, California

Madison Warehouse Lease	Mr. Nolan presented for the Board’s consideration a proposed arrangement between [*] and Madison Warehouse Corporation (“Madison”) to service the grocery trade in the [*] and [*] markets. Mr. Murdock wholly owns

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

2-2	4

Dole Food Company, Inc.

Regular Meeting of the Board of Directors

March 21, 2002

Dole Headquarters

Westlake Village, California

Madison, and this proposed arrangement would be considered a related-party transaction.

In a cost reduction effort, warehousing services was identified as an area in which cost reduction could be achieved. Based on an extensive bidding and review process that involved ten candidates, [*] and [*], who were identified based on their capabilities in servicing the grocery trade, Madison, the lowest price bidder, was chosen due to its new facilities, quality service, professional management systems and total cost.

The basic terms of the transaction with Madison will be a [*] warehouse services agreement with customary termination rights by the Company with total annual payments to Madison of approximately [*], resulting in an annual net savings to the Company of [*].

Mr. Murdock noted that because of his personal interest in the transaction he would abstain from voting on this matter.

Following further discussion and upon motion duly made and seconded by outside Directors, the following recitals and resolutions (with Mr. Murdock abstaining) were adopted:

WHEREAS, pursuant to the Company’s financial procedures for subsidiaries, there has been presented to this Board of Directors a proposal by [*] to enter into a warehouse services agreement with Madison Warehouse Corporation (“Madison”) to service the grocery trade in the [*] and [*] markets with annual payments of approximately [*].

WHEREAS, this Board of Directors has determined that such proposal, substantially as described to this Board of Directors, is in the best interest of the Company.

NOW, THEREFORE, BE IT RESOLVED, that [*] (or such other company or companies affiliated with [*] as may be determined) be, and hereby is, authorized to enter into a warehouse services agreement with Madison to service the grocery trade in [*] and [*] with

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

2-3

Dole Food Company, Inc.

Regular Meeting of the Board of Directors

March 21, 2002

Dole Headquarters

Westlake Village, California

annual payments of approximately $1.6 million as described to this Board of Directors.

RESOLVED, FURTHER, that any and all actions taken and any and all contracts agreements, instruments or other documents heretofore executed in furtherance of the foregoing resolutions be, and hereby are, ratified adopted and approved.

Mr. Nolan left the meeting.

2-4

Exhibit B

UNANIMOUS WRITTEN CONSENT IN LIEU OF MEETING

OF THE BOARD OF DIRECTORS

OF

DOLE FOOD COMPANY, INC.,

a Delaware corporation

The undersigned, constituting all of the directors of Dole Food Company, Inc., a Delaware corporation (the “Company”), pursuant to Section 141 of the Delaware General Corporation Law, in lieu of holding a meeting of the Board of Directors, do hereby consent in writing to the adoption of the following resolutions, effective as of March 31, 2005:

WHEREAS, at its regular meeting of March 21, 2002, this Board authorized Dole Packaged Foods Company, a division of the Company, to enter into a [*] Warehouse Agreement effective April 1, 2002 (the “Agreement”) with Madison Warehouse Corporation (“Madison”), a company wholly owned by Mr. Murdock, with annual payments to Madison of approximately [*]; and

WHEREAS, payments to Madison under the Agreement have increased during its term for the reasons indicated in the attached Exhibit A; and

WHEREAS, the Agreement expires March 31, 2005, and there has been presented to this Board a proposal to amend the Agreement (the “Amendment”) to extend its term indefinitely until terminated upon [*] prior written notice by either party, and pursuant to the additional amendment terms indicated in Exhibit A; and

WHEREAS, this Board has determined that the proposed Amendment, having considered the background discussion set forth in Exhibit A, represents arms’ length terms and is fair and in the best interest of the Company.

NOW THEREFORE, BE IT RESOLVED, that the Amendment is hereby ratified, confirmed and approved.

RESOLVED FURTHER, that the President, the Executive Vice President, General Counsel and Corporate Secretary, the Vice President and Chief Financial Officer of the Company, or any of them, or their designees, are hereby authorized and directed to take such actions and to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers and documents deemed necessary, proper or convenient to carry out the transaction set forth herein.

RESOLVED FURTHER, that any actions taken before the date of these resolutions that would have been authorized by these resolutions but for the fact

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

2-5

RESOLVED FURTHER, that any actions taken before the date of these resolutions that would have been authorized by these resolutions but for the fact that such actions were taken before the date of these resolutions, be, and they hereby are, authorized, ratified, confirmed, adopted and approved in all respects as the acts of the Company.

IN WITNESS WHEREOF, the undersigned have executed this Unanimous Consent as of the date first above written.

David H. Murdock	Richard M. Ferry

C. Michael Carter	Scott A. Griswold

Andrew J. Conrad, Ph.D.	Justin M. Murdock

Richard J. Dahl	Edward C. Roohan

David A. DeLorenzo	Roberta Wieman

2-6

EXHIBIT A

DOLE PACKAGED FOODS – MADISON WAREHOUSE

Proposed Amendment to Warehouse Agreement

The Warehouse Agreement dated April 1, 2002 (“Agreement”) between [*] and Madison Warehouse Corporation (“Madison”) expires March 31, 2005. The parties propose to amend the Agreement to extend its term indefinitely until terminated upon six (6) months prior written notice by either party. [*] and Madison meet annually to agree upon any adjustments to rates for the upcoming year. The aggregate base warehouse rate for 2005 is anticipated to be approximately [*], depending upon inventory levels and actual volume for the year. Accessorial costs and special project expenses (see below for examples of these costs) for 2005 are estimated at [*] and [*], respectively.

Background

At the March 21, 2002 meeting of the Board of Directors, the Board approved [*] signing the Agreement with Madison to service the grocery trade in the [*] and [*] markets. Mr. Murdock wholly owns Madison and the arrangement was a related-party transaction. The resolution adopted by the Board authorized annual payments to Madison of approximately [*].

[*] actual payments to Madison under the Agreement have been as follows (in thousands):

[*]

The original estimate of [*] in annual costs only included base warehousing cost, not accessorial charges or special projects. Examples of accessorial costs include labor overtime, repair costs for damaged cases received by the warehouse, and similar miscellaneous expenses. Special projects (which are trade and promotional expenses) are additional services requested by [*] on behalf of specific customers, such as the construction of customized modular pallets or customizing the selling displays for club stores.

The following explains the escalation in each category of costs:

1. Base warehousing: [*] volumes at Madison have increased by approximately [*] over a [*] period. By mutual agreement with Madison, the base rate has increased

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

2-7

by approximately [*] over the same period. The rate increases were driven by changes in the [*] product mix to items with higher warehousing costs due to cooler requirements and a higher number of cases per pallet, and by general inflationary and market increases in the cost of warehouse services.

2. Accessorial: These amounts will fluctuate from year to year depending upon volume, unanticipated damages, and other miscellaneous services related to warehousing activities.

3. Special projects/packaging: Special projects are estimated at [*] to [*] per year, depending upon customer demand and trade promotions which [*] may grant to specific accounts.

[*] anticipates its volumes will continue to grow and payments to Madison will increase proportionately. [*] compares Madison’s rates against its other warehouse providers to ensure it is paying competitive charges for the services provided. [*] staff conducted an analysis in late 2003 of warehouse building and labor costs by geographical area, which validated the belief that its existing warehouse costs (including those with Madison) were fair. In addition, Scott Campbell, [*] Director of Logistics, believes Madison’s rates remain competitive based upon his knowledge of the warehouse industry and costs in the [*] and [*] markets. Madison’s warehouses continue to be [*] two lowest cost facilities.

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

2-8

Dole Food Company, Inc.

Regular Meeting of the Board of Directors

July 27, 2005

Dole Headquarters

Westlake Village, California

[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

2-9

Dole Food Company, Inc.

Regular Meeting of the Board of Directors

July 27, 2005

Dole Headquarters

Westlake Village, California

[*]

Company Overview	Mr. Dahl provided a Company overview. Mr. Tesoriero presented financial summaries for Q2 and full year 2005.

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

2-10

DOLE FOOD COMPANY, INC.

2005 AFFILIATED TRANSACTIONS

COUNTRY CLUB AND RESTAURANT

SHERWOOD COUNTRY CLUB

The Sherwood Country Club (“Sherwood”) is a private facility that is owned, directly or indirectly, by Mr. Murdock. The facility includes a golf course, tennis courts and a clubhouse. Exhibit A provides a breakdown of the 2005 and 2004 payments to Sherwood. Ms. Janet Welsh, the controller of Sherwood, stated that Sherwood charged Dole the same prices that it regularly charged its other customers.

Target World Challenge Golf Tournament

During December 2005, Sherwood Country Club was the site of the annual Target World Challenge golf tournament. This event benefits The Tiger Woods Foundation, Target House, The First Tee and Ventura County charities. Dole utilized the tournament as a major event to entertain executives of its larger customers, and to gain national advertising exposure.

As the title sponsor, Target contributed $5,000,000 to the event. Countrywide contributed $1,500,000. Dole, Williams Company, and Buick were also major sponsors of the event. Dole and Buick each contributed $750,000 and Countrywide contributed $800,000 to the Tiger Woods Charity Event Corporation, a not-for-profit corporation that organized and staged the event. Mr. Greg McLaughlin, the Tournament Director for the Tiger Woods Charity Event Corporation, supplied Dole with the information above regarding the sponsors of the event.

3-1

In exchange for the fees paid by the sponsors, the Tiger Woods Charity Event Corporation granted each sponsor certain advertising privileges, including eight 30-second television commercials and on-site merchandising and promotion. As a sponsor, Dole also received 8 playing rights in the Pro-Am golf tournament and 40 invitations to the Draw party or Pro-Am Awards party. Dole primary granted the playing rights as well as the invitations to the executives of its largest customers. Dole also received 500 gallery tickets per day for the tournament.

Other than the extended television exposure mentioned previously, Sherwood did not receive any monies from the sponsors or from the Tiger Woods Charity Event Corporation for use of the golf course, as confirmed by Ms. Welsh, Sherwood charged Dole and the other four sponsors for the catered meals served at their respective private parties. Expenses incurred by Dole amounted to $47,177 and $47,598 in 2005 and 2004, respectively.

Mr. Marty Ordman, Dole’s Vice-President of Marketing Services, stated that Dole did not purchase any logo goods during the tournament at the Sherwood pro shop.

Other functions

Various other expenses for Dole business meals, pro shop purchases and greens fees amounted to $11,007 and $22,193 in 2005 and 2004, respectively.

3-2

EXHIBIT A

Dole Food Company, Inc.

Transactions with Sherwood Country Club

	2005	2004
Target World Challenge	$47,177	$47,598
Other Functions	11,007	22,193

	$58,185	$69,791

3-3

DOLE FOOD COMPANY, INC.

2005 AFFILIATED TRANSACTIONS

RESTAURANT PRODUCTS AND SERVICES

THE REGENCY CLUB

The Regency Club is a private club wholly owned by Mr. Murdock. Certain senior executives of Dole are members of the Regency Club as denoted below:

Richard Dahl	President

Scott Griswold	Executive Vice President

Roberta Wieman	Executive Vice President

Business Meals Hosted by Executives

During 2005, Dole’s executives periodically utilized the Regency Club for business meetings. The total cost of the business meals paid to the Regency Club in 2005 and 2004 were $14,239 and $16,306, respectively. Dole executives’ use of the club for personal use or non-Dole business is not charged to Dole. Nicole Imlach, the Accounting Supervisor of the Regency Club, stated that the Regency Club has a one-price policy. Therefore, Dole paid the same price as the other members of the club.

The following exhibits provide a breakdown of the charges associated with the aforementioned functions:

Exhibit A:	Listing of executive members and related monthly dues for 2005

Exhibit B:	Expenses incurred by Dole Executives at the Regency Club

4-1

EXHIBIT A

Related Party Transaction Report

2005

Membership Commencement Date	Officer	Monthly Dues	Annual Dues	Due by Dole	Due by Castle
1/81	Roberta Wieman (60% by Dole)	($210, 1/05-3/05 $240, 4/05-12/05)	$2,790	$1,674	$1,116

1/04	Scott Griswold (85% by Dole)	($210, 1/05-3/05 $240, 4/05-12/05)	2,790	2,372	419

8/04	Richard Dahl (100% by Dole)	($210, 1/05-3/05 $240, 4/05-12/05)	2,790	2,790	0

			$8,370	$6,836	$1,535

4-2

EXHIBIT B

DOLE FOOD COMPANY, INC.

THE REGENCY CLUB

EXPENSES INCURRED IN 2005 AND 2004

	2005	2004
Business Meals Hosted by Executives (1)

David Murdock	$3,143	$12,484
Roberta Wieman	709	77
Scott Griswold	723	571
Richard Dahl	9,664	1,972
Lawrence Kern	—	952
Edward Roohan	—	250

Total	$14,239	$16,306

(1)	Business meals are with Dole officers or outside business persons. Amounts reflect charges to cardholder/member’s account. Officers’ use of the club for personal use or non-Dole business is not charged to Dole.

4-3

DOLE FOOD COMPANY, INC.

2005 AFFILIATED TRANSACTIONS

AIRCRAFT USAGE AND OPERATIONS

Global Express

In October of 2001, Dole and Castle entered into an agreement with Bombardier Aerospace Corporation to acquire one Bombardier Global Express aircraft at an acquisition price of $42,529,380, of which Dole paid $28,919,930 and Castle paid $13,609,380. The Global Express was delivered to Dole/Castle on December 20, 2002. This transaction was approved by the Board of Directors at the October 4, 2001 meeting (see Exhibit A). The percentage of the co-ownership is 68% for Dole and 32% for Castle. The ownership percentage was based on a projection of flight hours expected to be used by the two companies, taking into account the flights hours used in the past several years.

On March 28, 2003, Dole and Castle executed a sale-leaseback agreement with General Electric Capital Corporation, as approved by the Board of Directors on March 26, 2003 (see Exhibit F). The selling price to General Electric was $42,529,310 (Dole-$28,919,930/Castle-$13,609,380. The percentage under the leaseback agreement remains the same, 68% for Dole and 32% for Castle. The quarterly lease payment is $928,988 (Dole-$631,712/Castle - $297,276). Dole and Castle each pay their quarterly lease payment directly to General Electric.

5-1

The expenses for the Global Express are divided into two categories, direct costs and indirect costs. The direct costs include fuel, meals and entertainment, travel flight plans and communications and car rental. The indirect costs include employee’s salaries and benefits, rent for the hangar, dues and subscriptions, office supplies and printing, jet maintenance and supplies, telephone, personal property tax and other miscellaneous expenses. The direct costs are the responsibilities of the party who incurred the expenses. The indirect costs are allocated 68% to Dole and 32% to Castle. The total direct and indirect costs excluding lease payments for the Global Express was $2,930,803 (Dole-$1,917,552/Castle-$1,013,251) in 2005 (see Exhibit E for details). Of the $1,013,251 expenses incurred by Castle, Castle reimbursed $899,743 to Dole, leaving a balance payable to Dole of $113,508 at the end of fiscal year 2005.

Personal Use of the Aircraft

In 2005, Dole and Castle approved a rate of $4,526.37 per hour to be charged to Mr. Murdock for his personal use of the corporate jet. This rate is calculated at Dole and Castle’s incremental cost per flight hour based on 2004 actual expenses (see Exhibit B). The flight log of the corporate jet was maintained at the hangar (see Exhibit D). This 2004 rate was used as an estimated rate for 2005 flight hours until an actual rate is calculated after the 2005 year is closed.

In 2005, Mr. Murdock used 1.7 hours of the corporate jet for personal use. A review of actual jet expenses was performed by Dole’s and Castle’s accounting departments to determine if the estimated rate for 2005 was still appropriate. Based on actual expenses, Dole and Castle calculated the rate to be $5,247.86. This calculation has also been reviewed and approved by Craig Walker, Director of Aviation.

5-2

Shared Aircraft Expenses

Dole and Castle have an arrangement with Pacific Holding Company (“PHC”), a wholly owned subsidiary of Mr. Murdock, regarding sharing expenses incurred on the aircraft. Dole and Castle pay for the salaries of the Director of Aviation, two pilots and two technicians and an administrative assistant, while PHC pays for the salaries of thirteen full-time ground maintenance personnel. Salaries and related benefits for these individuals are allocated between Dole, Castle, and PHC based on the estimated percentages of time spent on each business (see Exhibit C).

PHC owns an office and hangar at the Van Nuys airport, which provides fueling, and hangar services for forty-three planes using the airport. Craig Walker, Director of Aviation, manages the hangar. Dole and Castle lease an office for the crew as well as hangar space for the Global Express from PHC at market rates. Rental charges for 2005 and 2004 were $195,274 and $176,533, respectively.

5-3

Exhibit A

Dole Food Company, Inc.

Regular Meeting of the Board of Directors

October 4, 2001

Dole Headquarters

Westlake Village, California

Proposed Purchase of Bombardier Global Express Aircraft	Mr. Murdock presented for the Board’s consideration a capital expenditure request to purchase, in partnership with Castle & Cooke, Inc., a new corporate aircraft, with the Company owning a 68% interest and Castle & Cooke, Inc. owning a 32% interest. The purchase price of the Bombardier Global Express aircraft is

5-4

Dole Food Company, Inc.

Regular Meeting of the Board of Directors

October 4, 2001

Dole Headquarters

Westlake Village, California

$44,695,000. The estimated net cash outlay for the Company is $20,393,000, which equals 68% of the purchase price, less the Company’s $10,000,000 expected proceeds from the sale/exchange of the Falcon 900 aircraft now owned by subsidiaries of the Company and Castle & Cooke, Inc.

After discussion and upon motion duly made and seconded, the following recitals and resolutions were unanimously approved.

WHEREAS, there has been presented to this Board of Directors a capital expenditure request of up to $44,695,000, of which it is estimated that $20,393,000 will represent net cash outlay by the Company, to purchase, in partnership with Castle & Cooke, Inc., a Bombardier Global Express aircraft.

WHEREAS, this Board of Directors has determined that it is in the best interest of the Company and its stockholders to purchase, in partnership with Castle & Cooke, Inc., the Bombardier Global Express aircraft for an expected net cash outlay by the Company of $20,393,000, representing a 68% ownership interest in the aircraft by the Company

NOW, THEREFORE, BE IT RESOLVED, that the Company be, and it hereby is, authorized to purchase, in partnership with Castle & Cooke, Inc., the Bombardier Global Express aircraft for a purchase price of $44,895,000, with an expected net cash outlay by the Company of $20,393,000, representing a 68% ownership interest in the aircraft by the Company.

RESOLVED, FURTHER, that the Company be, and it hereby is, authorized to enter into a Purchase Agreement and any documents required to be executed in connection therewith and to consummate the transactions contemplated thereby.

RESOLVED, FURTHER, that the Authorized Officers be, and each of them hereby is, authorized, in the name of and on behalf of the Company, from time to time to execute amendments, renewals, and extensions of such Purchase Agreement as such officer executing the same may deem necessary or desirable, in such form as may

5-5

Dole Food Company, Inc.

Regular Meeting of the Board of Directors

October 4, 2001

Dole Headquarters

Westlake Village, California

be approved by the officer executing the same, such approval to be conclusively evidenced by the execution thereof.

RESOLVED FURTHER, that the Chairman and Chief Executive Officer, the President and Chief Operating Officer, the Vice President and Chief Financial Officer, and the Vice President, General Counsel and Corporate Secretary (“Authorized Officers”) be, and each of them hereby is, authorized, in the name and on behalf of the Company, to take such further actions and to make such filings as such Authorized Officer, in his sole discretion, may determine to be necessary or desirable to consummate the transaction contemplated by the purchase of the Bombardier Global Express aircraft, the taking of any action or the making of any such filing to be conclusive evidence of such determination.

RESOLVED, FURTHER, that all actions heretofore taken by the Authorized Officers of the Company in connection with the actions contemplated by the foregoing resolutions be, and they hereby are ratified, confirmed and approved in all respects.

5-6

EXHIBIT B

DOLE FOOD COMPANY, INC.

GLOBAL EXPRESS

CORPORATE AIRCRAFT INCREMENTAL COST CALCULATION*

DESCRIPTION			2005 EXPENSE	2004 EXPENSE	$ CHANGE	% CHANGE

Fuel	[1	]	$452,469	$388,606	$63,863	16%
Flight plans & communication	[2	]	100,643	294,966	(194,323)	-66%
Travel meals & hotel			84,289	90,220	(5,931)	-7%
Jet supplies cabin & parts	[3	]	45,980	25,858	20,122	78%
Telephone			8,453	19,461	(11,008)	-57%
Jet Cleaning	[4	]	34,261	21,413	12,848	60%
Maintenance & cleaning	[5	]	282,685	466,766	(184,081)	-39%
Airframe inspection	[6	]	22,500	22,500	0	0%

Total			1,031,280	1,329,790	(298,510)	-22%
Total flight hours			217.70	331.15	(113.45)	-34%

Cost per flight hour			4,737.16	4,015.67	721.49	18%
Engine maintenance fee per flight hour	[a	]	398.50	398.50	0.00	0%
Aircraft repaint fee per flight hour	[b	]	62.50	62.50	0.00	0%
Interior refurbishment per flight hour	[c	]	49.70	49.70	0.00	0%

Total per flight hour			5,247.86	4,526.37	721.49	16%
Personnal flight hours			1.70	0.00	1.70

Total reimbursement from personal use			8,921	0	8,921
Less: Preliminary Amount charged to personal use			0	0	0

Amount due (to)/from personal use			$8,921	$0	$8,921

Dole’s portion of reimbursement from DHM (68%)			$6,067	$0

*	Incremental cost is defined as the cost incurred to operate the aircraft and a charge for “wear and tear” of the aircraft. It does not include overhead expenses and salary costs (indirect costs).
[1]	Higher fuel costs.
[2]	Lower international travel.
[3]	Fewer nights for crew away from home base.
[4]	More frequent cleaning both exterior and interior due to more travel.
[5]	Maintenance due times extended due to fewer hours flown.
[6]	Portion of inspection not covered by warranty programs (inspection of this scope done once annually).
[a]	According to Craig Walker, Director of Aviation, under an MSP (Maintenance Service Program). This would costs $199.25 per engine (2 engines) per hour of flight.
[b]	This covers wear and tear on the exterior paint. Assumes repainting would be needed every 2,400 flight hours and the cost would be $150,000.
[c]	This covers wear and tear on the upholstery. Assumes current upholstery would need refurbishment every 2,000 flight hours and the cost would be $99,400.

5-7

EXHIBIT C

DOLE FOOD COMPANY, INC.

CORPORATE JET

2006 SALARY INFORMATION

		2006								Change from 2004
		Salary & Benefits	Global Expenses			Other Planes			2004
			%	Amount		%	Amount		Global
Dole Employees

Senior Pilot (3)		$207,116	100%	$207,118		0%	—		$199,394	(7,722)

Pilot (3)		176,688	100%	176,688		0%	—		171,154	(5,534)

Director of Aviation		294,406	75%	220,805		25%	73,801		206,549	(14,156)

Director of Maintenance		149,247	95%	141,783		5%	7,462		138,780	(3,025)

Technician		61,991	80%	49,592		20%	12,398		48,427	(3,165)

Secretary (transferred fr. CCI 8/1/05)		33,423	65%	21,725		35%	11,698		0	(21,725)

		922,871		817,711			105,159	(1)	762,384	(55,327)

Castle Employees

Secretary (transfer to Dole 8/1/05)		39,648	65%	25,771		35%	13,877		33,674	7,903

1 Line Crew Member		39,956	20%	7,991		80%	31,965		18,429	10,438

1 Line Crew Member		48,111	15%	7,217		85%	40,894		5,363	(1,854)

4 Line Crew Members		160,825	10%	16,083		90%	144,743		7,700	(8,383)

8 Line Crew Members		297,367	5%	14,869		95%	282,498		2,655	(12,214)

		585,907		71,931	(2)		513,977		67,821	(4,110)

TOTAL AIRCRAFT		$1,508,778		$889,642			$619,138		$830,205	(59,437)

Total cost due from Castle	(1)	$105,159
Total cost due to Castle	(2)	(71,931)

Net due from Castle*		833,228

(3)	The senior pilot and pilot work only on the Global Express

5-8

CORPORATE JET

Flight Hours Summary

Exhibit D

	2005		2004		Average 2001 to 2005
	Hours	%	Hours	%	Hours	%

Dole flight hours	88.15	39%	253.90	76%	731.01	57%
Castle flight hours	199.45	55%	68.65	21%	452.59	35%
Hotel	1.90	1%			1.90	0%
Personal flight hours	1.70	1%			56.85	4%
Maintenance flight hours	6.50	3%	8.60	3%	45.15	4%

Total Flight Hours	217.70	100%	331.15	100%	1,287.50	100%

Domestic flight hours	194.30	89%	136.85	41%	881.55	68%
International flight hours	16.90	8%	185.70	56%	360.80	28%
Maintenance flight hours	6.50	3%	8.60	3%	45.15	4%

	217.70	100%	331.15	100%	1,287.50	100%

5-9

Exhibit E

Reconciliation of Jet Charges Excluding Lease Payments for the Jet

FY 2005

	Dole		Castle			Total	2004
	Amount	%	Amount	%

Direct	$358,011		$279,363			$637,374	$772,607
Indirect	1,570,622		739,102			2,309,724	2,331,191

	1,928,633		1,018,465			2,947,096	3,103,798

Other Adjustment	(11,081)		(5,214)			(16,295)	(4,268)

Total Jet Expense	$1,917,552		$1,013,251			$2,930,803	$3,099,530

Total paid by Castle as of 12/31/05			(898,743)

Amount due (to)/from Castle			113,508

Direct	358,011	56%	279,363	44	%(1)	637,374	772,607
Indirect	1,559,541	68%	733,888	32%		2,293,429	2,326,923

Net	$1,917,552	65%	$1,013,251	35%		$2,930,803	$3,099,530

(1)	Percentage higher than 32% was due to higher flight hours incurred by Castle.

5-10

Exhibit F

OFFICER’S CERTIFICATE

DOLE FOOD FLIGHT OPERATIONS, INC.

The undersigned, being the duly elected or appointed, qualified and acting Secretary of Dole Food Flight Operations, Inc. (“Company”), hereby certifies on behalf of the Company that:

1. Attached hereto as Exhibit A is a true, correct and complete copy of resolutions of the Board of Directors of the Company, duly adopted by unanimous written consent of the Board, which resolutions have been in full and continuous force and effect since the date of adoption and are in full force and effect on the date hereof.

2. Each officer of the Company whose name appears below has been duly elected or appointed and is presently acting in the corporate office(s) of the Company indicated opposite his or her name, and the signatures of such officers appearing opposite their respective names are their genuine signatures.

Name	Office	Signature

Beth Potillo	Treasurer

IN WITNESS WHEREOF, the undersigned has duly executed these presents effective as of March 26, 2003.

Jeffrey Conner
Secretary

5-11

EXHIBIT A

To Officer’s Certificate

UNANIMOUS WRITTEN CONSENT OF DIRECTORS

OF

DOLE FOOD FLIGHT OPERATIONS, INC.

IN LIEU OF A MEETING

The undersigned, constituting all of the members of the Board of Directors of Dole Food Flight Operations, Inc. (the “Corporation”), pursuant to due authority desire to dispense with a meeting and vote of the directors, and desire to consent in writing the corporate action(s) hereinbelow described;

NOW, THEREFORE, the undersigned, constituting all of the members of the Board of Directors of the Corporation, do hereby:

1. Consent in writing to the corporate actions described in the Resolutions attached hereto as Annex I, and hereby adopt said Resolutions as resolutions of the Board of Directors of the Corporation; and

2. Confirm and agree that this Unanimous Written Consent of Directors (a) may be executed by the various directors below in any number of counterparts, and by original and/or telefacsimile signatures, and (b) upon such execution by each and all directors, shall be effective as of the date set forth below.

Dated as of March 26, 2003

Lawrence A. Kern

5-12

ANNEX I

To Unanimous Written Consent of Directors

Dole Food Flight Operations, Inc.

RESOLVED, that (i) each of the officers of Dole Food Flight Operations, Inc. (this “Corporation”), be and each hereby is authorized and empowered in the name and on behalf of this Corporation to enter into, execute and deliver the Aircraft Lease Agreement (“Lease”) dated as of March     , 2003, with General Electric Capital Corporation (hereinafter called “Lessor”) as Lessor and this Corporation and Castle & Cooke Aviation, Inc. (“CCAI”) as Lessee and providing for the leasing to (or sale and leaseback by) this Corporation and CCAI of one Bombardier Global Express aircraft model BD-700-1A10 (“Aircraft”); and (ii) further providing for this Corporation to execute and deliver any Annexes and supplements necessary to effectuate such Lease in such form and substance as may be agreed upon between Lessor and such officers or any of them as agent(s) of the Corporation; and (iii) to indemnify said Lessor against certain occurrences as set forth in the Lease; and

FURTHER RESOLVED, that each officer of this Corporation is hereby authorized to do and perform all other acts and deeds that may be requisite or necessary to carry fully into effect the foregoing resolution; and

FURTHER RESOLVED, that said Lessor is authorized to rely upon the aforesaid resolutions until receipt by it of written notice of any change, which changes of whatever nature shall not be effective as to said Lessor to the extent that it has theretofore relied upon the aforesaid resolutions in the above form.

5-13

DOLE FOOD COMPANY, INC.

2005 AFFILIATED TRANSACTIONS

RISK MANAGEMENT TRANSACTIONS

The going private Merger transaction of Dole Food Company created an opportunity to enhance savings to the total cost of risk. By operating the Risk Management department on a consolidated basis, Dole and Castle are able to leverage their buying power to optimize their position in the insurance market and take advantage of the market relationship that both companies have developed over the years. In addition, the integration of the risk management services creates one risk management philosophy and goal: to create a seamless and effective risk management program for all of Mr. Murdock’s companies.

As of January 1, 2006, the combined insurance programs are: non-owned aviation, casualty (including domestic worker’s compensation, commercial general liability, commercial auto liability, umbrella/excess liability), crime (fidelity), and global property, which also has [*] (Dole’s captive) participating in coverage.

Shared Departmental Costs

The costs of the Risk Management personnel and certain expenses are shared on a [*] basis between Dole and Castle. The net amount paid by Dole to Castle for Risk Management shared services amounted to [*] and [*], in 2005 and 2004, respectively. The current department structure that is being shared is as follows:

[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

6-1

Captive Coverage from [*]

[*], a wholly owned subsidiary of Dole, retains risk for commercial property losses sustained by Dole and Castle. [*] participation is in the primary layer, and it offers limits of [*] per occurrence and [*] in annual aggregate. Excess coverage limits are purchased through third party insurance carriers. The arrangement, entered into on April 1, 2005 and expiring March 31, 2006, provides for premiums to be paid to [*] by Castle quarterly beginning March 31, 2005 in exchange for [*] retained risk. At this time, it is anticipated that a similar arrangement between Dole and Castle will continue for the 2006/2007 policy term. In 2005, Castle paid [*] to [*], and in 2004, Castle paid [*] to [*]. The property policy renewal is currently under review.

Hurricane Francis

On September 4, 2004, a [*] facility located in [*], and a Castle facility located in [*], suffered loses due to Hurricane Frances. The losses were considered one occurrence for insurance purposes. The total loss due to the hurricane was [*] of which [*] portion was [*] and Castle’s portion was [*]. The policy deductible of [*] for this loss was allocated between the two companies based on their respective percentage of total loss. After application of the deductible, [*] paid Castle [*]. Castle’s claim payment was made in 2005 upon completion of the adjustment of the claim.

Insurance Premium Reimbursements

During 2005, Castle paid various insurance premium payments and fees on behalf of Dole amounting to [*]. In addition, Dole paid Castle’s share of crime coverage in the amount of [*]. Dole repaid a net amount due to Castle of [*] and [*] in 2005 and 2004, respectively.

Attached is a schedule summarizing the Risk Management transactions between Dole and Castle in 2005 (see Exhibit A).

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

6-2

Exhibit A

Dole Food Company, Inc.

2005 Risk Management Transactions

                    [*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

6-3

DOLE FOOD COMPANY, INC.

2005 AFFILIATED TRANSACTIONS

MISCELLANEOUS TRANSACTIONS

On December 28, 1995. Dole spun-off its real estate and resort businesses to a new company - Castle & Cooke, Inc. (“Castle”). Following the distribution, Dole and Castle have engaged in certain related party transactions.

Casa de Esperanza

On July 18, 2005. Dole entered into a limited partnership agreement with Castle for the primary purpose of leasing land from Ventura County to complete the construction of a housing project named Casa de Esperanza and its related improvements. Castle is the General Partner and Dole is the limited partner. Dole and Castle each made an initial capital contribution of $1,625,411 for a 50% respective partnership interest. Dole’s contribution is in cash. Castle’s contribution is in the form of the Ground Lease and construction costs for the housing project. The Ground Lease was signed between Castle and the County of Ventura, which provided for the lease of land by Ventura County to Castle for the construction of the housing project. If the construction cost exceeded the initial contribution, both partners agreed to make additional contributions in accordance with their respective percentage interest. In March of 2006, Castle submitted additional construction costs of $514,752 to Dole for reimbursement.

On September 21, 2005, the completed housing project was donated to the County of Ventura to house 45 mentally ill patients.

Dole and Castle are currently working on dissolving the partnership.

7-1

Madera Project

Dole subsidiaries are the managing members of two limited liability companies, and a general partner of a partnership, engaged in agriculture near Fresco, California. Dole owns approximately 60% of the equity of the two LLCs and of the partnership. A Castle subsidiary owns the remaining approximately 40% of the two LLCs, but has no interest in the partnership. The Castle subsidiary obtained its interest as a result of a 2005 tender offer to unaffiliated unit holders and a sequence of transactions, agreed to by the Dole Subsidiaries, culminating in back-end mergers. Certain of the land owned by the two LLCs is earmarked for the Village of Gateway development project. Due to the comprehensive development of the surrounding area, Castle is helping Dole and the LLCs to re-zone and obtain necessary approvals for the Gateway Village project. Dole on behalf of the three agricultural entities, reimbursed Castle $1,153,638 and $1,109,122 for 2005 and 2004, respectively, for expenses paid on behalf of the LLCs.

Over the course of the Village of Gateway development project, Dole has advanced approximately $6,755,737, in the aggregate, on behalf of the three agricultural entities. Dole and Castle are discussing means by which Dole can be repaid some or all of the amounts advanced and/or Castle pay the development costs going forward until the relative amounts of Dole’s and Castle’s payments of development costs equals the approximately 60/40 division of equity interests.

Land Services Fees

Castle also provided management services to Dole for assisting in land management. The charges for land management were based on the actual time spent by employees plus related costs. Included in 2005 were monthly charges of $8,400 to Dole for one Castle employee to manage Dole land transactions in Hawaii. The total charges from Castle to Dole were $114,424 and $107,678 for 2005 and 2004, respectively.

7-2

Oahu Land Property Tax

Pursuant to the spin-off agreements, Dole leased 1,107 acres of farmland from Castle for $1 and reimbursed Castle for the real property taxes. Total reimbursement was $25,396 and $28,993 in 2005 and 2004, respectively.

Transactions Related to Land Exchange

In September 2004, Dole and Castle entered into a section 1031 real estate exchange agreement. There were two parcels of properties, which were not fully subdivided and therefore are jointly owned by Dole and Castle. Until subdivision is completed, Dole will continue to pay the property tax, security service and maintenance and repairs and bill Castle for their portion. The reimbursement from Castle was $86,980 in 2005. In 2005, Dole also reimbursed Castle $54,441 for security deposits and prepaid rent held in Dole’s book for exchange properties. The net of these transactions were $32,539.

Purchase of Dole Products

Castle purchased pineapple, coffee and items with Dole logos from Dole to sell at its retail store and to use in its Lanai hotels. The price charged are consistent with prices charged to unaffiliated third parties. Total purchases were $342,365 and $434,939 in 2005 and 2004, respectively.

Trademark Licensing Agreement

Castle sells merchandise with Dole logos at the Dole Plantation (Castle owned). Under the Trademark Licensing Agreement between Dole and Castle, Castle pays Dole a royalty in an amount equal to three percent (3%) of Castle’s gross revenues on Dole licensed products at the Dole Plantation. The total royalty was $68,184 and $61,151 in 2005 and 2004, respectively.

7-3

Plantation Water and Sewer Costs

Dole and the Dole Plantation share the same water line. Castle reimburses Dole for the water and related sewer costs. Castle’s reimbursement to Dole was $28,404 and $25,987 in 2005 and 2004, respectively.

Fire Pump Engine

A fire pump engine services both Dole’s Pineapple packing plant and the Dole Plantation. Dole charged Castle for its 50% share of the fire pump engine servicing, inspection and replacement. Total charge to Castle was $4,223 and $10,705 in 2005 and 2004, respectively. Included in 2004 charges were expenses for repair of pump engine.

Sand Sale

Castle purchases sand from Dole to be used for Castle golf courses on Lanai. The price per ton is consistent with prices that would be charged to unaffiliated third parties. The total amount was $2,970 and $57,870 in 2005 and 2004, respectively.

Tanada Reservior

The Tanada Reservior is used for pineapple irrigation. The Dole Plantation (Castle owns) train route passes by the reservoir and Castle requested the water be kept at a higher level so as to be more esthetically appealing. Castle also uses the reservoir for irrigating the landscape at the Dole Plantation. Castle shares the maintenance costs for the reservoir and a portion of the electricity charges that are billed to Dole. Castle’s reimbursement to Dole was $941 and $2,904 in 2005 and 2004, respectively.

7-4

DOLE FOOD COMPANY, INC.

2005 AFFILIATED TRANSACTIONS

EXECUTIVE TRANSACTIONS

During 2005, Ms. Roberta Wieman, Mr. Justin Murdock, and Mr. Scott Griswold were executives of Dole and Castle. They received compensation and fringe benefits from these two companies in accordance with the amount of time they spent on the respective companies. Mr. Griswold’s annual bonus was paid 100% by Dole.

8-1

DOLE FOOD COMPANY, INC.

2005 AFFILIATED TRANSACTIONS

EXECUTIVE OFFICES’ SHARED COSTS

Following Castle’s separation from Dole (December 28, 1995), Dole agreed to make available certain management services to Castle. Dole provided executive and administrative services to Castle. The charge to Castle was based on the actual time spent by Dole’s employees plus related costs incurred in the performance of such services. The total charges form Dole to Castle were $154,105 and $142,074 in 2005 and 2004, respectively (see Exhibit A).

Castle and its affiliated companies also provided a variety of benefits to Dole, the cost of which is estimated to be approximately $71,931 and $83,523 in 2005 and 2004, respectively (see Exhibit A). Mr. Murdock also incurred certain expenses relating to Dole business, such as the use of his private country club and residences for meetings or gatherings as well as the use of his personal phone and automobile, which were neither reimbursed nor charged to Dole. However, the amount was de minimis.

9-1

EXHIBIT A

SUMMARY OF SHARED COSTS WITH CASTLE

	2005 ESTIMATED AMOUNT		2004 ACTUAL AMOUNT
	Total Amount Paid by Dole Related to Castle	Total Amount Paid by Castle Related to Dole	Total Amount Paid by Dole Related to Castle	Total Amount Paid by Castle Related to Dole
Executive:
Jenessa Cooke	$26,180		$14,685
Paige Murphy	22,766		665
Aspasia Knox			16,725
Janet Estrada			6,982
Cheryl Watston			15,225

Aircraft Operation:
Dole Personnel	105,159		87,792
Castle Personnel		71,931		83,523

Total Personnel	$154,105	$71,931	$142,074	$83,523

Total due to Dole		$82,174		$58,551

9-2

DOLE FOOD COMPANY, INC.

2005 AFFILIATED TRANSACTIONS

TRANSACTIONS WITH WESTLAKE WELLBEING PROPERTIES, LLC

[*] (“Holdco”) is the parent company of Dole’s parent, [*]. Holdco owns [*] of Westlake Wellbeing Properties, LLC (“Wellness Center”), while ARCUS Enterprises, Inc., a wholly owned subsidiary of Wellpoint Health Networks, owns the remaining of [*] of the Wellness Center (see Exhibit A for organizational chart). The Wellness Center is building a luxurious 270 room five star hotel and spa will incorporate clinical and fitness components into a comprehensive healthcare center.

In 2005 and 2004, certain exempt Dole employees provided services to Dole which also benefited Holdco and the Wellness Center, with total hours estimated in the range of roughly [*] and [*], respectively, with primary focus on Dole’s: cash management (including contributions and dividends): credit standing and affiliate debt implications; and finance, human resource, IT, legal, risk management and tax matters as an affiliated group member of companies owned by Mr. Murdock. Being exempt employees, Dole incurred no incremental costs; and Management has determined that these employees performed all their duties (including these services) for Dole, and that any benefit to Holdco and the Wellness Center resulting from these services did not result in such employees being unable to carry out, or failing to carry out, their duties to Dole. It should be noted that Dole owns the Wellness Center project side and, as the landlord, needs to assure itself that the project agreements are in an acceptable form. Had Holdco employees been more involved in theses matters, Dole would still have needed to inquire about and handle the cash management, finance, legal, personnel,

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

10-1

tax, image/public perception and credit agreement/indenture compliance issues, for Dole to coordinate these items with a separate staff would have required as much time form Dole employees, although perhaps not all from the same persons.

10-2

Exhibit A

[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

10-3

DOLE FOOD COMPANY, INC.

2005 AFFILIATED TRANSACTIONS

LIMITATIONS

Dole’s relationships with Castle are subject to limitations on transactions with affiliates that are contained in Dole’s Credit Agreement and in the indentures governing Dole’s senior notes and debentures.

Exhibit A:	Credit Agreement

Exhibit B:	Indentures governing Dole’s senior notes and debentures.

11-1

Exhibit A

Credit Agreement

9.07. Transactions with Affiliates No Credit Agreement Party will, nor will permit any of its Subsidiaries to, enter into any transaction or series of transactions with any Affiliate of Holdings or any of its Subsidiaries other than in the ordinary course of business and on terms and conditions substantially as favorable to such Credit Agreement Party or such Subsidiary as would be reasonably expected to be obtainable by such Credit Agreement Party or such Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate, provided that the following shall in any event be permitted: (i) the Transaction; (ii) intercompany transactions among the U.S. Borrower and its Subsidiaries to the extent expressly permitted by Sections 9.02, 9.04, 9.05 and 9.06; (iii) the payment of consulting or other fees to the U.S. Borrower by any of its Subsidiaries in the ordinary course of business; (iv) customary fees to non-officer directors of the U.S. Borrower and its Subsidiaries; (v) the U.S. Borrower and its Subsidiaries may enter into the employment arrangements with respect to the procurement of services with their respective officers and employees in the ordinary course of business; (vi) Dividends may be paid by Holdings to the extent permitted by Section 9.06; (vii) the payment of customary fees (excluding management fees) to the Agents and their Affiliates for services rendered (including, without limitation, any underwriting discounts and commissions); and (viii) transactions between the U.S. Borrower and/or any of its Subsidiaries and their respective Affiliates listed on Schedule XVI hereto. In no event shall any management, consulting or similar fee be paid or payable by Holdings or any of its Subsidiaries to any Affiliate (other than the U.S. Borrower or any other Credit Party), except as specifically provided in this Section 9.07.

11-2

Exhibit B

Indenture

Section 4.11. Limitations on Transactions with Affiliates.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an “Affiliate Transaction”), other than (x) Affiliate Transactions permitted under the third paragraph below or (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on arm’s-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments with a fair market value in excess of $7.5 million shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a

11-3

common plan) that involves an aggregate fair market value of more than $20.0 million, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

The restrictions set forth in this Section 4.11 shall not apply to:

(1) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company’s Board of Directors or senior management;

(2) transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by this Indenture;

(3) any agreement, or any arrangement the terms of which have been disclosed prior to the Issue Date in the Final Memorandum, as in effect as of the Issue Date or any amendment or replacement agreement thereto or any transaction contemplated thereby (including pursuant to any amendment or replacement agreement thereto) so long as any such amendment or replacement agreement taken as a whole is not materially more disadvantageous to the Holders than the original agreement as in effect on the Issue Date;

(4) payments and Investments permitted by this Indenture;

(5) the payment of fees and expenses incurred in connection with the consummation of the transactions being consummated on the Issue Date;

(6) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise (other than issuances, payments, awards or grants to David H. Murdock) pursuant to, or the funding of, employment arrangements, employee stock options and employee stock ownership plans approved by the applicable Board of Directors;

(7) loans or advances to employees in the ordinary course of business of the Company or any of its Restricted Subsidiaries consistent with the past practice;

(8) transactions with customers, clients, vendors, suppliers or other purchasers or sellers of goods or services, in each case in the ordinary course of business

11-4

(including, without limitation, pursuant to join venture agreements) and otherwise in compliance with the terms of this Indenture;

(9) any transaction on arm’s-length terms with any non-Affiliate that becomes an Affiliate as a result of such transaction;

(10) purchases and sales of product and raw materials, insurance arrangements and payments, all of the foregoing in the ordinary course of business consistent with past practice or as may be necessary to accommodate legal, regulatory or other changes in the business of the Company and its Restricted Subsidiaries;

(11) employment agreements and similar arrangements with employees and independent contractors other than David H. Murdock;

(12) the issuance and sale of Qualified Capital Stock; and

(13) payment made pursuant to the following conditions: if the Company is to file consolidated federal income tax returns with Holdings or combined or unitary state income tax returns with Holdings, the Company may enter into a tax sharing agreement with Holding and may pay to Holding amounts when due and payable pursuant to such tax sharing agreement in respect of amounts of tax due with respect to such consolidated, combined or unitary returns and any additional taxes due from time to time as a result of any audit thereof, as the case may be, in each case in an amount not to exceed the amount of tax that the Company would have been obligated to pay to the appropriate taxing authority if the Company and its Subsidiaries had filed a hypothetical separate consolidated, combined or unitary return for the then current year and all prior years ending after the Issue Date.

Section 4.12. Limitation on Liens.

This Section 4.12 will apply to the Notes after the Existing Notes no longer remain outstanding or in the event that the requisite consents from the holders of Existing-Notes have been received to have the obligations of the Company released with respect to the sections described in the Existing Notes Indenture comparable to Sections 4.23(a) and 4.23(b) hereof. In addition, this Section 4.12 shall apply to the Notes if the comparable provisions under Section 4.23(a) and 4.23(b) hereof are no longer applicable as a result of defeasance under the terms of the Existing Notes Indenture.

The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens (other than Permitted Liens) of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries, whether owned on the Issue Date or acquired after

11-5

DOLE FOOD COMPANY, INC.

2005 AFFILIATED TRANSACTIONS

DRAFT

PROPOSED RESOLUTIONS

WHEREAS, this Audit Committee has reviewed materials relating to the transactions between or involving Dole Food Company, Inc. (the “Company”) or its subsidiaries, on the one hand, and David H. Murdock, or his affiliates, on the other hand, as set forth in the binder containing materials relating to affiliated transactions and perquisites dated April 4, 2006 (the “Affiliated Transactions Booklet”);

WHEREAS, the Audit Committee has reviewed and considered that Mr. Murdock used the services of certain employees of the Company during fiscal 2005 and provided the Company with the services of certain of his employees and certain of his facilities during the same period;

NOW THEREFORE BE IT RESOLVED, that after reviewing such information and in reliance thereon and after such discussions and review as it deemed necessary, the Audit Committee approves and adopts the 2005 Summary of Affiliated Transactions contained in the Affiliated Transactions Booklet;

FURTHER RESOLVED, that the officers of the Company be, and each hereby is, authorized to make such disclosure with respect to the foregoing in the Company’s SEC filings as may be necessary or appropriate in conformity with applicable legal requirements.

12-1

SCHEDULE XV

SCHEDULE XV Principal Properties

REAL PROPERTY	Property Owner	Location	Assessor ID
[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

SCHEDULE XVI

Schedule XVI Tax Matters

Taxes (Examinations):

U.S.:

•	The IRS Audit of the Company’s Federal Income Tax Returns for the years 1995-2001 commenced on December 3, 2002. Notices of Proposed Adjustments issued on April 4, 2006.

•	The State of Arizona is presently auditing the Company’s tax returns for 1995-2001.

•	The State of New Jersey is presently auditing the Company’s tax returns for 2001-2003.

•

Pennsylvania income tax returns are subject to a “desk audit” after filing. In some cases these audits have resulted in additional taxes being assessed. The Company has protested these additional taxes in most cases, and has not paid the assessments.

Foreign:

•	[*]

1.	[*] — 2000, 2004-2005

2.	[*] — 1997 and 1998

3.	[*] — 2000, 2004-2005

•	[*]

1.	[*] — 1990-1995

2.	[*] — 2001

3.	[*] — 2001

•	[*]

1.	[*] — 1992 and 2000-2003

2.	[*] — 1995 and 2000-2003

3.	[*] — 2000-2001

4.	[*] — 1992-1995

•	[*]

1.	[*] — 2002-2005

•	[*]

1.	[*] — 2003

2.	[*] — 2004

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Schedule XVI

Taxes (Statute of Limitations)

Flower Companies (Colombia)

Company	Year	Date of Execution of Waiver	Length of Time Extended	Expiration	Type of Tax
1. [*]	[*]	[*]	[*]	[*]	[*]

DOLE FOOD COMPANY, INC. & SUBSIDIARIES

ENTITY	TAXABLE YEAR-END	ORIGINAL TOLL	CURRENT EXTENDED DATE
[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Schedule XVI

[*]	[	*]	[	*]	[	*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

SCHEDULE XVII

SCHEDULE XVII Initial Qualified Jurisdictions

[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

SCHEDULE XVIII

POST-CLOSING MATTERS

Part A – Real Property Actions

Date	Action
Not later than 60 days after the Restatement Effective Date, or such later date as is acceptable to the Administrative Agent.	Each Credit Agreement Party will, and will cause its Subsidiaries which are Credit Agreement Parties or Subsidiary Guarantors, to grant to the Collateral Agent security interests and mortgages (each, a “Required Mortgage”): (i) in each owned property shown on Schedule III which is not Principal Property and which is not encumbered as of the Restatement Effective Date; and (ii) in each leased property shown on Schedule III which is not a Principal Property, which is not encumbered as of the Restatement Effective Date and for which landlord consent to a Required Mortgage either has been received or is not required pursuant to the terms of the respective lease. In addition, each Credit Agreement Party will, and will cause its Subsidiaries which are Credit Agreement Parties or Subsidiary Guarantors, to deliver to the Collateral Agent with respect to each Required Mortgage:

(i) a Mortgage Policy relating to each Mortgage of the Mortgaged Property referred to above, issued by a title insurer reasonably satisfactory to the Collateral Agent, in an insured amount satisfactory to the Collateral Agent and insuring the Collateral Agent that the Mortgage on each such Mortgaged Property is a valid and enforceable first priority mortgage lien on such Mortgaged Property, free and clear of all defects and encumbrances except Permitted Encumbrances, with each such Mortgage Policy (1) to be in form and substance reasonably satisfactory to the Collateral Agent, (2) to include, to the extent available in the applicable jurisdiction, supplemental endorsements (including, without limitation, endorsements relating to future advances under this Agreement and the Loans, usury, first loss, last dollar, tax parcel, subdivision, zoning, contiguity, variable rate, doing business, public road access, survey, environmental lien, mortgage tax and so-called comprehensive coverage over covenants and restrictions and for any other matters that the Collateral Agent in its discretion may reasonably request), (3) to not include the “standard” title exceptions, a survey exception or an exception for mechanics’ liens, and (4) to provide for affirmative insurance and such reinsurance as the Collateral Agent in its discretion may reasonably request;

(ii) to induce the title company to issue the Mortgage Policies referred to in subsection (ii) above, such affidavits, certificates, information and instruments of indemnification (including, without limitation, a so-called “gap” indemnification) as shall be required by the Title Company, together with payment by the mortgagor or trustor of all Mortgage Policy premiums, search and examination charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of such Mortgages and issuance of such Mortgage Policies;

(iii) to the extent reasonably requested by the Collateral Agent, a survey

Schedule XVIII

of each Mortgaged Property (and all improvements thereon) (a) prepared by a surveyor or engineer licensed to perform surveys in the state, commonwealth or applicable jurisdiction where such Mortgaged Property is located, (b) dated not earlier than six months prior to the date of delivery thereof, (c) certified by the surveyor (in a manner reasonably acceptable to the Collateral Agent) to the Collateral Agent in its capacity as such and the title insurer; (d) complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey, and (e) in all events, sufficient for the title insurer to remove all standard survey exceptions from the Mortgage Policy relating to such Mortgaged Property and to issue the endorsements required pursuant to the provisions of preceding clause (ii);

(iv) flood certificates covering each Mortgaged Property in form and substance acceptable to the Collateral Agent in its capacity as such and certifying whether or not each such Mortgaged Property is located in a flood hazard zone by reference to the applicable FEMA map;

(v) with respect to leased properties, fully executed landlord waivers and/or bailee agreements in form and substance reasonably satisfactory to the Collateral Agent; and

(vi) if requested by the Collateral Agent in its reasonable discretion, an opinion from local counsel in the jurisdiction where the land to be encumbered by the Required Mortgage is located, covering such matters as the Collateral Agent may reasonably request, including, but not limited to the enforceability of the Required Mortgage.

Schedule XVIII

Part B – Actions by Various Foreign Subsidiaries

JURISDICTION	DATE	ACTION
[*]	Not later than 45 days after the Restatement Effective Date, or such later date as is acceptable to the Administrative Agent.	Each [*] Guarantor shall deliver notices, in form and substance reasonably satisfactory to the Administrative Agent, to the [*] depository banks informing them that the previous [*] pledges have been released and that the new [*] pledges have been recorded.

[*]	Not later than 45 days after the Restatement Effective Date, or such later date as is acceptable to the Administrative Agent.	Each [*] Guarantor shall have duly authorized, executed and delivered to the Administrative Agent [*] in the agreed form.

[*]	Not later than 45 days after the Restatement Effective Date, or such later date as is acceptable to the Administrative Agent.	Each of the following entities (each a “[*] Guarantor”, and, collectively, the “[*] Guarantors”): [*]

shall have duly authorized, executed and delivered to the Administrative Agent Share Pledge Agreements in the agreed to form and shall deliver share certificates to the Collateral Agent pursuant thereto. Furthermore, [*] and [*] shall issue board resolutions, in form and substance satisfactory to the Administrative Agent, approving the above mentioned pledges of shares.

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Schedule XVIII

Part C – Signature Pages

Date	Action
Not more than 45 days after the Restatement Effective Date, or such later date as is acceptable to the Administrative Agent.	The following entities shall authorize, execute and deliver to the Administrative Agent their signatures to the Foreign Subsidiaries Guaranty Acknowledgment and Amendment: [*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Schedule XVIII

[*]

Not more than 45	The following entities shall authorize, execute and deliver to the Administrative

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Schedule XVIII

days after the Restatement Effective Date, or such later date as is acceptable to the Administrative Agent.	Agent their signatures to the Intercompany Subordination Acknowledgment and Amendment: [*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Schedule XVIII

                             [*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Schedule XVIII

                             [*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Schedule XVIII

[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Schedule XVIII

Part D – Other Actions

Date	Action

Not more than 45 days after the Restatement Effective Date, or such later date as is acceptable to the Administrative Agent.	Dole Holding Company, Inc. shall be permanently merged into Intermediate Holdco, with Intermediate Holdco being the surviving corporation, and Intermediate Holdco shall have provided evidence and documentation satisfactory to the Administrative Agent evidencing the same.

Not more than 90 days after the Restatement Effective Date, or such later date as is acceptable to the Administrative Agent.	The Borrowers shall provide to the Administrative Agent supplement any information to be added to Schedule XII (Certain Foreign Security Documents, Foreign Subsidiaries Party to Foreign Security Document, etc.) to complete such Schedule XII, without deleting any of the matters disclosed therein on the Restatement Effective Date.

Not more than 90 days after the Restatement Effective Date, or such later date as is acceptable to the Administrative Agent.	The Borrowers shall provide to the Administrative Agent revised information to be added to Schedule III (Real Properties) to complete such Schedule III.

Not more than 90 days after the Restatement Effective Date.	With respect to each of the Existing Letters of Credit and Existing Bank Guaranties listed on Schedule XI issued by [*] (or any affiliate or branch thereof), the Borrowers shall have either (x) substituted or terminated each such Existing Letter of Credit and Existing Bank Guaranty or (y) caused an Issuing Lender satisfactory to [*] to issue a ‘back-stop’ letter of credit in an aggregate amount equal to 100% of the aggregate face amount or stated amount, as the case may be, of each such Existing Letter of Credit and Existing Bank Guaranty for the benefit of the respective Issuer Lender or Bank Guaranty Issuer, as the case may be, thereof, in form and substance satisfactory to [*].

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

EXHIBIT A-1

FORM OF NOTICE OF BORROWING

Deutsche Bank AG New York Branch,

as Administrative Agent (the “Administrative Agent”) for the Lenders party to the Credit Agreement

referred to below

60 Wall Street

New York, New York 10019

Attention: Marguerite Sutton

Ladies and Gentlemen:

The undersigned, [Dole Food Company, Inc.]1 [Solvest, Ltd.]2 (the “Borrower”), refers to the Credit Agreement, dated as of March 28, 2003, amended and restated as of April 18, 2005 and further amended and restated as of April 12, 2006 (as so amended and restated and as the same may be further amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined), among DHM Holding Company, Inc., Dole Holding Company, LLC, the Borrower, [Dole Food Company, Inc.] [Solvest, Ltd.], the Lenders from time to time party thereto, Banc of America Securities LLC, as Syndication Agent, The Bank of Nova Scotia, as Documentation Agent, Deutsche Bank Securities Inc., as Lead Arranger and Sole Book Runner, and you, as Administrative Agent and Deposit Bank, and hereby gives you notice, irrevocably, pursuant to Section 1.03 of the Credit Agreement, that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 1.03 of the Credit Agreement:

(i) The aggregate principal amount of the Proposed Borrowing is [$            ].

(ii) The Business Day of the Proposed Borrowing is [                 ,         ].

(iii) The Proposed Borrowing shall consist of [Tranche B Term Loans] [Tranche C Term Loans] [U.S. Borrower Incremental Term Loans] [Bermuda Borrower Incremental Term Loans].

[1]	To be included for a Proposed Borrowing of Tranche B Term Loans and U.S. Borrower Incremental Term Loans.
[2]	To be included for a Proposed Borrowing of Tranche C Term Loans and Bermuda Borrower Incremental Term Loans.

Exhibit A-1

(iv) The Loans to be made pursuant to the Proposed Borrowing shall be initially maintained as [Base Rate Loans] [Eurodollar Loans].

[(v) The initial Interest Period for the Proposed Borrowing is [one week] [one month] [two months] [three months] [six months] [, subject to availability to all Lenders which are required to make Loans of the respective Tranche, [[nine] [twelve] months], and if such Interest Period is unavailable [specify alternate desired]].]3

(vi) The location and number of the Borrower’s account to which funds are to be disbursed is:

Bank Name:[                    ]

ABA#:[                    ]

A/C Name: [                    ]

A/C#: [                     ]

The undersigned hereby certify(ies) that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(A) the representations and warranties contained in the Credit Agreement or the other Credit Documents are and will be true and correct in all material respects, before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; and

[3]

To be included for a Proposed Borrowing of Eurodollar Loans. Unless the Syndication Date has theretofore occurred, the duration of any Interest Period is subject to the limitations provided in Section 1.09. Interest Periods of nine and twelve months may only be selected in the case of a Borrowing of Eurodollar Loans and if such Interest Period is agreed to all Lenders under the respective Tranche.

Exhibit A-1

(B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof, in each case immediately after giving effect thereto.

Very truly yours,

[DOLE FOOD COMPANY, INC.]

[SOLVEST, LTD.]

By
Name:
Title:

EXHIBIT A-2

FORM OF NOTICE OF CONVERSION/CONTINUATION

[Date]

Deutsche Bank AG New York Branch,

as Administrative Agent (the “Administrative Agent”) for the Lenders party to the Credit Agreement

referred to below

60 Wall Street

New York, New York 10019

Attention: Marguerite Sutton

Ladies and Gentlemen:

The undersigned, [Dole Food Company, Inc.] [Solvest, Ltd.] (the “Borrower”), refers to the Credit Agreement, dated as of March 28, 2003, amended and restated as of April 18, 2005 and further amended and restated as of April 12, 2006 (as so amended and restated and as the same may be further amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined), among DHM Holding Company, Inc., Dole Holding Company, LLC, the Borrower, [Dole Food Company, Inc.] [Solvest, Ltd.], the Lenders from time to time party thereto, Banc of America Securities LLC, as Syndication Agent, The Bank of Nova Scotia, as Documentation Agent, Deutsche Bank Securities Inc., as Lead Arranger and Sole Book Runner, and you, as Administrative Agent and Deposit Bank, and hereby give you notice, irrevocably, pursuant to Section [1.06] [1.09] of the Credit Agreement, that the undersigned hereby requests to [convert] [continue] the Borrowing of [Tranche B Term Loans] [Tranche C Term Loans] [U.S. Borrower Incremental Term Loans] [Bermuda Borrower Incremental Term Loans] referred to below, and in that connection sets forth below the information relating to such [conversion] [continuation] (the “Proposed [Conversion] [Continuation]”) as required by Section [1.06] [1.09] of the Credit Agreement:

(i) The Proposed [Conversion] [Continuation] relates to the Borrowing of [Tranche B Term Loans] [Tranche C Term Loans] denominated in Dollars originally made on                  ,          (the “Outstanding Borrowing”) in the principal amount of $             and currently maintained as a Borrowing of [Base Rate Loans] [Eurodollar Loans with an Interest Period ending on                  ,         ].

Exhibit A-2

(ii) The Business Day of the Proposed [Conversion] [Continuation] is                      ..1

(iii) The Outstanding Borrowing shall be [continued as a Borrowing of Eurodollar Loans with an Interest Period of             ] [converted into a Borrowing of [Base Rate Loans] [Eurodollar Loans with an Interest Period of             ]].2

[The undersigned hereby certifies that no Default or Event of Default has occurred and is continuing on the date hereof or will have occurred and be continuing on the date of the Proposed [Conversion] [Continuation].]3

Very truly yours,

[DOLE FOOD COMPANY, INC.]

[SOLVEST, LTD.]

By
Name:
Title:

[1]

Shall be a Business Day at least three Business Days after the date hereof, provided that such notice shall be deemed to have been given on a certain day only if given before 12:00 Noon (New York time) on such day.

[2]

In the event that either (x) only a portion of the Outstanding Borrowing is to be so converted or continued or (y) the Outstanding Borrowing is to be divided into separate Borrowings with different Interest Periods, the Borrower should make appropriate modifications to this clause to reflect same.

[3]

In the case of a Proposed Conversion or Continuation, insert this sentence only in the event that the conversion is from a Base Rate Loan to a Eurodollar Loan or in the case of a continuation of a Eurodollar Loan.

EXHIBIT B-1

FORM OF TRANCHE B TERM NOTE

$	New York, New York
,

FOR VALUE RECEIVED, DOLE FOOD COMPANY, INC., a Delaware corporation (the “U.S. Borrower”), hereby promises to pay to the order of                      or its registered assigns (the “Lender”), in lawful money of the United States of America in immediately available funds, at the Payment Office (as defined in the Agreement referred to below) on the Tranche B/C Term Loan Maturity Date (as defined in the Agreement) the principal sum of                                          DOLLARS ($            ) or, if less, the unpaid principal amount of the Tranche B Term Loans (as defined in the Agreement) made by the Lender pursuant to the Agreement.

The U.S. Borrower also promises to pay interest on the unpaid principal amount of each Tranche B Term Loan made by the Lender in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement. All payments pursuant to this Note shall be made in accordance with the requirements of Sections 4.03 and 4.04 of the Agreement.

This Note is one of the Tranche B Term Notes referred to in the Credit Agreement, dated as of March 28, 2003, amended and restated as of April 18, 2005 and further amended and restated as of April 12, 2006 (as so amended and restated and as the same may be further amended, restated, modified and/or supplemented from time to time, the “Agreement”), among DHM Holding Company, Inc., Dole Holding Company, LLC, the U.S. Borrower, Solvest, Ltd., the lenders from time to time party thereto (including the Lender), Banc of America Securities LLC, as Syndication Agent, The Bank of Nova Scotia, as Documentation Agent, Deutsche Bank Securities Inc., as Lead Arranger and Sole Book Runner, and Deutsche Bank AG New York Branch, as Administrative Agent and Deposit Bank, and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by the U.S. Security Documents (as defined in the Agreement) and is entitled to the benefits of the Guaranties (other than the Foreign Subsidiaries Guaranty, the Bermuda Borrower’s Guaranty and the U.S. Borrower’s Guaranty under the Credit Agreement Party Guaranty) (as each such term is defined in the Agreement). This Note is subject to voluntary prepayment and mandatory repayment prior to the Tranche B/C Term Loan Maturity Date, in whole or in part, as provided in the Agreement.

In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

The U.S. Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

Exhibit B-1

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

DOLE FOOD COMPANY, INC.

By
Name:
Title:

EXHIBIT B-2

FORM OF TRANCHE C TERM NOTE

$	New York, New York ,

FOR VALUE RECEIVED, SOLVEST, LTD., a company organized under the laws of Bermuda (the “Bermuda Borrower”), hereby promises to pay to the order of                      or its registered assigns (the “Lender”), in lawful money of the United States of America in immediately available funds, at the Payment Office (as defined in the Agreement referred to below) on the Tranche B/C Term Loan Maturity Date (as defined in the Agreement) the principal sum of                                          DOLLARS ($             ) or, if less, the unpaid principal amount of the Tranche C Term Loans (as defined in the Agreement) made by the Lender pursuant to the Agreement.

The Bermuda Borrower also promises to pay interest on the unpaid principal amount of each Tranche C Term Loan made by the Lender in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement. All payments pursuant to this Note shall be made in accordance with the requirements of Sections 4.03 and 4.04 of the Agreement.

This Note is one of the Tranche C Term Notes referred to in the Credit Agreement, dated as of March 28, 2003, amended and restated as of April 18, 2005 and further amended and restated as of April 12, 2006 (as so amended and restated and as the same may be further amended, restated, modified and/or supplemented from time to time, the “Agreement”), among DHM Holding Company, Inc., Dole Holding Company, LLC, Dole Food Company, Inc., the Bermuda Borrower, the lenders from time to time party thereto (including the Lender), Banc of America Securities LLC, as Syndication Agent, The Bank of Nova Scotia, as Documentation Agent, Deutsche Bank Securities Inc., as Lead Arranger and Sole Book Runner, and Deutsche Bank AG New York Branch, as Administrative Agent and Deposit Bank, and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by the Security Documents (as such term is defined in the Agreement) and is entitled to the benefits of the Guaranties (other than the Bermuda Borrower’s Guaranty) (as each such term is defined in the Agreement). This Note is subject to voluntary prepayment and mandatory repayment prior to the Tranche B/C Term Loan Maturity Date, in whole or in part, and as provided in the Agreement.

In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

The Bermuda Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

Exhibit B-2

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

SOLVEST, LTD.

By
Title:
Name:

EXHIBIT B-3

FORM OF INCREMENTAL TERM NOTE

$	New York, New York
,

FOR VALUE RECEIVED, [DOLE FOOD COMPANY, INC.] [SOLVEST LTD.]1, a [Delaware corporation] [company organized under the laws of Bermuda] (the “[U.S.] [Bermuda] Borrower”), hereby promises to pay to the order of              or its registered assigns (the “Lender”), in lawful money of the United States of America in immediately available funds, at the Payment Office (as defined in the Agreement referred to below) on the Incremental Term Loan Maturity Date (as defined in the Agreement) the principal sum of              DOLLARS ($            ) or, if less, the unpaid principal amount of all              [Insert the applicable description of the respective Tranche of Incremental Term Loans] (as defined in the Agreement) made by the Lender pursuant to the Agreement.

The [U.S.] [Bermuda] Borrower promises also to pay interest on the unpaid principal amount of each made by the Lender in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement. All payments pursuant to this Note shall be made in accordance with the requirements of Sections 4.03 and 4.04 of the Agreement.

This Note is one of the Incremental Term Notes referred to in the Credit Agreement, dated as of March 28, 2003, amended and restated as of April 18, 2005 and further amended and restated as of April 12, 2006 (as so amended and restated and as the same may be further amended, restated, modified and/or supplemented from time to time, the “Agreement”), among DHM Holding Company, Inc., Dole Holding Company, LLC, [the U.S, Borrower, Solvest, Ltd.] [the Bermuda Borrower, Dole Food Company, Inc.], the lenders from time to time party thereto (including the Lender), Banc of America Securities LLC, as Syndication Agent, The Bank of Nova Scotia, as Documentation Agent, Deutsche Bank Securities Inc., as Lead Arranger and Sole Book Runner, and Deutsche Bank AG New York Branch, as Administrative Agent and Deposit Bank, and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). [This Note is secured by the U.S. Security Documents (as such term is defined in the Agreement) and is entitled to the benefits of the Guaranties (other than the Foreign Subsidiaries Guaranty, the Bermuda Borrower’s Guaranty and the U.S. Borrower’s Guaranty under the Credit Agreement Party Guaranty) (as each such term is defined in the Agreement).]2 [This Note is secured by the Security Documents (as such term is defined in the Agreement) and is entitled to the benefits of the Guaranties (other than the Bermuda Borrower’s Guaranty) (as each such term is defined in the Agreement).]3 This Note is subject to voluntary prepayment and mandatory repayment prior to the Incremental Term Loan

[1]	Insert name of Incremental Term Loan Borrower.
[2]	Insert if the U.S. Borrower is the Incremental Term Loan Borrower.
[3]	Insert if the Bermuda Borrower is the Incremental Term Loan Borrower.

Exhibit B-3

Maturity Date, in whole or in part, and as provided in the Agreement.

In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

The [U.S.] [Bermuda] Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

Exhibit B-3

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

[DOLE FOOD COMPANY, INC.]

[SOLVEST, LTD.]

By:
Name:
Title:

EXHIBIT C-l

FORM OF LETTER OF CREDIT REQUEST

Dated [1]

Deutsche Bank AG New York Branch, as [Issuing Lender and] as Administrative Agent and Deposit Bank under the Credit Agreement, dated as of March 28, 2003, amended and restated as of April 18, 2005 and further amended and restated as of April 12, 2006, among DHM Holding Company, Inc., Dole Holding Company, LLC, Dole Food Company, Inc., Solvest, Ltd., the lenders from time to time party thereto, Banc of America Securities LLC, as Syndication Agent, The Bank of Nova Scotia, as Documentation Agent, and Deutsche Bank Securities Inc., as Lead Arranger and Sole Book Runner (as so amended and restated and as the same may be further amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined).

60 Wall Street
New York, New York 10005
Attention: [ ]

[[ , as Issuing Lender under the Credit Agreement

][2]

[1]	Date of Letter of Credit Request.
[2]

Insert name and address of Issuing Lender. For Standby Letters of Credit issued by Deutsche Bank AG New York Branch insert: Deutsche Bank AG New York Branch, 60 Wall Street, New York, NY 10005-MS NYC 60-2708, Attention: Global Loan Operations, Standby Letter of Credit Unit. For Trade Letters of Credit issued by Deutsche Bank AG New York Branch insert: Deutsche Bank AG New York Branch, 60 Wall Street, New York, NY 10005, Attention: Trade and Risk Services, Import LC. For Letters of Credit issued by another Issuing Lender, insert the correct notice information for that Issuing Letter.

Exhibit C-l

Dear Sirs:

Pursuant to Section 2A.03 of the Credit Agreement, we hereby request that the Issuing Lender referred to above issue a [Trade] [Standby] Letter of Credit for the account of the undersigned on     3     (the “Date of Issuance”) in the aggregate Stated Amount of    4     The requested Letter of Credit shall be denominated in     5     and shall be a [U.S. Borrower] [Bermuda Borrower]6 Letter of Credit for all purposes of the Credit Agreement and the other Credit Documents.

For purposes of this Letter of Credit Request, unless otherwise defined herein, all capitalized terms used herein which are defined in the Credit Agreement shall have the respective meaning provided therein.

The beneficiary of the requested Letter of Credit will be     7     and such Letter of Credit will be in support of     8     and will have a stated expiration date of     9    .

We hereby certify that:

(A)	the representations and warranties contained in the Credit Agreement and in the other Credit Documents are and will be true and correct in all material respects on the Date of Issuance, both before and after giving effect to the issuance of the Letter of Credit requested hereby, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; and

[3]

Date of Issuance which shall be (x) a Business Day and (y) at least 3 Business Days from the date hereof (or such shorter period as may be acceptable to the respective Issuing Lender in any given case).

[4]

Aggregate initial Stated Amount of Letter of Credit (in Dollars or an Alternative Currency as specified in footnote 5) should not be less than (x) in the case of a Dollar Denominated Letter of Credit, $250,000, (y) in the case of a Euro Denominated Letter of Credit, €150,000 and (z) in the case of a Sterling Denominated Letter of Credit, £150,000 (or, in each case, such lesser amount as is acceptable to the respective Issuing Lender).

[5]	Insert applicable currency (i.e Dollars, Euros or Sterling).
[6]	Each requested Letter of Credit shall constitute either a U.S. Borrower Letter of Credit or a Bermuda Borrower Letter of Credit.
[7]	Insert name and address of beneficiary.
[8]	Insert description of L/C Supportable Indebtedness (in the case of Standby Letters of Credit) and insert description of permitted trade obligations (in the case of Trade Letters of Credit).
[9]

Insert the last date upon which drafts may be presented which may not be later than (i) in the case of Standby Letters of Credit, the earlier of (x) 12 months after the Date of Issuance and (y) the fifth Business Day preceding the CL Maturity Date and (ii) in the case of Trade Letters of Credit, the earlier of (x) 180 days after the Date of Issuance and (y) 30 days prior to the CL Maturity Date.

Exhibit C-l

(B)	no Default or Event of Default has occurred and is continuing nor, after giving effect to the issuance of the Letter of Credit requested hereby, would such a Default or Event of Default occur.

Copies of all documentation with respect to the supported transaction are attached hereto.

[DOLE FOOD COMPANY, INC.]

[SOLVEST, LTD.]

By
Name:
Title:

EXHIBIT C-2

FORM OF BANK GUARANTY REQUEST

Dated [1]

Deutsche Bank AG New York Branch, [as Bank Guaranty Issuer and] as Administrative Agent and Deposit Bank under the Credit Agreement, dated as of March 28, 2003, amended and restated as of April 18, 2005 and further amended and restated as of April 12, 2006, among DHM Holding Company, Inc., Dole Holding Company, LLC, Dole Food Company, Inc., Solvest, Ltd., the lenders from time to time party thereto, Banc of America Securities LLC, as Syndication Agent, The Bank of Nova Scotia, as Documentation Agent, and Deutsche Bank Securities Inc., as Lead Arranger and Sole Book Runner (as so amended and restated and as the same may be further amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined).

60 Wall Street
New York, New York 10005
Attention: [ ]

[[ , as Bank Guaranty Issuer under the Credit Agreement

][2]

[1]	Date of Bank Guaranty Request.
[2]	Insert name and address of Bank Guaranty Issuer in the case of a Bank Guaranty Request to any Bank Guaranty Issuer other than Deutsche Bank AG New York Branch.

Exhibit C-2

Dear Sirs:

Pursuant to Section 2B.03 of the Credit Agreement, we hereby request that the Bank Guaranty Issuer referred to above issue a Bank Guaranty for the account of the undersigned on     3     (the “Date of Issuance”) in the aggregate Face Amount of     4     The requested Bank Guaranty shall be denominated in     5     and shall be a [U.S. Borrower] [Bermuda Borrower]6 Bank Guaranty for all purposes of the Credit Agreement and the other Credit Documents.

For purposes of this Bank Guaranty Request, unless otherwise defined herein, all capitalized terms used herein which are defined in the Credit Agreement shall have the respective meaning provided therein.

The beneficiary of the requested Bank Guaranty will be     7     and such Bank Guaranty will be in support of     8     and will have a stated expiration date of     9    .

We hereby certify that:

(A)	the representations and warranties contained in the Credit Agreement and in the other Credit Documents are and will be true and correct in all material respects on the Date of Issuance, both before and after giving effect to the issuance of the Bank Guaranty requested hereby, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; and

[3]

Date of Issuance which shall be (x) a Business Day and (y) at least 3 Business Days from the date hereof (or such shorter period as may be acceptable to the respective Bank Guaranty Issuer in any given case).

[4]

Aggregate initial Face Amount of Bank Guaranty (in Dollars or an Alternative Currency as specified in footnote 5) should not be less than (x) in the case of a Dollar Denominated Bank Guaranty, $250,000, (y) in the case of a Euro Denominated Bank Guaranty, €150,000 and (z) in the case of a Sterling Denominated Bank Guaranty, £150,000 (or, in each case, such lesser amount as is acceptable to the respective Bank Guaranty Issuer).

[5]	Insert applicable currency (i.e. Dollars, Euros or Sterling).
[6]

Each requested Bank Guaranty shall constitute either a U.S. Borrower Bank Guaranty (if issued for the account of the U.S. Borrower) or a Bermuda Borrower Bank Guaranty (if issued for the account of the Bermuda Borrower).

[7]	Insert name and address of beneficiary.
[8]	Insert a description of B/G Supportable Indebtedness.
[9]

Insert the last date upon which drafts may be presented which may not be later than, the earlier of (x) 12 months after the Date of Issuance and (y) the fifth Business Day preceding the CL Maturity Date.

Exhibit C-2

(B)	no Default or Event of Default has occurred and is continuing nor, after giving effect to the issuance of the Bank Guaranty requested hereby, would such a Default or Event of Default occur.

Copies of all documentation with respect to the supported transaction are attached hereto.

[DOLE FOOD COMPANY, INC.]

[SOLVEST, LTD.]

By
Name:
Title:

EXHIBIT D

FORM OF SECTION 4.04(b)(ii) CERTIFICATE

Reference is hereby made to the Credit Agreement, dated as of March 28, 2003, amended and restated as of April 18, 2005 and further amended and restated as of April 12, 2006, among DHM Holding Company, Inc., Dole Holding Company, LLC, Dole Food Company, Inc., Solvest, Ltd., the lenders from time to time party thereto, Banc of America Securities LLC, as Syndication Agent, The Bank of Nova Scotia, as Documentation Agent, Deutsche Bank Securities Inc., as Lead Arranger and Sole Book Runner, and Deutsche Bank AG New York Branch, as Administrative Agent and Deposit Bank (as so amended and restated and as the same may be further amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”). Pursuant to the provisions of Section 4.04(b)(ii) of the Credit Agreement, the undersigned hereby certifies that it is not a “bank” as such term is used in Section 881 (c)(3)(A) of the Internal Revenue Code of 1986, as amended.

[NAME OF LENDER]

By:
Name:
Title:

Date:                     ,

EXHIBIT E-1

Paul, Hastings, Janofsky & Walker LLP 75 East 55th Street • New York, NY 10022 telephone 212 318 6000 • facsimile 212 319 4090 • www.paulhastings.com

Atlanta Beijing Brussels Hong Kong London Los Angeles Milan New York Orange County Palo Alto Paris San Diego San Francisco Shanghai Stamford Tokyo Washington, DC

April 12, 2006

To the Administrative Agent, the Collateral Agent

and each of the Lenders party to the

Credit Agreement referred to below:

Ladies and Gentlemen:

We have acted as counsel to DHM Holding Company, Inc., a Delaware corporation (“Holdings”), Dole Holding Company, LLC, a Delaware limited liability company (“Intermediate Holdco”), and Dole Food Company, Inc., a Delaware corporation (“Dole”) (collectively, the “Dole Parties”), in connection with the Credit Agreement (the “Credit Agreement”), dated as of March 28, 2003, as amended and restated April 18, 2005, as further amended and restated April 12, 2006, among Holdings, Intermediate Holdco, Dole, Solvest Ltd., a corporation organized under the laws of Bermuda (“Solvest”), the Lenders from time to time party thereto, Deutsche Bank AG New York Branch, as Administrative Agent (in such capacity, the “Administrative Agent”), and the other Agents a party thereto. We have also served as counsel to the U.S. Subsidiary Guarantors organized under the laws of the State of Delaware (collectively, the “Delaware Subsidiaries” and individually, a “Delaware Subsidiary”) and the U.S. Subsidiary Guarantors organized under the laws of the State of California (collectively, the “California Subsidiaries” and individually, a “California Subsidiary”) listed on Schedule 1 hereto and the other entities listed on Schedule 2 hereto (together with the Delaware Subsidiaries and the California Subsidiaries, the “Other Subsidiaries” and individually, each an “Other Subsidiary”). The Dole Parties, the California Subsidiaries and the Delaware Subsidiaries are referred to herein individually as a “Credit Party” and collectively as the “Credit Parties.” This opinion is being delivered at the request of the Credit Parties and Other Subsidiaries, pursuant to Section 5.03(i) of the Credit Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

As such counsel and for purposes of our opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without limitation:

(i)	the Credit Agreement;

(ii)	the Notes being executed and delivered on the date hereof;

To the Administrative Agent, the Collateral Agent and each of the Lenders party to the Credit Agreement referred to below April 12, 2006 Page 2

(iii)	the Amended and Restated U.S. Subsidiaries Guaranty;

(iv)	the Foreign Subsidiaries Guaranty;

(v)	the Foreign Subsidiaries Guaranty Acknowledgement and Amendment;

(vi)	the Amended and Restated U.S. Security Agreement;

(vii)	the Amended and Restated U.S. Pledge Agreement;

(viii)	the Intercompany Subordination Agreement Acknowledgement and Amendment;

(ix)	the Intercompany Subordination Agreement;

(x)	the Amended and Restated Deeds of Trust with respect to the properties identified on Schedule 3 hereto (the “Amended and Restated Deeds of Trust”);

(xi)	the Intercreditor Agreement;

(xii)	the certificate of incorporation of Dole, certified as of March 24, 2006 by the Secretary of State of Delaware, and the bylaws of Dole as presently in effect as certified by the Vice President and Treasurer of Dole as of the date hereof;

(xiii)	a certificate of the Secretary of State of the State of Delaware as to the incorporation and good standing of Dole under the laws of the State of Delaware as of March 24, 2006;

(xiv)	the certificate of incorporation of Holdings, certified as of March 24, 2006 by the Secretary of State of Delaware, and the bylaws of Holdings as presently in effect as certified by the Vice President and Treasurer of Holdings as of the date hereof;

(xv)	a certificate of the Secretary of State of the State of Delaware as to the incorporation and good standing of Holdings under the laws of the State of Delaware as of March 24, 2006;

To the Administrative Agent, the Collateral Agent and each of the Lenders party to the Credit Agreement referred to below April 12, 2006 Page 3

(xvi)	the certificate of formation of Intermediate Holdco, certified as of March 24, 2006 by the Secretary of State of Delaware, and the limited liability company agreement of Intermediate Holdco as certified by the Vice President and Treasurer of Dole as of the date hereof;

(xvii)	a certificate of the Secretary of State of the State of Delaware as to the formation and good standing of Intermediate Holdco as of March 24, 2006 under the laws of the State of Delaware;

(xviii)	the certificates of incorporation or certificate of formation, as the case may be, of each Delaware Subsidiary, certified as of April 4, 2006 by the Secretary of State of Delaware, and the bylaws or the operating agreement, as the case may be, of each Delaware Subsidiary as presently in effect as certified by the Vice President and Treasurer of the Delaware Subsidiaries as of the date hereof;

(xix)	the certificates of incorporation or certificate of formation, as the case may be, of each California Subsidiary, certified by a corporate officer of Dole, and the bylaws or the operating agreement, as the case may be, of each California Subsidiary as presently in effect as certified by a Vice President of the California Subsidiaries as of the date hereof;

(xx)	resolutions adopted by Dole’s board of directors and certified by the Vice President and Treasurer of Dole relating to the execution and delivery of, and the performance by Dole of its obligations under, the Loan Documents, as defined below, to which it is a party;

(xxi)	resolutions adopted by the boards of directors of the subsidiaries of Dole incorporated or formed in the States of Delaware, New York or California, certified by a Vice President of such subsidiaries, relating to the execution and delivery of, and the performance by such subsidiaries of their respective obligations under the Loan Documents to which it is a party;

(xxii)	resolutions adopted by the board of managers of Intermediate Holdco, certified by a Vice President authorizing the execution and

To the Administrative Agent, the Collateral Agent and each of the Lenders party to the Credit Agreement referred to below April 12, 2006 Page 4 delivery of, and the performance by Intermediate Holdco of its obligations under, the Loan Documents to which it is a party; and

(xxiii)	resolutions adopted by the board of directors of Holdings, certified by the Vice President and Treasurer of Holdings, authorizing the execution and delivery of, and the performance by Holdings of its obligations under, the Loan Documents to which it is a party.

Items (i) through (xi) above are referred to herein, individually, as a “Loan Document” and, collectively, as the “Loan Documents.” Items (xii), (xiv) and (xvi) above are referred to herein collectively as the “Charter Documents.” Items (xiii), (xv) and (xvii) are referred to herein collectively as the “Good Standing Certificates.” We are also aware that certain amended and restated mortgages are being filed or recorded in Hawaii and Florida, but we have not reviewed such documents (the “Other Mortgages”).

In addition to the foregoing, we have made such investigations of law as we have deemed relevant and necessary as a basis for the opinions expressed below.

In such examination and in rendering the opinions expressed below, we have assumed: (i) the due authorization, execution and delivery of each Loan Document, and each other document referred to above, by all of the parties thereto (other than the due authorization, execution and delivery of the Loan Documents by the Dole Parties and the Domestic Subsidiaries organized or incorporated under the laws of California or Delaware); (ii) the genuineness of all signatures on all documents submitted to us; (iii) the authenticity and completeness of all documents, corporate records, certificates and other instruments submitted to us; (iv) that photocopy, electronic, certified, conformed, facsimile and other copies submitted to us of original documents, corporate records, certificates and other instruments conform to the original documents, records, certificates and other instruments, and that all such original documents, corporate records, certificates and instruments were authentic and complete; (v) the legal capacity of all individuals executing documents; (vi) that the Loan Documents are the valid and binding obligations of each of the parties thereto (other than the Credit Parties and the Other Subsidiaries under New York law), enforceable against such parties (other than the Credit Parties and the Other Subsidiaries under New York law) in accordance with their respective terms and that no such documents have been amended or terminated orally or in writing except as disclosed to us; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Credit Parties and other persons on which we have relied for the purposes of this opinion (including, without limitation, the Good Standing Certificates) are true and correct and that there has not been any change in the good standing status of the Dole Parties from that reported in the Good Standing Certificates; (viii) that the Credit Parties other than the Dole Parties are validly existing

To the Administrative Agent, the Collateral Agent and each of the Lenders party to the Credit Agreement referred to below April 12, 2006 Page 5 entities in the jurisdictions of their respective organization, as certified by Dole pursuant to the Credit Agreement; (ix) without limiting opinion 12, below, that the Administrative Agent and Lenders have satisfied all regulatory and legal requirements applicable to their respective activities; (x) that the rights and remedies set forth in the Loan Documents will be exercised reasonably and in good faith and were granted without fraud or duress and for good, valuable and adequate consideration and without intent to hinder, delay or defeat any rights of any creditors or stockholders of the Credit Parties or Other Subsidiaries; (xi) that each Amended and Restated Deed of Trust has been or will be duly recorded in the Official Records of the applicable location identified on Schedule 3; and (xii) that the description of the real property subject to each Amended and Restated Deed of Trust is sufficiently accurate under applicable law to provide notice to third parties of the liens and security interests provided by the Amended and Restated Deeds of Trust.

As to all questions of fact material to this opinion, we have relied (without independent investigation, except as expressly indicated herein) entirely upon certificates or comparable documents of officers and representatives of the Credit Parties and upon the representations and warranties of the Credit Parties contained in the Loan Documents, including the Credit Agreement. Copies of such certificates were delivered to you pursuant to the Credit Agreement or, to the extent not so delivered are attached to this opinion as Annex II.

Statements in this opinion which are qualified by the expression “to our knowledge,” “of which we have knowledge,” “known to us” or “we have no reason to believe” or other expressions of like import are limited to the current actual knowledge of the individual attorneys in this Firm who have devoted substantive attention to the representation of the Credit Parties and the Other Subsidiaries in connection with the preparation, negotiation, execution and delivery of the Loan Documents (but not the knowledge of any other attorney in this Firm or any constructive or imputed knowledge of any information, whether by reason of our representation of the Credit Parties and the Other Subsidiaries or otherwise). We have not undertaken any independent investigation to determine the accuracy of any such statement, and any limited inquiry undertaken by us during the preparation of this opinion should not be regarded as such an investigation.

Based upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, we are of the following opinion:

1. Each of Holdings and Dole is a validly existing corporation, and Intermediate Holdco is a validly existing limited liability company, in good standing under the laws of the State of Delaware; and each of Holdings and Dole has the corporate, and Intermediate Holdco has the limited liability company, power and authority to enter into and perform its obligations under the Loan Documents to which it is a party. Each of

To the Administrative Agent, the Collateral Agent and each of the Lenders party to the Credit Agreement referred to below April 12, 2006 Page 6

Dole Carrot Company, Inc., Bud Antle, Inc., Lindero Headquarters Company, Inc., and Dole Fresh Vegetables, Inc. is a corporation validly existing and in good standing under the laws of the State of California and Dole Fresh Flowers, Inc., is a corporation validly existing and in good standing under the laws of the State of Delaware. Each of such Other Subsidiaries has the corporate power and authority to enter into and perform its obligations under the Other Mortgages to which it is a party.

2. Dole has the corporate power and authority to conduct its business as described in its report on Form 10-K for the year ended January 3, 2005.

3. The execution, delivery and performance of the Loan Documents or Other Mortgages to which each Dole Party, Delaware Subsidiary and California Subsidiary is a party have been duly authorized by all necessary corporate or limited liability company action, as the case may be, on the part of such Dole Party, Delaware Subsidiary or California Subsidiary, as the case may be and each of the Loan Documents to which such Dole Party, Delaware Subsidiary or California Subsidiary is a party has been duly executed and delivered by each Dole Party, Delaware Subsidiary or California Subsidiary.

4. Each of the Loan Documents constitutes the valid and binding obligation of each Credit Party and each Other Subsidiary which is a party thereto, enforceable against such Credit Party and Other Subsidiary in accordance with its terms.

5. The execution and delivery by each Credit Party and Other Subsidiary of the Loan Documents or Other Mortgages to which it is a party and the performance by it of its obligations thereunder do not (i) cause such Credit Party or Other Subsidiary to violate any Federal, California or New York State law, rule or regulation, or (ii) cause such Credit Party or Other Subsidiary to violate any order, judgment or decree of any Federal, California or New York state court or governmental instrumentality to which such Credit Party or Other Subsidiary is a named party and which is applicable to such Credit Party or Other Subsidiary and which is known to us, or (iii) constitute a breach or default under any of the Indentures or other debt agreements listed on Annex II, or (iv) with respect to the Dole Parties only, violate any provision of the Charter Documents of such Dole Party.

6. No consent, approval or authorization of, or filing with, any Federal, California or New York State governmental body or authority is required to authorize, or is otherwise required in connection with, the execution and delivery of the Loan Documents or Other Mortgages by the Credit Parties or Other Subsidiaries which are parties thereto, or in connection with the performance by the Credit Parties or Other

To the Administrative Agent, the Collateral Agent and each of the Lenders party to the Credit Agreement referred to below April 12, 2006 Page 7

Subsidiaries of their obligations thereunder other than such filings or recordings as may be necessary to perfect liens and to maintain good standing, existence, continued qualification to do business, file tax returns and similar matters.

7. To our knowledge, there is no action, suit or proceeding at law or in equity, or by or before any Federal, California or New York state court, governmental or regulatory body or agency or any arbitration board or panel, pending or overtly threatened against any Credit Party or Other Subsidiary that questions the validity of the Loan Documents or Other Mortgages to which it is a party.

8. Assuming that immediately prior to the effectiveness of the Loan Documents the Administrative Agent had a valid and perfected security interest in the rights of the Credit Parties in the Article 9 Collateral pledged pursuant to the Amended and Restated U.S. Security Agreement and the Amended and Restated U.S. Pledge Agreement, the effectiveness of the Loan Documents does not adversely affect the perfection of such security interests. As used herein, “Article 9 Collateral” shall mean the Collateral in which security interests can be created under Article 9 of the Uniform Commercial Code as in effect in the State of New York (the “New York UCC”).

9. The making of the Loans and the Credit-Linked Deposits and the application of the proceeds thereof as provided in the Credit Agreement does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

10. The subordination provisions contained in the Existing Senior Notes Documents are enforceable against the respective Credit Parties party thereto and the holders of the Existing Senior Notes.

`

11. The Amended and Restated Deeds of Trust are in a form sufficient to create a lien on the real property described therein, in favor of the trustee for the benefit of the Collateral Agent on behalf of the Secured Creditors. The Amended and Restated Deeds of Trust (a) are in proper form for recording in the Official Records of the locations indicated for each such Amended and Restated Deed of Trust on Schedule 3, and (b) comply as to form with all statutory requirements for recording in the Official Records of the locations indicated on Schedule 3. Except for customary recording fees, no mortgage recording tax, intangible or documentary stamp tax, transfer tax or similar charges will be required to be paid in connection with the execution, delivery, ownership or recording of the Amended and Restated Deeds of Trust. There will not be an adverse effect on the priority of any lien created by any of the Deeds of Trust recorded in California being amended and restated by an Amended and Restated Deed of Trust because of any extension of credit or other future advance contemplated by

To the Administrative Agent, the Collateral Agent and each of the Lenders party to the Credit Agreement referred to below April 12, 2006 Page 8 the Loan Documents and made after the date the Amended and Restated Deeds of Trust are recorded. Except for the recording of a Notice of Intent to Preserve Security Interest pursuant to Cal. Civil Code Sections 880.310 et seq., it is not necessary to re-record any of the Amended and Restated Deeds of Trust or to record, register or file any other or additional documents, instruments or statements in order to maintain the liens in the real property created thereby.

12. Assuming in each case that there are no other contacts with the State of California, neither the Administrative Agent nor any Secured Creditor: (a) is required to (i) qualify to transact business, (ii) file a designation for service of process, or (iii) file any reports, in the State of California; or (b) will incur any tax imposed by the State of California, county or municipality thereof (including without limitation, any tax imposed on interest or on revenue paid in respect of the Obligations), in both cases, solely as the result of the transactions to which this opinion letter refers, including, but not limited to, the exercise of remedies under any Amended and Restated Deed of Trust.

The foregoing opinions are subject to the following exceptions, qualifications and limitations:

A. We express no opinion with respect to any of the following (collectively, the “Excluded Laws”): (i) anti-fraud laws or other federal and state securities laws; (ii) except as set forth in opinion paragraph 9, Federal Reserve Board margin regulations; (iii) pension and employee benefit laws, e.g., ERISA; (iv) federal and state antitrust and unfair competition laws; (v) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other anti-trust laws and the Exon-Florio Act; (vi) the statutes, ordinances, administrative decisions and rules and regulations of counties, towns, municipalities and other political subdivisions (whether created or enabled through legislative action at the federal, state or regional level); (vii) federal and state environmental laws; (viii) federal and state land use and subdivision laws; (ix) except as stated in opinion 11 above, federal and state tax laws; (x) federal and state laws relating to communications (including, without limitation, the Communications Act of 1934, as amended, and the Telecommunications Act of 1996, as amended); (xi) federal patent, copyright and trademark, state trademark and other federal and state intellectual property laws; (xii) federal and state racketeering laws, e.g., RICO; (xiii) federal and state health care laws and federal and state safety laws, e.g., OSHA; (xiv) federal and state laws concerning aviation, vessels, railway or other transportation equipment or matters; (xv) federal and state laws concerning public utilities; (xvi) federal and state labor laws; (xvii) federal and state laws and policies concerning (A) national and local emergencies, (B) possible judicial deference to acts of sovereign states including judicial acts, and (C) criminal and civil forfeiture laws; (xviii) federal and state banking and insurance laws; (xix) export, import

To the Administrative Agent, the Collateral Agent and each of the Lenders party to the Credit Agreement referred to below April 12, 2006 Page 9 and customs laws; (xx) the Anti-Terrorism Order, as amended, and all federal, state and local laws, statutes, ordinances, orders, governmental rules, regulations, licensing requirements and policies relating to the Anti- Terrorism Order (including without limitation the Executive Order of September 23, 2001 Blocking Property and Prohibiting Transactions with Persons Who Commit and Threaten to Commit or Support Terrorism); (xxi) the USA Patriot Act of 2001 and the policies promulgated thereunder and any foreign assets control regulations of the United States Treasury Department or any enabling legislation or order relating thereto; and (xxii) other federal and state statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes); and in the case of each of the foregoing, all rules and regulations promulgated thereunder or administrative or judicial decisions with respect thereto.

B. We express no opinion with respect to (i) the truth of the factual representations and warranties contained in the Loan Documents or (ii) any document or agreement other than the Loan Documents regardless of whether such document or agreement is referred to in the Loan Documents.

C. We express no opinion with respect to the effect which the introduction of extrinsic evidence as to the meaning of any Loan Document may have on the enforceability thereof.

D. We express no opinion as to the effect on our opinions regarding the Loan Documents arising out of the status or activities of, or laws applicable to, the Administrative Agent, the Documentation Agent, the Syndication Agent, the Lenders or any other party, if any, to the Loan Documents (other than the Credit Parties), and, without limiting the foregoing, we are not expressing any opinion as to the effect of compliance or non-compliance by such parties with any state or federal laws or regulations applicable to the transactions contemplated by the Loan Documents because of the nature of any of their businesses, except to the extent stated in opinion 12 above.

E. With respect to our opinions set forth in opinion paragraph 1 above, with your permission, we are relying solely and without independent investigation on our review and examination of (i) with respect to valid existence and good standing of the Dole Parties, the Good Standing Certificates, and (ii) with respect to entity power and authority of the Dole Parties, the Charter Documents and applicable statutes governing the incorporation or formation of the Dole Parties any documents certified to us thereby. With respect to the Other Subsidiaries referred to in the second and third sentences of opinion paragraph 1, our opinion is based solely on a review of Certificates and Articles of Incorporation certified by Dole and Good Standing Certificates of a recent date which have been provided to you.

To the Administrative Agent, the Collateral Agent and each of the Lenders party to the Credit Agreement referred to below April 12, 2006 Page 10

F. Our opinions set forth in opinion paragraphs 4 and 10 above are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally, including without limitation fraudulent transfer or fraudulent conveyance laws; (ii) the effect of public policy considerations or court decisions which may limit rights to obtain exculpation, indemnification or contribution (including, without limitation, indemnification regarding violations of the securities laws and indemnification for losses resulting from a judgment for the payment of any amount other than in United States dollars); (iii) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether enforceability is considered in a proceeding in equity or at law; and (iv) the effect of certain laws and judicial decisions which may render unenforceable in whole or in part certain rights and remedies provided in the Loan Documents (including any rights or remedies which conflict with, are rendered ineffective by or are not permitted under Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction, or are in conflict with any other laws governing foreclosure and disposition procedures or limitations on attorneys’ or trustee fees), but the inclusion of such rights and remedies in the Loan Documents does not affect the validity of the Loan Documents, or render the Loan Documents inadequate for the practical realization of the security interests and liens afforded thereby, upon a material default by Dole or Solvest in the payment of principal or interest as provided in the Credit Agreement or upon another material default by any Credit Party or Other Subsidiary in the performance of any other material covenant in the Loan Documents.

G. No opinion is expressed herein with respect to the validity, binding effect or enforceability of (i) any provision contained in the Loan Documents allowing any party to exercise any remedial rights without notice to any Credit Party or Other Subsidiary, (ii) any waiver of demand by any Credit Party or Other Subsidiary, or any waiver of any rights or any defense which as a matter of law or public policy cannot be waived, (iii) any provision contained in the Loan Documents which conflicts with, is rendered ineffective by or is not permitted under Article 9 of the Uniform Commercial Code as in effect in a relevant jurisdiction, (iv) any provisions contained in the Loan Documents (A) purporting to establish evidentiary standards or (B) purporting to preserve a debtor’s liability for any deficiency after the sale of or other exercise of remedies with respect to any collateral to the extent such liability is limited by applicable law as a result of such sale or other exercise of remedies not having been conducted in accordance with the laws of the jurisdictions applicable thereto, (v) any provision of the Loan Documents which purports to establish the subject matter jurisdiction of the United States District

To the Administrative Agent, the Collateral Agent and each of the Lenders party to the Credit Agreement referred to below April 12, 2006 Page 11

Court to adjudicate any controversy related to any of the Loan Documents, (vi) any provision of the Loan Documents which purports to entitle the Administrative Agent, the Lenders or any other person or entity to specific performance of any provision thereof, (vii) any provision of the Loan Documents which requires a person or entity to cause another person or entity to take or to refrain from taking action under circumstances in which such person or entity does not control such other person or entity, or (viii) any provision of the Loan Documents providing for the effectiveness of service of process by mail in any suit, action or proceeding of any nature arising in connection with or in any way relating to any Loan Document.

H. No opinion is expressed herein with respect to the validity or enforceability of any provision of the Loan Documents insofar as it purports to effect a choice of governing law or choice of forum for the adjudication of disputes, other than (a) the enforceability by a New York State court under New York General Obligations Law Section 5-1401 of the choice of New York State law as the governing law of the Loan Documents (subject, however, to the extent limited by the Constitution of the United States and by Section 1-105(2) of the New York Uniform Commercial Code), and (b) the enforceability by a New York State court under New York General Obligations Law Section 5-1402 of New York State courts as a non-exclusive forum for the adjudication of disputes with respect to the Loan Documents.

I. Our opinions in clause (i) of opinion paragraph 5 above and in opinion paragraph 6 above are limited solely to laws and regulations (other than the Excluded Laws) which in our experience are generally applicable to transactions in the nature of those contemplated by the Loan Documents between unregulated parties.

J. With respect to our opinions set forth in opinion paragraph 5 above with respect to the Indentures, we have not reviewed, and express no opinion on, (i) compliance with financial covenants or similar provisions to the extent the determination of compliance with such covenants or provisions requires financial calculations or financial determinations to ascertain whether there is any breach of or default under such covenants or provisions, and in concluding such covenants or provisions are not violated we have relied on calculations provided to us in an officer’s certificate or (ii) provisions relating to the occurrence of a “material adverse effect” or words of similar import. In addition, our opinions relating to the Indentures are subject to the effect on the Indentures of (i) the introduction of extrinsic evidence to interpret the terms thereof and (ii) any non-written modifications thereof.

K. Our opinions set forth in opinion paragraphs 8 and 11 above are subject to the following additional qualifications:

To the Administrative Agent, the Collateral Agent and each of the Lenders party to the Credit Agreement referred to below April 12, 2006 Page 12

1. We express no opinion with respect to (a) the right, tide or interest of any Credit Party in or to any property, (b) the creation or perfection of any of such security interests or liens, (c) the priority of any security interests or liens, (d) the validity or perfection of the security interests in any property or assets governed by the laws of any jurisdiction other than the State of New York, Delaware or California or any law of any other state other than Article 9 and, to the extent applicable, Article 8 of the Uniform Commercial Code as in effect in the States of New York, Delaware or California (each such Uniform Commercial Code being referred to as a “Relevant UCC” and each such State being referred to as a “Relevant Jurisdiction”), (e) the effect on the opinions expressed in opinion paragraph 8 of any law other than the New York UCC or any other Relevant UCC, or (f) under Article 9 of the New York UCC or any other Relevant UCC, what law governs the perfection or the effect of perfection or non-perfection or the priority of the security interests of the Collateral Agent in any particular item or items of the Collateral. In connection with the qualification described in the preceding clause (d), we have expressly assumed, and our opinion is subject to, the choice of New York law contained in the U.S. Security Agreement and the U.S. Pledge Agreement being given legal effect under Section 5-1401 of the New York General Obligation Law.

2. We have assumed that neither the Administrative Agent nor any of the Lenders has waived, subordinated or agreed to any modification of the perfection of any of such security interests, other than as provided in the Intercreditor Agreement.

3. We have assumed that (a) each of the Credit Parties has rights in the Collateral or the power to transfer rights in the Collateral (within the meaning of Section 9-203 of the New York UCC and each other Relevant UCC) in which it has granted security interests pursuant to the U.S. Security Agreement, and (b) value has been given (within the meaning of Section 9-203 of the New York UCC and each other Relevant UCC) for the grant of the security interests pursuant to the Subsidiaries Assumption Agreements.

4. We have assumed that the transaction contemplated by the Loan Documents is not a consumer transaction and none of the Collateral consists of or will consist of fixtures, consumer goods, farm products or equipment used in farm products, commercial tort claims, timber to be cut, or as extracted collateral, minerals or the like (including oil or gas) and to the extent any Collateral is of such nature, we do not express an opinion.

5. We express no opinion as to any part of the Collateral not subject to Article 9 or, to the extent applicable, Article 8 of the New York UCC or another Relevant UCC.

To the Administrative Agent, the Collateral Agent and each of the Lenders party to the Credit Agreement referred to below April 12, 2006 Page 13

6. We express no opinion as to any interest in or claim in or under policies of insurance, except as provided in Section 9-315 of the New York UCC or, if applicable, another Relevant UCC with respect to insurance proceeds payable by reason of loss or damage to Collateral.

7. In the case of property which becomes Collateral after the date hereof, Section 552 of the United States Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the United States Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case.

8. We call to your attention that, under the New York UCC and each other Relevant UCC, events occurring subsequent to the date hereof or the passage of time may affect any security interest subject to such UCC including, but not limited to, factors of the type identified in: Section 9-315 with respect to proceeds; Section 9-507 with respect to changes in name; Section 9-316 with respect to changes in the location of the collateral and changes in the location of the debtor, in each case, to the extent the same was relevant to the initial perfection of the applicable security interest; Section 9-508 with respect to new debtors becoming bound as a debtor by a security agreement entered into by another person or entity; Section 9-339 with respect to subordination agreements; Section 9-515 with respect to continuation statements; Sections 9-320,9-321, 9-330,9-331 and 9-332 with respect to subsequent purchasers or transferees of the collateral; and Sections 9-335 and 9-336 with respect to goods which are, or may become, accessions or commingled goods. In addition, actions taken by a secured party (e.g., releasing or assigning the security interest, delivering possession of the collateral to a debtor or another person or voluntarily subordinating a security interest) may affect any security interest subject to the New York UCC or another Relevant UCC.

L. We call to your attention that under the laws of the State of New York, the remedies available in the State of New York for the enforcement of the Loan Agreement or the other Loan Documents could be affected by any failure of any Lender not organized in New York (i) to become authorized, under Article 13 of the New York Business Corporation Law, to do business in the New York or (ii) to become authorized, under Article 5 of the New York Banking Law, to transact business in New York as a foreign banking corporation. Further, no opinion is given herein as to any other similar laws or requirements in any other jurisdiction.

M. No opinion is expressed as to the validity, binding effect or enforceability of any provision of any Loan Document that (i) requires that waivers or amendments must be in writing in so far as it suggests that oral or other modifications,

To the Administrative Agent, the Collateral Agent and each of the Lenders party to the Credit Agreement referred to below April 12, 2006 Page 14 amendments or waivers could not be effectively agreed upon by the parties or that the doctrine of promissory estoppel might not apply; (ii) waives (a) vague or broadly stated rights, (b) future rights, (c) the benefits of statutory, regulatory or constitutional rights, unless and to the extent that the statute, regulation or constitution expressly allows waiver, (d) unknown future defenses, (e) the right to trial by jury, or (f) rights to damages; (iii) states that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy; (iv) imposes penalties, forfeitures, late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of a default; (v) appoints one party as an attorney-in-fact for an adverse party; or (vi) states that time is of the essence.

N. We have assumed that at least $2,500,000 will be advanced to the Borrowers, in one or more installments, pursuant to the Loan Documents. No opinion is given herein with respect to usury laws, or other laws regulating the maximum rate of interest which may be charged, taken or received, of any jurisdiction other than New York, and, assuming each Lender is and will remain a “bank” or other lender exempt from the usury laws of the State of California pursuant to Article XV, Section 1 of the California Constitution, California.

O. Section 1717 of the California Civil Code provides that, in any action on a contract where the contract specifically provides that attorney’s fees and costs incurred to enforce that contract shall be awarded either to one of the parties or to the prevailing party, then the party that is determined to be the party prevailing in the action, whether that party is the party specified in the contract or not, shall be entitled to reasonable attorneys’ fees in addition to other costs.

P. California statutes and case law provide that, in certain circumstances, a surety may be exonerated if the creditor materially alters the original obligation of the principal without the consent of the guarantor, elects remedies for default that impair the subrogation rights of the guarantor against the principal, fails to inform the guarantor of material information pertinent to the principal or any collateral, fails to proceed against the principal or pursue remedies against the principal that the surety cannot pursue, or otherwise takes any action without notifying the guarantor that materially prejudices the guarantor. There is also authority, however, to the effect that a guarantor may validly waive those rights, if the waivers are expressly set forth in the guaranty. We express no opinion with respect to the effect of (i) any modification to or amendment of the obligations of the Credit Parties or Other Subsidiaries after the

To the Administrative Agent, the Collateral Agent and each of the Lenders party to the Credit Agreement referred to below April 12, 2006 Page 15 execution and delivery of the Loan Documents that materially increases those obligations; (ii) any election of remedies by the Administrative Agent, Collateral Agent or any Lender following the occurrence of an Event of Default; or (iii) any other action by the Administrative Agent, Collateral Agent or any Lender that materially prejudices (to the extent that its obligations constitute a guarantee of the obligations of another Credit Party or Other Subsidiary) any Credit Party or Other Subsidiary, if, in any such instance, any such modification, election or action occurs without notice to any such guarantor and without granting to any such guarantor an opportunity to cure any default by the Credit Parties or Other Subsidiaries.

Q. Under California law certain remedies, waivers and other provisions of the Amended and Restated Deeds of Trust may not be enforceable; nevertheless, upon a material default by a Borrower in the payment of principal or interest of the Loans or upon a material default by a Borrower or a Subsidiary Guarantor in the performance of any other material covenant of the Amended and Restated Deeds of Trust, or any other Loan Document to which they are a party, such unenforceability will not preclude (i) the acceleration of the obligation of the Borrowers to repay such principal and interest, (ii) enforcement in accordance with applicable law of the assignment of rents set forth in the Amended and Restated Deeds of Trust, and (iii) the foreclosure in accordance with applicable law of the security interest in the collateral created by the Amended and Restated Deeds of Trust, and the Amended and Restated Deeds of Trust contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the practical realization against the real property encumbered by the Amended and Restated Deeds of Trust of the benefits of the lien created thereby.

R. We express no opinion as to the validity or enforceability under California law of any provision of the Amended and Restated Deeds of Trust that: (i) requires a borrower or a trustor to provide hazard insurance coverage against risks in an amount exceeding the replacement value of any improvements to real property, (ii) imposes requirements respecting impound accounts in conflict with applicable law, (iii) provides for the application of insurance or condemnation proceeds to reduce indebtedness in the absence of a showing of damage to any Lender, impairment of the value of the collateral, or impairment of the ability of the Borrowers to pay (See, e.g., Schoolcraft v. Ross, 81 Cal. App. 3d 75 (1978); Milstein v. Security Pacific National Bank, 27 Cal. App. 3d 482 (1972)); (iv) purports to make any assignment of rents, issues and profits from the collateral enforceable without the lender taking steps to enforce in accordance with California Civil Code Section 2938 or which purports to allow any Lender to collect rents, issues and profits and not apply those collections to the

To the Administrative Agent, the Collateral Agent and each of the Lenders party to the Credit Agreement referred to below April 12, 2006 Page 16 indebtedness secured by the Amended and Restated Deeds of Trust, (v) purports to prevent any party from becoming a mortgagee in possession notwithstanding any enforcement actions taken under or in connection with the Amended and Restated Deeds of Trust, (vi) contain a waiver of any party’s statutory right to reinstate a secured obligation by paying the delinquent amounts of the fully accelerated debt at any time prior to the time provided by statute, (vii) is in conflict with any laws governing foreclosure and disposition procedures regarding any collateral or in conflict with any limitations on attorneys’ fees or trustee’s fees, (viii) indemnifies any party against its own gross negligence or willful misconduct, (ix) is in conflict with the real property antideficiency, fair value and one form of action provisions of California law, (x) provides for the acceleration of any indebtedness upon any transfer or further encumbrance of any of the collateral for any loan, or upon a change of ownership of any entity which directly or indirectly owns any interest in any such collateral, except to the extent that (A) such provisions are made enforceable pursuant to the federal preemption afforded by the Garn-St. Germain Depository Institutions Act of 1982, as set forth at 12 U.S.C. Section 1701j-3 and the regulations adopted pursuant thereto or (B) enforcement is reasonably necessary to protect against impairment of the lender’s security or an increase in the risk of default, (xi) select any jurisdiction’s laws to govern the Amended and Restated Deeds of Trust, (xii) provides for penalties, liquidated damages, acceleration of future amounts due (other than principal) without appropriate discount to present value, late charges, prepayment charges and increased interest rates upon default, (xiii) provides that time is of the essence, (xiv) provide for confession of judgment, (xv) contains a waiver of (A) broadly or vaguely stated rights, (B) the benefits of statutory, regulatory or constitutional rights, unless and to the extent the statute, regulation or constitution explicitly allows waiver, (C) unknown future defenses, and (D) rights to damages, (xvi) attempts to change or waive rules of evidence or fix the method or quantum of proof to be applied in litigation or similar proceedings, (xvii) selects the forum for the resolution of any disputes or consents to the jurisdiction of any jurisdiction (both as to personal jurisdiction and subject matter jurisdiction), (xviii) under the laws of the State of California, any provision which purports to provide that the laws of any state other than the State of California will govern the Amended and Restated Deeds of Trust, (xix) appoints one party as an attorney-in-fact for an adverse party or (xix) provides for interest on interest.

S. With respect to the qualifications set forth in Paragraph Q and Paragraph R above, you should be aware of the following provisions of California law:

1. Section 726 of the California Code of Civil Procedure provides that any action to recover on a debt or other right secured by a mortgage or a deed of trust on real property (including a ground lease interest in real property) must comply with

To the Administrative Agent, the Collateral Agent and each of the Lenders party to the Credit Agreement referred to below April 12, 2006 Page 17 the requirements of that section, which requirements relate to and specify the procedures for the sale of encumbered property, the application of proceeds, the rendition in certain cases of a deficiency judgment and other related matters. We advise you that in such an action or proceeding, the debtor may require the creditor to exhaust all of its security before a personal judgment may be obtained against the debtor for a deficiency. We also advise you that failure to comply with the provisions of Section 726 (including an attempt to exercise a right to set off with respect to any funds that may be deposited with you from time to time and with respect to which you do not hold a perfected security interest) may result in the loss of your lien on the real property collateral and the loss of your right to a deficiency judgment. See, e.g., Walker v. Community Bank, 10 Cal. 3d 729, 518 P.2d 329, 111 Cal. Rptr. 897 (1974); Security Pacific National Bank v. Wozab, 51 Cal. 3d 991, 800 P.2d 557, 275 Cal. Rptr. 201 (1990). For example, in Security Pacific National Bank v. Wozab, supra, the lender was held to have lost its lien on real property security by exercising a right of setoff with respect to funds of the borrower deposited with the lender and as to which the lender did not have a security interest. We further advise you that both the recovery of a judgment in an action on a note and a creditor’s securing a prejudgment writ of attachment on assets in another jurisdiction have been held to release the mortgage hen on California realty. Ould v. Stoddard, 54 Cal. 613 (1880); Shin v. Superior Court, 26 Cal. App. 4th 542 (1994).

2. Section 580b of the California Code of Civil Procedure provides that no deficiency judgment shall be rendered upon a purchase-money obligation in favor of the vendor arising form the sale of real property where such purchase-money obligation is secured by a lien on the real property purchased from the vendor, or in favor of a lender where the proceeds of the loan are used to purchase a one-to-four family dwelling occupied entirely or in part as the principal residence of the borrower and where such loan is secured by a lien on such dwelling.

3. Section 580d of the California Code of Civil Procedure provides that no deficiency judgment shall be rendered upon a note secured by a deed of trust or mortgage on real property after sale of the real property under the power of sale contained in such deed of trust or mortgage.

4. Section 2924c of the California Civil Code provides that whenever the maturity of an obligation secured by a deed of trust or mortgage on real property (including a ground lease interest in real property) is accelerated by reason of a default in the payment of interest or in the payment of any installment of principal or other sums secured thereby, or by reason of failure of the trustor or mortgagor to pay taxes, assessments or insurance premiums, the trustor or mortgagor and certain other specified persons have the right, to be exercised at any time within the reinstatement period

To the Administrative Agent, the Collateral Agent and each of the Lenders party to the Credit Agreement referred to below April 12, 2006 Page 18 described in such section, to cure such default by paying the entire amount then due (including certain reasonable costs and expenses incurred in enforcing such obligations but excluding any principal amount that would not then be due had no default occurred) and thereby cure the default and reinstate such deed of trust or mortgage and the obligations secured thereby to the same effect as if no acceleration had occurred. If the power of sale in the deed of trust or mortgage is not to be exercised, such reinstatement right may be exercised at any time prior to entry of the decree of foreclosure.

5. Section 726.5 of the California Code of Civil Procedure authorizes, under certain circumstances, a real estate-secured commercial lender to waive its lien against a parcel of “environmentally impaired” security (as therein defined) and sue the borrower without foreclosing on the real property collateral for the loan.

6. Section 736 of the California Code of Civil Procedure permits a lender, under certain circumstances, to sue for breach of contract relating to any “environmental provisions” (as therein defined) concerning real property security without foreclosing on the real property security or in an action brought following foreclosure, whether judicial or non-judicial.

7. Enforceability as it relates to personal property is subject to the effect of the California UCC and the provisions of California law governing the creation, perfection (which is also subject to the relevant provisions of the Delaware UCC) and enforcement of security interests in personal property and Fixtures, including, but not limited to, the unenforceability, under certain circumstances, of provisions permitting a secured party to determine the terms and manner of the disposition of such collateral, where such terms and manner of disposition may not be commercially reasonable.

8. California Civil Code Section 2954.5 prescribes certain procedures that must be followed by a lender in connection with the imposition of default, delinquency or late payment charges.

T. Any provisions of the Amended and Restated Deeds of Trust or any other documents related to the Loans which vary or purport to waive any of the rights or duties set forth in Sections 9207(b)(4)(C), 9210, 9607, 9608(a), 9609, 9610(b), 9611, 9613 through 9616, and 9620 through 9626 of the California UCC or any other Relevant UCC, except to the extent any such variances or waivers are expressly authorized by the California UCC or any other Relevant UCC, will be unenforceable. Further, if any standards provided in the Amended and Restated Deeds of Trust by which fulfillment of the rights and duties provided under the foregoing provisions are measured are manifestly unreasonable, such standards will be unenforceable; provided, however, that no standards

To the Administrative Agent, the Collateral Agent and each of the Lenders party to the Credit Agreement referred to below April 12, 2006 Page 19 provided by the Amended and Restated Deeds of Trust relating to the duty under Section 9609 to refrain from the breaching the peace will, in any event, be enforceable.

U. Enforcement of waivers of rights of subrogation and reimbursement and other rights and defenses may be limited by applicable judicial decisions and the requirements of Civil Code Section 2856. Subsection (b) of Civil Code Section 2856 states that “Any language that expressly sets forth a waiver of suretyship rights or defenses described in subdivision (a) which includes Civil Code Section 2787 to 2855 inclusive and Code of Civil Procedure Sections 580a, 580b, 580d and 726, or any of them, shall be effective whether or not it contains references to statutory provisions or judicial decisions.” Section 2856 was enacted by the California legislature following the decision of the Court of Appeal in Cathay Bank v. Lee, 14 Cal. App. 4th 1533 (1993), in which the Court held that a waiver was not sufficiently explicit or specific where it did not specify the legal significance of the waiver or cite the Code of Civil Procedure section creating the right which was to be waived. However, Section 2 of Chapter 1204 of the Statutes of 1994, the statute that adopted Section 2856 into the Civil Code, states “Subdivisions (a) and (b) of Section 2856 of the Civil Code do not represent a change in, but are merely declarative of, existing law.” This statement of legislative intent casts some doubt upon the extent to which the holding of Cathay Bank has been superseded by Civil Code Section 2856.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein (including, without limitation, qualification paragraph A with respect to Excluded Laws), we express no opinion with regard to the applicability or effect of the law of any jurisdiction other than (i) the internal laws of the State of New York, (ii) the internal laws of the State of California, (iii) with respect to opinion paragraph 8 above, Article 9 of the Relevant UCCs, (iv) to the extent set forth in opinion paragraphs 1, 2, 3 and 5(iv) above with respect to the Dole Parties and the Delaware Subsidiaries, the Delaware General Corporation Law and the Delaware Limited Liability Company Act (in each case based solely upon our review of a standard compilation thereof), and (v) the federal laws of the United States. Although we are not admitted to practice in any Relevant Jurisdiction other than the States of New York and California and have not obtained opinions of counsel admitted in any such jurisdiction with respect to the continued perfection of the security interests created by the U.S. Security Agreement in the Collateral covered thereby, we have examined the applicable provisions of Article 9 of the Relevant UCCs as currently in effect in such other Relevant Jurisdictions, in each case, as those provisions appear in standard compilations thereof, and our opinions expressed in opinion paragraph 8 above, to the extent such opinions involve conclusions as to perfection of such security interests under the laws of such other Relevant Jurisdictions, are based solelv upon such review.

To the Administrative Agent, the Collateral Agent and each of the Lenders party to the Credit Agreement referred to below April 12, 2006 Page 20

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this letter.

This opinion is rendered solely to you in connection with the execution and delivery of the Loan Documents. This opinion may not be relied upon by you for any other purpose or delivered to or relied upon by any other Person (other than any Eligible Transferee who becomes a Lender after the date hereof) without our express prior written consent (including, without limitation, (a) any Person (other than any Eligible Transferee who becomes a Lender after the date hereof) that acquires a loan under the Credit Agreement or any interest therein or in any other Loan Document from Lenders or (b) any Person (other than any Eligible Transferee who becomes a Lender after the date hereof) procured by the Administrative Agent or any Lender that acquires an interest in the Loan Documents); except that you may furnish a copy of this opinion for information (but not reliance): (i) to your independent auditors and your attorneys, (ii) pursuant to order or legal process of any court or governmental agency, (iii) in connection with any legal action to which you are a party arising out of the execution, delivery and performance of the Loan Documents and (iv) any Person that acquires a loan by assignment pursuant to the terms of the Credit Agreement. This opinion is rendered to you as of the date hereof and is not to be deemed to have been reissued by any subsequent delivery as permitted above, and we assume no obligation to advise you or any other Person hereafter with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even though the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

Very truly yours,

                EXHIBIT E-2

To those parties listed in the Second Schedule	e-mail: erobinson@applebyglobal.com direct dial: Tel 441 298 3268 Fax 441 298 3374 your ref: appleby ref: ER/cjm/6468.9 12 April 2006

Bermuda Office Canon’s Court 22 Victoria Street PO Box HM 1179 Hamilton HM EX Bermuda Tel 441 295 2244 Fax 441 292 8666 applebyglobal.com Bermuda British Virgin Islands Cayman Islands Hong Kong London

Dear Sirs

Solvest, Ltd. (the “Company”)

We have acted as special legal counsel in Bermuda to the Company in respect of the Company’s obligations pursuant to the terms of the Amended and Restated Credit Agreement dated 12 April 2006 (the “Credit Agreement”) between DHM Holding Company, Inc., Dole Holding Company, LLC, Dole Food Company, Inc. and the Company (collectively the “Loan Parties”) and Deutsche Bank AG New York Branch, The Bank of Nova Scotia, Banc of America Securities LLC and the other lenders who are a party named therein (collectively the “Lenders”), pursuant to which the Lenders will provide the Loan Parties with Tranche B Term Loans, Tranche C Term Loans, Letters of Credit, Bank Guarantees and Incremental Term Loans. We have been requested to provide this opinion in connection with the following documents:

(i)     Credit Agreement; and

(ii)    Intercompany Subordination Acknowledgment and Amendment.

(hereinafter collectively referred to as the “Subject Documents”)

For the purposes of this opinion we have examined and relied upon the documents listed, and in some cases defined, in the First Schedule to this opinion (the

To those parties listed in the Second Schedule 12 April 2006

Bermuda British Virgin Islands Cayman Islands Hong Kong London

“Documents”). Unless otherwise defined herein, capitalised terms have the meanings assigned to them in the Credit Agreement.

Assumptions

In stating our opinion we have assumed:

(a)     the authenticity, accuracy and completeness of all Documents examined by us submitted to us as originals and the conformity to authentic original documents of all Documents submitted to us as certified, conformed, notarised, faxed or photostatic copies;

(b)     that each of the Documents which was received by electronic means is complete, intact and in conformity with the transmission as sent;

(c)     the genuineness of all signatures on the Documents;

(d)     the authority, capacity and power of each of the persons signing the Documents (other than the Company in respect of the Subject Documents);

(e)     that any representation, warranty or statement of fact or law, other than as to the laws of Bermuda, made in any of the Documents is true, accurate and complete;

(f)      that the Subject Documents constitute the legal, valid and binding obligations of each of the parties thereto, other than the Company, under the laws of its jurisdiction of incorporation or its jurisdiction of formation;

(g)     that the Subject Documents have been validly authorised, executed and delivered by each of the parties thereto, other than the Company, and the performance thereof is within the capacity and powers of each such party thereto (other than the Company), and that each such party to which the Company purportedly delivered the Subject Documents has actually received and accepted delivery of such Subject Documents;

To those parties listed in the Second Schedule 12 April 2006

Bermuda British Virgin Islands Cayman Islands Hong Kong London

(h)     that the Subject Documents will effect, and will constitute legal, valid and binding obligations of each of the parties thereto, enforceable in accordance with their terms, under the laws of the State of New York by which they are expressed to be governed;

(i)      that the Subject Documents are in the proper legal form to be admissible in evidence and enforced in the courts of the State of New York and in accordance with the laws of the State of New York;

(j)      that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would be contravened by the execution or delivery of the Subject Documents or which would have any implication in relation to the opinion expressed herein and that, in so far as any obligation under, or action to be taken under, the Subject Documents is required to be performed or taken in any jurisdiction outside Bermuda, the performance of such obligation or the taking of such action will constitute a valid and binding obligation of each of the parties thereto under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction;

(k)     that the records which were the subject of the Company Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Company Search been materially altered;

(l)      that the records which were the subject of the Litigation Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Litigation Search been materially altered;

(m)    that the Resolutions are in full force and effect, have not been rescinded, either in whole or in part, and accurately record the resolutions passed by the Board of Directors or the Shareholders, as the case may be, in respect of the Company in meetings which were duly convened and at which a duly constituted

To those parties listed in the Second Schedule 12 April 2006

Bermuda British Virgin Islands Cayman Islands Hong Kong London

          quorum was present and voting throughout and that there is no matter affecting the authority of the Directors to effect entry by the Company into the Subject Documents, not disclosed by the Constitutional Documents or the Resolutions, which would have any adverse implication in relation to the opinions expressed herein;

(n)     that the Lenders have no express or constructive knowledge of any circumstance whereby any Director of the Company, when the Board of Directors of the Company passed the Resolutions, failed to discharge his fiduciary duty owed to the Company and to act honestly and in good faith with a view to the best interests of the Company;

(o)     that the Company has entered into its obligations under the Subject Documents in good faith for the purpose of carrying on its business and that, at the time it did so, there were reasonable grounds for believing that the transactions contemplated by the Subject Documents would commercially benefit the Company; and

(p)     that each transaction to be entered into pursuant to the Subject Documents is entered into in good faith and for full value and will not have the effect of preferring one creditor over another.

Opinion

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

(1)     The Company is an exempted company incorporated with limited liability and existing under the laws of Bermuda. The Company possesses the capacity to sue and be sued in its own name and is in good standing under the laws of Bermuda.

(2)     The Company has all requisite corporate power and authority to enter into, execute, deliver, and perform its obligations under the Subject Documents and to take all action as may be necessary to complete the transactions contemplated thereby.

To those parties listed in the Second Schedule 12 April 2006

Bermuda British Virgin Islands Cayman Islands Hong Kong London

(3)     The execution, delivery and performance by the Company of the Subject Documents and the transactions contemplated thereby have been duly authorised by all necessary corporate action on the part of the Company.

(4)     The Subject Documents have been duly executed by the Company and each constitutes legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(5)     No consent, licence or authorisation of, filing with, or other act by or in respect of, any governmental authority or court of Bermuda is required to be obtained by the Company in connection with the execution, delivery or performance by the Company of the Subject Documents or to ensure the legality, validity, admissibility into evidence or enforceability as to the Company, of the Subject Documents.

(6)     The execution, delivery and performance by the Company of the Subject Documents and the transactions contemplated thereby do not and will not violate, conflict with or constitute a default under (i) any requirement of any law or any regulation of Bermuda or (ii) the Constitutional Documents.

(7)     The transactions contemplated by the Subject Documents are not subject to any currency deposit or reserve requirements in Bermuda. The Company has been designated as “non-resident” for the purposes of the Exchange Control Act 1972 and regulations made thereunder and there is no restriction or requirement of Bermuda binding on the Company which limits the availability or transfer of foreign exchange (i.e. monies denominated in currencies other than Bermuda dollars) for the purposes of the performance by the Company of its obligations under the Subject Documents.

(8)     The financial obligations of the Company under the Subject Documents rank at least pari passu in priority of payment with all other unsecured and unsubordinated indebtedness (whether actual or contingent) issued, created or

To those parties listed in the Second Schedule 12 April 2006

Bermuda British Virgin Islands Cayman Islands Hong Kong London

          assumed by the Company other than indebtedness which is preferred by virtue of any provision of Bermuda law of general application.

(9)     The choice of the laws of the State of New York as the proper law to govern the Subject Documents is a valid choice of law under Bermuda law and such choice of law would be recognised, upheld and applied by the courts of Bermuda as the proper law of the Subject Documents in proceedings brought before them in relation to the Subject Documents, provided that (i) the point is specifically pleaded; (ii) such choice of law is valid and binding under the laws of the State of New York; and (iii) recognition would not be contrary to public policy as that term is understood under Bermuda law.

(10)   The submission by the Company to the jurisdiction of the courts of the State of New York pursuant to the Subject Documents is not contrary to Bermuda law and would be recognised by the courts of Bermuda as a legal, valid and binding submission to the jurisdiction of the courts of the State of New York, if such submission is accepted by such courts and is legal, valid and binding under the laws of the State of New York.

(11)   A final and conclusive judgment of a competent foreign court against the Company based upon the Subject Documents (other than a court of jurisdiction to which The Judgments (Reciprocal Enforcement) Act, 1958 applies, and it does not apply to the courts of the State of New York) under which a sum of money is payable (not being a sum payable in respect of taxes or other charges of a like nature, in respect of a fine or other penalty, or in respect of multiple damages as defined in The Protection of Trading Interests Act 1981) may be the subject of enforcement proceedings in the Supreme Court of Bermuda under the common law doctrine of obligation by action on the debt evidenced by the judgment of such competent foreign court. A final opinion as to the availability of this remedy should be sought when the facts surrounding the foreign court’s judgment are known, but, on general principles, we would expect such proceedings to be successful provided that:

To those parties listed in the Second Schedule 12 April 2006

Bermuda British Virgin Islands Cayman Islands Hong Kong London

(i)      the court which gave the judgment was competent to hear the action in accordance with private international law principles as applied in Bermuda; and

(ii)     the judgment is not contrary to public policy in Bermuda, has not been obtained by fraud or in proceedings contrary to natural justice and is not based on an error in Bermuda law.

Enforcement of such a judgment against assets in Bermuda may involve the conversion of the judgment debt into Bermuda dollars, but the Bermuda Monetary Authority has indicated that its present policy is to give the consents necessary to enable recovery in the currency of the obligation.

No stamp duty or similar or other tax or duty is payable in Bermuda on the enforcement of a foreign judgment. Court fees will be payable in connection with proceedings for enforcement.

(12)   According to the records maintained in the Register of Companies at the office of the Registrar of Companies as revealed by the Company Search the current address of the registered office of the Company is Canon’s Court, 22 Victoria Street, Hamilton HM EX, Bermuda.

(13)   Neither the Company nor any of its assets or property enjoy, under Bermuda law, immunity on the grounds of sovereignty from any legal or other proceedings whatsoever or from enforcement, execution or attachment in respect of their respective obligations under the Subject Documents.

(14)   Based solely upon the Company Search and the Litigation Search:

(i)      no litigation, arbitration or administrative or other proceeding of or before any arbitrator or governmental authority of Bermuda is pending against or affecting the Company or against or affecting any of its properties, rights, revenues or assets; and

To those parties listed in the Second Schedule 12 April 2006

Bermuda British Virgin Islands Cayman Islands Hong Kong London

(ii)     no notice to the Registrar of Companies of the passing of a resolution of members or creditors to wind up or the appointment of a liquidator or receiver has been given in respect of the Company. No petition to wind up the Company or application to reorganise its affairs pursuant to a Scheme of Arrangement or application for the appointment of a receiver has been filed with the Supreme Court.

(15)   The Company has received an assurance from the Ministry of Finance granting an exemption, until 28 March 2016, from the imposition of tax under any applicable Bermuda law computed on profits or income or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, provided that such exemption shall not prevent the application of any such tax or duty to such persons as are ordinarily resident in Bermuda and shall not prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to land in Bermuda leased to the Company. There are, subject as otherwise provided in this opinion, no Bermuda taxes, stamp or documentary taxes, duties or similar charges now due, or which could in the future become due, in connection with the execution, delivery, performance or enforcement of the Subject Documents or the transactions contemplated thereby, or in connection with the admissibility in evidence thereof and the Company is not required by any Bermuda law or regulation to make any deductions or withholdings in Bermuda from any payment it may make thereunder.

(16)   Charges over the assets of Bermuda companies (other than real property in Bermuda or a ship or aircraft registered in Bermuda) wherever situated, and charges on assets situated in Bermuda (other than real property in Bermuda or a ship or aircraft registered in Bermuda) which are granted by or to companies incorporated outside Bermuda, are capable of being registered in Bermuda in the office of the Registrar of Companies pursuant to the provisions of Part V of the Companies Act 1981 (the “Act”). Registration under the Act is the only method of registration of charges over the assets of Bermuda companies in Bermuda except charges over real property in Bermuda or ships or aircraft

To those parties listed in the Second Schedule 12 April 2006

Bermuda British Virgin Islands Cayman Islands Hong Kong London

          registered in Bermuda. Registration under the Act is not compulsory and does not affect the validity or enforceability of a charge and there is no time limit within which registration of a charge must be effected. However, in the event that questions of priority fall to be determined by reference to Bermuda law, any charge registered pursuant to the Act will take priority over any other charge which is registered subsequently in regard to the same assets, and over all other charges created over such assets after 1 July, 1983, which are not registered.

Based solely upon the Company Search, the following charge is registered in Bermuda over assets of the Company and, according to the Company Search, such charge has not been satisfied in whole or in part:

Charge Number 14745

A charge against the Company by virtue of a Bermuda Charge Agreement dated 28 March 2003 between the Company certain subsidiaries of the Company and Deutsche Bank AG New York Branch as Collateral Agent over the Collateral as that term is therein defined.

(17)   The terms of the Subject Documents entered into by each of the Foreign Subsidiary Guarantors listed in Schedule XII to the Credit Agreement will not adversely affect the continued validity or priority of the charges listed in Schedule XII to the Credit Agreement, granted by the Foreign Subsidiary Guarantors, assuming such charges were validly registered.

Reservations

We have the following reservations:

(a)     The term “enforceable” as used in this opinion means that there is a way of ensuring that each party performs an agreement or that there are remedies available for breach.

(b)     We express no opinion as to the availability of equitable remedies such as specific performance or injunctive relief, or as to any matters which are within

To those parties listed in the Second Schedule 12 April 2006

Bermuda British Virgin Islands Cayman Islands Hong Kong London

          the discretion of the courts of Bermuda in respect of any obligations of the Company as set out in the Subject Documents. In particular, we express no opinion as to the enforceability of any present or future waiver of any provision of law (whether substantive or procedural) or of any right or remedy which might otherwise be available presently or in the future under the Subject Documents.

(c)     Enforcement of the obligations of the Company under the Subject Documents may be limited or affected by applicable laws from time to time in effect relating to bankruptcy, insolvency or liquidation or any other laws or other legal procedures affecting generally the enforcement of creditors’ rights.

(d)     Enforcement of the obligations of the Company may be the subject of a statutory limitation of the time within which such proceedings may be brought.

(e)     Any agreement that the Company will not exercise its statutory powers may constitute an unlawful fetter on the statutory powers of the Company. These powers are powers which are reserved for exercise by the Shareholders of a Company.

(f)      We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the Courts of Bermuda at the date hereof.

(g)     Where an obligation is to be performed in a jurisdiction other than Bermuda, the courts of Bermuda may refuse to enforce it to the extent that such performance would be illegal under the laws of, or contrary to public policy of, such other jurisdiction.

(h)     We express no opinion as to the validity, binding effect or enforceability of any provision incorporated into any of the Subject Documents by reference to a law

To those parties listed in the Second Schedule 12 April 2006

Bermuda British Virgin Islands Cayman Islands Hong Kong London

          other than that of Bermuda, or as to the availability in Bermuda of remedies which are available in other jurisdictions.

(i)      Where a person is vested with a discretion or may determine a matter in his or its opinion, such discretion may have to be exercised reasonably or such an opinion may have to be based on reasonable grounds.

(j)      Any provision in the Subject Documents that certain calculations or certificates will be conclusive and binding will not be effective if such calculations or certificates are fraudulent or erroneous on their face and will not necessarily prevent juridical enquiries into the merits of any claim by an aggrieved party.

(k)     We express no opinion as to the validity or binding effect of any provision in the Subject Documents for the payment of interest at a higher rate on overdue amounts than on amounts which are current, or that liquidated damages are or may be payable. Such a provision may not be enforceable if it could be established that the amount expressed as being payable was in the nature of a penalty; that is to say a requirement for a stipulated sum to be paid irrespective of, or necessarily greater than, the loss likely to be sustained. If it cannot be demonstrated to the Bermuda court that the higher payment was a reasonable pre-estimate of the loss suffered, the court will determine and award what it considers to be reasonable damages. Section 9 of The Interest and Credit Charges (Regulations) Act 1975 provides that the Bermuda courts have discretion as to the amount of interest, if any, payable on the amount of a judgment after date of judgment. If the Court does not exercise that discretion, then interest will accrue at the statutory rate which is currently 7% per annum.

(1)     We express no opinion as to the validity or binding effect of any provision of the Subject Documents which provides for the severance of illegal, invalid or unenforceable provisions.

To those parties listed in the Second Schedule 12 April 2006

Bermuda British Virgin Islands Cayman Islands Hong Kong London

(m)    A Bermuda court may refuse to give effect to any provisions of the Subject Documents in respect of costs of unsuccessful litigation brought before the Bermuda court or where that court has itself made an order for costs.

(n)     Searches of the Register of Companies at the office of the Registrar of Companies and of the Supreme Court Causes Book at the Registry of the Supreme Court are not conclusive and it should be noted that the Register of Companies and the Supreme Court Causes Book do not reveal:

(i)      details of matters which have been lodged for filing or registration which as a matter of best practice of the Registrar of Companies or the Registry of the Supreme Court would have or should have been disclosed on the public file, the Causes Book or the Judgment Book, as the case may be, but for whatever reason have not actually been filed or registered or are not disclosed or which, notwithstanding filing or registration, at the date and time the search is concluded are for whatever reason not disclosed or do not appear on the public file, the Causes Book or Judgment Book;

(ii)     details of matters which should have been lodged for filing or registration at the Registrar of Companies or the Registry of the Supreme Court but have not been lodged for filing or registration at the date the search is concluded;

(iii)   whether an application to the Supreme Court for a winding-up petition or for the appointment of a receiver or manager has been prepared but not yet been presented or has been presented but does not appear in the Causes Book at the date and time the search is concluded;

(iv)    whether any arbitration or administrative proceedings are pending or whether any proceedings are threatened, or whether any arbitrator has been appointed; or

To those parties listed in the Second Schedule 12 April 2006

Bermuda British Virgin Islands Cayman Islands Hong Kong London

(v)     whether a receiver or manager has been appointed privately pursuant to the provisions of a debenture or other security, unless notice of the fact has been entered in the Register of Charges in accordance with the provisions of the Act.

Furthermore, in the absence of a statutorily defined system for the registration of charges created by companies incorporated outside Bermuda (“overseas companies”) over their assets located in Bermuda, it is not possible to determine definitively from searches of the Register of Charges maintained by the Registrar of Companies in respect of such overseas companies what charges have been registered over any of their assets located in Bermuda or whether any one charge has priority over any other charge over such assets.

(o)     In order to issue this opinion we have carried out the Company Search as referred to in the First Schedule to this opinion and have not enquired as to whether there has been any change since the date of such search.

(p)     In order to issue this opinion we have carried out the Litigation Search as referred to in the First Schedule to this opinion and have not enquired as to whether there has been any change since the date of such search.

(q)     In paragraph (1) above, the term “good standing” means that the Company has received a Certificate of Compliance from the Registrar of Companies.

Disclosure

This opinion is addressed to you solely for your benefit and is neither to be transmitted to any other person, nor relied upon by any other person or for any other purpose nor quoted or referred to in any public document nor filed with any governmental agency or person, without our prior written consent, except as may be required by law or regulatory authority. Further, this opinion speaks as of its date and is strictly limited to

To those parties listed in the Second Schedule 12 April 2006

Bermuda British Virgin Islands Cayman Islands Hong Kong London

the matters stated herein and we assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change.

This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully

Appleby Spurling Hunter

To those parties listed in the Second Schedule 12 April 2006

Bermuda British Virgin islands Cayman islands Hong Kong London

FIRST SCHEDULE

1.       The entries and filings shown in respect of the Company on the file of the Company maintained in the Register of Companies at office of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search conducted on 11 April 2006 and updated on 12 April 2006 (the “Company Search”).

2.       The entries and filings shown in respect of the Company in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a search conducted on 11 April 2006 and updated on 12 April 2006 (the “Litigation Search”).

3.       Certified copies of the Certificate of Incorporation, Memorandum of Association and Bye-Laws in respect of the Company (collectively referred to as the “Constitutional Documents”).

4.       Certified copy of the Minutes of the Meeting of the Board of Directors of the Company held on 11 April 2006 and Minutes of the Meeting of the Shareholders of the Company held on 11 April 2006 (the “Resolutions”).

5.       Certified copy of the “Foreign Exchange Letter”, issued by the Bermuda Monetary Authority, in respect of the Company.

6.       Certified copy of the “Tax Assurance” issued by the Registrar of Companies for the Minister of Finance in respect of the Company.

7.       Certificate of Compliance issued by the Ministry of Finance in respect of the Company.

8.       Certificate of Incumbency in respect of the Company.

9.       Certified copy of the Register of Shareholders in respect of the Company.

To those parties listed in the Second Schedule 12 April 2006

Bermuda British Virgin Islands Cayman Islands Hong Kong London

10.     Certified copy of the Register of Directors and Officers in respect of the Company.

11.     Faxed copy of the executed Credit Agreement.

12.     Faxed copy of an executed Intercompany Subordination Acknowledgment and Amendment dated 12 April 2006, among each of the parties to the agreement (the “Intercompany Subordination Acknowledgment and Amendment”).

To those parties listed in the Second Schedule 12 April 2006

Bermuda British Virgin Islands Cayman Islands Hong Kong London

SECOND SCHEDULE

1.      Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent.

2.      Banc of America Securities LLC, as Syndication Agent.

3.      The Bank of Nova Scotia, as Documentation Agent.

4.      Each of the Lenders to the Credit Agreement as defined therein.

EXHIBIT F

FORM OF OFFICERS’ CERTIFICATE

I, the undersigned, [Chairman/Vice Chairman/President/Vice-President] of [Name of [Credit Party], a corporation organized and existing under the laws of [the State of] [                ] (the “Company”) [, which corporation constitutes the general partner of             , a              [general] [limited] partnership (the “Partnership”)] [, which corporation constitutes the managing member of             , a              limited liability company (the “Limited Liability Company”)], do hereby certify on behalf of the Company [, as the general partner of the Partnership] [, as the managing member of the Limited Liability Company], that:

1. This Certificate is furnished pursuant to the Credit Agreement, dated as of March 28, 2003, amended and restated as of April 18, 2005 and further amended and restated as of April 12, 2006 (as so amended and restated and as the same may be further amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”), among [the Company,] [DHM Holding Company, Inc.,] [Dole Holding Company, LLC,] [Dole Food Company, Inc.,] [Solvest, Ltd.,], the lenders from time to time party thereto, Banc of America Securities LLC, as Syndication Agent, The Bank of Nova Scotia, as Documentation Agent, Deutsche Bank Securities Inc., as Lead Arranger and Sole Book Runner, and Deutsche Bank AG New York Branch, as Administrative Agent and Deposit Bank. Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

2. The following named individuals are elected or appointed officers of the Company, each holds the office of the Company set forth opposite his name and has held such office since            ,        . 1 The signature written opposite the name and title of each such officer is [his] [her] genuine signature.

Name[2]	Office	Signature

[3. Attached hereto as Exhibit A is a certified copy of the [Certificate of Incorporation of the Company] [Certificate of Partnership of the Partnership] [Certificate of Formation of the Limited Liability Company] [Memorandum of Articles and Association] or equivalent charter document of the Company, as filed in the Office of [the Secretary of State of the State of             ] [insert applicable governmental office] on         ,                    , together with all amendments thereto adopted through the date hereof.

4. Attached hereto as Exhibit B is a [true and correct copy of the [By-Laws][insert equivalent organization document] of the Company which were duly adopted, are in full force

[1]	Insert a date prior to the time of any Company (as defined in the Credit Agreement) action relating to the Documents or related documentation.
[2]

Include name, office and signature of each officer who will sign any Document on behalf of the Company, including the officer who will sign the certification at the end of this Certificate or related documentation.

Exhibit F

and effect on the date hereof, and have been in effect since                    ,        ] [certified copy of the [Partnership Agreement of the Partnership] [Limited Liability Company Agreement of the Limited Liability Company], together with all amendments thereto adopted through the date hereof.]3

[3. Other than attached as Exhibit A, there have been no changes to the certified copies of (x) the [Certificate of Incorporation of the Company] [Certificate of Partnership of the Partnership] [Certificate of Formation of the Limited Liability Company] [Memorandum of Articles and Association] or equivalent charter document of the Company, as filed in the Office of [the Secretary of State of the State of            ] [insert applicable Bermudan governmental office] on            ,                    ,] or (y) the [By-Laws] [insert equivalent organization document] of the Company, in each case as delivered pursuant to Section 5.04(a) of the Original Credit Agreement.]4

[4. Attached hereto as Exhibits A-1 through A-[    ] are true and correct copies of the Certificate of Incorporation, Certificate of Partnership, Certificate of Formation, Memorandum of Articles and Association or equivalent charter document of each Foreign Subsidiary of Holdings (x) which is a New Foreign Subsidiary Guarantor or (y) in respect of the Equity Interests of which security interests are being granted by a New Foreign Subsidiary Guarantor (each, a “Subject New Foreign Subsidiary”), as filed in the applicable foreign governmental office on the date noted thereon, together with all amendments thereto adopted through the date hereof.

5. Attached hereto as Exhibits B-1 through B-[    ] are true and correct copies of the By-Laws, Partnership Agreement, Limited Liability Company Agreement or equivalent organizational document of each Subject New Foreign Subsidiary which were duly adopted, are in full force and effect on the date hereof, and have been in effect since the date noted thereon, together with all amendments thereto adopted through the date hereof.

6. Other than attached as Exhibit C, there have been no changes to the certified copies of (x) the Certificate of Incorporation, Certificate of Partnership, Certificate of Formation, Memorandum of Articles and Association or equivalent charter document of any Foreign Subsidiary Guarantor (other than a New Foreign Subsidiary Guarantor) or (y) the By-Laws, Partnership Agreement, Limited Liability Company Agreement or equivalent organizational document of any Foreign Subsidiary Guarantor (other than a New Foreign Subsidiary Guarantor), in each case as delivered pursuant to Section 5.04(a) of the Original Credit Agreement.]5

[4.] [5.] [7.] Attached hereto as Exhibit [B] [C] [D] is a true and correct copy of resolutions which were duly adopted on                ,             [by unanimous written consent of the [Board of Directors] of the Company] [by a meeting of the [Board of Directors] of the Company at which a quorum was present and acting throughout], and said resolutions have not been rescinded, amended or modified. Except as attached hereto as Exhibit [B] [C] [D], no

[3]	Insert bracketed items 3 and 4 in the Certificates delivered on behalf of each New U.S. Credit Party.
[4]	Insert bracketed item 3 in the Certificates delivered on behalf of each Credit Agreement Party and each U.S. Subsidiary Guarantor (other than a New U.S. Credit Party).
[5]	Insert bracketed items 4, 5 and 6 in the Certificate delivered on behalf of the U.S. Borrower.

Exhibit F

resolutions have been adopted by the [Board of Directors] of the Company which deal with the execution, delivery or performance of any of the Documents to which the Company [, as the general partner of the Partnership,] [, as the managing member of the Limited Liability Company,] is a party.6

[8. Attached hereto as Exhibits E-1 through E-[    ] are true and correct copies of the resolutions of each Foreign Subsidiary Guarantor requested by the Administrative Agent which were duly adopted on                     ,          , and said resolutions have not been rescinded, amended or modified. Except as attached hereto as respective such Exhibits, no resolutions have been adopted by the Board of Directors (or equivalent body) of the respective Foreign Subsidiary Guarantor which deal with the execution, delivery or performance of any of the Documents to which such Foreign Subsidiary Guarantor is a party.]7

[5.] [6.] [9.] On the date hereof, the Company is in good standing in the Company’s jurisdiction of organization and such states where the Company conducts business [and each Foreign Subsidiary Guarantor is in good standing in its jurisdiction of organization (to the extent such concept is applicable in such jurisdiction)]8.

[10. On the date hereof, all of the conditions set forth in Sections 5.05 through 5.09, inclusive and Section 6.01 of the Credit Agreement have been satisfied.

11. Attached hereto as Exhibit F are true and correct copies of all Shareholders’ Agreements required to be made available to the Administrative Agent pursuant to Section 5.13(a)(i) of the Credit Agreement.

12. Attached hereto as Exhibit G are true and correct copies of all Management Agreements required to be made available to the Administrative Agent pursuant to Section 5.13(a)(ii) of the Credit Agreement.

13. Attached hereto as Exhibit H are true and correct copies of all Existing Indebtedness Agreements required to be made available to the Administrative Agent pursuant to Section 5.13(a)(iii) of the Credit Agreement.

14. Attached hereto as Exhibit I are true and correct copies of all Tax Allocation Agreements required to be made available to the Administrative Agent pursuant to Section 5.13(a)(iv) of the Credit Agreement.

15. On the date hereof, all of the agreements referred to in clauses (ii), (iii), (v) and (vi) of Section 5.19 of the Original Credit Agreement, previously delivered (or made available) to the Administrative Agent by the U.S. Borrower, remain in full force and effect[, except as set forth on Exhibit J hereto]. Any amendments to the agreements referred to in clauses (ii), (iii), (v)

[6]	To be included for each Credit Agreement Party and each U.S. Subsidiary Guarantor.
[7]	Insert bracketed item 8 in the Certificate delivered on behalf of the U.S. Borrower.
[8]	Insert in the Certificate of the U.S. Borrower.

Exhibit F

and (vi) of Section 5.19 of the Original Credit Agreement that remain in effect on the Restatement Effective Date are attached as Exhibit [J][K] hereto.

16. The subordination provisions contained in the Existing Senior Notes Documents are enforceable against (i) the U.S. Subsidiary Guarantors party thereto, and (ii) the holders of the Existing Senior Notes. All Guaranteed Obligations (as defined in the U.S. Subsidiaries Guaranty) of the U.S. Subsidiary Guarantors are within the definitions of “Guarantor Senior Debt” and “Designated Guarantor Senior Debt” included in such subordination provisions.]9

[6.] [7.] [17.] On the date hereof, the representations and warranties contained in the Credit Documents to which the Company is a party, are true and correct in all material respects with the same effect as though such representations and warranties had been made on the date hereof, both before and after giving effect to each Credit Event to occur on the date hereof and the application of the proceeds thereof, unless stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

[7.] [8.] [18.] On the date hereof, no Default or Event of Default has occurred and is continuing or would result from any Credit Event to occur on the date hereof or from the application of the proceeds thereof.

[8.] [9.] [19.] There is no pending proceeding for the dissolution or liquidation of the [Company] [Partnership] [Limited Liability Company] or threatening its existence.

[20. There is no pending proceeding for the dissolution or liquidation of any Foreign Subsidiary Guarantor.]10

[9]	Insert bracketed items 10 through 16 only for the Certificate delivered on behalf of the U.S. Borrower.
[10]	Bracketed item to be included only in the Certificate delivered on behalf of the U.S. Borrower.

Exhibit F

IN WITNESS WHEREOF, I have hereunto set my hand this      day of April, 2006.

[NAME OF CREDIT PARTY]

Name:
Title:

Exhibit F

I, the undersigned, [Secretary/Assistant Secretary/Senior Officer] of the Company, do hereby certify [on behalf of the Company] [on behalf of the Company, as general partner of the Partnership,] [on behalf of the Company, as the managing member of the Limited Liability Company,] that:

1. [Name of Person making above certifications] is the duly elected and qualified [Chairman/Vice Chairman/President/Vice President] of the Company and the signature above is [his][her] genuine signature.

2. The certifications made by [name of Person making above certifications] [on behalf of the Company] [on behalf of the Company, as general partner of the Partnership] [on behalf of the Company, as the managing member of the Limited Liability Company] in Items 2, 3, 4, 5, 6 [and [8][9]]11 [, 7, 8, 9, 19 and 20]12 above are true and correct.

IN WITNESS WHEREOF, I have hereunto set my hand this      day of April, 2006.

[NAME OF CREDIT PARTY]

By:
Name:
Title:

[11]	Insert in the Certificates of each Credit Agreement Party (other than the U.S. Borrower) and each U.S. Subsidiary Guarantor.
[12]	Insert in the Certificates of the U.S. Borrower.

EXHIBIT G-1

U.S. SUBSIDIARIES GUARANTY

GUARANTY, dated as of March 28, 2003 and amended and restated as of April 12, 2006 (as further amended, restated, modified and/or supplemented from time to time, this “Guaranty”), made by each of the undersigned guarantors (each, a “Guarantor” and, together with any other entity that becomes a guarantor hereunder pursuant to Section 25 hereof, the “Guarantors”). Except as otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

W I T N E S S E T H:

WHEREAS, DHM Holding Company, Inc., a Delaware corporation (“Holdings”), Dole Holding Company, LLC, a Delaware limited liability company (“Intermediate Holdco”), Dole Food Company, Inc., a Delaware corporation (the “U.S. Borrower”), Solvest, Ltd., a company organized under the laws of Bermuda (the “Bermuda Borrower”, and together with the U.S. Borrower, the “Borrowers”), various financial institutions from time to time party thereto (the “Lenders”), Deutsche Bank AG, New York Branch (in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise, “DBAG”), as Deposit Bank, DBAG, as Administrative Agent (in such capacity, together with any successor agent, the “Administrative Agent”), Banc of America Securities LLC, as Syndication Agent (in such capacity, together with any successor agent, the “Syndication Agent”), The Bank of Nova Scotia, as Documentation Agent (in such capacity, together with any successor agent, the “Documentation Agent”), and Deutsche Bank Securities Inc., as Lead Arranger and Sole Book Runner (in such capacity, the “Lead Arranger”, and, together with the Lenders, each Issuing Lender, each Bank Guaranty Issuer, the Administrative Agent, the Syndication Agent, the Documentation Agent and the Collateral Agent, collectively, the “Lender Creditors”) have entered into a Credit Agreement, dated as of March 28, 2003, amended and restated as of April 18, 2005, and further amended and restated as of April 12, 2006 (as amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”), providing, for the making of certain Loans to each of the Borrowers, the issuance of, and participation in, Letters of Credit for the respective accounts of each of the Borrowers and the issuance of, and participation in, Bank Guaranties for the respective accounts of each of the Borrowers, all as contemplated therein;

WHEREAS, each Borrower and/or one or more of each Borrower’s respective Subsidiaries may at any time and from time to time enter into (or has on or after the Original Effective Date (as defined in the Original Credit Agreement) entered into at any time and from time to time) one or more Interest Rate Protection Agreements or Other Hedging Agreements with one or more Secured Hedge Counterparties (each such Secured Hedge Counterparty, together with each such Secured Hedge Counterparty’s respective affiliate’s successors and assigns, if any, collectively, the “Hedging Creditors” and together with the Lender Creditors, are herein called the “Secured Creditors”);

WHEREAS, pursuant to the Credit Agreement Party Guaranty, each of Holdings, Intermediate Holdco and the U.S. Borrower has guaranteed to the Secured Creditors the payment when due of all its respective Relevant Guaranteed Obligations;

Exhibit G-1

WHEREAS, the Intercreditor Agreement governs the relative rights and priorities of the Secured Creditors and the ABL Secured Creditors in respect of the TL Priority Collateral and the ABL Priority Collateral;

WHEREAS, each Guarantor is a direct or indirect Wholly-Owned Domestic Subsidiary of Holdings;

WHEREAS, it is a condition precedent to the making of Loans to the Borrowers, the issuance of, and participation in, Letters of Credit for the respective accounts of the Borrowers and the issuance of, and participation in, Bank Guaranties for the respective accounts of the Borrowers under the Credit Agreement and to the Hedging Creditors entering into Interest Rate Protection Agreements and Other Hedging Agreements that each Guarantor shall have executed and delivered this Guaranty; and

WHEREAS, each Guarantor has obtained and will continue to obtain benefits from the incurrence of Loans by the Borrowers, the issuance of, and participation in, Letters of Credit for the respective accounts of the Borrowers and the issuance of, and participation in, Bank Guaranties for the respective accounts of the Borrowers under the Credit Agreement and the entering into by the Borrowers and/or their Subsidiaries of Interest Rate Protection Agreements and/or Other Hedging Agreements and, accordingly, each Guarantor desires to enter into this Guaranty in order to satisfy the condition described in the preceding paragraph and to induce the Lenders to make Loans to the Borrowers and issue, and/or participate in, Letters of Credit for the respective accounts of the Borrowers and issue, and/or participate in, Bank Guaranties for the respective accounts of the Borrowers and the Hedging Creditors to enter into Interest Rate Protection Agreements and Other Hedging Agreements with either of the Borrowers and/or one or more of their respective Subsidiaries;

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Secured Creditors and hereby covenants and agrees with each Secured Creditor as follows:

1. Each Guarantor, jointly and severally, irrevocably, absolutely and unconditionally guarantees as a primary obligor and not merely as surety: (i) to the Lender Creditors the full and prompt payment when due (whether at the stated maturity, declaration, demand, required prepayment, by acceleration or otherwise) of (x) the principal of, premium, if any, and interest on the Notes issued by, and the Loans made to, each of the Borrowers under the Credit Agreement, all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit and all reimbursement obligations and Unreimbursed Payments with respect to Bank Guaranties and (y) all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness owing by each Borrower to the Lender Creditors under the Credit Agreement and each other Credit Document to which such Borrower is a party (including, without limitation, indemnities, Fees and interest thereon (including, without limitation, any interest accruing on or after the commencement of any bankruptcy, insolvency, receivership or similar proceeding of either Borrower or any Guarantor at the rate provided for in the Credit Agreement, whether or not such interest is an allowed claim in any such proceeding)), whether now existing or hereafter incurred

Exhibit G-1

under, arising out of or in connection with the Credit Agreement and any such other Credit Document and the due performance and compliance by each Borrower with all of the terms, conditions, covenants and agreements contained in all such Credit Documents (all such principal, premium, interest, liabilities, indebtedness and obligations under this clause (i), except to the extent consisting of obligations or liabilities with respect to Interest Rate Protection Agreements or Other Hedging Agreements, being herein collectively called the “Credit Document Obligations”); and (ii) to each Hedging Creditor the full and prompt payment when due (whether at the stated maturity, declaration, demand, required prepayment, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness (including, without limitation, any interest accruing on or after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for in the respective Interest Rate Protection Agreements or Other Hedging Agreements, whether or not such interest is an allowed claim in any such proceeding) owing by each Borrower and each other Guaranteed Party under any Interest Rate Protection Agreement or Other Hedging Agreement, whether now in existence or hereafter arising, and the due performance and compliance by each Borrower and each other Guaranteed Party with all terms, conditions, covenants and agreements contained therein (all such obligations, liabilities and indebtedness being herein collectively called the “Hedging Obligations”, and together with the Credit Document Obligations are herein collectively called the “Guaranteed Obligations”); provided, however, that notwithstanding the foregoing, the joint and several guarantee obligations described above of each Guarantor which is a Bermuda Partnership Partner shall be limited to (x) the Credit Document Obligations owing by the U.S. Borrower to the Lender Creditors and (y) the Hedging Obligations owing by the U.S. Borrower and each other Guaranteed Party that is a Domestic Subsidiary of the U.S. Borrower (and the term “Guaranteed Obligations” as used herein shall include, as to any Bermuda Partnership Partner, only such obligations described in preceding clauses (x) and (y)). As used herein, the term “Guaranteed Party” shall mean each Borrower and each Subsidiary of such Borrower party to any Interest Rate Protection Agreement or Other Hedging Agreement with a Hedging Creditor. Each Guarantor understands, agrees and confirms that, subject to the relevant provisions of Section 23 hereof, the Secured Creditors may enforce this Guaranty up to the full amount of the Guaranteed Obligations of such Guarantor against such Guarantor without proceeding against any other Guarantor, either Borrower or any other Guaranteed Party, or against any security for the Guaranteed Obligations, or under any other guaranty covering all or a portion of the Guaranteed Obligations.

2. Additionally, each Guarantor, jointly and severally, unconditionally, absolutely and irrevocably, guarantees the payment of any and all Guaranteed Obligations of such Guarantor (whether or not due or payable by either Borrower or any other Guaranteed Party) upon the occurrence in respect of either Borrower or any such other Guaranteed Party of any of the events specified in Section 10.05 of the Credit Agreement, and unconditionally, absolutely and irrevocably, jointly and severally, promises to pay such Guaranteed Obligations to the Secured Creditors, or order, on demand. This Guaranty shall constitute a guaranty of payment, and not of collection.

3. The liability of each Guarantor hereunder is primary, absolute, joint and several, and unconditional and is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of either Borrower or any other Guaranteed Party whether

Exhibit G-1

executed by such Guarantor, any other Guarantor, any other guarantor or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by any circumstance or occurrence whatsoever, including, without limitation (a) any direction as to application of payment by either Borrower or any other Guaranteed Party or by any other party, (b) any other continuing or other guaranty, undertaking or maximum liability of a Guarantor or of any other party as to the Guaranteed Obligations, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any dissolution, termination or increase, decrease or change in personnel by either Borrower or any other Guaranteed Party, (e) the failure of the Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty, (f) any payment made to any Secured Creditor on the Guaranteed Obligations or other indebtedness which any Secured Creditor repays either Borrower or any other Guaranteed Party pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, (g) any action or inaction by the Secured Creditors as contemplated in Section 6 hereof or (e) any invalidity, rescission, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor.

4. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor, either Borrower or any other Guaranteed Party, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, any other guarantor, either Borrower or any other Guaranteed Party and whether or not any other Guarantor, any other guarantor, either Borrower or any other Guaranteed Party be joined in any such action or actions. Each Guarantor waives, to the fullest extent permitted by law, the benefits of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by either Borrower or any other Guaranteed Party or other circumstance which operates to toll any statute of limitations as to such Borrower or such other Guaranteed Party shall operate to toll the statute of limitations as to each Guarantor.

5. Each Guarantor hereby waives (to the fullest extent permitted by applicable law) notice of acceptance of this Guaranty and notice of the existence, creation or incurrence of any new or additional liability to which it may apply, and waives promptness, diligence, presentment, demand of payment, demand for performance, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Administrative Agent or any other Secured Creditor against, and any other notice to, any party liable thereon (including such Guarantor, any other Guarantor, any other guarantor, either Borrower or any other Guaranteed Party) and each Guarantor further hereby waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice or proof of reliance by any Secured Creditor upon this Guaranty, and the Guaranteed Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended, modified, supplemented or waived, in reliance upon this Guaranty.

6. Subject to Section 18, any Secured Creditor may (except as shall be required by applicable statute and cannot be waived) at any time and from time to time without the consent of, or notice to, any Guarantor, without incurring responsibility to such Guarantor,

Exhibit G-1

without impairing or releasing the obligations of such Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

(a) change the manner, place or terms of payment of, and/or change, increase or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon or the principal amount thereof), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

(b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, impair, realize upon or otherwise deal with in any manner and in any order any property or other collateral by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

(c) exercise or refrain from exercising any rights against either Borrower, any other Guaranteed Party, any other Credit Party, any Subsidiary thereof, any other guarantor of either Borrower or any other Guaranteed Party or others or otherwise act or refrain from acting;

(d) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of either Borrower or any other Guaranteed Party to creditors of such Borrower or such other Guaranteed Party other than the Secured Creditors;

(e) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of either Borrower or any other Guaranteed Party to the Secured Creditors regardless of what liabilities of such Borrower or such other Guaranteed Party remain unpaid;

(f) consent to or waive any breach of, or any act, omission or default under, any of the Interest Rate Protection Agreements or Other Hedging Agreements, the Credit Documents or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement any of the Interest Rate Protection Agreements or Other Hedging Agreements, the Credit Documents or any of such other instruments or agreements;

(g) act or fail to act in any manner which may deprive such Guarantor of its right to subrogation against either Borrower or any other Guaranteed Party to recover full indemnity for any payments made pursuant to this Guaranty;

(h) release or substitute any one or more endorsers, Guarantors, other guarantors, either Borrower, any other Guaranteed Party or other obligors; and/or

Exhibit G-1

(i) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of such Guarantor from its liabilities under this Guaranty (including, without limitation, any action or omission whatsoever that might otherwise vary the risk of such Guarantor or constitute a legal or equitable defense to or discharge of the liabilities of a guarantor or surety or that might otherwise limit recourse against such Guarantor).

7. No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations, the Credit Documents or any other agreement or instrument relating to the Guaranteed Obligations or of any security or guarantee therefor shall affect, impair or be a defense to this Guaranty, and this Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full in cash of the Guaranteed Obligations.

8. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Secured Creditor in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Secured Creditor would otherwise have. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Secured Creditor to any other or further action in any circumstances without notice or demand. It is not necessary for any Secured Creditor to inquire into the capacity or powers of either Borrower or any other Guaranteed Party or the officers, directors, partners or agents acting or purporting to act on its or their behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

9. Any indebtedness of either Borrower or any other Guaranteed Party now or hereafter held by any Guarantor is hereby subordinated to the indebtedness of such Borrower or such other Guaranteed Party to the Secured Creditors; and such indebtedness of such Borrower or such other Guaranteed Party to any Guarantor, if the Administrative Agent or the Collateral Agent, after an Event of Default has occurred and is continuing, so requests, shall be collected, enforced and received by such Guarantor as trustee for the Secured Creditors and be paid over to the Secured Creditors on account of the indebtedness of such Borrower or such other Guaranteed Party to the Secured Creditors, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Guaranty. Prior to the transfer by any Guarantor of any note or negotiable instrument evidencing any indebtedness of either Borrower or any other Guaranteed Party to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, each Guarantor hereby agrees with the Secured Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash; provided,

Exhibit G-1

that if any amount shall be paid to such Guarantor on account of such subrogation rights at any time prior to the irrevocable payment in full in cash.

10. (a) Each Guarantor waives any right (except as shall be required by applicable statute or law and cannot be waived) to require the Secured Creditors to: (i) proceed against either Borrower, any other Guaranteed Party, any other Guarantor, any other guarantor of any Guaranteed Obligations or any other party; (ii) proceed against or exhaust any security held from either Borrower, any other Guaranteed Party, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party; or (iii) pursue any other remedy in the Secured Creditors’ power whatsoever. Each Guarantor waives any (to the fullest extent permitted by applicable law) defense based on or arising out of any defense of either Borrower, any other Guaranteed Party, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party other than payment in full in cash of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of either Borrower, any other Guaranteed Party, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of either Borrower or any other Guaranteed Party other than payment in full in cash of the Guaranteed Obligations. The Secured Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or the other Secured Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Secured Creditors may have against either Borrower, any other Guaranteed Party or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full in cash. Each Guarantor waives any defense arising out of any such election by the Secured Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against either Borrower, any other Guaranteed Party or any other party or any security.

(b) Each Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. Each Guarantor assumes all responsibility for being and keeping itself informed of each Borrower’s and each other Guaranteed Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that the Secured Creditors shall have no duty to advise any Guarantor of information known to them regarding such circumstances or risks.

(c) Each Guarantor hereby acknowledges and affirms that it understands that to the extent the Guaranteed Obligations are secured by Real Property located in the State of California, such Guarantor shall be liable for the full amount of the liability hereunder notwithstanding foreclosure on such Real Property by trustee sale or any other reason impairing such Guarantor’s or any Secured Creditors’ right to proceed against either Borrower, any other Guaranteed Party or any other guarantor of the Guaranteed Obligations.

Exhibit G-1

(d) Each Guarantor hereby waives, to the fullest extent permitted by applicable law, all rights and benefits under Section 580a, 580b, 580d and 726 of the California Code of Civil Procedure. Each Guarantor hereby further waives, to the fullest extent permitted by applicable law, without limiting the generality of the foregoing or any other provision hereof, all rights and benefits which might otherwise be available to such Guarantor under Sections 2809, 2810, 2815, 2819, 2821, 2839, 2845, 2848, 2849, 2850, 2899 and 3433 of the California Civil Code.

(e) Until the Guaranteed Obligations have been paid in full in cash, each Guarantor waives its rights of subrogation and reimbursement and any other rights and defenses available to such Guarantor by reason of Sections 2787 to 2855, inclusive, of the California Civil Code, including, without limitation, (1) any defenses such Guarantor may have to this Guaranty by reason of an election of remedies by the Secured Creditors and (2) any rights or defenses such Guarantor may have by reason of protection afforded to either Borrower or any other Guaranteed Party pursuant to the antideficiency or other laws of California limiting or discharging such Borrower’s or such other Guaranteed Party’s indebtedness, including, without limitation, Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure. In furtherance of such provisions, each Guarantor hereby waives all rights and defenses arising out of an election of remedies by the Secured Creditors, even though that election of remedies, such as a nonjudicial foreclosure, destroys such Guarantor’s rights of subrogation and reimbursement against either Borrower or any other Guaranteed Party by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

(f) Each Guarantor warrants and agrees that each of the waivers set forth above is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

11. Notwithstanding anything to the contrary contained elsewhere in this Guaranty, the Secured Creditors agree (by their acceptance of the benefits of this Guaranty) that this Guaranty may be enforced only by the action of the Administrative Agent or the Collateral Agent, in each case acting upon the instructions of the Required Lenders (or, after the date on which all Credit Document Obligations have been paid in full, the holders of at least a majority of the outstanding Hedging Obligations) and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Guaranty or to realize upon the security to be granted by the Security Documents, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Collateral Agent or, after all the Credit Document Obligations have been paid in full, the holders of at least a majority of the outstanding Hedging Obligations, as the case may be, for the benefit of the Secured Creditors upon the terms of this Guaranty and the Security Documents. The Secured Creditors further agree that this Guaranty may not be enforced against, and shall be non-recourse with respect to, any director, officer, employee, partner, member or stockholder of any Guarantor (except to the extent such partner, member or stockholder is also a Guarantor hereunder). It is understood and agreed that the agreement in this Section 11 is among and solely for the benefit of the Secured Creditors and that if the Required Lenders (or, after the date on which all Credit Document Obligations have been paid in full, the holders of at least a majority of the outstanding Hedging Obligations) so

Exhibit G-1

agree (without requiring the consent of any Guarantor), this Guaranty may be directly enforced by any Secured Creditor.

12. In order to induce the Lenders to make Loans to the Borrowers, to issue, and/or participate in, Letters of Credit for the respective accounts of the Borrowers and to issue, and/or participate in, Bank Guaranties for the respective accounts of the Borrowers pursuant to the Credit Agreement, and in order to induce the Hedging Creditors to execute, deliver and perform the Interest Rate Protection Agreements and Other Hedging Agreements, each Guarantor represents, warrants and covenants that:

(a) such Guarantor (i) is a duly organized and validly existing Company in good standing under the laws of the jurisdiction of its organization, (ii) has the Company power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect;

(b) such Guarantor has the Company power and authority to execute, deliver and perform the terms and provisions of this Guaranty and each other Credit Document (such term, for purposes of this Guaranty, to mean each Credit Document (as defined in the Credit Agreement) and each Interest Rate Protection Agreement and Other Hedging Agreement with a Hedging Creditor) to which it is a party and has taken all necessary Company action to authorize the execution, delivery and performance by it of this Guaranty and each such other Credit Document;

(c) such Guarantor has duly executed and delivered this Guaranty and each other Credit Document to which it is a party, and this Guaranty and each such other Credit Document constitutes the legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, except to the extent that the enforceability hereof or thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

(d) neither the execution, delivery or performance by such Guarantor of this Guaranty or any other Credit Document to which it is a party, nor compliance by it with the terms and provisions hereof and thereof, will (i) contravene any material provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) conflict with or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the material property or assets of such Guarantor or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement, or any other material agreement, contract or instrument to which such Guarantor or any of its Subsidiaries is a party or by which it or any of its material property or assets is bound or to which it may be subject or (iii) violate any provision of the certificate or articles of

Exhibit G-1

incorporation, by-laws, partnership agreement or limited liability company agreement (or equivalent organizational documents), as the case may be, of such Guarantor or any of its Subsidiaries;

(e) no order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as may have been obtained or made prior to the date when required and which remain in full force and effect), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of this Guaranty by such Guarantor or any other Credit Document to which such Guarantor is a party or (ii) the legality, validity, binding effect or enforceability of this Guaranty or any other Credit Document to which such Guarantor is a party; and

(f) there are no actions, suits or proceedings pending or, to such Guarantor’s knowledge, threatened (i) with respect to this Guaranty or any other Document to which such Guarantor is a party, (ii) with respect to such Guarantor or any of its Subsidiaries that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (iii) that could reasonably be expected to have a material adverse effect on the rights or remedies of the Secured Creditors or on the ability of such Guarantor to perform its respective obligations to the Secured Creditors hereunder and under the other Credit Documents to which it is a party.

13. Each Guarantor covenants and agrees that on and after the Restatement Effective Date and until the termination of the Total Commitment and all Interest Rate Protection Agreements and Other Hedging Agreements and until such time as no Note, Letter of Credit or Bank Guaranty remains outstanding and all Guaranteed Obligations have been paid in full (other than indemnities described in Section 13.13 of the Credit Agreement and analogous provisions in the Security Documents which are not then due and payable), such Guarantor will comply and will cause each of its Subsidiaries to comply with, all of the applicable provisions, covenants and agreements contained in Sections 8 and 9 of the Credit Agreement, and shall take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no violation of any provision, covenant or agreement contained in Section 8 or 9 of the Credit Agreement, and so that no Default or Event of Default, is caused by the actions of such Guarantor or any of its Subsidiaries.

14. The Guarantors hereby jointly and severally agree to pay all reasonable out-of-pocket costs and expenses of the Collateral Agent, the Administrative Agent and each other Secured Creditor in connection with the enforcement of this Guaranty and the protection of such Secured Creditor’s rights hereunder and any amendment, waiver or consent relating hereto (including, in each case, without limitation, the reasonable fees and disbursements of counsel (including in-house counsel) employed by the Collateral Agent, the Administrative Agent and each other Secured Creditor).

15. This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Secured Creditors and their successors and assigns.

Exhibit G-1

16. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of each Guarantor directly affected thereby (it being understood that the addition or release of any Guarantor hereunder shall not constitute a change, waiver, discharge or termination affecting any Guarantor other than the Guarantor so added or released) and with the written consent of either (x) the Required Lenders (or to the extent required by Section 13.12 of the Credit Agreement, with the written consent of each Lender) at all times prior to the time at which all Credit Document Obligations have been paid in full or (y) the holders of at least a majority of the outstanding Hedging Obligations at all times after the time at which all Credit Document Obligations have been paid in full; provided, that any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall also require the written consent of the Requisite Creditors (as defined below) of such Class of Secured Creditors (it being understood that the addition or release of any Guarantor hereunder shall not constitute a change, waiver, discharge or termination affecting any Guarantor other than the Guarantor so added or released). For the purpose of this Guaranty, the term “Class” shall mean each class of Secured Creditors, i.e., whether (x) the Lender Creditors as holders of the Credit Document Obligations or (y) the Hedging Creditors as the holders of the Hedging Obligations. For the purpose of this Guaranty, the term “Requisite Creditors” of any Class shall mean (x) with respect to the Credit Document Obligations, the Required Lenders (or, to the extent required by Section 13.12 of the Credit Agreement, each Lender) and (y) with respect to the Hedging Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Interest Rate Protection Agreements and Other Hedging Agreements.

17. Each Guarantor acknowledges that an executed (or conformed) copy of each of the Credit Documents and Interest Rate Protection Agreements or Other Hedging Agreements has been made available to an Authorized Officer of such Guarantor and such Authorized Officer is familiar with the contents thereof.

18. In addition to any rights now or hereafter granted under applicable law (including, without limitation, Section 151 of the New York Debtor and Creditor Law) and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default (such term to mean and include any “Event of Default” as defined in the Credit Agreement and, following the termination of the Credit Agreement, any payment default under any Interest Rate Protection Agreement or Other Hedging Agreement continuing after any applicable grace period), each Secured Creditor is hereby authorized, at any time or from time to time, without notice to any Guarantor or to any other Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Secured Creditor to or for the credit or the account of such Guarantor, against and on account of the obligations and liabilities of such Guarantor to such Secured Creditor under this Guaranty, irrespective of whether or not such Secured Creditor shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured. Notwithstanding anything to the contrary contained in this Guaranty, at any time that the Guaranteed Obligations shall be secured by any Real Property located in the State of California, no Secured Creditor shall exercise any right of set-off, lien or counterclaim or take any court or administrative action or institute any proceedings to enforce any provisions of this Guaranty without the prior consent

Exhibit G-1

of the Administrative Agent or the Required Lenders or, to the extent required by Section 13.12 of the Credit Agreement, all of the Lenders, if such setoff or action or proceeding would or might (pursuant to Sections 580a, 580b, 580d and 726 of the California Code of Civil Procedure or Section 2924 of the California Civil Code, if applicable, or otherwise) affect or impair the validity, priority, or enforceability of the liens granted to the Collateral Agent pursuant to the Security Documents or the enforceability of the Guaranteed Obligations hereunder, and any attempted exercise by any Secured Creditor or the Administrative Agent of any such right without obtaining such consent of the Required Lenders or the Administrative Agent shall be null and void. It is understood and agreed that the foregoing sentence of this Section 18 is for the sole benefit of the Secured Creditors and may be amended, modified or waived in any respect by the Required Lenders without the requirement of prior notice to or consent by any Credit Party and does not constitute a waiver of any rights against any Credit Party or against any Collateral. Each Secured Creditor (by its acceptance of the benefits hereof) acknowledges and agrees that the provisions of this Section 18 are subject to the sharing provisions set forth in Section 13.06(b) of the Credit Agreement.

19. All notices, requests, demands or other communications pursuant hereto shall be deemed to have been duly given or made when delivered to the Person to which such notice, request, demand or other communication is required or permitted to be given or made under this Guaranty, addressed to such party at (i) in the case of any Lender Creditor, as provided in the Credit Agreement, (ii) in the case of any Guarantor, at its address set forth opposite its signature below and (iii) in the case of any Hedging Creditor, at such address as such Hedging Creditor shall have specified in writing to the Guarantors; or in any case at such other address as any of the Persons listed above may hereafter notify the others in writing.

20. If claim is ever made upon any Secured Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including either Borrower or any other Guaranteed Party), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding any revocation hereof or the cancellation of any Note, any Interest Rate Protection Agreement, any Other Hedging Agreement or any other instrument evidencing any liability of either Borrower or any other Guaranteed Party, and such Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

21. (a) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE SECURED CREDITORS AND OF THE UNDERSIGNED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Guaranty or any other Credit Document to which any Guarantor is a party may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, in each case located within the City of New York, and, by execution and delivery of this Guaranty, each Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and

Exhibit G-1

unconditionally, the jurisdiction of the aforesaid courts. Each Guarantor hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Guarantor, and agrees not to plead or claim, in any legal action or proceeding with respect to this Guaranty or any other Credit Document to which such Guarantor is a party brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Guarantor. Each Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each Guarantor at its address set forth opposite its signature below, such service to become effective 30 days after such mailing. Each Guarantor hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document to which such Guarantor is a party that such service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any of the Secured Creditors to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against each Guarantor in any other jurisdiction.

(b) Each Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty or any other Credit Document to which such Guarantor is a party brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum.

(c) EACH GUARANTOR AND EACH SECURED CREDITOR (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS GUARANTY) HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE OTHER CREDIT DOCUMENTS TO WHICH SUCH GUARANTOR IS A PARTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

22. In the event that all of the capital stock or other Equity Interests of one or more Guarantors is sold or otherwise disposed of or liquidated in compliance with the requirements of Section 9.02 of the Credit Agreement (or such sale, other disposition or liquidation has been approved in writing by the Required Lenders (or all Lenders if required by Section 13.12 of the Credit Agreement)) and the proceeds of such sale, disposition or liquidation are applied in accordance with the provisions of the Credit Agreement, to the extent applicable, such Guarantor shall, upon consummation of such sale or other disposition (except to the extent that such sale or disposition is to Holdings or any of its Wholly-Owned Subsidiaries), be released from this Guaranty and this Guaranty shall, as to each such Guarantor or Guarantors, terminate, and have no further force or effect (it being understood and agreed that the sale of one or more Persons that own, directly or indirectly, all of the capital stock or other equity interests of any Guarantor shall be deemed to be a sale of such Guarantor for the purposes of this Section 22).

23. Each Guarantor and each Secured Creditor (by its acceptance of the benefits of this Guaranty) hereby confirms that it is its intention that this Guaranty not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act of any similar Federal or state law. To effectuate the foregoing

Exhibit G-1

intention, each Guarantor and each Secured Creditor (by its acceptance of the benefits of this Guaranty) hereby irrevocably agrees that the Guaranteed Obligations guaranteed by such Guarantor shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws (it being understood that it is the intention of the parties to this Guaranty and the parties to any guaranty of the Existing Senior Notes that, to the maximum extent permitted under applicable laws, the liabilities in respect of the guarantees of the Existing Senior Notes shall not be included for the foregoing purposes and that, if any reduction is required to the amount guaranteed by any Guarantor hereunder and with respect to the Existing Senior Notes that its guarantee of amounts owing in respect of the Existing Senior Notes shall first be reduced) and after giving effect to any rights to contribution pursuant to any agreement providing for an equitable contribution among such Guarantor and the other Guarantors, result in the Guaranteed Obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance. Notwithstanding the provisions of the two preceding sentences, as between the Secured Creditors and the holders of the Existing Senior Notes, it is agreed (and the provisions of the relevant indentures governing the Existing Senior Notes so provide) that any diminution (whether pursuant to court decree or otherwise) of any Guarantor’s obligation to make any distribution or payment pursuant to this Guaranty shall have no force or effect for purposes of the subordination provisions contained in the respective indenture governing such Senior Notes, and that any payments received in respect of a Guarantor’s obligations with respect to the Senior Notes shall be turned over to the holders of the Guarantor Senior Debt (as defined in each indenture governing Senior Notes) (or obligations which would have constituted Guarantor Senior Debt if same had not been reduced or disallowed) of such Guarantor (which Guarantor Senior Debt shall be calculated as if there were no diminution thereto pursuant to this Section 23 or for any other reason other than the irrevocable payment in full in cash of the respective obligations which would otherwise have constituted Guarantor Senior Debt) until all such Guarantor Senior Debt (or obligations which would have constituted Guarantor Senior Debt if same had not been reduced or disallowed) has been irrevocably paid in full in cash (and until all Commitments, Letters of Credit and Bank Guaranties with respect thereto have been terminated).

24. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with Holdings and the Administrative Agent.

25. It is understood and agreed that any Domestic Subsidiary of the U.S. Borrower that is required to become a party to this Guaranty after the date hereof pursuant to the requirements of the Credit Agreement shall become a Guarantor hereunder by (x) executing a counterpart hereof and/or an assumption agreement, in each case in form and substance reasonably satisfactory to the Administrative Agent, and (y) taking all actions as specified in this Guaranty as would have been taken by such Guarantor had it been an original party to this Guaranty, in each case with all documents and actions required to be taken to be taken above to the reasonable satisfaction of the Administrative Agent.

Exhibit G-1

26. (a) All payments made by any Guarantor hereunder will be made without setoff, counterclaim or other defense, will be made in the relevant Applicable Currency in which the respective Guaranteed Obligations are owing (it being acknowledged and agreed that, on the Restatement Effective Date, all amounts owing pursuant to the Credit Documents will be owing in Dollars) and will be made on the same basis as payments are made by the Borrowers under Sections 4.03 and 4.04 of the Credit Agreement and in accordance with the following provisions of this Section 26.

(b) The Guarantors obligations hereunder to make payments in the respective Applicable Currency (such Applicable Currency being herein called the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent, the Collateral Agent or the respective other Secured Creditor of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent, the Collateral Agent or such other Secured Creditor under this Guaranty or the other Credit Documents or any Interest Rate Protection Agreement or Other Hedging Agreement, as applicable. If for the purpose of obtaining or enforcing judgment against any Guarantor in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made, at the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the date immediately preceding the day on which the judgment is given (such day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(c) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Guarantors jointly and severally covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

(d) For purposes of determining the rate of exchange for this Section 26, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

27. At any time a payment in respect of the Guaranteed Obligations is made under this Guaranty, the right of contribution of each Guarantor against each other Guarantor shall be determined as provided in the immediately following sentence, with the right of contribution of each Guarantor to be revised and restated as of each date on which a payment (a “Relevant Payment”) is made on the Guaranteed Obligations under this Guaranty. At any time that a Relevant Payment is made by a Guarantor that results in the aggregate payments made by such Guarantor in respect of the Guaranteed Obligations to and including the date of the Relevant Payment exceeding such Guarantor’s Contribution Percentage (as defined below) of the

Exhibit G-1

aggregate payments made by all Guarantors in respect of the Guaranteed Obligations to and including the date of the Relevant Payment (such excess, the “Aggregate Excess Amount”), each such Guarantor shall have a right of contribution against each other Guarantor who has made payments in respect of the Guaranteed Obligations to and including the date of the Relevant Payment in an aggregate amount less than such other Guarantor’s Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all Guarantors in respect of the Guaranteed Obligations (the aggregate amount of such deficit, the “Aggregate Deficit Amount”) in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Guarantor and the denominator of which is the Aggregate Excess Amount of all Guarantors multiplied by (y) the Aggregate Deficit Amount of such other Guarantor. A Guarantor’s right of contribution pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment to the time of each computation; provided that no Guarantor may take any action to enforce such right until the Guaranteed Obligations have been irrevocably paid in full in cash and all Commitments, Letters of Credit and Bank Guaranties have terminated, it being expressly recognized and agreed by all parties hereto that any Guarantor’s right of contribution arising pursuant to this Section 27 against any other Guarantor shall be expressly junior and subordinate to such other Guarantor’s obligations and liabilities in respect of the Guaranteed Obligations and any other obligations owing under this Guaranty. As used in this Section 27: (i) each Guarantor’s “Contribution Percentage” shall mean the percentage obtained by dividing (x) the Adjusted Net Worth (as defined below) of such Guarantor by (y) the aggregate Adjusted Net Worth of all Guarantors; (ii) the “Adjusted Net Worth” of each Guarantor shall mean the greater of (x) the Net Worth (as defined below) of such Guarantor and (y) zero; and (iii) the “Net Worth” of each Guarantor shall mean the amount by which the fair saleable value of such Guarantor’s assets on the date of any Relevant Payment exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to any Guaranteed Obligations arising under this Guaranty or any guaranteed obligations arising under any guaranty of the Senior Notes) on such date. All parties hereto recognize and agree that, except for any right of contribution arising pursuant to this Section 27, each Guarantor who makes any payment in respect of the Guaranteed Obligations shall have no right of contribution or subrogation against any other Guarantor in respect of such payment until all of the Guaranteed Obligations have been irrevocably paid in full in cash. Each of the Guarantors recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. In this connection, each Guarantor has the right to waive its contribution right against any Guarantor to the extent that after giving effect to such waiver such Guarantor would remain solvent, in the determination of the Required Lenders. Notwithstanding anything to the contrary contained above in this Section 27, (i) any Guarantor which is a Bermuda Partnership Partner shall not be entitled to the contribution rights provided in this Section 27 and (ii) each reference to a Guarantor in this Section 27 (and only this Section 27) shall be deemed to mean each Guarantor other than a Bermuda Partnership Partner.

28. Notwithstanding anything herein or in the other Credit Documents to the contrary, this Guaranty is, and the rights and remedies of each Guarantor are, subject to the provisions of the Intercreditor Agreement (to the extent applicable). IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND THIS GUARANTY, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL AT ANY TIME THE INTERCREDITOR AGREEMENT IS IN EFFECT.

Exhibit G-1

*    *    *

IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be executed and delivered by their duly authorized officers as of the date first above written.

[ ],
as a Guarantor

By:
Name:
Title:

[signature pages to be updated]

Accepted and Agreed to:

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent for the Lenders

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT G-2

FORM OF FOREIGN SUBSIDIARIES GUARANTY,

SPECIAL COLOMBIAN PUT NOTE AGREEMENT

AND FOREIGN SECURITY DOCUMENTS

ACKNOWLEDGMENT AND AMENDMENT

April 12, 2006

To the Administrative Agent and each of

the Lenders party to the Credit Agreement

referred to below

Re:    Amended and Restated Credit Agreement

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of March 28, 2003, amended and restated as of April 18, 2005, and further amended and restated as of April 12, 2006 (as amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”), among DHM Holding Company, Inc., a Delaware corporation (“Holdings”), Dole Holding Company, LLC, a Delaware limited liability company (“Intermediate Holdco”), Dole Food Company, Inc., a Delaware corporation (the “U.S. Borrower”), Solvest, Ltd., a company organized under the laws of Bermuda (the “Bermuda Borrower” and, together with the U.S. Borrower, the “Borrowers”), the lenders from time to time party thereto (the “Lenders”), Deutsche Bank AG, New York Branch (in its individual capacity, “DBAG”), as Deposit Bank (in such capacity, together with any successor deposit bank, the “Deposit Bank”) DBAG, as Administrative Agent (in such capacity, together with any successor agent, the “Administrative Agent”), Banc of America Securities LLC, as Syndication Agent (in such capacity, together with any successor agent, the “Syndication Agent”), The Bank of Nova Scotia, as Documentation Agent (in such capacity, together with any successor agent, the “Documentation Agent”). and Deutsche Bank Securities Inc., as Lead Arranger and Sole Book Runner (in such capacity, the “Lead Arranger”). Unless otherwise indicated herein, capitalized terms used but not defined herein shall have the respective meanings set forth in the Credit Agreement. This Foreign Subsidiaries Guaranty, Special Colombian Put Note Agreement and Foreign Security Documents Acknowledgment and Amendment shall hereinafter be referred to as the “Acknowledgment and Amendment”.

I.	Foreign Subsidiaries Guaranty and Special Colombian Put Note Agreement Acknowledgement.

1. Each of the undersigned Foreign Subsidiary Guarantors hereby acknowledges (x) the Credit Agreement and each other Credit Documents and the transactions contemplated thereby (including, without limitation, the extensions of credit contemplated therein) and (y) copies (or originals) of the Credit Documents and all opinions, instruments, certificates and all other documents delivered in connection therewith, as in effect on the Restatement Effective Date, have been furnished or otherwise been provided (or made available) to a senior financial officer of such Foreign Subsidiary Guarantor.

Exhibit G-2

2. Each of the undersigned Foreign Subsidiary Guarantors (other than the undersigned Colombian Subsidiary Guarantors) hereby acknowledges and agrees, and represents and warrants, that on and after the occurrence of, and after giving effect to, the Restatement Effective Date and any increase in the amounts owing to the Lenders, Issuing Lender, Bank Guaranty Issuer and/or any Agent under the Credit Agreement on or after the Restatement Effective Date, (i) it constitutes a Foreign Subsidiary of the U.S. Borrower which is a party to the Foreign Subsidiaries Guaranty, dated as of March 28, 2003, made by the Foreign Subsidiaries of Holdings party thereto in favor of the Administrative Agent, as the same may be amended, restated, modified and/or supplemented from time to time in accordance with the terms thereof (including, without limitation, the amendment thereof as provided in Section II below), and shall include any counterpart thereof and any other similar guaranty executed and delivered by any Foreign Subsidiary of Holdings pursuant to Sections 8.11 or 9.11 of the Credit Agreement, (ii) the Foreign Subsidiaries Guaranty (both immediately before and after giving effect to the amendment thereof as provided in Section II below) shall remain in full force and effect with respect to such Foreign Subsidiary Guarantor, and (iii) the Credit Agreement and the Obligations of the Bermuda Borrower under the Credit Agreement shall constitute the “Credit Agreement” and the “Credit Document Obligations”, respectively, in each case, under and as defined in, the Foreign Subsidiaries Guaranty and shall continue to be entitled to the benefits of the Foreign Subsidiaries Guaranty (both immediately before and after giving effect to the amendment thereof as provided in Section II below).

3. Each of the undersigned Colombian Subsidiary Guarantors hereby acknowledges and agrees, and represents and warrants, that on and after the occurrence of, and after giving effect to, the Restatement Effective Date and any increase in the amounts owing to the Lenders, Issuing Lenders, Bank Guaranty Issuers and/or any Agent under the Credit Agreement on or after the Restatement Effective Date, (i) it constitutes a Foreign Subsidiary of the U.S. Borrower which is a party to the Special Colombian Put Note Agreement, dated as of April 30, 2003, made by the Foreign Subsidiaries of Holdings party thereto in favor of the Administrative Agent, as the same may be amended, restated, modified and/or supplemented from time to time in accordance with the terms thereof (the “Special Columbian Put Note Agreement”), and shall include any counterpart thereof and any other similar guaranty executed and delivered by any Foreign Subsidiary of Holdings pursuant to Sections 8.11 or 9.11, (ii) the Special Columbian Put Note Agreement shall remain in full force and effect with respect to such Foreign Subsidiary Guarantor, and (iii) the Credit Agreement shall constitute the “Credit Agreement”, under and as defined in, the Special Columbian Put Note Agreement and the obligations of the Bermuda Borrower under the Credit Agreement shall continue to be entitled to the benefits of the Special Columbian Put Note Agreement.

4. Each Foreign Subsidiary Guarantor organized under the laws of Turkey acknowledges that (i) all the Liens it has granted in favor of the Collateral Agent (including, without limitation, the mortgage and the commercial enterprise pledge) continue in full force and effect and secure its obligations under the Foreign Subsidiaries Guaranty (both immediately before and after giving effect to the amendment thereof as provided in Section II below) and (ii) the amendment and restatement to the Credit Agreement is not a novation of the debt thereunder.

5. Each of the undersigned Foreign Subsidiary Guarantors (other than the undersigned Colombian Subsidiary Guarantors) hereby makes each of the representations and

Exhibit G-2

warranties contained in Section 13 of the Foreign Subsidiaries Guaranty (both immediately before and after giving effect to the amendment thereof as provided in Section II below) on the Restatement Effective Date, both before and after giving effect to this Acknowledgement and Amendment.

6. Each of the undersigned Colombian Subsidiary Guarantors hereby makes each of the representations and warranties contained in Article III of the Special Columbian Put Note Agreement on the Restatement Effective Date, both before and after giving effect to this Acknowledgement and Amendment.

II.	Amendment to Foreign Subsidiaries Guaranty.

1. The Administrative Agent (for and on behalf, and at the direction, of the Required Lenders in accordance with Section 13.24 of the Credit Agreement and the Foreign Subsidiaries Guaranty) and each of the undersigned Foreign Subsidiary Guarantors hereby amends the Foreign Subsidiaries Guaranty by (i) deleting the second recital to the Foreign Subsidiaries Guaranty in its entirety and (ii) inserting the following second recital in lieu thereof:

“WHEREAS, the Bermuda Borrower and/or one or more of its Subsidiaries may at any time and from time to time enter into one or more Interest Rate Protection Agreements or Hedging Agreements with one or more Secured Hedge Counterparties (collectively, the “Hedging Creditors,” and together with the Lender Creditors, are herein called the “Secured Creditors”);”

III	Amendments to Foreign Security Documents

1. The Administrative Agent (for and on behalf, and at the direction, of the Required Lenders in accordance with Section 13.24 of the Credit Agreement and the Foreign Subsidiaries Guaranty) and each of the undersigned Foreign Subsidiary Guarantors hereby amends each Foreign Security Document (to the maximum extent permitted under applicable law) to which such Foreign Subsidiary Guarantor is a party as follows:

(a)	to the extent that such Foreign Security Document includes counterparties of Interest Rate Protection Agreements or Other Hedging Agreements (or their equivalents) entered into with the U.S. Borrower or any of its Subsidiaries as secured creditors thereunder (the “Counterparty Secured Creditors”), such Counterparty Secured Creditors under such Foreign Security Document shall be amended to include all Secured Hedge Counterparties; and

(b)	without limiting the foregoing in immediately preceding clause (a), to the extent that such Foreign Security Document defines such Counterparty Secured Creditors as “Hedging Creditors” or “Other Creditors” (or an equivalent term), such defined term shall be amended to include all Secured Hedge Counterparties.

Exhibit G-2

IV.	Miscellaneous.

1. (a) THIS ACKNOWLEDGEMENT AND AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Acknowledgment and Amendment may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, in each case located within the City of New York, and, by execution and delivery of this Acknowledgment and Amendment, each Foreign Subsidiary Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Foreign Subsidiary Guarantor hereby irrevocably designates, appoints and empowers Corporation Service Company, with offices on the date hereof at 80 State Street, Albany, NY 12207, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, each Foreign Subsidiary Guarantor agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision reasonably satisfactory to the Administrative Agent under the Credit Agreement. Each Foreign Subsidiary Guarantor hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Foreign Subsidiary Guarantor, and agrees not to plead or claim, in any legal action or proceeding with respect to this Acknowledgment and Amendment brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Foreign Subsidiary Guarantor. Each Foreign Subsidiary Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each Foreign Subsidiary Guarantor at its address set forth opposite its signature below, such service to become effective 30 days after such mailing. Each Foreign Subsidiary Guarantor hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder that such service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any Secured Creditor to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Foreign Subsidiary Guarantor in any other jurisdiction.

(b) Each Foreign Subsidiary Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Acknowledgment and Amendment brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum, or that the choice of law provisions are invalid or unenforceable and agrees not to plead or claim before any authority or court, including the courts of its state of incorporation or formation, that any judgment issued by the courts referred to in clause (a) above is contrary to public policy (except, with respect to any Japanese Guarantor, to the extent that the terms of such judgment issued by the courts referred to in clause (a) above and its formation process are deemed, in accordance with the provisions of Article 118 of the Code of Civil Procedures (Law No. 109 of 1996), as contrary to the public order or good morals of Japan).

Exhibit G-2

(c) EACH FOREIGN SUBSIDIARY GUARANTOR AND EACH SECURED CREDITOR (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS ACKNOWLEDGMENT AND AMENDMENT) HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS ACKNOWLEDGMENT AND AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(d) NOTWITHSTANDING ANYTHING IN THIS ACKNOWLEDGMENT AND AGREEMENT TO THE CONTRARY, AND WITH RESPECT ONLY TO THE COLOMBIAN GUARANTORS, IN THE EVENT THE ADMINISTRATIVE AGENT OR ANY OF THE SECURED CREDITORS ELECTS TO ENFORCE THIS ACKNOWLEDGMENT AGAINST ANY COLOMBIAN GUARANTOR IN A COLOMBIAN COURT AS PROVIDED BELOW, THE GUARANTEE OF THE COLOMBIAN GUARANTORS PURSUANT TO THIS ACKNOWLEDGMENT AND AMENDMENT AND THE RIGHTS OF THE SECURED CREDITORS AS AGAINST THE COLOMBIAN GUARANTORS SHALL BE (AND SHALL BE DEEMED TO BE) GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF COLOMBIA. Any legal action or proceeding with respect to a Colombian Guarantor in connection with this Acknowledgment and Amendment may be brought in the competent courts of Colombia.

2. This Acknowledgment and Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with Holdings and the Administrative Agent.

*        *        *

Exhibit G-2

[IN WITNESS WHEREOF, the parties hereto (other than with respect to the Guarantors organized under the laws of the Hong Kong Special Administrative Region of the People’s Republic of China (the “HK Guarantors”)) have caused this Acknowledgement and Amendment to be executed and delivered by their duly authorized officers as of the date first above written.]

[IN WITNESS WHEREOF, this Acknowledgement and Amendment has been signed, sealed and delivered by the duly authorized officers of the HK Guarantors and has been signed on behalf of the Collateral Agent as of the date first above written.]

AGOURA LIMITED, as a Guarantor

By:
Name:
Title:

By:
Name:
Title:

ASHFORD COMPANY, LTD., as a Guarantor

By:
Name:
Title:

By:
Name:
Title:

BALTIME LIMITED, as a Guarantor

By:
Name:
Title:

By:
Name:
Title:

Exhibit G-2

CAMARILLO, LIMITED, as a Guarantor

By:
Name:
Title:

By:
Name:
Title:

DOLE ASIA, LTD., as a Guarantor

By:
Name:
Title:

By:
Name:
Title:

DOLE INTERNATIONAL, LTD., as a Guarantor

By:
Name:
Title:

By:
Name:
Title:

DOLE NEW ZEALAND LTD., as a Guarantor

By:
Name:
Title:

By:
Name:
Title:

Exhibit G-2

INTERFRUIT COMPANY LIMITED, as a Guarantor

By:
Name:
Title:

By:
Name:
Title:

MAHELE, LIMITED, as a Guarantor

By:
Name:
Title:

By:
Name:
Title:

MENDOCINO LIMITED, as a Guarantor

By:
Name:
Title:

By:
Name:
Title:

REFERSHIP MARINE SERVICES, LTD., as a Guarantor

By:
Name:
Title:

By:
Name:
Title:

Exhibit G-2

FLORAMERICA INVESTMENTS LTD., as a Guarantor

By:
Name:
Title:

By:
Name:
Title:

SOLAMERICA, LTD., as a Guarantor

By:
Name:
Title:

By:
Name:
Title:

STANDARD FRUIT COMPANY (BERMUDA) LTD., as a Guarantor

By:
Name:
Title:

By:
Name:
Title:

DOLE FOODS OF CANADA LTD., as a Guarantor

By:
Name:
Title:

AGRICOLA CALIFORNIA LIMITADA, as a Guarantor

By:
Name:
Title:

Exhibit G-2

AGRICOLA PENCAHUE LIMITADA, as a Guarantor

By:
Name:
Title:

AGRICOLA PUNITAQUI LIMITADA, as a Guarantor

By:
Name:
Title:

AGRICOLA RAUQUEN LIMITADA, as a Guarantor

By:
Name:
Title:

CARTONES SAN FERNANDO S.A., as a Guarantor

By:
Name:
Title:

DOLE CHILE S.A., as a Guarantor

By:
Name:
Title:

EMBALAJES STANDARD S.A., as a Guarantor

By:
Name:
Title:

Exhibit G-2

INVERSIONES DEL PACIFICO S.A., as a Guarantor

By:
Name:
Title:

AGRICOLA EUFEMIA LTDA., as a Guarantor

By:
Name:
Title:

AGROPECUARIA SAN GABRIEL LTDA., as a Guarantor

By:
Name:
Title:

AGROPECUARIA SAN PEDRO LTDA., as a Guarantor

By:
Name:
Title:

BANA LTDA., as a Guarantor

By:
Name:
Title:

COMPANIA EXPORT ADORA DE PRODUCTOS AGRICOLAS S.C.A., as a Guarantor

By:
Name:
Title:

Exhibit G-2

INVERSIONES ORIHUECA LTDA., as a Guarantor

By:
Name:
Title:

SERVICIOS TECNICOS BANANEROS LTDA., as a Guarantor

By:
Name:
Title:

C.I. AGRICOLA EL CASTILLO LTDA., as a Guarantor

By:
Name:
Title:

C.I. AGRICOLA GUACARI LTDA., as a Guarantor

By:
Name:
Title:

AMERICAFLOR LTDA., as a Guarantor

By:
Name:
Title:

C.I. COLOMBIAN CARNATIONS LTDA., as a Guarantor

By:
Name:
Title:

Exhibit G-2

C.I. COMERCIALIZADORA CARIBBEAN LTDA., as a Guarantor

By:
Name:
Title:

C.I. CULTIVOS DEL CARIBE LTDA., as a Guarantor

By:
Name:
Title:

C.I. CULTIVOS SAN NICOLAS LTDA., as a Guarantor

By:
Name:
Title:

C.I. FLORAMERICA LTDA., as a Guarantor

By:
Name:
Title:

C.I. FLORES ALTAMIRA LTDA., as a Guarantor

By:
Name:
Title:

C.I. FLORES DE EXPORTACION LTDA., as a Guarantor

By:
Name:
Title:

Exhibit G-2

C.I. FLORES LA FRAGANCIA LTDA., as a Guarantor

By:
Name:
Title:

C.I. FLORES LAS PALMAS LTDA., as a Guarantor

By:
Name:
Title:

C.I. FLORES PRIMAVERA LTDA., as a Guarantor

By:
Name:
Title:

FLORES SAN JOAQUIN LTDA., as a Guarantor

By:
Name:
Title:

C.I. JARDINES DE COLOMBIA LTDA., as a Guarantor

By:
Name:
Title:

C.I. JARDINES DEL VALLE LTDA., as a Guarantor

By:
Name:
Title:

Exhibit G-2

C.I. OLYMPIA FLOWERS LTDA., as a Guarantor

By:
Name:
Title:

C.I. PORCELAIN FLOWERS LTDA., as a Guarantor

By:
Name:
Title:

C.I. SANTA MONICA FLOWERS LTDA., as a Guarantor

By:
Name:
Title:

C.I. SPLENDOR FLOWERS LTDA., as a Guarantor

By:
Name:
Title:

TENICAS BALTIME DE COLOMBIA S.A., as a Guarantor

By:
Name:
Title:

AERO-FUMIGACION CENTROAMERICANA S.A., as a Guarantor

By:
Name:
Title:

Exhibit G-2

AGROINDUSTRIAL PINAS DEL BOSQUE S.A., as a Guarantor

By:
Name:
Title:

AGROPECUARIA RIO JIMENEZ S.A., as a Guarantor

By:
Name:
Title:

ALMACENES ATALANTA S.A., as a Guarantor

By:
Name:
Title:

ALPPHA SIDERAL S.A., as a Guarantor

By:
Name:
Title:

BANANERA EL PORVENIR S.A., as a Guarantor

By:
Name:
Title:

BANANERA LA PAZ, S.A., as a Guarantor

By:
Name:
Title:

Exhibit G-2

COMPANIA BANANERA DEBA S.A., as a Guarantor

By:
Name:
Title:

COMPANIA BANANERA DEL SAN RAFAEL S.A., as a Guarantor

By:
Name:
Title:

COMPANIA BANANERA EL ENCANTO S.A., as a Guarantor

By:
Name:
Title:

COMPANIA FINANCIERA DE COSTA RICA S.A., as a Guarantor

By:
Name:
Title:

COMPANIA FRUTOS DE LA TIERRA S.A., as a Guarantor

By:
Name:
Title:

COMERCIALIZADORA E IMPORTADORA VINA DEL MAR S.A., as a Guarantor

By:
Name:
Title:

Exhibit G-2

DESARROLLO BANANERO LA ESPERANZA S.A., as a Guarantor

By:
Name:
Title:

DESARROLLO MELONERO DEL GOLFO, S.A., as a Guarantor

By:
Name:
Title:

DIVERSIFICADOS DE COSTA RICA DICORI, S.A., as a Guarantor

By:
Name:
Title:

HACIENDA LA ROSALIA S.A., as a Guarantor

By:
Name:
Title:

LA PERLA S.A., as a Guarantor

By:
Name:
Title:

ROXANA FARMS S.A., as a Guarantor

By:
Name:
Title:

Exhibit G-2

SERVICIOS ADUANALES BANADOLE, S.A., as a Guarantor

By:
Name:
Title:

STANDARD FRUIT COMPANY DE COSTA RICA, S.A., as a Guarantor

By:
Name:
Title:

DOLE SHARED SERVICES LIMITADA, as a Guarantor

By:
Name:
Title:

ACTIVIDADES AGRICOLAS S.A. (AGRISA), as a Guarantor

By:
Name:
Title:

BANANACORP S.A., as a Guarantor

By:
Name:
Title:

BANCUBER S.A., as a Guarantor

By:
Name:
Title:

Exhibit G-2

COMPANIA NAVIERA AGMARESA, S.A., as a Guarantor

By:
Name:
Title:

FRIOCONT S.A., as a Guarantor

By:
Name:
Title:

FRUTBAN S.A., as a Guarantor

By:
Name:
Title:

GRANELCONT S.A., as a Guarantor

By:
Name:
Title:

GUAYAMI S.A., as a Guarantor

By:
Name:
Title:

MEGABANANA S.A., as a Guarantor

By:
Name:
Title:

Exhibit G-2

MODUMOLL S.A., as a Guarantor

By:
Name:
Title:

NAPORTEC S.A., as a Guarantor

By:
Name:
Title:

PRODUCTOS DEL LITORAL S.A. (PROLISA), as a Guarantor

By:
Name:
Title:

REDAMAWAL S.A., as a Guarantor

By:
Name:
Title:

SIEMBRANUEVA S.A., as a Guarantor

By:
Name:
Title:

FLORES MITAD DEL MUNDO LTDA., as a Guarantor

By:
Name:
Title:

Exhibit G-2

TALLAN, TALLERES Y LLANTAS S.A., as a Guarantor

By:
Name:
Title:

TECNIELEC TECNICOS Y ELECTRICITAS S.A., as a Guarantor

By:
Name:
Title:

PORMAR TRANSPORTES POR MAR S.A., as a Guarantor

By:
Name:
Title:

UBESAIR, S.A., as a Guarantor

By:
Name:
Title:

UNION DE BANANEROS ECUATORIANOS, S.A., as a Guarantor

By:
Name:
Title:

ZANPOTI, S.A., as a Guarantor

By:
Name:
Title:

Exhibit G-2

TINADI S.A., as a Guarantor

By:
Name:
Title:

AGROVERDE S.A., as a Guarantor

By:
Name:
Title:

SOCIEDAD AGROPECUARIA PIMOCHA C.A. (SAPICA), as a Guarantor

By:
Name:
Title:

BETINO S.A., as a Guarantor

By:
Name:
Title:

PEMATIN S.A., as a Guarantor

By:
Name:
Title:

PESCASEROLI S.A., as a Guarantor

By:
Name:
Title:

Exhibit G-2

DOLE DEUTSCHLAND BETEILIGUNGSGESELLSCHAFT MBH, as a Guarantor

By:
Name:
Title:

DOLE DEUTSCHLAND GMBH, as a Guarantor

By:
Name:
Title:

DOLE FRESH FRUIT EUROPE OHG, as a Guarantor

By:
Name:
Title:

PAUL KEMPOWSKI GMBH & CO. KG, as a Guarantor

By:
Name:
Title:

AGROINDUSTRIA DEL CARIBE, S.A., as a Guarantor

By:
Name:
Title:

AGROINDUSTRIAL ALMA VERDE, S.A., as a Guarantor

By:
Name:
Title:

:

Exhibit G-2

BANANERA RIO MAME, S.A., as a Guarantor

By:
Name:
Title:

BIENES Y VALORES, S.A., as a Guarantor

By:
Name:
Title:

COMPANIA AGRICOLA EL PROGRESO, S.A., as a Guarantor

By:
Name:
Title:

COMPANIA AGRICOLA INDUSTRIAL CEIBENA, SA, as a Guarantor

By:
Name:
Title:

COMPANIA AGRICOLA MAZAPAN, S.A., as a Guarantor

By:
Name:
Title:

COMPANIA AGROPECUARIA EL PORVENIR, S.A., as a Guarantor

By:
Name:
Title:

Exhibit G-2

CLINICAS MEDICAS DEL AGUAN, S.A., as a Guarantor

By:
Name:
Title:

COORDINADORA DE SERVICIOS DE TRANSPORTE, SA, as a Guarantor

By:
Name:
Title:

DESARROLLOS URBANOS LA CEIBA, S.A., as a Guarantor

By:
Name:
Title:

DISTRIBUIDORA DE PRODUCTOS DIVERSOS, S.A., as a Guarantor

By:
Name:
Title:

ENERGUA S.A. SUCURSAL HONDURAS, as a Guarantor

By:
Name:
Title:

EQUIPO PESADO S.A., as a Guarantor

By:
Name:
Title:

Exhibit G-2

FABRICA DE MANTECA & JABON ATLANTIDA, S.A., as a Guarantor

By:
Name:
Title:

HOSPITAL COYOLES, S.A., as a Guarantor

By:
Name:
Title:

CIA. INVERSIONES MEDICAS NACIONALES S.A., as a Guarantor

By:
Name:
Title:

INVERSIONES Y VALORES DE MONTECRISTO, S.A., as a Guarantor

By:
Name:
Title:

LABORATORIOS Y SERVICIOS DE MERISTEMOS, S.A., as a Guarantor

By:
Name:
Title:

MULTISERVICIOS, S.A., as a Guarantor

By:
Name:
Title:

Exhibit G-2

PINA ANTILLANA, S.A., as a Guarantor

By:
Name:
Title:

PLASTICOS, S.A., as a Guarantor

By:
Name:
Title:

PRODUCTORA AGRICOLA DE ATLANTIDA, S.A., as a Guarantor

By:
Name:
Title:

SERVICIOS E INVESTIGACIONES AEREAS, SA, as a Guarantor

By:
Name:
Title:

SERVICIOS HONDURENOS DE AGRICULTURA Y RECURSOS DE INVESTIGACION PINERA, S.A., as a Guarantor

By:
Name:
Title:

SOGAS, S.A., as a Guarantor

By:
Name:
Title:

Exhibit G-2

STANDARD FRUIT DE HONDURAS, S.A., as a Guarantor

By:
Name:
Title:

VIGILANCIA Y SEGIRIDAD, S.A., as a Guarantor

By:
Name:
Title:

CASTLE & COOKE WORLDWIDE LIMITED, as a Guarantor

By:
Name:
Title:

By:
Name:
Title:

DOLE CHINA LIMITED, as a Guarantor

By:
Name:
Title:

By:.
Name:
Title:

DOLE HONG KONG LIMITED, as a Guarantor

By:
Name:
Title:

By:
Name:
Title:

Exhibit G-2

DOLE ITALIA S.P.A., as a Guarantor

By:
Name:
Title:

FRATELLI ISELLA S.r.l., as a Guarantor

By:
Name:
Title:

LA FIORITA S.r.l., as a Guarantor

By:
Name:
Title:

MAGAZZINI FRIGORIFERI SANTA PALOMBA S.P.A., as a Guarantor

By:
Name:
Title:

TROPICAL SHIPPING ITALIANA, T.S.I. S.P.A., as a Guarantor

By:
Name:
Title:

KABUSHIKI KAISHA DOLE, as a Guarantor

By:
Name:
Title:

Exhibit G-2

DOLE FRESH FRUIT INTERNATIONAL LIMITED, as a Guarantor

By:
Name:
Title:

By:
Name:
Title:

DOLE PHILIPPINES, INC., as a Guarantor

By:
Name:
Title:

DOLE FRESH FRUIT MED GIDA URUNLERI TICARET VE A.S., as a Guarantor

By:
Name:
Title:

ARAUCARIA LIMITED, as a Guarantor

By:
Name:
Title:

VENTURA TRADING LTD., as a Guarantor

By:
Name:
Title:

DOLE FOREIGN HOLDINGS II LTD., as a Guarantor

By:
Name:
Title:

Exhibit G-2

Address: 60 Wall Street New York, NY 10005	DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent for the Lenders

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT G-3

[COMPOSITE COPY (INCORPORATING THE

FIRST AMENDMENT DATED AS OF MAY 29, 2003)

CONFORMED AS EXECUTED]1

FOREIGN SUBSIDIARIES GUARANTY

GUARANTY, dated as of March 28, 2003 (as amended, modified, restated and/or supplemented from time to time, this “Guaranty”), made by each of the undersigned guarantors (each, a “Guarantor” and, together with any other entity that becomes a guarantor hereunder pursuant to Section 25 hereof, the “Guarantors”). Except as otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

W I T N E S S E T H :

WHEREAS, DHM Holding Company, Inc. (“Holdings”), Dole Food Company, Inc. (the “U.S. Borrower”), Solvest, Ltd. (the “Bermuda Borrower”, and together with the U.S. Borrower, the “Borrowers”), various financial institutions from time to time party thereto (the “Lenders”), Deutsche Bank AG New York Branch, as Administrative Agent (in such capacity, together with any successor agent, the “Administrative Agent”), The Bank of Nova Scotia and Banc of America Securities LLC, as Co-Syndication Agents (in such capacity, together with any successor agent, the “Co-Syndication Agents”), Fleet National Bank and Societe Generale, as Co-Documentation Agents (in such capacity, together with any successor agent, the “Co-Documentation Agents”), and Deutsche Bank Securities Inc., The Bank of Nova Scotia and Banc of America Securities LLC, as Joint Lead Arrangers and Book Running Managers (in such capacity, the “Joint Lead Arrangers”), have entered into a Credit Agreement, dated as of March 28, 2003 (as amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”), providing, for the making of certain Loans to the Bermuda Borrower and the issuance of, and participation in, Letters of Credit and Bank Guaranties for the account of the Bermuda Borrower, all as contemplated therein (the Lenders, the Administrative Agent, the Co-Syndication Agents, the Co-Documentation Agents, each Joint Lead Arranger, the Collateral Agent, each Issuing Lender and each Bank Guaranty Issuer are herein called the “Lender Creditors”);

WHEREAS, the Bermuda Borrower and/or one or more of its Subsidiaries may at any time and from time to time enter into one or more Interest Rate Protection Agreements or Other Hedging Agreements with one or more Lenders or any affiliate thereof (each such Lender or affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender’s or affiliate’s successors and assigns, if any, collectively, the “Hedging Creditors,” and together with the Lender Creditors, are herein called the “Secured Creditors”);

WHEREAS, each Guarantor is a direct or indirect Wholly-Owned Foreign Subsidiary of Holdings;

WHEREAS, it is a condition precedent to the making of Loans to the Bermuda Borrower, the issuance of, and participation in, Letters of Credit and Bank Guaranties for the

[1]

This composite copy is to be used for reference purposes only; the definitive agreements with respect to the Foreign Subsidiaries Guaranty are set forth in the originally executed Foreign Subsidiaries Guaranty and the First Amendment thereto.

Exhibit G-3

account of the Bermuda Borrower under the Credit Agreement and to the Hedging Creditors entering into Interest Rate Protection Agreements and Other Hedging Agreements that each Guarantor shall have executed and delivered this Guaranty; and

WHEREAS, each Guarantor will obtain benefits from the incurrence of Loans by the Bermuda Borrower and the issuance of, and participation in, Letters of Credit and Bank Guaranties for the account of the Bermuda Borrower under the Credit Agreement and the entering into by the Bermuda Borrower and/or one or more of its Subsidiaries of Interest Rate Protection Agreements or Other Hedging Agreements and, accordingly, desires to execute this Guaranty in order to satisfy the condition described in the preceding paragraph and to induce the Lenders to make certain Loans to the Bermuda Borrower and issue, and/or participate in, Letters of Credit and Bank Guaranties for the account of the Bermuda Borrower and the Hedging Creditors to enter into Interest Rate Protection Agreements or Other Hedging Agreements with the Bermuda Borrower and/or one or more of its Subsidiaries;

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Secured Creditors and hereby covenants and agrees with each Secured Creditor as follows:

1. Each Guarantor, jointly and severally, irrevocably, absolutely and unconditionally guarantees as a primary obligor and not merely as surety: (i) to the Lender Creditors the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (x) the principal of, premium, if any, and interest on the Notes issued by, and the Loans made to, the Bermuda Borrower under the Credit Agreement, all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit issued for the account of the Bermuda Borrower and all reimbursement obligations and Unreimbursed Payments with respect to Bank Guaranties issued for the account of the Bermuda Borrower and (y) all other obligations, liabilities and indebtedness owing by the Bermuda Borrower to the Lender Creditors under the Credit Agreement and each other Credit Document to which the Bermuda Borrower is a party (including, without limitation, indemnities, Fees and interest thereon (including any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for in the Credit Agreement, whether or not such interest is an allowed claim in any such proceeding)), whether now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement and any such other Credit Document and the due performance and compliance by the Bermuda Borrower with all of the terms, conditions and agreements contained in all such Credit Documents (all such principal, premium, interest, liabilities, indebtedness and obligations under this clause (i), except to the extent consisting of obligations or liabilities with respect to Interest Rate Protection Agreements or Other Hedging Agreements, being herein collectively called the “Credit Document Obligations”); and (ii) to each Hedging Creditor the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for in the respective Interest Rate Protection Agreements or Other Hedging Agreements, whether or not such interest is an allowed claim in any such proceeding) owing by the Bermuda Borrower and each other Guaranteed Party

Exhibit G-3

under any Interest Rate Protection Agreement or Other Hedging Agreement, whether now in existence or hereafter arising, and the due performance and compliance by the Bermuda Borrower and each other Guaranteed Party with all terms, conditions and agreements contained therein (all such obligations, liabilities and indebtedness being herein collectively called the “Hedging Obligations”, and together with the Credit Document Obligations are herein collectively called the “Guaranteed Obligations”). As used herein, the term “Guaranteed Party” shall mean the Bermuda Borrower and each Subsidiary of the Bermuda Borrower party to any Interest Rate Protection Agreement or Other Hedging Agreement with a Hedging Creditor. Each Guarantor understands, agrees and confirms that, subject to the relevant provisions of Section 23 hereof, the Secured Creditors may enforce this Guaranty up to the full amount of the Guaranteed Obligations against such Guarantor without proceeding against any other Guarantor, the Bermuda Borrower or any other Guaranteed Party, or against any security for the Guaranteed Obligations, or under any other guaranty covering all or a portion of the Guaranteed Obligations.

2. Additionally, each Guarantor, jointly and severally, unconditionally, absolutely and irrevocably, guarantees the payment of any and all Guaranteed Obligations whether or not due or payable by the Bermuda Borrower or any other Guaranteed Party upon the occurrence in respect of the Bermuda Borrower or any such other Guaranteed Party of any of the events specified in Section 10.05 of the Credit Agreement, and unconditionally, absolutely and irrevocably, jointly and severally, promises to pay such Guaranteed Obligations to the Secured Creditors, or order, on demand. This Guaranty shall constitute a guaranty of payment, and not of collection.

3. Furthermore, each Guarantor, jointly and severally, unconditionally, absolutely and irrevocably guarantees that in the event local exchange or other applicable regulations make it impossible or threaten the effectiveness of this Guaranty, and/or, in the reasonable opinion of the Collateral Agent, cause its execution to have a Material Adverse Effect, such Guarantor shall carry out and/or cause to carry out all steps required by the Collateral Agent so as to produce a substantially equally secure instrument or guarantee, including the execution of any required agreements and/or documents, reasonably acceptable to the Collateral Agent. In the event the affected Guarantor does not carry out the above-described steps, such Guarantor shall bear any and all applicable taxes, costs and sanctions that may be applicable, including the payment of any withholding or remittance taxes, and shall make any payments hereunder net of any such withholdings. In the above circumstance, the affected Guarantor shall hold the Collateral Agent harmless against any action taken against it other than such arising from its gross negligence or willful misconduct.

4. The liability of each Guarantor hereunder is primary, absolute, joint and several, and unconditional and is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of the Bermuda Borrower or any other Guaranteed Party whether executed by such Guarantor, any other Guarantor, any other guarantor or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by any circumstance or occurrence whatsoever, including, without limitation (a) any direction as to application of payment by the Bermuda Borrower or any other Guaranteed Party or by any other party, (b) any other continuing or other guaranty, undertaking or maximum liability of a Guarantor or of any other party as to the Guaranteed Obligations, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any dissolution, termination or increase, decrease or change in

Exhibit G-3

personnel by the Bermuda Borrower or any other Guaranteed Party, (e) any payment made to any Secured Creditor on the Guaranteed Obligations which any Secured Creditor repays the Bermuda Borrower or any other Guaranteed Party pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, (f) any action or inaction by the Secured Creditors as contemplated in Section 7 hereof or (g) any invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor.

5. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor, the Bermuda Borrower or any other Guaranteed Party, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, any other guarantor, the Bermuda Borrower or any other Guaranteed Party and whether or not any other Guarantor, any other guarantor, the Bermuda Borrower or any other Guaranteed Party be joined in any such action or actions. Each Guarantor waives, to the fullest extent permitted by law, the benefits of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Bermuda Borrower or any other Guaranteed Party or other circumstance which operates to toll any statute of limitations as to the Bermuda Borrower or such other Guaranteed Party shall operate to toll the statute of limitations as to each Guarantor.

6. Each Guarantor hereby waives (to the fullest extent permitted by applicable law) notice of acceptance of this Guaranty and notice of any liability to which it may apply, and waives promptness, diligence, presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Administrative Agent or any other Secured Creditor against, and any other notice to, any party liable thereon (including such Guarantor, any other Guarantor, any other guarantor, the Bermuda Borrower or any other Guaranteed Party).

7. Any Secured Creditor may (except as shall be required by applicable statute and cannot be waived) at any time and from time to time without the consent of, or notice to, any Guarantor, without incurring responsibility to such Guarantor, without impairing or releasing the obligations of such Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

(a) change the manner, place or terms of payment of, and/or change, increase or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon or the principal amount thereof), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

(b) take and hold security for the payment of the Guaranteed Obligations (other than security pledged by a Colombian Guarantor (as defined below) or any Guarantor organized under the laws of Ecuador (collectively, the “Ecuadorian Guarantors”)) and sell, exchange, release, surrender, impair, realize upon or otherwise deal with in any manner and in any order any property (other than property located in

Exhibit G-3

Colombia or Ecuador) by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst, provided such security not be located within Colombia or Ecuador;

(c) exercise or refrain from exercising any rights against the Bermuda Borrower, any other Guaranteed Party, any other Credit Party, any Subsidiary thereof, any other guarantor of the Bermuda Borrower or any other Guaranteed Party or others or otherwise act or refrain from acting;

(d) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Bermuda Borrower or any other Guaranteed Party to creditors of the Bermuda Borrower or such other Guaranteed Party other than the Secured Creditors;

(e) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Bermuda Borrower or any other Guaranteed Party to the Secured Creditors regardless of what liabilities of the Bermuda Borrower or such other Guaranteed Party remain unpaid;

(f) consent to or waive any breach of, or any act, omission or default under, any of the Interest Rate Protection Agreements or Other Hedging Agreements, the Credit Documents or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement any of the Interest Rate Protection Agreements or Other Hedging Agreements, the Credit Documents or any of such other instruments or agreements;

(g) act or fail to act in any manner which may deprive such Guarantor of its right to subrogation against the Bermuda Borrower or any other Guaranteed Party to recover full indemnity for any payments made pursuant to this Guaranty;

(h) release or substitute any one or more endorsers, Guarantors, other guarantors, the Bermuda Borrower, any other Guaranteed Party or other obligors; and/or

(i) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of such Guarantor from its liabilities under this Guaranty.

8. No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor shall affect, impair or be a defense to this Guaranty, and this Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full in cash of the Guaranteed Obligations.

Exhibit G-3

9. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Secured Creditor in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Secured Creditor would otherwise have. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Secured Creditor to any other or further action in any circumstances without notice or demand. It is not necessary for any Secured Creditor to inquire into the capacity or powers of the Bermuda Borrower or any other Guaranteed Party or the officers, directors, partners or agents acting or purporting to act on its or their behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

10. Any indebtedness of the Bermuda Borrower or any other Guaranteed Party now or hereafter held by any Guarantor is hereby subordinated to the indebtedness of the Bermuda Borrower or such other Guaranteed Party to the Secured Creditors; and such indebtedness of the Bermuda Borrower or such other Guaranteed Party to any Guarantor, if the Administrative Agent or the Collateral Agent, after an Event of Default has occurred and is continuing, so requests, shall be collected, enforced and received by such Guarantor as trustee for the Secured Creditors and be paid over to the Secured Creditors on account of the indebtedness of the Bermuda Borrower or such other Guaranteed Party to the Secured Creditors, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Guaranty. Prior to the transfer by any Guarantor of any note or negotiable instrument evidencing any indebtedness of the Bermuda Borrower or any other Guaranteed Party to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, each Guarantor hereby agrees with the Secured Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under applicable bankruptcy or insolvency law or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

11. (a) Each Guarantor waives any right (except as shall be required by applicable statute or law and cannot be waived) to require the Secured Creditors to: (i) proceed against the Bermuda Borrower, any other Guaranteed Party, any other Guarantor, any other guarantor of any Guaranteed Obligations or any other party; (ii) proceed against or exhaust any security held from the Bermuda Borrower, any other Guaranteed Party, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party; or (iii) pursue any other remedy in the Secured Creditors’ power whatsoever. Each Guarantor waives any (to the fullest extent permitted by applicable law) defense based on or arising out of any defense of the Bermuda Borrower, any other Guaranteed Party, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party other than payment in full in cash of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of the Bermuda Borrower, any other Guaranteed Party, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party, or the unenforceability of the Guaranteed

Exhibit G-3

Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Bermuda Borrower or any other Guaranteed Party other than payment in full in cash of the Guaranteed Obligations. The Secured Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or the other Secured Creditors (other than security over a property located within Colombia or Ecuador) by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Secured Creditors may have against the Bermuda Borrower, any other Guaranteed Party or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full in cash. Each Guarantor waives any defense arising out of any such election by the Secured Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Bermuda Borrower, any other Guaranteed Party or any other party or any security.

(b) Each Guarantor organized under the laws of Colombia (collectively, the “Colombian Guarantors”) hereby grants the Secured Creditors, the Administrative Agent and the Collateral Agent the option to receive automatic payment in kind of the Guaranteed Obligations with any of the security referred to herein. In the event the Secured Creditors, the Administrative Agent or the Collateral Agent elects such alternative, each of the Columbian Guarantors hereby and as from now accepts any such election and undertakes to abide by it.

(c) Each Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. Each Guarantor assumes all responsibility for being and keeping itself informed of the Bermuda Borrower’s and each other Guaranteed Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that the Secured Creditors shall have no duty to advise any Guarantor of information known to them regarding such circumstances or risks.

(d) Each Guarantor warrants and agrees that each of the waivers set forth above is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

12. Notwithstanding anything to the contrary contained elsewhere in this Guaranty, the Secured Creditors agree (by their acceptance of the benefits of this Guaranty) that this Guaranty may be enforced only by the action of the Administrative Agent or the Collateral Agent, in each case acting upon the instructions of the Required Lenders (or, after the date on which all Credit Document Obligations have been paid in full, the holders of at least a majority of the outstanding Hedging Obligations) and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Guaranty or to realize upon the security to be granted by the Security Documents, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Collateral Agent or, after all the Credit

Exhibit G-3

Document Obligations have been paid in full, the holders of at least a majority of the outstanding Hedging Obligations, as the case may be, for the benefit of the Secured Creditors upon the terms of this Guaranty and the Security Documents. The Secured Creditors further agree that this Guaranty may not be enforced against, and shall be non-recourse with respect to, any director, officer, employee, partner, member or stockholder of any Guarantor (except to the extent such partner, member or stockholder is also a Guarantor hereunder). It is understood and agreed that the agreement in this Section 12 is among and solely for the benefit of the Secured Creditors and that if the Required Lenders (or, after the date on which all Credit Document Obligations have been paid in full, the holders of at least a majority of the outstanding Hedging Obligations) so agree (without requiring the consent of any Guarantor), this Guaranty may be directly enforced by any Secured Creditor.

13. In order to induce the Lenders to make certain Loans to, and issue and/or participate in Letters of Credit and Bank Guaranties for the account of the Bermuda Borrower pursuant to the Credit Agreement, and in order to induce the Hedging Creditors to execute, deliver and perform the Interest Rate Protection Agreements and Other Hedging Agreements, each Guarantor represents, warrants and covenants that:

(a) such Guarantor (i) is a duly organized and validly existing Company under the laws of the jurisdiction of its organization, (ii) has the Company power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified (to the extent such concept exists in any such jurisdiction) and where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect;

(b) such Guarantor has the Company power and authority to execute, deliver and perform the terms and provisions of this Guaranty and each other Credit Document (such term, for purposes of this Guaranty, to mean each Credit Document (as defined in the Credit Agreement) and each Interest Rate Protection Agreement and Other Hedging Agreement with an Hedging Creditor) to which it is a party and has taken all necessary Company action to authorize the execution, delivery and performance by it of this Guaranty and each such other Credit Document;

(c) such Guarantor has duly executed and delivered this Guaranty and each other Credit Document to which it is a party, and this Guaranty and each such other Credit Document constitutes the legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, except to the extent that the enforceability hereof or thereof may be limited by applicable capital maintenance, bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

(d) neither the execution, delivery or performance by such Guarantor of this Guaranty or any other Credit Document to which it is a party, nor compliance by it with the terms and provisions hereof and thereof, will (i) contravene any material provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or

Exhibit G-3

decree of any court or governmental instrumentality, (ii) conflict with or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the material property or assets of such Guarantor or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement, or any other material agreement, contract or instrument to which such Guarantor or any of its Subsidiaries is a party or by which it or any of its material property or assets is bound or to which it may be subject or (iii) violate any provision of the articles of association, certificate of incorporation, by-laws or equivalent organizational documents, as the case may be, of such Guarantor or any of its Subsidiaries;

(e) no order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except (x) for immaterial filings relating to the Acquisition as set forth on Schedule XIX of the Credit Agreement and (y) as may have been obtained or made prior to the date when required and which remain in full force and effect), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of this Guaranty by such Guarantor or any other Credit Document to which such Guarantor is a party or (ii) the legality, validity, binding effect or enforceability of this Guaranty or any other Credit Document to which such Guarantor is a party, provided, however, that pursuant to the Compendium of Rules of Foreign Exchange (the “Compendium”) of the Central Bank of Chile (the “Central Bank”), within the subsequent 10 days, each Guarantor organized under the laws of Chile (collectively, the “Chilean Guarantors”) shall inform the Central Bank the execution of the Guaranty in accordance with the procedure set forth in Chapter X of the Procedure and Information Forms Manual of the Compendium, and provided, however, that pursuant to Article 55 of the Foreign Exchange Law of Japan (Law No. 228 of 1949), within 10 days of any payment above Japanese yen 30 million made outside of Japan, each Guarantor organized under the laws of Japan (collectively, the “Japanese Guarantors”) shall file a report to the Ministry of Finance through the Bank of Japan, of such payment, provided further that the Debentures executed by the HK Guarantors (as defined below) are required to be registered at the Hong Kong Companies Registry within 5 weeks from the date of their execution and at other appropriate governmental departments within the applicable time limits and that the set-off rights created under Section 19 of this Guaranty (relating to set-off and which arguably creates a charge) and the trust arrangement created under Section 2(b) of the Intercompany Subordination Agreement (which also arguably creates a charge) may be required to be registered at the Hong Kong Companies Registry within 5 weeks from the date of this Guaranty; and

(f) there are no actions, suits or proceedings pending or, to such Guarantor’s knowledge, threatened (i) with respect to this Guaranty or any other Document to which such Guarantor is a party, (ii) with respect to such Guarantor or any of its Subsidiaries that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (iii) that could reasonably be expected to have a material adverse effect on the rights or remedies of the Secured Creditors or on the ability of such

Exhibit G-3

Guarantor to perform its respective obligations to the Secured Creditors hereunder and under the other Credit Documents to which it is a party.

14. Each Guarantor covenants and agrees that on and after the Effective Date and until the termination of the Total Commitment and all Interest Rate Protection Agreements and Other Hedging Agreements and until such time as no Note, Letter of Credit or Bank Guaranty remains outstanding and all Guaranteed Obligations have been paid in full (other than indemnities described in Section 13.13 of the Credit Agreement and analogous provisions in the Security Documents which are not then due and payable), such Guarantor will comply, and will cause each of its Subsidiaries to comply, with all of the applicable provisions, covenants and agreements contained in Sections 8 and 9 of the Credit Agreement, and shall take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no violation of any provision, covenant or agreement contained in Section 8 or 9 of the Credit Agreement, and so that no Default or Event of Default, is caused by the actions of such Guarantor or any of its Subsidiaries.

15. The Guarantors hereby jointly and severally agree to pay all reasonable out-of-pocket costs and expenses of each Secured Creditor in connection with the enforcement of this Guaranty (including any stamp tax, and/or any other tax, penalty or payment that may be payable under Section 3 hereof) and the protection of such Secured Creditor’s rights hereunder and any amendment, waiver or consent relating hereto (including, in each case, without limitation, the reasonable fees and disbursements of counsel (including in-house counsel) employed by any Secured Creditor).

16. This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Secured Creditors and their successors and assigns.

17. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of each Guarantor directly affected thereby (it being understood that (I) the addition or release of any Guarantor hereunder and (II) any modification to Section 24 to add additional guaranty limitations in respect of an additional Guarantor hereunder, in either case, shall not constitute a change, waiver, discharge or termination affecting any Guarantor other than the Guarantor so added or released) and with the written consent of either (x) the Required Lenders (or (A) to the extent required by Section 13.12 of the Credit Agreement, with the written consent of each Lender, or (B) to the extent permitted by Section 13.12 of the Credit Agreement, the Administrative Agent) at all times prior to the time at which all Credit Document Obligations have been paid in full or (y) the holders of at least a majority of the outstanding Hedging Obligations at all times after the time at which all Credit Document Obligations have been paid in full; provided, that any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall also require the written consent of the Requisite Creditors (as defined below) of such Class of Secured Creditors (it being understood that the addition or release of any Guarantor hereunder shall not constitute a change, waiver, discharge or termination affecting any Guarantor other than the Guarantor so added or released). For the purpose of this Guaranty, the term “Class” shall mean each class of Secured Creditors, i.e., whether (x) the Lender Creditors as holders of the Credit Document

Exhibit G-3

Obligations or (y) the Hedging Creditors as the holders of the Hedging Obligations. For the purpose of this Guaranty, the term “Requisite Creditors” of any Class shall mean (x) with respect to the Credit Document Obligations, the Required Lenders (or, to the extent required by Section 13.12 of the Credit Agreement, each Lender) and (y) with respect to the Hedging Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Interest Rate Protection Agreements and Other Hedging Agreements.

18. Each Guarantor acknowledges that a final draft or an executed (or conformed) copy of each of the Credit Documents and Interest Rate Protection Agreements or Other Hedging Agreements has been or will be made available to an Authorized Officer of such Guarantor and such Authorized Officer is or will be familiar with the contents thereof.

19. In addition to any rights now or hereafter granted under applicable law (including, without limitation, Section 151 of the New York Debtor and Creditor Law) and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default (such term to mean and include any “Event of Default” as defined in the Credit Agreement and, after the Credit Document Obligations Termination Date (as defined in the U.S. Security Agreement), any payment default under any Interest Rate Protection Agreement or Other Hedging Agreement continuing after any applicable grace period), each Secured Creditor is hereby authorized, at any time or from time to time, without notice to any Guarantor or to any other Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Secured Creditor to or for the credit or the account of such Guarantor, against and on account of the obligations and liabilities of such Guarantor to such Secured Creditor under this Guaranty, irrespective of whether or not such Secured Creditor shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured, provided however that such setoff rights shall not apply to deposits of any Colombian Guarantor or Ecuadorian Guarantor, or any indebtedness owing by a Colombian Guarantor or an Ecuadorian Guarantor, to any Secured Creditor. Each Secured Creditor (by its acceptance of the benefits hereof) acknowledges and agrees that the provisions of this Section 19 are subject to the sharing provisions set forth in Section 13.06(b) of the Credit Agreement.

20. All notices, requests, demands or other communications pursuant hereto shall be deemed to have been duly given or made when delivered to the Person to which such notice, request, demand or other communication is required or permitted to be given or made under this Guaranty, addressed to such party at (i) in the case of any Lender Creditor, as provided in the Credit Agreement, (ii) in the case of any Guarantor, at its address set forth opposite its signature below and (iii) in the case of any Hedging Creditor, at such address as such Hedging Creditor shall have specified in writing to the Guarantors; or in any case at such other address as any of the Persons listed above may hereafter notify the others in writing.

21. If claim is ever made upon any Secured Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Bermuda Borrower or any other Guaranteed

Exhibit G-3

Party), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding any revocation hereof or the cancellation of any Note, any Interest Rate Protection Agreement, any Other Hedging Agreement or any other instrument evidencing any liability of the Bermuda Borrower or any other Guaranteed Party, and such Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

22. (a) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE SECURED CREDITORS AND OF THE UNDERSIGNED HEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN CLAUSE (d) OF THIS SECTION 22, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Guaranty or any other Credit Document to which any Guarantor is a party may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, in each case located within the City of New York, and, by execution and delivery of this Guaranty, each Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Guarantor hereby irrevocably designates, appoints and empowers Corporation Service Company, with offices on the date hereof at 80 State Street, Albany, NY 12207, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, each Guarantor agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision reasonably satisfactory to the Administrative Agent under the Credit Agreement. Each Guarantor hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Guarantor, and agrees not to plead or claim, in any legal action or proceeding with respect to this Guaranty or any other Credit Document to which such Guarantor is a party brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Guarantor. Each Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each Guarantor at its address set forth opposite its signature below, such service to become effective 30 days after such mailing. Each Guarantor hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document to which such Guarantor is a party that such service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any Secured Creditor to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Guarantor in any other jurisdiction.

(b) Each Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty or any other Credit Document to which such Guarantor is a party brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum, or that the

Exhibit G-3

choice of law provisions are invalid or unenforceable and agrees not to plead or claim before any authority or court, including the courts of its state of incorporation or formation, that any judgment issued by the courts referred to in clause (a) above is contrary to public policy (except, with respect to any Japanese Guarantor, to the extent that the terms of such judgment issued by the courts referred to in clause (a) above and its formation process are deemed, in accordance with the provisions of Article 118 of the Code of Civil Procedures (Law No. 109 of 1996), as contrary to the public order or good morals of Japan).

(c) EACH GUARANTOR AND EACH SECURED CREDITOR (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS GUARANTY) HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE OTHER CREDIT DOCUMENTS TO WHICH SUCH GUARANTOR IS A PARTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(d) NOTWITHSTANDING ANYTHING IN THIS GUARANTY TO THE CONTRARY, AND WITH RESPECT ONLY TO THE COLOMBIAN GUARANTORS, IN THE EVENT THE ADMINISTRATIVE AGENT OR ANY OF THE SECURED CREDITORS ELECTS TO ENFORCE THIS GUARANTY AGAINST ANY COLOMBIAN GUARANTOR IN A COLOMBIAN COURT AS PROVIDED BELOW, THE GUARANTEE OF THE COLOMBIAN GUARANTORS PURSUANT TO THIS GUARANTY AND THE RIGHTS OF THE SECURED CREDITORS AS AGAINST THE COLOMBIAN GUARANTORS SHALL BE (AND SHALL BE DEEMED TO BE) GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF COLOMBIA. Any legal action or proceeding with respect to a Colombian Guarantor in connection with this Guaranty or any other Credit Document to which any Colombian Guarantor is a party may be brought in the competent courts of Colombia.

23. In the event that all of the capital stock or other Equity Interests of one or more Guarantors is sold or otherwise disposed of or liquidated in compliance with the requirements of Section 9.02 of the Credit Agreement (or such sale, other disposition or liquidation has been approved in writing by the Required Lenders (or all Lenders if required by Section 13.12 of the Credit Agreement)) and the proceeds of such sale, disposition or liquidation are applied in accordance with the provisions of the Credit Agreement, to the extent applicable, such Guarantor shall, upon consummation of such sale or other disposition (except to the extent that such sale or disposition is to Holdings or any of its Wholly-Owned Subsidiaries), be released from this Guaranty and this Guaranty shall, as to each such Guarantor or Guarantors, terminate, and have no further force or effect (it being understood and agreed that the sale of one or more Persons that own, directly or indirectly, all of the capital stock or other equity interests of any Guarantor shall be deemed to be a sale of such Guarantor for the purposes of this Section 23).

24. (a) Notwithstanding anything in this Guaranty to the contrary, and solely with respect to Guarantors organized under the laws of Italy (collectively, the “Italian Guarantors”):

(i) the Guaranteed Obligations shall be limited to (x) the Credit Document Obligations owing by the Bermuda Borrower and incurred for the working capital

Exhibit G-3

and general corporate purposes of the Bermuda Borrower and its affiliates (including credit extensions incurred pursuant to the Refinancing but excluding obligations incurred to finance the Acquisition) and (y) the Hedging Obligations; and

(ii) the obligations of each Italian Guarantor under this Guaranty shall at no time exceed an amount equal to the net worth of such Guarantor as determined in accordance with generally accepted accounting principles in Italy, less the share capital (capitale sociale) of such Guarantor, plus the outstanding principal amount of any intercompany loans made to such Guarantor.

(b) Notwithstanding anything in this Guaranty to the contrary, and solely with respect to Guarantors organized under the laws of the Federal Republic of Germany (collectively, the “German Guarantors”):

(i) The right to enforce the guaranty and indemnity contained in this Guaranty (the “German Guaranty”) shall, in the case of such guaranty and indemnity granted by Dole Fresh Fruit Europe OHG not extend to any assets or result in any liability of Michael Carter or any other individual partner of such entity and shall if and to the extent that it is an up-stream or cross-stream guaranty or indemnity by a German Guarantor constituted in the form of a GmbH, or a GmbH & Co. KG, at all times be limited to an amount equal to the Net Assets (as defined below) of such GmbH or such GmbH & Co. KG, as the case may be.

For purposes of this clause (b), “Net Assets” shall mean, for a German Guarantor constituted in the form of a GmbH, its total assets less its liabilities, (including liability reserves (Rückstellungen)) less the registered share capital (Stammkapital) of such GmbH and shall mean for a German Guarantor constitued in the form of a GmbH & Co. KG, its total assets less its liabilities (including liability reserves (Rückstellungen)), plus, provided that this is greater than nil, its general partner’s total assets less the general partner’s liabilities (including liability reserves (Rückstellungen)) less the registered share capital (Stammkapital) of the general partner of such GmbH & Co. KG, provided that for the purposes of the calculation Net Assets, the following balance sheet items shall be adjusted as follows:

(x) the amount of any increase of registered share capital (Stammkapital) after the date hereof that has been effected without the prior written consent of the Collateral Agent (acting on behalf of the Secured Creditors) not to be unreasonably withheld or delayed shall be deducted from the registered share capital (Stammkapital) of such GmbH or general partner of such GmbH & Co. KG, as the case may be;

(y) Loans provided to the relevant German Guarantor and in addition if the German Guarantor is constituted in the form of a GmbH & Co. KG, to the general partner of such GmbH & Co. KG, by Holdings and/or any of its Subsidiaries as far as such loans are subordinated or qualify under

Exhibit G-3

Section 32(a) of the German Limited Liability Companies Act (GmbHG) or Section 172(a) of the German Company Code (HGB) shall be disregarded; and

(z) Loans and other Indebtedness incurred in violation of the provisions of the Credit Agreement shall be disregarded.

(ii) In addition, a German Guarantor which has provided a German Guaranty and which is constituted in the form of a GmbH or a GmbH & Co. KG shall realize (realisieren), if and to the extent legally permitted in respect of the relevant German Guarantor’s business in a situation where such German Guarantor does not have sufficient assets to maintain its or its general partner’s registered share capital (Stammkapital), any and all of its assets that are shown in the balance sheet with a book value (Buchwert) that is sufficiently lower than the market value of the asset if such asset is not necessary for the German Guarantor’s business (betriebsnotwendig).

(iii) For the purpose of the calculations of the Net Assets, (i) reference should be made to the most recent audited annual financial statements of such German Guarantor and, in addition, if the German Guarantor is constituted in the form of a GmbH & Co. KG, of the general partner of such GmbH Co. KG, if such financial statements were drawn up within the previous six months from the date of receipt of notice of enforcement of the German Guaranty from the Collateral Agent (which can be given at any time by the Collateral Agent after an Event of Default under the Credit Agreement has occurred and is continuing) or (ii) if no such audited annual financial statements are available, the German Guarantor and, in addition, if the German Guarantor is constituted in the form of a GmbH & Co. KG, the general partner of such GmbH Co. KG, shall deliver within sixty days after receipt of such notice from the Collateral Agent an auditor’s determination from a firm of auditors of international standard and reputation (the “Auditor’s Determination”) stating, if and to what extent there are Net Assets of the German Guarantor permitting the enforcement of the guaranties created hereunder. The Auditor’s Determination shall take into account the general accepted accounting principles applicable in Germany and applicable court rulings and shall, in the absence of manifest error, be binding on the parties hereto.

Should no audited annual financial statements within the meaning of the preceding subclause (i) above be available and the German Guarantor or, in addition, if the German Guarantor is constituted in the form of a GmbH & Co. KG, the general partner of such GmbH & Co. KG, fails to deliver an Auditor’s Determination within the time period stated in the preceding subclause (ii) above, the Collateral Agent shall be entitled to enforce the Guaranty granted hereunder without limitation.

(iv) The limitations on enforcing the German Guaranty set out in this Section 24 shall not apply:

Exhibit G-3

(x) if and to the extent that any German Guarantor is legally and commercially in a position to take measures (including, without limitation, set-off claims) to avoid the enforcement of the German Guaranty causing the Net Assets of such German Guarantor to be reduced below the amount of its registered share capital or its general partner’s registered share capital, which is protected by Sections 30 and 31 of the German Limited Liability Companies Act (GmbHG), then, in such case, the Secured Creditors shall not enforce the relevant German Guaranty to the extent such enforcement exceeds the limitation referred to in clauses (i) and (ii) of this Section 24 until the measures referred to in this subclause (x) have been taken by the respective German Guarantor, provided that such measures (if any) are taken promptly; and/or

(y) if and to the extent any of the funds borrowed by the Bermuda Borrower under any of the Credit Documents have been or are on-lent to the relevant German Guarantor and are still outstanding at the time of enforcement of the relevant guaranty.

(c) Notwithstanding anything in this Guaranty to the contrary, and solely with respect to the Colombian Guarantors, the payment obligation hereunder shall be limited to the Guaranteed Obligations and in no event shall any Colombian Guarantor be obligated to pay any amount which exceeds the Guaranteed Obligations pursuant to this Guaranty. It is understood and agreed that this Guaranty constitutes a payment obligation and in no case shall any of the Colombian Guarantors be obligated in or out of Court to deliver to the Guaranteed Parties any assets other than the amount effectively guaranteed under the Guaranteed Obligations.

(d) Notwithstanding anything in this Guaranty to the contrary, and solely with respect to Guarantors organized under the laws of Canada (collectively, the “Canadian Guarantors”), each Canadian Guarantor acknowledges that certain of the rates of interest applicable to the Guaranteed Obligations may be computed on the basis of a year of 360 days or 365 days, as the case may be and paid for the actual number of days elapsed. For purposes of the Interest Act (Canada), whenever any interest is calculated using a rate based on a year of 360 days or 365 days, as the case may be, such rate determined pursuant to such calculation, when expressed as an annual rate is equivalent to (i) the applicable rate based on a year of 360 days or 365 days, as the case may be, (ii) multiplied by the actual number of days in the calendar year in which the period for such interest is payable (or compounded) ends, and (iii) divided by 360 or 365, as the case may be.

(e) Notwithstanding anything in this Guaranty to the contrary, and solely with respect to the Guarantor organized under the laws of Turkey (the “Turkish Guarantor”), this Guaranty shall come into effect after the Turkish Guarantor shall have called the general assembly of the Turkish Guarantor for a meeting to be held on or prior to April 11, 2003, or such other date as may be agreed by the Administrative Agent, to adopt a resolution amending the articles of association of the Turkish Guarantor (the “Articles of Association”) in the form to be agreed between the Turkish Guarantor and the Administrative Agent as soon as practicable following the date hereof, to ensure that the Articles of Association fully authorizes the Turkish Guarantor to undertake the obligations under this Guaranty, and shall have provided the Administrative Agent with an original or notarized copy of (i) the board of directors resolution

Exhibit G-3

convening the General Assembly for adopting the resolution for such amendment, (ii) a certificate or letter, with a notarized translation thereof into English, from the Ministry of Industry and Commerce of Turkey approving the draft amendment to the Articles of Association and (iii) such general assembly resolution approving the amendments.

(f) The obligations of Ashford Company Limited and Mendocino Limited hereunder shall be limited to the extent that each such company shall at all times meet the solvency margin required to be maintained under the Insurance Act 1978 of Bermuda and the regulations, hereunder; provided that this limitation shall not apply to any fiscal period for which a direction is in force under Section 56 of the Insurance Act 1978 of Bermuda exempting the inclusion of a liability in respect of this Guaranty in their respective statutory financial statements prepared in accordance with the Insurance Accounts Regulations 1980. Each of Ashford Company Limited and Mendocino Limited shall use their commercially reasonable efforts to obtain and/or maintain such a direction for each fiscal year during which this Guaranty remains in effect.

25. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with Holdings and the Administrative Agent.

26. It is understood and agreed that any Foreign Subsidiary of Holdings that is required to become a party to this Guaranty after the date hereof pursuant to the requirements of the Credit Agreement shall become a Guarantor hereunder by (x) executing a counterpart hereof and/or an assumption agreement, in each case in form and substance reasonably satisfactory to the Administrative Agent, and (y) taking all actions as specified in this Guaranty as would have been taken by such Guarantor had it been an original party to this Guaranty, in each case with all documents and actions required to be taken to be taken above to the reasonable satisfaction of the Administrative Agent.

27. (a) All payments made by any Guarantor hereunder will be made without setoff, counterclaim or other defense, will be made in the relevant Applicable Currency in which the respective Guaranteed Obligations are owing and will be made on the same basis as payments are made by the Bermuda Borrower under Sections 4.03 and 4.04 of the Credit Agreement and in accordance with the following provisions of this Section 27.

(b) The Guarantors obligations hereunder to make payments in the respective Applicable Currency (such Applicable Currency being herein called the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent, the Collateral Agent or the respective other Secured Creditor of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent, the Collateral Agent or such other Secured Creditor under this Guaranty or the other Credit Documents or any Interest Rate Protection Agreement or Other Hedging Agreement, as applicable. If for the purpose of obtaining or enforcing

Exhibit G-3

judgment against any Guarantor in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made, at the Euro Equivalent or the Dollar Equivalent thereof, as the case may be, or, in the case of conversion into other currencies, at the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the date immediately preceding the day on which the judgment is given (such day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(c) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Guarantors jointly and severally covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

(d) For purposes of determining the Euro Equivalent, the Dollar Equivalent or any other rate of exchange for this Section 27, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

28. It is understood and agreed among the parties hereto, that with respect to the Colombian Guarantors, given the obligations of the Colombian Guarantors hereunder are joint and several, the Colombian Guarantors hereby expressly waive the right to demand that any Secured Creditor first exhaust his remedies against the principal debtor, before seeking payment by any Colombian Guarantor hereunder (“Beneficio de Excusión) established by Articles 2383 and 2384 of the Colombian Civil Code.

29. At any time a payment in respect of the Guaranteed Obligations is made under this Guaranty, the right of contribution of each Guarantor against each other Guarantor shall be determined as provided in the immediately following sentence, with the right of contribution of each Guarantor to be revised and restated as of each date on which a payment (a “Relevant Payment”) is made on the Guaranteed Obligations under this Guaranty. At any time that a Relevant Payment is made by a Guarantor that results in the aggregate payments made by such Guarantor in respect of the Guaranteed Obligations to and including the date of the Relevant Payment exceeding such Guarantor’s Contribution Percentage (as defined below) of the aggregate payments made by all Guarantors in respect of the Guaranteed Obligations to and including the date of the Relevant Payment (such excess, the “Aggregate Excess Amount”), each such Guarantor shall have a right of contribution against each other Guarantor who has made payments in respect of the Guaranteed Obligations to and including the date of the Relevant Payment in an aggregate amount less than such other Guarantor’s Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all Guarantors in

Exhibit G-3

respect of the Guaranteed Obligations (the aggregate amount of such deficit, the “Aggregate Deficit Amount”) in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Guarantor and the denominator of which is the Aggregate Excess Amount of all Guarantors multiplied by (y) the Aggregate Deficit Amount of such other Guarantor. A Guarantor’s right of contribution pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment to the time of each computation; provided that no Guarantor may take any action to enforce such right until the Guaranteed Obligations have been irrevocably paid in full in cash, it being expressly recognized and agreed by all parties hereto that any Guarantor’s right of contribution arising pursuant to this Section 29 against any other Guarantor shall be expressly junior and subordinate to such other Guarantor’s obligations and liabilities in respect of the Guaranteed Obligations and any other obligations owing under this Guaranty. As used in this Section 29: (i) each Guarantor’s “Contribution Percentage” shall mean the percentage obtained by dividing (x) the Adjusted Net Worth (as defined below) of such Guarantor by (y) the aggregate Adjusted Net Worth of all Guarantors; (ii) the “Adjusted Net Worth” of each Guarantor shall mean the greater of (x) the Net Worth (as defined below) of such Guarantor and (y) zero; and (iii) the “Net Worth” of each Guarantor shall mean the amount by which the fair saleable value of such Guarantor’s assets on the date of any Relevant Payment exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to any Guaranteed Obligations arising under this Guaranty) on such date. All parties hereto recognize and agree that, except for any right of contribution arising pursuant to this Section 29, each Guarantor who makes any payment in respect of the Guaranteed Obligations shall have no right of contribution or subrogation against any other Guarantor in respect of such payment until all of the Guaranteed Obligations have been irrevocably paid in full in cash. Each of the Guarantors recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. In this connection, each Guarantor has the right to waive its contribution right against any Guarantor to the extent that after giving effect to such waiver such Guarantor would remain solvent, in the determination of the Required Lenders.

30. Upon request of the Collateral Agent, each Chilean Guarantor shall duly authorize, execute and deliver such security agreements, documents and instruments as may be required by the Collateral Agent (based on advice of local counsel), to grant to the Secured Creditors a valid and enforceable first priority, perfected security interests in all or substantially all of the assets of such Chilean Guarantor (including all tangible and intangible assets, including receivables, contract rights, securities, inventory, equipment, real estate, leasehold interests, vessels, insurances, and material patents, trademarks and other intellectual property but excluding Excluded Collateral) in each case whether now existing or hereafter from time to time acquired, in which it is practicable (in accordance with requirements of local law and taking into account such cost and practicality considerations as may be agreed by the Collateral Agent) to obtain such security interests (as determined by the Collateral Agent, based on advice of local counsel). All security documentation to be executed and delivered by each Chilean Guarantor pursuant to the immediately preceding sentence (each, as amended, modified, restated and/or supplemented from time to time, a “Foreign Security Agreement” and, collectively, the “Foreign Security Agreements”) shall (i) be prepared by local counsel reasonably satisfactory to the Collateral Agent and (ii) be in form and substance reasonably satisfactory to the Collateral Agent. In connection with the execution and delivery of the Foreign Security Agreements, the respective Guarantor shall take such actions as may be necessary or desirable under local law (as

Exhibit G-3

advised by local counsel) to create, maintain, effect, perfect, preserve, maintain and protect the security interests granted (or purported to be granted) thereby.

*    *    *

Exhibit G-3

IN WITNESS WHEREOF, the parties hereto (other than with respect to the Guarantors organized under the laws of the Hong Kong Special Administrative Region of the People’s Republic of China (the “HK Guarantors”)) have caused this Guaranty to be executed and delivered by their duly authorized officers as of the date first above written.

IN WITNESS WHEREOF, this Guaranty has been signed, sealed and delivered by the duly authorized officers of the HK Guarantors and has been signed on behalf of the Collateral Agent as of the date first above written.

AGOURA LIMITED, as a Guarantor

By	/s/ Timothy C. Faries
Title:	Director

By	/s/ C. Marc Wetherhill
Title:	Director

ASHFORD COMPANY, LTD., as a Guarantor

By	/s/ Timothy C. Faries
Title:	Director

By	/s/ C. Marc Wetherhill
Title:	Authorised Signature

BALTIME LIMITED, as a Guarantor

By	/s/ Timothy C. Faries
Title:	Authorised Signature

By	/s/ C. Marc Wetherhill
Title:	Authorised Signature

CAMARILLO, LIMITED, as a Guarantor

By	/s/ Timothy C. Faries
Title:	Director

By	/s/ C. Marc Wetherhill
Title:	Director

Exhibit G-3

DOLE ASIA, LTD., as a Guarantor

By	/s/ Timothy C. Faries
Title:	Director

By	/s/ C. Marc Wetherhill
Title:	Director

DOLE INTERNATIONAL, LTD., as a Guarantor

By	/s/ Timothy C. Faries
Title:	Director

By	/s/ C. Marc Wetherhill
Title:	Director

DOLE NEW ZEALAND LTD., as a Guarantor

By	/s/ Timothy C. Faries
Title:	Director

By	/s/ C. Marc Wetherhill
Title:	Director

INTERFRUIT COMPANY LIMITED, as a Guarantor

By	/s/ Timothy C. Faries
Title:	Authorized Signature

By	/s/ C. Marc Wetherhill
Title:	Authorized Signature

MAHELE, LIMITED, as a Guarantor

By	/s/ Timothy C. Faries
Title:	Director

By	/s/ C. Marc Wetherhill
Title:	Director

Exhibit G-3

MENDOCINO LIMITED, as a Guarantor

By	/s/ Timothy C. Faries
Title:	Director

By	/s/ C. Marc Wetherhill
Title:	Authorized Signature

REFERSHIP MARINE SERVICES, LTD., as a Guarantor

By	/s/ Timothy C. Faries
Title:	Director

By	/s/ C. Marc Wetherhill
Title:	Director

FLORAMERICA INVESTMENTS LTD., as a Guarantor

By	/s/ Timothy C. Faries
Title:	Director

By	/s/ C. Marc Wetherhill
Title:	Director

SOLAMERICA, LTD., as a Guarantor

By	/s/ Timothy C. Faries
Title:	Director

By	/s/ C. Marc Wetherhill
Title:	Director

STANDARD FRUIT COMPANY (BERMUDA) LTD., as a Guarantor

By	/s/ Timothy C. Faries
Title:	Director

By	/s/ C. Marc Wetherhill
Title:	Director

Exhibit G-3

DOLE FOODS OF CANADA LTD., as a Guarantor

By	/s/ Robert Castagner
Title:	Vice-President

AGRICOLA CALIFORNIA LIMITADA, as a Guarantor

By	/s/ Jonathan Y. Bass
Title:	Representative

AGRICOLA PENCAHUE LIMITADA, as a Guarantor

By	/s/ Jonathan Y. Bass
Title:	Representative

AGRICOLA PUNITAQUI LIMITADA, as a Guarantor

By	/s/ Jonathan Y. Bass
Title:	Representative

AGRICOLA RAUQUEN LIMITADA, as a Guarantor

By	/s/ Jonathan Y. Bass
Title:	Representative

CARTONES SAN FERNANDO S.A., as a Guarantor

By	/s/ Jonathan Y. Bass
Title:	Representative

DOLE CHILE S.A., as a Guarantor

By	/s/ Jonathan Y. Bass
Title:	Representative

EMBALAJES STANDARD S.A., as a Guarantor

By	/s/ Jonathan Y. Bass
Title:	Representative

Exhibit G-3

INVERSIONES DEL PACIFICO S.A., as a Guarantor

By	/s/ Jonathan Y. Bass
Title:	Representative

AGRICOLA EUFEMIA LTDA., as a Guarantor

By	/s/ Luis Fernando Diaz Diaz
Title:	Subgerente General

AGROPECUARIA SAN GABRIEL LTDA., as a Guarantor

By	/s/ Luis Fernando Diaz Diaz
Title:	Subgerente General

AGROPECUARIA SAN PEDRO LTDA., as a Guarantor

By	/s/ Luis Fernando Diaz Diaz
Title:	SubGerente General

BANA LTDA., as a Guarantor

By	/s/ Guillermo Sierra Pinto
Title:	Gerente

COMPANIA EXPORTADORA DE PRODUCTOS AGRICOLAS S.C.A., as a Guarantor

By	/s/ Guillermo Sierra Pinto
Title:	Gerente Socio Gestor

INVERSIONES ORIHUECA LTDA., as a Guarantor

By	/s/ Luis Fernando Diaz Diaz
Title:	Primer Suplente del Representante Legal

Exhibit G-3

SERVICIOS TECNICOS BANANEROS LTDA., as a Guarantor

By	/s/ Luis Fernando Diaz Diaz
Title:	Suplente del Gerente

C.I. AGRICOLA EL CASTILLO LTDA., as a Guarantor

By	/s/ Jorge Eliécer Hernández Benítez
Title:	Segundo Suplente del Gerente

C.I. AGRICOLA GUACARI LTDA., as a Guarantor

By	/s/ Lucía Taborda Giraldo
Title:	Primer Suplente del Gerente

AMERICAFLOR LTDA., as a Guarantor

By	/s/ Luis Jorge López Barrera
Title:	Gerente

C.I. COLOMBIAN CARNATIONS LTDA., as a Guarantor

By	/s/ Lucía Taborda Giraldo
Title:	Primer Suplente del Gerente

C.I. COMERCIALIZADORA CARIBBEAN LTDA., as a Guarantor

By	/s/ Lucía Taborda Giraldo
Title:	Tercer Suplente del Gerente

C.I. CULTIVOS DEL CARIBE LTDA., as a Guarantor

By	/s/ Lucía Taborda Giraldo
Title:	Tercer Suplente del Gerente

Exhibit G-3

C.I. CULTIVOS SAN NICOLAS LTDA., as a Guarantor

By	/s/ Lucía Taborda Giraldo
Title:	Tercer Suplente del Gerente

C.I. FLORAMERICA LTDA., as a Guarantor

By	/s/ Lucía Taborda Giraldo
Title:	Tercer Suplente del Gerente

C.I. FLORES ALTAMIRA LTDA., as a Guarantor

By	/s/ Julio Enrique Amador Gutiérrez
Title:	Segundo Suplente del Gerente

C.I. FLORES DE EXPORTACION LTDA., as a Guarantor

By	/s/ Lucía Taborda Giraldo
Title:	Primer Suplente del Gerente

C.I. FLORES LA FRAGANCIA LTDA., as a Guarantor

By	/s/ Lucía Taborda Giraldo
Title:	Tercer Suplente del Gerente

C.I. FLORES LAS PALMAS LTDA., as a Guarantor

By	/s/ Lucia Taborda Giraldo
Title:	Primer Suplente del Gerente

C.I. FLORES PRIMAVERA LTDA., as a Guarantor

By	/s/ Julio Enrique Amador Gutiérrez
Title:	Primer Suplente del Gerente

FLORES SAN JOAQUIN LTDA., as a Guarantor

By	/s/ Jorge Eliécer Hernándo Benitez
Title:	Primer Suplente del Gerente

Exhibit G-3

C.I. JARDINES DE COLOMBIA LTDA., as a Guarantor

By	/s/ Lucía Taborda Giraldo
Title:	Tercer Suplente del Gerente

C.I. JARDINES DEL VALLE LTDA., as a Guarantor

By	/s/ José Vicente Medina Orjuela
Title:	Segundo Suplente del Gerente

C.I. OLYMPIA FLOWERS LTDA., as a Guarantor

By	/s/ José Vicente Medina Orjuela
Title:	Segundo Suplente del Gerente

C.I. PORCELAIN FLOWERS LTDA., as a Guarantor

By	/s/ Lucía Taborda Giraldo
Title:	Primer Suplente del Gerente

C.I. SANTA MONICA FLOWERS LTDA., as a Guarantor

By	/s/ Lucía Taborda Giraldo
Title:	Primer Suplente del Gerente

C.I. SPLENDOR FLOWERS LTDA., as a Guarantor

By	/s/ Lucía Taborda Giraldo
Title:	Tercer Suplente del Gerente

TENICAS BALTIME DE COLOMBIA S.A., as a Guarantor

By	/s/ Luis Fernando Diaz Diaz
Title:	Subgerente General

AERO-FUMIGACION CENTROAMERICANA S.A., as a Guarantor

By	/s/ Peter Gilmore
Title:	President

Exhibit G-3

AGROINDUSTRIAL PINAS DEL BOSQUE S.A., as a Guarantor

By	/s/ Peter Gilmore
Title:	President

AGROPECUARIA RIO JIMENEZ S.A., as a Guarantor

By	/s/ Peter Gilmore
Title:	President

ALMACENES ATALANTA S.A., as a Guarantor

By	/s/ Peter Gilmore
Title:	President

ALPPHA SIDERAL S.A., as a Guarantor

By	/s/ Peter Gilmore
Title:	President

BANANERA EL PORVENIR S.A., as a Guarantor

By	/s/ Peter Gilmore
Title:	President

BANANERA LA PAZ, S.A., as a Guarantor

By	/s/ Peter Gilmore
Title:	President

COMPANIA BANANERA DEBA S.A., as a Guarantor

By	/s/ Peter Gilmore
Title:	President

Exhibit G-3

COMPANIA BANANERA DEL SAN RAFAEL S.A., as a Guarantor

By	/s/ Peter Gilmore
Title:	President

COMPANIA BANANERA EL ENCANTO S.A., as a Guarantor

By	/s/ Peter Gilmore
Title:	President

COMPANIA FINANCIERA DE COSTA RICA S.A., as a Guarantor

By	/s/ Peter Gilmore
Title:	President

COMPANIA FRUTOS DE LA TIERRA S.A., as a Guarantor

By	/s/ Peter Gilmore
Title:	President

COMERCIALIZADORA E IMPORTADORA VINA DEL MAR S.A., as a Guarantor

By	/s/ Peter Gilmore
Title:	President

DESARROLLO BANANERO LA ESPERANZA S.A., as a Guarantor

By	/s/ Peter Gilmore
Title:	President

DESARROLLO MELONERO DEL GOLFO, S.A., as a Guarantor

By	/s/ Peter Gilmore
Title:	President

Exhibit G-3

DIVERSIFICADOS DE COSTA RICA DICORI, S.A., as a Guarantor

By	/s/ Peter Gilmore
Title:	President

HACIENDA LA ROSALIA S.A., as a Guarantor

By	/s/ Peter Gilmore
Title:	Agent

LA PERLA S.A., as a Guarantor

By	/s/ Peter Gilmore
Title:	President

ROXANA FARMS S.A., as a Guarantor

By	/s/ Peter Gilmore
Title:	President

SERVICIOS ADUANALES BANADOLE, S.A., as a Guarantor

By	/s/ Peter Gilmore
Title:	President

STANDARD FRUIT COMPANY DE COSTA RICA, S.A., as a Guarantor

By	/s/ Peter Gilmore
Title:	President

DOLE SHARED SERVICES LIMITADA, as a Guarantor

By	/s/ Stephen L. Bowman
Title:	Manager

Exhibit G-3

ACTIVIDADES AGRICOLAS S.A. (AGRISA), as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

BANANACORP S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

BANCUBER S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

COMPANIA NAVIERA AGMARESA, S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

FRIOCONT S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

FRUTBAN S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

GRANELCONT S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

GUAYAMI S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

Exhibit G-3

MEGABANANA S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

MODUMOLL S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

NAPORTEC S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

PRODUCTOS DEL LITORAL S.A. (PROLISA), as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Representative

REDAMAWAL S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

SIEMBRANUEVA S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

FLORES MITAD DEL MUNDO LTDA., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

TALLAN, TALLERES Y LLANTAS S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

Exhibit G-3

TECNIELEC TECNICOS Y ELECTRICITAS S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

PORMAR TRANSPORTES POR MAR S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

UBESAIR, S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

UNION DE BANANEROS ECUATORIANOS, S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

ZANPOTI, S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

TINADI S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

AGROVERDE S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

Exhibit G-3

SOCIEDAD AGROPECUARIA PIMOCHA C.A. (SAPICA), as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

BETINO S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

PEMATIN S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Representative

PESCASEROLI S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Representative

DOLE DEUTSCHLAND BETEILIGUNGSGESELLSCHAFT MBH, as a Guarantor

By	/s/ William Francis Feeney
Title:	Authorized Signatory

DOLE DEUTSCHLAND GMBH, as a Guarantor

By	/s/ William Francis Feeney
Title:	Authorized Signatory

DOLE FRESH FRUIT EUROPE OHG, as a Guarantor

By	/s/ Michael J. Cavallero
Title:	Authorized Signatory

Exhibit G-3

PAUL KEMPOWSKI GMBH & CO. KG, as a Guarantor

By	/s/ William Francis Feeney
Title:	Authorized Signatory

AGROINDUSTRIA DEL CARIBE, S.A., as a Guarantor

By	/s/ Richard J. Dahl
Title:	Authorized Signatory

AGROINDUSTRIAL ALMA VERDE, S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

BANANERA RIO MAME, S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

BIENES Y VALORES, S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

COMPANIA AGRICOLA EL PROGRESO, S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

COMPANIA AGRICOLA INDUSTRIAL CEIBENA, SA, as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

Exhibit G-3

COMPANIA AGRICOLA MAZAPAN, S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

COMPANIA AGROPECUARIA EL PORVENIR, S.A., as a Guarantor

By	/s/ Richard J. Dahl
Title:	Authorized Signatory

CLINICAS MEDICAS DEL AGUAN, S.A., as a Guarantor

By	/s/ Richard J. Dahl
Title:	Authorized Representative

COORDINADORA DE SERVICIOS DE TRANSPORTE, SA, as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

DESARROLLOS URBANOS LA CEIBA, S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

DISTRIBUIDORA DE PRODUCTOS DIVERSOS, S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

ENERGUA S.A. SUCURSAL HONDURAS, as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

Exhibit G-3

EQUIPO PESADO S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

FABRICA DE MANTECA & JABON ATLANTIDA, S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

HOSPITAL COYOLES, S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

CIA. INVERSIONES MEDICAS NACIONALES S.A., as a Guarantor

By	/s/ Richard J. Dahl
Title:	Authorized Representative

INVERSIONES Y VALORES DE MONTECRISTO, S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

LABORATORIOS Y SERVICIOS DE MERISTEMOS, S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

MULTISERVICIOS, S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

Exhibit G-3

PINA ANTILLANA, S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

PLASTICOS, S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

PRODUCTORA AGRICOLA DE ATLANTIDA, S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

SERVICIOS E INVESTIGACIONES AEREAS, SA, as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

SERVICIOS HONDURENOS DE AGRICULTURA Y RECURSOS DE INVESTIGACION PINERA, S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

SOGAS, S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

STANDARD FRUIT DE HONDURAS, S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

Exhibit G-3

VIGILANCIA Y SEGIRIDAD, S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

CASTLE & COOKE WORLDWIDE LIMITED, as a Guarantor

By	/s/ James Prideaux
Title:	Director

By	/s/ Fong Wing Cheung
Title:	Director

DOLE CHINA LIMITED, as a Guarantor

By	/s/ James Prideaux
Title:	Director

By	/s/ Sze Chi Kwan Stanley
Title:	Director

DOLE HONG KONG LIMITED, as a Guarantor

By	/s/ Fong Wing Cheung
Title:	Director

By Title:	/s/ Tang Fung Lim, Christopher Director

DOLE ITALIA S.P.A., as a Guarantor

By Title:	/s/ Patrizio Tumietto Director

FRATELLI ISELLA S.r.l., as a Guarantor

By	/s/ Ferruccio Isella
Title:	Director - Chairman

Exhibit G-3

LA FIORITA S.r.l., as a Guarantor

By	/s/ Franco Barghini
Title:	Sole Director

MAGAZZINI FRIGORIFERI SANTA PALOMBA S.P.A., as a Guarantor

By	/s/ Patrizio Tumietto
Title:	Director

TROPICAL SHIPPING ITALIANA, T.S.I. S.P.A., as a Guarantor

By	/s/ Luigi Gallo
Title:	President of the Board of Directors

KABUSHIKI KAISHA DOLE, as a Guarantor

By	/s/ Tatsuo Horiuchi
Title:	Director

DOLE FRESH FRUIT INTERNATIONAL LIMITED, as a Guarantor

By	/s/ Timothy C. Faries
Title:	Director

By	/s/ C. Marc Wetherhill
Title:	Director

DOLE PHILIPPINES, INC., as a Guarantor

By	/s/ Paul S. Cuyegkeng
Title:	President

Exhibit G-3

DOLE FRESH FRUIT MED GIDA URUNLERI TICARET VE A.S., as a Guarantor

	By	/s/ Fouad Foukfa
	Title:	Director

Address: 31 West 52nd Street New York, NY 10019	DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent for the Lenders

	By	/s/ Scottye D. Lindsey
	Title:	Vice President

	By	/s/ Alexander Bici
	Title:	Vice President

EXHIBIT H-1

AMENDED AND RESTATED U.S. PLEDGE AGREEMENT

AMENDED AND RESTATED PLEDGE AGREEMENT, dated as of March 28, 2003, amended and restated as of July 21, 2004 and further amended and restated as of April 12, 2006, among each of the undersigned pledgors (each, a “Pledgor” and, together with any other entity that becomes a pledgor hereunder pursuant to Section 30 hereof, the “Pledgors”) and DEUTSCHE BANK AG NEW YORK BRANCH (in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise, “DBAG”), as collateral agent (in such capacity, together with any successor collateral agent, the “Pledgee”), for the benefit of the Secured Creditors (as defined below), acknowledged and agreed to by DBAG, as collateral agent (in such capacity, together with any successor collateral agent, the “Intermediate Holdco Collateral Agent”), for the benefit of the Intermediate Holdco Creditors (as defined below). Except as otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

W I T N E S S E T H :

WHEREAS, DHM Holding Company, Inc., a Delaware corporation (“Holdings”), Dole Holding Company, LLC, a Delaware limited liability company (“Intermediate Holdco”), Dole Food Company, Inc., a Delaware corporation (the “U.S. Borrower”), Solvest, Ltd., a company organized under the laws of Bermuda (the “Bermuda Borrower”, and together with the U.S. Borrower, the “Borrowers”), various financial institutions from time to time party thereto (the “Lenders”), DBAG, as Deposit Bank (in such capacity, together with any successor deposit bank, the “Deposit Bank”), DBAG, as Administrative Agent (in such capacity, together with any successor agent, the “Administrative Agent”), Banc of America Securities LLC, as Syndication Agent (in such capacity, together with any successor agent, the “Syndication Agent”), The Bank of Nova Scotia (in such capacity, together with any successor agent, the “Documentation Agent”), and Deutsche Bank Securities Inc. (in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise, “DBSI”), as Lead Arranger and Sole Book Runner (in such capacity, the “Lead Arranger”, and, together with the Lenders, each Issuing Lender, each Bank Guaranty Issuer, the Administrative Agent, the Syndication Agent, the Documentation Agent, the Collateral Agent and the Pledgee are herein called the “Lender Creditors”) have entered into a Credit Agreement, dated as of March 28, 2003, amended and restated as of April 18, 2005, and further amended and restated as of April 12, 2006, providing for the making of Loans to each of the Borrowers, the issuance of, and participation in, Letters of Credit for the respective accounts of each of the Borrowers and the issuance of, and participation in, Bank Guaranties for the respective accounts of each of the Borrowers, all as contemplated therein (as used herein, the term “Credit Agreement” means the Credit Agreement described above in this paragraph, as the same may be amended, modified, extended, renewed, replaced, restated, supplemented or refinanced from time to time, and including any agreement extending the maturity of, or refinancing or restructuring (including, but not limited to, the inclusion of additional borrowers or guarantors thereunder or any increase in the amount borrowed) all or any portion of, the indebtedness under such agreement or any successor agreement, whether or not with the same agent, trustee, representative, lenders or holders; provided that, with respect to any agreement providing for the refinancing or replacement of indebtedness under the Credit Agreement, such agreement shall only be treated as, or as part of, the Credit Agreement

Exhibit H-1

hereunder if (i) either (A) all obligations under the Credit Agreement being refinanced or replaced shall be paid in full at the time of such refinancing or replacement, and all Commitments, Letters of Credit and Bank Guaranties issued pursuant to the refinanced or replaced Credit Agreement shall have terminated in accordance with their terms or, with respect to certain Letters of Credit and Bank Guaranties, been continued, with the consent of the respective issuer thereof, under such refinancing or replacement indebtedness or (B) the Required Lenders shall have consented in writing to the refinancing or replacement indebtedness being treated as indebtedness pursuant to the Credit Agreement, and (ii) a notice to the effect that the refinancing or replacement indebtedness shall be treated as issued under the Credit Agreement shall be delivered by the U.S. Borrower to the Collateral Agent);

WHEREAS, the U.S. Borrower and/or one or more of its Subsidiaries may at any time and from time to time enter into (or has on or after the Original Effective Date (as defined in the Original Credit Agreement) entered into at any time and from time to time) one or more Interest Rate Protection Agreements or Other Hedging Agreements with one or more Secured Hedge Counterparties (each such Secured Hedge Counterparty, together with each such Secured Hedge Counterparty’s respective affiliate’s successors and assigns, if any, collectively, the “Hedging Creditors”);

WHEREAS, Dole Holding Company, Inc. (“Corporate Holdco”) and Intermediate Holdco, as co-borrowers, the lending institutions from time to time party thereto, DBAG, as Administrative Agent (in such capacity, the “Intermediate Holdco Administrative Agent”), and DBSI, as Arranger and Book Runner have entered into a credit agreement, dated as of July 21, 2004 (as the same may be amended, restated, modified and/or supplemented from time to time in accordance with the terms thereof and the Credit Agreement, the “Intermediate Holdco Credit Agreement”), providing for the incurrence by Corporate Holdco and Intermediate Holdco (as co borrowers) of term loans (and the issuance by Corporate Holdco and Intermediate Holdco of promissory notes evidencing such term loans);

WHEREAS, pursuant to the U.S. Subsidiaries Guaranty, each U.S. Subsidiary Guarantor has jointly and severally guaranteed to the Secured Creditors the payment when due of all Guaranteed Obligations (as defined in the U.S. Subsidiaries Guaranty);

WHEREAS, pursuant to the Credit Agreement Party Guaranty, each of Holdings, Intermediate Holdco and the U.S. Borrower has guaranteed to the Secured Creditors the payment when due of all its respective Relevant Guaranteed Obligations;

WHEREAS, the Intercreditor Agreement governs the relative rights and priorities of the Secured Creditors and the ABL Secured Parties in respect of the TL Priority Collateral and the ABL Priority Collateral;

WHEREAS, it is a condition precedent to the making of Loans to each of the Borrowers, the issuance of, and participation in, Letters of Credit for the respective accounts of the Borrowers and the issuance of, and participation in, Bank Guaranties for the respective accounts of the Borrowers under the Credit Agreement and to the Hedging Creditors entering into Interest Rate Protection Agreements and Other Hedging Agreements that each Assignor shall have executed and delivered to the Collateral Agent this Agreement; and

Exhibit H-1

WHEREAS, each Pledgor has obtained and will continue to obtain benefits from the incurrence of Loans by the Borrowers, the issuance of, and participation in, Letters of Credit for the respective accounts of the Borrowers and the issuance of, and participation in, Ban Guaranties for the respective accounts of the Borrowers under the Credit Agreement and the entering into by the Borrowers and/or their Subsidiaries of Interest Rate Protection Agreements and/or Other Hedging Agreements and, accordingly, each Pledgor desires to enter into this Agreement in order to satisfy the condition described in the preceding paragraph; and

NOW, THEREFORE, the parties hereto agree as follows:

1. SECURITY FOR OBLIGATIONS. Subject to the terms of the Intercreditor Agreement with respect to rights and remedies between the Collateral Agent and the ABL Collateral Agent, this Agreement is made by:

(i) each Pledgor for the benefit of the TL Creditors to secure:

(i) the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Pledgor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding), reimbursement obligations under Letters of Credit and reimbursement obligations under Ban Guaranties, fees, costs and indemnities) of such Pledgor owing to the Lender Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with, the Credit Agreement and the other Credit Documents to which such Pledgor is a party (including, in the event such Pledgor is a Guarantor, all such obligations, liabilities and indebtedness of such Pledgor under its Guaranty) and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained in the Credit Agreement and in such other Credit Documents (all such obligations, liabilities and indebtedness under this clause (i), except to the extent consisting of obligations, liabilities or indebtedness with respect to Interest Rate Protection Agreements or Other Hedging Agreements being herein, collectively, the “Credit Document Obligations”); and

(ii) the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Pledgor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding) owing by such Pledgor to the Hedging Creditors, now existing or hereafter incurred under, arising out of or in connection with any Interest Rate Protection Agreement or Other Hedging Agreement, whether such Interest Rate Protection Agreement or Other Hedging Agreement is now in existence or hereinafter arising (including, without limitation, in the case of a Pledgor that is a Guarantor, all

Exhibit H-1

obligations, liabilities and indebtedness of such Pledgor under its Guaranty in respect of the Interest Rate Protection Agreements and Other Hedging Agreements), and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained in each such Interest Rate Protection Agreement and Other Hedging Agreement (all such obligations, liabilities and indebtedness under this clause (B) being herein, collectively, the “Hedging Obligations” and, together with the Credit Document Obligations, the “TL Obligations);

(ii) Intermediate Holdco for the benefit of the Intermediate Holdco Creditors to secure the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of Corporate Holdco or Intermediate Holdco at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding), fees, costs and indemnities) of Corporate Holdco and Intermediate Holdco owing to the Intermediate Holdco Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with, the Intermediate Holdco Credit Agreement and the other Intermediate Holdco Credit Documents to which Corporate Holdco or Intermediate Holdco is a party and the due performance and compliance by Corporate Holdco and Intermediate Holdco with all of the terms, conditions and agreements contained in the Intermediate Holdco Credit Agreement and in such other Intermediate Holdco Credit Documents (all such obligations, liabilities and indebtedness under this clause (ii) being herein, collectively, the “Intermediate Holdco Credit Document Obligations”); and

(iii) each Pledgor for the benefit of each Secured Creditor to secure:

(A) any and all sums advanced by the Pledgee in order to preserve the Collateral or preserve its security interest in the Collateral;

(B) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of such Pledgor referred to in clauses (i) and (ii) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable attorneys’ fees and court costs;

(iii) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 11 of this Agreement; and

(iv) all amounts owing to any Agent or any of its affiliates pursuant to any of the Credit Documents in its capacity as such.

All such obligations, liabilities, indebtedness, sums and expenses set forth in clauses (i), (ii) and (iii) of this Section 1 above being herein collectively called the “Obligations”, it being acknowledged and agreed that the “Obligations” shall, subject to the immediately succeeding

Exhibit H-1

sentence, include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

(iv) Notwithstanding anything to the contrary contained above in this definition, obligations and liabilities which would otherwise constitute Obligations pursuant to clause (ii) of this Section 1 shall not constitute Obligations for purposes of (or be secured pursuant to) this Agreement if same were incurred (or guaranteed) in violation of the provisions of Section 9.04 of the Credit Agreement as same is in effect on the date hereof;

(v) NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE RELATIVE RIGHTS AND REMEDIES OF THE COLLATERAL AGENT AND THE SECURED CREDITORS HEREUNDER SHALL BE SUBJECT TO AND GOVERNED BY THE TERMS OF THE INTERCREDITOR AGREEMENT AT ANY TIME THE INTERCREDITOR AGREEMENT IS IN EFFECT. IN THE EVENT OF ANY INCONSISTENCY BETWEEN THE TERMS HEREOF AND THE TERMS OF THE INTERCREDITOR AGREEMENT, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL CONTROL AT ANY TIME THE INTERCREDITOR AGREEMENT IS IN EFFECT.

2. DEFINITIONS. (a) Unless otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement shall be used herein as therein defined. Reference to singular terms shall include the plural and vice versa.

(b) The following capitalized terms used herein shall have the definitions specified below:

“ABL Collateral Agent” shall have the meaning assigned that term in the Intercreditor Agreement.

“ABL Credit Document Obligations” shall mean the “Credit Document Obligations” as defined in the ABL Security Agreement, as amended, modified or supplemented from time to time in accordance with the terms thereof and the ABL Credit Agreement.

“ABL Credit Document Obligations Termination Date” shall mean that date upon which the Discharge of ABL Obligations shall have occurred.

“ABL Credit Documents” shall have the meaning assigned that term in the Intercreditor Agreement.

“ABL Priority Collateral” shall have the meaning assigned that term in the Intercreditor Agreement.

“ABL Secured Parties” shall have the meaning assigned that term in the Intercreditor Agreement.

“ABL Security Agreement” shall mean the Security Agreement as defined in the ABL Credit Agreement, as in effect on the Restatement Effective Date, as the same may be amended, modified, extended, renewed, replaced, restated, supplemented or refinanced from

Exhibit H-1

time to time, in accordance with the terms thereof, the Credit Agreement and the Intercreditor Agreement.

“Administrative Agent” shall have the meaning set forth in the recitals hereto.

“Adverse Claim” shall have the meaning given such term in Section 8-102(a)(1) of the UCC.

“Agreement” shall mean this U.S. Pledge Agreement, as the same may be amended, modified, restated and/or supplemented from time to time in accordance with its terms.

“Bermuda Borrower” shall have the meaning set forth in the recitals hereto.

“Borrowers” shall have the meaning set forth in the recitals hereto.

“Certificated Security” shall have the meaning given such term in Section 8-102(a)(4) of the UCC.

“Class” shall have the meaning set forth in Section 22 hereof.

“Clearing Corporation” shall have the meaning given such term in Section 8-102(a)(5) of the UCC.

“Collateral” shall have the meaning set forth in Section 3.1 hereof.

“Collateral Accounts” shall mean any and all accounts established and maintained by the Pledgee in the name of any Pledgor to which Collateral may be credited.

“Credit Agreement” shall have the meaning set forth in the recitals hereto.

“Credit Document Obligations” shall have the meaning set forth in Section 1(i)(A) hereof.

“Credit Document Obligations Termination Date” shall mean that date upon which all Credit Document Obligations (other than indemnities for which no claim has been made) have been paid in full and all Commitments, Letters of Credit and Bank Guaranties under the Credit Agreement have been terminated.

“Credit Documents” shall have the meaning provided in the Credit Agreement and shall include any documentation executed and delivered in connection with any replacement or refinancing of the Credit Agreement.

“DBAG” shall have the meaning provided in the first paragraph hereof.

“DBSI” shall have the meaning provided in the recitals to this Agreement.

“Deposit Bank” shall have the meaning provided in the recitals to this Agreement.

Exhibit H-1

“Documentation Agent” shall have the meaning provided in the recitals to this Agreement.

“Domestic Corporation” shall have the meaning set forth in the definition of “Stock”.

“Event of Default” shall mean (i) any Event of Default under, and as defined in the Credit Agreement, (ii) any payment default on any of the Hedging Obligations after the expiration of any applicable grace period and (iii) following the Credit Document Obligations Termination Date, any Event of Default under, and as defined in, the Intermediate Holdco Credit Agreement (if same remains in effect).

“Excess Exempted Foreign Entity Voting Equity Interests” shall have the meaning provided in Section 3.1(i).

“Excluded Collateral” shall have the meaning provided in the Credit Agreement.

“Excluded Proceeds” means, at any time, all cash Proceeds received by any Pledgor from any sale of Collateral where the respective Collateral is released pursuant to the provisions of Section 20(b) of this Agreement and such Proceeds are applied (or required to be applied) to pay Credit Document Obligations and/or ABL Credit Document Obligations, in each case in accordance with the requirements of the Credit Agreement.

“Exempted Foreign Entity” shall mean any Foreign Corporation and any limited liability company organized under the laws of a jurisdiction other than the United States or any State or territory thereof that, in any such case, is treated as a corporation or an association taxable as a corporation for U.S. Federal income tax purposes.

“Financial Asset” shall have the meaning given such term in Section 8-102(a)(9) of the UCC.

“Foreign Corporation” shall have the meaning set forth in the definition of “Stock”.

“Hedging Creditors” shall have the meaning provided in the recitals of this Agreement.

“Hedging Obligations” shall have the meaning set forth in Section 1(i)(B) hereof.

“Hedging Obligations Termination Date” shall mean the date upon which all Interest Rate Protection Agreements and Other Hedging Agreements entered into with any Hedging Creditors have been terminated and all Hedging Obligations (other than indemnities under the Credit Documents which are not then due and payable) then due and payable have been paid in full.

“Holdings” shall have the meaning set forth in the recitals hereto.

“Indemnitees” shall have the meaning set forth in Section 11 hereof.

Exhibit H-1

“Instrument” shall have the meaning given such term in Section 9-102(a)(47) of the UCC.

“Intermediate Holdco Administrative Agent” shall have the meaning provided in the recitals to this Agreement.

“Intermediate Holdco Collateral” shall mean the capital stock of the U.S. Borrower owned by Intermediate Holdco and any Proceeds thereof.

“Intermediate Holdco Collateral Agent” has the meaning provided in the first paragraph hereof.

“Intermediate Holdco Credit Agreement” shall have the meaning provided in the recitals to this Agreement.

“Intermediate Holdco Credit Document Obligations” shall have the meaning provided in Section 1(ii) hereof.

“Intermediate Holdco Creditors” shall mean the Intermediate Holdco Administrative Agent, the Intermediate Holdco Collateral Agent and the Intermediate Holdco Lenders.

“Intermediate Holdco Lenders” shall mean the “Lenders” as defined in the Intermediate Holdco Credit Agreement.

“Intermediate Holdco Notes” shall mean the “Notes” as defined in the Intermediate Holdco Credit Agreement.

“Intermediate Holdco Priority Obligations” shall mean all Credit Document Obligations, all Hedging Obligations and all ABL Credit Document Obligations.

“Intermediate Holdco Required Lenders” shall mean the Required Lenders under, and as defined in, the Intermediate Holdco Credit Agreement.

“Investment Property” shall have the meaning given such term in Section 9-102(a)(49) of the UCC.

“Lead Arranger” shall have the meaning set forth in the recitals hereto.

“Lender Creditors” shall have the meaning set forth in the recitals hereto.

“Lenders” shall have the meaning set forth in the recitals hereto.

“Limited Liability Company Assets” shall mean all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all limited liability company capital and interest in other limited liability companies), at any time owned by any Pledgor or represented by any Limited Liability Company Interest.

Exhibit H-1

“Limited Liability Company Interests” shall mean the entire limited liability company interest at any time owned by any Pledgor in any limited liability company; provided that the term “Limited Liability Company Interest” shall not include any limited liability company interest in any limited liability company that is not a Subsidiary of such Pledgor to the extent (and only to the extent) the amount invested in such limited liability company interests owned or held by such Pledgor does not exceed $1,000,000.

“Location” of any Pledgor shall mean such Pledgor’s “location” as determined pursuant to Section 9-307 of the UCC.

“Non-Voting Equity Interests” shall mean all Equity Interests of any Person which are not Voting Equity Interests.

“Notes” shall mean (x) all intercompany notes at any time issued to each Pledgor and (y) all other promissory notes from time to time issued to, or held by, each Pledgor.

“Obligations” shall have the meaning set forth in Section 1 hereof.

“Partnership Assets” shall mean all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all partnership capital and interest in other partnerships), at any time owned by any Pledgor or represented by any Partnership Interest.

“Partnership Interest” shall mean the entire general partnership interest or limited partnership interest at any time owned by any Pledgor in any general partnership or limited partnership; provided that the term “Partnership Interest” shall not include any partnership interest in any partnership that is not a Subsidiary of such Pledgor to the extent (and only to the extent) the amount invested in such partnership interests owned or held by such Pledgor does not exceed $1,000,000.

“Pledged Limited Liability Company Interests” shall mean all Limited Liability Company Interests at any time pledged or required to be pledged hereunder.

“Pledged Notes” shall mean all Notes at any time pledged or required to be pledged hereunder.

“Pledged Partnership Interests” shall mean all Partnership Interest at any time pledged or required to be pledged hereunder.

“Pledged Securities” shall mean all Securities at any time pledged or required to be pledged hereunder.

“Pledged Stock” shall mean all Stock at any time pledged or required to be pledged hereunder.

“Pledgee” shall have the meaning set forth in the first paragraph hereof.

“Pledgor” shall have the meaning set forth in the first paragraph hereof.

Exhibit H-1

“Proceeds” shall have the meaning given such term in Section 9-102(a)(64) of the UCC.

“Pro Rata Share” shall have the meaning provided in Section 9(b) hereof.

“Registered Organization” shall have the meaning given such term in Section 9-102(a)(70) of the UCC.

“Required Lenders” shall have the meaning given such term in the Credit Agreement.

“Requisite Creditors” shall have the meaning set forth in Section 22 hereof.

“Required Secured Creditors” shall mean (i) at any time prior to the Credit Document Obligations Termination Date, the Required Lenders (or, to the extent provided in Section 13.12 of the Credit Agreement, each of the Lenders), (ii) at any time on and after the Credit Document Obligations Termination Date, the holders of a majority of the Hedging Obligations and (iii) at all times on and after the Credit Document Obligations Termination Date and the Hedging Obligations Termination Date, but only if unpaid obligations are then due and payable pursuant to the Intermediate Holdco Credit Document, and only with respect to collateral securing the Intermediate Holdco Credit Document Obligations pursuant to this Agreement and required applications with respect thereto pursuant to Section 7.4 of the U.S. Security Agreement, the Intermediate Holdco Required Lenders (or, to the extent provided in the Intermediate Holdco Credit Agreement, each Intermediate Holdco Lender).

“Secured Creditors” shall mean, collectively, the Lender Creditors and Hedging Creditors and, for purposes of the pledges, security interests and agreements provided herein by Intermediate Holdco only (and any distributions required to be made hereunder with respect to Intermediate Holdco Collateral provided hereunder in accordance with Section 7.4 of the U.S. Security Agreement), the Intermediate Holdco Creditors.

“Secured Debt Agreements” shall mean and include the TL Secured Financing Documents and, for purposes of this Agreement only (and any distributions required to be made hereunder in accordance with Section 7.4 of the U.S. Security Agreement), the Intermediate Holdco Secured Financing Documents.

“Securities Act” shall mean the Securities Act of 1933, as amended, as in effect from time to time.

“Securities Intermediary” shall have the meaning given such term in Section 8-102(14) of the UCC.

“Security” and “Securities” shall have the meaning given such term in Section 8-102(a)(15) of the UCC and shall in any event include all Stock and Notes (to the extent same constitute “Securities” under Section 8-102(a)(15)).

“Security Entitlement” shall have the meaning given such term in Section 8-102(a)(17) of the UCC.

Exhibit H-1

“Specified Default” shall have the meaning set forth in Section 5 hereof.

“Stock” shall mean (x) with respect to corporations incorporated under the laws of the United States or any State or territory thereof or the District of Columbia (each, a “Domestic Corporation”), all of the issued and outstanding shares of capital stock of any Domestic Corporation at any time owned by any Pledgor and (y) with respect to corporations not Domestic Corporations (each, a “Foreign Corporation”), all of the issued and outstanding shares of capital stock of any Foreign Corporation at any time owned by any Pledgor, provided that the term “Stock” shall not include any capital stock of a corporation that is not a Subsidiary of such Pledgor to the extent (and only to the extent) the amount invested in all such capital stock owned or held by such Pledgor does not exceed $1,000,000.

“Syndication Agent” shall have the meaning provided in the recitals to this Agreement.

“Termination Date” shall have the meaning set forth in Section 20 hereof.

“TL Creditors” shall mean, collectively, the Lender Creditors and the Hedging Creditors.

“TL Obligations” shall have the meaning set forth in Section 1(i)(B) hereof.

“TL Obligations Termination Date” shall mean the first date upon which both the Credit Document Obligations Termination Date and the Hedging Obligations Termination Date have occurred.

“TL Secured Financing Documents” shall mean and include (i) this Agreement, (ii) the other Credit Documents and (iii) the Interest Rate Protection Agreements and Other Hedging Agreements entered into with one or more Hedging Creditors.

“Transmitting Utility” has the meaning given such term in Section 9-102(a)(80) of the UCC.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York from time to time; provided that all references herein to specific Sections or subsections of the UCC are references to such Sections or subsections, as the case may be, of the Uniform Commercial Code as in effect in the State of New York on the Restatement Effective Date.

“Uncertificated Security” shall have the meaning given such term in Section 8-102(a)(18) of the UCC.

“U.S. Borrower” shall have the meaning set forth in the recitals hereto.

“Voting Equity Interests” of any Person shall mean all classes of Equity Interests of such Person entitled to vote.

3. PLEDGE OF SECURITIES, ETC.

Exhibit H-1

3.1 Pledge. (i) To secure the Obligations (other than the Intermediate Holdco Credit Document Obligations) now or hereafter owed or to be performed by such Pledgor (but subject to clause (x) of the proviso at the end of this Section 3.1 (i) in the case of Voting Equity Interests of Exempted Foreign Entities pledged hereunder), each Pledgor does hereby grant, pledge and assign to the Pledgee for the benefit of the TL Creditors, and does hereby create a continuing security interest (subject to those Liens permitted to exist with respect to the Collateral pursuant to the terms of all Secured Debt Agreements then in effect) in favor of the Pledgee for the benefit of the TL Creditors in, all of its right, title and interest in and to the following, whether now existing or hereafter from time to time acquired (collectively, the “Collateral”):

(a) each of the Collateral Accounts (to the extent a security interest therein is not created pursuant to the U.S. Security Agreement), including any and all assets of whatever type or kind deposited by such Pledgor in any such Collateral Account, whether now owned or hereafter acquired, existing or arising, including, without limitation, all Financial Assets, Investment Property, monies, checks, drafts, Instruments, Securities or interests therein of any type or nature deposited or required by the Credit Agreement or any other Secured Debt Agreement to be deposited in such Collateral Account, and all investments and all certificates and other Instruments (including depository receipts, if any) from time to time representing or evidencing the same, and all dividends, interest, distributions, cash and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;

(b) all Securities owned or held by such Pledgor from time to time and all options and warrants owned by such Pledgor from time to time to purchase Securities;

(c) all Limited Liability Company Interests owned by such Pledgor from time to time and all of its right, title and interest in each limited liability company to which each such Limited Liability Company Interest relates, whether now existing or hereafter acquired, including, without limitation, to the fullest extent permitted under the terms and provisions of the documents and agreements governing such Limited Liability Company Interests and applicable law:

(A) all its capital therein and its interest in all profits, income, surpluses, losses, Limited Liability Company Assets and other distributions to which such Pledgor shall at any time be entitled in respect of such Limited Liability Company Interests;

(B) all other payments due or to become due to such Pledgor in respect of Limited Liability Company Interests, whether under any limited liability company agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

(C) all of its claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any limited liability company agreement or operating agreement, or at law or otherwise in respect of such Limited Liability Company Interests;

Exhibit H-1

(D) all present and future claims, if any, of such Pledgor against any such limited liability company for monies loaned or advanced, for services rendered or otherwise;

(E) all of such Pledgor’s rights under any limited liability company agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to such Limited Liability Company Interests, including any power to terminate, cancel or modify any such limited liability company agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of any of such Pledgor in respect of such Limited Liability Company Interests and any such limited liability company, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Limited Liability Company Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and

(F) all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof;

(d) all Partnership Interests owned by such Pledgor from time to time and all of its right, title and interest in each partnership to which each such Partnership Interest relates, whether now existing or hereafter acquired, including, without limitation, to the fullest extent permitted under the terms and provisions of the documents and agreements governing such Partnership Interests and applicable law:

(A) all its capital therein and its interest in all profits, income, surpluses, losses, Partnership Assets and other distributions to which such Pledgor shall at any time be entitled in respect of such Partnership Interests;

(B) all other payments due or to become due to such Pledgor in respect of Partnership Interests, whether under any partnership agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

(C) all of its claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any partnership agreement or operating agreement, or at law or otherwise in respect of such Partnership Interests;

(D) all present and future claims, if any, of such Pledgor against any such partnership for monies loaned or advanced, for services rendered or otherwise;

Exhibit H-1

(E) all of such Pledgor’s rights under any partnership agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to such Partnership Interests, including any power to terminate, cancel or modify any partnership agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of such Pledgor in respect of such Partnership Interests and any such partnership, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Partnership Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and

(F) all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof;

(e) all Financial Assets and Investment Property owned by such Pledgor from time to time;

(f) all Security Entitlements owned by such Pledgor from time to time in any and all of the foregoing; and

(g) all Proceeds (other than Excluded Proceeds) of any and all of the foregoing;

provided that (x) except in the circumstances and to the extent provided by Section 8.12 of the Credit Agreement (in which case this clause (x) shall no longer be applicable), to the extent Voting Equity Interests of any Exempted Foreign Entity is pledged hereunder which represents more than 65% of the total combined voting power of all classes of Voting Equity Interests of the respective Exempted Foreign Entity (with all Voting Equity Interests of the respective Exempted Foreign Entity in excess of said 65% limit being herein called “Excess Exempted Foreign Entity Equity Interests”), such Excess Exempted Foreign Entity Equity Interests shall secure Obligations of the respective Pledgor only as a guarantor of the Obligations of the Bermuda Borrower, and shall not secure any direct Obligations of the U.S. Borrower (or guarantees of such Obligations by the respective Pledgor), (y) each Pledgor shall be required to pledge hereunder 100% of the Non-Voting Equity Interests of each Exempted Foreign Entity at any time and from time to time acquired by such Pledgor, which Non-Voting Equity Interests shall not be subject to the limitations described in preceding clause (x) and (z) notwithstanding (i) anything to the contrary contained above in this Section 3.1, the security interest created pursuant to this Agreement shall not extend to, and the term “Collateral” shall not include (A) Excluded Collateral owned or held by any Pledgor and (B) any Instruments received in connection with grower loans extended in accordance with Section 9.05 of the Credit Agreement to the extent local law or the relevant grower loan documents prohibit such pledge, and (ii) anything to the

Exhibit H-1

contrary contained in this Agreement, such Pledgor shall not be required to pledge any Notes hereunder with an outstanding principal amount of $500,000 or less, provided that no more than $2,500,000 in aggregate principal amount for all such Notes for all Pledgors hereunder (including, for this purpose, any Instruments (as defined in the U.S. Security Agreement) not required to be delivered pursuant to the U.S. Security Agreement) shall be excluded from the pledge and delivery requirements under this Agreement.

(ii) To secure the Intermediate Holdco Credit Document Obligations now or hereafter to be performed by Corporate Holdco and Intermediate Holdco, Intermediate Holdco does hereby grant, pledge and assign to the Pledgee for the benefit of the Intermediate Holdco Creditors, and does hereby create a continuing security interest (subject to those Liens permitted to exist with respect to the Intermediate Holdco Collateral pursuant to the Secured Debt Agreements and subject to clause (iv) below) in favor of the Pledgee for the benefit of the Intermediate Holdco Creditors in all of its right, title and interest in and to all of the Stock of the U.S. Borrower whether now or hereafter owned by Intermediate Holdco and any Proceeds (other than Excluded Proceeds) thereof.

(iii) Notwithstanding anything to the contrary contained above in this Section 3.1, it is understood, acknowledged and agreed that the Intermediate Holdco Creditors shall not have a security interest in, and the grant of security interests pursuant to this Section 3.1 for the benefit of the Intermediate Holdco Creditors shall not extend to, any Collateral other than the Intermediate Holdco Collateral.

(iv) Notwithstanding anything to the contrary contained in this Section 3.1 or elsewhere in this Agreement, each Pledgor and the Pledgee (on behalf of the Secured Creditors) acknowledges and agrees that:

(x) the security interest granted pursuant to this Agreement (including pursuant to this Section 3.1) to the Pledgee for the benefit of the Secured Creditors (i) in the TL Priority Collateral, shall be a First Priority Lien and (ii) in the ABL Priority Collateral, shall be a Second Priority Lien in the ABL Priority Collateral fully junior, subordinated and subject to the security interest granted to the ABL Collateral Agent (as defined in the Intercreditor Agreement) for the benefit of the ABL Secured Parties in the ABL Priority Collateral on the terms and conditions set forth in the ABL Credit Documents and the Intercreditor Agreement and all other rights and benefits afforded hereunder to the Secured Creditors with respect to the ABL Priority Collateral are expressly subject to the terms and conditions of the Intercreditor Agreement; and

(y) the TL Creditors’ security interests in the Collateral constitute security interests separate and apart (and of a different class and claim) from the ABL Secured Parties’ security interests in the Collateral.

3.2 Procedures. (a) To the extent that any Pledgor at any time or from time to time owns, acquires or obtains any right, title or interest in any Collateral, such Collateral shall automatically (and without the taking of any action by such Pledgor) be pledged pursuant to

Exhibit H-1

Section 3.1 of this Agreement and, in addition thereto (but subject to the terms of the Intercreditor Agreement), such Pledgor shall (to the extent provided below and not inconsistent with the terms of the Intercreditor Agreement) take the following actions with respect to such Collateral as set forth below (as promptly as practicable and, in any event, within 10 days after it obtains such Collateral) for the benefit of the Pledgee and the other Secured Creditors:

(i) with respect to a Certificated Security (other than a Certificated Security credited on the books of a Clearing Corporation or Securities Intermediary), such Pledgor shall physically deliver such Certificated Security to the Pledgee, endorsed to the Pledgee or endorsed in blank;

(ii) with respect to an Uncertificated Security (other than an Uncertificated Security credited on the books of a Clearing Corporation or Securities Intermediary), such Pledgor shall cause the issuer of such Uncertificated Security to duly authorize, execute, and deliver to the Pledgee, an agreement for the benefit of the Pledgee and the other Secured Creditors substantially in the form of Annex H hereto (appropriately completed to the satisfaction of the Pledgee and with such modifications, if any, as shall be satisfactory to the Pledgee) pursuant to which such issuer agrees to comply with any and all instructions originated by the Pledgee without further consent by the registered owner and not to comply with instructions regarding such Uncertificated Security (and any Partnership Interests and Limited Liability Company Interests issued by such issuer) originated by any other Person other than a court of competent jurisdiction;

(iii) with respect to a Certificated Security, Uncertificated Security, Partnership Interest or Limited Liability Company Interest credited on the books of a Clearing Corporation or Securities Intermediary (including a Federal Reserve Bank, Participants Trust Company or The Depository Trust Company), such Pledgor shall promptly notify the Pledgee thereof and shall promptly take (x) all actions required (i) to comply with the applicable rules of such Clearing Corporation or Securities Intermediary and (ii) to perfect the security interest of the Pledgee under applicable law (including, in any event, under Sections 9-314(a), (b) and (c), 9-106 and 8-106(d) of the UCC) and (y) such other actions as the Pledgee deems necessary or desirable to effect the foregoing;

(iv) with respect to a Partnership Interest or a Limited Liability Company Interest (other than a Partnership Interest or Limited Liability Company Interest credited on the books of a Clearing Corporation or Securities Intermediary), (1) if such Partnership Interest or Limited Liability Company Interest is represented by a certificate and is a Security for purposes of the UCC, the procedure set forth in Section 3.2(a)(i) hereof, and (2) if such Partnership Interest or Limited Liability Company Interest is not represented by a certificate or is not a Security for purposes of the UCC, the procedure set forth in Section 3.2(a)(ii) hereof;

(v) with respect to any Note, physical delivery of such Note to the Pledgee, endorsed in blank, or, at the request of the Pledgee, endorsed to the Pledgee; and

(vi) with respect to cash proceeds from any of the Collateral described in Section 3.1 hereof, (i) establishment by the Pledgee, upon a Specified Default or Event of

Exhibit H-1

Default, of a cash account in the name of such Pledgor over which the Pledgee shall (to the extent not inconsistent with the Intercreditor Agreement) have “control” within the meaning of the UCC and from which no withdrawals or transfers may be made by any Person except with the prior written consent of the Pledgee (subject to the terms of the Intercreditor Agreement) and (ii) deposit of such cash in such cash account.

(b) In addition to the actions required to be taken pursuant to Section 3.2(a) hereof, each Pledgor shall take the following additional actions with respect to the Collateral:

(i) with respect to all Collateral of such Pledgor whereby or with respect to which the Pledgee may obtain “control” thereof within the meaning of Section 8-106 of the UCC (or under any provision of the UCC as same may be amended or supplemented from time to time, or under the laws of any relevant State other than the State of New York), such Pledgor shall take all actions (to the extent not inconsistent with the Intercreditor Agreement) as may be reasonably requested from time to time by the Pledgee so that “control” of such Collateral is obtained and at all times held by the Pledgee; and

(ii) each Pledgor shall from time to time cause appropriate financing statements (on appropriate forms) under the Uniform Commercial Code as in effect in the various relevant States, covering all Collateral hereunder (with the form of such financing statements to be satisfactory to the Pledgee), to be filed in the relevant filing offices so that at all times the Pledgee’s security interest in all Investment Property and other Collateral which can be perfected by the filing of such financing statements (in each case to the maximum extent perfection by filing may be obtained under the laws of the relevant States, including, without limitation, Section 9-312(a) of the UCC) is so perfected.

3.3 Subsequently Acquired Collateral. If any Pledgor shall acquire (by purchase, stock dividend, distribution or otherwise) any additional Collateral at any time or from time to time after the date hereof, such Collateral shall automatically (and without any further action being required to be taken) be subject to the pledge and security interests created pursuant to Section 3.1 hereof and, furthermore, such Pledgor will, to the extent not inconsistent with the Intercreditor Agreement, thereafter take (or cause to be taken) all action (as promptly as practicable and, in any event, within 10 days after it obtains such Collateral) with respect to such Collateral in accordance with the procedures set forth in Section 3.2 hereof, and will to the extent not inconsistent with the terms of the Intercreditor Agreement, promptly thereafter deliver to the Pledgee (i) a certificate executed by an authorized officer of such Pledgor describing such Collateral and certifying that the same has been duly pledged in favor of the Pledgee (for the benefit of the Secured Creditors) hereunder and (ii) supplements to Annexes A through G hereto as are necessary to cause such Annexes to be complete and accurate at such time, provided, however, that in the event that such Collateral constitutes Stock, Limited Liability Company Interests and/or Partnership Interests of a Shell Corporation, such actions shall not be required to be taken until 60 days after formation, creation, or establishment of such Shell Corporation. Without limiting the foregoing, each Pledgor shall be required to pledge hereunder the Equity Interests of any Exempted Foreign Entity at any time and from time to time after the date hereof acquired by such Pledgor, provided that (x) any such pledge of Voting Equity Interests of any

Exhibit H-1

Exempted Foreign Entity shall be subject to the provisions of clause (x) of the proviso to Section 3.1(i) hereof, (y) each Pledgor shall be required to pledge hereunder 100% of the Non-Voting Equity Interests of each Exempted Foreign Entity at any time and from time to time acquired by such Pledgor and (z) each Pledgor shall be required to pledge hereunder any Notes at any time and from time to time after the date hereof acquired by such Pledgor, provided that any such pledge or Note shall be subject to the provisions of clause (z)(ii) of the proviso to Section 3.1(i) hereof.

3.4 Transfer Taxes. Each pledge of Collateral under Section 3.1 or Section 3.3 hereof shall be accompanied by any transfer tax stamps required in connection with the pledge of such Collateral.

3.5 Certain Representations and Warranties Regarding the Collateral. Each Pledgor that was a Pledgor on the Restatement Effective Date (each, an “Initial Pledgor”) represents and warrants that as of the Restatement Effective Date: (i) each Subsidiary of such Pledgor, and the direct ownership thereof, is listed in Annex B hereto; (ii) the Pledged Stock (and any warrants or options to purchase Pledged Stock) held by such Pledgor consists of the number and type of shares of the stock (or warrants or options to purchase any stock) of the corporations as described in Annex C hereto; (iii) such Pledged Stock referenced in clause (ii) of this paragraph constitutes that percentage of the issued and outstanding capital stock of the issuing corporation as is set forth in Annex C hereto; (iv) the Pledged Notes held by such Pledgor consist of the promissory notes described in Annex D hereto where such Pledgor is listed as the lender; (v) the Pledged Limited Liability Company Interests held by such Pledgor consist of the number and type of interests of the Persons described in Annex E hereto; (vi) each such Pledged Limited Liability Company Interest referenced in clause (v) of this paragraph constitutes that percentage of the issued and outstanding equity interest of the issuing Person as set forth in Annex E hereto; (vii) the Pledged Partnership Interests held by such Pledgor consist of the number and type of interests of the Persons described in Annex F hereto; (viii) each such Pledged Partnership Interest referenced in clause (vii) of this paragraph constitutes that percentage or portion of the entire partnership interest of the issuing Person as set forth in Annex F hereto; (ix) the exact address of each chief executive office of such Pledgor is listed on Annex G hereto; (x) the Pledgor has complied with the respective procedure set forth in Section 3.2(a) hereof with respect to each item of Collateral described in Annexes C through F hereto; and (xi) on the date hereof, such Pledgor owns no other Pledged Securities, Pledged Stock, Pledged Notes, Pledged Limited Liability Company Interests or Pledged Partnership Interests.

3.6 Overriding Provisions with respect to ABL Priority Collateral. Notwithstanding anything to the contrary contained above in this Section 3, or elsewhere in this Agreement or any other Security Document, to the extent the provisions of this Agreement (or any other Security Documents) require the delivery of, or control over, ABL Priority Collateral to be granted to the Pledgee at any time prior to the ABL Credit Documents Obligations Termination Date, then delivery of such ABL Priority Collateral (or control with respect thereto) shall instead be granted to the ABL Collateral Agent, to be held in accordance with the ABL Credit Documents and the Intercreditor Agreement. Furthermore, at all times prior to the ABL Credit Document Obligations Termination Date, the Collateral Agent is authorized by the parties hereto to effect transfers of ABL Priority Collateral at any time in its possession (and any

Exhibit H-1

“control” or similar agreements with respect to ABL Priority Collateral) to the ABL Collateral Agent.

4. APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC. The Pledgee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Collateral, which may be held (in the discretion of the Pledgee) in the name of the relevant Pledgor, endorsed or assigned in blank or in favor of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee.

5. VOTING, ETC., WHILE NO EVENT OF DEFAULT OR SPECIFIED DEFAULT. Unless and until there shall have occurred and be continuing any Event of Default under the Credit Agreement or a Default under Section 10.01 or 10.05 of the Credit Agreement (each such Default, a “Specified Default”), each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral owned by it, and to give consents, waivers or ratifications in respect thereof; provided that, in each case, no vote shall be cast or any consent, waiver or ratification given or any action taken or omitted to be taken which would violate, result in a breach of any covenant contained in, or be inconsistent in any material respect with any of the terms of the Intercreditor Agreement or any Secured Debt Agreement, or which could reasonably be expected to have the effect of impairing the value of the Collateral or any part thereof or the position or interests of the Pledgee or any other Secured Creditor in the Collateral, unless expressly permitted by the terms of the Intercreditor Agreement or the TL Secured Financing Documents. All such rights of each Pledgor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default has occurred and is continuing, and Section 7 hereof shall become applicable.

6. DIVIDENDS AND OTHER DISTRIBUTIONS. Subject to the terms of the Intercreditor Agreement, unless and until there shall have occurred and be continuing an Event of Default, all cash dividends, cash distributions, cash Proceeds and other cash amounts payable in respect of the Collateral shall be paid to the respective Pledgor, provided that all cash dividends payable in respect of the Pledged Stock which are determined by the Pledgee to represent in whole or in part an extraordinary, liquidating or other distribution in return of capital shall be paid, to the extent so determined to represent an extraordinary, liquidating or other distribution in return of capital, to the Pledgee and retained by it as part of the Collateral. Subject to the terms of the Intercreditor Agreement, the Pledgee shall be entitled to receive directly, and to retain as part of the Collateral, subject to the other terms of this Agreement:

(i) all other or additional stock, notes, certificates, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash dividends other than as set forth above) paid or distributed by way of dividend or otherwise in respect of the Collateral;

(ii) all other or additional stock, notes, certificates, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash (although such cash may be paid directly to the respective Pledgor so long as no Event of Default then exists)) paid or distributed in respect of the Collateral by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

Exhibit H-1

(iii) all other or additional stock, notes, certificates, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash) which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate or other reorganization.

Except as set forth in the Intercreditor Agreement, nothing contained in this Section 6 shall limit or restrict in any way the Pledgee’s right to receive the proceeds of the Collateral in any form in accordance with Section 3 of this Agreement. To the extent not inconsistent with the terms of the Intercreditor Agreement, all dividends, distributions or other payments which are received by any Pledgor contrary to the provisions of this Section 6 or Section 7 hereof shall be received in trust for the benefit of the Pledgee, shall be segregated from other property or funds of such Pledgor and shall be forthwith paid over to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

7. REMEDIES IN CASE OF AN EVENT OF DEFAULT OR A SPECIFIED DEFAULT. (a) If there shall have occurred and be continuing an Event of Default, then and in every such case, to the extent not inconsistent with the terms of the Intercreditor Agreement, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement, any other Secured Debt Agreement or by law) for the protection and enforcement of its rights in respect of the Collateral, and the Pledgee shall be entitled to exercise all the rights and remedies of a secured party under the UCC as in effect in any relevant jurisdiction and also shall be entitled, without limitation, to exercise the following rights, which each Pledgor hereby agrees to be commercially reasonable:

(i) to receive all amounts payable in respect of the Collateral otherwise payable under Section 6 hereof to the respective Pledgor;

(ii) to transfer all or any part of the Collateral into the Pledgee’s name or the name of its nominee or nominees;

(iii) to accelerate any Pledged Note which may be accelerated in accordance with its terms, and take any other lawful action to collect upon any Pledged Note (including, without limitation, to make any demand for payment thereon);

(iv) to vote (and exercise all rights and powers in respect of voting) all or any part of the Collateral (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do so);

(v) at any time and from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or, notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise purchase or dispose (all of which are hereby waived by each Pledgor), for cash, on credit

Exhibit H-1

or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine, provided at least 10 days’ written notice of the time and place of any such sale shall be given to the respective Pledgor. The Pledgee shall not be obligated to make any such sale of Collateral regardless of whether any such notice of sale has theretofore been given. Each Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security or the Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Pledgee on behalf of the Secured Creditors may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Pledgee nor any other Secured Creditor shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto; and

(vi) to set off any and all Collateral against any and all Obligations, and to withdraw any and all cash or other Collateral from any and all Collateral Accounts and to apply such cash and other Collateral to the payment of any and all Obligations.

(b) If there shall have occurred and be continuing a Specified Default, then and in every such case, the Pledgee shall be entitled to vote (and exercise all rights and powers in respect of voting) all or any part of the Collateral (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do so).

8. REMEDIES, CUMULATIVE, ETC. Subject to the terms of (and to the extent not inconsistent with) the Intercreditor Agreement, each and every right, power and remedy of the Pledgee provided for in this Agreement or in any other Secured Debt Agreement, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee or any other Secured Creditor of any one or more of the rights, powers or remedies provided for in this Agreement or any other Secured Debt Agreement (including, without limitation, the Intercreditor Agreement) or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any other Secured Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any other Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof. No notice to or demand on any Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Pledgee or any other Secured Creditor to any other or further action in any circumstances without notice or demand. The Secured Creditors agree that this Agreement may be enforced only by the action of the Pledgee, in each case, acting upon the instructions of the Required Secured Creditors, and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may

Exhibit H-1

be exercised by the Pledgee for the benefit of the Secured Creditors upon the terms of this Agreement and the U.S. Security Agreement.

9. APPLICATION OF PROCEEDS. (a) Subject to the terms of the Intercreditor Agreement, all monies collected by the Pledgee upon any sale or other disposition of the Collateral pursuant to the terms of this Agreement, together with all other monies received by the Pledgee hereunder, shall be applied in the manner provided in Section 7.4 of the U.S. Security Agreement.

(b) It is understood that (i) the Pledgors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Obligations (other than the Intermediate Holdco Credit Document Obligations), and (ii) Corporate Holdco and Intermediate Holdco shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Intermediate Holdco Collateral and the aggregate amount of the Intermediate Holdco Credit Document Obligations.

(c) It is understood and agreed by all parties hereto that the Pledgee shall have no liability for any determinations made by it in this Section 9 (including, without limitation, as to whether given Collateral constitutes TL Priority Collateral or ABL Priority Collateral), in each case except to the extent resulting from the gross negligence or willful misconduct of the Pledgee (as determined by a court of competent jurisdiction in a final and non-appealable decision). The parties also agree that the Pledgee may (but shall not be required to), at any time and in its sole discretion, and with no liability resulting therefrom, petition a court of competent jurisdiction regarding any application of Collateral in accordance with the requirements hereof and of the Intercreditor Agreement, and the Pledgee shall be entitled to wait for, and may conclusively rely on, any such determination

10. PURCHASERS OF COLLATERAL. Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making such sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

11. INDEMNITY. Each Pledgor jointly and severally agrees (i) to indemnify, reimburse and hold harmless the Pledgee and each other Secured Creditor and their respective successors, assigns, employees, agents and affiliates (individually an “Indemnitee”, and collectively, the “Indemnitees”) from and against any and all obligations, damages, injuries, penalties, claims, demands, losses, judgments and liabilities (including, without limitation, liabilities for penalties) of whatsoever kind or nature, and (ii) to reimburse each Indemnitee for all reasonable costs, expenses and disbursements, including reasonable attorneys’ fees and expenses, in each case arising out of or resulting from this Agreement or the exercise by any Indemnitee of any right or remedy granted to it hereunder or under any other TL Secured Financing Documents (but excluding any obligations, damages, injuries, penalties, claims, demands, losses, judgments and liabilities (including, without limitation, liabilities for penalties)

Exhibit H-1

or expenses of whatsoever kind or nature to the extent incurred or arising by reason of gross negligence or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision)). In no event shall the Pledgee hereunder be liable, in the absence of gross negligence or willful misconduct on its part (as determined by a court of competent jurisdiction in a final and non-appealable decision), for any matter or thing in connection with this Agreement other than to account for monies or other property actually received by it in accordance with the terms hereof. If and to the extent that the obligations of any Pledgor under this Section 11 are unenforceable for any reason, such Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. The indemnity obligations of each Pledgor contained in this Section 11 shall continue in full force and effect notwithstanding the full payment of all the Notes issued under the Credit Agreement, the full payment of all of the outstanding Intermediate Holdco Indebtedness, the termination of all Interest Rate Protection Agreements, Other Hedging Agreements, Letters of Credit (and the full payment of all Unpaid Drawings), Bank Guaranties (and the full payment of all Unreimbursed Payments), and the payment of all other Obligations and notwithstanding the discharge thereof and the occurrence of the Termination Date.

12. PLEDGEE NOT A PARTNER OR LIMITED LIABILITY COMPANY MEMBER. (a) Nothing herein shall be construed to make the Pledgee or any other Secured Creditor liable as a member of any limited liability company or as a partner of any partnership and neither the Pledgee nor any other Secured Creditor by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall have any of the duties, obligations or liabilities of a member of any limited liability company or as a partner in any partnership. The parties hereto expressly agree that, unless the Pledgee shall become the absolute owner of Collateral consisting of a Limited Liability Company Interest or a Partnership Interest pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture among the Pledgee, any other Secured Creditor, any Pledgor and/or any other Person.

(b) Except as provided in the last sentence of paragraph (a) of this Section 12, the Pledgee, by accepting this Agreement, did not intend to become a member of any limited liability company or a partner of any partnership or otherwise be deemed to be a co-venturer with respect to any Pledgor, any limited liability company, partnership and/or any other Person either before or after an Event of Default shall have occurred. The Pledgee shall have only those powers set forth herein and the Secured Creditors shall assume none of the duties, obligations or liabilities of a member of any limited liability company or as a partner of any partnership or any Pledgor except as provided in the last sentence of paragraph (a) of this Section 12.

(c) The Pledgee and the other Secured Creditors shall not be obligated to perform or discharge any obligation of any Pledgor as a result of the pledge hereby effected.

(d) The acceptance by the Pledgee of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Pledgee or any other Secured Creditor to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral.

Exhibit H-1

13. FURTHER ASSURANCES; POWER-OF-ATTORNEY. (a) Each Pledgor agrees that it will join with the Pledgee in executing and, at such Pledgor’s own expense, file and refile under the UCC or other applicable law such financing statements, continuation statements and other documents, in form reasonably acceptable to the Pledgee, in such offices as the Pledgee (acting on its own or on the instructions of the Required Secured Creditors) may reasonably deem necessary or appropriate and wherever required or permitted by law in order to perfect and preserve the Pledgee’s security interest in the Collateral hereunder and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral (including, without limitation, financing statements which list the Collateral specifically and/or “all assets” as collateral) without the signature of such Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder or thereunder.

(b) Each Pledgor hereby constitutes and appoints the Pledgee its true and lawful attorney-in-fact, irrevocably, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time after the occurrence and during the continuance of an Event of Default, in the Pledgee’s discretion, to act, require, demand, receive and give acquittance for any and all monies and claims for monies due or to become due to such Pledgor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings and to execute any instrument which the Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement, which appointment as attorney is coupled with an interest.

14. THE PLEDGEE AS COLLATERAL AGENT. Subject to the terms of the Intercreditor Agreement, the Pledgee will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood, acknowledged and agreed by each Secured Creditor that by accepting the benefits of this Agreement each such Secured Creditor acknowledges and agrees that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and in Annex I hereto. The Pledgee shall act hereunder on the terms and conditions set forth herein and in Annex I hereto, the terms of which shall be deemed incorporated herein by reference as fully as if the same were set forth herein in its entirety.

15. TRANSFER BY THE PLEDGORS. Except as permitted (i) prior to the Credit Document Obligations Termination Date, pursuant to the Credit Agreement, (ii) thereafter and prior to the TL Obligations Termination Date, pursuant to the other TL Secured Financing Documents, and (iii) thereafter, pursuant to the Intermediate Holdco Credit Documents, no Pledgor will sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein.

Exhibit H-1

16. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGORS. (a) Each Pledgor represents, warrants and covenants as to itself and each of its Subsidiaries that:

(i) it is the legal, beneficial and record owner of, and has good and market-able title to, all of its Collateral consisting of one or more Securities, Partnership Interests and Limited Liability Company Interests and that it has sufficient ownership interest in all of its Collateral in which a security interest is purported to be created hereunder for such security interest to attach (subject, in each case, to no pledge, lien, mortgage, hypothecation, security interest, charge, option, Adverse Claim or other encumbrance whatsoever, except the liens and security interests created by this Agreement or permitted under the Secured Debt Agreements);

(ii) it has full Company power, authority and legal right to pledge all the Collateral pledged by it pursuant to this Agreement;

(iii) this Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable against such Pledgor in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforcement is sought in equity or at law);

(iv) except to the extent already obtained or made, no consent of any other party (including, without limitation, any stockholder, partner, member or creditor of such Pledgor or any of its Subsidiaries) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by such Pledgor in connection with (a) the execution, delivery or performance of this Agreement by such Pledgor, (b) the validity or enforceability of this Agreement against such Pledgor (except as set forth in clause (iii) above), (c) the perfection or enforceability of the Pledgee’s security interest in such Pledgor’s Collateral or (d) except for compliance with or as may be required by applicable securities laws, the exercise by the Pledgee of any of its rights or remedies provided herein;

(v) neither the execution, delivery or performance by such Pledgor of this Agreement, or any other Secured Debt Agreement to which it is a party, nor compliance by it with the terms and provisions hereof and thereof nor the consummation of the transactions contemplated therein: (i) will contravene any material provision of any applicable law, statute, rule or regulation, or any applicable order, writ, injunction or decree of any court, arbitrator or governmental instrumentality, domestic or foreign, applicable to such Pledgor; (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the material properties or assets of such Pledgor or any of its Subsidiaries pursuant to the terms of any indenture, lease, mortgage, deed of trust, credit agreement, loan agreement or any other material agreement, contract or other

Exhibit H-1

instrument to which such Pledgor or any of its Subsidiaries is a party or is otherwise bound, or by which it or any of its material properties or assets is bound or to which it may be subject; or (iii) will violate any provision of the certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation or limited liability company agreement (or equivalent organizational documents), as the case may be, of such Pledgor or any of its Subsidiaries;

(vi) all of such Pledgor’s Collateral consisting of Securities, Limited Liability Company Interests and Partnership Interests has been duly and validly issued, is fully paid and non-assessable and is subject to no options to purchase or similar rights;

(vii) to such Pledgor’s knowledge, each of such Pledgor’s Pledged Notes constitutes, or when executed by the obligor thereof will constitute, the legal, valid and binding obligation of such obligor, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforcement is sought in equity or at law);

(viii) the pledge, collateral assignment and delivery to the Pledgee of such Pledgor’s Collateral consisting of Certificated Securities and Pledged Notes pursuant to this Agreement creates a valid and perfected first priority security interest in such Certificated Securities and Pledged Notes, and the proceeds thereof, subject to no prior Lien or encumbrance or to any agreement purporting to grant to any third party a Lien or encumbrance on the property or assets of such Pledgor which would include the Securities (other than the liens and security interests permitted under the TL Secured Financing Documents then in effect) and the Pledgee is entitled to all the rights, priorities and benefits afforded by the UCC or other relevant law as enacted in any relevant jurisdiction to perfect security interests in respect of such Collateral; and

(ix) “control” (as defined in Section 8-106 of the UCC) has been obtained by the Pledgee over all of such Pledgor’s Collateral consisting of Securities (including, without limitation, Pledged Notes which are Securities) with respect to which such “control” may be obtained pursuant to Section 8-106 of the UCC, except to the extent that the obligation of the applicable Pledgor to provide the Pledgee with “control” of such Collateral has not yet arisen under this Agreement; provided that in the case of the Pledgee obtaining “control” over Collateral consisting of a Security Entitlement, such Pledgor shall have taken all steps in its control so that the Pledgee obtains “control” over such Security Entitlement.

(b) Each Pledgor covenants and agrees that it will defend the Pledgee’s right, title and security interest in and to such Pledgor’s Collateral and the proceeds thereof against the claims and demands of all persons whomsoever; and each Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee by such Pledgor as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Pledgee and the other Secured Creditors.

Exhibit H-1

(c) Each Pledgor covenants and agrees that it will take no action which would violate any of the terms of any TL Secured Financing Document.

17. LEGAL NAMES; TYPE OF ORGANIZATION (AND WHETHER A REGISTERED ORGANIZATION AND/OR A TRANSMITTING UTILITY); JURISDICTION OF ORGANIZATION; LOCATION; ORGANIZATIONAL IDENTIFICATION NUMBERS; CHANGES THERETO; ETC. The exact legal name of each Initial Pledgor, the type of organization of such Initial Pledgor, whether or not such Initial Pledgor is a Registered Organization, the jurisdiction of organization of such Initial Pledgor, such Initial Pledgor’s Location, the organizational identification number (if any) of such Initial Pledgor, and whether or not such Initial Pledgor is a Transmitting Utility, is listed on Annex A hereto for such Initial Pledgor as of the Restatement Effective Date. No Pledgor shall change its legal name, its type of organization, its status as a Registered Organization (in the case of a Registered Organization), its status as a Transmitting Utility or as a Person which is not a Transmitting Utility, as the case may be, its jurisdiction of organization, its Location, or its organizational identification number (if any), except that any such changes shall be permitted (so long as not in violation of the applicable requirements of the TL Secured Financing Documents and so long as same do not involve (x) a Registered Organization ceasing to constitute same or (y) any Pledgor changing its jurisdiction of organization or Location from the United States or a State thereof to a jurisdiction of organization or Location, as the case may be, outside the United States or a State thereof) if (i) it shall have given to the Collateral Agent not less than 15 days’ prior written notice of each change to the information listed on Annex A (as adjusted for any subsequent changes thereto previously made in accordance with this sentence), together with a supplement to Annex A which shall correct all information contained therein for such Pledgor, and (ii) in connection with the respective change or changes, it shall have taken all action reasonably requested by the Collateral Agent to maintain the security interests of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect. In addition, to the extent that any Pledgor does not have an organizational identification number on the date hereof and later obtains one, such Pledgor shall promptly thereafter deliver a notification of the Collateral Agent of such organizational identification number and shall take all actions reasonably satisfactory to the Collateral Agent to the extent necessary to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby fully perfected and in full force and effect.;

18. PLEDGORS’ OBLIGATIONS ABSOLUTE, ETC. The obligations of each Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever (other than termination of this Agreement pursuant to Section 20 hereof), including, without limitation:

(i) any renewal, extension, amendment or modification of, or addition or supplement to or deletion from any Secured Debt Agreement (other than this Agreement in accordance with its terms), or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof;

(ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument including, without limitation,

Exhibit H-1

this Agreement (other than a waiver, consent or extension with respect to this Agreement in accordance with its terms);

(iii) any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee;

(iv) any limitation on any party’s liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or

(v) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Pledgor or any Subsidiary of any Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Pledgor shall have notice or knowledge of any of the foregoing.

19. SALE OF COLLATERAL WITHOUT REGISTRATION. (a) If an Event of Default shall have occurred and be continuing and any Pledgor shall have received from the Pledgee a written request or requests that such Pledgor cause any registration, qualification or compliance under any federal or state securities law or laws to be effected with respect to all or any part of the Collateral consisting of Securities, Limited Liability Company Interests or Partnership Interests, such Pledgor as soon as practicable and at its expense will use its best efforts to cause such registration to be effected (and be kept effective) and will use its best efforts to cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Collateral consisting of Securities, Limited Liability Company Interests or Partnership Interests, including, without limitation, registration under the Securities Act, as then in effect (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with any other governmental requirements; provided that the Pledgee shall furnish to such Pledgor such information regarding the Pledgee as such Pledgor may request in writing and as shall be required in connection with any such registration, qualification or compliance. Each Pledgor will cause the Pledgee to be kept reasonably advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, will furnish to the Pledgee such number of prospectuses, offering circulars and other documents incident thereto as the Pledgee from time to time may reasonably request, and will indemnify, to the extent permitted by law, the Pledgee and all other Secured Creditors participating in the distribution of such Collateral consisting of Securities, Limited Liability Company Interests or Partnership Interests against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to such Pledgor by the Pledgee or such other Secured Creditor expressly for use therein.

Exhibit H-1

(b) If at any time when the Pledgee shall determine to exercise its right to sell all or any part of the Collateral consisting of Securities, Limited Liability Company Interests or Partnership Interests pursuant to Section 7 hereof, and such Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act, as then in effect, the Pledgee may, in its sole and absolute discretion, sell such Collateral or part thereof by private sale in such manner and under such circumstances as the Pledgee may deem necessary or advisable in order that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Pledgee, in its sole and absolute discretion (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof shall have been filed under such Securities Act, (ii) may approach and negotiate with a single possible purchaser to effect such sale, and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof. In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Collateral at a price which the Pledgee, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until the registration as aforesaid.

20. TERMINATION; RELEASE. (a) On the Termination Date (as defined below), this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 11 hereof shall survive any such termination) and the Pledgee, at the request and expense of such Pledgor, will execute and deliver to such Pledgor a proper instrument or instruments (including UCC termination statements) acknowledging the satisfaction and termination of this Agreement (including, without limitation, UCC termination statements and instruments of satisfaction, discharge and/or reconveyance), and will, subject to the provisions of the Intercreditor Agreement, duly release from the security interest created hereby and assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Pledgee or any of its sub-agents hereunder and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by the Pledgee or any of its sub-agents hereunder and, with respect to any Collateral consisting of an Uncertificated Security, a Partnership Interest or a Limited Liability Company Interest (other than an Uncertificated Security, Partnership Interest or Limited Liability Company Interest credited on the books of a Clearing Corporation or Securities Intermediary), a termination of the agreement relating thereto executed and delivered by the issuer of such Uncertificated Security pursuant to Section 3.2(a)(ii) or by the respective partnership or limited liability company pursuant to Section 3.2(a)(iv)(2). As used in this Agreement, “Termination Date” shall mean the date upon which (i) the TL Obligations Termination Date shall have occurred and (ii) all Intermediate Holdco Credit Document Obligations (other than those arising from indemnities for which no claim has been made) then owing have been paid in full.

(b) In the event that any par of the Collateral is sold or otherwise disposed of (to a Person other than a Credit Party) (x) at any time prior to the time at which all Credit Document Obligations have been paid in full and all Commitments, Letters of Credit and Bank Guaranties under the Credit Agreement have been terminated, in connection with a sale or disposition permitted by Section 9.02 of the Credit Agreement, or is otherwise released at the

Exhibit H-1

direction of the Required Lenders (or all the Lenders if required by Section 13.12 of the Credit Agreement) or (y) at any time thereafter, to the extent permitted by the other Secured Debt Agreements, and in the case of clauses (x) and (y), the proceeds of such sale or disposition (or from such release) are applied in accordance with the terms of the Credit Agreement or such other Secured Debt Agreement, as the case may be, to the extent required to be so applied, the Pledgee, at the request and expense of such Pledgor, will duly release from the security interest created hereby (and will execute and deliver such documentation, including termination or partial release statements and the like in connection therewith) and assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or otherwise disposed of, or released, and as may be in the possession of the Pledgee (or, in the case of Collateral held by any sub-agent designated pursuant to Section 4 hereof, such sub-agent) and has not theretofore been released pursuant to this Agreement. Furthermore, upon the release of any U.S. Subsidiary Guarantor from the U.S. Subsidiaries Guaranty in accordance with the provisions thereof, such Pledgor (and the Collateral at such time assigned by the respective Pledgor pursuant hereto) shall be released from this Agreement. Notwithstanding anything to the contrary contained above in this clause (b), at the time of each release of Collateral pursuant to this clause (b), the Pledgor requesting such release shall certify to the Pledgee that, at the time of such release and immediately after giving effect thereto (and to the sale of the respective Collateral), either (x) no Obligations are or will be then due and payable or (y) that all Obligations which will then be due and payable shall be paid on such date in accordance with the requirements of the respective Secured Debt Agreement(s).

(c) At any time that any Pledgor desires that Collateral be released as provided in the foregoing Section 20(a) or (b), such Pledgor shall deliver to the Pledgee (and the relevant sub-agent, if any, designated pursuant to Section 4 hereof) a certificate signed by an officer of such Pledgor stating that the release of the respective Collateral is permitted pursuant to Section 20(a) or (b) hereof. At any time that the U.S. Borrower or the respective Pledgor desires that a Subsidiary of the U.S. Borrower which has been released from the U.S. Subsidiaries Guaranty be released hereunder as provided in the penultimate sentence of Section 20(b), it shall deliver to the Pledgee a certificate signed by an officer of the U.S. Borrower and the respective Pledgor stating that the release of the respective Pledgor (and its Collateral) is permitted pursuant to such Section 20(b). If reasonably requested by the Pledgee (although the Pledgee shall have no obligation to make any such request), the respective Pledgor shall furnish appropriate legal opinions (from counsel, reasonably acceptable to the Pledgee) to the effect set forth in the immediately preceding sentence.

(d) The Pledgee shall have no liability whatsoever to any other Secured Creditor as the result of any release of Collateral by it in accordance with, or which the Collateral Agent believes to be in accordance with, this Section 20.

21. NOTICES, ETC. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be sent or delivered by mail, telegraph, telex, telecopy, cable or courier service and all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Pledgee or any Pledgor shall not be effective until received

Exhibit H-1

by the Pledgee or such Pledgor, as the case may be. All notices and other communications shall be in writing and addressed as follows:

(a) if to any Pledgor, at its address set forth opposite its signature below;

(b) if to the Pledgee, at:

60 Wall Street

New York, NY 10005

Attention: Marguerite Sutton

Telephone No.: 212-250-6150

Telecopier No.: 212-797-4655;

(c) if to any Lender Creditor, either (x) to the Administrative Agent, at the address of the Administrative Agent specified in the Credit Agreement, or (y) at such address as such Lender Creditor shall have specified in the Credit Agreement;

(d) if to any Hedging Creditor or Intermediate Holdco Creditor, at such address as such Hedging Creditor or Intermediate Holdco Creditor shall have specified in writing to each Assignor and the Collateral Agent;

(e) if to the Intermediate Holdco Senior Note Collateral Agent, at:

60 Wall Street

New York, NY 10005

Attention: Marguerite Sutton

Telephone No.: 212-250-6150

Telecopier No.: 212-797-4655;

or at such other address or addressed to such other individual as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

22. WAIVER; AMENDMENT. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Pledgor directly and adversely affected thereby and the Pledgee (with the consent of the Required Secured Creditors); provided that, (i) additional Pledgors may be added as parties hereto from time to time in accordance with Section 30 hereof without the consent of any other Pledgor or of the Secured Creditors, and (ii) any change, waiver, modification or variance (A) affecting the rights and benefits of a single Class of TL Creditors (and not all TL Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors of such affected Class of TL Creditors; and (B) materially and adversely affecting the rights and benefits of the Intermediate Holdco Creditors and not all Secured Creditors in a like or similar manner shall require the written consent of the Requisite Creditors of the Intermediate Holdco Creditors as holders of the Intermediate Holdco Credit Document Obligations; provided, further, however, that notwithstanding anything to the contrary provided in clause (ii) of the immediately preceding proviso, (x) the Required Secured Creditors may agree to modifications to this Agreement and, to the extent so agreed, the Pledgee shall implement such modifications, for the purpose, among other things, of securing additional

Exhibit H-1

extensions of credit (including, without limitation, pursuant to the Credit Agreement or any refinancing or extension thereof) and adding new creditors as “Secured Creditors” hereunder and thereunder (either as par of an existing Class of Secured Creditors or as a newly created Class) and such changes shall not require the written consent of the Requisite Creditors of the various Classes, so long as such extensions (and resulting addition) do not otherwise give rise to an express violation of the terms of the Credit Agreement, the Intermediate Holdco Credit Documents and/or the Interest Rate Protection Agreements or Other Hedging Agreements entitled to the benefits of the Security Documents and (y) said clause (ii) shall not apply to any release of Collateral or any Pledgor (or the termination of this Agreement) effected in accordance with the requirements of Section 20 or 32 of this Agreement. For the purpose of this Agreement and the other Security Documents, the term “Class” shall mean each class of Secured Creditors with outstanding Obligations secured hereby at such time, i.e., whether (x) the Lender Creditors as holders of the Credit Document Obligations, (y) the Hedging Creditors as holders of the Hedging Obligations or (z) the Intermediate Holdco Creditors as holders of the Intermediate Holdco Credit Document Obligations. For the purpose of this Agreement and the other Security Documents, the term “Requisite Creditors” of any Class shall mean each of (x) with respect to the Credit Document Obligations, the Required Lenders (or all Lenders if required pursuant to the Credit Agreement), (y) with respect to the Hedging Obligations, the holders of at least a majority of all Hedging Obligations outstanding from time to time under the Interest Rate Protection Agreements and Other Hedging Agreements (as determined by the Collateral Agent in such reasonable manner as is acceptable to it, and (z) with respect to the Intermediate Holdco Credit Document Obligations, the Intermediate Holdco Collateral Agent acting at the direction of the Intermediate Holdco Required Lenders outstanding from time to time (or, if required by Section 13.12 of the Intermediate Holdco Credit Agreement, all of the Intermediate Holdco Lenders).

23. SUCCESSORS AND ASSIGNS. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect, subject to release and/or termination as set forth in Section 20, (ii) be binding upon each Pledgor, its successors and assigns; provided, however, that no Pledgor shall assign any of its rights or obligations hereunder without the prior written consent of the Pledgee (with the consent of the Required Secured Creditors), and (iii) inure, together with the rights and remedies of the Pledgee hereunder, to the benefit of the Pledgee, the other Secured Creditors and their respective successors, transferees and assigns. All agreements, statements, representations and warranties made by each Pledgor herein or in any certificate or other instrument delivered by such Pledgor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement and the other Secured Debt Agreements regardless of any investigation made by the Secured Creditors or on their behalf.

24. HEADINGS DESCRIPTIVE. The headings of the several Sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

25. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN

Exhibit H-1

ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PLEDGOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PLEDGOR HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PLEDGOR, AND AGREES NOT TO PLEAD OR CLAIM IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS THAT ANY SUCH COURT LACKS PERSONAL JURISDICTION OVER SUCH PLEDGOR. EACH PLEDGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ANY SUCH PLEDGOR AT ITS ADDRESS FOR NOTICES AS PROVIDED IN SECTION 21 ABOVE, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH PLEDGOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SUCH SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE PLEDGEE UNDER THIS AGREEMENT, OR ANY SECURED CREDITOR, TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY PLEDGOR IN ANY OTHER JURISDICTION.

(b) EACH PLEDGOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

26. PLEDGOR’S DUTIES. It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Pledgor shall remain liable to perform all of the

Exhibit H-1

obligations, if any, assumed by it with respect to the Collateral and the Pledgee shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, except for the safekeeping of Collateral actually in Pledgor’s possession, nor shall the Pledgee be required or obligated in any manner to perform or fulfill any of the obligations of any Pledgor under or with respect to any Collateral.

27. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with each Pledgor and the Pledgee.

28. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

29. RECOURSE. This Agreement is made with full recourse to each Pledgor and pursuant to and upon all the representations, warranties, covenants and agreements on the part of such Pledgor contained herein and in the other Secured Debt Agreements and otherwise in writing in connection herewith or therewith.

30. ADDITIONAL PLEDGORS. It is understood and agreed that any Subsidiary of Holdings that is required to become a party to this Agreement after the date hereof pursuant to the requirements of the Credit Agreement or any other Credit Document, shall become a Pledgor hereunder by (x) executing a counterpart hereof and delivering same to the Pledgee, (y) delivering supplements to Annexes A through G hereto as are necessary to cause such annexes to be complete and accurate with respect to such additional Pledgor on such date and (z) taking all actions as specified in this Agreement as would have been taken by such Pledgor had it been an original party to this Agreement, in each case with all documents required above to be delivered to the Pledgee and with all documents and actions required above to be taken to the reasonable satisfaction of the Pledgee.

31. LIMITED OBLIGATIONS. It is the desire and intent of each Pledgor and the Secured Creditors that this Agreement shall be enforced against each Pledgor to the fullest extent permissible under the laws applied in each jurisdiction in which enforcement is sought. Notwithstanding anything to the contrary contained herein, in furtherance of the foregoing, it is noted that the obligations of each Pledgor constituting a U.S. Subsidiary Guarantor have been limited as provided in the U.S. Subsidiaries Guaranty.

(b) To the extent not otherwise provided in a guaranty given by a Pledgor in respect of the Intermediate Holdco Credit Document Obligations, Intermediate Holdco, the Intermediate Holdco Collateral Agent and each other Intermediate Holdco Creditor hereby confirm that it is the intention of all such Persons that the grant of the security interest hereunder by Intermediate Holdco with respect to the Intermediate Holdco Credit Document Obligations and the Intermediate Holdco Obligations of Intermediate Holdco not constitute a fraudulent

Exhibit H-1

transfer or conveyance for purposes of any bankruptcy law (as hereinafter defined), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Agreement and the Intermediate Holdco Credit Document Obligations of Intermediate Holdco hereunder. To effectuate the foregoing intention, the Intermediate Holdco Collateral Agent, the other Intermediate Holdco Creditors and the pledgors of the Intermediate Holdco Collateral hereby irrevocably agree that the Intermediate Holdco Credit Document Obligations of the second lien pledgors hereunder at any time shall be limited to the maximum amount (after taking into account any guaranty of the Intermediate Holdco Priority Obligations by such pledgors) as will result in the Intermediate Holdco Credit Document Obligations of the second lien pledgors hereunder not constituting a fraudulent transfer or conveyance. For purposes hereof, “bankruptcy law” means any proceeding of the type referred to in Section 10.06 of the Intermediate Holdco Credit Agreement or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

32. RELEASE OF PLEDGORS. If at any time all of the Equity Interests of any Pledgor owned by the U.S. Borrower or any of its Subsidiaries are sold (to a Person other than the U.S. Borrower or any of its Wholly-Owned Subsidiaries) in a transaction permitted pursuant to the Credit Agreement (and which does not violate the terms of any other Secured Debt Agreement then in effect), then, at the request and expense of the U.S. Borrower, the respective Pledgor shall be released as a Pledgor pursuant to this Agreement without any further action hereunder (it being understood that the sale of all of the Equity Interests in any Person that owns, directly or indirectly, all of the Equity Interests in any Pledgor shall be deemed to be a sale of all of the Equity Interests in such Pledgor for purposes of this Section), and the Pledgee is authorized and directed to execute and deliver such instruments of release as are reasonably satisfactory to it. At any time that the U.S. Borrower desires that a Pledgor be released from this Agreement as provided in this Section 32, the U.S. Borrower shall deliver to the Pledgee a certificate signed by an officer of the U.S. Borrower stating that the release of the respective Pledgor is permitted pursuant to this Section 32. If reasonably requested by Pledgee (although the Pledgee shall have no obligation to make any such request), the U.S. Borrower shall furnish legal opinions (from counsel acceptable to the Pledgee) to the effect set forth in the immediately preceding sentence. The Pledgee shall have no liability whatsoever to any other Secured Creditor as a result of the release of any Pledgor by it in accordance with, or which it believes to be in accordance with, this Section 32.

* * * *

Exhibit H-1

IN WITNESS WHEREOF, each Pledgor and the Pledgee have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

Address:

Each assignor’s address is as listed on Annex A attached hereto	DHM HOLDING COMPANY, INC.,
DOLE HOLDING COMPANY, LLC,
DOLE FOOD COMPANY, INC.,
CALAZO CORPORATION,
AG 1970, INC.,
AG 1971, INC.,
AG 1972, INC.,
ALYSSUM CORPORATION,
BARCLAY HOLLANDER CORPORATION,
BUD ANTLE, INC.,
CALICAHOMES, INC.,
CALIFORNIA POLARIS, INC.,
CB NORTH, LLC,
CB SOUTH, LLC,
DOLE ABPIK, INC.,
DOLE ARIZONA DRIED FRUIT AND NUT COMPANY,
DOLE CARROT COMPANY,
DOLE CITRUS,
DOLE DF&N, INC.,
DOLE DRIED FRUIT AND NUT COMPANY, A CALIFORNIA GENERAL PARTNERSHIP,
DOLE FARMING, INC.,
DOLE FRESH VEGETABLES, INC.,
DOLE ORLAND, INC.,
DOLE PACKAGED FOODS, LLC,
E. T. WALL COMPANY,
EARLIBEST ORANGE ASSOCIATION, INC.,
FALLBROOK CITRUS COMPANY, INC.,
LINDERO HEADQUARTERS COMPANY, INC.,
LINDERO PROPERTY, INC.,
MILAGRO RANCH, LLC,
OCEANVIEW PRODUCE COMPANY,
PRAIRIE VISTA, INC.,
RANCHO MANANA, LLC, each as a Pledgor

By:
Name:
Title:

Exhibit H-1

ROYAL PACKING CO.,
VELTMAN TERMINAL CO.,
BANANERA ANTILLANA (COLOMBIA), INC.,
CLOVIS CITRUS ASSOCIATION,
DELPHINIUM CORPORATION,
DOLE BERRY COMPANY, LLC,
DOLE EUROPE COMPANY,
DOLE FOODS FLIGHT OPERATIONS, INC.,
DOLE FRESH FLOWERS, INC.,
DOLE NORTHWEST, INC.,
DOLE SUNFRESH EXPRESS, INC.,
STANDARD FRUIT AND STEAMSHIP COMPANY,
STANDARD FRUIT COMPANY,
SUN COUNTRY PRODUCE, INC.,
WEST FOODS, INC.,
COOL ADVANTAGE, INC.,
COOL CARE, INC.,
FLOWERNET, INC.,
SAW GRASS TRANSPORT, INC.,
BLUE ANTHURIUM, INC.,
CERULEAN, INC.,
DOLE DIVERSIFIED, INC.,
DOLE LAND COMPANY, INC.,
DOLE PACKAGED FOODS CORPORATION,
LA PETITE D’AGEN, INC.,
M K DEVELOPMENT, INC.,
MALAGA COMPANY, INC.,
MUSCAT, INC.,
OAHU TRANSPORT COMPANY, LIMITED,
WAHIAWA WATER COMPANY, INC.,
ZANTE CURRANT, INC.,
DIVERSIFIED IMPORTS CO.,
DOLE ASSETS, INC.,
DOLE FRESH FRUIT COMPANY,
DOLE HOLDINGS, INC.,
DOLE LOGISTICS SERVICES, INC.,
DOLE OCEAN CARGO EXPRESS, INC.,
DOLE OCEAN LINER EXPRESS, INC.,
RENAISSANCE CAPITAL CORPORATION, each as a Pledgor

By:
Name:
Title:

Exhibit H-1

SUN GIANT, INC.,
DNW SERVICES COMPANY,
PACIFIC COAST TRUCK COMPANY,
PAN-ALASKA FISHERIES, INC.,
each as a Pledgor

By:
Name:
Title:

Exhibit H-1

Accepted and Agreed to:

DEUTSCHE BANK AG NEW YORK BRANCH,

      as Collateral Agent and Pledgee

By:
Name:
Title:

By:
Name:
Title:

ANNEX A

to

U.S. PLEDGE AGREEMENT

SCHEDULE OF LEGAL NAMES, TYPE OF ORGANIZATION

(AND WHETHER A REGISTERED ORGANIZATION AND/OR

A TRANSMITTING UTILITY), JURISDICTION OF ORGANIZATION,

LOCATION AND ORGANIZATIONAL IDENTIFICATION NUMBERS

Exact Legal Name of Pledgor	Type of Organization (or, if the Pledgor is an Individual, so indicate)	Registered Organization? (Yes/No)	Jurisdiction of Organization	Pledgor’s Location (for purposes of NY UCC § 9-307)	Pledgor’s Organization Identification Number (or, if it has none, so indicate)	Transmitting Utility? (Yes/No)

[to be updated]

ANNEX B

to

U.S. PLEDGE AGREEMENT

SCHEDULE OF SUBSIDIARIES

ENTITY	OWNERSHIP	JURISDICTION OF ORGANIZATION

[to be updated]

ANNEX C

to

U.S. PLEDGE AGREEMENT

SCHEDULE OF STOCK

1.	Pledgor: [ ]

Name of Issuing Corporation	Type of Shares	Number of Shares	Certificate No.	Percentage Owned	Sub-clause of Section 3.2(a) of Pledge Agreement

2.	Pledgor: [ ]

Name of Issuing Corporation	Type of Shares	Number of Shares	Certificate No.	Percentage Owned	Sub-clause of Section 3.2(a) of Pledge Agreement

[to be updated]

ANNEX D

to

U.S. PLEDGE AGREEMENT

SCHEDULE OF NOTES

1.	[ ]

Amount	Maturity Date	Obligor	Sub-clause of Section 3.2(a) of Pledge Agreement

2.	[ ]

Amount	Maturity Date	Obligor	Sub-clause of Section 3.2(a) of Pledge Agreement

[to be updated]

ANNEX E

to

U.S. PLEDGE AGREEMENT

SCHEDULE OF LIMITED LIABILITY COMPANY INTERESTS

[to be updated]

ANNEX F

to

U.S. PLEDGE AGREEMENT

SCHEDULE OF PARTNERSHIP INTERESTS

1.	[ ]

Name of Issuing Partnership	Type of Interest	Percentage Owned	Sub-clause of Section 3.2(a) of Pledge Agreement

[to be updated]

ANNEX G

to

U.S. PLEDGE AGREEMENT

SCHEDULE OF CHIEF EXECUTIVE OFFICES

Each Pledgor’s Chief Executive Office is the same as such Pledgor’s Location, as listed on Annex A.

[to be updated]

ANNEX H

to

U.S. PLEDGE AGREEMENT

Form of Agreement Regarding Uncertificated Securities,

Limited Liability Company Interests and Partnership Interests

AGREEMENT (as amended, modified, restated and/or supplemented from time to time, this “Agreement”), dated as of [                    , 200    ], among the undersigned pledgor (the “Pledgor”), [                    ], not in its individual capacity but solely as Collateral Agent (the “Pledgee”), and [                    ], as the issuer of the Uncertificated Securities, Limited Liability Company Interests and/or Partnership Interests (each as defined below) (the “Issuer”).

W I T N E S S T H :

WHEREAS, the Pledgor, certain of its affiliates and the Pledgee have entered into a Pledge Agreement, dated as of March [    ], 2003, amended and restated as of                     , 2004 and further amended and restated as of April 12, 2006 (as so amended and restated and as the same may be further amended, modified, restated and/or supplemented from time to time, the “U.S. Pledge Agreement”), under which, among other things, in order to secure the payment of the Obligations (as defined in the U.S. Pledge Agreement), the Pledgor has or will pledge to the Pledgee for the benefit of the Secured Creditors (as defined in the Pledge Agreement), and grant a security interest in favor of the Pledgee for the benefit of the Secured Creditors in, all of the right, title and interest of the Pledgor in and to any and all Collateral (as defined in the Pledge Agreement) constituting [“uncertificated securities” (as defined in Section 8-102(a)(18) of the Uniform Commercial Code, as adopted in the State of New York) (“Uncertificated Securities”)] [Partnership Interests (as defined in the Pledge Agreement)] [Limited Liability Company Interests (as defined in the Pledge Agreement)], from time to time by the Issuer, whether now existing or hereafter from time to time acquired by the Pledgor (with all of such [Uncertificated Securities] [Partnership Interests] [Limited Liability Company Interests] being herein collectively called the “Issuer Pledged Interests”); and

WHEREAS, the Pledgor desires the Issuer to enter into this Agreement in order to perfect the security interest of the Pledgee under the U.S. Pledge Agreement in the Issuer Pledged Interests, to vest in the Pledgee control of the Issuer Pledge Interests and to provide for the rights of the parties under this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. The Pledgor hereby irrevocably authorizes and directs the Issuer, and the Issuer hereby agrees, to comply with any and all instructions and orders originated by the Pledgee (and its successors and assigns) regarding any and all of the Issuer Pledged Interests without the further consent by the registered owner (including the Pledgor), and, following its receipt of a notice from the Pledgee stating that an “Event of Default” has occurred and is continuing, not to comply with any instructions or orders regarding any or all of the Issuer Pledged

Annex H

Interests originated by any person or entity other than the Pledgee (and its successors and assigns) or a court of competent jurisdiction.

2. The Issuer hereby certifies that (i) no notice of any security interest, lien or other encumbrance or claim affecting the Issuer Pledged Interests (other than the security interest of the Pledgee) has been received by it, and (ii) the security interest of the Pledgee in the Issuer Pledged Interests has been registered in the books and records of the Issuer.

3. The Issuer hereby represents and warrants that (i) the pledge by the Pledgor of, and the granting by the Pledgor of a security interest in, the Issuer Pledged Interests to the Pledgee, for the benefit of the Secured Creditors, does not violate the charter, by-laws, partnership agreement, membership agreement or any other agreement governing the Issuer or the Issuer Pledged Interests, and (ii) the Issuer Pledged Interests consisting of capital stock of a corporation are fully paid and nonassessable.

4. All notices, statements of accounts, reports, prospectuses, financial statements and other communications to be sent to the Pledgor by the Issuer in respect of the Issuer will also be sent to the Pledgee at the following address:

60 Wall Street

New York, NY 10005

Attention: Marguerite Sutton

Telephone No.: 212-250-6150

Telecopier No.: 212-797-4655

5. Following its receipt of a notice from the Pledgee stating that the Pledgee is exercising exclusive control of the Issuer Pledged Interests and until the Pledgee shall have delivered written notice to the Issuer that all of the Obligations have been paid in full and this Agreement is terminated, the Issuer will send any and all redemptions, distributions, interest or other payments in respect of the Issuer Pledged Interests from the Issuer for the account of the Pledgee only by wire transfers to such account as the Pledgee shall instruct.

6. Except as expressly provided otherwise in Sections 4 and 5, all notices, instructions, orders and communications hereunder shall be sent or delivered by mail, telegraph, telex, telecopy, cable or overnight courier service and all such notices and communications shall, when mailed, telexed, telecopied, cabled or sent by overnight courier, be effective when deposited in the mails or delivered to overnight courier, prepaid and properly addressed for delivery on such or the next Business Day, or sent by telex or telecopier, except that notices and communications to the Pledgee or the Issuer shall not be effective until received. All notices and other communications shall be in writing and addressed as follows:

Annex H

(a) if to the Pledgor, at:

      Attention:

      Telephone No.:

      Fax No.:

(b) if to the Pledgee, at the address given in Section 4 hereof;

(c) if to the Issuer, at:

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder. As used in this Section 6, “Business Day” means any day other than a Saturday, Sunday, or other day in which banks in New York are authorized to remain closed.

7. This Agreement shall be binding upon the successors and assigns of the Pledgor and the Issuer and shall inure to the benefit of and be enforceable by the Pledgee and its successors and assigns. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever except in writing signed by the Pledgee, the Issuer and the Pledgor.

8. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its principles of conflict of laws.

Annex H

IN WITNESS WHEREOF, the Pledgor, the Pledgee and the Issuer have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

[ ],
as Pledgor

By
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH,
not in its individual capacity but solely as Collateral Agent and Pledgee

By
Name:
Title:

By
Name:
Title:

[ ],
as the Issuer

By
Name:
Title:

ANNEX I

to

U.S. PLEDGE AGREEMENT

THE PLEDGEE AND

SECURED CREDITOR ACKNOWLEDGEMENTS 1

1. Appointment. The Secured Creditors, by their acceptance of the benefits of the Amended and Restated U.S. Pledge Agreement to which this Annex I is attached (the “U.S. Pledge Agreement”) hereby irrevocably designate Deutsche Bank AG New York Branch (and any successor Pledgee) to act as specified herein, therein, in the other Security Documents and in the Intercreditor Agreement. Each Secured Creditor hereby irrevocable authorizes, and each holder of any Obligation by the acceptance of such Obligation and by the acceptance of the benefits of the Pledge Agreement and the other Security Documents shall be deemed irrevocably to authorize, the Pledgee to take such action on its behalf under the provisions of the Security Documents, the Intercreditor Agreement and any instruments and agreements referred to therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Pledgee by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Pledgee may perform any of its duties hereunder or thereunder by or through its authorized agents, sub-agents or employees. The Pledgee, for itself and its successors and assigns, hereby accepts such appointment created hereby upon the terms and conditions specified herein.

2. Nature of Duties. (i) The Pledgee shall have no duties or responsibilities except those expressly set forth herein, in the respective Security Documents and in the Intercreditor Agreement. The duties of the Pledgee shall be mechanical and administrative in nature; the Pledgee shall not have by reason of this Agreement, any other Credit Document or any other Secured Debt Agreement a fiduciary relationship in respect of any Secured Creditor; and nothing in this Agreement, any other Credit Document or any other Secured Debt Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Pledgee any obligations in respect of the Security Documents except as expressly set forth herein and therein.

(b) The Pledgee shall not be responsible for insuring the Collateral (which term, for purposes of this Annex I, shall include the “collateral” under all of the Security Documents) or for the payment of taxes, charges or assessments or discharging of Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

(c) The Pledgee shall not be required to ascertain or inquire as to the performance by any Pledgor of any of the covenants or agreements contained in any Security Document, any other Credit Document or any other Secured Debt Agreement.

[1]

Unless otherwise defined herein, all capitalized terms used herein (x) and defined in the U.S. Pledge Agreement, are used herein as therein defined and (y) not defined in the U.S. Pledge Agreement, are used herein as defined in the Credit Agreement referenced in the U.S. Pledge Agreement.

Annex I

(d) The Pledgee shall be under no obligation or duty to take any action under, or with respect to, any Security Document or the Intercreditor Agreement if taking such action (i) would subject the Pledgee to a tax in any jurisdiction where it is not then subject to a tax or (ii) would require the Pledgee to qualify to do business, or obtain any license, in any jurisdiction where it is not then so qualified or licensed or (iii) would subject the Pledgee to in personam jurisdiction in any locations where it is not then so subject.

(e) Notwithstanding any other provision of this Annex I, neither the Pledgee nor any of its officers, directors, employees, affiliates or agents shall, in its individual capacity, be personally liable for any action taken or omitted to be taken by it in accordance with, or pursuant to this Annex I of, the U.S. Pledge Agreement, any other Security Document or the Intercreditor Agreement, unless caused by its or their own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

(f) Notwithstanding any other provision of any Security Document, the Intercreditor Agreement or this Annex I, the Pledgee shall not be responsible or liable for perfecting, or maintaining the priority of, the Liens created pursuant to the Security Documents.

3. Lack of Reliance on the Pledgee. Independently and without reliance upon the Pledgee, each Secured Creditor, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of each Pledgor and its Subsidiaries in connection with the making and the continuance of the Obligations and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of each Pledgor and its Subsidiaries, and the Pledgee shall have no duty or responsibility, either initially or on a continuing basis, to provide any Secured Creditor with any credit or other information with respect thereto, whether coming into its possession before the extension of any Obligations or the purchase of any Notes or Intermediate Holdco Notes or at any time or times thereafter. The Pledgee shall not be responsible or liable in any manner whatsoever to any Secured Creditor for the correctness of any recitals, statements, information, representations or warranties herein, in the other Secured Debt Agreements or in any document, certificate or other writing delivered in connection herewith or therewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of any Security Document or the security interests granted thereunder or the financial condition of any Pledgor or any Subsidiary of any Pledgor or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of any Security Document or any other Secured Debt Agreement, or the financial condition of any Pledgor or any Subsidiary of any Pledgor, or the existence or possible existence of any Default or Event of Default (or similar term) under any Secured Debt Agreement. The Pledgee makes no representations as to the value or condition of the Collateral or any part thereof, or as to the title of any Pledgor thereto or as to the security afforded by any Security Document.

4. Certain Rights of the Pledgee. (a) No Secured Creditor shall have the right to take any action with respect to (or against) any Collateral, or cause the Pledgee to take any action with respect to (or against) any Collateral, with only the Required Secured Creditors having the right to direct the Pledgee by written instruction in accordance with Section 4(d) of this Annex I

Annex I

to take any such action. Except for actions required to be taken by the Pledgee in accordance with the respective Security Documents, if the Pledgee shall request instructions from the Required Secured Creditors with respect to any act or action (including failure to act) in connection with any Security Document and the Required Secured Creditors shall fail to instruct the Pledgee with respect to any act or action (including failure to act and refrain from acting) in connection with such Security Document, the Pledgee shall be entitled to refrain from such act or taking such action unless and until it shall have received express instructions from the Required Secured Creditors and to the extent requested, appropriate indemnification in respect of actions to be taken, and the Pledgee shall not incur liability to any Secured Creditor or any other Person by reason of so refraining. Without limiting the foregoing, (x) no Secured Creditor shall have any right of action whatsoever against the Pledgee as a result of the Pledgee acting or refraining from acting hereunder or under the Security Documents in accordance with the instructions of the Required Secured Creditors or as expressly provided in the Security Documents and (y) without limiting preceding clause (x), the Pledgee shall not be liable to any Secured Creditor or any other Person for any action taken or omitted to be taken by it hereunder or under the Security Documents, unless caused by its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

(b) Notwithstanding anything to the contrary contained herein (and subject to Section 2(f) of this Annex I), the Pledgee is authorized, but not obligated, (i) to take any action reasonably required to perfect or continue the perfection of the Liens on the Collateral for the benefit of the Secured Creditors and (ii) when instructions from the Required Secured Creditors have been requested by the Pledgee but have not yet been received, to take any action which the Pledgee, in good faith, believes to be reasonably required to promote and protect the interests of the Secured Creditors in the Collateral; provided that once instructions have been received, the actions of the Pledgee shall be governed thereby and the Pledgee shall not take any further action which would be contrary thereto.

(c) Notwithstanding anything to the contrary contained herein or in any Security Document, the Pledgee shall not be required to take or refrain from taking, and shall have no liability to any Secured Creditor for taking or refraining from taking, any action that exposes or, in the good faith judgment of the Pledgee may expose, the Pledgee or its officers, directors, agents, employees or representatives to personal liability, unless the Pledgee shall be adequately indemnified as provided herein or that is, or in the good faith judgment of the Pledgee may be, contrary to any Security Document, any other Secured Debt Agreement or applicable law.

(d) For purposes of each Security Document, each Secured Creditor shall appoint a Person as such Secured Creditor’s authorized representative (each, an “Authorized Representative”) for the purpose of giving or delivering any notices or instructions thereunder. Any instructions given by the Required Secured Creditors to the Pledgee pursuant to the Security Documents shall be in writing signed by the Authorized Representative(s) of the various Secured Creditors comprising the Required Secured Creditors with respect to such instructions and such instructions shall certify to and for the benefit of the Pledgee that the Secured Creditors issuing or delivering such instructions constitute the Required Secured Creditors for purposes of this Section 4 and the instructions being delivered. The Pledgee shall be entitled to conclusively and absolutely rely on such instructions and certification as to the identity of the Required Secured

Annex I

Creditors with respect to such instructions, and the Pledgee shall not be required to take any action, and shall not be liable to any Secured Creditor for failing or refusing to act, pursuant to any instructions which are not given or delivered by the Authorized Representatives of various Secured Creditors comprising the Required Secured Creditors with respect to such instructions. The parties hereto acknowledge that the Authorized Representative of each of the Secured Creditors shall be (x) the Administrative Agent, in the case of the Lender Creditors, (y) the Intermediate Holdco Collateral Agent, in the case of the Intermediate Holdco Creditors and (z) in the case of any Hedging Creditor, such representative as may be designated by such Hedging Creditor by written notice to the Pledgee from time to time.

5. Reliance; Interpretation. The Pledgee shall be entitled to rely, and shall be fully protected in relying, upon, any note, writing, resolution, notice, statement, certificate, telex, teletype or telescopes message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper Person or entity, and, with respect to all legal matters pertaining hereto or to the Security Documents and its duties thereunder and hereunder, upon advice of counsel selected by it. If, in its good faith judgment, the Pledgee reasonably believes that any instructions given or delivered pursuant to any Security Document or the Intercreditor Agreement require judicial interpretation or are invalid or otherwise contrary to the provisions of any Security Document, the Intercreditor Agreement, any other Secured Debt Agreement or applicable law, the Pledgee shall have the right to petition a court of competent jurisdiction to determine the validity of, or otherwise interpret, any such instructions. In such event, the Pledgee shall not be required to carry out such instructions unless directed to do so, or it is determined that it may do so, by such court.

6. Indemnification. To the extent the Pledgee is not reimbursed and indemnified by the Pledgors under the Security Documents or the Intercreditor Agreement, the TL Creditors will reimburse and indemnify the Pledgee, in proportion to their respective outstanding principal amounts (including, for this purpose, the Stated Amount of outstanding Letters of Credit (without giving effect to clause (y) of the proviso in the definition of Stated Amount), the Face Amount of outstanding Bank Guaranties (without giving effect to clause (y) of the proviso in the definition of Face Amount) and any unpaid TL Primary Obligations in respect of Interest Rate Protection Agreements and Other Hedging Agreements, as outstanding principal) of Obligations, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Pledgee in performing its duties hereunder, or in any way relating to or arising out of its actions as Pledgee in respect of the Security Documents except for those resulting solely from the Pledgee’s own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). The indemnities set forth in this Section 6 shall survive the repayment of all Obligations, with the respective indemnification at such time to be based upon the outstanding principal amounts (determined as described above) of Obligations at the time of the respective occurrence upon which the claim against the Pledgee is based or, if same is not reasonably determinable, based upon the outstanding principal amounts (determined as described above) of Obligations as in effect immediately prior to the termination of the Security Documents. The indemnities set forth in this Section 6 are in addition to any indemnities provided by the Lenders to the Pledgee pursuant to the Credit Agreement, with the effect being that the Lenders shall be responsible for indemnifying the Pledgee to the extent the Pledgee does not receive payments pursuant to this

Annex I

Section 6 of this Annex I from the TL Creditors (although in such event, and upon the payment in full of all such amounts owing to the Pledgee by the Lenders, the Lenders shall be subrogated to any rights of the Pledgee to receive payment from the TL Creditors).

7. The Pledgee in its Individual Capacity. With respect to its obligations as a Secured Creditor under any Secured Debt Agreement to which the Pledgee is a party, and to act as agent under one or more of such Secured Debt Agreements, the Pledgee shall have the rights and powers specified therein and herein for a “Secured Creditor”, and may exercise the same rights and powers as though it were not performing the duties specified herein; and the terms “Secured Creditors”, “Required Secured Creditors”, “TL Creditors”, “Lender Creditors”, “Lenders”, “Required Lenders”, “Requisite Lenders”, “Hedging Creditors”, “holders of Notes”, “Intermediate Holdco Creditors”, “Intermediate Holdco Lenders”, or any similar terms shall, unless the context clearly otherwise indicates, include the Pledgee in its individual capacity. The Pledgee and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with any Pledgor or any Affiliate or Subsidiary of any Pledgor as if it were not performing the duties specified herein or in the other Secured Debt Agreements, and may accept fees and other consideration from the Pledgors for services in connection with the Credit Agreement, the other Secured Debt Agreements and otherwise without having to account for the same to the Secured Creditors.

8. Holders. The Pledgee may deem and treat the payee of any Note or the registered owner of any Intermediate Holdco Note as the owner respectively thereof for all purposes hereof unless and until written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Pledgee. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note or the registered owner of any Intermediate Holdco Note, shall be final and conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or Intermediate Holdco Note, or of any Note or Intermediate Holdco Note issued in exchange therefor.

9. Resignation and Removal of the Pledgee. (a) The Pledgee may resign from the performance of all of its functions and duties hereunder and under the other Security Documents at any time by giving 30 Business Days’ prior written notice to the Borrower and the Authorized Representatives. Such resignation shall take effect upon the appointment of a successor Pledgee pursuant to clause (b) or (c) below.

(b) Upon any such notice of resignation by the Pledgee, the Required Secured Creditors, with the consent (unless a Specified Default or an Event of Default shall exist, in which case no such consent shall be required) of Holdings (which consent shall not be unreasonably withheld or delayed), shall then appoint a successor Pledgee who shall serve as Pledgee hereunder or thereunder until such time, if any, as the Required Secured Creditors appoint a successor Pledgee as provided above.

(c) If no successor Pledgee has been appointed pursuant to clause (b) above by the 30th Business Day after the date of such notice of resignation was given by the Pledgee, as a result of a failure by Holdings to consent to the appointment of such a successor Pledgee, (i) the Pledgee shall then appoint a successor Pledgee who shall serve as Pledgee hereunder or

Annex I

thereunder or (ii) if the Pledgee shall have failed to appoint a successor Pledgee by the 25th Business Day after the date such notice of resignation was given by the Pledgee, the Pledgee may appoint (or petition a court of competent jurisdiction to appoint) a successor Pledgee who shall serve as Pledgee hereunder or thereunder, in either such case until such time, if any, as the Required Secured Creditors appoint a successor Pledgee as provided above.

(d) Notwithstanding anything to the contrary contained herein, after the TL Obligations Termination Date, the Required Secured Creditors may remove the Pledgee by an instrument in writing executed by the Required Secured Creditors and, thereupon, appoint a successor Pledgee designated by the Required Secured Creditors, effective as provided in Section 9(e) below.

(e) The resignation or removal of a Pledgee shall become effective only upon the execution and delivery of such documents or instruments as are necessary to transfer the rights and obligations of the Pledgee under the Security Documents and the recording or filing of such documents, instruments or financing statements as may be necessary to maintain the priority and perfection of any security interest granted by the Security Documents. Copies of each such document or instrument shall be delivered to Holdings, the Administrative Agent and the Intermediate Holdco Collateral Agent. The appointment of a successor Pledgee pursuant to this Section 9 of this Annex I shall become effective upon the acceptance of such appointment (and execution by such successor of the documents, instruments or financing statements referred to above) and such successor Pledgee shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Pledgee.

(f) After any resignation or removal hereunder of the Pledgee, the indemnification provisions specified in this Annex I and in the Credit Documents shall continue to inure to its benefit as to any actions taken or omitted to be taken by it in connection with its agency hereunder while it was Pledgee.

10. Co-Pledgees; Separate Pledgees. (a) If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or the Pledgee shall be advised by counsel, satisfactory to it, that it is necessary or prudent in the interest of the Pledgee or the Secured Creditors (or any class thereof), then the Pledgee shall be entitled to appoint one or more sub-Pledgees or co-Pledgees, and in such case the Pledgee, the U.S. Borrower and each of the other Pledgors having an interest in the Collateral located in the jurisdiction in which such separate or sub-Pledgee or co-Pledgee is to act shall execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more individuals approved by the Pledgee, either to act as co-Pledgee or co-Pledgees jointly with the Pledgee originally named herein or any successor or successors, or to act as a separate or sub-Pledgee or agents of the Pledgee and the Secured Creditors in respect of any or all of the Collateral. If the U.S. Borrower and each of the other Pledgors having an interest in the Collateral located in the jurisdiction in which such separate or sub-Pledgee or co-Pledgee is to act shall not have joined in the execution of such instruments or agreements within 10 days after the receipt of a written request from the Pledgee so to do, or if a Default or an Event of Default shall be continuing, the Pledgee may act under the foregoing provisions of this Section 10 of this Annex I without the concurrence of the U.S. Borrower and the other Pledgors, and the U.S. Borrower and each of the other Pledgors hereby irrevocably

Annex I

appoint the Pledgee as their agent and attorney to act for them under the foregoing provisions of this Section l0 in either of such contingencies.

(b) Every separate or sub-Pledgee (and all references herein to a “separate Pledgee” shall be deemed to refer also to a “sub-Pledgee” or a “collateral sub-agent”) and every co-Pledgee, other than any Pledgee which may be appointed as successor to any Pledgee, shall, to the extent permitted by applicable law, be appointed and act and be such, subject to the following provisions and conditions, namely:

(i) all rights, remedies, powers, duties and obligations conferred upon, reserved to or imposed upon the Pledgee in respect of the custody, control and management of monies, papers or securities shall be exercised solely by the Pledgee hereunder;

(ii) all rights, remedies, powers, duties and obligations conferred upon, reserved to or imposed upon the Pledgee hereunder shall be conferred, reserved or imposed and exercised or performed by the Pledgee and such separate Pledgee or separate Pledgees or co-Pledgee or co-Pledgees, jointly or severally, as shall be provided in the instrument appointing such separate Pledgee or separate Pledgees or co-Pledgee or co-Pledgees, except to the extent that, under any law of any jurisdiction in which any particular act or acts are to be performed, the Pledgee shall be incompetent or unqualified to perform such act or acts, in which event such rights, remedies, powers, duties and obligations shall be exercised and performed by such separate Pledgee or separate Pledgees or co-Pledgee or co-Pledgees;

(iii) no power given hereby to, or which it is provided hereby may be exercised by, any such separate Pledgee or separate Pledgees or co-Pledgee or co-Pledgees shall be exercised hereunder by such separate Pledgee or separate Pledgees or co-Pledgee or co-Pledgees except (subject to applicable law) jointly with, or with the consent or at the direction in writing of, the Pledgee (which direction shall be made in accordance with the provisions of the U.S. Pledge Agreement);

(iv) all provisions of the respective Security Documents and the Intercreditor Agreement relating to the Pledgee or to releases of Collateral shall apply to any such separate Pledgee or separate Pledgees or co-Pledgee or co-Pledgees;

(v) no Pledgee constituted under this Section 10 of this Annex I shall be personally liable by reason of any act or omission of any other separate or co-Pledgee or the Pledgee hereunder; and

(vi) the Pledgee at any time by an instrument in writing, executed by it, may accept the resignation of any such separate Pledgee or co-Pledgee and the Pledgee or the Required Secured Creditors may individually or jointly remove any such separate Pledgee or co-Pledgee, and in that case, by an instrument in writing executed by the Pledgee or the Required Secured Creditors, as the case may be, and the Pledgee or the Required Secured Creditors, as the case may be, may appoint a successor to such separate Pledgee or co-Pledgee, as the case may be, anything in this Annex I to the contrary

Annex I

notwithstanding. If the Borrower and each of the other Pledgors shall not have joined in the execution of any such instrument within 10 days after the receipt of a written request from the Pledgee so to do, or if a Default or an Event of Default shall be continuing, the Pledgee shall have the power to accept the resignation of or remove any such separate Pledgee or co-Pledgee and to appoint a successor to such separate Pledgee or co-Pledgee, as the case may be, and to execute any such instrument without the concurrence of the Borrower or such other Pledgors, and the Borrower and each of the other Pledgors hereby irrevocably appoint the Pledgee their agent and attorney to act for them in such connection in either of such contingencies. If the Pledgee shall have appointed a separate Pledgee or separate Pledgees or co-Pledgee or co-Pledgees as above provided, the Pledgee may at any time, by an instrument in writing, accept the resignation of or remove any such separate Pledgee or co-Pledgee, the successor to any such separate Pledgee or co-Pledgee to be appointed by the Borrower and each of the other Pledgors and the Pledgee, or by the Pledgee alone, as hereinabove provided in this Section 10.

11. Acknowledgment of Priorities of Security Interests and Liens. (a) Each of the Secured Creditors acknowledges and agrees (w) to the relative priorities as to the Intermediate Holdco Collateral (and the application of the proceeds therefrom) as provided in the U.S. Pledge Agreement (including Section 9 thereof) and acknowledges and agrees that such priorities (and the application of proceeds from the Intermediate Holdco Collateral) shall not be affected or impaired in any manner whatsoever including, without limitation, on account of (i) the invalidity, irregularity, diminution in value or unenforceability of all or any part of any Secured Debt Agreement or any of the Obligations thereunder, (ii) the actual date and time of creation, execution, delivery, recording, filing, attachment or perfection of any security interests in the Intermediate Holdco Collateral, (iii) any nonperfection of any Lien on the Intermediate Holdco Collateral purportedly securing any of the Obligations (including, without limitation, whether any such Lien is now perfected, hereafter ceases to be perfected, is avoidable by any bankruptcy trustee or otherwise is set aside, invalidated or lapses), (iv) any amendment, change or modification of any Secured Debt Agreement, (v) any impairment, modification, change, exchange, release or subordination of or limitation on, any liability of, or stay of actions or lien enforcement proceedings against, any Pledgor, its property, or its estate in bankruptcy resulting from any bankruptcy, arrangement, readjustment, composition, liquidation, rehabilitation, similar proceeding or otherwise involving or affecting any Pledgor, (vi) any distribution of the Intermediate Holdco Collateral upon the liquidation or dissolution of the applicable Pledgor, or the winding up of the assets or business of the applicable Pledgor, (vii) the initiation of any bankruptcy, moratorium, reorganization or other insolvency proceeding with respect to the applicable Pledgor or (viii) the taking of possession of any of the Intermediate Holdco Collateral by the Pledgee or any of the Secured Creditors, (y) that the grants of security under the U.S. Agreement constitute two separate and distinct grants of security, one a grant of security in the Collateral in favor of the Pledgee for the benefit of the TL Creditors and the second a grant of security in the Intermediate Holdco Collateral in favor of the Pledgee for the benefit of the Intermediate Holdco Creditors and (z) that the Intermediate Holdco Creditors’ claims against the Pledgors in respect of the Intermediate Holdco Collateral constitute second priority claims separate and apart (and of a different class and claim) from the Secured Creditors’ claims against the Pledgors in respect of the Collateral.

Annex I

(b) Each Secured Creditor, by its acceptance of the benefits hereunder and of the Security Documents, hereby agrees for the benefit of the other Secured Creditors that, to the extent any additional or substitute collateral for any of the Obligations of the type covered by the U.S. Pledge Agreement delivered by a Pledgor to or for the benefit of any Secured Creditor, such collateral shall be subject to the provisions of this Annex I and of the U.S. Pledge Agreement.

(c) Each of the Secured Creditors hereby agrees not to challenge or question in any proceeding the validity or enforceability of any Security Document (in each case as a whole or any term or provision contained therein) with respect to the Intermediate Holdco Collateral or the validity of any Lien on the Intermediate Holdco Collateral or financing statement with respect to the Intermediate Holdco Collateral in favor of the Pledgee for the benefit of the Intermediate Holdco Creditors as provided in the respective Security Document, or the relative priority of any such Lien on the Intermediate Holdco Collateral.

(d) If any Secured Creditor shall acquire by indemnification, subrogation, contract or otherwise (including pursuant to the U.S. Pledge Agreement), any lien, estate, right or other interest in, or possession or control of, any of the assets of any Pledgor that would otherwise constitute Collateral to secure (or providing security for) the respective Obligations owed to such Secured Creditor, that lien, estate, right or other interest shall, and any such possession or control shall, be held for the benefit of the Secured Creditors under the U.S. Pledge Agreement and shall be subject to the relative priorities set forth in the U.S. Pledge Agreement.

12. Sharing Arrangements. (a) The Secured Creditors hereby agree that the provisions of the U.S. Pledge Agreement with respect to allocations, priorities and distributions of proceeds of the Intermediate Holdco Collateral shall prevail notwithstanding any event or circumstance, including, without limitation, in the event that, through the operation of any bankruptcy, reorganization, insolvency or other laws or otherwise, any Secured Creditor’s security interest in the Intermediate Holdco Collateral is avoided in whole or in part or is enforced with respect to some, but not all, of the respective Obligations then outstanding.

(b) The Secured Creditors agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with the Security Documents, whether by preference or otherwise, it being understood and agreed that the benefit of any such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in the U.S. Pledge Agreement.

(c) In the event that any payment or distribution shall be received by any Secured Creditor in a manner that is inconsistent with the provisions of Section 9 of the U.S. Pledge Agreement, such payment or distribution shall be held by such Secured Creditor for the benefit of, and shall be paid over or delivered to, the respective Secured Creditors entitled thereto for application to such Secured Creditors’ Obligations (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Pledgor at the rate provided for in the respective documentation for such Obligations, whether or not a claim for post-petition interest is allowed in any such proceeding) in accordance with Section 9 of the U.S. Pledge Agreement.

Annex I

13. Provisions in the Event of Insolvency Proceedings. Without limiting the other provisions of this Annex I, upon the commencement of a case under the Bankruptcy Code by or against any Pledgor:

(a) The Security Documents shall remain in full force and effect and enforceable pursuant to their respective terms in accordance with Section 510(a) of the Bankruptcy Code, and all references herein to such Pledgor shall be deemed to apply to such entity as debtor-in-possession and to any trustee in bankruptcy for the estate of such entity.

(b) In any such case under the Bankruptcy Code, each Intermediate Holdco Creditor agrees not to take any action or vote in any way so as to contest (1) the validity or enforceability of any provisions contained in the Security Documents relating to the Intermediate Holdco Collateral or any of the Obligations thereunder, (2) the validity, priority or enforceability of the Liens, mortgages, assignments and security interests on, of, and in the Intermediate Holdco Collateral granted pursuant to the Security Documents with respect to the TL Obligations, or (3) the relative rights and duties of the holders of the TL Obligations and the Intermediate Holdco Obligations granted and/or established in U.S. Pledge Agreement with respect to such Liens, mortgages, assignments, and security interests.

(c) So long as any TL Obligations are outstanding, without the express written consent of the Required Secured Creditors, none of the Intermediate Holdco Creditors shall (i) with respect to any rights under any Secured Debt Agreement or applicable law, seek in respect of any part of the Intermediate Holdco Collateral or proceeds thereof or any Lien which may exist thereon, any relief from or modification of the automatic stay as provided in Section 362 of the Bankruptcy Code or seek or accept any form of adequate protection under either or both Sections 362 and 363 of the Bankruptcy Code with respect thereto except, with respect to the Intermediate Holdco Credit Document Obligations, to the extent that their receipt of any such adequate protection would not reduce (or would not have the effect of reducing) or adversely affect the adequate protection that the TL Creditors otherwise would be entitled to receive (it being understood that, in any event, (A) any such adequate protection shall only be afforded to the Intermediate Holdco Creditors if the TL Creditors are satisfied with the adequate protection afforded to the TL Creditors and (B) the Intermediate Holdco Creditors’ receipt of any such adequate protection shall be subject to the application of proceeds provisions set forth in Section 9 of the U.S. Pledge Agreement), (ii) oppose or object to any TL Creditor obtaining a Lien or grant of administrative claim in connection with a grant of adequate protection, use of cash collateral or post-petition financing under Section 362, 363 or 364 of the Bankruptcy Code, (iii) oppose or object to the use of cash collateral by a Pledgor, (iv) oppose or object to any post-petition financing (including any debtor-in-possession financing) provided by any of the TL Creditors or provided by a third party pursuant to Section 364 of the Bankruptcy Code (including on a priming basis) on terms acceptable to the Required Secured Creditors, (v) oppose or object to or withhold consent from the disposition of assets by any Pledgor under Sections 363(b) or 363(f) of the Bankruptcy Code, (vi) oppose, object to, or vote against any plan of reorganization or disclosure statement the terms of which are consistent with the rights of the TL Creditors under the Security Documents under which the Liens, mortgages, assignments and security interests and the priority thereof are granted and established, (vii) make an election pursuant to Section 1111(b) of the Bankruptcy Code, (viii) oppose or object to the determination of the extent of any Liens held by any of the TL Creditors or the value of any claims of TL Creditors

Annex I

under Section 506(a) of the Bankruptcy Code, or (ix) oppose or object to the payment of interest and expenses under Sections 506(b) and 506(c) of the Bankruptcy Code.

(d) In the event that any of the TL Obligations shall be paid in full and subsequently, for whatever reason (including, but not limited to, an order or judgment for disgorgement of a preference under Title 11 of the United Stated Code, or any similar law, or the settlement of any claim in respect thereof), formerly paid or satisfied TL Obligations become unpaid or unsatisfied, the terms and conditions of this Annex I shall be fully applicable thereto until all such TL Obligations are again paid in full in cash.

14. Special Releases and Waivers. (a) Each Secured Creditor agrees that neither the Pledgee nor the Required Secured Creditors (in directing the Pledgee to take any action with respect to the Collateral) shall have any duty or obligation to realize first upon any type of Collateral or to sell, dispose of or otherwise liquidate all or any portion of the Collateral in any manner that would maximize the return to any Class of Secured Creditors holding Obligations of any type (whether Credit Document Obligations, Hedging Obligations or Intermediate Holdco Credit Document Obligations), notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by such Class of Secured Creditors from such realization, sale, disposition or liquidation.

(b) Each of the Intermediate Holdco Creditors waives any claim which each such Intermediate Holdco Creditor may now or hereafter have against the TL Creditors (or their representatives) arising out of (i) any and all actions which the Pledgee or the TL Creditors take or omit to take (including, without limitation, actions with respect to the creation, perfection or continuation of Liens on the Intermediate Holdco Collateral, actions with respect to the occurrence of an Event of Default, actions with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of the security for the Obligations and actions with respect to the collection of any claim for all or any part of the Obligations from any account debtor, guarantor or any other party) in accordance with the respective Secured Debt Agreements or any other agreement related thereto or to the collection of the Obligations or the valuation, use, protection or release of the security for the Obligation, (ii) the Pledgee’s or the other Secured Creditors’ election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code and/or (iii) any borrowing of, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code to, any Pledgor as debtor-in-possession.

15. Right to Amend, Etc. As between the TL Creditors, on the one hand, and the Intermediate Holdco Creditors, on the other hand, it is agreed that the TL Creditors may at any time and from time to time, in their sole discretion, and without any obligation to give any notice or receive any consent from any Intermediate Holdco Creditor, in its capacity as such, (i) change the manner, place or terms of payment, or change or extend the time of payment of, or renew, alter, refinance, increase or add to the TL Obligations, (ii) obtain, release, or dispose of any Collateral for the TL Obligations (subject, however, to Sections 20, 22, and 32 of the U.S. Pledge Agreement), or (iii) amend or supplement in any manner the U.S. Pledge Agreement and the other Credit Documents or any other agreements or instruments evidencing, securing or relating to the TL Obligations (subject, however, in the case of the Credit Document Obligations, to Section 13.12 of the Credit Agreement and Section 22 of the U.S. Pledge Agreement), and the

Annex I

provisions of this Annex I shall continue in full force and effect with respect to all such TL Obligations.

16. Nature of Obligations; Post-Petition Interest. Each Intermediate Holdco Creditor hereby acknowledges and agrees that (i) the Intermediate Holdco Creditor’s claims against the Pledgors in respect of the Collateral constitute junior claims separate and apart (and of a different class and claim) from the senior claims of the TL Creditors’, against the Pledgors in respect of the Collateral and (ii) the TL Obligations include all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Pledgor at the rate provided for in the respective Secured Debt Agreements governing the same, whether or not a claim for post-petition interest is allowed in any such case, proceeding or other action. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims against the Pledgors in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior claims), then each Intermediate Holdco Creditor hereby acknowledges and agrees that all distributions pursuant to Section 9 of the U.S. Pledge Agreement, or otherwise shall be made as if there were separate classes of senior and junior secured claims against the Pledgors in respect of the Collateral (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Intermediate Holdco Creditors), the TL Creditors shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest at relevant contract rate (even though such claims may or may not be allowed in whole or in part in the respective bankruptcy, insolvency, reorganization or similar proceeding) before any distribution is made in respect of the claims held by the Intermediate Holdco Creditors, with the Intermediate Holdco Creditors hereby acknowledging and agreeing to turn over to the holders of the TL Obligations all amounts otherwise received or receivable by it to the extent needed to effectuate the intent of this sentence even if such turn-over of amounts has the effect of reducing the amount of the claim of the Intermediate Holdco Creditors.

17. Successors and Assigns. Each of the agreements and acknowledgments made by each Secured Creditor is made on behalf of itself and its successors and assigns and is deemed effective by virtue of such Secured Creditor’s acceptance of the benefits of the U.S. Pledge Agreement and the other Security Documents.

*  *  *

EXHIBIT H-2

U.S. SECURITY AGREEMENT

among

DHM HOLDING COMPANY, INC.,

DOLE HOLDING COMPANY, LLC,

DOLE FOOD COMPANY, INC.,

CERTAIN SUBSIDIARIES OF DHM HOLDING COMPANY, INC.

and

DEUTSCHE BANK AG NEW YORK BRANCH, as COLLATERAL AGENT

Dated as of March 28, 2003

and Amended and Restated as of April 12, 2006

ARTICLE I	SECURITY INTERESTS	3

1.1.	Grant of Security Interests	3
1.2.	Power of Attorney	5

ARTICLE II	GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS	6

2.1.	Necessary Filings	6
2.2.	No Liens	6
2.3.	Other Financing Statements	6
2.4.	Chief Executive Office, Record Locations	6
2.5.	Location of Inventory and Included Equipment	7
2.6.	Legal Names; Type of Organization (and Whether a Registered Organization and/or a Transmitting Utility); Jurisdiction of Organization; Location; Organizational Identification Numbers; Changes Thereto; etc.	7
2.7.	Trade Names; Etc	7
2.8.	Certain Significant Transactions	8
2.9.	Non-UCC Property	8
2.10.	As-Extracted Collateral; Timber-to-be-Cut	8
2.11.	Collateral in the Possession of a Bailee	8
2.12.	Recourse	9

ARTICLE III	SPECIAL PROVISIONS CONCERNING INCLUDED ACCOUNTS; INCLUDED CONTRACT RIGHTS; INCLUDED INSTRUMENTS; CHATTEL PAPER AND CERTAIN OTHER COLLATERAL	9

3.1.	Additional Representations and Warranties	9
3.2.	Maintenance of Records	9
3.3.	Direction to Account Debtors; Contracting Parties; etc	10
3.4.	Modification of Terms; etc	10
3.5.	Collection	10
3.6.	Included Instruments	11
3.7.	Assignors Remain Liable Under Included Accounts	11
3.8.	Assignors Remain Liable Under Included Contracts	11
3.9.	Deposit Accounts; Etc	11
3.10.	Letter-of-Credit Rights	13
3.11.	Commercial Tort Claims	13
3.12.	Chattel Paper	13
3.13.	Further Actions	13

ARTICLE IV	SPECIAL PROVISIONS CONCERNING TRADEMARKS AND DOMAIN NAMES	14

4.1.	Additional Representations and Warranties	14
4.2.	Licenses and Assignments	14
4.3.	Infringements	14
4.4.	Preservation of Marks and Domain Names	15

4.5.	Maintenance of Registration	15
4.6.	Future Registered Marks and Domain Names	15
4.7.	Remedies	15

ARTICLE V	SPECIAL PROVISIONS CONCERNING PATENTS, COPYRIGHTS AND TRADE SECRETS	16

5.1.	Additional Representations and Warranties	16
5.2.	Licenses and Assignments	16
5.3.	Infringements	16
5.4.	Maintenance of Patents or Copyright	17
5.5.	Prosecution of Patent or Copyright Applications	17
5.6.	Other Patents and Copyrights	17
5.7.	Remedies	17

ARTICLE VI	PROVISIONS CONCERNING ALL COLLATERAL	17

6.1.	Protection of Collateral Agent’s Security	17
6.2.	Warehouse Receipts Non-Negotiable	18
6.3.	Additional Information	18
6.4.	Further Actions	18
6.5.	Financing Statements	18

ARTICLE VII	REMEDIES UPON OCCURRENCE OF AN EVENT OF DEFAULT	19

7.1.	Remedies; Obtaining the Collateral Upon Default	19
7.2.	Remedies; Disposition of the Collateral	20
7.3.	Waiver of Claims	21
7.4.	Application of Proceeds	22
7.5.	Remedies Cumulative	26
7.6.	Discontinuance of Proceedings	27

ARTICLE VIII	INDEMNITY	27

8.1.	Indemnity	27
8.2.	Indemnity Obligations Secured by Collateral; Survival	28

ARTICLE IX	DEFINITIONS	29

ARTICLE X	MISCELLANEOUS	38

10.1.	Notices	38
10.2.	Waiver; Amendment	39
10.3.	Obligations Absolute	40
10.4.	Successors and Assigns	40
10.5.	Headings Descriptive	40
10.6.	GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL	40
10.7.	Assignor’s Duties	41
10.8.	Termination; Release	41

10.9.	Counterparts	43
10.10.	Severability	43
10.11.	The Collateral Agent and the other Secured Creditors	43
10.12.	Additional Assignors	43
10.13.	Release of Assignors	44

ANNEX A	Schedule of Chief Executive Offices Address(es) of Chief Executive Office
ANNEX B	Schedule of Inventory and Equipment Locations
ANNEX C	Schedule of Legal Names, Type of Organization (and Whether a Registered Organization and/or a Transmitting Utility), Jurisdiction of Organization, Location and Organizational Identification Numbers
ANNEX D	Schedule of Trade and Fictitious Names
ANNEX E	Description of Certain Significant Transactions Occurring Within One Year Prior to the Date of the U.S. Security Agreement
ANNEX F	Schedule of Deposit Accounts
ANNEX G	Form of Control Agreement Regarding Deposit Accounts
ANNEX H	Schedule of Commercial Tort Claims
ANNEX I	Schedule of Marks and Applications; Internet Domain Name Registrations
ANNEX J	Schedule of Patents
ANNEX K	Schedule of Copyrights
ANNEX L	Grant of Security Interest in United States Trademarks
ANNEX M	Grant of Security Interest in United States Patents
ANNEX N	Grant of Security Interest in United States Copyrights
ANNEX O	The Collateral Agent

EXHIBIT H-2

U.S. SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of March 28, 2003 and amended and restated as of April 12, 2006, made by each of the undersigned assignors (each, an “Assignor” and, together with any other entity that becomes an assignor hereunder pursuant to Section 10.12 hereof, the “Assignors”) in favor of DEUTSCHE BANK AG NEW YORK BRANCH (in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise, “DBAG”), as Collateral Agent (together with any successor Collateral Agent, the “Collateral Agent”), for the benefit of the Secured Creditors (as defined below). Certain capitalized terms as used herein are defined in Article IX hereof. Except as otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

W I T N E S S E T H:

WHEREAS, DHM Holding Company, Inc., a Delaware corporation (“Holdings”), Dole Holding Company, LLC, a Delaware limited liability company (“Intermediate Holdco”), Dole Food Company, Inc., a Delaware corporation (the “U.S. Borrower”), Solvest, Ltd., a company organized under the laws of Bermuda (the “Bermuda Borrower”, and together with the U.S. Borrower, the “Borrowers”), various financial institutions from time to time party thereto (the “Lenders”), DBAG, as Deposit Bank (in such capacity, together with any successor deposit bank, the “Deposit Bank”), DBAG, as Administrative Agent (in such capacity, together with any successor agent, the “Administrative Agent”), Banc of America Securities LLC, as Syndication Agent (in such capacity, together with any successor agent, the “Syndication Agent”), The Bank of Nova Scotia, as Documentation Agent (in such capacity, together with any successor agent, the “Documentation Agent”), and Deutsche Bank Securities Inc., as Lead Arranger and Sole Book Runner (in such capacity, the “Lead Arranger”, and, together with the Lenders, each Issuing Lender, each Bank Guaranty Issuer, the Administrative Agent, the Syndication Agent, the Documentation Agent and the Collateral Agent, collectively, the “Lender Creditors”) have entered into a Credit Agreement, dated as of March 28, 2003, amended and restated as of April 18, 2005, and further amended and restated as of April 12, 2006, providing for the making of Loans to each of the Borrowers, the issuance of, and participation in, Letters of Credit for the respective accounts of each of the Borrowers and the issuance of, and participation in, Bank Guaranties for the respective accounts of each of Borrowers, all as contemplated therein (as used herein, the term “Credit Agreement” means the Credit Agreement described above in this paragraph, as the same may be amended, modified, extended, renewed, replaced, restated, supplemented or refinanced from time to time, and including any agreement extending the maturity of, or refinancing or restructuring (including, but not limited to, the inclusion of additional borrowers or guarantors thereunder or any increase in the amount borrowed) all or any portion of, the indebtedness under such agreement or any successor agreement, whether or not with the same agent, trustee, representative, lenders or holders; provided that, with respect to any agreement providing for the refinancing or replacement of indebtedness under the Credit Agreement, such agreement shall only be treated as, or as part of, the Credit Agreement hereunder if (i) either (A) all obligations under the Credit Agreement being refinanced or replaced shall be paid in full at the time of such refinancing or replacement, and all commitments, letters of credit and bank guaranties issued pursuant to the refinanced or replaced Credit Agreement

Exhibit H-2

shall have terminated in accordance with their terms or, with respect to certain Letters of Credit and Bank Guaranties, been continued, with the consent of the respective issuer thereof, under such refinancing or replacement indebtedness or (B) the Required Lenders shall have consented in writing to the refinancing or replacement indebtedness being treated as indebtedness pursuant to the Credit Agreement, and (ii) a notice to the effect that the refinancing or replacement indebtedness shall be treated as issued under the Credit Agreement shall be delivered by the U.S. Borrower to the Collateral Agent);

WHEREAS, each Borrower and/or one or more of their respective Subsidiaries may at any time and from time to time enter into (or has on or after the Original Effective Date (as defined in the Original Credit Agreement) entered into at any time and from time to time) one or more Interest Rate Protection Agreements or Other Hedging Agreements with one or more Secured Hedge Counterparties (each such Secured Hedge Counterparty, together with each such Permitted Hedge Counterparty’s respective affiliates’ successors and assigns, if any, collectively, the “Hedging Creditors”);

WHEREAS, pursuant to the U.S. Subsidiaries Guaranty, each U.S. Subsidiary Guarantor has jointly and severally guaranteed to the Secured Creditors the payment when due of all Guaranteed Obligations (as defined in the U.S. Subsidiaries Guaranty);

WHEREAS, pursuant to the Credit Agreement Party Guaranty, each of Holdings, Intermediate Holdco and the U.S. Borrower has guaranteed to the Secured Creditors the payment when due of all its respective Relevant Guaranteed Obligations;

WHEREAS, the Intercreditor Agreement governs the relative rights and priorities of the Secured Creditors and the ABL Secured Parties in respect of the TL Priority Collateral and the ABL Priority Collateral;

WHEREAS, it is a condition precedent to the making of Loans to each of the Borrowers, the issuance of, and participation in, Letters of Credit for the respective accounts of the Borrowers and the issuance of, and participation in, Bank Guaranties for the respective accounts of the Borrowers under the Credit Agreement and to the Hedging Creditors entering into Interest Rate Protection Agreements and Other Hedging Agreements that each Assignor shall have executed and delivered to the Collateral Agent this Agreement; and

WHEREAS, each Assignor will obtain benefits from the incurrence of Loans by the Borrowers, the issuance of, and participation in, Letters of Credit for the respective accounts of, the Borrowers and the issuance of, and participation in, Bank Guaranties for the respective accounts of the Borrowers under the Credit Agreement, and the entering into by the Borrowers and/or one or more of their respective Subsidiaries of Interest Rate Protection Agreements and/or Other Hedging Agreements and, accordingly, each Assignor desires to enter into this Agreement in order to satisfy the condition described in the preceding paragraph;

NOW, THEREFORE, in consideration of the benefits accruing to each Assignor, the receipt and sufficiency of which are hereby acknowledged, each Assignor hereby makes the following representations and warranties to the Collateral Agent for the benefit of the Secured

Exhibit H-2

Creditors and hereby covenants and agrees with the Collateral Agent for the benefit of the Secured Creditors as follows:

ARTICLE I

SECURITY INTERESTS

1.1. Grant of Security Interests. (a) Subject to the terms of the Intercreditor Agreement with respect to rights and remedies between the Collateral Agent and the ABL Collateral Agent, as security for the prompt and complete payment and performance when due of all of its Obligations, each Assignor does hereby assign and transfer unto the Collateral Agent, and does hereby pledge and grant to the Collateral Agent, for the benefit of the Secured Creditors, a continuing security interest in all of the right, title and interest of such Assignor in, to and under all of the following personal property and fixtures (and all rights therein) of such Assignor, or in which or to which such Assignor has any rights, in each case whether now existing or hereafter from time to time acquired:

(i)	each and every Account;

(ii)	all cash;

(iii)	the Cash Collateral Account and all monies, securities, Instruments and other investments deposited or required to be deposited in the Cash Collateral Account;

(iv)	all Chattel Paper (including, without limitation, all Tangible Chattel Paper and all Electronic Chattel Paper);

(v)	all Commercial Tort Claims;

(vi)	all computer programs of such Assignor and all intellectual property rights therein and all other proprietary information of such Assignor, including but not limited to Domain Names and Trade Secret Rights;

(vii)	all Contracts, together with all Contract Rights arising thereunder;

(viii)	all Copyrights;

(ix)	all Deposit Accounts and all other demand, deposit, time, savings, cash management, passbook and similar accounts maintained by such Assignor with any Person and all monies, securities, Instruments and other investments deposited or required to be deposited in any of the foregoing;

(x)	all Documents;

(xi)	all Equipment;

(xii)	all General Intangibles;

Exhibit H-2

(xiii)	all Goods (including, without limitation, crops grown, growing or to be grown);

(xiv)	all Instruments;

(xv)	all Inventory;

(xvi)	all Investment Property (other than Investment Property pledged pursuant to the U.S. Pledge Agreement);

(xvii)	all Letter-of-Credit Rights (whether or not the respective letter of credit is evidenced by a writing);

(xviii)	all Marks, together with the registrations and right to all renewals thereof, and the goodwill of the business of such Assignor symbolized by the Marks;

(xix)	all Patents;

(xx)	all Permits;

(xxi)	all Software and all Software licensing rights, all writings, plans, specifications and schematics, all engineering drawings, customer lists, goodwill and licenses, and all recorded data of any kind or nature, regardless of the medium of recording;

(xii)	all Farm Products;

(xxiii)	all Supporting Obligations; and

(xxiv)	all Proceeds (other than Excluded Proceeds) and products of any and all of the foregoing (all of the above, the “Collateral”).

(b) The security interest of the Collateral Agent under this Agreement extends to all Collateral which any Assignor may acquire, or with respect to which any Assignor may obtain rights, at any time during the term of this Agreement.

(c) Notwithstanding anything to the contrary contained in clauses (a) and (c) above, the security interest created by this Agreement shall not extend to, and the term “Collateral” shall not include, Excluded Collateral owned by any Assignor.

(d) Notwithstanding anything herein to the contrary, (A) the term “Collateral” shall not include any governmental license, permit or other approval that, under the terms and conditions of such governmental license, permit or approval or under applicable law, cannot be subjected to a Lien in favor of the Secured Creditors without the consent of the relevant governmental authority which consent has not been obtained; provided, however, that (i) the right to receive payments of money in respect of such licenses, permits or approvals shall not be excluded from the “Collateral” or the security interest created hereunder and (ii) such rights and

Exhibit H-2

assets described above shall be excluded from the Collateral only to the extent and for so long as such license, permit or other agreement continues validly to prohibit the creation of such security interest, and upon the expiration of such prohibition (by consent or otherwise), the licenses, permits or other approvals (or interest therein) as to which such prohibition previously applied shall automatically be included in the Collateral, without further action on the part of any Assignor, the Collateral Agent or any other Secured Creditor, and (B) each Assignor agrees to use its commercially reasonable best efforts to obtain and maintain in full force and effect all consents contemplated pursuant to clause (i) of the preceding proviso.

(e) Notwithstanding anything to the contrary contained in this Section 1.1 or elsewhere in this Agreement, each Assignor and the Collateral Agent (on behalf of the Secured Creditors) acknowledges and agrees that:

(x) the security interest granted pursuant to this Agreement (including pursuant to this Section 1.1) to the Collateral Agent for the benefit of the Secured Creditors (i) in the TL Priority Collateral, shall be a First Priority Lien and (ii) in the ABL Priority Collateral, shall be a Second Priority Lien fully junior, subordinated and subject to the security interest granted to the ABL Collateral Agent for the benefit of the ABL Secured Parties in the ABL Priority Collateral on the terms and conditions set forth in the ABL Credit Documents and the Intercreditor Agreement and all other rights and benefits afforded hereunder to the Secured Creditors with respect to the ABL Priority Collateral are expressly subject to the terms and conditions of the Intercreditor Agreement; and

(y) the Secured Creditors’ security interests in the Collateral constitute security interests separate and apart (and of a different class and claim) from the ABL Secured Parties’ security interests in the Collateral.

(f) NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE RELATIVE RIGHTS AND REMEDIES OF THE COLLATERAL AGENT AND THE SECURED CREDITORS HEREUNDER SHALL BE SUBJECT TO AND GOVERNED BY THE TERMS OF THE INTERCREDITOR AGREEMENT AT ANY TIME THE INTERCREDITOR AGREEMENT IS IN EFFECT. IN THE EVENT OF ANY INCONSISTENCY BETWEEN THE TERMS HEREOF AND THE TERMS OF THE INTERCREDITOR AGREEMENT, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL CONTROL AT ANY TIME THE INTERCREDITOR AGREEMENT IS IN EFFECT.

1.2. Power of Attorney. Each Assignor hereby constitutes and appoints the Collateral Agent its true and lawful attorney, irrevocably, with full power after the occurrence of and during the continuance of an Event of Default (in the name of such Assignor or otherwise) to act, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due or to become due to such Assignor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Collateral Agent may deem to be necessary or advisable in the good faith opinion of the Collateral Agent to protect the interests of the Secured Creditors, which appointment as attorney is coupled with an interest.

Exhibit H-2

ARTICLE II

GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Assignor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

2.1. Necessary Filings. All filings, registrations, recordings and other actions necessary or appropriate to create and preserve the security interest granted by such Assignor to the Collateral Agent hereby in respect of the Collateral have been accomplished and the security interest granted to the Collateral Agent pursuant to this Agreement in and to the Collateral creates a valid and, together with all such filings, registrations, recordings and other actions, a perfected security interest therein prior to the rights of all other Persons therein and subject to no other Liens (other than Permitted Liens) and is entitled to all the rights, priorities and benefits afforded by the Uniform Commercial Code or other relevant law as enacted in any relevant jurisdiction to perfected security interests, in each case to the extent that the Collateral consists of the type of property in which a security interest may be perfected by possession or control (within the meaning of the UCC as in effect on the Restatement Effective Date in the State of New York), by filing a financing statement under the Uniform Commercial Code as enacted in any relevant jurisdiction or by a filing of a Grant of Security Interest in the respective form attached hereto in the United States Patent and Trademark Office or in the United States Copyright Office.

2.2. No Liens. Such Assignor is, and as to all Collateral acquired by it from time to time after the Restatement Effective Date such Assignor will be, the owner of all Collateral free from any Lien, security interest, encumbrance or other right, title or interest of any Person (other than Permitted Liens), and such Assignor shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the interests of the Collateral Agent in any material respect.

2.3. Other Financing Statements. As of the Restatement Effective Date, there is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral (other than financing statements filed in respect of Permitted Liens), and so long as the Termination Date has not occurred, such Assignor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by such Assignor or in connection with Permitted Liens.

2.4. Chief Executive Office, Record Locations. The chief executive office of such Assignor is, on the Restatement Effective Date, located at the address indicated on Annex A hereto for such Assignor. During the period of the four calendar months preceding the date of this Agreement, the chief executive office of such Assignor has not been located at any address other than that indicated on Annex A in accordance with the immediately preceding sentence, in each case unless each such other address is also indicated on Annex A hereto for such Assignor.

Exhibit H-2

2.5. Location of Inventory and Included Equipment. All Inventory and Included Equipment held on the Restatement Effective Date, or held at any time during the four calendar months prior to the Restatement Effective Date, by each Assignor is located at one of the locations shown on Annex B hereto for such Assignor.

2.6. Legal Names; Type of Organization (and Whether a Registered Organization and/or a Transmitting Utility); Jurisdiction of Organization; Location; Organizational Identification Numbers; Changes Thereto; etc. On the Restatement Effective Date, the exact legal name of each Assignor, the type of organization of such Assignor, whether or not such Assignor is a Registered Organization, the jurisdiction of organization of such Assignor, such Assignor’s Location, the organizational identification number (if any) of such Assignor, and whether or not such Assignor is a Transmitting Utility, is listed on Annex C hereto for such Assignor. Such Assignor shall not change its legal name, its type of organization, its status as a Registered Organization (in the case of a Registered Organization), its status as a Transmitting Utility or as a Person which is not a Transmitting Utility, as the case may be, its jurisdiction of organization, its Location, or its organizational identification number (if any) from that used on Annex C hereto, except that any such changes shall be permitted (so long as not in violation of the applicable requirements of the Lender Secured Financing Documents and so long as same do not involve (x) a Registered Organization ceasing to constitute same or (y) such Assignor changing its jurisdiction of organization or Location from the United States or a State thereof to a jurisdiction of organization or Location, as the case may be, outside the United States or a State thereof) if (i) it shall have given to the Collateral Agent not less than 10 days’ prior written notice of each change to the information listed on Annex C (as adjusted for any subsequent changes thereto previously made in accordance with this sentence), together with a supplement to Annex C which shall correct all information contained therein for such Assignor, and (ii) in connection with the respective such change or changes, it shall have taken all action reasonably requested by the Collateral Agent to maintain the security interests of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect. In addition, to the extent that such Assignor does not have an organizational identification number on the Restatement Effective Date and later obtains one, such Assignor shall promptly thereafter notify the Collateral Agent of such organizational identification number and shall take all actions reasonably satisfactory to the Collateral Agent to the extent necessary to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby fully perfected and in full force and effect.

2.7. Trade Names; Etc. Such Assignor does not have or operate in any jurisdiction under, or in the five years preceding the Restatement Effective Date has not had or has not operated in any jurisdiction under, any material trade names, fictitious names or other names except its legal name as specified in Annex C and such other trade or fictitious names as are listed on Annex D hereto for such Assignor. Such Assignor shall not assume or operate in any jurisdiction under any material new trade, fictitious or other name until (i) it shall have given to the Collateral Agent not less than 10 days’ written notice of its intention so to do, clearly describing such new name and the jurisdictions in which such new name will be used and providing such other information in connection therewith as the Collateral Agent may reasonably request and (ii) with respect to such new name, it shall have taken all action reasonably requested

Exhibit H-2

by the Collateral Agent to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

2.8. Certain Significant Transactions. During the one year period preceding the Restatement Effective Date, no Person shall have merged or consolidated with or into any Assignor, and no Person shall have liquidated into, or transferred all or substantially all of its assets to, any Assignor, in each case except in connection with the Foreign Assets Transfers, and except as described in Annex E hereto. With respect to any transactions so described in Annex E hereto, the respective Assignor shall have furnished such information with respect to the Person (and the assets of the Person and locations thereof) which merged with or into or consolidated with such Assignor, or was liquidated into or transferred all or substantially all of its assets to such Assignor, and shall have furnished to the Collateral Agent such UCC lien searches as may have been requested with respect to such Person and its assets, to establish that no security interest (excluding Permitted Liens) continues perfected on the Restatement Effective Date with respect to any Person described above (or the assets transferred to the respective Assignor by such Person), including without limitation pursuant to Section 9-316(a)(3) of the UCC.

2.9. Non-UCC Property. If the aggregate fair market value (as determined by the Assignors in good faith) of all property of the types described in clauses (1), (2) and (3) of Section 9-311(a) of the UCC at any time owned by all Assignors exceeds $15,000,000, the Assignors shall provide prompt written notice thereof to the Collateral Agent and, upon the request of the Collateral Agent, the Assignors shall promptly (and in any event within 30 days) take such actions (at their own cost and expense) as may be required under the respective United States, State or other laws referenced in Section 9-311(a) of the UCC to perfect the security interests granted herein in any Collateral where the filing of a financing statement does not perfect the security interest in such property in accordance with the provisions of Section 9-311(a) of the UCC.

2.10. As-Extracted Collateral; Timber-to-be-Cut. On the Restatement Effective Date, such Assignor does not own, or expect to acquire, any property which constitutes, or would constitute, As-Extracted Collateral or Timber-to-be-Cut. If at any time after the date of this Agreement such Assignor owns, acquires or obtains rights to any As-Extracted Collateral or Timber-to-be-Cut, such Assignor shall furnish the Collateral Agent with prompt written notice thereof (which notice shall describe in reasonable detail or the As-Extracted Collateral and/or Timber-to-be-Cut and the locations thereof) and shall take all actions as may be deemed reasonably necessary or desirable by the Collateral Agent to perfect the security interest of the Collateral Agent therein.

2.11. Collateral in the Possession of a Bailee. Subject to the provisions of the Intercreditor Agreement, if a Specified Default or an Event of Default shall occur and if any Inventory or other Goods are at any time in the possession of a bailee, such Assignor shall promptly notify the Collateral Agent thereof and, if requested by the Collateral Agent, shall use its reasonable best efforts to promptly obtain an acknowledgment from such bailee, in form and substance reasonably satisfactory to the Collateral Agent, that the bailee holds such Collateral for the benefit of the Collateral Agent and shall act upon the instructions of the Collateral Agent, without the further consent of such Assignor. The Collateral Agent agrees with such Assignor that the Collateral Agent shall not give any such instructions unless an Event of Default has

Exhibit H-2

occurred and is continuing or would occur after taking into account any action by the respective Assignor with respect to any such bailee.

2.12. Recourse. This Agreement is made with full recourse to each Assignor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Assignor contained herein and in the other Secured Debt Agreements and otherwise in writing in connection herewith or therewith.

ARTICLE III

SPECIAL PROVISIONS CONCERNING INCLUDED ACCOUNTS; INCLUDED CONTRACT RIGHTS; INCLUDED INSTRUMENTS; CHATTEL PAPER AND CERTAIN OTHER COLLATERAL

3.1. Additional Representations and Warranties. As of the time when each of its Included Accounts arises, each Assignor shall be deemed to have represented and warranted that each such Included Account, and all records, papers and documents relating thereto (if any) are genuine and what they purport to be, and that all papers and documents (if any) relating thereto (i) will, to the knowledge of such Assignor, represent the genuine, legal, valid and binding obligation of the account debtor evidencing indebtedness unpaid and owed by the respective account debtor arising out of the performance of labor or services or the sale or lease and delivery of the merchandise listed therein, or both, (ii) will be the only original writings evidencing and embodying such obligation of the account debtor named therein (other than copies created for general accounting purposes), (iii) will, to the knowledge of such Assignor, evidence true and valid obligations, enforceable in accordance with their respective terms, and (iv) will be in compliance and will conform in all material respects with all applicable federal, state and local laws and applicable laws of any relevant foreign jurisdiction.

3.2. Maintenance of Records. Each Assignor will keep and maintain at its own cost and expense accurate records of its Included Accounts and Included Contracts, including, but not limited to, originals of all documentation (including each Included Contract) with respect thereto, records of all payments received, all credits granted thereon, all merchandise returned and all other dealings therewith, and such Assignor will make the same available on such Assignor’s premises to the Collateral Agent for inspection, at such Assignor’s own cost and expense, at any and all reasonable times upon prior notice to such Assignor and otherwise in accordance with the Credit Agreement. Upon the occurrence and during the continuance of an Event of Default and at the request of the Collateral Agent, such Assignor shall, at its own cost and expense, deliver all tangible evidence of its Included Accounts and Included Contract Rights (including, without limitation, all documents evidencing the Included Accounts and all Included Contracts) and such books and records to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Assignor). Upon the occurrence and during the continuance of an Event of Default and if the Collateral Agent so directs, such Assignor shall legend, in form and manner satisfactory to the Collateral Agent, the Included Accounts and the Included Contracts, as well as books, records and documents (if any) of such Assignor evidencing or pertaining to such Included Accounts and Included Contracts with an appropriate reference to the fact that such Included Accounts and Included Contracts have been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein.

Exhibit H-2

3.3. Direction to Account Debtors; Contracting Parties; etc. Upon the occurrence and during the continuance of an Event of Default, if the Collateral Agent so directs, subject to the provisions of the Intercreditor Agreement, any Assignor, such Assignor agrees (x) to cause all payments on account of the Included Accounts and Included Contracts to be made directly to the Cash Collateral Account, (y) that the Collateral Agent may, at its option, directly notify the obligors with respect to any Included Accounts and/or under any Included Contracts to make payments with respect thereto as provided in the preceding clause (x), and (z) that the Collateral Agent may enforce collection of any such Included Accounts and Included Contracts and may adjust, settle or compromise the amount of payment thereof, in the same manner and to the same extent as such Assignor. Without notice to or assent by any Assignor, the Collateral Agent may, upon the occurrence and during the continuance of an Event of Default, subject to the provisions of the Intercreditor Agreement, apply any or all amounts then in, or thereafter deposited in, the Cash Collateral Account toward the payment of the Obligations in the manner provided in Section 7.4 of this Agreement. The reasonable costs and expenses of collection (including reasonable attorneys’ fees), whether incurred by an Assignor or the Collateral Agent, shall be borne by the relevant Assignor. The Collateral Agent shall deliver a copy of each notice referred to in the preceding clause (y) to the relevant Assignor, provided that (x) the failure by the Collateral Agent to so notify such Assignor shall not affect the effectiveness of such notice or the other rights of the Collateral Agent created by this Section 3.3 and (y) no such notice shall be required if an Event of Default of the type described in Section 10.05 of the Credit Agreement has occurred and is continuing.

3.4. Modification of Terms; etc. Except in accordance with such Assignor’s ordinary course of business and consistent with reasonable business judgment or as permitted by Section 3.5, no Assignor shall rescind or cancel any indebtedness evidenced by any Included Account or under any Included Contract, or modify any material term thereof or make any material adjustment with respect thereto, or extend or renew the same, or compromise or settle any material dispute, claim, suit or legal proceeding relating thereto, or sell any Included Account or Included Contract, or interest therein, without the prior written consent of the Collateral Agent. No Assignor will do anything to impair the security interests of the Collateral Agent in the Included Accounts or Included Contracts.

3.5. Collection. Each Assignor shall endeavor in accordance with reasonable business practices to cause to be collected from the account debtor named in each of its Included Accounts or obligor under any Included Contract, as and when due (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with generally accepted lawful collection procedures) any and all amounts owing under or on account of such Included Account or Included Contract, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Included Account or under such Included Contract. Except as otherwise directed by the Collateral Agent after the occurrence and during the continuation of an Event of Default, any Assignor may allow in the ordinary course of business as adjustments to amounts owing under its Included Accounts and Included Contracts (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which such Assignor finds appropriate in accordance with reasonable business judgment and (ii) a refund or credit due as a result of returned or damaged merchandise or improperly performed services or for other reasons which such Assignor finds appropriate in

Exhibit H-2

accordance with reasonable business judgment. The reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees) of collection, whether incurred by an Assignor or the Collateral Agent, shall be borne by the relevant Assignor.

3.6. Included Instruments. Subject to the terms of the Intercreditor Agreement, if any Assignor owns or acquires any Included Instrument in excess of $500,000 constituting Collateral (other than checks and other payment instruments received and collected in the ordinary course of business), such Assignor will within 10 Business Days notify the Collateral Agent thereof, and upon request by the Collateral Agent will promptly deliver such Included Instrument to the Collateral Agent appropriately endorsed to the order of the Collateral Agent.

3.7. Assignors Remain Liable Under Included Accounts. Anything herein to the contrary notwithstanding, the Assignors shall remain liable under each of the Included Accounts to observe and perform all of the conditions and obligations to be observed and performed by them thereunder, all in accordance in all material respects with the terms of any agreement giving rise to such Included Accounts. Neither the Collateral Agent nor any other Secured Creditor shall have any obligation or liability under any Included Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Creditor of any payment relating to such Included Account pursuant hereto, nor shall the Collateral Agent or any other Secured Creditor be obligated in any manner to perform any of the obligations of any Assignor under or pursuant to any Included Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by them or as to the sufficiency of any performance by any party under any Included Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

3.8. Assignors Remain Liable Under Included Contracts. Anything herein to the contrary notwithstanding, the Assignors shall remain liable under each of the Included Contracts to observe and perform all of the conditions and obligations to be observed and performed by them thereunder, all in accordance in all material respects with and pursuant to the terms and provisions of each Included Contract. Neither the Collateral Agent nor any other Secured Creditor shall have any obligation or liability under any Included Contract by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Creditor of any payment relating to such Included Contract pursuant hereto, nor shall the Collateral Agent or any other Secured Creditor be obligated in any manner to perform any of the obligations of any Assignor under or pursuant to any Included Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any performance by any party under any Included Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

3.9. Deposit Accounts; Etc. (a) No Assignor maintains, or at any time after the date of this Agreement shall establish or maintain, any demand, time, savings, passbook or similar account, except for such accounts maintained with a bank (as defined in Section 9-102 of the UCC) whose jurisdiction (determined in accordance with Section 9-304 of the UCC) is

Exhibit H-2

within a State of the United States. Annex F hereto accurately sets forth, as of the Restatement Effective Date, for each Assignor, each Deposit Account maintained by such Assignor (including a description thereof and the respective account number), the name of the respective bank with which such Deposit Account is maintained, and the jurisdiction of the respective bank with respect to such Deposit Account and (other than (i) the Cash Collateral Account or any other Deposit Account maintained with the Collateral Agent, (ii) Deposit Accounts with an aggregate monthly balance of less than $500,000, provided that, with respect to this clause (ii) only, the aggregate amount in all such Deposit Accounts excluded pursuant to this clause (ii) does not exceed $5,000,000 at any time, (iii) deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Assignors’ salaried employees, (iv) such other accounts used solely for disbursement purposes and (v) prior to the ABL Credit Document Obligations Termination Date, Deposit Accounts which constitute ABL Priority Collateral) for each such Deposit Account, the respective Assignor shall subject to the provisions of the Intercreditor Agreement and Section 3.14 hereof, cause the bank with which the Deposit Account is maintained to execute and deliver to the Collateral Agent, within 90 days after the Restatement Effective Date or, if later, at the time of the establishment of the respective Deposit Account, a “control agreement” in the form of Annex G hereto (appropriately completed), with such changes thereto as may be acceptable to the Collateral Agent. If any bank with which a Deposit Account is maintained refuses to, or does not, enter into such a “control agreement” (except to the extent that, prior to the ABL Credit Document Obligations Termination Date, the respective Deposit Account constitute ABL Priority Collateral), then the respective Assignor shall promptly (and in any event within 90 days after the date of this Agreement or, if later, 30 days after the establishment of such account) close the respective Deposit Account and transfer all balances therein to the Cash Collateral Account or another Deposit Account meeting the requirements of this Section 3.9. If any bank with which a Deposit Account is maintained (except to the extent that, prior to the ABL Credit Document Obligations Termination Date, the respective Deposit Account constitute ABL Priority Collateral) refuses to subordinate all its claims with respect to such Deposit Account to the Collateral Agent’s security interest therein on terms reasonably satisfactory to the Collateral Agent, then the Collateral Agent, at its option, may (x) require that such Deposit Account be terminated in accordance with the immediately preceding sentence or (y) agree to a “control agreement” without such subordination, provided that in such event the Collateral Agent may at any time, at its option, subsequently require that such Deposit Account be terminated (within 90 days after notice from the Collateral Agent) in accordance with the requirements of the immediately preceding sentence.

(b) After the date of this Agreement, no Assignor shall establish any new demand, time, savings, passbook or similar account, except for Deposit Accounts established and maintained with banks and meeting the requirements of preceding clause (a) (or to the extent that, prior to the ABL Credit Document Obligations Termination Date, the respective Deposit Account constitutes ABL Priority Collateral). At the time any such Deposit Account is established, the appropriate “control agreement” shall be entered into in accordance with the requirements of preceding clause (a) and the respective Assignor shall furnish to the Collateral Agent a supplement to Annex F hereto containing the relevant information with respect to the respective Deposit Account and the bank with which same is established.

Exhibit H-2

3.10. Letter-of-Credit Rights. If any Assignor is at any time a beneficiary under a letter of credit with a stated amount of $2,000,000 or more, such Assignor shall promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent, such Assignor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, use its reasonable best efforts to (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under such letter of credit or (ii) arrange for the Collateral Agent, subject to the provisions of the Intercreditor Agreement, to become the transferee beneficiary of such letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be applied as provided in this Agreement and the Intercreditor Agreement after the occurrence and during the continuance of an Event of Default.

3.11. Commercial Tort Claims. All Commercial Tort Claims of each Assignor in existence on the date of this Agreement are described in Annex H hereto. If any Assignor shall at any time after the date of this Agreement acquire a Commercial Tort Claim in an amount (taking the greater of the aggregate claimed damages thereunder or the reasonably estimated value thereof) of $2,000,000 or more, such Assignor shall promptly notify the Collateral Agent thereof in a writing signed by such Assignor and describing the details thereof and shall grant to the Collateral Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement and the Intercreditor Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

3.12. Chattel Paper. Upon the reasonable request of the Collateral Agent made at any time or from time to time, each Assignor shall promptly furnish to the Collateral Agent a list of all Electronic Chattel Paper held or owned by such Assignor. Furthermore, if reasonably requested by the Collateral Agent, each Assignor shall promptly take all actions which are reasonably practicable so that the Collateral Agent, subject to the provisions of the Intercreditor Agreement, has “control” of all Electronic Chattel Paper in accordance with the requirements of Section 9-105 of the UCC. Each Assignor will promptly (and in any event within 10 days) following any reasonable request by the Collateral Agent, subject to the provisions of the Intercreditor Agreement, deliver all of its Tangible Chattel Paper to the Collateral Agent.

3.13. Further Actions. Each Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, certificates, reports and other assurances or instruments and take such further steps, including any and all actions as may be necessary or required under the Federal Assignment of Claims Act, relating to its Included Accounts, Included Contracts, Included Instruments and other property or rights covered by the security interest hereby granted, as the Collateral Agent may reasonably require.

3.14. Overriding Provisions with respect to ABL Priority Collateral. Notwithstanding anything to the contrary contained above in this Article III, or elsewhere in this Agreement or any other Security Agreement, to the extent the provisions of this Agreement (or any other Security Documents) require the delivery of, or control over, ABL Priority Collateral to be granted to the Collateral Agent at any time prior to the ABL Credit Documents Obligations Termination Date, then delivery of such ABL Priority Collateral (or control with respect thereto)

Exhibit H-2

shall instead be granted to the ABL Collateral Agent, to be held in accordance with the ABL Credit Documents and the Intercreditor Agreement. Furthermore, at all times prior to the ABL Credit Document Obligations Termination Date, the Collateral Agent is authorized by the parties hereto to effect transfers of ABL Priority Collateral at any time in its possession (and any “control” or similar agreements with respect to ABL Priority Collateral) to the ABL Collateral Agent.

ARTICLE IV

SPECIAL PROVISIONS CONCERNING TRADEMARKS AND DOMAIN NAMES

4.1. Additional Representations and Warranties. Each Assignor represents and warrants that, on the Restatement Effective Date, it is the true and lawful owner of or otherwise has the right to use the registered Marks and Domain Names listed in Annex I hereto for such Assignor and that said listed Marks and Domain Names include all United States marks and applications for United States marks registered in the United States Patent and Trademark Office and all Domain Names that such Assignor owns or uses in connection with its business as of the Restatement Effective Date. Each Assignor represents and warrants that it owns, is licensed to use or otherwise has the right to use, all material Marks and Domain Names that it uses. Each Assignor further warrants that no Senior Officer of such Assignor has knowledge of any third party claim received by it that any aspect of such Assignor’s present or contemplated business operations infringes or will infringe any trademark, service mark or trade name of any other Person other than as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Assignor represents and warrants that it is the true and lawful owner of or otherwise has the right to use all U.S. trademark registrations and applications and Domain Name registrations listed in Annex I hereto and that said registrations are valid, subsisting, have not been canceled and that such Assignor is not aware of any third-party claim that any of said registrations is invalid or unenforceable, and is not aware that there is any reason that any of said registrations is invalid or unenforceable, and is not aware that there is any reason that any of said applications will not mature into registrations. Each Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required by the United States Patent and Trademark Office or similar registrar in order to effect an absolute assignment of all right, title and interest in each Mark and/or Domain Name, and record the same.

4.2. Licenses and Assignments. Except as otherwise permitted by the Secured Debt Agreements, each Assignor hereby agrees not to divest itself of any right under any Mark or Domain Name absent prior written approval of the Collateral Agent.

4.3. Infringements. Each Assignor agrees, promptly upon a Senior Officer learning thereof, to notify the Collateral Agent in writing of the name and address of, and to furnish such pertinent information that may be available with respect to, any party who such Assignor believes is, or may be, infringing or diluting or otherwise violating any of such Assignor’s rights in and to any Mark or Domain Name in any manner that could reasonably be expected to have a Material Adverse Effect, or with respect to any party claiming that such Assignor’s use of any Mark or Domain Name material to such Assignor’s business violates in any material respect any property right of that party. Each Assignor further agrees to prosecute

Exhibit H-2

diligently in accordance with reasonable business practices any Person infringing any Mark or Domain Name in any manner that could reasonably be expected to have a Material Adverse Effect.

4.4. Preservation of Marks and Domain Names. Each Assignor agrees to use its Marks and Domain Names which are material to such Assignor’s business in interstate commerce during the time in which this Agreement is in effect and to take all such other actions as are reasonably necessary to preserve such Marks as trademarks or service marks under the laws of the United States (other than any such Marks which are no longer used or useful in its business or operations).

4.5. Maintenance of Registration. Each Assignor shall, at its own expense, diligently process all documents reasonably required to maintain all Mark and/or Domain Name registrations, including but not limited to affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office for all of its material registered Marks, and shall pay all fees and disbursements in connection therewith and shall not abandon any such filing of affidavit of use or any such application of renewal prior to the exhaustion of all administrative and judicial remedies without prior written consent of the Collateral Agent (other than with respect to registrations and applications deemed by such Assignor in its reasonable business judgment to be no longer prudent to pursue).

4.6. Future Registered Marks and Domain Names. If any Mark registration is issued hereafter to any Assignor as a result of any application now or hereafter pending before the United States Patent and Trademark Office or any Domain Name is registered by Assignor, within 30 days of receipt of such certificate or similar indicia of ownership, such Assignor shall deliver to the Collateral Agent a copy of such registration certificate or similar indicia of ownership, and a grant of a security interest in such Mark and/or Domain Name, to the Collateral Agent and at the expense of such Assignor, confirming the grant of a security interest in such Mark and/or Domain Name to the Collateral Agent hereunder, the form of such security to be substantially in the form of Annex L hereto or in such other form as may be reasonably satisfactory to the Collateral Agent.

4.7. Remedies. Subject to the terms of the Intercreditor Agreement, if an Event of Default shall occur and be continuing, the Collateral Agent may, by written notice to the relevant Assignor, take any or all of the following actions: (i) declare the entire right, title and interest of such Assignor in and to each of the Marks and Domain Names, together with all trademark rights and rights of protection to the same, vested in the Collateral Agent for the benefit of the Secured Creditors, in which event such rights, title and interest shall immediately vest, in the Collateral Agent for the benefit of the Secured Creditors, and the Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 4.1 hereof to execute, cause to be acknowledged and notarized and record said absolute assignment with the applicable agency or registrar; (ii) take and use or sell the Marks or Domain Names and the goodwill of such Assignor’s business symbolized by the Marks or Domain Names and the right to carry on the business and use the assets of such Assignor in connection with which the Marks or Domain Names have been used; and (iii) direct such Assignor to refrain, in which event such Assignor shall refrain, from using the Marks or Domain Names in any manner whatsoever, directly or indirectly, and such Assignor shall execute such further documents that the Collateral Agent may

Exhibit H-2

reasonably request to further confirm this and to transfer ownership of the Marks and Domain Names and registrations and any pending trademark applications in the United States Patent and Trademark Office or applicable Domain Name registrar to the Collateral Agent.

ARTICLE V

SPECIAL PROVISIONS CONCERNING

PATENTS, COPYRIGHTS AND TRADE SECRETS

5.1. Additional Representations and Warranties. Each Assignor represents and warrants that it is the true and lawful owner of all rights in (i) all Trade Secret Rights, (ii) the Patents listed in Annex J hereto for such Assignor and that said Patents include all the United States patents and applications for United States patents that such Assignor owns as of the Restatement Effective Date and (iii) the Copyrights listed in Annex K hereto for such Assignor and that said Copyrights include all the United States copyrights registered with the United States Copyright Office and applications to United States copyrights that such Assignor owns as of the Restatement Effective Date. Each Assignor further warrants that no Senior Officer of such Assignor has knowledge of any third party claim that any aspect of such Assignor’s present or contemplated business operations infringes or will infringe any patent of any other Person or such Assignor has misappropriated any trade secret or proprietary information which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Each Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of any Event of Default, any document which may be required by the United States Patent and Trademark Office or the United States Copyright Office in order to effect an absolute assignment of all right, title and interest in each Patent or Copyright, and to record the same.

5.2. Licenses and Assignments. Except as otherwise permitted by the Secured Debt Agreements, each Assignor hereby agrees not to divest itself of any right under any Patent or Copyright absent prior written approval of the Collateral Agent.

5.3. Infringements. Each Assignor agrees, promptly upon a Senior Officer of such Assignor learning thereof, to furnish the Collateral Agent in writing with all pertinent information available to such Assignor with respect to any infringement, contributing infringement or active inducement to infringe or other violation of such Assignor’s rights in any Patent or Copyright or to any claim that the practice of any Patent or use of any Copyright violates any property right of a third party, or with respect to any misappropriation of any Trade Secret Right or any claim that practice of any Trade Secret Right violates any property right of a third party, in each case, in any manner which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Each Assignor further agrees, absent direction of the Collateral Agent to the contrary, to diligently prosecute, in accordance with its reasonable business judgment, any Person infringing any Patent or Copyright or any Person misappropriating any Trade Secret Right, in each case to the extent that such infringement or misappropriation, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Exhibit H-2

5.4. Maintenance of Patents or Copyright. At its own expense, each Assignor shall make timely payment of all post-issuance fees required to maintain in force its rights under each Patent or Copyright, absent prior written consent of the Collateral Agent (other than any such Patents or Copyrights which are no longer used or are deemed by such Assignor in its reasonable business judgment to no longer be useful in its business or operations).

5.5. Prosecution of Patent or Copyright Applications. At its own expense, each Assignor shall diligently prosecute all material applications for (i) United States Patents listed in Annex J hereto and (ii) Copyrights listed on Annex K hereto, in each case for such Assignor and shall not abandon any such application prior to exhaustion of all administrative and judicial remedies (other than applications that are deemed by such Assignor in its reasonable business judgment to no longer be necessary in the conduct of the Assignor’s business), absent written consent of the Collateral Agent.

5.6. Other Patents and Copyrights. Within 30 days of the acquisition or issuance of a United States Patent, registration of a Copyright, or acquisition of a registered Copyright, or of filing of an application for a United States Patent or Copyright, the relevant Assignor shall deliver to the Collateral Agent a copy of said Copyright or Patent, or certificate or registration of, or application therefor, as the case may be, with a grant of a security interest as to such Patent or Copyright, as the case may be, to the Collateral Agent and at the expense of such Assignor, confirming the grant of a security interest, the form of such grant of a security interest to be substantially in the form of Annex M or Annex N hereto, as appropriate, or in such other form as may be reasonably satisfactory to the Collateral Agent.

5.7. Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may, subject to the provisions of the Intercreditor Agreement, by written notice to the relevant Assignor, take any or all of the following actions: (i) declare the entire right, title, and interest of such Assignor in each of the Patents and Copyrights vested in the Collateral Agent for the benefit of the Secured Creditors, in which event such right, title, and interest shall immediately vest in the Collateral Agent for the benefit of the Secured Creditors, in which case the Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 5.1 hereof to execute, cause to be acknowledged and notarized and to record said absolute assignment with the applicable agency; (ii) take and practice or sell the Patents and Copyrights; and (iii) direct such Assignor to refrain, in which event such Assignor shall refrain, from practicing the Patents and using the Copyrights directly or indirectly, and such Assignor shall execute such further documents as the Collateral Agent may reasonably request further to confirm this and to transfer ownership of the Patents and Copyrights to the Collateral Agent for the benefit of the Secured Creditors.

ARTICLE VI

PROVISIONS CONCERNING ALL COLLATERAL

6.1. Protection of Collateral Agent’s Security. Except as otherwise permitted by the Secured Debt Agreements and the Intercreditor Agreement, each Assignor will do nothing to impair the rights of the Collateral Agent in the Collateral. Each Assignor will at all times maintain insurance, at such Assignor’s own expense to the extent and in the manner provided in

Exhibit H-2

the Secured Debt Agreements. Except to the extent otherwise permitted to be retained by such Assignor or applied by such Assignor pursuant to the terms of the Secured Debt Agreements, the Collateral Agent shall, subject to the provisions of the Intercreditor Agreement, at the time any proceeds of such insurance are distributed to the Secured Creditors, apply such proceeds in accordance with Section 7.4 hereof. Each Assignor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of such Assignor to pay the Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Assignor (except to the extent resulting from the Collateral Agent’s gross negligence or willful misconduct).

6.2. Warehouse Receipts Non-Negotiable. If a Specified Default or an Event of Default shall occur, each Assignor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its Inventory, such Assignor shall request that such warehouse receipt or receipt in the nature thereof shall not be “negotiable” (as such term is used in Section 7-104 of the Uniform Commercial Code as in effect in any relevant jurisdiction or under other relevant law).

6.3. Additional Information. Each Assignor will, at its own expense, from time to time upon the reasonable request of the Collateral Agent, promptly (and in any event within 10 days after its receipt of the respective request) furnish to the Collateral Agent such information with respect to the Collateral (including the identity of the Collateral or such components thereof as may have been requested by the Collateral Agent, the value and location of such Collateral, etc.) as may be requested by the Collateral Agent. Without limiting the forgoing, each Assignor agrees that it shall promptly (and in any event within 10 days after its receipt of the respective request) furnish to the Collateral Agent such updated Annexes hereto as may from time to time be reasonably requested by the Collateral Agent.

6.4. Further Actions. Each Assignor will, at its own expense and upon the reasonable request of the Collateral Agent, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which the Collateral Agent deems reasonably appropriate or advisable to perfect, preserve or protect its security interest in the Collateral.

6.5. Financing Statements. Subject to the terms of the Intercreditor Agreement, each Assignor agrees to execute and deliver to the Collateral Agent such financing statements, in form reasonably acceptable to the Collateral Agent, as the Collateral Agent may from time to time reasonably request or as are reasonably necessary or desirable in the opinion of the Collateral Agent to establish and maintain a valid, enforceable, perfected security interest in the Collateral as provided herein and the other rights and security contemplated hereby. Each Assignor will pay any applicable filing fees, recordation taxes and related expenses relating to its Collateral. Each Assignor hereby authorizes the Collateral Agent to file any such financing

Exhibit H-2

statements without the signature of such Assignor where permitted by law (and such authorization includes describing the Collateral as “all assets” of such Assignor).

ARTICLE VII

REMEDIES UPON OCCURRENCE OF AN EVENT OF DEFAULT

7.1. Remedies; Obtaining the Collateral Upon Default. Each Assignor agrees that, if any Event of Default shall have occurred and be continuing, then and in every such case, the Collateral Agent, in addition to any rights now or hereafter existing under applicable law and under the other provisions of this Agreement, shall have all rights as a secured creditor under any UCC, and such additional rights and remedies to which a secured creditor is entitled under the laws in effect in all relevant jurisdictions and, subject to the provisions of the Intercreditor Agreement, may:

(i) personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from such Assignor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon such Assignor’s premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of such Assignor;

(ii) instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Included Accounts and the Included Contracts) constituting the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent and may exercise any and all remedies of such Assignor in respect of such Collateral;

(iii) instruct all banks which have entered into a control agreement with the Collateral Agent to transfer all monies, securities and instruments held by such depositary bank to the Cash Collateral Account;

(iv) sell, assign or otherwise liquidate any or all of the Collateral or any part thereof in accordance with Section 7.2 hereof, or direct such Assignor to sell, assign or otherwise liquidate any or all of the Collateral or any part thereof, and, in each case, take possession of the proceeds of any such sale or liquidation;

(v) take possession of the Collateral or any part thereof, by directing such Assignor in writing to deliver the same to the Collateral Agent at any reasonable place or places designated by the Collateral Agent, in which event such Assignor shall at its own expense:

(x) forthwith cause the same to be moved to the place or places so designated by the Collateral Agent and there delivered to the Collateral Agent;

Exhibit H-2

(y) store and keep any Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent as provided in Section 7.2 hereof; and

(z) while the Collateral shall be so stored and kept, provide such security and maintenance services as shall be reasonably necessary to protect the same and to preserve and maintain it in good condition;

(vi) license or sublicense, whether on an exclusive or nonexclusive basis, any Marks, Domain Names, Patents or Copyrights included in the Collateral for such term and on such conditions and in such manner as the Collateral Agent shall in its sole judgment determine;

(vii) apply any monies constituting Collateral or proceeds thereof in accordance with the provisions of Section 7.4; and

(viii) take any other action as specified in clauses (1) through (5), inclusive, of Section 9-607 of the UCC;

it being understood that each Assignor’s obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by such Assignor of said obligation. By accepting the benefits of this Agreement and each other Security Document, the Secured Creditors expressly acknowledge and agree that this Agreement and each other Security Document may be enforced only by the action of the Collateral Agent acting upon the instructions of the Required Secured Creditors and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent for the benefit of the Secured Creditors upon the terms of this Agreement and the other Security Documents and subject to the terms of the Intercreditor Agreement.

7.2. Remedies; Disposition of the Collateral. If any Event of Default shall have occurred and be continuing, then any Collateral repossessed by the Collateral Agent under or pursuant to Section 7.1 hereof and any other Collateral whether or not so repossessed by the Collateral Agent, may, subject to the provisions of the Intercreditor Agreement, be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Collateral Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of such Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Collateral Agent or after any overhaul or repair at the expense of the relevant Assignor which the Collateral Agent shall determine to be commercially reasonable. Any such sale, lease or other disposition may be effected by means of a public disposition or private disposition, effected in accordance with the applicable requirements (in each case if and to the extent applicable) of Sections 9-610 through 9-613 of the UCC and/or such other mandatory requirements of applicable law as may apply to

Exhibit H-2

the respective disposition. The Collateral Agent may, without notice or publication, adjourn any public or private disposition or cause the same to be adjourned from time to time by announcement at the time and place fixed for the disposition, and such disposition may be made at any time or place to which the disposition may be so adjourned. To the extent permitted by any such requirement of law, the Collateral Agent may bid for and become the purchaser (and may pay all or any portion of the purchase price by crediting Obligations against the purchase price) of the Collateral or any item thereof, offered for disposition in accordance with this Section 7.2 without accountability to the relevant Assignor. If, under applicable law, the Collateral Agent shall be permitted to make disposition of the Collateral within a period of time which does not permit the giving of notice to the relevant Assignor as hereinabove specified, the Collateral Agent need give such Assignor only such notice of disposition as shall be required by such applicable law. Each Assignor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such disposition or dispositions of all or any portion of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Assignor’s expense.

7.3. Waiver of Claims. Except as otherwise provided in this Agreement, EACH ASSIGNOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT’S TAKING POSSESSION OR THE COLLATERAL AGENT’S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES, and each Assignor hereby further waives, to the extent permitted by law:

(i) all damages occasioned by such taking of possession or any such disposition except any damages which are the direct result of the Collateral Agent’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision);

(ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent’s rights hereunder; and

(iii) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and each Assignor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the relevant Assignor therein and thereto, and shall be a perpetual bar both at law and in equity against such Assignor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under such Assignor.

Exhibit H-2

7.4. Application of Proceeds. (a) (I) Subject to the terms of the Intercreditor Agreement, all moneys collected by the Collateral Agent (or, to the extent the U.S. Pledge Agreement or any other Security Document requires proceeds of collateral thereunder, which constitutes TL Priority Collateral, to be applied in accordance with the provisions of this Agreement, the Pledgee under the U.S. Pledge Agreement or the collateral agent or mortgagee under such other Security Document) upon any sale or other disposition of the TL Priority Collateral, together with all other moneys received by the Collateral Agent hereunder (or, to the extent the U.S. Pledge Agreement or any other Security Document requires proceeds of collateral thereunder, which constitutes TL Priority Collateral, to be applied in accordance with the provisions of this Agreement, the Pledgee under the U.S. Pledge Agreement or the collateral agent or mortgagee under such other Security Document) with respect thereto, shall be applied as follows:

(i) first, to the payment of all amounts owing the Collateral Agent of the type described in clauses (iii), (iv) and (v) of the definition of “Obligations”;

(ii) second, to the extent proceeds remain after the application pursuant to preceding clause (i), to the payment of all amounts owing to any Agent of the type described in clause (vi) of the definition of “Obligations”;

(iii) third, to the extent proceeds remain after the applications pursuant to preceding clauses (i) and (ii), to the payment in full of all amounts owing to any Issuing Lender and/or Bank Guaranty Issuer as described in Section 2C.03 of the Credit Agreement;

(iv) fourth, but subject to the provisions of the following clauses (g) and (h), to the extent proceeds remain after the application pursuant to preceding clauses (i) through (iii), inclusive, an amount equal to the outstanding Primary Obligations shall be paid to the Secured Creditors as provided in Section 7.4(e) hereof, with (x) each Secured Creditor receiving an amount equal to its outstanding Primary Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share of the amount remaining to be distributed, (y) the amount received by any Lender Creditor in respect of Primary Obligations consisting of Credit Document Obligations pursuant to this clause (iv) to be applied (a) first, in satisfaction of the Primary Obligations owing to such Lender Creditor by the U.S. Borrower (other than Primary Obligations owing by the U.S. Borrower pursuant to its Credit Agreement Party Guaranty) and by the other U.S. Credit Parties (other than Primary Obligations owing by them pursuant to the Credit Agreement Party Guaranty or the U.S. Subsidiaries Guaranty, as the case may be, which represent a guarantee of the Primary Obligations of the Bermuda Borrower consisting of Credit Document Obligations) and (b) second, to the extent proceeds remain after the application pursuant to preceding subclause (a), in satisfaction of all other Primary Obligations owing to such Lender Creditor by the U.S. Borrower and the U.S. Credit Parties and (z) the amount received by any Hedging Creditor in respect of Primary Obligations consisting of Hedging Obligations pursuant to this clause (iv) to be applied (a) first, in satisfaction of the Primary Obligations owing to such Hedging Creditor by the U.S. Borrower (other than Primary Obligations owing by the U.S. Borrower pursuant to its Credit Agreement Party Guaranty) and other U.S. Credit Parties (other than Primary

Exhibit H-2

Obligations owing by them pursuant to the Credit Agreement Party Guaranty or the U.S. Subsidiaries Guaranty, as the case may be, which represent a guarantee of the Primary Obligations of Foreign Subsidiaries of the U.S. Borrower consisting of Hedging Obligations) and (b) second, to the extent proceeds remain after the application pursuant to preceding subclause (a), in satisfaction of all other Primary Obligations owing to such Hedging Creditor by the U.S. Borrower and the U.S. Credit Parties;

(v) fifth, but subject to the provisions of the following clauses (g) and (h), to the extent proceeds remain after the application pursuant to preceding clauses (i) through (iv), inclusive, an amount equal to the outstanding Secondary Obligations shall be paid to the Secured Creditors as provided in Section 7.4(e) hereof, with each Secured Creditor receiving an amount equal to its outstanding Secondary Obligations or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed;

(vi) sixth, only with respect to Collateral (as such term is defined in the U.S. Pledge Agreement) of Intermediate Holdco and not with respect to any other Collateral, to the extent proceeds remain after the applications pursuant to preceding clauses (i) through (v), inclusive, an amount equal to the outstanding Intermediate Holdco Credit Document Obligations (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of Holdings or any of its Subsidiaries at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such case, proceeding or other action) shall be paid to the Intermediate Holdco Collateral Agent as provided in Section 7.4(e) hereof (for the benefit of the Intermediate Holdco Collateral Agent and the other Intermediate Holdco Creditors), with each such Intermediate Holdco Creditor to receive an amount equal to its outstanding Intermediate Holdco Credit Document Obligations or, if the proceeds are insufficient to pay in full all such Intermediate Holdco Credit Document Obligations, the portion of the amount remaining to be distributed to which such Second Lien Creditor is entitled pursuant to the terms of the Intermediate Holdco Credit Agreement;

(vii) seventh, but subject to the provisions of the following clause (g), to the extent proceeds remain after the application pursuant to preceding clauses (i) through (vi), inclusive, if the ABL Credit Document Obligations Termination Date has not theretofore occurred, amounts equal to the ABL Credit Document Obligations shall be paid to the ABL Collateral Agent for application to the ABL Credit Document Obligations in accordance with sub-clauses fourth and fifth of Section 5.1(a) of the Intercreditor Agreement; and

(viii) eighth, to the extent proceeds remain after the application pursuant to preceding clauses (i) through (vii), inclusive, and following the termination of this Agreement pursuant to Section 10.8(a) hereof, to the relevant Assignor or to whomever may be lawfully entitled to receive such surplus.

(II) Subject to the terms of the Intercreditor Agreement, all moneys collected by the Collateral Agent (or, to the extent the U.S. Pledge Agreement or any other Security

Exhibit H-2

Document requires proceeds of collateral thereunder, which constitutes ABL Priority Collateral, to be applied in accordance with the provisions of this Agreement, the Pledgee under the U.S. Pledge Agreement or the collateral agent or mortgagee under such other Security Document) upon any sale or other disposition of the ABL Priority Collateral, together with all other moneys received by the Collateral Agent hereunder (or, to the extent the U.S. Pledge Agreement or any other Security Document requires proceeds of collateral thereunder, which constitutes ABL Priority Collateral, to be applied in accordance with the provisions of this Agreement, the Pledgee under the U.S. Pledge Agreement or the collateral agent or mortgagee under such other Security Document) with respect thereto, shall be applied as follows:

(i) first, in accordance with sub-clauses first and second of Section 5.2(a) of the Intercreditor Agreement, to the ABL Collateral Agent for application to ABL Credit Document Obligations until same have been repaid in full;

(ii) second, to the extent proceeds remain after the application pursuant to preceding clause (i), as otherwise provided in Section 7.4(a)(I) (but without giving effect clause (vii) thereof).

(b) For purposes of this Agreement: (x) “Pro Rata Share” shall mean, when calculating a Secured Creditor’s portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor’s Primary Obligations or Secondary Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Primary Obligations or Secondary Obligations, as the case may be; (y) “Primary Obligations” shall mean (i) in the case of the Credit Document Obligations, all principal of, premium, fees and interest on, all Loans, all Unpaid Drawings, the Stated Amount of all outstanding Letters of Credit, all Unreimbursed Payments, the Face Amount of all outstanding Bank Guaranties and all Fees and (ii) in the case of the Hedging Obligations, all amounts due under each Interest Rate Protection Agreement and each Other Hedging Agreement with a Hedging Creditor (other than indemnities, fees (including, without limitation, attorneys’ fees) and similar obligations and liabilities); and (z) “Secondary Obligations” shall mean all Obligations other than Primary Obligations.

(c) When payments to Secured Creditors are based upon their respective Pro Rata Shares, the amounts received by such Secured Creditors hereunder shall be applied (for purposes of making determinations under this Section 7.4 only) (i) first, to their Primary Obligations and (ii) second, to their Secondary Obligations. If any payment to any Secured Creditor of its Pro Rata Share of any distribution would result in overpayment to such Secured Creditor, such excess amount shall instead be distributed in respect of the unpaid Primary Obligations or Secondary Obligations, as the case may be, of the other Secured Creditors, with each Secured Creditor whose Primary Obligations or Secondary Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of such Secured Creditor and the denominator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of all Secured Creditors entitled to such distribution.

(d) Each of the Secured Creditors, by their acceptance of the benefits hereof and of the other Security Documents, agrees and acknowledges that if the Lender Creditors

Exhibit H-2

receive a distribution on account of undrawn amounts with respect to Letters of Credit or Bank Guaranties issued under the Credit Agreement (which shall only occur after all Unpaid Drawings and Unreimbursed Payments have been paid in full), such amounts shall be paid to the Administrative Agent under the Credit Agreement and held by it, for the equal and ratable benefit of the Lender Creditors, as cash security for the repayment of Obligations owing to the Lender Creditors as such. If any amounts are held as cash security pursuant to the immediately preceding sentence, then upon the termination of all outstanding Letters of Credit and Bank Guaranties under the Credit Agreement, and after the application of all such cash security to the repayment of all Obligations owing to the Lender Creditors after giving effect to the termination of all such Letters of Credit and Bank Guaranties, if there remains any excess cash, such excess cash shall be returned by the Administrative Agent to the Collateral Agent for distribution in accordance with Section 7.4(a) hereof.

(e) Subject to the terms of the Intercreditor Agreement, all payments required to be made hereunder shall be made (w) if to the Lender Creditors, to the Administrative Agent for the account of the Lender Creditors, (x) if to any Other Creditor, to the trustee, paying agent or other similar representative (each, a “Representative”) for such Other Creditor or, in the absence of such a Representative, directly to the relevant Other Creditor, (y) if to the ABL Secured Parties, to the ABL Collateral Agent for the account of the ABL Secured Parties and (z) if to the Intermediate Holdco Creditors, to the Intermediate Holdco Collateral Agent for the account of the Intermediate Holdco Creditors.

(f) For purposes of applying payments received in accordance with this Section 7.4, the Collateral Agent shall be entitled to rely upon (i) the Administrative Agent and (ii) the Representative or, in the absence of such a Representative, upon the Hedging Creditors for a determination (which the Administrative Agent, each Representative and the Hedging Creditors agree (or shall agree) to provide upon request of the Collateral Agent) of the outstanding Primary Obligations and Secondary Obligations (and Dollar Equivalents thereof) owed to the Lender Creditors or the Hedging Creditors, as the case may be. Unless it has received written notice from a Lender Creditor or an Other Creditor to the contrary, the Administrative Agent and each Representative, in furnishing information pursuant to the preceding sentence, and the Collateral Agent, in acting hereunder, shall be entitled to assume that no Secondary Obligations are outstanding. Unless it has written notice from a Hedging Creditor to the contrary, the Collateral Agent, in acting hereunder, shall be entitled to assume that no Interest Rate Protection Agreements or Other Hedging Agreements are in existence.

(g) Notwithstanding anything to the contrary contained above, to the extent monies or proceeds to be applied pursuant to this Section 7.4 consist of proceeds received from a sale or other disposition of Excess Exempted Foreign Entity Voting Stock, such proceeds will be applied as otherwise required above in this Section 7.4, but for this purpose treating as outstanding only those obligations secured by the Excess Exempted Foreign Entity Voting Stock in accordance with the provisions of clause (A) to the proviso appearing at the end of Section 3.1 of the U.S. Pledge Agreement. In determining whether any Excess Exempted Foreign Entity Voting Stock has been sold or otherwise disposed of, the Pledgee shall treat any sale or disposition of Voting Stock of any Exempted Foreign Entity as first being a sale of Voting Stock which is not Excess Exempted Foreign Entity Voting Stock until such time as the stock sold

Exhibit H-2

represents 65% of the total combined voting power of all classes of Voting Stock of the respective Exempted Foreign Entity and, after such threshold has been met, any further sales of Voting Stock of the respective Exempted Foreign Entity shall be treated as sales of Excess Exempted Foreign Entity Voting Stock.

(h) Notwithstanding anything to the contrary contained above, to the extent monies or proceeds to be applied pursuant to this Section 7.4(a)(I) consist of proceeds received under any Foreign Security Document (other than a Local Law Pledge Agreement), such proceeds will be applied as otherwise required above for TL Priority Collateral in this Section 7.4(a)(I), but for this purpose (i) treating the outstanding Primary Obligations and Secondary Obligations as only those obligations secured by the respective Foreign Security Document and (ii) without giving effect to clause (y) or (z) of Section 7.4(a)(I)(iv), and without giving effect to clauses (vi) and (vii) of Section 7.4(a)(I) above.

(i) Each of the Secured Creditors, by its acceptance of the benefits hereof and of the other Security Documents, hereby agrees and acknowledges that if any portion of the Credit Document Obligations or Hedging Obligations that are purported to be secured pursuant to a Foreign Security Document and owing to a given Secured Creditor are determined not to be secured pursuant to such Foreign Security Document for any reason, then for purposes of Section 7.4(a)(I), the respective Obligations of such Secured Creditor (that are purposed to be secured) shall nevertheless be construed to be effectively secured pursuant to such Foreign Security Document and such Secured Creditor shall nevertheless be entitled to its Pro Rata Share of any amounts collected by the Collateral Agent pursuant to the Foreign Security Documents, which shall be applied in accordance with the provisions of Section 7.4(a)(I) (based upon such Secured Creditor’s actual then outstanding Credit Document Obligations or Hedging Obligations (that are purported to be secured) (as determined in accordance with immediately preceding clause (h)), as the case may be).

(j) It is understood that the Assignors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Obligations.

(k) It is understood and agreed by all parties hereto that the Collateral Agent shall have no liability for any determinations made by it in this Section 7.4 (including, without limitation, as to whether given Collateral constitutes TL Priority Collateral or ABL Priority Collateral), in each case except to the extent resulting from the gross negligence or willful misconduct of the Collateral Agent (as determined by a court of competent jurisdiction in a final and non-appealable decision). The parties also agree that the Collateral Agent may (but shall not be required to), at any time and in its sole discretion, and with no liability resulting therefrom, petition a court of competent jurisdiction regarding any application of Collateral in accordance with the requirements hereof and of the Intercreditor Agreement, and the Collateral Agent shall be entitled to wait for, and may conclusively rely on, any such determination.

7.5. Remedies Cumulative. Subject to the terms of (and to the extent not inconsistent with) the Intercreditor Agreement, each and every right, power and remedy hereby specifically given to the Collateral Agent shall be in addition to every other right, power and remedy specifically given to the Collateral Agent under this Agreement, the other Secured Debt

Exhibit H-2

Agreements or now or hereafter existing at law, in equity or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence thereof. No notice to or demand on any Assignor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand. In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover reasonable expenses, including reasonable attorneys’ fees, and the amounts thereof shall be included in such judgment.

7.6. Discontinuance of Proceedings. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the relevant Assignor, the Collateral Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.

ARTICLE VIII

INDEMNITY

8.1. Indemnity. (a) Each Assignor jointly and severally agrees to indemnify, reimburse and hold the Collateral Agent, each other Secured Creditor and their respective successors, assigns, employees, affiliates and agents (hereinafter in this Section 8.1 referred to individually as “Indemnitee,” and collectively as “Indemnitees”) harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs, expenses or disbursements (including reasonable attorneys’ fees and expenses) (for the purposes of this Section 8.1 the foregoing are collectively called “expenses”) of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement, any other Lender Secured Financing Document or any other document executed in connection herewith or therewith or in any other way connected with the administration of the transactions contemplated hereby or thereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed

Exhibit H-2

under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage), or contract claim; provided that no Indemnitee shall be indemnified pursuant to this Section 8.1(a) for losses, damages or liabilities to the extent caused by the gross negligence or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision). Each Assignor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, suit or judgment, the relevant Assignor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts to promptly notify the relevant Assignor of any such assertion of which such Indemnitee has knowledge.

(b) Without limiting the application of Section 8.1(a) hereof, each Assignor agrees, jointly and severally, to pay or reimburse the Collateral Agent for any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent’s Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent’s interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

(c) Without limiting the application of Section 8.1(a) or (b) hereof, each Assignor agrees, jointly and severally, to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any material misrepresentation by any Assignor in this Agreement, any other Lender Secured Financing Document or in any writing contemplated by or made or delivered pursuant to or in connection with this Agreement or any other Lender Secured Financing Document.

(d) If and to the extent that the obligations of any Assignor under this Section 8.1 are unenforceable for any reason, such Assignor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

8.2. Indemnity Obligations Secured by Collateral; Survival. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral. The indemnity obligations of each Assignor contained in this Article VIII shall continue in full force and effect notwithstanding the full payment of all of the other Obligations and notwithstanding the full payment of all the Notes issued, and Loans made, under the Credit Agreement, the termination of all Letters of Credit (and the full payment of all Unpaid Drawings) and Bank Guaranties (and the full payment of all Unreimbursed Payments) issued under the Credit Agreement, the termination of all Interest Rate Protection Agreements and Other Hedging Agreements entered into with the Hedging Creditors and the payment of all other Obligations and notwithstanding the discharge thereof and the occurrence of the Termination Date.

Exhibit H-2

ARTICLE IX

DEFINITIONS

The following terms shall have the meanings herein specified. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

“ABL Collateral Agent” shall have the meaning assigned that term in the Intercreditor Agreement.

“ABL Credit Document Obligations” shall mean the “Credit Document Obligations” as defined in the ABL Security Agreement, as amended, modified or supplemented from time to time in accordance with the terms thereof and the Credit Agreement.

“ABL Credit Document Obligations Termination Date” shall mean that date upon which the Discharge of ABL Obligations shall have occurred.

“ABL Credit Documents” shall have the meaning assigned that term in the Intercreditor Agreement.

“ABL Priority Collateral” shall have the meaning assigned that term in the Intercreditor Agreement.

“ABL Required Lenders” shall mean the “Required Lenders” as defined in the ABL Credit Agreement.

“ABL Secured Parties” shall have the meaning assigned that term in the Intercreditor Agreement.

“ABL Security Agreement” shall mean the Security Agreement as defined in the ABL Credit Agreement, as in effect on the Restatement Effective Date, as the same may be amended, modified, extended, renewed, replaced, restated, supplemented or refinanced from time to time, in accordance with the terms thereof, the Credit Agreement and the Intercreditor Agreement.

“Account” shall mean any “account” as such term is defined in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York, and in any event shall include but shall not be limited to, all rights to payment of any monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of, (ii) for services rendered or to be rendered, (iii) for a policy of insurance issued or to be issued, (iv) for a secondary obligation incurred or to be incurred, (v) for energy provided or to be provided, (vi) for the use or hire of a vessel under a charter or other contract, (vii) arising out of the use of a credit or charge card or information contained on or for use with the card, or (viii) as winnings in a lottery or other game of chance operated or sponsored by a State, governmental unit of a State, or person licensed or authorized to operate the game by a State or governmental unit of a State. Without limiting the foregoing, the term “account” shall include all Health-Care-Insurance Receivables.

Exhibit H-2

“Administrative Agent” shall have the meaning provided in the recitals of this Agreement.

“Agreement” shall mean this U.S. Security Agreement, as the same may be amended, modified, restated and/or supplemented from time to time in accordance with its terms.

“As-Extracted Collateral” shall mean “as-extracted collateral” as such term is defined in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York.

“Assignor” shall have the meaning provided in the first paragraph of this Agreement.

“Borrowers” shall have the meaning provided in the recitals of this Agreement.

“Bermuda Borrower” shall have the meaning provided in the recitals hereto.

“Cash Collateral Account” shall mean a non-interest bearing cash collateral account maintained with, and in the sole dominion and control of, the Collateral Agent for the benefit of the Secured Creditors.

“Chattel Paper” shall mean “chattel paper” as such term is defined in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York. Without limiting the foregoing, the term “Chattel Paper” shall in any event include all Tangible Chattel Paper and all Electronic Chattel Paper.

“Class” shall have the meaning provided in Section 10.2 of this Agreement.

“Collateral” shall have the meaning provided in Section 1.1(a) of this Agreement.

“Collateral Agent” shall have the meaning provided in the first paragraph of this Agreement.

“Commercial Tort Claims” shall mean “commercial tort claims” as such term is defined in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York.

“Contract Rights” shall mean all rights of any Assignor under each Contract, including, without limitation, (i) any and all rights to receive and demand payments under any or all Contracts, (ii) any and all rights to receive and compel performance under any or all Contracts and (iii) any and all other rights, interests and claims now existing or in the future arising in connection with any or all Contracts.

“Contracts” shall mean all contracts between any Assignor and one or more additional parties (including, without limitation, any Interest Rate Protection Agreements, Other Hedging Agreements, licensing agreements and any partnership agreements, joint venture agreements and limited liability company agreements).

Exhibit H-2

“Copyrights” shall mean any United States or foreign copyright now or hereafter owned by any Assignor, including any registrations of any copyrights, in the United States Copyright Office or any foreign equivalent office, as well as any application for a copyright registration now or hereafter made with the United States Copyright Office or any foreign equivalent office by any Assignor.

“Credit Agreement” shall have the meaning provided in the recitals of this Agreement.

“Credit Document Obligations” shall have the meaning provided in the definition of “Obligations” in this Article IX.

“Credit Documents” shall have the meaning provided in the Credit Agreement and shall include any documentation executed and delivered in connection with any replacement or refinancing Credit Agreement.

“Credit Document Obligations Termination Date” shall mean that date upon which all Credit Document Obligations (other than indemnities for which no claim has been made) have been paid in full and all Commitments, Letters of Credit and Bank Guaranties under the Credit Agreement have been terminated.

“Deposit Accounts” shall mean all “deposit accounts” as such term is defined in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York.

“Deposit Bank” shall have the meaning provided in the recitals hereto.

“Discharge of ABL Obligations” shall have the meaning assigned that term in the Intercreditor Agreement.

“Documentation Agent” shall have the meaning provided in the recitals hereto.

“Documents” shall mean “documents” as such term is defined in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York.

“Domain Names” shall mean all Internet domain names and associated URL addresses in or to which any Assignor now or hereafter has any right, title or interest.

“Electronic Chattel Paper” shall mean “electronic chattel paper” as such term is defined in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York.

“Equipment” shall mean any “equipment” as such term is defined in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York, and in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, fixtures and vehicles now or hereafter owned by any Assignor and any and all additions, substitutions and replacements of any of the foregoing and all accessions thereto, wherever

Exhibit H-2

located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“Event of Default” shall mean (i) any Event of Default under, and as defined in the Credit Agreement, (ii) any payment default on any of the Hedging Obligations after the expiration of any applicable grace period and (iii) following the Credit Document Obligations Termination Date, any Event of Default under, and as defined in, the Intermediate Holdco Credit Agreement (if same remains in effect).

“Excess Exempted Foreign Entity Voting Stock” shall have the meaning provided in the U.S. Pledge Agreement.

“Exempted Foreign Entity” shall have the meaning provided in the U.S. Pledge Agreement.

“Excluded Collateral” shall have the meaning provided in the Credit Agreement.

“Excluded Proceeds” means, at any time, all cash Proceeds received by any Assignor from any sale of Collateral where the respective Collateral is released pursuant to the provisions of Section 10.8(b) of this Agreement and such Proceeds are applied (or required to be applied) to pay Credit Document Obligations in accordance with the requirements of the Credit Agreement.

“Farm Products” shall mean “farm products” as such term is defined in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York.

“General Intangibles” shall mean “general intangibles” as such term is defined in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York.

“Goods” shall mean “goods” as such term is defined in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York.

“Health-Care-Insurance Receivable” shall mean any “health-care-insurance receivable” as such term is defined in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York.

“Hedging Creditors” shall have the meaning provided in the recitals of this Agreement.

“Hedging Obligations” shall have the meaning provided in the definition of “Obligations” in this Article IX.

“Holdings” shall have the meaning provided in the recitals hereto.

“Included Account” shall mean any Account other than Accounts which constitute Excluded Collateral.

Exhibit H-2

“Included Contract” shall mean any Contract other than Contracts which Excluded Collateral.

“Included Contract Rights” shall mean all rights of any Assignor under each Included Contract, including, without limitation, (i) any and all rights to receive and demand payments under any or all Included Contracts, (ii) any and all rights to receive and compel performance under any and all Included Contracts and (iii) any and all rights, interests and claims now existing or in the future arising in connection with any or all Included Contracts.

“Included Equipment” shall mean any Equipment other than Equipment which constitutes Excluded Collateral.

“Included Instrument” shall mean any Instrument other than Instruments which constitute Excluded Collateral.

“Indemnitee” shall have the meaning provided in Section 8.1(a) of this Agreement.

“Instrument” shall mean “instruments” as such term is defined in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York (provided, however, Instruments shall not include any Instruments received in connection with grower loans extended in accordance with Section 9.05 of the Credit Agreement to the extent local law or the relevant grower loan documents prohibit such pledge).

“Intermediate Holdco” shall have the meaning provided in the recitals hereto.

“Intermediate Holdco Collateral Agent” shall have the meaning provided in the U.S. Pledge Agreement.

“Intermediate Holdco Creditor” shall have the meaning provided in the U.S. Pledge Agreement.

“Intermediate Holdco Credit Document Obligations” shall have the meaning provided in the U.S. Pledge Agreement.

“Inventory” shall mean merchandise, inventory and goods, and all additions, substitutions and replacements thereof and all accessions thereto, wherever located, together with all goods, supplies, incidentals, packaging materials, labels, materials and any other items used or usable in manufacturing, processing, packaging or shipping same, in all stages of production from raw materials through work in process to finished goods, and all products and proceeds of whatever sort and wherever located any portion thereof which may be returned, rejected, reclaimed or repossessed by the Collateral Agent from any Assignor’s customers, and shall specifically include all “inventory” as such term is defined in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York.

“Investment Property” shall mean “investment property” as such term is defined in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York.

Exhibit H-2

“Lead Arranger” shall have the meaning provided in the recitals hereto.

“Lender Creditors” shall have the meaning provided in the recitals of this Agreement.

“Lender Secured Financing Documents” shall mean and include (i) this Agreement, (ii) the other Credit Documents and (iii) the Interest Rate Protection Agreements and Other Hedging Agreements entered into with a Hedging Creditor.

“Lenders” shall have the meaning provided in the recitals of this Agreement.

“Letter-of-Credit Rights” shall mean “letter-of-credit rights” as such term is defined in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York.

“Location” of any Assignor, shall mean such Assignor’s “location” as determined pursuant to Section 9-307 of the UCC.

“Marks” shall mean all right, title and interest in and to any trademarks, service marks and trade names now held or hereafter acquired by any Assignor, including any registration or application for registration of any trademarks and service marks now held or hereafter acquired by any Assignor, which are registered or filed in the United States Patent and Trademark Office or the equivalent thereof in any state of the United States or any equivalent foreign office or agency, as well as any unregistered trademarks and service marks used by an Assignor and any trade dress including logos, designs, fictitious business names and other business identifiers used by any Assignor.

“Material Adverse Effect” shall mean a material adverse effect on the business, property, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Borrowers and their Subsidiaries taken as a whole.

“Obligations” shall mean and include, as to any Assignor, all of the following:

(i) the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Assignor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding), reimbursement obligations under Letters of Credit and Bank Guaranties, fees, costs and indemnities) of such Assignor to the Lender Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with, the Credit Agreement and the other Credit Documents to which such Assignor is a party (including, without limitation, in the event such Assignor is a Guarantor, all such obligations, liabilities and indebtedness of such Assignor under its Guaranty) and the due performance and compliance by such Assignor with all of the terms, conditions and agreements contained in the Credit Agreement and in such other

Exhibit H-2

Credit Documents (all such obligations, liabilities and indebtedness under this clause (i), except to the extent consisting of obligations, liabilities or indebtedness with respect to Interest Rate Protection Agreements or Other Hedging Agreements, being herein collectively called the “Credit Document Obligations”);

(ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Assignor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding) owing by such Assignor to the Hedging Creditors, now existing or hereafter incurred under, arising out of or in connection with any Interest Rate Protection Agreement or Other Hedging Agreement, whether such Interest Rate Protection Agreement or Other Hedging Agreement is now in existence or hereinafter arising (including, without limitation, in the case of an Assignor that is a Guarantor, all obligations, liabilities and indebtedness of such Assignor under its Guaranty in respect of the Interest Rate Protection Agreements and Other Hedging Agreements), and the due performance and compliance by such Assignor with all of the terms, conditions and agreements contained in each such Interest Rate Protection Agreement and Other Hedging Agreement (all such obligations, liabilities and indebtedness under this clause (ii) being herein collectively called the “Hedging Obligations”);

(iii) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral;

(iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of such Assignor referred to in clauses (i) and (ii) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys’ fees and court costs;

(v) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 8.1 of this Agreement; and

(vi) all amounts owing to any Agent or any of its affiliates pursuant to any of the Credit Documents in its capacity as such;

it being acknowledged and agreed that the “Obligations” shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

“Patents” shall mean any patent in or to which any Assignor now or hereafter has any right, title or interest therein, and any divisions, continuations (including, but not limited to, continuations-in-parts) and improvements thereof, as well as any application for a patent now or hereafter made by any Assignor.

Exhibit H-2

“Permits” shall mean, to the extent permitted to be assigned by the terms thereof or by applicable law, all licenses, permits, rights, orders, variances, franchises or authorizations of or from any governmental authority or agency.

“Primary Obligations” shall have the meaning provided in Section 7.4(b) of this Agreement.

“Pro Rata Share” shall have the meaning provided in Section 7.4(b) of this Agreement.

“Proceeds” shall mean all “proceeds” as such term is defined in the Uniform Commercial Code as in effect in the State of New York on the Restatement Effective Date and, in any event, shall also include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or any Assignor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Assignor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Registered Organization” shall have the meaning provided in the Uniform Commercial Code as in effect in the State of New York.

“Representative” shall have the meaning provided in Section 7.4(e) of this Agreement.

“Required Secured Creditors” shall mean (i) at any time prior to the Credit Document Obligations Termination Date, the Required Lenders (or, to the extent provided in Section 13.12 of the Credit Agreement, each of the Lenders), (ii) at any time on and after the Credit Document Obligations Termination Date, the holders of a majority of the Hedging Obligations and (iii) at all times on and after the First Lien Obligations Termination Date, but only if unpaid obligations are then due and payable pursuant to the Intermediate Holdco Credit Document, and only with respect to collateral securing the Intermediate Holdco Credit Document Obligations pursuant to the U.S. Pledge Agreement and required applications with respect thereto pursuant to Section 7.4 hereof, the Intermediate Holdco Required Lenders (as defined in the Intermediate Holdco Credit Agreement) (or, to the extent provided in the Intermediate Holdco Credit Agreement, each Intermediate Holdco Lender (as defined therein)).

“Requisite Creditors” shall have the meaning provided in Section 10.2 of this Agreement.

“Secondary Obligations” shall have the meaning provided in Section 7.4(b) of this Agreement.

Exhibit H-2

“Secured Creditors” shall mean, collectively, the Lender Creditors and Hedging Creditors and, for purposes of the U.S. Pledge Agreement only (and any distributions required to be made thereunder in accordance with Section 7.4 hereof), the Intermediate Holdco Creditors.

“Secured Debt Agreements” shall mean and include the Lender Secured Financing Documents and, for purposes of the U.S. Pledge Agreement only (and any distributions required to be made thereunder in accordance with Section 7.4 hereof), the Intermediate Holdco Creditors and the Intermediate Holdco Credit Documents.

“Software” shall mean “software” as such term is defined in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York.

“Supporting Obligations” shall mean any “supporting obligation” as such term is defined in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York, now or hereafter owned by any Assignor, or in which any Assignor has any rights, and, in any event, shall include, but shall not be limited to all of such Assignor’s rights in any Letter-of-Credit Right or secondary obligation that supports the payment or performance of, and all security for, any Collateral consisting of Accounts, Chattel Paper, Documents, General Intangibles, Instruments or Investment Properties.

“Syndication Agent” shall have the meaning provided in the recitals hereto.

“Tangible Chattel Paper” shall mean “tangible chattel paper” as such term is defined in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York.

“Termination Date” shall have the meaning provided in Section 10.8(a) of this Agreement.

“Timber-to-be-Cut” shall mean “timber-to-be-cut” as such term is used in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York.

“TL Priority Collateral” shall have the meaning assigned that term in the Intercreditor Agreement.

“Trade Secrets” shall mean any secretly held existing engineering or other data, information, production procedures and other know-how relating to the design manufacture, assembly, installation, use, operation, marketing, sale and/or servicing of any products or business of an Assignor worldwide whether written or not.

“Trade Secret Rights” shall mean the rights of an Assignor in any Trade Secret it holds.

“Transmitting Utility” shall have the meaning given such term in Section 9-102(a)(80) of the UCC.

Exhibit H-2

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

“U.S. Borrower” shall have the meaning provided in the recitals to this Agreement.

“Voting Stock” shall have the meaning provided in the U.S. Pledge Agreement.

ARTICLE X

MISCELLANEOUS

10.1. Notices. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be sent or delivered by mail, telegraph, telex, telecopy, cable or courier service and all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Collateral Agent or any Assignor shall not be effective until received by the Collateral Agent or such Assignor, as the case may be. All notices and other communications shall be in writing and addressed as follows:

(a)	if to any Assignor, c/o:

Dole Food Company, Inc.
One Dole Drive
Westlake Village, CA 91362
Attention: [ ]
Telephone No.: [ ]
Telecopier No.: [ ]

Copy To: Peter Tennyson
Telephone No.: (714) 668-6237
Telecopier No.: (714) 979-1921

(b)	if to the Collateral Agent, at:

60 Wall Street New York, NY 10005
Attention: Marguerite Sutton
Telephone No.: (212) 250-6150
Telecopier No.: (212) 797-4655

(c)	if to any Lender Creditor, at such address as such Lender Creditor shall have specified in the Credit Agreement;

Exhibit H-2

(d) if to any Hedging Creditor or Intermediate Holdco Creditor, at such address as such Hedging Creditor or Intermediate Holdco Creditor shall have specified in writing to each Assignor and the Collateral Agent;

or at such other address or addressed to such other individual as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

10.2. Waiver; Amendment. None of the terms and conditions of this Agreement (or, to the extent any other Security Document requires waivers or amendments thereunder to occur in accordance with the provisions of this Agreement, such other Security Document) may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Assignor (or, to the extent any other Security Document requires waivers or amendments thereunder to occur in accordance with the provisions of this Agreement, the pledgor, transferor, mortgagor or other corresponding party under such other Security Document) directly affected thereby and the Collateral Agent (or, to the extent any other Security Document requires waivers or amendments thereunder to occur in accordance with the provisions of this Agreement, the collateral agent or mortgagee under such other Security Document) (with the written consent of the Required Secured Creditors) and subject to the terms of the Intercreditor Agreement; provided, that, subject to the provisions of the Intercreditor Agreement, (i) additional Assignors may be added as parties hereto from time to time in accordance with Section 10.12 (or the corresponding section in such other Security Document) without the consent of any other Assignor or of the Secured Creditors, (ii) Assignors may be removed as parties hereto from time to time in accordance with Section 10.13 (or the corresponding section in such other Security Document), without the consent of any other Assignor or of the Secured Creditors, (iii) any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors (as defined below) of such Class, (iv) the Required Secured Creditors may agree to modifications to this Agreement for the purpose, among other things, of securing additional extensions of credit (including, without limitation, pursuant to the Credit Agreement or any refinancing or extension thereof), without obtaining any consent pursuant to preceding clause (iii) and (v) preceding clause (iii) shall not apply to any release of Collateral or any Assignor effected in accordance with the requirements of Section 10.8 or 10.13 of this Agreement (or the corresponding sections in such other Security Document), as the case may be, or any other release of Collateral or of any Assignor(s) or the termination of this Agreement, so long as the U.S. Borrower certifies that such actions will not violate the terms of any Secured Debt Agreement then in effect. For the purpose of this Agreement, the term “Class” shall mean each class of Secured Creditors with outstanding Obligations secured hereby at such time, i.e., whether (x) the Lender Creditors as holders of the Credit Document Obligations or (y) the Hedging Creditors as holders of the Hedging Obligations. For the purpose of this Agreement, the term “Requisite Creditors” of any Class shall mean each of (x) with respect to the Credit Document Obligations, the Required Lenders (or, to the extent provided in Section 13.12 of the Credit Agreement, each of the Lenders) and (y) with respect to the Hedging Obligations, the holders of at least a majority of all Hedging Obligations outstanding from time to time under the Interest Rate Protection Agreements and Other Hedging Agreements.

Exhibit H-2

10.3. Obligations Absolute. Subject to the terms of the Intercreditor Agreement, the obligations of each Assignor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of such Assignor, (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement or any other Secured Debt Agreement, or (c) any amendment to or modification of any Secured Debt Agreement or any security for any of the Obligations (in each case, whether or not such Assignor shall have notice or knowledge of any of the foregoing).

10.4. Successors and Assigns. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect, subject to release and/or termination as set forth in Section 10.8, (ii) be binding upon each Assignor, its successors and assigns, provided however, that no Assignor shall assign any of its rights or obligations hereunder without the prior written consent of the Collateral Agent (with the consent of the Required Secured Creditors), and (iii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent, the other Secured Creditors and their respective successors, transferees and assigns. All agreements, statements, representations and warranties made by each Assignor herein or in any certificate or other instrument delivered by such Assignor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement and the other Secured Debt Agreements regardless of any investigation made by the Secured Creditors or on their behalf.

10.5. Headings Descriptive. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

10.6. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH ASSIGNOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH ASSIGNOR HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK JURISDICTION OVER SUCH ASSIGNOR, AND AGREES NOT TO PLEAD OR CLAIM IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS THAT ANY SUCH COURT LACKS JURISDICTION OVER SUCH ASSIGNOR. EACH ASSIGNOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY

Exhibit H-2

REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ANY SUCH ASSIGNOR AT ITS ADDRESS FOR NOTICES AS PROVIDED IN SECTION 10.1 ABOVE, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH ASSIGNOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SUCH SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE COLLATERAL AGENT UNDER THIS AGREEMENT, OR ANY SECURED CREDITOR, TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY ASSIGNOR IN ANY OTHER JURISDICTION.

(b) EACH ASSIGNOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

10.7. Assignors’ Duties. It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Assignor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Collateral Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of any Assignor under or with respect to any Collateral.

10.8. Termination; Release. (a) After the Termination Date, this Agreement (or, to the extent any other Security Document requires termination or releases thereunder to occur in accordance with the provisions of this Agreement, such other Security Document) shall terminate (provided that all indemnities set forth herein including, without limitation in Section 8.1 hereof, shall survive such termination) and the Collateral Agent (or, to the extent any other Security Document requires termination or releases thereunder to occur in accordance with the provisions of this Agreement, the collateral agent or mortgagee under such other Security Document), at the request and expense of the respective Assignor (or, to the extent any other Security Document requires termination or releases thereunder to occur in accordance with the provisions of this Agreement, the pledgor, transferor, mortgagor or other corresponding party under such other Security Document), will, subject to the provisions of the Intercreditor Agreement, promptly execute and deliver to such Assignor a proper instrument or instruments

Exhibit H-2

(including Uniform Commercial Code termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Collateral Agent or any of its sub-agents hereunder and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement. As used in this Agreement, “Termination Date” shall mean the date upon which the Commitments under the Credit Agreement have been terminated and all Interest Rate Protection Agreements and Other Hedging Agreements entitled to the benefits of this Agreement have been terminated, no Letter of Credit, Bank Guaranty or Note (as defined in the Credit Agreement) is outstanding (and all Loans, Unpaid Drawings and Unreimbursed Payments have been paid in full), all Letters of Credit and Bank Guaranties have been terminated, and all other Obligations (other than indemnities under the Credit Documents which are not then due and payable) then due and payable have been paid in full.

(b) In the event that any part of the Collateral is sold or otherwise disposed of (to a Person other than a Credit Party) (x) at any time prior to the Credit Document Obligations Termination Date, in connection with a sale or disposition permitted by Section 9.02 of the Credit Agreement or is otherwise released at the direction of the Required Lenders (or all the Lenders if required by Section 13.12 of the Credit Agreement) or (y) at any time thereafter, to the extent permitted by the other Secured Debt Agreements, and in the case of clauses (x) and (y), the proceeds of such sale or disposition (or from such release) are applied in accordance with the terms of the Credit Agreement or such other Secured Debt Agreement, as the case may be, to the extent required to be so applied, the Collateral Agent, at the request and expense of such Assignor, will, duly release from the security interest created hereby (and will execute and deliver such documentation, including termination or partial release statements and the like in connection therewith) and assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or otherwise disposed of, or released, and as may be in the possession of the Collateral Agent (or any of its sub-agents hereunder) and has not theretofore been released pursuant to this Agreement. Furthermore, upon the release of any U.S. Subsidiary Guarantor from the U.S. Subsidiaries Guaranty in accordance with the provisions thereof, such Assignor (and the Collateral at such time assigned by the respective Assignor pursuant hereto) shall be released from this Agreement. Notwithstanding anything to the contrary contained above in this clause (b), at the time of each release of Collateral pursuant to this clause (b), the Assignor requesting such release shall certify to the Collateral Agent that, at the time of such release and immediately after giving effect thereto (and to the sale of the respective Collateral), either (x) no Obligations are or will be then due and payable or (y) that all Obligations which will then be due and payable shall be paid on such date in accordance with the requirements of the respective Secured Debt Agreement(s).

(c) At any time that an Assignor desires that the Collateral Agent take any action to acknowledge or give effect to any release of Collateral pursuant to the foregoing Section 10.8(a) or (b), such Assignor shall deliver to the Collateral Agent (and the relevant subagent, if any, designated hereunder) a certificate signed by an officer of such Assignor stating that the release of the respective Collateral is permitted pursuant to such Section 10.8(a) or (b). At any time that the U.S. Borrower or the respective Assignor desires that a Subsidiary of the U.S. Borrower which has been released from the U.S. Subsidiaries Guaranty be released

Exhibit H-2

hereunder as provided in the penultimate sentence of Section 10.8(b), it shall deliver to the Collateral Agent a certificate signed by an officer of the U.S. Borrower and the respective Assignor stating that the release of the respective Assignor (and its Collateral) is permitted pursuant to such Section 10.8(b). If reasonably requested by the Collateral Agent (although the Collateral Agent shall have no obligation to make any such request), the respective Assignor shall furnish appropriate legal opinions (from counsel acceptable to the Collateral Agent) to the effect set forth in this Section 10.8(c).

(d) The Collateral Agent shall have no liability whatsoever to any other Secured Creditor as the result of any release of Collateral by it in accordance with, or which the Collateral Agent believes to be in accordance with, this Section 10.8.

10.9. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Collateral Agent.

10.10. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.11. The Collateral Agent and the other Secured Creditors. The Collateral Agent will hold in accordance with this Agreement (and, to the extent applicable, the Intercreditor Agreement) all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. The Collateral Agent shall act hereunder on the terms and conditions set forth herein and in Annex O hereto, the terms of which shall be deemed incorporated herein by reference as fully as if same were set forth herein in their entirety.

10.12. Additional Assignors. It is understood and agreed that any Subsidiary Guarantor that desires to become an Assignor hereunder, or is required to execute a counterpart of this Agreement after the Restatement Effective Date pursuant to the requirements of the Credit Agreement or any other Credit Document, shall become an Assignor hereunder by executing a counterpart hereof and delivering same to the Collateral Agent, or by executing a joinder agreement in form and substance satisfactory to the Collateral Agent, (y) delivering supplements to Annexes A through F, inclusive, and H through K, inclusive, hereto as are necessary to cause such Annexes to be complete and accurate with respect to such additional Assignor on such date and (z) taking all actions as specified in this Agreement as would have been taken by such Assignor had it been an original party to this Agreement, in each case with all documents required above to be delivered to the Collateral Agent and with all documents and actions required above to be taken to the reasonable satisfaction of the Collateral Agent.

Exhibit H-2

10.13. Release of Assignors. If at any time all of the Equity Interests of any Assignor (or, to the extent any other Security Document requires releases thereunder to occur in accordance with the provisions of this Agreement, the pledgor, transferor, mortgagor or other corresponding party under such other Security Document) owned by the U.S. Borrower and its Subsidiaries are sold (to a person other than the U.S. Borrower or any of its Wholly-Owned Subsidiaries) in a transaction permitted pursuant to the Credit Agreement (and which does not violate the terms of any other Secured Debt Agreement then in effect), then, at the request and expense of the U.S. Borrower, the respective Assignor shall be released as an Assignor pursuant to this Agreement (and the Collateral Agent (or, to the extent any other Security Document requires releases thereunder to occur in accordance with the provisions of this Agreement, the collateral agent or mortgagee under such other Security Document) is authorized and directed to execute and deliver such instruments of release as are reasonably satisfactory to it). At any time that the U.S. Borrower desires that an Assignor be released from this Agreement as provided in this Section 10.13, the U.S. Borrower shall deliver to the Collateral Agent a certificate signed by an officer of the U.S. Borrower stating that the release of the respective Assignor is permitted pursuant to this Section 10.13. If reasonably requested by the Collateral Agent (although the Collateral Agent shall have no obligation to make any such request), the U.S. Borrower shall furnish legal opinions (from counsel acceptable to the Collateral Agent) to the effect set forth in the immediately preceding sentence. The Collateral Agent shall have no liability whatsoever to any other Secured Creditor as a result of the release of any Assignor by it in accordance with, or which it believes to be in accordance with, this Section 10.13.

[Remainder of this page intentionally left blank; signature page follows]

Exhibit H-2

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

One Dole Drive Westlake Village, CA 91362	DHM HOLDING COMPANY, INC., as an Assignor

By:
Name:
Title:

One Dole Drive Westlake Village, CA 91362	DOLE HOLDING COMPANY, LLC., as an Assignor

By:
Name:
Title:

One Dole Drive	DOLE FOOD COMPANY, INC.
Westlake Village, CA 91362

By:
Name:
Title:

[signature blocks to be updated]

Exhibit H-2

Accepted and Agreed to:

DEUTSCHE BANK AG NEW YORK BRANCH,
as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

ANNEX A

to

U.S. SECURITY AGREEMENT

SCHEDULE OF CHIEF EXECUTIVE OFFICES

ANNEX B

to

U.S. SECURITY AGREEMENT

SCHEDULE OF INVENTORY AND EQUIPMENT LOCATIONS

Assignor	Location

ANNEX C

to

U.S. SECURITY AGREEMENT

SCHEDULE OF LEGAL NAMES, TYPE OF ORGANIZATION

(AND WHETHER A REGISTERED ORGANIZATION AND/OR

A TRANSMITTING UTILITY), JURISDICTION OF ORGANIZATION,

LOCATION AND ORGANIZATIONAL IDENTIFICATION NUMBERS

Exact Legal Name of Assignor	Type of Organization (or, if the Assignor is an Individual, so indicate)	Registered Organization? (Yes/No)	Jurisdiction of Organization	Assignor’s Location (purposes of NY UCC § 9-307)	Assignor’s Organization Identification Number (or, if it has none, so indicate)	Transmitting Utility? (Yes/No)

ANNEX D

to

U.S. SECURITY AGREEMENT

SCHEDULE OF TRADE AND FICTITIOUS NAMES

Name of Assignor	Trade and/or Fictitious Names

ANNEX E

to

U.S. SECURITY AGREEMENT

DESCRIPTION OF CERTAIN SIGNIFICANT TRANSACTIONS OCCURRING WITHIN

ONE YEAR PRIOR TO THE DATE OF THE U.S. SECURITY AGREEMENT

Name of Assignor	Description of any Transactions as required by Section 2.8 of the U.S. Security Agreement*

ANNEX F

to

U.S. SECURITY AGREEMENT

Schedule of Deposit Accounts

DOLE FOOD CO. - DOMESTIC CONCENTRATION AND DEPOSITORY ACCOUNTS

ACCOUNT NO.	BANK NAME	ACCOUNT TITLE	ACCT _ABRV	TYPE	DIVISION/OWNER	LOCATION

ANNEX G

to

U.S. SECURITY AGREEMENT

Form of Control Agreement Regarding Deposit Accounts

AGREEMENT (as amended, modified or supplemented from time to time, this “Agreement”), dated as of                  ,         , among the undersigned assignor (the “Assignor”)                     , not in its individual capacity but solely as Collateral Agent (the “Collateral Agent”), and              (the “Deposit Account Bank”), as the bank (as defined in Section 9-102 of the UCC as in effect on the Restatement Effective Date in the State of                      (the “UCC”)) with which one or more deposit accounts (as defined in Section 9-102 of the UCC) are maintained by the Assignor (with all such deposit accounts now or at any time in the future maintained by the Assignor with the Deposit Account Bank being herein called the “Deposit Accounts”).

W I T N E S S E T H :

WHEREAS, the Assignor, various other Assignors and the Collateral Agent have entered into a Security Agreement, dated as of March 28, 2003 and amended and restated as of April 12, 2006 (as further amended, amended and restated, modified or supplemented from time to time, the “U.S. Security Agreement”), under which, among other things, in order to secure the payment of the Obligations (as defined in the U.S. Security Agreement), the Assignor has granted a security interest to the Collateral Agent for the benefit of the Secured Creditors (as defined in the U.S. Security Agreement) in all of the right, title and interest of the Assignor in and into any and all deposit accounts (as defined in Section 9-102 of the UCC) and in all monies, securities, instruments and other investments deposited therein from time to time (collectively, herein called the “Collateral”); and

WHEREAS, the Assignor desires that the Deposit Account Bank enter into this Agreement in order to establish “control” (as defined in Section 9-104 of the UCC) in each Deposit Account at any time or from time to time maintained with the Deposit Account Bank, and to provide for the rights of the parties under this Agreement with respect to such Deposit Accounts;

NOW THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Assignor’s Dealings with Deposit Accounts; Notice of Exclusive Control. Until the Deposit Account Bank shall have received from the Collateral Agent a Notice of Exclusive Control (as defined below), the Assignor shall be entitled to present items drawn on and otherwise to withdraw or direct the disposition of funds from the Deposit Accounts and give instructions in respect of the Deposit Accounts; provided, however, that the Assignor may not, and the Deposit Account Bank agrees that it shall not permit the Assignor to, without the

Annex G

Collateral Agent’s prior written consent, close any Deposit Account. If the Collateral Agent shall give to the Deposit Account Bank a notice of the Collateral Agent’s exclusive control of the Deposit Accounts, which notice states that it is a “Notice of Exclusive Control” (a “Notice of Exclusive Control”), only the Collateral Agent shall be entitled to withdraw funds from the Deposit Accounts, to give any instructions in respect of the Deposit Accounts and any funds held therein or credited thereto or otherwise to deal with the Deposit Accounts.

2. Collateral Agent’s Right to Give Instructions as to Deposit Accounts. (a) Notwithstanding the foregoing or any separate agreement that the Assignor may have with the Deposit Account Bank, the Collateral Agent shall be entitled after delivery of a Notice of Exclusive Control, for purposes of this Agreement, at any time to give the Deposit Account Bank instructions as to the withdrawal or disposition of any funds from time to time credited to any Deposit Account, or as to any other matters relating to any Deposit Account or any other Collateral, without further consent from the Assignor. The Assignor hereby irrevocably authorizes and instructs the Deposit Account Bank, and the Deposit Account Bank hereby agrees, to comply with any such instructions from the Collateral Agent without any further consent from the Assignor. Such instructions may include the giving of stop payment orders for any items being presented to any Deposit Account for payment. The Deposit Account Bank shall be fully entitled to rely on, and shall comply with, such instructions from the Collateral Agent even if such instructions are contrary to any instructions or demands that the Assignor may give to the Deposit Account Bank. In case of any conflict between instructions received by the Deposit Account Bank from the Collateral Agent and the Assignor, the instructions from the Collateral Agent shall prevail.

(b) It is understood and agreed that after delivery of a Notice of Exclusive Control the Deposit Account Bank’s duty to comply with instructions from the Collateral Agent regarding the Deposit Accounts is absolute, and the Deposit Account Bank shall be under no duty or obligation, nor shall it have the authority, to inquire or determine whether or not such instructions are in accordance with the U.S. Security Agreement or any other Credit Document (as defined in the U.S. Security Agreement), nor seek confirmation thereof from the Assignor or any other Person.

3. Assignor’s Exculpation and Indemnification of Depository Bank. The Assignor hereby irrevocably authorizes and instructs the Deposit Account Bank, after delivery of a Notice of Exclusive Control, to follow instructions from the Collateral Agent regarding the Deposit Accounts even if the result of following such instructions from the Collateral Agent is that the Deposit Account Bank dishonors items presented for payment from any Deposit Account. The Assignor further confirms that the Deposit Account Bank shall have no liability to the Assignor for wrongful dishonor of such items in following such instructions from the Collateral Agent. The Deposit Account Bank shall have no duty to inquire or determine whether the Assignor’s obligations to the Collateral Agent are in default or whether the Collateral Agent is entitled, under any separate agreement between the Assignor and the Collateral Agent, to give any such instructions. The Assignor further agrees to be responsible for the Deposit Account Bank’s customary charges and to indemnify the Deposit Account Bank from and to hold the Deposit Account Bank harmless against any loss, cost or expense that the Deposit Account Bank

Annex G

may sustain or incur in acting upon instructions which the Deposit Account Bank believes in good faith to be instructions from the Collateral Agent.

4. Subordination of Security Interests; Deposit Account Bank’s Recourse to Deposit Accounts. The Deposit Account Bank hereby subordinates any claims and security interests it may have against, or with respect to, any Deposit Account at any time established or maintained with it by the Assignor (including any amounts, investments, instruments or other Collateral from time to time on deposit therein) to the security interests of the Collateral Agent (for the benefit of the Secured Creditors) therein, and agrees that no amounts shall be charged by it to, or withheld or set-off or otherwise recouped by it from, any Deposit Account of the Assignor or any amounts, investments, instruments or other Collateral from time to time on deposit therein; provided that the Deposit Account Bank may, however, from time to time debit the Deposit Accounts for any of its customary charges in maintaining the Deposit Accounts or for reimbursement for the reversal of any provisional credits granted by the Deposit Account Bank to any Deposit Account, to the extent, in each case, that the Assignor has not separately paid or reimbursed the Deposit Account Bank therefor.1

5. Representations, Warranties and Covenants of Deposit Account Bank. The Deposit Account Bank represents and warrants to the Collateral Agent that:

(a) The Deposit Account Bank constitutes a “bank” (as defined in Section 9-102 of the UCC), that the jurisdiction (determined in accordance with Section 9-304 of the UCC) of the Deposit Account Bank for purposes of each Deposit Account maintained by the Assignor with the Deposit Account Bank shall be one or more States within the United States.

(b) The Deposit Account Bank shall not permit any Assignor to establish any demand, time, savings, passbook or other account with it which it does not constitute a “deposit account” (as defined in Section 9-102 of the UCC).

(c) The account agreements between the Deposit Account Bank and the Assignor relating to the establishment and general operation of the Deposit Accounts provide, whether specifically or generally, that the laws of                     2 govern secured transactions relating to the Deposit Accounts and that the Deposit Account Bank’s “jurisdiction” for purposes of Section 9-304 of the UCC in respect of the Deposit Accounts is                     .3 The Deposit Account Bank will not, without the Collateral Agent’s prior written consent, amend any

[1]

If the respective Deposit Account Bank is unwilling to agree to this paragraph, or substantially similar terms reasonably acceptable to the Collateral Agent, then the Collateral Agent may take the actions described in Section 3.9 of the U.S. Security Agreement. If the Deposit Account Bank does not agree to subordinations, its security interests in the Deposit Accounts maintained with it will have priority over the Collateral Agent’s security interests therein under Section 9-327 of Revised Article 9.

[2]	Inserted jurisdiction(s) must be consistent with requirements of preceding clause (a).
[3]	See footnote 2.

Annex G

such account agreement so that the Deposit Account Bank’s jurisdiction for purposes of Section 9-304 of the UCC is other than a jurisdiction permitted pursuant to preceding clause (a). All account agreements in respect of each Deposit Account in existence on the Restatement Effective Date are listed on Annex A hereto and copies of all such account agreements have been furnished to the Collateral Agent. The U.S. Borrower or the Deposit Account Bank will promptly furnish to the Collateral Agent a copy of the account agreement for each Deposit Account hereafter established by the Deposit Account Bank for the Assignor.

(d) The Deposit Account Bank has not entered and will not enter, into any agreement with any other Person by which the Deposit Account Bank is obligated to comply with instructions from such other Person as to the disposition of funds from any Deposit Account or other dealings with any Deposit Account or other of the Collateral.

(e) On the Restatement Effective Date the Deposit Account Bank maintains no Deposit Accounts for the Assignor other than the Deposit Accounts specifically identified in Annex A hereto.

(f) Any items or funds received by the Deposit Account Bank for the Assignor’s account will be credited to said Deposit Accounts specified in paragraph (e) above or to any other Deposit Accounts hereafter established by the Deposit Account Bank for the Assignor in accordance with this Agreement.

(g) The U.S. Borrower or the Deposit Account Bank will promptly notify the Collateral Agent of each Deposit Account hereafter established by the Deposit Account Bank for the Assignor (which notice shall specify the account number of such Deposit Account and the location at which the Deposit Account is maintained), and each such new Deposit Account shall be subject to the terms of this Agreement in all respects.

6. Deposit Account Statements and Information. The Deposit Account Bank agrees, and is hereby authorized and instructed by the Assignor, to furnish to the Collateral Agent, at its address indicated below, copies of all account statements and other information relating to each Deposit Account that the Deposit Account Bank sends to the Assignor and to disclose to the Collateral Agent all information reasonably requested by the Collateral Agent regarding any Deposit Account.

7. Conflicting Agreements. This Agreement shall have control over any conflicting agreement between the Deposit Account Bank and the Assignor.

8. Merger or Consolidation of Deposit Account Bank. Without the execution or filing of any paper or any further act on the part of any of the parties hereto, any bank into which the Deposit Account Bank may be merged or with which it may be consolidated, or any bank resulting from any merger to which the Deposit Account Bank shall be a party, shall be the successor of the Deposit Account Bank hereunder and shall be bound by all provisions hereof which are binding upon the Deposit Account Bank and shall be deemed to affirm as to itself all representations and warranties of the Deposit Account Bank contained herein.

Annex G

9. Notices.

(a) All notices and other communications provided for in this Agreement shall be in writing (including facsimile) and sent to the intended recipient at its address or telex or facsimile number set forth below:

If to the Collateral Agent, at:

60 Wall Street

New York, NY 10006

Attention: [            ]

If to the Assignor, at:

If to the Deposit Account Bank, at:

or, as to any party, to such other address or telex or facsimile number as such party may designate from time to time by notice to the other parties.

(b) Except as otherwise provided herein, all notices and other communications hereunder shall be delivered by hand or by commercial overnight courier (delivery charges prepaid), or mailed, postage prepaid, or telexed or faxed, addressed as aforesaid, and shall be effective (i) three business days after being deposited in the mail (if mailed), (ii) when delivered (if delivered by hand or courier) and (iii) or when transmitted with receipt confirmed (if telexed or faxed); provided that notices to the Collateral Agent shall not be effective until actually received by it.

10. Amendment. This Agreement may not be amended, modified or supplemented except in writing executed and delivered by all the parties hereto.

11. Binding Agreement. This Agreement shall bind the parties hereto and their successors and assigns and shall inure to the benefit of the parties hereto and their successors and assigns. Without limiting the provisions of the immediately preceding sentence, the Collateral Agent at any time or from time to time may designate in writing to the Deposit Account Bank a successor Collateral Agent (at such time, if any, as such entity becomes the Collateral Agent under the U.S. Security Agreement, or at any time thereafter) who shall

Annex G

thereafter succeed to the rights of the existing Collateral Agent hereunder and shall be entitled to all of the rights and benefits provided hereunder.

12. Continuing Obligations. The rights and powers granted herein to the Collateral Agent have been granted in order to protect and further perfect its security interests in the Deposit Accounts and other Collateral and are powers coupled with an interest and will be affected neither by any purported revocation by the Assignor of this Agreement or the rights granted to the Collateral Agent hereunder or by the bankruptcy, insolvency, conservatorship or receivership of the Assignor or the Deposit Account Bank or by the lapse of time. The rights of the Collateral Agent hereunder and in respect of the Deposit Accounts and the other Collateral, and the obligations of the Assignor and Deposit Account Bank hereunder, shall continue in effect until the security interests of Collateral Agent in the Deposit Accounts and such other Collateral have been terminated and the Collateral Agent has notified the Deposit Account Bank of such termination in writing.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

14. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

15. Notice of Exclusive Control. Notwithstanding anything to the contrary contained herein, the Collateral Agent hereby covenants and agrees (x) not to furnish to the Deposit Account Bank a Notice of Exclusive Control at any time no Default or Event of Default is then in existence and (y) to promptly revoke any Notice of Exclusive Control previously given to a Deposit Account Bank at such time as the underlying Default or Event of Default (and all other Defaults and Events of Default) are cured or waived in accordance with the terms of the Credit Agreement or the other Secured Debt Agreements, as applicable; provided that the liability of the Collateral Agent to the Assignor and any other Person for any failure to act as set forth above shall be limited as, and to the extent, provided in the Security Agreement.

[Remainder of this page intentionally left blank; signature page follows]

Annex G

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

Assignor:

[NAME OF ASSIGNOR]

By:
Name:
Title:

Collateral Agent:

DEUTSCHE BANK AG NEW YORK BRANCH

By:
Name:
Title:

By:
Name:
Title:

Deposit Account Bank:

[NAME OF DEPOSIT ACCOUNT BANK]

By:
Name:
Title:

ANNEX H

to

U.S. SECURITY AGREEMENT

DESCRIPTION OF COMMERCIAL TORT CLAIMS

None

Annex I

SCHEDULE OF MARKS AND APPLICATIONS;

INTERNET DOMAIN NAME REGISTRATION

1. Marks and Applications:

Trademark Name	Country Name	Owner Name	Status	Appl. No.	Filing Date	Reg. No.	Reg. Date	Class	Goods

Annex I

2. Internet Domain Name Registrations:

Domain Name	Country	Owner	Reg. Date	Exp. Date

ANNEX J

to

U.S. SECURITY AGREEMENT

SCHEDULE OF PATENTS

Patent Name	Country	Owner/Assignee	Serial No.	Filing Date	Reg no.	Reg. Date	Comments

ANNEX K

to

U.S. SECURITY AGREEMENT

SCHEDULE OF COPYRIGHTS

Copyright Title	Owner/Claimant	Reg. No.	Reg. Date

ANNEX L

to

U.S. SECURITY AGREEMENT

FORM OF GRANT OF SECURITY INTEREST

IN UNITED STATES TRADEMARKS

FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, [Name of Grantor], a                           (the “Grantor”) with principal offices at                     , hereby grants to Deutsche Bank AG New York Branch, as Collateral Agent, with principal offices at 60 Wall Street, New York, NY 10006, (the “Grantee”), a security interest in (i) all of the Grantor’s right, title and interest in and to the United States trademarks, trademark registrations and trademark applications (the “Marks”) set forth on Schedule A attached hereto, (ii) all Proceeds (as such term is defined in the U.S. Security Agreement referred to below) and products of the Marks, (iii) the goodwill of the businesses with which the Marks are associated and (iv) all causes of action arising prior to or after the Restatement Effective Date for infringement of any of the Marks or unfair competition regarding the same.

THIS GRANT is made to secure the satisfactory performance and payment of all the Obligations of the Grantor, as such term is defined in the Security Agreement among the Grantor, the other Assignors from time to time party thereto and the Grantee, dated as of March 28, 2003 and amended and restated as of April 12, 2006 (as further amended, modified, restated and/or supplemented from time to time, the “U.S. Security Agreement”). Upon the occurrence of the Termination Date (as defined in the U.S. Security Agreement), the Grantee shall execute, acknowledge, and deliver to the Grantor an instrument in writing releasing the security interest in the Marks acquired under this Grant.

This Grant has been granted in conjunction with the security interest granted to the Grantee under the U.S. Security Agreement. The rights and remedies of the Grantee with respect to the security interest granted herein are as set forth in the U.S. Security Agreement, all

Annex L

terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Grant are deemed to conflict with the U.S. Security Agreement, the provisions of the U.S. Security Agreement shall govern.

[Remainder of this page intentionally left blank; signature page follows]

Annex L

IN WITNESS WHEREOF, the undersigned have executed this Grant as of the          day of             ,         .

[NAME OF GRANTOR], Grantor

By
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH,
as Collateral Agent and Grantee

By
Name:
Title:

By
Name:
Title:

STATE OF )
) ss.:
COUNTY OF )

On this          day of             ,         , before me personally came                      who, being by me duly sworn, did state as follows: that [s]he is              of [Name of Grantor], that [s]he is authorized to execute the foregoing Grant on behalf of said              and that [s]he did so by authority of the [Board of Directors] of said             .

Notary Public

STATE OF )
) ss:
COUNTY OF )

On this         day of             ,         , before me personally came                      who, being by me duly sworn, did state as follows: that [s]he is              of Deutsche Bank AG New York Branch, that [s]he is authorized to execute the foregoing Grant on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.

Notary Public

SCHEDULE A

MARK	REG. NO.	REG. DATE

ANNEX M

to

U.S. SECURITY AGREEMENT

FORM OF GRANT OF SECURITY INTEREST

IN UNITED STATES PATENTS

FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, [Name of Grantor], a                                                                (the “Grantor”) with principal offices at                                          , hereby grants to Deutsche Bank AG New York Branch, as Collateral Agent, with principal offices at 60 Wall Street, New York, NY 10006, (the “Grantee”), a security interest in (i) all of the Grantor’s rights, title and interest in and to the United States patents (the “Patents”) set forth on Schedule A attached hereto, in each case together with (ii) all Proceeds (as such term is defined in the U.S. Security Agreement referred to below) and products of the Patents, and (iii) all causes of action arising prior to or after the Restatement Effective Date for infringement of any of the Patents or unfair competition regarding the same.

THIS GRANT is made to secure the satisfactory performance and payment of all the Obligations of the Grantor, as such term is defined in the Security Agreement among the Grantor, the other Assignors from time to time party thereto and the Grantee, dated as of March 28, 2003 and amended and restated as of April 12, 2006 (as further amended, modified, restated and/or supplemented from time to time, the “U.S. Security Agreement”). Upon the occurrence of the Termination Date (as defined in the U.S. Security Agreement), the Grantee shall execute, acknowledge, and deliver to the Grantor an instrument in writing releasing the security interest in the Patents acquired under this Grant.

Annex M

This Grant has been granted in conjunction with the security interest granted to the Grantee under the U.S. Security Agreement. The rights and remedies of the Grantee with respect to the security interest granted herein are as set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Grant are deemed to conflict with the U.S. Security Agreement, the provisions of the U.S. Security Agreement shall govern.

[Remainder of this page intentionally left blank; signature page follows]

Annex M

IN WITNESS WHEREOF, the undersigned have executed this Grant as of the      day of             ,             .

[NAME OF GRANTOR], Grantor

By
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH, as Collateral Agent and Grantee

By
Name:
Title:

By
Name:
Title:

STATE OF	)
) ss:
COUNTY OF	)

On this              day of             ,             , before me personally came                      who, being by me duly sworn, did state as follows: that [s]he is                      of [Name of Grantor], that [s]he is authorized to execute the foregoing Grant on behalf of said              and that [s]he did so by authority of the Board of Directors of said             .

Notary Public

STATE OF	)
	)	ss:
COUNTY OF	)

On this      day of         ,             , before me personally came              who, being by me duly sworn, did state as follows: that [s]he is              of Deutsche Bank AG New York Branch, that [s]he is authorized to execute the foregoing Grant on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.

Notary Public

SCHEDULE A

PATENT	PATENT NO.	ISSUE DATE

ANNEX N

to

U.S. SECURITY AGREEMENT

FORM OF GRANT OF SECURITY INTEREST

IN UNITED STATES COPYRIGHTS

WHEREAS, [Name of Grantor], a                                           (the “Grantor”), having its chief executive office at                     ,                     , is the owner of all right, title and interest in and to the United States copyrights and associated United States copyright registrations and applications for registration set forth in Schedule A attached hereto;

WHEREAS, Deutsche Bank AG New York Branch, as Collateral Agent, having its principal offices at 60 Wall Street, New York, NY 10006 (the “Grantee”), desires to acquire a security interest in said copyrights and copyright registrations and applications therefor; and

WHEREAS, the Grantor is willing to grant to the Grantee a security interest in and lien upon the copyrights and copyright registrations and applications therefor described above.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and subject to the terms and conditions of the Security Agreement, dated as of March 28, 2003 and amended and restated as of April 12, 2006, made by the Grantor, the other Assignors from time to time party thereto and the Grantee (as further amended, modified, restated and/or supplemented from time to time, the “U.S. Security Agreement”), the Grantor hereby assigns to the Grantee as collateral security, and grants to the Grantee a security interest in, the copyrights and copyright registrations and applications therefor set forth in Schedule A attached hereto.

This Grant has been granted in conjunction with the security interest granted to the Grantee under the U.S. Security Agreement. The rights and remedies of the Grantee with respect to the security interest granted herein are as set forth in the U.S. Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Grant are deemed to conflict with the U.S. Security Agreement, the provisions of the US. Security Agreement shall govern.

[Remainder of this page intentionally left blank; signature page follows]

Annex N

IN WITNESS WHEREOF, the undersigned have executed this Grant as of the      day of         ,             .

[NAME OF GRANTOR], Grantor

By
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH, as Collateral Agent and Grantee

By
Name:
Title:

By
Name:
Title:

2

STATE OF	)
	)	ss:
COUNTY OF	)

On this      day of         ,             , before me personally came                 , who being duly sworn, did depose and say that [s]he is                     of [Name of Grantor], that [s]he is authorized to execute the foregoing Grant on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.

Notary Public

STATE OF	)
) ss.:
COUNTY OF	)

On this              day of             ,             , before me personally came              who, being by me duly sworn, did state as follows: that [s]he is              of Deutsche Bank AG New York Branch, that [s]he is authorized to execute the foregoing Grant on behalf of said              and that [s]he did so by authority of the Board of Directors of said             .

Notary Public

2

ANNEX O

to

U.S. SECURITY AGREEMENT

THE COLLATERAL AGENT

1. Appointment. The Secured Creditors, by their acceptance of the benefits of the U.S. Security Agreement to which this Annex O is attached (the “U.S. Security Agreement”) hereby irrevocably designate Deutsche Bank AG New York Branch (and any successor Collateral Agent) to act as specified herein and therein. Unless otherwise defined herein, all capitalized terms used herein (x) and defined in the U.S. Security Agreement, are used herein as therein defined and (y) not defined in the U.S. Security Agreement, are used herein as defined in the Credit Agreement referenced in the U.S. Security Agreement. Each Secured Creditor hereby irrevocable authorizes, and each holder of any Obligation by the acceptance of such Obligation and by the acceptance of the benefits of the U.S. Security Agreement shall be deemed irrevocably to authorize, the Collateral Agent to take such action on its behalf under the provisions of the U.S. Security Agreement and any instruments and agreements referred to therein and to exercise such powers and to perform such duties thereunder as are specifically delegated to or required of the U.S. Security Agreement by the terms thereof and such other powers as are reasonably incidental thereto. The Collateral Agent may perform any of its duties hereunder or thereunder by or through its authorized agents, sub-agents or employees.

2. Nature of Duties. (a) The Collateral Agent shall have no duties or responsibilities except those expressly set forth herein or in the U.S. Security Agreement. The duties of the Collateral Agent shall be mechanical and administrative in nature; the Collateral Agent shall not have by reason of this Agreement, any other Credit Document or any other Secured Debt Agreement a fiduciary relationship in respect of any Secured Creditor; and nothing in this Agreement, any other Credit Document or any other Secured Debt Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any obligations in respect of the U.S. Security Agreement except as expressly set forth herein and therein.

(b) The Collateral Agent shall not be responsible for insuring the Collateral or for the payment of taxes, charges or assessments or discharging of Liens upon the collateral or otherwise as to the maintenance of the Collateral.

(c) The Collateral Agent shall not be required to ascertain or inquire as to the performance by any Assignor of any of the covenants or agreements contained in the U.S. Security Agreement, any other Credit Document or any other Secured Debt Agreement.

(d) The Collateral Agent shall be under no obligation or duty to take any action under, or with respect to, the U.S. Security Agreement if taking such action (i) would subject the Collateral Agent to a tax in any jurisdiction where it is not then subject to a tax or (ii) would require the Collateral Agent to qualify to do business, or obtain any license, in any jurisdiction where it is not then so qualified or licensed or (iii) would subject the Collateral Agent to in personam jurisdiction in any locations where it is not then so subject.

(e) Notwithstanding any other provision of this Annex O, neither the Collateral Agent nor any of its officers, directors, employees, affiliates or agents shall, in its individual capacity, be personally liable for any action taken or omitted to be taken by it in accordance

Annex O

with, or pursuant to this Annex O or the U.S. Security Agreement except for its own gross negligence or willful misconduct (as determined in a final, non-appealable decision by a court of competent jurisdiction).

3. Lack of Reliance on the Collateral Agent. Independently and without reliance upon the Collateral Agent, each Secured Creditor, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of each Assignor and its Subsidiaries in connection with the making and the continuance of the Obligations and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of each Assignor and its Subsidiaries, and the Collateral Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Secured Creditor with any credit or other information with respect thereto, whether coming into its possession before the extension of any Obligations or the purchase of any notes or at any time or times thereafter. The Collateral Agent shall not be responsible in any manner whatsoever to any Secured Creditor for the correctness of any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of the U.S. Security Agreement or the security interests granted hereunder or the financial condition of any Assignor or any Subsidiary of any Assignor or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the U.S. Security Agreement, or the financial condition of any Assignor or any Subsidiary of any Assignor, or the existence or possible existence of any default or event of default. The Collateral Agent makes no representations as to the value or condition of the Collateral or any part thereof, or as to the title of any Assignor thereto or as to the security afforded by the U.S. Security Agreement.

4. Certain Rights of the Collateral Agent. (a) No Secured Creditor shall have the right to cause the Collateral Agent to take any action with respect to the Collateral, with only the Required Secured Creditors having the right to direct the Collateral Agent to take any such action. If the Collateral Agent shall request instructions from the Required Secured Creditors, with respect to any act or action (including failure to act) in connection with the U.S. Security Agreement, the Collateral Agent shall be entitled to refrain from such act or taking such action unless and until it shall have received instructions from the Required Secured Creditors and to the extent requested, appropriate indemnification in respect of actions to be taken, and the Collateral Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Secured Creditor shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Secured Creditors.

(b) Notwithstanding anything to the contrary contained herein, the Collateral Agent is authorized, but not obligated, (i) to take any action reasonably required to perfect or continue the perfection of the liens on the Collateral for the benefit of the Secured Creditors and (ii) when instructions from the Required Secured Creditors have been requested by the Collateral Agent but have not yet been received, to take any action which the Collateral Agent, in good faith, believes to be reasonably required to promote and protect the interests of the Secured Creditors in the Collateral; provided that once instructions have been received, the actions of the

Annex O

Collateral Agent shall be governed thereby and the Collateral Agent shall not take any further action which would be contrary thereto.

(c) Notwithstanding anything to the contrary contained herein or in the U.S. Security Agreement, the Collateral Agent shall not be required to take any action that exposes or, in the good faith judgment of the Collateral Agent may expose, the Collateral Agent or its officers, directors, agents or employees to personal liability, unless the Collateral Agent shall be adequately indemnified as provided herein, or that is, or in the good faith judgment of the Collateral Agent may be, contrary to the U.S. Security Agreement, any Secured Debt Agreement, the Intercreditor Agreement or applicable law.

5. Reliance. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telescopes message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper Person or entity, and, with respect to all legal matters pertaining hereto or to the U.S. Security Agreement and its duties thereunder and hereunder, upon advice of counsel selected by it.

6. Indemnification. To the extent the Collateral Agent is not reimbursed and indemnified by the Assignors under the U.S. Security Agreement, the Secured Creditors will reimburse and indemnify the Collateral Agent, in proportion to their respective outstanding principal amounts (including, for this purpose, the Stated Amount of outstanding Letters of Credit and the Face Amount of outstanding Bank Guaranties, as well as any unpaid Primary Obligations in respect of Interest Rate Protection Agreements and Other Hedging Agreements, as outstanding principal) of Obligations, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in performing its duties hereunder, or in any way relating to or arising out of its actions as Collateral Agent in respect of the U.S. Security Agreement and/or the Intercreditor Agreement except for those resulting solely from the Collateral Agent’s own gross negligence or willful misconduct (as determined in a final, non-appealable decision by a court of competent jurisdiction). The indemnities set forth in this Section 6 shall survive the repayment of all Obligations, with the respective indemnification at such time to be based upon the outstanding principal amounts (determined as described above) of Obligations at the time of the respective occurrence upon which the claim against the Collateral Agent is based or, if same is not reasonably determinable, based upon the outstanding principal amounts (determined as described above) of Obligations as in effect immediately prior to the termination of the U.S. Security Agreement. The indemnities set forth in this Section 6 are in addition to any indemnities provided by the Lenders to the Collateral Agent pursuant to the Credit Agreement or any other Credit Document, with the effect being that the Lenders shall be responsible for indemnifying the Collateral Agent to the extent the Collateral Agent does not receive payments pursuant to this Section 6 from the Secured Creditors (although in such event, and upon the payment in full of all such amounts owing to the Collateral Agent by the Lenders, the Lenders shall be subrogated to any rights of the Collateral Agent to receive payment from the Secured Creditors).

7. The Collateral Agent in its Individual Capacity. With respect to its obligations as a lender under the Credit Agreement and any other Credit Documents to which the

Annex O

Collateral Agent is a party, and to act as agent under one or more of such Credit Documents, the Collateral Agent shall have the rights and powers specified therein and herein for a “Lender”, or an “Agent”, as the case may be, and may exercise the same rights and powers as though it were not performing the duties specified herein; and the terms “Lenders,” “Required Lenders,” “holders of Notes,” or any similar terms shall, unless the context clearly otherwise indicates, include the Collateral Agent in its individual capacity. The Collateral Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with any Assignor or any Affiliate or Subsidiary of any Assignor as if it were not performing the duties specified herein or in the other Credit Documents, and may accept fees and other consideration from the Assignors for services in connection with the Credit Agreement, the other Credit Documents and otherwise without having to account for the same to the Secured Creditors.

8. Holders. The Collateral Agent may deem and treat the payee of any note as the owner thereof for all purposes hereof unless and until written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Collateral Agent. Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of any note, shall be final and conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such note or of any note or notes issued in exchange therefor.

9. Resignation by the Collateral Agent. (a) The Collateral Agent may resign from the performance of all of its functions and duties hereunder and under the U.S. Security Agreement at any time by giving 15 Business Days’ prior or written notice to the U.S. Borrower and the Secured Creditors. Such resignation shall take effect upon the appointment of a successor Collateral Agent pursuant to clause (b) or (c) below.

(b) If a successor Collateral Agent shall not have been appointed within said 15 Business Day period by the Required Secured Creditors, the Collateral Agent, with the consent of the U.S. Borrower, which consent shall not be unreasonably withheld or delayed, shall then appoint a successor Collateral Agent who shall serve as Collateral Agent hereunder or thereunder until such time, if any, as the Required Secured Creditors appoint a successor Collateral Agent as provided above.

(c) If no successor Collateral Agent has been appointed pursuant to clause (b) above by the 15th Business Day after the date of such notice of resignation was given by the Collateral Agent, as a result of a failure by the U.S. Borrower to consent to the appointment of such a successor Collateral Agent, the Required Secured Creditors shall then appoint a successor Collateral Agent who shall serve as Collateral Agent hereunder or thereunder until such time, if any, as the Required Secured Creditors appoint a successor Collateral Agent as provided above.

*  *   *

EXHIBIT I

FORM OF SOLVENCY CERTIFICATE

To:	The Agents, the Collateral Agent and each
of the Lenders party to the Credit
Agreement referred to below:

I, the undersigned, the Chief Financial Officer of DHM Holding Company, Inc., a Delaware corporation (“Holdings”), in that capacity only and not in my individual capacity, do hereby certify as of the date hereof, and based upon facts and circumstances as they exist as of the date hereof:

1. This Certificate is furnished to each of the Agents, the Collateral Agent and each of the Lenders pursuant to Section 5.14 of the Credit Agreement, dated as of March 28, 2003, amended and restated as of April 18, 2005 and further amended and restated as of April 12, 2006, among Holdings, Dole Holding Company, LLC, Dole Food Company, Inc. (the “U.S. Borrower”), Solvest, Ltd. (the “Bermuda Borrower” and, together with the U.S. Borrower, the “Borrowers”), the lenders from time to time party thereto (the “Lenders”), Banc of America Securities LLC, as Syndication Agent, The Bank of Nova Scotia, as Documentation Agent, Deutsche Bank Securities Inc., as Lead Arranger and Sole Book Runner, and Deutsche Bank AG New York Branch, as Administrative Agent and Deposit Bank (such Credit Agreement, as in effect on the date of this Certificate, being herein called the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

2. For purposes of this Certificate, I have made such inquiries of such other officers of Holdings and/or its Subsidiaries who have responsibility for financial and accounting matters as I have deemed appropriate for purposes of the opinion provided in Section 3.

3. Based on and subject to the foregoing, I hereby certify on behalf of Holdings that, after giving effect to the consummation of the Transaction and the related financing transactions (including the incurrence of the New Financing (as hereinafter defined)), it is my opinion that (i) the fair value of the assets of each of the U.S. Borrower individually, the Bermuda Borrower individually, the U.S. Borrower and its Subsidiaries taken as a whole, the Bermuda Borrower and its Subsidiaries taken as a whole and Holdings and its Subsidiaries taken as a whole, as the case may be, exceed its or their respective debts; (ii) each of the U.S. Borrower individually, the Bermuda Borrower individually, the U.S. Borrower and its Subsidiaries taken as a whole, the Bermuda Borrower and its Subsidiaries taken as a whole, and Holdings and its Subsidiaries taken as a whole, as the case may be, does not or do not have unreasonably small capital; and (iii) each of the U.S. Borrower individually, the Bermuda Borrower individually, the U.S. Borrower and its Subsidiaries taken as a whole, the Bermuda Borrower and its Subsidiaries taken as a whole, and Holdings and its Subsidiaries taken as a whole, as the case may be, has not incurred debts beyond its or their ability to pay such debts as such debts mature. For purposes of this paragraph 3, “debts” has the meaning set forth in Section 7.10(a) of the Credit Agreement). For purposes of this paragraph 3 and the following paragraph 4, “New Financing” means the

Exhibit I

Indebtedness incurred or to be incurred by Holdings and its Subsidiaries under the Credit Documents (assuming the full utilization by the Borrowers of the Commitments under the Credit Agreement), the ABL Credit Documents (assuming the full utilization by the ABL Borrower of the Commitments under, and as defined in, the ABL Credit Documents) and all other financings contemplated by the Credit Documents and the ABL Credit Documents, in each case after giving effect to the Transaction and the incurrence of all financings in connection therewith.

4. Holdings and the Borrowers do not intend, in consummating the transactions contemplated by the New Financing, to delay, hinder, or defraud either present or future creditors.

IN WITNESS WHEREOF, I have hereto set my hand this      day of April, 2006.

DHM HOLDING COMPANY, INC.

By:
Name:
Title: Chief Financial Officer

Exhibit I

By accepting this certificate, the Administrative Agent acknowledges, on behalf of the Lenders from time to time party to the Credit Agreement, that the foregoing certification is rendered solely in the executing party’s capacity as an officer of Holdings, and not in such person’s individual capacity, and agrees that no claim shall be asserted against the executing party in his personal capacity arising out of or in connection with the matters covered by this certificate.

ACKNOWLEDGED:

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent on behalf of the Lenders

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT J

FORM OF ASSIGNMENT

AND

ASSUMPTION AGREEMENT1

This Assignment and Assumption Agreement (this “Assignment”), is dated as of the Effective Date set forth below and is entered into by and between [the][each] Assignor identified in item [1][2] below ([the] [each, an] “Assignor”) and [the] [each] Assignee identified in item 2 below ([the] [each, an] “Assignee”). [It is understood and agreed that the rights and obligations of such [Assignees][and Assignors] hereunder are several and not joint.] Capitalized terms used herein but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”). The Standard Terms and Conditions for Assignment and Assumption Agreement set forth in Annex 1 hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the] [each] Assignee, and [the] [each] Assignee hereby irrevocably purchases and assumes from [the][each] Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of [the][each] Assignor’s rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the [respective] Assignor’s outstanding rights and obligations under the respective Tranches identified below (including, to the extent included in any such Tranches, Letters of Credit, Bank Guarantees and Credit-Linked Deposits) ([the] [each, an] “Assigned Interest”). [Each] [Such] sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment, without representation or warranty by [the][any] Assignor.

[1. Assignor:

2. Assignee:	][2]

[1][3]. Credit Agreement:	Credit Agreement, dated as of March 28, 2003, amended and restated as of April 18, 2005 and further amended and restated as of April 12, 2006 among DHM Holding Company, Inc., a Delaware corporation (“Holdings”), Dole Holding Company, LLC,

[1]	This Form of Assignment and Assumption Agreement should be used by Lenders for an assignment to a single Assignee or to funds managed by the same or related investment managers.
[2]

If the form is used for a single Assignor and Assignee, items 1 and 2 should list the Assignor and the Assignee, respectively. In the case of an assignment to funds managed by the same or related investment managers, or an assignment by multiple Assignors, the Assignors and the Assignee(s) should be listed in the table under bracketed item 2 below.

Exhibit J

a Delaware limited liability company, Dole Food Company, Inc., a Delaware corporation, Solvest, Ltd., a company organized under the laws of Bermuda, the lenders from time to time party thereto, Banc of America Securities LLC, as Syndication Agent, The Bank of Nova Scotia, as Documentation Agent, Deutsche Bank Securities Inc., as Lead Arranger and Book Runner, and Deutsche Bank AG New York Branch, as Administrative Agent and Deposit Bank

[2. Assigned Interest:[3]

Assignor	Assignee	Tranche Assigned[4]	Aggregate Amount of Commitment/Loans/ Credit-Linked Deposits (separately broken out, where relevant) under Relevant Tranche for all Lenders	Amount of Commitment/Loans/ Credit-Linked Deposits (separately broken out, where relevant) under Relevant Tranche Assigned

[Name of Assignor]	[Name of Assignee]

[Name of Assignor]	[Name of Assignee]

[3]

Insert this chart if this Form of Assignment and Assumption Agreement is being used for assignments to funds managed by the same or related investment managers or for an assignment by multiple Assignors. Insert additional rows as needed.

[4]	For complex multi-tranche assignments a separate chart for each tranche should be used for ease of reference.

Exhibit J

[4.	Assigned Interest:[5]

Tranche Assigned	Aggregate Amount of Commitment/Loans/ Credit-Linked Deposits (separately broken out, where relevant) under Relevant Tranche for all Lenders	Amount of Commitment/Loans/Credit- Linked Deposits (separately broken out, where relevant) under Relevant Tranche Assigned

[Insert Relevant Tranche]	$	$

[Insert Relevant Tranche]	$	$

Effective Date             ,     ,     .

Assignor[s] Information		Assignee[s] Information

Payment Instructions:		Payment Instructions:

	Reference:		Reference:

Notice Instructions:		Notice Instructions:

	Reference:		Reference:

[5]	Insert this chart if this Form of Assignment and Assumption Agreement is being used by a single Assignor for an assignment to a single Assignee.

Exhibit J

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]		ASSIGNEE [NAME OF ASSIGNEE][6]

By:		By:
	Name:		Name:
	Title:		Title:

[6]	Add additional signature blocks, as needed, if this Form of Assignment and Assumption Agreement is being used by funds managed by the same or related investment managers.

Exhibit J

[Consented to and][7] Accepted: DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

[DOLE FOOD COMPANY, INC.

By:
Name:
Title:][8]

[7]	Insert only if assignment is being made to an Eligible Transferee pursuant to Section 13.04(b)(y) of the Credit Agreement.
[8]

Insert only if (i) no Event of Default or Default is then in existence, (ii) the assignment is being made to an Eligible Transferee pursuant to 13.04(b)(y) of the Credit Agreement and (iii) assignment is not being made prior to the Syndication Date and as part of the primary syndication of the Loans and Commitments.

ANNEX I

TO

EXHIBIT J

DOLE FOOD COMPANY, INC.

SOLVEST, LTD.

CREDIT AGREEMENT

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT

AND ASSUMPTION AGREEMENT

1. Representations and Warranties.

1.1. Assignor. [The] [Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the] [its] Assigned Interest, (ii) [the] [its] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Credit Document or any other instrument or document delivered pursuant thereto (other than this Assignment) or any collateral thereunder, (iii) the financial condition of Holdings, any of its Subsidiaries or affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by Holdings, any of its Subsidiaries or affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2. Assignee. [The] [Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) confirms that it is (A) a Lender, (B) a parent company and/or an affiliate of [the] [an] Assignor which is at least 50% owned by [the] [an] Assignor or its parent company, (C) a fund that invests in bank loans and is managed by the same investment advisor as a Lender or by an affiliate of such investment advisor or (D) an Eligible Transferee under Section 13.04(b) of the Credit Agreement; (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of [the] [its] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase [the] [its] Assigned Interest on the basis of which it has made such analysis and decision and (v) if it is organized under the laws of a jurisdiction outside the United States, it has attached to this Assignment any tax documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by it; (b) agrees that it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (c) appoints and authorizes each of the Administrative Agent, the Syndication Agent, the Documentation Agent and the Collateral Agent to take such action as agent on its

Annex I

to Exhibit J

behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to or otherwise conferred upon the Administrative Agent, the Syndication Agent, the Documentation Agent or the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2. Payment. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the] [each] Assigned Interest (including payments of principal, interest, fees, commissions and other amounts) to [the][each] Assignor for amounts which have accrued to but excluding the Effective Date and to [the] [each] Assignee for amounts which have accrued from and after the Effective Date.

3. Effect of Assignment. Upon the delivery of a fully executed original hereof to the Administrative Agent, as of the Effective Date, (i) [the] [each] Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment, have the rights and obligations of a Lender thereunder and under the other Credit Documents and (ii) [the] [each] Assignor shall, to the extent provided in this Assignment, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents.

4. General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of the Assignment. THIS ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5.1401 OF THE GENERAL OBLIGATIONS LAW).

*            *            *

EXHIBIT K

FORM OF INTERCOMPANY NOTE

[Date]

FOR VALUE RECEIVED, [NAME OF PAYOR], a [            ] [TYPE OF ENTITY] (the “Payor”), hereby promises to pay on demand to the order of [                    ] or its assigns (the “Payee”), in [lawful money of the United States of America] [Euros] [Sterling] in immediately available funds, at such location as the Payee shall from time to time designate, the unpaid principal amount of all loans and advances made by the Payee to the Payor.

The Payor promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at such rate per annum as shall be agreed upon from time to time by the Payor and Payee.

Upon the earlier to occur of (x) the commencement of any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar proceeding of any jurisdiction relating to the Payor or (y) any exercise of remedies (including any acceleration of loans or the termination of the commitments) pursuant to Section 10 of the Credit Agreement referred to below, the unpaid principal amount hereof shall become immediately due and payable without presentment, demand, protest or notice of any kind in connection with this Note.

This Note is one of the Intercompany Notes referred to in the Credit Agreement, dated as of March 28, 2003, amended and restated as of April 18, 2005 and further amended and restated as of April 12, 2006, among DHM Holding Company, Inc., Dole Holding Company, LLC, [the Payor,] [the Payee,] [Dole Food Company, Inc.,] [Solvest, Ltd.,] the lenders from time to time party thereto, Banc of America Securities LLC, as Syndication Agent, The Bank of Nova Scotia, as Documentation Agent, Deutsche Bank Securities Inc., as Lead Arranger and Sole Book Runner, and Deutsche Bank AG New York Branch, as Administrative Agent and Deposit Bank (as so amended and restated and as the same may be further amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined), and is subject to the terms thereof[, and shall, except to the extent constituting Excluded Collateral (as defined in the Credit Agreement), be pledged by the Payee pursuant to the relevant Security Document (as defined in the Credit Agreement). The Payor hereby acknowledges and agrees that the pledgee or collateral agent under the relevant Security Document may exercise all rights with respect to this Note on the terms provided in such Security Document as in effect from time to time].1

The Payee is hereby authorized (but shall not be required) to record all loans and advances made by it to the Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

[1]	Insert in each Intercompany Note in which the Payee is a Credit Party (as defined in the Credit Agreement), unless such Intercompany Note constitutes Excluded Collateral (as defined in the Credit Agreement).

Exhibit K

This Note, and all of obligations of the Payor hereunder, shall be subordinate and junior in right of payment to all Senior Indebtedness (as defined in the Intercompany Subordination Agreement referred to in the Credit Agreement) as, and to the extent required by, the Intercompany Subordination Agreement.

All payments under this Note shall be made without offset, counterclaim or deduction of any kind.

The Payor hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

[NAME OF PAYOR]

By:
Name:
Title:

Pay to the order of

[NAME OF PAYEE]

By:
Name:
Title:

EXHIBIT L

FORM OF SHAREHOLDER SUBORDINATED NOTE

$	New York, New York
[DATE]

FOR VALUE RECEIVED, DHM Holding Company, Inc., a Delaware corporation (the “Company”), hereby promises to pay to                      or [his] [her] [its] assigns (the “Payee”), in lawful money of the United States of America in immediately available funds, at                     , the principal sum of                      DOLLARS, which amount shall be payable on                     .1

[The Company promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at a rate per annum equal to                     , such interest to be paid [semi-annually] [annually] on                      [and                     ] of each year and at maturity hereof.]

This Note is subject to voluntary prepayment, in whole or in part, at the option of the Company, without premium or penalty.

This Note is one of the Shareholder Subordinated Notes referred in the Credit Agreement, dated as of March 28, 2003, amended and restated as of April 18, 2005 and further amended and restated as of April 12, 2006, among the Company, Dole Holding Company, LLC, a Delaware limited liability company, Dole Food Company, Inc., a Delaware corporation, Solvest, Ltd., a company organized under the laws of Bermuda, the lenders from time to time party thereto, Banc of America Securities LLC, as Syndication Agent, The Bank of Nova Scotia, as Documentation Agent, Deutsche Bank Securities Inc., as Lead Arranger and Sole Book Runner, and Deutsche Bank AG New York Branch, as Administrative Agent and Deposit Bank (as so amended and restated and as the same may be further amended, modified, supplemented, extended, restated, refinanced, replaced or refunded from time to time, the “Credit Agreement”) and shall be subject to the provisions thereof. Unless otherwise defined herein, all capitalized terms used herein or in Annex A attached hereto and defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement.

Notwithstanding anything to the contrary contained in this Note, the Payee understands and agrees that the Company shall not be required to make, and shall not make, any payment of principal or interest on this Note to the extent that such payment is prohibited by the terms of any Senior Indebtedness (as defined in Annex A attached hereto), including, but not limited to, Sections 9.06 and 9.08 of the Credit Agreement.

[1]	Insert a date on or after the date occurring six months after the final stated maturity of the Existing 2013 Senior Notes.

Exhibit L

This Note, and the obligations of the Company hereunder, shall be subordinate and junior in right of payment to all Senior Indebtedness (as defined in Section 1.07 of Annex A attached hereto) on the terms and conditions set forth in Annex A attached hereto, which Annex A is herein incorporated by reference and made a part hereof as if set forth herein in its entirety.

The Company hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

DHM HOLDING COMPANY, INC.

By
Name:
Title:

Annex A

to Exhibit L

Section 1.01. Subordination of Liabilities. DHM Holding Company, Inc. (the “Company”), for itself, its successors and assigns, covenants and agrees, and each holder of the Note to which this Annex A is attached (the “Note”) by its acceptance thereof likewise covenants and agrees, that the payment of the principal of, interest on, and all other amounts owing in respect of, the Note (the “Subordinated Indebtedness”) is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of all Senior Indebtedness (as defined in Section 1.07 of this Annex A). The provisions of this Annex A shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are hereby made obligees hereunder the same as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions.

Section 1.02. Company Not to Make Payments with Respect to Subordinated Indebtedness in Certain Circumstances. (a) Upon the maturity of any Senior Indebtedness (including interest thereon or fees or any other amounts owing in respect thereof), whether at stated maturity, by acceleration or otherwise, all Obligations (as defined in Section 1.07 of this Annex A) owing in respect thereof, in each case to the extent due and owing, shall first be paid in full in cash, before any payment (whether in cash, property, securities or otherwise) is made on account of the Subordinated Indebtedness.

(b) Until all Senior Indebtedness has been paid in full in cash and all commitments in respect of such Senior Indebtedness have been terminated, the sum of all payments in respect of the Note (including principal and interest), together with the sum of (i) all payments made under all other Shareholder Subordinated Notes and (ii) all payments made by the Company and its Subsidiaries to repurchase or redeem Equity Interests of the Company held by directors, officers and employees of the Company and its Subsidiaries, shall not exceed at any time that amount permitted by the terms of the respective issue of Senior Indebtedness.

(c) The Company may not, directly or indirectly, make any payment of any Subordinated Indebtedness and may not acquire any Subordinated Indebtedness for cash, securities or property until all Senior Indebtedness has been paid in full in cash if any default or event of default under the Credit Agreement (as defined in Section 1.07 of this Annex A) or any other issue of Senior Indebtedness is then in existence or would result therefrom. Each holder of the Note hereby agrees that, so long as any such default or event of default in respect of any issue of Senior Indebtedness exists, it will not accelerate, demand, sue for, or otherwise take any action to enforce the Company’s obligations to pay, amounts owing in respect of the Note. Each holder of the Note understands and agrees that to the extent that clause (b) of this Section 1.02 reduces the payment of interest and/or principal which would otherwise be payable under the Note but for the limitations set forth in such clause (b), such unpaid amount shall not constitute a payment default under the Note and the holder of the Note may not sue for, or otherwise take action to enforce the Company’s obligation to pay such amount, provided that such unpaid principal or interest shall remain an obligation of the Company to the holder of the Note pursuant to the terms of the Note.

(d) In the event that notwithstanding the provisions of the preceding subsections (a), (b) and (c) of this Section 1.02, the Company shall make any payment on account of the Subordinated Indebtedness at a time when payment is not permitted by said subsection (a),

Annex A

to Exhibit L

(b) or (c), such payment shall be held by the holder of the Note, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness or their representative or the trustee under the indenture or other agreement pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, for application pro rata to the payment of all Senior Indebtedness (after giving effect to the relative priorities of such Senior Indebtedness) remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness. Without in any way modifying the provisions of this Annex A or affecting the subordination effected hereby if the hereafter referenced notice is not given, the Company shall give the holder of the Note prompt written notice of any event which would prevent payments under Section 1.02(a), (b) or (c) hereof.

Section 1.03. Subordination to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization of Company. Upon any distribution of assets of the Company upon dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

(a) the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash of all Senior Indebtedness (including, without limitation, post-petition interest at the rate (including the default rate) provided in the documentation with respect to the Senior Indebtedness, whether or not such post-petition interest is an allowed claim against the debtor in any bankruptcy or similar proceeding) before the holder of the Note is entitled to receive any payment of any kind or character on account of the Subordinated Indebtedness;

(b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities to which the holder of the Note would be entitled except for the provisions of this Annex A, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any such Senior Indebtedness may have been issued, to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid (after giving effect to the relative priorities of such Senior Indebtedness), after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

(c) in the event that, notwithstanding the foregoing provisions of this Section 1.03, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the holder of the Note on account of Subordinated Indebtedness before all Senior Indebtedness is paid in full in cash, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness (after giving effect to the relative priorities of such Senior Indebtedness) remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture under which any

Annex A

to Exhibit L

instruments evidencing any of such Senior Indebtedness may have been issued, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

Without in any way modifying the provisions of this Annex A or affecting the subordination effected hereby if the hereafter referenced notice is not given, the Company shall give prompt written notice to the holder of the Note of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon assignment for the benefit of creditors or otherwise).

Section 1.04. Subrogation. Subject to the prior payment in full in cash of all Senior Indebtedness, the holder of the Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Note shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Company or by or on behalf of the holder of the Note by virtue of this Annex A which otherwise would have been made to the holder of the Note shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holder of the Note, be deemed to be payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Annex A are and are intended solely for the purpose of defining the relative rights of the holder of the Note, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

Section 1.05. Obligation of the Company Unconditional. Nothing contained in this Annex A or in the Note is intended to or shall impair, as between the Company and the holder of the Note, the obligation of the Company, which is absolute and unconditional, to pay to the holder of the Note the principal of and interest on the Note as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holder of the Note and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the holder of the Note from exercising all remedies otherwise permitted by applicable law upon an event of default under the Note, subject to all of the restrictions set forth in this Annex A and the rights, if any, under this Annex A of the holders of Senior Indebtedness in respect of cash, property, or securities of the Company received upon the exercise of any such remedy. Upon any distribution of assets of the Company referred to in this Annex A, the holder of the Note shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the holder of the Note, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Annex A.

Section 1.06. Subordination Rights Not Impaired by Acts or Omissions of Company or Holders of Senior Indebtedness. No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be

Annex A

to Exhibit L

prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act in good faith by any such holder, or by any noncompliance by the Company with the terms and provisions of the Note, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of the Senior Indebtedness may, without in any way affecting the obligations of the holder of the Note with respect hereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew, increase or otherwise alter, any Senior Indebtedness or amend, modify or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of default thereunder and the release of any collateral securing such Senior Indebtedness, all without notice to or assent from the holder of the Note.

Section 1.07. Senior Indebtedness. The term “Senior Indebtedness” shall mean all Obligations (as defined below) (i) of the Company under, or in respect of, the Credit Agreement, dated as of March 28, 2003, amended and restated as of April 18, 2005 and further amended and restated as of April 12, 2006 (as so amended and restated and as the same may be further amended, modified, supplemented, extended, restated, refinanced, replaced or refunded from time to time, the “Credit Agreement”), among the Company, Dole Holding Company, LLC, a Delaware limited liability company, Dole Food Company, Inc., a Delaware corporation, Solvest, Ltd., a company organized under the laws of Bermuda, the lenders from time to time party thereto, Banc of America Securities LLC, as Syndication Agent, The Bank of Nova Scotia, as Documentation Agent, Deutsche Bank Securities Inc., as Lead Arranger and Book Runner, and Deutsche Bank AG New York Branch, as Administrative Agent and Deposit Bank, and each other Credit Document (as defined in the Credit Agreement) to which the Company is a party and any renewal, extension, restatement, refinancing or refunding (in whole or in part) thereof, including, but not limited to, the Company’s guaranty of any or all of its Relevant Guaranteed Obligations (as defined in the Credit Agreement), (ii) of the Company under, or in respect of, any Interest Rate Protection Agreements or Other Hedging Agreements (as each such term is defined in the Credit Agreement) and (iii) of the Company under the Intermediate Holdco Credit Documents (as defined in the Credit Agreement). As used herein, the term “Obligation” shall mean any principal, interest, premium, penalties, fees, expenses, indemnities, reimbursement obligations (including with respect to letters of credit and bank guaranties) and other liabilities and obligations payable under the documentation governing any indebtedness (including interest after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the relevant rate provided pursuant to the terms of the respective documentation, whether or not such interest is an allowed claim against the debtor in any such proceeding).

Section 1.08. Miscellaneous. If, at any time, all or part of any payment with respect to Senior Indebtedness theretofore made by the Company or any other Person is rescinded or must otherwise be returned by the holders of Senior Indebtedness for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Company or such other Persons), the subordination provisions set forth herein shall continue to be effective or be reinstated, as the case may be, all as though such payment had not been made.

EXHIBIT M

SPECIAL COLOMBIAN PUT NOTE

PROMISSORY NOTE	PAGARE
No.: 01	No.: 01
Date of issuance:	Fecha de Emisión:
Principal:	Capital:
Maturity Date:	Fecha de Vencimiento:

The undersigned, Solvest, Ltd. (the “Debtor”), a company duly incorporated and existing under the laws of Bermuda represented by [Insert name of Legal Representative] acting in his capacity as Legal Representative duly authorized, hereby unconditionally and irrevocably promises to pay to the order of Deutsche Bank AG New York Branch, as Collateral Agent, with offices located at the address specified in Exhibit 1 hereto, or to the order of any endorsee, at the address of its main offices as specified in same Exhibit 1, as amended from time to time, (the “Note Holder”), on the Maturity Date, the Principal amount set forth herein. The Debtor further agrees to pay to the Note Holder at its main offices located as specified in Annex 1: (i) the aggregate amount of the Guaranteed Obligations (as defined in the Foreign Subsidiaries Guaranty referred to in the credit agreement entered into by the Debtor, DHM Holding Company, Inc., and Dole Food Company, Inc. with certain financial institutions acting as lenders, agents or otherwise, dated March 28, 2003 (as amended, modified or supplemented from time to time, the “Credit Agreement”)); and (ii) the stamp tax and any and all taxes, expenses and duties that might be caused by the filling of this promissory note in any jurisdiction.

The payment of any and all amounts due hereunder, shall at all times be fully subordinated to the payment in full of any and all amounts due by the Debtor under the Credit Agreement. The undersigned acknowledges that this promissory note is a “mirror” promissory note entered into in compliance with Section 8.24 of the Credit Agreement.

La suscrita, Solvest, Ltd. (el “Deudor”), una sociedad debidamente constituida y existente de conformidad con las leyes de Bermuda, representada por [Insert name of Legal Representative] en su calidad de Representante Legal debidamente autorizado(a) para el efecto, por el presente se obliga incondicional e irrevocablemente a pagar a la orden de Deutsche Bank AG New York Branch, en su calidad de Agente Colateral, cuyas oficinas principales se encuentran en la dirección especificada en el Anexo 1 o a la orden de cualquier endosatario del presente, en la dirección de sus oficinas principales especificada en el mismo Anexo 1, como sea modificado de tiempo en tiempo, (el “Tenedor”), en la Fecha de Vencimiento, el Capital establecido en el presente. Asi mismo, el Deudor se obliga a pagar al Tenedor en las oficinas principales de éste especificadas en el Anexo 1: (i) el monto agregado de las Obligaciones Garantizadas (Guaranteed Obligations, como éste termino se define en el documento denominado Foreign Subsidiaries Guaranty al que hace referencia el contrato de crédito celebrado entre el Deudor, DHM Holding Company, Inc. y Dole Food Company, Inc. con ciertas instituciones financieras actuando como prestamistas, agentes o en cualquier otra calidad, de fecha marzo 28 de 2003 (como sea adicionado, modificado o suplementado de tiempo en tiempo, el “Contrato de Crédito”)); y (ii) el impuesto de timbre y cualquiera y todos los impuestos, gastos y cargas que se llegaren a causar por el diligenciamiento del presente pagaré en cualquier jurisdicción.

El pago de todas las sumas debidas por el presente, estará en todo momento totalmente subordinado al pago total de cualquiera y todas las sumas debidas por el Deudor bajo

Exhibit M

PROMISSORY NOTE	PAGARE
No.: 01	No.: 01
Date of issuance:	Fecha de Emisión:
Principal:	Capital:
Maturity Date:	Fecha de Vencimiento:

In the event of an extension of terms, substitution or modification of the obligations contained herein, the Debtor hereby accepts that any and all guaranties and security, if any, whether personal or otherwise, granted in support of, or as collateral for, the obligations of the Debtor under this promissory note, will continue to be valid and enforceable. Therefore, the Debtor hereby accepts that such guaranties and security will be extended to the new existing obligations in any of such events.

The undersigned hereby represents and warrants that: (i) he acts as Legal Representative of the Debtor; (ii) he has full power and capacity to issue this promissory note; and (iii) he waives presentment, demand, protest and all other notices of any kind in connection with the collection or payment of this promissory note.

This promissory note constitutes a negotiable instrument in Bermuda and New York and shall be governed by the laws of New York. In case of contradiction between the English version and the Spanish version of this promissory note, the English version shall prevail. Any word beginning with a capital letter shall correspond to the term included in the heading of this promissory note or to the term defined herein.

el Contrato de Crédito. La suscrita reconoce que este título valor es un pagaré “espejo” otorgado de conformidad con lo dispuesto en la Sección 8.24 del Contrato de Crédito.

En caso de prórroga, novación o modificación de las obligaciones contenidas en el presente, el Deudor desde ahora acepta expresamente que continuarán vigentes y existentes cualquiera y todas las garantías, reales o personales, o colaterales otorgados, en caso de existir, para respaldar y garantizar las obligaciones del Deudor incorporadas en este pagaré. Por lo tanto, el Deudor acepta que dichas garantías y colaterales se entenderán ampliadas a las nuevas obligaciones que surgieren en cualquiera de dichos eventos.

Quien suscribe el presente pagaré declara y garantiza que: (i) actúa como Representante Legal del Deudor; (ii) que tiene autoridad y autorización suficiente para suscribir el presente pagaré; y (iii) excusa al Tenedor de cualquier presentación, demanda o protesto o cualquier otra notificación necesaria para el cobro o el pago del presente pagaré.

El presente pagaré constituye un título valor en Bermuda y en el Estado de Nueva York y estará sujeto a las leyes del Estado de Nueva York. En caso de contradicción entre lo dispuesto aquí en idioma inglés y en idioma español, prevalecerá lo dispuesto en idioma inglés. Las palabras que comiencen con mayúscula corresponderán a los términos incluidos en el encabezado del presente pagaré o a los que se encuentren expresamente definidos en el presente.

Solvest, Ltd.

By (Por):

Name (Nombre):

Exhibit M

PROMISSORY NOTE	PAGARE
No.: 01	No.: 01
Date of issuance:	Fecha de Emisión:
Principal:	Capital:
Maturity Date:	Fecha de Vencimiento:
Title (Cargo):

Exhibit M

Exhibit 1 (Anexo 1)

Address of the Note Holders (Dirección de los Tenedores)

Deutsche Bank AG New York Branch, as Collateral Agent

31 West 52nd Street

New York, NY 10036

Exhibit M

INSTRUCTIONS LETTER TO FILL PROMISSORY NOTE No. 01 DATED	CARTA DE INSTRUCCIONES PARA DILIGENCIAR EL PAGARE No. 01 DE FECHA

Date: March 28, 2003.	Fecha: Marzo 28 de 2003

Messrs.

a) Deutsche

Bank AG New

York Branch

31 West 52nd Street

New York, NY 10036

Dear Messrs:

The undersigned, Solvest, Ltd. (the “Debtor”), a company duly incorporated and existing under the laws of Bermuda, represented by [Insert name of Legal Representative] acting in his capacity as Legal Representative duly authorized, hereby impart irrevocable instructions on Deutsche Bank AG New York Branch (“DB”), to fill out, without previous demand, presentment, notice or protest, the blanks of the promissory note indicated above (the “Promissory Note”). DB is hereby authorized to fill out the blanks at any moment whenever an Event of Default (as this term is defined in the credit agreement entered into by the Debtor, DHM Holding Company, Inc., and Dole Food Company, Inc. with certain financial institutions acting as lenders, agents or otherwise, dated March 28, 2003, the “Credit Agreement”) occurs under the Credit Agreement. Such blanks must be filled out as follows:

1.      The blank space corresponding to “Principal” shall be filled out by DB in an amount equal to the aggregate Guaranteed Obligations (as defined in the Foreign Subsidiaries Guaranty referred to in the Credit Agreement).

2.      The blank space corresponding to the “Maturity Date” shall correspond to the

Señores

b) Deutsche

Bank AG New

York Branch

31 West 52nd Street

New York, NY 10036

Estimados señores:

La suscrita, Solvest, Ltd. (el “Deudor”), una compañia constituida y existente de conformidad con las leyes de Bermuda, representada por [Insert name of Legal Representative] en su calidad de Representante Legal debidamente autorizado, por medio de la presente a continuación imparto a Deutsche Bank AG New York Branch (“DB”) instrucciones irrevocables, para diligenciar, sin previo aviso, presentación, noticia o requerimiento alguno, los espacios en blanco del pagare arriba especificado (el “Pagare”). DB queda autorizado para llenar los espacios en blanco del mismo en cualquier momento cuandoquiera que ocurra un Caso de Incumplimiento (Event of Default, como éste término se encuentra definido en el contrato de crédito celebrado entre el Deudor, DHM Holding Company, Inc., y Dole Food Company, Inc., con ciertas instituciones financieras actuando como prestamistas, agentes o en cualquier otra calidad, de fecha Marzo 28 de 2003, en adelante el “Contrato de Crédito”) bajo el Contrato de Crédito. Tales espacios en blanco deberán ser diligenciados asi:

1.      El espacio en blanco correspondiente al “Capital” será diligenciado por DB con el monto que sea igual al monto agregado de las Obligaciones

Exhibit M

INSTRUCTIONS LETTER TO FILL PROMISSORY NOTE No. 01 DATED	CARTA DE INSTRUCCIONES PARA DILIGENCIAR EL PAGARE No. 01 DE FECHA

date in which the Promissory Note is filled out according with the instructions included herein.

DB is hereby fully authorized to fill the blanks included in the Promissory Note in accordance with these instructions only.

In case of contradiction between the English version and the Spanish version of this letter, the English version shall prevail. Any word beginning with a capital letter, not defined herein, shall correspond to the term included in the Promissory Note.

Garantizadas (Guaranteed Obligations, como éste término se define en el contrato denominado Foreign Subsidiaries Guaranty al que hace referencia el Contrato de Crédito).

2. El espacio en blanco correspondiente a la “Fecha de Vencimiento” corresponderá a la fecha en que el Pagaré sea diligenciado conforme a las instrucciones aqui contenidas.

DB esta plenamente facultado para diligenciar el Pagaré únicamente de acuerdo con éstas instrucciones.

En caso de contradicción entre lo dispuesto aquí en idioma inglés y en idioma español, prevalecerá lo dispuesto en idioma inglés. Las palabras que comiencen con mayúscula corresponderán a los términos incluidos en el Pagaré.

Solvest, Ltd.

By (Por):

Name (Nombre):
Title (Cargo):

EXHIBIT N

[LETTERHEAD OF CORPORATION SERVICE COMPANY]

[Restatement Effective Date]

To the Administrative Agent and the Lenders party to

the Credit Agreement referred to below:

Ladies and Gentlemen:

Reference is made to (i) the Credit Agreement, dated as of March 28, 2003, amended and restated as of April 18, 2005 and further amended and restated as of April 12, 2006, among DHM Holding Company, Inc., Dole Holding Company, LLC, Dole Food Company, Inc., Solvest, Ltd., the lenders from time to time party thereto, Banc of America Securities LLC, as Syndication Agent, The Bank of Nova Scotia, as Documentation Agent, Deutsche Bank Securities Inc., as Lead Arranger and Sole Book Runner, and Deutsche Bank AG New York, as Administrative Agent and Deposit Bank (as so amended and restated and as the same may be further amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined) and (ii) the Foreign Subsidiaries Guaranty, dated as of March 28, 2003 and amended and restated as of April 12, 2006, made by each Foreign Subsidiary Guarantor (as further amended, restated, modified and/or supplemented from time to time, the “Foreign Subsidiaries Guaranty”). Unless otherwise defined herein, capitalized terms used in this letter shall have the meanings set forth in the Credit Agreement.

Pursuant to Section 21 of the Foreign Subsidiaries Guaranty, each New Foreign Subsidiary Guarantor has irrevocably designated, appointed and empowered the undersigned, Corporation Service Company, with offices currently located at 80 State Street, Albany, NY 12207, as its authorized designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding brought in the courts of the State of New York or of the United States of America for the Southern District of New York with respect to the Foreign Subsidiaries Guaranty and each other Credit Document to which it is a party.

The undersigned hereby informs you that it irrevocably accepts such appointment as agent as set forth in Section 21 of the Foreign Subsidiaries Guaranty and agrees with you that the undersigned (i) shall inform the Administrative Agent promptly in writing of any change of its address in New York City, (ii) shall perform its obligations as such process agent in accordance with the provisions of Section 21 of the Foreign Subsidiaries Guaranty and (iii) shall forward promptly to each New Foreign Subsidiary Guarantor any legal process, summons, notices and documents received by the undersigned in its capacity as process agent.

Exhibit N

As process agent, the undersigned, and its successor or successors, agree to discharge the above-mentioned obligations and will not refuse fulfillment of such obligations under Section 21 of the Foreign Subsidiaries Guaranty.

Very truly yours,

CORPORATION SERVICE COMPANY

By
Name:
Title:

EXHIBIT O-1

FORM OF INTERCOMPANY SUBORDINATION

ACKNOWLEDGMENT AND AMENDMENT

April 12, 2006

To the Administrative Agent and each of

the Banks party to the Credit Agreement

referred to below

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of March 28, 2003, amended and restated as of April 18, 2005, and further amended and restated as of April 12, 2006 (as amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”), among DHM Holding Company, Inc., a Delaware corporation (“Holdings”), Dole Holding Company, LLC, a Delaware limited liability company (“Intermediate Holdco”), Dole Food Company, Inc., a Delaware corporation (the “U.S. Borrower”), Solvest, Ltd., a company organized under the laws of Bermuda (the “Bermuda Borrower”, and together with the U.S. Borrower, the “Borrowers”), various financial institutions from time to time party thereto (the “Lenders”), Deutsche Bank AG New York Branch (in its individual capacity, (“DBAG”), as Deposit Bank (in such capacity, together with any successor deposit bank, the “Deposit Bank”) DBAG, as Administrative Agent (in such capacity, together with any successor agent, the “Administrative Agent”), Banc of America Securities LLC, as Syndication Agent (in such capacity, together with any successor agent, the “Syndication Agent”), The Bank of Nova Scotia, as Documentation Agent (in such capacity, together with any successor agent, the “Documentation Agent”), and Deutsche Bank Securities Inc., as Lead Arranger and Sole Book Runner (in such capacity, the “Lead Arranger”). Unless otherwise indicated herein, capitalized terms used but not defined herein shall have the respective meanings set forth in the Credit Agreement.

I.	Intercompany Subordination Acknowledgement.

1. Each of the Parties hereby acknowledges (x) the Credit Agreement and each other Credit Documents and the transactions contemplated thereby (including, without limitation, the extensions of credit contemplated therein) and (y) copies (or originals) of the Credit Documents and all opinions, instruments, certificates and all other documents delivered in connection therewith, as in effect on the Restatement Effective Date, have been furnished or otherwise been provided (or made available) to a senior financial officer of such Foreign Subsidiary Guarantor.

2. Each of the undersigned Parties hereby acknowledges and agrees, and represents and warrants, that on and after the occurrence of, and after giving effect to, the Restatement Effective Date (i) it constitutes a Party (as defined in the Intercompany Subordination Agreement) which is a party to the Intercompany Subordination Agreement, (ii) the Intercompany Subordination Agreement shall remain in full force and effect with respect to such Party and (iii) the Credit Agreement and the Obligations under the Credit Agreement shall

Exhibit O-1

constitute the “Credit Agreement” and the “Credit Document Obligations,” respectively, in each case, under and as defined in, the Intercompany Subordination Agreement and shall continue to be entitled to the benefits of the Intercompany Subordination Agreement. Each of the undersigned Assignors hereby makes each of the representations and warranties contained in the Intercompany Subordination Agreement on the Restatement Effective Date, both before and after giving effect to this Acknowledgement and Amendment.

II.	Intercompany Subordination Amendment.

The Administrative Agent (for and on behalf of, and at the direction of, the Required Lenders under the Credit Agreement) and each of the undersigned Parties hereby agree to amend the Intercompany Subordination Agreement as follows:

1. The second recital is hereby amended by (i) deleting it in its entirety and (ii) inserting the following second recital in lieu thereof:

“WHEREAS, each Borrower and/or one or more of their respective Subsidiaries may at any time and from time to time enter into one or more Interest Rate Protection Agreements or Other Hedging Agreements with one or more Secured Hedge Counterparties (collectively, the “Secured Creditors”);”

2. The sixth recital is hereby amended by (i) deleting the amount of “$400,000,000” appearing therein and (ii) inserting the amount of “$350,000,000” in lieu thereof.

3. The seventh recital is hereby amended by deleting the parenthetical “(as supplemented by the relevant Existing Senior Notes Indenture Supplement)” appearing therein.

4. The eighth recital is hereby amended by deleting the text “and, together with the Existing 2009 Senior Noteholders, the ‘Existing Senior Noteholders’” appearing in the parenthetical thereto.

5. The ninth recital is hereby amended by deleting the parenthetical “(as supplemented by the relevant Existing Senior Notes Indenture Supplement)” appearing therein.

6. The tenth, eleventh, twelfth and thirteenth recitals are hereby amended by (i) deleting them in their entirety and (ii) inserting the following tenth, eleventh, twelfth and thirteenth recitals in lieu thereof:

“WHEREAS, the U.S. Borrower has, prior to the date hereof, issued the Existing 2011 Senior Notes in aggregate principal amount of $200,000,000 (with the holders from time to time of such Existing 2011 Senior Notes being herein called the “Existing 2011 Senior Noteholders”) pursuant to the Existing 2011 Senior Notes Indenture;

“WHEREAS, certain U.S. Subsidiary Guarantors have

Exhibit O-1

guaranteed the repayment in full of the Existing 2011 Senior Notes pursuant to the Existing 2011 Senior Notes Documents.

“WHEREAS, the U.S. Borrower has, prior to the date hereof, issued the Existing 2010 Senior Notes in aggregate principal amount of $400,000,000 (with holders from time to time of such Existing 2010 Senior Notes being herein called the “Existing 2010 Senior Noteholders” and, together with the Existing 2009 Senior Noteholders, the Existing 2013 Senior Noteholders and the Existing 2011 Senior Noteholders, the “Existing Senior Noteholders”) pursuant to the Existing 2010 Senior Notes Indenture;

“WHEREAS, certain U.S. Subsidiary Guarantors have guaranteed the repayment in full of the Existing 2010 Senior Notes pursuant to the Existing 2010 Senior Notes Documents.”

7. There fifteenth recital is hereby amended by deleting the text “, the New 2010 Senior Notes Documents and the New Senior Notes Documents” appearing therein.

8. The definition of “Senior Creditors” is hereby amended by (i) deleting text “, the New Senior Noteholders and the New 2010 Senior Noteholders” appearing therein and (ii) inserting the word “and” in lieu of the text “,” appearing after “the Hedging Creditors”.

9. The definition of “Senior Indebtedness” is hereby amended by (i) deleting clauses (v) and (vi) appearing therein and (ii) inserting the following clauses (v) and (vi) in lieu thereof:

“(v) all Obligations (including Obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of each U.S. Credit Party to the Existing 2011 Senior Noteholders, now existing or hereafter incurred under, arising out of or in connection with any Existing 2011 Senior Notes Documents (including, without limitation, all such obligations and liabilities under any guarantees relating thereto) and the due performance and compliance by each U.S. Credit Party with the terms of each such Existing 2011 Senior Notes Documents (all such obligations and liabilities under this clause (v) being herein collectively called the “Existing 2011 Senior Note Obligations”);

“(vi) all Obligations (including Obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of each U.S. Credit Party to the Existing 2010 Senior Noteholders, now existing or hereafter incurred under, arising out of or in connection with any Existing 2010 Senior Notes Documents (including, without limitation, all

Exhibit O-1

such obligations and liabilities under any guarantees relating thereto) and the due performance and compliance by each U.S. Credit Party with the terms of each such Existing 2010 Senior Notes Documents (all such obligations and liabilities under this clause (vi) being herein collectively called the “Existing 2011 Senior Note Obligations”);”

III.	Miscellaneous

1. (a. THIS ACKNOWLEDGEMENT AND AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Acknowledgment and Amendment may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, in each case located within the City of New York, and, by execution and delivery of this Acknowledgment and Amendment, each Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Party hereby irrevocably designates, appoints and empowers Corporation Service Company, with offices on the date hereof at 80 State Street, Albany, NY 12207, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, each Party agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision reasonably satisfactory to the Administrative Agent under the Credit Agreement. Each Party hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Acknowledgment and Amendment brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Party. Each Party further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each Party at its address set forth opposite its signature below, such service to become effective 30 days after such mailing. Each Party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder that such service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any Secured Creditor to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Party in any other jurisdiction.

(b. Each Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Acknowledgment and Amendment brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum, or that the choice of law provisions are invalid or unenforceable and agrees not to plead or claim before any authority or court, including the courts of its state of incorporation or formation, that any judgment issued by the courts referred to in clause (a) above is contrary to public policy (except, with respect to any Japanese Guarantor, to the extent that the

Exhibit O-1

terms of such judgment issued by the courts referred to in clause (a) above and its formation process are deemed, in accordance with the provisions of Article 118 of the Code of Civil Procedures (Law No. 109 of 1996), as contrary to the public order or good morals of Japan).

(c. EACH PARTY AND EACH SECURED CREDITOR (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS ACKNOWLEDGMENT AND AMENDMENT) HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS ACKNOWLEDGMENT AND AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(d) NOTWITHSTANDING ANYTHING IN THIS ACKNOWLEDGMENT AND AGREEMENT TO THE CONTRARY, AND WITH RESPECT ONLY TO THE COLOMBIAN GUARANTORS, IN THE EVENT THE ADMINISTRATIVE AGENT OR ANY OF THE SECURED CREDITORS ELECTS TO ENFORCE THIS ACKNOWLEDGMENT AGAINST ANY COLOMBIAN GUARANTOR IN A COLOMBIAN COURT AS PROVIDED BELOW, THE GUARANTEE OF THE COLOMBIAN GUARANTORS PURSUANT TO THIS ACKNOWLEDGMENT AND AMENDMENT AND THE RIGHTS OF THE SECURED CREDITORS AS AGAINST THE COLOMBIAN GUARANTORS SHALL BE (AND SHALL BE DEEMED TO BE) GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF COLOMBIA. Any legal action or proceeding with respect to a Colombian Guarantor in connection with this Acknowledgment and Amendment may be brought in the competent courts of Colombia.

2. This Acknowledgment and Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with Holdings and the Administrative Agent.

*        *        *

Exhibit O-1

IN WITNESS WHEREOF, the parties hereto have caused this Intercompany Subordination Acknowledgement to be executed and delivered by their duly authorized officers as of the date first above written.

DHM HOLDING COMPANY, INC.
DOLE HOLDING COMPANY, LLC
DOLE FOOD COMPANY, INC.
SOLVEST, LTD.
CALAZO CORPORATION
AG 1970, INC.
AG 1971, INC.
AG 1972, INC.
ALYSSUM CORPORATION
BARCLAY HOLLANDER CORPORATION
BUD ANTLE, INC.
CALICAHOMES, INC.
CALIFORNIA POLARIS, INC.
DOLE ABPIK, INC.
DOLE ARIZONA DRIED FRUIT AND NUT COMPANY
DOLE CARROT COMPANY
DOLE CITRUS
DOLE DF&N, INC. Title:
DOLE DRIED FRUIT AND NUT COMPANY, A CALIFORNIA GENERAL PARTNERSHIP
DOLE FARMING, INC.
DOLE FRESH VEGETABLES, INC.
DOLE ORLAND, INC.
DOLE VISAGE, INC.
E. T. WALL COMPANY
EARLIBEST ORANGE ASSOCIATION, INC.
FALLBROOK CITRUS COMPANY, INC.
LINDERO HEADQUARTERS COMPANY, INC.
LINDERO PROPERTY, INC.
OCEANVIEW PRODUCE COMPANY
PRAIRIE VISTA, INC.
ROYAL PACKING CO.
VELTMAN TERMINAL CO.
BANANERA ANTILLANA (COLOMBIA), INC.
CLOVIS CITRUS ASSOCIATION
DELPHINIUM CORPORATION
DOLE EUROPE COMPANY
DOLE FOODS FLIGHT OPERATIONS, INC.
DOLE FRESH FLOWERS, INC.
DOLE NORTHWEST, INC.
DOLE SUNFRESH EXPRESS, INC.

Exhibit O-1

STANDARD FRUIT AND STEAMSHIP COMPANY
STANDARD FRUIT COMPANY
SUN COUNTRY PRODUCE, INC.
WEST FOODS, INC.
COOL ADVANTAGE, INC.
COOL CARE, INC.
FLOWERNET, INC.
SAW GRASS TRANSPORT, INC.
BLUE ANTHURIUM, INC.
CERULEAN, INC.
DOLE DIVERSIFIED, INC.
DOLE LAND COMPANY, INC.
DOLE PACKAGED FOODS CORPORATION
LA PETITE D’AGEN, INC.
M K DEVELOPMENT, INC.
MALAGA COMPANY, INC.
MUSCAT, INC.
OAHU TRANSPORT COMPANY, LIMITED
WAHIAWA WATER COMPANY, INC.
WAIALUA SUGAR COMPANY, INC.
ZANTE CURRANT, INC.
DIVERSIFIED IMPORTS CO.
DOLE ASSETS, INC.
DOLE FRESH FRUIT COMPANY
DOLE HOLDINGS, INC.
DOLE LOGISTICS SERVICES, INC.
DOLE OCEAN CARGO EXPRESS, INC.
DOLE OCEAN LINER EXPRESS, INC.
RENAISSANCE CAPITAL CORPORATION
SUN GIANT, INC.
DNW SERVICES COMPANY
PACIFIC COAST TRUCK COMPANY
PAN-ALASKA FISHERIES, INC.
THE IKON CORPORATION
DOLE PACKAGED FROZEN FOODS, INC.
DOLE BERRY COMPANY, LLC
MILAGRO RANCH, LLC
RANCHO MANANA LLC
CB NORTH, LLC
CB SOUTH, LLC

By:
Name:
Title:

Exhibit O-1

COUNTY LINE MUTUAL WATER COMPANY

By:
Name:
Title:

Exhibit O-1

MIRADERO FISH1NG CO., INC.

By:
Name:
Title:

Exhibit O-1

STANDARD FRUIT, S.A. (ARGENTINA)

By:
Name:
Title:

DOLE PACIFIC GENERAL SERVICES, LTD.

By:
Name:
Title:

TRANSTRADING OVERSEAS, LTD

By:
Name:
Title:

VERENIGDE BANANEN HANDELAREN N.V.

By:
Name:
Title:

AGOURA LIMITED

By:
Name:
Title:

By:
Name:
Title:

Exhibit O-1

ASHFORD COMPANY, LTD.

By:
Name:
Title:

By:
Name:
Title:

BALTIME LIMITED

By:
Name:
Title:

By:
Name:
Title:

CAMARILLO, LIMITED

By:
Name:
Title:

By:
Name:
Title:

Exhibit O-1

DOLE ASIA, LTD.

By:
Name:
Title:

By:
Name:
Title:

DOLE FOREIGN HOLDINGS, LTD.

By:
Name:
Title:

By:
Name:
Title:

DOLE INTERNATIONAL, LTD.

By:
Name:
Title:

By:
Name:
Title:

Exhibit O-1

DOLE NEW ZEALAND LTD.

By:
Name:
Title:

By:
Name:
Title:

INTERFRUIT COMPANY, LIMITED

By:
Name:
Title:

By:
Name:
Title:

MAHELE, LIMITED

By:
Name:
Title:

By:
Name:
Title:

Exhibit O-1

MENDOCINO LIMITED

By:
Name:
Title:

By:
Name:
Title:

REFERSHIP MARINE SERVICES, LTD.

By:
Name:
Title:

By:
Name:
Title:

FLORAMERICA INVESTMENTS LTD.

By:
Name:
Title:

By:
Name:
Title:

Exhibit O-1

SOLAMERICA, LTD.

By:
Name:
Title:

By:
Name:
Title:

STANDARD FRUIT COMPANY (BERMUDA) LIMITED

By:
Name:
Title:

By:
Name:
Title:

DOLE BRASIL, LTDA

By:
Name:
Title:

BANAPLUS INCORPORATED

By:
Name:
Title:

Exhibit O-l

NEWENT TRADING, INC.

By:
Name:
Title:

NOIR VENTURES CORP. NEWENT TRADING, INC.

By:
Name:
Title:

NORWICK TECHNOLOGIES CORP.

By:
Name:
Title:

OPAL RESOURCES, LTD

By:
Name:
Title:

RIVERWOOD MANAGEMENT COMPANY INC.

By:
Name:
Title:

Exhibit O-l

ALTALANOS TECHNOLOGY, INC.

By:
Name:
Title:

BLUEWATER INDUSTRIES LIMITED

By:
Name:
Title:

BOGOR CAPITAL LIMITED

By:
Name:
Title:

BROOK INVESTMENT LIMITED

By:
Name:
Title:

CARDANZ TECHNOLOGIES CORP.

By:
Name:
Title:

JOROKO INTERTRADE LTD.

By:
Name:
Title:

Exhibit O-l

ASPEN INTERNATIONAL, INC.

By:
Name:
Title:

INVERSIONES COMERTEX, S.A.

By:
Name:
Title:

LIVERPOOL INTERNATIONAL, S.A.

By:
Name:
Title:

MARSELLA INTERNATIONAL, CORP.

By:
Name:
Title:

MILANO TRADING CORPORATION

By:
Name:
Title:

Exhibit O-l

MONACO INVESTMENT CORP.

By:
Name:
Title:

POLAR TRADING CORP.

By:
Name:
Title:

DOLE FOODS OF CANADA LTD.

By:
Name:
Title:

AGRICOLA CALIFORNIA LIMITADA

By:
Name:
Title:

AGRICOLA PENCAHUE LIMITADA

By:
Name:
Title:

Exhibit O-l

AGRICOLA PUNITAQUI LIMITADA

By:
Name:
Title:

AGRICOLA RAUQUEN LIMITADA

By:
Name:
Title:

CARTONES SAN FERNANDO S.A.

By:
Name:
Title:

DOLE CHILE S.A.

By:
Name:
Title:

DOLE THOMSEN S.A.

By:
Name:
Title:

Exhibit O-l

EMBALAJES STANDARD S.A.

By:
Name:
Title:

INVERSIONES DEL PACIFICO S.A.

By:
Name:
Title:

SHANGHAI DOLE FOOD CO., LTD.

By:
Name:
Title:

QINGDAO DOLE FOOD CO., LTD.

By:
Name:
Title:

AGRICOLA EUFEMIA LTDA.

By:
Name:
Title:

Exhibit O-l

AGROPECUARIA SAN GABRIEL LTDA.

By:
Name:
Title:

AGROPECUARIA SAN PEDRO LTDA.

By:
Name:
Title:

BANA LTDA.

By:
Name:
Title:

COMPANIA EXPORTADORA DE PRODUCTOS AGRICOLAS S.C.A.

By:
Name:
Title:

INVERSIONES ORIHUECA LTDA.

By:
Name:
Title:

Exhibit O-l

SERVICIOS TECNICOS BANANEROS LTDA.

By:
Name:
Title:

C.I. AGRICOLA EL CASTILLO LTDA.

By:
Name:
Title:

C.I. AGRICOLA GUACARI LTDA.

By:
Name:
Title:

AMERICAFLOR LTDA.

By:
Name:
Title:

C.I. COLOMBIAN CARNATIONS LTDA.

By:
Name:
Title:

Exhibit O-l

C.I. COMERCIALIZADORA CARIBBEAN LTDA.

By:
Name:
Title:

C.I. CULTIVOS DEL CARIBE LTDA.

By:
Name:
Title:

C.I. CULTIVOS SAN NICOLAS LTDA.

By:
Name:
Title:

C.I. FLORAMERICA LTDA.

By:
Name:
Title:

C.I. FLORES ALTAMIRA LTDA.

By:
Name:
Title:

Exhibit O-l

C.I. FLORES DE EXPORTACION LTDA.

By:
Name:
Title:

C.I. FLORES LA FRAGANCIA LTDA.

By:
Name:
Title:

C.I. FLORES LAS PALMAS LTDA.

By:
Name:
Title:

C.I. FLORES PRIMAVERA LTDA.

By:
Name:
Title:

FLORES SAN JOAQUIN LTDA.

By:
Name:
Title:

Exhibit O-l

C.I. JARDINES DE COLOMBIA LTDA.

By:
Name:
Title:

C.I. JARDINES DEL VALLE LTDA.

By:
Name:
Title:

C.I. OLYMPIA FLOWERS LTDA.

By:
Name:
Title:

C.I. PORCELAIN FLOWERS LTDA.

By:
Name:
Title:

C.I. SANTA MONICA FLOWERS LTDA.

By:
Name:
Title:

Exhibit O-l

C.I. SPLENDOR FLOWERS LTDA.

By:
Name:
Title:

TENICAS BALTIME DE COLOMBIA S.A.

By:
Name:
Title:

AERO-FUMIGACION CENTROAMERICANA S.A.

By:
Name:
Title:

AGROINDUSTRIAL PINAS DEL BOSQUE S.A.

By:
Name:
Title:

AGROPECUARIA RIO JIMENEZ S.A.

By:
Name:
Title:

Exhibit O-l

ALMACENES ATALANTA S.A.

By:
Name:
Title:

ALPPHA SIDERAL S.A.

By:
Name:
Title:

BANANERA EL PORVENIR S.A.

By:
Name:
Title:

BANANERA LA PAZ, S.A.

By:
Name:
Title:

COMPANIA BANANERA DEBA S.A.

By:
Name:
Title:

Exhibit O-l

COMPANIA BANANERA DEL SAN RAFAEL S.A.

By:
Name:
Title:

COMPANIA BANANERA EL ENCANTO S.A.

By:
Name:
Title:

COMPANIA FINANCIERA DE COSTA RICA S.A.

By:
Name:
Title:

COMPANIA FRUTOS DE LA TIERRA S.A.

By:
Name:
Title:

COMERCIALIZADORA E IMPORTADORA VINA DEL MAR S.A.

By:
Name:
Title:

Exhibit O-l

DESARROLLO BANANERO LA ESPERANZA S.A.

By:
Name:
Title:

DESARROLLO MELONERO DEL GOLFO, S.A.

By:
Name:
Title:

DIVERSIFICADOS DE COSTA RICA DICORI, S.A.

By:
Name:
Title:

ESTIBADORES GOLFITENOS, S.A.

By:
Name:
Title:

ESTIBADORES DEL TROPICO, S.A.

By:
Name:
Title:

Exhibit O-l

HACIENDA LA ROSALIA S.A.

By:
Name:
Title:

LA PERLA S.A.

By:
Name:
Title:

ROXANA FARMS S.A.

By:
Name:
Title:

SERVICIOS ADUANALES BANADOLE, S.A.

By:
Name:
Title:

STANDARD FRUIT COMPANY DE COSTA RICA, S.A.

By:
Name:
Title:

Exhibit O-l

DOLE SHARED SERVICES LIMITADA

By:
Name:
Title:

ACTIVIDADES AGRICOLAS S.A. (AGRISA)

By:
Name:
Title:

BANANACORP S.A.

By:
Name:
Title:

BANCUBER S.A.

By:
Name:
Title:

BRUNETTI S.A

By:
Name:
Title:

Exhibit O-l

COMPANIA NAVIERA AGMARESA, S.A.

By:
Name:
Title:

FRIOCONT S.A.

By:
Name:
Title:

FRUTBAN S.A.

By:
Name:
Title:

GRANELCONT S.A.

By:
Name:
Title:

GUAYAMI S.A.

By:
Name:
Title:

Exhibit O-l

MEGABANANA S.A

By:
Name:
Title:

MODUMOLL S.A

By:
Name:
Title:

NAPORTEC S.A

By:
Name:
Title:

PRODUCTOS DEL LITORAL S.A. (PROLISA)

By:
Name:
Title:

REDAMAWAL S.A.

By:
Name:
Title:

Exhibit O-l

SIEMBRANUEVA S.A.

By:
Name:
Title:

FLORES MITAD DEL MUNDO LTDA

By:
Name:
Title:

TALLAN, TALLERES Y LLANTAS S.A.

By:
Name:
Title:

TECNIELEC TECNICOS Y ELECTRICITAS S.A.

By:
Name:
Title:

PORMAR TRANSPORTES POR MAR S.A.

By:
Name:
Title:

Exhibit O-l

UBESAIR, S.A.

By:
Name:
Title:

UNION DE BANANEROS ECUATORIANOS, S.A.

By:
Name:
Title:

COMERCIAL INDUSTRIAL ECUATORIANA, S.A.

By:
Name:
Title:

PRODUCTORA CARTONERA, S.A.

By:
Name:
Title:

ZANPOTI, S.A.

By:
Name:
Title:

Exhibit O-l

TINADI S.A.

By:
Name:
Title:

AGROVERDE S.A.

By:
Name:
Title:

SOCIEDAD AGROPECUARIA PIMOCHA C.A. (SAPICA)

By:
Name:
Title:

BETINO S.A.

By:
Name:
Title:

PEMATIN S.A.

By:
Name:
Title:

Exhibit O-l

PESCASEROLI S.A.

By:
Name:
Title:

PROPOLISA, S.A.

By:
Name:
Title:

DOLE EUROPE SAS

By:
Name:
Title:

DOLE FRANCE SAS

By:
Name:
Title:

DOLE PACKAGED FOODS EUROPE SAS

By:
Name:
Title:

Exhibit O-l

SOLEIL HOLDING FRANCE SA

By:
Name:
Title:

DOLE DEUTSCHLAND BETEILIGUNGSGESELLSCHAFT MBH

By:
Name:
Title:

DOLE DEUTSCHLAND GMBH

By:
Name:
Title:

DOLE FRESH FRUIT EUROPE OHG

By:
Name:
Title:

PAUL KEMPOWSKI GMBH & CO. KG

By:
Name:
Title:

Exhibit O-l

DOLE FRESH FRUIT HELLAS

By:
Name:
Title:

ENERGUA, S.A.

By:
Name:
Title:

SERVICIOS TECNICIOS PORTUARIOS, S.A.

By:
Name:
Title:

STANDARD FRUIT DE GUATEMALA, S.A.

By:
Name:
Title:

AGRICOLA SANTA INES, S.A.

By:
Name:
Title:

Exhibit 0-1

AGROINDUSTRIA DEL CARIBE, S.A.

By:
Name:
Title:

AGROINDUSTRIAL ALMA VERDE, S.A.

By:
Name:
Title:

BANANERA RIO MAME, S.A.

By:
Name:
Title:

BIENES Y SERVICIOS S DE R L DE CV

By:
Name:
Title:

BIENES Y VALORES, S.A.

By:
Name:
Title:

Exhibit O-l

COMPANIA AGRICOLA EL PROGRESO, S.A.

By:
Name:
Title:

COMPANIA AGRICOLA INDUSTRIAL CEIBENA, SA

By:
Name:
Title:

COMPANIA AGRICOLA MAZAPAN, S.A.

By:
Name:
Title:

COMPANIA AGROPECUARIA EL PORVENIR, S.A.

By:
Name:
Title:

CLINICAS MEDICAS DEL AGUAN, S.A.

By:
Name:
Title:

Exhibit O-l

COORDINADORA DE SERVICIOS DE TRANSPORTE, SA

By:
Name:
Title:

DESARROLLOS URBANOS LA CEIBA, S.A.

By:
Name:
Title:

DISTRIBUIDORA DE PRODUCTOS DIVERSOS, S.A.

By:
Name:
Title:

ENERGUA S.A. SUCURSAL HONDURAS

By:
Name:
Title:

EQUIPO PESADO S.A.

By:
Name:
Title:

Exhibit O-l

FABRICA DE MANTECA & JABON ATLANTIDA, S.A.

By:
Name:
Title:

HOSPITAL COYOLES, S.A.

By:
Name:
Title:

COMPANIA INVERSIONES MEDICAS NACIONALE S.A.

By:
Name:
Title:

INVERSIONES Y VALORES DE MONTECRISTO, S.A.

By:
Name:
Title:

LABORATORIOS Y SERVICIOS DE MERISTEMOS, S.A.

By:
Name:
Title:

Exhibit O-l

MANUFACTURAS DE CARTON, S.A.

By:
Name:
Title:

MULTISERVICIOS, S.A.

By:
Name:
Title:

PINA ANTILLANA, S.A.

By:
Name:
Title:

PLASTICOS, S.A.

By:
Name:
Title:

PRODUCTORA AGRICOLA DE ATLANTIDA, S.A.

By:
Name:
Title:

Exhibit O-l

SERVICIOS E INVESTIGACIONES AEREAS, SA

By:
Name:
Title:

SERVICIOS HONDURENOS DE AGRICULTURA Y RECURSOS

By:
Name:
Title:

SOGAS, S.A.

By:
Name:
Title:

STANDARD FRUIT DE HONDURAS, S.A.

By:
Name:
Title:

VIGILANCIA Y SEGIRIDAD, S.A.

By:
Name:
Title:

Exhibit O-l

CASTLE & COOKE WORLDWIDE LIMITED

By:
Name:
Title:

By:
Name:
Title:

DOLE CHINA LIMITED

By:
Name:
Title:

By:
Name:
Title:

DOLE HONG KONG LIMITED

By:
Name:
Title:

By:
Name:
Title:

Exhibit O-l

DOLE ITALIA S.P.A.

By:
Name:
Title:

FRATELLI ISELLA S.r.l.

By:
Name:
Title:

LA FIORITA S.r.l.

By:
Name:
Title:

MAGAZZINI FRIGORIFERI SANTA PALOMBA S.P.A.

By:
Name:
Title:

TROPICAL SHIPPING ITALIANA, T.S.I. S.P.A.

By:
Name:
Title:

Exhibit O-l

KABUSHIKI KAISHA DOLE

By:
Name:
Title:

DFC FOODS, INC.

By:
Name:
Title:

DOLE KOREA, LTD.

By:
Name:
Title:

DOLE FRESH FRUIT INTERNATIONAL LIMITED

By:
Name:
Title:

By:
Name:
Title:

Exhibit O-l

TROPICAL NAVIGATION (MALTA) LIMITED

By:
Name:
Title:

DOLE SHANGHAI CO., LIMITED

By:
Name:
Title:

COMERCIALIZACIONES SUNMEX MEXICANA, S.A. DE C.V.

By:
Name:
Title:

MEXICOTEC, S.A. DE C.V.

By:
Name:
Title:

FLORES LUCITANIA, S. DE R.L. DE C.V.

By:
Name:
Title:

Exhibit O-1

DOLE EUROPE BV

By:
Name:
Title:

DOLE HOLLAND BV

By:
Name:
Title:

INTEROCEAN FINANCIAL MANAGEMENT CORPORATION

By:
Name:
Title:

INVERSIONISTA FORTUNA, S.A.

By:
Name:
Title:

INVERSIONISTA ZARATI, S.A.

By:
Name:
Title:

Exhibit O-l

BENVUE INTERNATIONAL, INC.

By:
Name:
Title:

BLOCK INVESTMENTS, INC.

By:
Name:
Title:

DOLE AVIATION, INC.

By:
Name:
Title:

DOLE FRESH FRUIT INTERNATIONAL, INC.

By:
Name:
Title:

OPERACIONES TROPICALES, S.A.

BY:
Name:
Title:

Exhibit O-l

PRELL CORPORATION

By:
Name:
Title:

SINGLE TREE CORPORATION

By:
Name:
Title:

COMERCIAL AGROFLOR, S. DE R.L.

By:
Name:
Title:

By:
Name:
Title:

DELTA TREE ENTERPRISES, S. DE R.L.

By:
Name:
Title:

By:
Name:
Title:

Exhibit O-l

FLOWER INTERNATIONAL, S. DE R.L.

By:
Name:
Title:

By:
Name:
Title:

GALANA INTERNACIONAL, S. DE R.L.

By:
Name:
Title:

By:
Name:
Title:

IMPORTADORA Y EXPORTADORA NOPAL, S. DE R.L.

By:
Name:
Title:

By:
Name:
Title:

Exhibit O-l

IMPORTADORA Y EXPORTADORA ROVEGO, S. DE R.L.

By:
Name:
Title:

By:
Name:
Title:

INVERSIONES CROWN, S. DE R.L.

By:
Name:
Title:

By:
Name:
Title:

INVERSIONES FLORICOLA S. DE R.L.

By:
Name:
Title:

By:
Name:
Title:

Exhibit O-l

NICOLLE INTERNATIONAL, S. DE R.L.

By:
Name:
Title:

By:
Name:
Title:

PEYTON FLOWERS, S. DE R.L.

By:
Name:
Title:

By:
Name:
Title:

TRIPLEJAY INVESTMENT CORP., S.A.

By:
Name:
Title:

By:
Name:
Title:

Exhibit O-l

COPDEBAN S.A.C.

By:
Name:
Title:

DOLE PHILIPPINES, INC.

By:
Name:
Title:

DOLE POLAND SP. ZO.O.

By:
Name:
Title:

DOLE SOUTH AFRICA LTD

By:
Name:
Title:

FRUIT CARE SERVICES

By:
Name:
Title:

Exhibit O-l

DOLE COMERCIALIZATION

By:
Name:
Title:

DOLE FOOD ESPANA

By:
Name:
Title:

VIUDA DE SABATE

By
Name:
Title:

THAI AMERICAN FOOD CO., LTD.

By:
Name:
Title:

DOLE FRESH FRUIT MED GIDA URUNLERI TICARET VE A.S.

By:
Name:
Title:

Exhibit O-l

DOLE U.K. LIMITED

By:
Name:
Title:

By:
Name:
Title:

DOLE DE VENEZUELA, C.A.

By:
Name:
Title:

INVERSIONES AGRICA, S.A.

By:
Name:
Title:

INVERSIONES DEL AGRO, C.A.

By:
Name:
Title:

VENTURA TRADING LTD.,

By:
Name:
Title:

Exhibit O-l

INTERVEST, INC.

By:
Name:
Title:

Exhibit O-l

DOLE FOODS OF CANADA

By:
Name:
Title:

Exhibit O-l

DOLE ASIA, INC.

By:
Name:
Title:

Exhibit O-l

APACHE GROVE LAND, 1970 LIMITED

By:
Name:
Title:

APACHE GROVE LAND, 1971 LIMITED

By:
Name:
Title:

APACHE GROVE LAND, 1972 LIMITED

By:
Name:
Title:

Exhibit O-l

DEUTSCHE BANK AG NEW YORK BRANCH, as Collateral Agent

By:
Name: Scottye D. Lindsey
Title: Director

By:
Name:
Title:

EXHIBIT O-2

[COMPOSITE COPY (INCORPORATING THE

FIRST AMENDMENT DATED AS OF MAY 29, 2003)

CONFORMED AS EXECUTED]1

INTERCOMPANY SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (as amended, modified, restated and/or supplemented from time to time, this “Agreement”), dated as of March 28, 2003, made by each of the undersigned (each, a “Party” and, together with any entity that becomes a party to this Agreement pursuant to Section 9 hereof, the “Parties”) and Deutsche Bank AG New York Branch, as collateral agent (in such capacity, together with any successor agent, the “Collateral Agent”), for the benefit of the Senior Creditors (as defined below). Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement referred to below.

W I T N E S S E T H:

WHEREAS, DHM Holding Company, Inc. (“Holdings”), Dole Food Company, Inc. (the “U.S. Borrower”), Solvest, Ltd. (the “Bermuda Borrower”, and together with the U.S. Borrower, the “Borrowers”), various financial institutions from time to time party thereto (the “Lenders”), Deutsche Bank AG New York Branch, as Administrative Agent (in such capacity, together with any successor agent, the “Administrative Agent”), The Bank of Nova Scotia and Banc of America Securities LLC, as Co-Syndication Agents (in such capacity, together with any successor agent, the “Co-Syndication Agents”), Fleet National Bank and Societe Generale, as Co-Documentation Agents (in such capacity, together with any successor agent, the “Co-Documentation Agents”), and Deutsche Bank Securities Inc., The Bank of Nova Scotia and Banc of America Securities LLC, as Joint Lead Arrangers and Book Runners (in such capacity, the “Joint Lead Arrangers” and, together with the Lenders, each Issuing Lender, each Bank Guaranty Issuer, the Administrative Agent, each Co-Syndication Agent, each Co-Documentation Agent and the Collateral Agent, collectively, the “Lender Creditors”) have entered into a Credit Agreement, dated as of March 28, 2003, providing for the making of Loans to the Borrowers, the issuance of, and participation in, Letters of Credit for the respective accounts of the Borrowers and the issuance of, and participation in, Bank Guaranties for the account of the Bermuda Borrower, all as contemplated therein (as used herein, the term “Credit Agreement” means the Credit Agreement described above in this paragraph, as the same may be amended, modified, extended, renewed, replaced, restated, supplemented or refinanced from time to time, and including any agreement extending the maturity of, or refinancing or restructuring (including, but not limited to, the inclusion of additional borrowers or guarantors thereunder or any increase in the amount borrowed) all or any portion of, the indebtedness under such agreement or any successor agreement, whether or not with the same agent, trustee, representative, lenders or holders; provided that, with respect to any agreement providing for the refinancing or replacement of indebtedness under the Credit Agreement, such agreement shall only be treated as, or as part of, the Credit Agreement hereunder if (i) either (A) all obligations under the Credit Agreement being refinanced or replaced shall be paid in full at the time of such refinancing or replacement, and all Commitments, Letters of Credit and Bank Guaranties issued pursuant to the refinanced or replaced Credit Agreement shall have terminated in accordance with their terms or (B) the Required Lenders shall have consented in writing to the refinancing or replacement indebtedness

[1]

This composite copy is to be used for reference purposes only; the definitive agreements with respect to the Intercompany Subordination Agreement are set forth in the originally executed Intercompany Subordination Agreement and the First Amendment thereto.

being treated as indebtedness pursuant to the Credit Agreement, and (ii) a notice to the effect that the refinancing or replacement indebtedness shall be treated as issued under the Credit Agreement shall be delivered by the U.S. Borrower to the Collateral Agent);

WHEREAS, each Borrower and/or one or more of their respective Subsidiaries may at any time and from time to time enter into one or more Interest Rate Protection Agreements or Other Hedging Agreements with one or more Lenders or any affiliate thereof (each such Lender or affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender’s or affiliate’s successors and assigns, if any, collectively, the “Hedging Creditors”);

WHEREAS, pursuant to the Holdings Guaranty, Holdings has guaranteed to the Secured Creditors the payment when due of all Holdings Guaranteed Obligations;

WHEREAS, pursuant to the U.S. Borrower’s Guaranty, the U.S. Borrower has guaranteed to the Secured Creditors the payment when due of all U.S. Borrower Guaranteed Obligations;

WHEREAS, pursuant to the U.S. Subsidiaries Guaranty, each U.S. Subsidiary Guarantor has jointly and severally guaranteed to the Secured Creditors the payment when due of all Guaranteed Obligations (as defined in the U.S. Subsidiaries Guaranty);

WHEREAS, the U.S. Borrower has, prior to the date hereof, issued the Existing 2009 Senior Notes in aggregate principal amount of $400,000,000 (with the holders from time to time of such Existing 2009 Senior Notes being herein called the “Existing 2009 Senior Noteholders”) pursuant to the Existing 2009 Senior Notes Indenture;

WHEREAS, certain U.S. Subsidiary Guarantors have guaranteed the repayment in full of the Existing 2009 Senior Notes pursuant to the Existing 2009 Senior Notes Documents (as supplemented by the relevant Existing Senior Notes Indenture Supplement);

WHEREAS, the U.S. Borrower has, prior to the date hereof, issued the Existing 2013 Senior Notes in aggregate principal amount of $155,000,000 (with the holders from time to time of such Existing 2013 Senior Notes being herein called the “Existing 2013 Senior Noteholders” and, together with the Existing 2009 Senior Noteholders, the “Existing Senior Noteholders”) pursuant to the Existing 2013 Senior Notes Indenture;

WHEREAS, certain U.S. Subsidiary Guarantors have guaranteed the repayment in full of the Existing 2013 Senior Notes pursuant to the Existing 2013 Senior Notes Documents (as supplemented by the relevant Existing Senior Notes Indenture Supplement);

WHEREAS, pursuant to the New Senior Notes Indenture, the U.S. Borrower has issued the New Senior Notes in aggregate principal amount of $475,000,000 (with the holders from time to time of such New Senior Notes being herein called the “New Senior Noteholders”) pursuant to the New Senior Notes Indenture;

WHEREAS, certain U.S. Subsidiary Guarantors have guaranteed the repayment in full of the New Senior Notes pursuant to the New Senior Notes Indenture;

WHEREAS, pursuant to the New 2010 Senior Notes Indenture, the U.S. Borrower has issued the New 2010 Senior Notes in aggregate principal amount of $400,000,000 (with the holders from time to time of such New 2010 Senior Notes being herein called the “New 2010 Senior Noteholders”) pursuant to the New 2010 Senior Notes Indenture;

WHEREAS, certain U.S. Subsidiary Guarantors have guaranteed the repayment in full of the New 2010 Senior Notes pursuant to the New 2010 Senior Notes Indenture;

WHEREAS, it is a condition precedent to the extensions of credit under the Credit Agreement that this Agreement be executed and delivered by the original Parties hereto;

WHEREAS, additional Parties may from time to time become parties hereto in order to allow for certain extensions of credit in accordance with the requirements of the Credit Agreement, the New 2010 Senior Notes Documents and the New Senior Notes Documents;

WHEREAS, each of the Parties hereto desires to execute this Agreement to satisfy the conditions described in the immediately preceding paragraphs.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the Parties and the Collateral Agent (for the benefit of the Senior Creditors) hereby agree as follows:

1. The Subordinated Debt (as defined in Section 7 hereof) and all payments of principal, interest, and all other amounts thereunder are hereby, and shall continue to be, subject and subordinate in right of payment to the prior payment in full, in cash, of all Senior Indebtedness to the extent, and in the manner set forth herein. The foregoing shall apply, notwithstanding the availability of other collateral to the Senior Creditors or the holders of Subordinated Debt or the actual date and time of execution, delivery, recordation, filing or perfection of any security interests granted with respect to the Senior Indebtedness or the Subordinated Debt, or the lien or priority of payment thereof, and in any instance wherein the Senior Indebtedness or any claim for the Senior Indebtedness is subordinated, avoided or disallowed, in whole or in part, under Title 11 of the United States Code (the “Bankruptcy Code”) or other applicable federal, foreign, state or local law. In the event of a proceeding, whether voluntary or involuntary, for insolvency, liquidation, reorganization, dissolution, bankruptcy or other similar proceeding pursuant to the Bankruptcy Code or other applicable federal, foreign, state or local law (each, a “Bankruptcy Proceeding”), the Senior Indebtedness shall include all interest accrued on the Senior Indebtedness, in accordance with and at the rates specified in the Senior Indebtedness, both for periods before and for periods after the commencement of any of such proceedings, even if the claim for such interest is not allowed pursuant to the Bankruptcy Code or other applicable law.

2. Each Party (as a lender of any Subordinated Debt) hereby agrees that until all Senior Indebtedness has been repaid in full in cash:

(a) Such Party shall not, without the prior written consent of the Required Senior Creditors (as defined in Section 7 hereof), which consent may be withheld or conditioned in the Required Senior Creditors’ sole discretion, commence, or join or participate in, any Enforcement Action (as defined in Section 7 hereof).

(b) In the event that (i) all or any portion of any Senior Indebtedness becomes due (whether at stated maturity, by acceleration or otherwise), (ii) any Event of Default under the Credit Agreement or any event of default under, and as defined in, any other Senior Indebtedness (or the documentation governing the same), then exists or would result from such payment on the Subordinated Debt (including, without limitation, pursuant to Section 9.13 of the Credit Agreement), (iii) such Party receives any payment or prepayment of principal, interest or any other amount, in whole or in part, of (or with respect to) the Subordinated Debt in violation of the terms of the Credit Agreement or any other Senior Indebtedness (or the documentation governing the same) or (iv) any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, is made of all or any part of the property, assets or business of Holdings or any of its Subsidiaries or the proceeds thereof, in whatever form, to any creditor or creditors of Holdings or any of its Subsidiaries or to any holder of indebtedness of Holdings or any of its Subsidiaries or by reason of any liquidation, dissolution or other winding up of Holdings, any of its Subsidiaries or their respective businesses, or of any receivership or custodianship for Holdings or any of its Subsidiaries or of all or substantially all of their respective property, or of any insolvency or bankruptcy proceedings or assignment for the benefit of creditors or any proceeding by or against Holdings or any of its Subsidiaries for any relief under any bankruptcy, reorganization or insolvency law or laws, federal, foreign, state or local, or any law, federal, foreign, state or local relating to the relief of debtors, readjustment of indebtedness, reorganization, composition or extension, then, and in any such event, any payment or distribution of any kind or character, whether in cash, property or securities which shall be payable or deliverable with respect to any or all of the Subordinated Debt or which has been received by any Party shall be held in trust by such Party for the benefit of the Senior Creditors and shall forthwith be paid or delivered directly to the Senior Creditors for application to the payment of the Senior Indebtedness (after giving effect to the relative priorities of such Senior Indebtedness) to the extent necessary to make payment in full in cash of all sums due under the Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution to the Senior Creditors. In any such event, the Senior Creditors may, but shall not be obligated to, demand, claim and collect any such payment or distribution that would, but for these subordination provisions, be payable or deliverable with respect to the Subordinated Debt. In the event of the occurrence of any event referred to in subclauses (i), (ii), (iii) or (iv) of the preceding sentence of this clause (b) above and until the Senior Indebtedness shall have been fully paid in cash and satisfied and all of the obligations of Holdings or any of its Subsidiaries to the Senior Creditors have been performed in full, no payment of any kind or character (whether in cash, property, securities or otherwise) shall be made to or accepted by any Party in respect of the Subordinated Debt. Notwithstanding anything to the contrary contained above, if one or more of the events referred to in subclauses (i) through (iv) of the first sentence of this clause (b) is in existence, the Required Senior Creditors may agree in writing that payments may be made with respect to the Subordinated Debt which would otherwise be prohibited pursuant to the provisions contained above, provided that any such waiver shall be specifically limited to the respective payment or payments which the Required Senior Creditors agree may be so paid to any Party in respect of the Subordinated Debt;

(c) If such Party shall acquire by indemnification, subrogation or otherwise, any lien, estate, right or other interest in any of the assets or properties of Holdings or any of its Subsidiaries, that lien, estate, right or other interest shall be subordinate in right of payment to the Senior Indebtedness and the lien of the Senior Indebtedness as provided herein, and such Party hereby waives any and all rights it may acquire by subrogation or otherwise to any lien of the Senior Indebtedness or any portion thereof until such time as all Senior Indebtedness has been repaid in full in cash;

(d) Such Party shall not pledge, assign, hypothecate, transfer, convey or sell any Subordinated Debt or any interest in any Subordinated Debt to any entity (other than in accordance with the relevant requirements of the Credit Agreement to a Credit Party which is a Party hereto) without the prior written consent of the Administrative Agent (with the prior written consent of the Required Senior Creditors);

(e) After request by the Administrative Agent or the Required Senior Creditors, such Party shall within ten (10) days furnish the Senior Creditors with a statement, duly acknowledged and certified setting forth the original principal amount of the notes evidencing the indebtedness of the Subordinated Debt, the unpaid principal balance, all accrued interest but unpaid interest and any other sums due and owing thereunder, the rate of interest, the monthly payments and that, to the best knowledge of such Party, there exists no defaults under the Subordinated Debt, or if any such defaults exist, specifying the defaults and the nature thereof;

(f) In any case commenced by or against Holdings or any of its Subsidiaries or under Chapter 11 of the Bankruptcy Code or any similar provision thereof, or any similar federal, foreign, state or local statute (a “Reorganization Proceeding”), to the extent permitted by applicable law, the Required Senior Creditors shall have the exclusive right to exercise any voting rights in respect of the claims of such Party against Holdings or any of its Subsidiaries;

(g) If, at any time, all or part of any payment with respect to Senior Indebtedness theretofore made (whether by Holdings, either Borrower or any other Person or enforcement of any right of setoff or otherwise) is rescinded or must otherwise be returned by the holders of Senior Indebtedness for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of Holdings, either Borrower or such other Persons), the subordination provisions set forth herein shall continue to be effective or be reinstated, as the case may be, all as though such payment had not been made;

(h) Such Party shall not object to the entry of any order or orders approving any cash collateral stipulations, adequate protection stipulations or similar stipulations executed by the Senior Creditors in any Reorganization Proceeding or any other proceeding under the Bankruptcy Code; and

(i) Such Party waives any marshalling rights with respect to the Senior Creditors in any Reorganization Proceeding or any other proceeding under the Bankruptcy Code.

3. Each Party hereby represents, warrants and covenants as follows:

(a) each Party hereby agrees to deliver a schedule setting forth all Intercompany Debt to the Administrative Agent within 10 days after any request by the Administrative Agent or the Required Senior Creditors (although any failure to deliver such a supplement shall have no effect whatsoever on the subordination provisions contained herein, which shall apply to all Subordinated Debt whether or not listed on said schedule); and

(b) each Party hereby covenants and agrees that it will not lend, hold or permit to exist any Intercompany Debt owed by it or to it (in accordance with the definition thereof contained herein) unless each obligee, or obligor, as the case may be, with respect to such Intercompany Debt is (or concurrently with such extension becomes) a Party to this Agreement.

4. Any payments made to, or received by, any Party in respect of any guaranty or security in support of the Subordinated Debt shall be subject to the terms of this Agreement and applied on the same basis as payments made directly by the obligor under such Subordinated Debt. To the extent that Holdings or any of its Subsidiaries (other than the respective obligor or obligors which are already Parties hereto) provides a guaranty or any security in support of any Subordinated Debt, the Party which is the lender of the respective Subordinated Debt will cause each such Person to become a Party hereto (if such Person is not already a Party hereto) not later than the date of the execution and delivery of the respective guarantee or security documentation, provided that any failure to comply with the foregoing requirements of this Section 4 will have no effect whatsoever on the subordination provisions contained herein (which shall apply to all payments received with respect to any guarantee or security for any Subordinated Debt, whether or not the Person furnishings such guarantee or security is a Party hereto).

5. Each Party hereby acknowledges and agrees that no payments will be accepted by it in respect of the Subordinated Debt (unless promptly turned over to the holders of Senior Indebtedness as contemplated by Section 2 above) to the extent such payments would be prohibited under any Senior Indebtedness (or the documentation governing the same).

6. In addition to the foregoing agreements, each Party hereby acknowledges and agrees that, with respect to all Intercompany Debt (to the extent not constituting Excluded Collateral) (whether or not same constitutes Subordinated Debt), that (x) such Intercompany Debt (and any promissory notes or other instruments evidencing same) may be pledged, and delivered for pledge, by Holdings or any of its Subsidiaries pursuant to any Security Document (as used herein, the term “Security Documents” shall have the meaning provided in the Credit Agreement and shall include any security documentation executed and delivered in connection with any replacement or refinancing Credit Agreement) to which Holdings or the respective such Subsidiary is, or at any time in the future becomes, a party and (y) with respect to all

Intercompany Debt so pledged, the Collateral Agent shall be entitled to exercise all rights and remedies with respect to such Intercompany Debt to the maximum extent provided in the various Security Documents (in accordance with the terms thereof and subject to the requirements of applicable law). Furthermore, with respect to all Intercompany Debt at any time owed to Holdings or any of its Subsidiaries which is a Credit Party, and notwithstanding anything to the contrary contained in the terms of such Intercompany Debt, each obligor (including any guarantor) and obligee with respect to such Intercompany Debt hereby agrees, for the benefit of the holders from time to time of the Senior Indebtedness, that the Administrative Agent or Collateral Agent may at any time, and from time to time, acting on its own or at the request of the Required Senior Creditors, accelerate the maturity of such Intercompany Debt if any obligor (including any guarantor) of such Intercompany Debt is (x) subject to any Bankruptcy Proceeding or (y) in default of any of its obligations pursuant to the Credit Agreement or any other Credit Document to which it is a party, which default pursuant to this clause (y) shall have continued unremedied for five (5) or more Business Days (in the case of any payment default) or for ten (10) or more Business Days after notice is received by the respective obligor (or guarantor) in the case of any non-payment default. Any such acceleration of the maturity of any Intercompany Debt shall be made by written notice by the Administrative Agent or Collateral Agent to the obligor on the respective Intercompany Debt; provided that no such notice shall be required (and the acceleration shall automatically occur) upon the occurrence of a Bankruptcy Proceeding with respect to the respective obligor (or any guarantor) of the respective Intercompany Debt or, in any case where a default of the type described in clause (y) has continued unremedied for the respective time period described therein, upon (or following) any acceleration of the maturity of any Loans pursuant to the Credit Agreement.

7. Definitions. As and in this Agreement, the terms set forth below shall have the respective meanings provided below:

“Credit Document Obligations Termination Date” shall mean the first date after the Initial Borrowing Date upon which all Commitments, Letters of Credit and Bank Guaranties under the Credit Agreement have terminated and all Credit Document Obligations have been paid in full in cash.

“Enforcement Action” shall mean any acceleration of all or any part of the Subordinated Debt, any foreclosure proceeding, the exercise of any power of sale, the obtaining of a receiver, the seeking of default interest, the suing on, or otherwise taking action to enforce the obligation of Holdings or any of its Subsidiaries to pay any amounts relating to any Subordinated Debt, the exercising of any banker’s lien or rights of set-off or recoupment, the institution of a Bankruptcy Proceeding against Holdings or any of its Subsidiaries, or the taking of any other enforcement action against any asset or Property of Holdings or its Subsidiaries.

“Obligation” shall mean any principal, interest, premium, penalties, fees, indemnities and other liabilities and obligations payable under the documentation governing any Indebtedness (including, without limitation, all interest after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided in the governing documentation, whether or not such interest is an allowed claim in such proceeding).

“Required Senior Creditors” shall mean (i) the Required Lenders (or, to the extent required by Section 13.12 of the Credit Agreement, each of the Lenders) at all times prior to the Credit Document Obligations Termination Date, and (ii) the holders of at least a majority of the outstanding Senior Indebtedness at all times after the Credit Document Obligations Termination Date and prior to the repayment in full, in cash, of all outstanding Obligations with respect to Senior Indebtedness.

“Senior Creditors” shall mean all holders from time to time of any Senior Indebtedness and shall include, without limitation, the Lender Creditors, the Hedging Creditors, the Existing Senior Noteholders, the New Senior Noteholders and the New 2010 Senior Noteholders.

“Senior Indebtedness” shall mean:

(i) all Obligations (including Obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, Fees and interest thereon) of each Credit Party (whether as obligor, guarantor or otherwise) to the Lender Creditors, now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement and all other Credit Documents to which it is at any time a party (including, without limitation, all such obligations and liabilities of each Credit Party under the Credit Agreement (if a party thereto) and under the Guaranties (if a party thereto) or under any other guarantee by it of obligations pursuant to the Credit Agreement) and the due performance and compliance by each Credit Party with the terms of each such Credit Document (all such obligations and liabilities under this clause (i) being herein collectively called the “Credit Document Obligations”);

(ii) all Obligations (including Obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of each Credit Party to the Hedging Creditors, now existing or hereafter incurred under, arising out of or in connection with any Interest Rate Protection Agreement or Other Hedging Agreement (including, without limitation, all such obligations and liabilities of such Credit Party under the Guaranties (if a party thereto) with respect thereto or under any other guarantee by it of obligations pursuant to any Interest Rate Protection Agreement or Other Hedging Agreement) and the due performance and compliance by each Credit Party with the terms of each such Interest Rate Protection Agreement and each Other Hedging Agreement (all such obligations and liabilities under this clause (ii) being herein collectively called the “Hedging Obligations”):

(iii) all Obligations (including Obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of each U.S. Credit Party to the Existing 2009 Senior Noteholders, now existing or hereafter incurred under, arising out of or in connection with any Existing 2009 Senior Notes Documents (including, without limitation, all such obligations and liabilities under any guarantees relating thereto) and the due performance and compliance by each U.S. Credit Party with the terms of each such Existing 2009 Senior Notes Document (all such obligations and liabilities under this clause (iii) being herein collectively called the “Existing 2009 Senior Note Obligations”);

(iv) all Obligations (including Obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of each U.S. Credit Party to the Existing 2013 Senior Noteholders, now existing or hereafter incurred under, arising out of or in connection with any Existing 2013 Senior Notes Document (including, without limitation, all such obligations and liabilities under any guarantees relating thereto) and the due performance and compliance by each U.S. Credit Party with the terms of each such Existing 2013 Senior Notes Document (all such obligations and liabilities under this clause (iv) being herein collectively called the “Existing 2013 Senior Note Obligations”):

(v) all Obligations (including Obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of each U.S. Credit Party to the New Senior Noteholders, now existing or hereafter incurred under, arising out of or in connection with any New Senior Notes Documents (including, without limitation, all such obligations and liabilities under any guarantees relating thereto) and the due performance and compliance by each U.S. Credit Party with the terms of each such New Senior Notes Document (all such obligations and liabilities under this clause (v) being herein collectively called the “New Senior Note Obligations”); and

(vi) all Obligations (including Obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of each U.S. Credit Party to the New 2010 Senior Noteholders, now existing or hereafter incurred under, arising out of or in connection with any New 2010 Senior Notes Documents (including, without limitation, all such obligations and liabilities under any guarantees relating thereto) and the due performance and compliance by each such U.S. Credit Party with the terms of each such New 2010 Senior Notes Document (all such obligations and liabilities under this clause (vi) being herein collectively called the “New 2010 Senior Note Obligations”).

“Subordinated Debt” shall mean the principal of, interest on, and all other amounts owing from time to time in respect of all Intercompany Debt (including, without limitation, pursuant to guarantees thereof or security therefor and intercompany payables not evidenced by a note) at any time outstanding, provided that Subordinated Debt shall not include any Intercompany Debt which is (1) owed by any Person to the U.S. Borrower, (2) owed by any Person (other than the U.S. Borrower) to the Bermuda Borrower, (3) owed by a Bermuda Partnership Shareholder to any other Credit Party that is not a Bermuda Partnership Shareholder, (4) owed by any Person that is not a Credit Party to any Person, (5) owed by any Foreign Credit Party to any U.S. Credit Party (other than a Bermuda Partnership Shareholder) and (6) owed by any Foreign Credit Party that is not a Qualified Non-U.S Obligor to any Qualified Non-U.S. Obligor.

8. Each Party agrees to be fully bound by all terms and provisions contained in this Agreement, both with respect to any Subordinated Debt (including any guarantees thereof and security therefor) owed to it, and with respect to all Subordinated Debt (including all guarantees thereof and security therefor) owing by it.

9. It is understood and agreed that any Subsidiary of Holdings that is required to execute a counterpart of this Agreement after the date hereof pursuant to the requirements of the Credit Agreement or any other Senior Indebtedness shall become a Party hereunder by executing a counterpart hereof (or an assumption agreement in form and substance satisfactory to this Collateral Agent) and delivering same to the Collateral Agent.

10. No failure or delay on the part of any party hereto or any holder of Senior Indebtedness in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.

11. Each Party hereto acknowledges that to the extent that no adequate remedy at law exists for breach of its obligations under this Agreement, in the event any Party fails to comply with its obligations hereunder, the Collateral Agent, the Administrative Agent or the holders of Senior Indebtedness shall have the right to obtain specific performance of the obligations of such defaulting Party, injunctive relief or such other equitable relief as may be available.

12. Any notice to be given under this Agreement shall be in writing and shall be sent in accordance with the provisions of the Credit Agreement.

13. In the event of any conflict between the provisions of this Agreement and the provisions of the Subordinated Debt, the provisions of this Agreement shall prevail.

14. No person other than the parties hereto, the Senior Creditors from time to time and their successors and assigns as holders of the Senior Indebtedness and the Subordinated Debt shall have any rights under this Agreement.

15. This Agreement may be executed in any number of counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

16. No amendment, supplement, modification, waiver or termination of this Agreement shall be effective against a party against whom the enforcement of such amendment, supplement, modification, waiver or termination would be asserted, unless such amendment, supplement, modification, waiver or termination was made in a writing signed by such party, provided that amendments hereto shall be effective as against the Senior Creditors if executed and delivered by the Required Senior Creditors at such time.

17. In case any one or more of the provisions confined in this Agreement, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein, and any other application thereof, shall not in any way be affected or impaired thereby.

18.(a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(b) Any legal action or proceeding with respect to this Agreement or any other Credit Document to which any Party is a party may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York in each case which are located in the City of New York, and, by execution and delivery of this Agreement, each Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Party hereby further irrevocably waives any claim that any such court lacks personal jurisdiction over such Party, and agrees not to plead or claim in any legal action or proceeding with respect to this Agreement or any other Credit Document to which such Party is a party brought in any of the aforesaid courts that any such court lacks personal jurisdiction over such Party. Each Party further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Party at its address set forth opposite is signature below, such service to become effective 30 days after such mailing. Each Party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document to which such Party is a party that such service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any of the Creditors to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against each Party in any other jurisdiction.

(c) EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT TO WHICH IT IS A PARTY BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (b) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(d) EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT TO WHICH IT IS A PARTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

19. This Agreement shall bind and inure to the benefit of the Collateral Agent, the Senior Creditors and each Party and their respective successors, permitted transferees and assigns.

IN WITNESS WHEREOF, the parties (other than with respect to the Parties organized under the laws of the Hong Kong Special Administrative Region of the People’s Republic of China (the “HK Parties”)) have duly executed this Agreement as of the day and year first above written.

IN WITNESS WHEREOF, this Agreement has been signed, sealed and delivered by the duly authorized officers of the HK Parties as of the day and year first above written.

DHM HOLDING COMPANY, INC.

By:	/s/ Richard Dahl
Title: Vice President

DOLE FOOD COMPANY, INC.

By:	/s/ Richard Dahl
Title: Vice President

CALAZO CORPORATION

By:	/s/ Richard Dahl
Title: Vice President

AG 1970, INC.

By:	/s/ Richard Dahl
Title: Vice President

AG 1971, INC.

By:	/s/ Richard Dahl
Title: Vice President

AG 1972, INC.

By:	/s/ Richard Dahl
Title: Vice President

ALYSSUM CORPORATION

By:	/s/ Richard Dahl
Title: Vice President

BARCLAY HOLLANDER CORPORATION

By:	/s/ Richard Dahl
Title: Vice President

BUD ANTLE, INC.

By:	/s/ Richard Dahl
Title: Vice President

CALICAHOMES, INC.

By:	/s/ Richard Dahl
Title: Vice President

CALIFORNIA POLARIS, INC.

By:	/s/ Richard Dahl
Title: Vice President

DOLE ABPIK, INC.

By:	/s/ Richard Dahl
Title: Vice President

DOLE ARIZONA DRIED FRUIT AND NUT COMPANY

By:	/s/ Richard Dahl
Title: Vice President

DOLE CARROT COMPANY

By:	/s/ Richard Dahl
Title: Vice President

DOLE CITRUS

By:	/s/ Richard Dahl
Title: Vice President

DOLE DF&N, INC.

By:	/s/ Richard Dahl
Title: Vice President

DOLE DRIED FRUIT AND NUT COMPANY, A CALIFORNIA GENERAL PARTNERSHIP

By:	/s/ Richard Dahl
Title: Vice President

DOLE FARMING, INC.

By:	/s/ Richard Dahl
Title: Vice President

DOLE FRESH VEGETABLES, INC.

By:	/s/ Richard Dahl
Title: Vice President

DOLE ORLAND, INC.

By:	/s/ Richard Dahl
Title: Vice President

DOLE VISAGE, INC.

By:	/s/ Richard Dahl
Title: Vice President

E. T. WALL COMPANY

By:	/s/ Richard Dahl
Title: Vice President

EARLIBEST ORANGE ASSOCIATION, INC.

By:	/s/ Richard Dahl
Title: Vice President

FALLBROOK CITRUS COMPANY, INC.

By:	/s/ Richard Dahl
Title: Vice President

LINDERO HEADQUARTERS COMPANY, INC.

By:	/s/ Richard Dahl
Title: Vice President

LINDERO PROPERTY, INC.

By:	/s/ Richard Dahl
Title: Vice President

OCEANVIEW PRODUCE COMPANY

By:	/s/ Richard Dahl
Title: Vice President

PRAIRIE VISTA, INC.

By:	/s/ Richard Dahl
Title: Vice President

ROYAL PACKING CO.

By:	/s/ Richard Dahl
Title: Vice President

VELTMAN TERMINAL CO.

By:	/s/ Richard Dahl
Title: Vice President

BANANERA ANTILLANA (COLOMBIA), INC.

By:	/s/ Richard Dahl
Title: Vice President

CLOVIS CITRUS ASSOCIATION

By:	/s/ Richard Dahl
Title: Vice President

DELPHINIUM CORPORATION

By:	/s/ Richard Dahl
Title: Vice President

DOLE EUROPE COMPANY

By:	/s/ Richard Dahl
Title: Vice President

DOLE FOODS FLIGHT OPERATIONS, INC.

By:	/s/ Richard Dahl
Title: Vice President

DOLE FRESH FLOWERS, INC.

By:	/s/ Richard Dahl
Title: Vice President

DOLE NORTHWEST, INC.

By:	/s/ Richard Dahl
Title: Vice President

DOLE SUNFRESH EXPRESS, INC.

By:	/s/ Richard Dahl
Title: Vice President

STANDARD FRUIT AND STEAMSHIP COMPANY

By:	/s/ Richard Dahl
Title: Vice President

STANDARD FRUIT COMPANY

By:	/s/ Richard Dahl
Title: Vice President

SUN COUNTRY PRODUCE, INC.

By:	/s/ Richard Dahl
Title: Vice President

WEST FOODS, INC.

By:	/s/ Richard Dahl
Title: Vice President

COOL ADVANTAGE, INC.

By:	/s/ Richard Dahl
Title: Vice President

COOL CARE, INC.

By:	/s/ Richard Dahl
Title: Vice President

FLOWERNET, INC.

By:	/s/ Richard Dahl
Title: Vice President

SAW GRASS TRANSPORT, INC.

By:	/s/ Richard Dahl
Title: Vice President

BLUE ANTHURIUM, INC.

By:	/s/ Richard Dahl
Title: Vice President

CERULEAN, INC.

By:	/s/ Richard Dahl
Title: Vice President

DOLE DIVERSIFIED, INC.

By:	/s/ Richard Dahl
Title: Vice President

DOLE LAND COMPANY, INC.

By:	/s/ Richard Dahl
Title: Vice President

DOLE PACKAGED FOODS CORPORATION

By:	/s/ Richard Dahl
Title: Vice President

LA PETITE D’AGEN, INC.

By:	/s/ Richard Dahl
Title: Vice President

M K DEVELOPMENT, INC.

By:	/s/ Richard Dahl
Title: Vice President

MALAGA COMPANY, INC.

By:	/s/ Richard Dahl
Title: Vice President:

MUSCAT, INC.

By:	/s/ Richard Dahl
Title: Vice President

OAHU TRANSPORT COMPANY, LIMITED

By:	/s/ Richard Dahl
Title: Vice President

WAHIAWA WATER COMPANY, INC.

By:	/s/ Richard Dahl
Title: Vice President

WAIALUA SUGAR COMPANY, INC.

By:	/s/ Richard Dahl
Title: Vice President

ZANTE CURRANT, INC.

By:	/s/ Richard Dahl
Title: Vice President:

DIVERSIFIED IMPORTS CO.

By:	/s/ Richard Dahl
Title: Vice President

DOLE ASSETS, INC.

By:	/s/ Richard Dahl
Title: Vice President

DOLE FRESH FRUIT COMPANY

By:	/s/ Richard Dahl
Title: Vice President

DOLE HOLDINGS, INC.

By:	/s/ Richard Dahl
Title: Vice President

DOLE LOGISTICS SERVICES, INC.

By:	/s/ Richard Dahl
Title: Vice President

DOLE OCEAN CARGO EXPRESS, INC.

By:	/s/ Richard Dahl
Title: Vice President

DOLE OCEAN LINER EXPRESS, INC.

By:	/s/ Richard Dahl
Title: Vice President

RENAISSANCE CAPITAL CORPORATION

By:	/s/ Richard Dahl
Title: Vice President

SUN GIANT, INC.

By:	/s/ Richard Dahl
Title: Vice President

DNW SERVICES COMPANY

By:	/s/ Richard Dahl
Title: Vice President

PACIFIC COAST TRUCK COMPANY

By:	/s/ Richard Dahl
Title: Vice President

PAN-ALASKA FISHERIES, INC.

By:	/s/ Richard Dahl
Title: Vice President

THE IKON CORPORATION

By:	/s/ Richard Dahl
Title: Vice President

STANDARD FRUIT, S.A. (ARGENTINA)

By	/s/ Pablo Pinnel
Title: Presidente

DOLE PACIFIC GENERAL SERVICES, LTD.

By	/s/ C. Michael Carter
Title: Vice President

TRANSTRADING OVERSEAS, LTD

By	/s/ C. Michael Carter
Title: Vice President

VERENIGDE BANANEN HANDELAREN N.V.

By	/s/ J.C. Julliard
Title: Executive Director

AGOURA LIMITED

By	/s/ Timothy C. Faries
Title: Director

By	/s/ C. Marc Wetherhill
Title: Director

ASHFORD COMPANY, LTD.

By	/s/ Timothy C. Faries
Title: Director

By	/s/ C. Marc Wetherhill
Title: Authorised Signature

BALTIME LIMITED

By	/s/ Timothy C. Faries
Title: Authorised Signature

By	/s/ C. Marc Wetherhill
Title: Authorised Signature

CAMARILLO, LIMITED

By	/s/ Timothy C. Faries
Title: Director

By	/s/ C. Marc Wetherhill
Title: Director

DOLE ASIA, LTD.

By	/s/ Timothy C. Faries
Title: Director

By	/s/ C. Marc Wetherhill
Title: Director

DOLE FOREIGN HOLDINGS, LTD.

By	/s/ Timothy C. Faries
Title: Authorised Signature

By	/s/ C. Marc Wetherhill
Title: Authorised Signature

DOLE INTERNATIONAL, LTD.

By	/s/ Timothy C. Faries
Title: Director

By	/s/ C. Marc Wetherhill
Title: Director

DOLE NEW ZEALAND LTD.

By	/s/ Timothy C. Faries
Title: Director

By	/s/ C. Marc Wetherhill
Title: Director

INTERFRUIT COMPANY, LIMITED

By	/s/ Timothy C. Faries
Title: Director

By	/s/ C. Marc Wetherhill
Title: Director

MAHELE, LIMITED

By	/s/ Timothy C. Faries
Title: Director

By	/s/ C. Marc Wetherhill
Title: Director

MENDOCINO LIMITED

By	/s/ Timothy C. Faries
Title: Director

By	/s/ C. Marc Wetherhill
Title: Director

REFERSHIP MARINE SERVICES, LTD

By	/s/ Timothy C. Faries
Title: Director

By	/s/ C. Marc Wetherhill
Title: Director

FLORAMERICA INVESTMENTS LTD.

By	/s/ Timothy C. Faries
Title: Director

By	/s/ C. Marc Wetherhill
Title: Director

SOLAMERICA, LTD.

By	/s/ Timothy C. Faries
Title: Director

By	/s/ C. Marc Wetherhill
Title: Director

SOLVEST, LTD.

By	/s/ Timothy C. Faries
Title: Director

By	/s/ C. Marc Wetherhill
Title: Director

STANDARD FRUIT COMPANY (BERMUDA) LIMITED

By	/s/ Timothy C. Faries
Title: Director

By	/s/ C. Marc Wetherhill
Title: Director

DOLE BRASIL, LTDA

By	/s/ Luiz César Aguirre D’ Ottaviano
Title: Attorney-in-fact of the partners

BANAPLUS INCORPORATED

By	/s/ Stephen L. Bowman
Title: Authorized Representative

NEWENT TRADING, INC.

By	/s/ Jaime Mora S.
Title: President

NOIR VENTURES CORP.

By	/s/ Juan Salazar
Title: Attorney in Fact

NORWICK TECHNOLOGIES CORP.

By	/s/ Juan Salazar
Title: Attorney in Fact

OPAL RESOURCES, LTD.

By	/s/ Jamie Mora S.
Title: President

RIVERWOOD MANAGEMENT COMPANY INC.

By	/s/ Juan Salazar
Title: Attorney in Fact

ALTALANOS TECHNOLOGY, INC.

By	/s/ Juan Salazar
Title: Attorney in Fact

BLUEWATER INDUSTRIES LIMITED

By	/s/ Juan Salazar
Title: Attorney in Fact

BOGOR CAPITAL LIMITED

By	/s/ Juan Salazar
Title: Attorney in Fact

BROOK INVESTMENT LIMITED

By	/s/ Edgar Duque Lesmes
Title: Authorized Representatives

CARDANZ TECHNOLOGIES CORP.

By	/s/ Juan Salazar
Title: Attorney in Fact

JOROKO INTERTRADE LTD.

By	/s/ Juan Salazar
Title: Attorney in Fact

ASPEN INTERNATIONAL, INC.

By	/s/ Jaime Mora S.
Title: President

INVERSIONES COMERTEX, S.A.

By	/s/ Jaime Mora S.
Title: President

LIVERPOOL INTERNATIONAL, S.A.

By	/s/ Jaime Mora S.
Title: President

MARSELLA INTERNATIONAL, CORP.

By	/s/ Jaime Mora S.
Title: President

MILANO TRADING CORPORATION

By	/s/ Jaime Mora S.
Title: President

MONACO INVESTMENT CORP.

By	/s/ Jaime Mora S.
Title: President

POLAR TRADING CORP.

By	/s/ Jaime Mora S.
Title: President

DOLE FOODS OF CANADA LTD.

By	/s/ Robert Castagner
Title: Vice-President

AGRICOLA CALIFORNIA LIMITADA

By	/s/ Jonathan Y. Bass
Title: Representative

AGRICOLA PENCAHUE LIMITADA

By	/s/ Jonathan Y. Bass
Title: Representative

AGRICOLA PUNITAQUI LIMITADA

By	/s/ Jonathan Y. Bass
Title: Representative

AGRICOLA RAUQUEN LIMITADA

By	/s/ Jonathan Y. Bass
Title: Representative

CARTONES SAN FERNANDO S.A.

By	/s/ Jonathan Y. Bass
Title: Representative

DOLE CHILE S.A.

By	/s/ Jonathan Y. Bass
Title: Representative

DOLE THOMSEN S.A.

By	/s/ Jonathan Y. Bass
Title: Representative

EMBALAJES STANDARD S.A.

By	/s/ Jonathan Y. Bass
Title: Representative

INVERSIONES DEL PACIFICO S.A.

By	/s/ Jonathan Y. Bass
Title: Representative

SHANGHAI DOLE FOOD CO., LTD.

By	/s/ Chan Yuen Yi
Title: Director

QINGDAO DOLE FOOD CO., LTD.

By	/s/ Chan Yuen Yi
Title: Director

AGRICOLA EUFEMIA LTDA.

By	/s/ Luis Fernando Diaz Diaz
Title: Subgerente General

AGROPECUARIA SAN GABRIEL LTDA.

By	/s/ Luis Fernando Diaz Diaz
Title: Subgerente General

AGROPECUARIA SAN PEDRO LTDA.

By	/s/ Luis Fernando Diaz Diaz
Title: SubGerente General

BANA LTDA.

By	/s/ Guillermo Sierra Pinto
Title: Gerente

COMPANIA EXPORTADORA DE PRODUCTOS AGRICOLAS S.C.A.

By	/s/ Guillermo Sierra Pinto
Title: Gerente Socio Gestor

INVERSIONES ORIHUECA LTDA.

By	/s/ Luis Fernando Diaz Diaz
Title: Primer Suplente del Representante Legal

SERVICIOS TECNICOS BANANEROS LTDA.

By	/s/ Luis Fernando Diaz Diaz
Title: Suplente del Gerente

C.I. AGRICOLA EL CASTILLO LTDA.

By	/s/ Jorge Eliécer Hernández Benítez
Title: Segundo Suplente del Gerente

C.I. AGRICOLA GUACARI LTDA.

By	/s/ Lucia Taborda Giraldo
Title: Primer Suplente del Gerente

AMERICAFLOR LTDA.

By	/s/ Luis Jorge López Barrera
Title: Gerente

C.I. COLOMBIAN CARNATIONS LTDA.

By	/s/ Lucía Taborda Giraldo
Title: Primer Suplente del Gerente

C.I. COMERCIALIZADORA CARIBBEAN LTDA.

By	/s/ Lucía Taborda Giraldo
Title: Tercer Suplente del Gerente

C.I. CULTIVOS DEL CARIBE LTDA.

By	/s/ Lucía Taborda Giraldo
Title: Tercer Suplente del Gerente

C.I. CULTIVOS SAN NICOLAS LTDA.

By	/s/ Lucía Taborda Giraldo
Title: Tercer Suplente del Gerente

C.I. FLORAMERICA LTDA.

By	/s/ Lucía Taborda Giraldo
Title: Tercer Suplente del Gerente

C.I. FLORES ALTAMIRA LTDA.

By	/s/ Julio Enrique Amador Gutierrez
Title: Segundo Suplente del Gerente

C.I. FLORES DE EXPORTACION LTDA.

By	/s/ Lucia Taborda Giraldo
Title: Primer Suplente del Gerente

C.I. FLORES LA FRAGANCIA LTDA.

By	/s/ Lucia Taborda Giraldo
Title: Tercer Suplente del Gerente

C.I. FLORES LAS PALMAS LTDA.

By	/s/ Lucia Taborda Giraldo
Title: Primer Suplente del Gerente

C.I. FLORES PRIMAVERA LTDA.

By	/s/ Julio Enrique Amador Gutiérrez
Title: Primer Suplente del Gerente

FLORES SAN JOAQUIN LTDA.

By	/s/ Jorge Eliécer Hernando Benitez
Title: Primer Suplente del Gerente

C.I. JARDINES DE COLOMBIA LTDA.

By	/s/ Lucia Taborda Giraldo
Title: Tercer Suplente del Gerente

C.I. JARDINES DEL VALLE LTDA.

By	/s/ José Vicente Medina Orjuela
Title: Segundo Suplente del Gerente

C.I. OLYMPIA FLOWERS LTDA.

By	/s/ José Vicente Medina Orjuela
Title: Segundo Suplente del Gerente

C.I. PORCELAIN FLOWERS LTDA.

By	/s/ Lucia Taborda Giraldo
Title: Primer Suplente del Gerente

C.I. SANTA MONICA FLOWERS LTDA.

By	/s/ Lucia Taborda Giraldo
Title: Primer Suplente del Gerente

C.I. SPLENDOR FLOWERS LTDA.

By	/s/ Lucia Taborda Giraldo
Title: Tercer Suplente del Gerente

TENICAS BALTIME DE COLOMBIA S.A.

By	/s/ Luis Fernando Diaz Diaz
Title: Subgerente General

AERO-FUMIGACION CENTROAMERICANA S.A.

By	/s/ Peter Gilmore
Title: President

AGROINDUSTRIAL PINAS DEL BOSQUE S.A.

By	/s/ Peter Gilmore
Title: President

AGROPECUARIA RIO JIMENEZ S.A.

By	/s/ Peter Gilmore
Title: President

ALMACENES ATALANTA S.A.

By	/s/ Peter Gilmore
Title: President

ALPPHA SIDERAL S.A.

By	/s/ Peter Gilmore
Title: President

BANANERA EL PORVENIR S.A.

By	/s/ Peter Gilmore
Title: President

BANANERA LA PAZ, S.A.

By	/s/ Peter Gilmore
Title: President

COMPANIA BANANERA DEBA S.A.

By	/s/ Peter Gilmore
Title: President

COMPANIA BANANERA DEL SAN RAFAEL S.A.

By	/s/ Peter Gilmore
Title: President

COMPANIA BANANERA EL ENCANTO S.A.

By	/s/ Peter Gilmore
Title: President

COMPANIA FINANCIERA DE COSTA RICA S.A.

By	/s/ Peter Gilmore
Title: President

COMPANIA FRUTOS DE LA TIERRA S.A.

By	/s/ Peter Gilmore
Title: President

COMERCIALIZADORA E IMPORTADORA VINA DEL MAR S.A.

By	/s/ Peter Gilmore
Title: President

DESARROLLO BANANERO LA ESPERANZA S.A.

By	/s/ Peter Gilmore
Title: President

DESARROLLO MELONERO DEL GOLFO, S.A.

By	/s/ Peter Gilmore
Title: President

DIVERSIFICADOS DE COSTA RICA DICORI, S.A.

By	/s/ Peter Gilmore
Title: President

ESTIBADORES GOLFITENOS, S.A.

By	/s/ Peter Gilmore
Title: President

ESTIBADORES DEL TROPICO, S.A.

By	/s/ Peter Gilmore
Title: President

HACIENDA LA ROSALIA S.A.

By	/s/ Peter Gilmore
Title: Agent

LA PERLA S.A.

By	/s/ Peter Gilmore
Title: President

ROXANA FARMS S.A.

By	/s/ Peter Gilmore
Title: President

SERVICIOS ADUANALES BANADOLE, S.A.

By	/s/ Peter Gilmore
Title: President

STANDARD FRUIT COMPANY DE COSTA RICA, S.A.

By	/s/ Peter Gilmore
Title: President

DOLE SHARED SERVICES LIMITADA

By	/s/ Stephen L. Bowman
Title: Manager

ACTIVIDADES AGRICOLAS S.A. (AGRISA)

By	/s/ Richard Dahl
Title: Authorized Signatory

BANANACORP S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

BANCUBER S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

BRUNETTI S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

COMPANIA NAVIERA AGMARESA, S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

FRIOCONT S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

FRUTBAN S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

GRANELCONT S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

GUAYAMI S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

MEGABANANA S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

MODUMOLL S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

NAPORTEC S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

PRODUCTOS DEL LITORAL S.A. (PROLISA)

By	/s/ Richard Dahl
Title: Authorized Signatory

REDAMAWAL S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

SIEMBRANUEVA S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

FLORES MITAD DEL MUNDO LTDA.

By	/s/ Richard Dahl
Title: Authorized Signatory

TALLAN, TALLERES Y LLANTAS S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

TECNIELEC TECNICOS Y ELECTRICITAS S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

PORMAR TRANSPORTES POR MAR S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

UBESAIR, S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

UNION DE BANANEROS ECUATORIANOS, S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

COMERCIAL INDUSTRIAL ECUATORIANA, S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

PRODUCTORA CARTONERA, S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

ZANPOTI, S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

TINADI S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

AGROVERDE S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

SOCIEDAD AGROPECUARIA PIMOCHA C.A. (SAPICA)

By	/s/ Richard Dahl
Title: Authorized Signatory

BETINO S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

PEMATIN S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

PESCASEROLI S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

PROPOLISA, S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

DOLE EUROPE SAS

By	/s/ William Francis Feeney
Title: Authorized Signatory

DOLE FRANCE SAS

By	/s/ B. Galland
Title: President

DOLE PACKAGED FOODS EUROPE SAS

By	/s/ Erwin van Gelder
Title: General Manager

SOLEIL HOLDING FRANCE SA

By	/s/ C. Gouthiere
Title: President

DOLE DEUTSCHLAND BETEILIGUNGSGESELLSCHAFT MBH

By	/s/ William Francis Feeney
Title: Authorized Signatory

DOLE DEUTSCHLAND GMBH

By	/s/ William Francis Feeney
Title: Authorized Signatory

DOLE FRESH FRUIT EUROPE OHG

By	/s/ Michael J. Cavallero
Title: Authorized Signatory

PAUL KEMPOWSKI GMBH & CO. KG

By	/s/ William Francis Feeney
Title: Authorized Signatory

DOLE FRESH FRUIT HELLAS

By	/s/ J.C. Juilliard
Title: President

ENERGUA, S.A.

By	/s/ Richard Dahl
Title: Authorized Representative

SERVICIOS TECNICIOS PORTUARIOS, S.A.

By	/s/ Richard Dahl
Title: Authorized Representative

STANDARD FRUIT DE GUATEMALA, S.A.

By	/s/ Richard Dahl
Title: Authorized Representative

AGRICOLA SANTA INES, S.A.

By	/s/ Richard J. Dahl
Title: Authorized Signatory

AGROINDUSTRIA DEL CARIBE, S.A.

By	/s/ Richard J. Dahl
Title: Authorized Signatory

AGROINDUSTRIAL ALMA VERDE, S.A

By	/s/ Richard Dahl
Title: Authorized Signatory

BANANERA RIO MAME, S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

BIENES Y SERVICIOS S DE R L DE CV

By	/s/ Richard J. Dahl
Title: Authorized Signatory

BIENES Y VALORES, S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

COMPANIA AGRICOLA EL PROGRESO, S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

COMPANIA AGRICOLA INDUSTRIAL CEIBENA, SA

By	/s/ Richard Dahl
Title: Authorized Signatory

COMPANIA AGRICOLA MAZAPAN, S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

COMPANIA AGROPECUARIA EL PORVENIR, S.A.

By	/s/ Richard J. Dahl
Title: Authorized Signatory

CLINICAS MEDICAS DEL AGUAN, S.A.

By	/s/ Richard J. Dahl
Title: Authorized Signatory

COORDINADORA DE SERVICIOS DE TRANSPORTE, SA

By	/s/ Richard Dahl
Title: Authorized Signatory

DESARROLLOS URBANOS LA CEIBA, S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

DISTRIBUIDORA DE PRODUCTOS DIVERSOS, S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

ENERGUA S.A. SUCURSAL HONDURAS

By	/s/ Richard Dahl
Title: Authorized Signatory

EQUIPO PESADO S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

FABRICA DE MANTECA & JABON ATLANTIDA, S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

HOSPITAL COYOLES, S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

COMPANIA INVERSIONES MEDICAS NACIONALE S.A.

By	/s/ Richard J. Dahl
Title: Authorized Signatory

INVERSIONES Y VALORES DE MONTECRISTO, S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

LABORATORIOS Y SERVICIOS DE MERISTEMOS, S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

MANUFACTURAS DE CARTON, S.A.

By	/s/ Richard J. Dahl
Title: Authorized Signatory

MULTISERVICIOS, S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

PINA ANTILLANA, S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

PLASTICOS, S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

PRODUCTORA AGRICOLA DE ATLANTIDA, S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

SERVICIOS E INVESTIGACIONES AEREAS, SA

By	/s/ Richard Dahl
Title: Authorized Signatory

SERVICIOS HONDURENOS DE AGRICULTURA Y RECURSOS

By	/s/ Richard Dahl
Title: Authorized Signatory

SOGAS, S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

STANDARD FRUIT DE HONDURAS, S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

VIGILANCIA Y SEGIRIDAD, S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

CASTLE & COOKE WORLDWIDE LIMITED

By	/s/ James Prideaux
Title: Director

By	/s/ Fong Wing Cheung
Title: Director

DOLE CHINA LIMITED

By	/s/ James Prideaux
Title: Director

By	/s/ Sze Chi Kwan Stanley
Title: Director

DOLE HONG KONG LIMITED

By	/s/ Fong Wing Cheung
Title: Director

By	/s/ Tang Fung Lim
Title: Director

DOLE ITALIA S.P.A.

By	/s/ Patrizio Tumietto
Title: Director

FRATELLI ISELLA S.r.l.

By	/s/ Ferruccio Isella
Title: Chairman

LA FIORITA S.r.l.

By	/s/ Franco Barghini
Title: Sole Director

MAGAZZINI FRIGORIFERI SANTA PALOMBA S.P.A.

By	/s/ Patrizio Tumietto
Title: Director

TROPICAL SHIPPING ITALIANA, T.S.I. S.P.A.

By	/s/ Luigi Gallo
Title: President of the Board of Directors

KABUSHIKI KAISHA DOLE

By	/s/ Tatsuo Horiuchi
Title: Director

DFC FOODS, INC.

By	/s/ Emmanuel Q. Javellana
Title: Director

DOLE KOREA, LTD.

By	/s/ Emmanuel Q. Javellana
Title: Representative & Managing Director

DOLE FRESH FRUIT INTERNATIONAL LIMITED

By	/s/ Timothy C. Faries
Title: Director

By	/s/ C. Marc Wetherhill
Title: Director

TROPICAL NAVIGATION (MALTA) LIMITED

By	/s/ Richard Harrah
Title: Authorized Representative

DOLE SHANGHAI CO., LIMITED

By	/s/ Jennifer A. Wiegleb
Title: Director

COMERCIALIZACIONES SUNMEX MEXICANA, S.A. DE C.V.

By	/s/ Alvaro Anaya
Title: Authorized Representative

MEXICOTEC, S.A. DE C.V.

By	/s/ Stephen L. Bowman
Title: Authorized Representative

FLORES LUCITANIA, S. DE R.L. DE C.V.

By	/s/ Alvaro Anaya
Title: Authorized Representative

DOLE EUROPE BV

By	/s/ William Francis Feeney
Title: Authorized Representative

DOLE HOLLAND BV

By	/s/ Erwin van Gelder
Title: Director

INTEROCEAN FINANCIAL MANAGEMENT CORPORATION

By	/s/ Juan Salazar
Title: President

INVERSIONISTA FORTUNA, S.A.

By	/s/ Robert Elías Batista Solís
Title: President

INVERSIONISTA ZARATI, S.A.

By	/s/ Irene Arias de Alemán
Title: President

BENVUE INTERNATIONAL, INC.

By	/s/ Rodrigo Hernández
Title: President

BLOCK INVESTMENTS, INC.

By	/s/ Roberto Elías Batista Solís
Title: President

DOLE AVIATION, INC.

By	/s/ Stephen L. Bowman
Title: Authorized Representative

DOLE FRESH FRUIT INTERNATIONAL, INC.

By	/s/ Stephen L. Bowman
Title: Authorized Representative

OPERACIONES TROPICALES, S.A.

By	/s/ Stephen L. Bowman
Title: Authorized Representative

PRELL CORPORATION

By	/s/ Armando Aparicio
Title: President

SINGLE TREE CORPORATION

By	/s/ Beth Potillo
Title: Authorized Representative

COMERCIAL AGROFLOR, S. DE R.L.

By	/s/ Jamie Mora S.
Title: Administrator

By	/s/ Juan Salazar
Title: Administrator

DELTA TREE ENTERPRISES, S. DE R.L.

By	/s/ Jamie Mora S.
Title: Administrator

By	/s/ Juan Salazar
Title: Administrator

FLOWER INTERNATIONAL, S. DE R.L.

By	/s/ Jamie Mora S.
Title: Administrator

By	/s/ Juan Salazar
Title: Administrator

GALANA INTERNACIONAL, S. DE R.L.

By	/s/ Jamie Mora S.
Title: Administrator

By	/s/ Juan Salazar
Title: Administrator

IMPORTADORA Y EXPORTADORA NOPAL, S. DE R.L.

By	/s/ Jamie Mora S.
Title: Administrator

By	/s/ Juan Salazar
Title: Administrator

IMPORTADORA Y EXPORTADORA ROVEGO, S. DE R.L.

By	/s/ Jamie Mora S.
Title: Administrator

By	/s/ Juan Salazar
Title: Administrator

INVERSIONES CROWN, S. DE R.L.

By	/s/ Jamie Mora S.
Title: Administrator

By	/s/ Juan Salazar
Title: Administrator

INVERSIONES FLORICOLA S. DE R.L.

By	/s/ Jamie Mora S.
Title: Administrator

By	/s/ Juan Salazar
Title: Administrator

NICOLLE INTERNATIONAL, S. DE R.L.

By	/s/ Jamie Mora S.
Title: Administrator

By	/s/ Juan Salazar
Title: Administrator

PEYTON FLOWERS, S. DE R.L.

By	/s/ Jamie Mora S.
Title: Administrator

By	/s/ Juan Salazar
Title: Administrator

TRIPLEJAY INVESTMENT CORP., S.A.

By	/s/ Jamie Mora S.
Title: Administrator

By	/s/ Juan Salazar
Title: Administrator

COPDEBAN S.A.C.

By	/s/ Ivan Wong
Title: General Manager

DOLE PHILIPPINES, INC.

By	/s/ Paul S. Cuyegkeng
Title: President

DOLE POLAND SP. ZO.O.

By	/s/ Genevieve Kelly
Title: Authorized Signatory

DOLE SOUTH AFRICA LTD

By	/s/ William Francis Fenney
Title: Authorized Signatory

FRUIT CARE SERVICES

By	/s/ William Francis Fenney
Title: Authorized Signatory

DOLE COMERCIALIZATION

By	/s/ William Francis Fenney
Title: Authorized Signatory

DOLE FOOD ESPANA

By	/s/ William Francis Fenney
Title: Authorized Signatory

VIUDA DE SABATE

By	/s/ Felix Montals Sabaté
Title: Managing Director

THAI AMERICAN FOOD CO., LTD.

By	/s/ Paul S. Cuyegkeng
Title: Director

DOLE FRESH FRUIT MED GIDA URUNLERI TICARET VE A.S.

By	/s/ Fouad Foukfa
Title: Director

DOLE U.K. LIMITED

By	/s/ O.J. Diesen
Title: Director

By	/s/ V.C. Bhasin
Title: Director

DOLE DE VENEZUELA, C.A.

By	/s/ Renato Acuna Delcore
Title: Authorized Representative

INVERSIONES AGRICA, S.A.

By	/s/ Stephen L. Bowman
Title: Authorized Representative

INVERSIONES DEL AGRO, C.A.

By	/s/ Stephen L. Bowman
Title: Authorized Representative

DEUTSCHE BANK AG NEW YORK BRANCH, as Collateral Agent

By:	/s/ Scottye D. Lindsey
Title: Vice President

By:	/s/ Alexander Bici
Title: Vice President

EXHIBIT P

FORM OF INCREMENTAL TERM LOAN COMMITMENT AGREEMENT

[Name(s) of Lender(s)]

DHM Holding Company, Inc.

One Dole Drive

Westlake Village, CA 91362

[Dole Food Company, Inc.][Solvest, Ltd.]

One Dole Drive

Westlake Village, CA 91362

Re:	Incremental Term Loan Commitments

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement, dated as of March 28, 2003, amended and restated as of April 18, 2005 and further amended and restated as of April 12, 2006, among DHM Holding Company, Inc. (“Holdings”), Dole Holding Company, LLC, Dole Food Company, Inc. (the “U.S. Borrower”), Solvest, Ltd. (the “Bermuda Borrower” and, together with the U.S. Borrower, the “Borrowers”), the lenders from time to time party thereto, Banc of America Securities LLC, as Syndication Agent, The Bank of Nova Scotia, as Documentation Agent, Deutsche Bank Securities Inc., as Lead Arranger and Sole Book Runner, and Deutsche Bank AG New York, as Administrative Agent and Deposit Bank (as so amended and restated and as the same may be further amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in the Credit Agreement.

Each Lender (each an “Incremental Term Loan Lender”) party to this letter agreement (this “Agreement”) hereby severally agrees to provide the Incremental Term Loan Commitment set forth opposite its name on Annex I attached hereto (for each such Incremental Term Loan Lender, its “Incremental Term Loan Commitment”). Each Incremental Term Loan Commitment provided pursuant to this Agreement shall be subject to all of the terms and conditions set forth in the Credit Agreement, including, without limitation, Sections 1.01(c) and 1.15 thereof.

Each Incremental Term Loan Lender, Holdings, [the U.S. Borrower][the Bermuda Borrower](the “Incremental Term Loan Borrower”) and the Administrative Agent acknowledge and agree that the Incremental Term Loan Commitments provided pursuant to this Agreement shall constitute Incremental Term Loan Commitments of the respective Tranche specified in Annex I attached hereto and, upon the incurrence of Incremental Term Loans pursuant to such Incremental Term Loan Commitments, shall constitute Incremental Term Loans under such specified Tranche for all purposes of the Credit Agreement and the other applicable Credit Documents. Each Incremental Term Loan Lender, Holdings, the Incremental Term Loan Borrower and the Administrative Agent further agree that, with respect to the Incremental Term Loan Commitment provided by each Incremental Term Loan Lender pursuant to this Agreement, such Incremental Term Loan Lender shall receive from Holdings and/or the Incremental Term

Exhibit P

Loan Borrower such upfront fees, unutilized commitment fees and/or other fees, if any, as may be separately agreed to in writing with Holdings and/or the Incremental Term Loan Borrower and acknowledged by the Administrative Agent, all of which fees shall be due and payable to such Incremental Term Loan Lender on the terms and conditions set forth in each such separate agreement.

Furthermore, each of the parties to this Agreement hereby agree to the terms and conditions set forth on Annex I hereto in respect of each Incremental Term Loan Commitment provided pursuant to this Agreement.

Each Incremental Term Loan Lender party to this Agreement, to the extent not already a party to the Credit Agreement as a Lender thereunder, (i) confirms that it is an Eligible Transferee, (ii) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to become a Lender under the Credit Agreement, (iii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Credit Documents, (iv) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent and the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto, [and] (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Credit Documents are required to be performed by it as a Lender[, and (v) in the case of each Incremental Term Loan Lender organized under the laws of a jurisdiction outside the United States, attaches the forms and/or Certificates referred to in Section 4.04(b) of the Credit Agreement, certifying as to its entitlement as of the date hereof to a complete exemption from United States withholding taxes with respect to all payments to be made to it by the Incremental Term Loan Borrower under the Credit Agreement and the other Credit Documents.]1

Upon the date of (i) the execution of a counterpart of this Agreement by each Incremental Term Loan Lender, the Administrative Agent, Holdings, Intermediate Holdco, the Incremental Term Loan Borrower and [each Guarantor (other than the Bermuda Borrower)]2[each U.S. Subsidiary Guarantor]3, (ii) the delivery to the Administrative Agent of a fully executed counterpart (including by way of facsimile) hereof, (iii) the payment of any fees then due and payable in connection herewith and (iv) the satisfaction of any other conditions precedent set forth in Section 10 of Annex I hereto (such date, the “Agreement Effective Date”), each Incremental Term Loan Lender party hereto (i) shall be obligated to make the Incremental Term Loans provided to be made by it as provided in this Agreement on the terms, and subject to the conditions, set forth in the Credit Agreement and in this Agreement and (ii) to the extent

[1]	Insert if the U.S. Borrower is the Incremental Term Loan Borrower.
[2]	Insert if the Bermuda Borrower is the Incremental Term Loan Borrower.
[3]	Insert if the U.S. Borrower is the Incremental Term Loan Borrower.

Exhibit P

provided in this Agreement, shall have the rights and obligations of a Lender thereunder and under the other applicable Credit Documents.

The Incremental Term Loan Borrower acknowledges and agrees that (i) it shall be liable for all Obligations with respect to the Incremental Term Loan Commitments provided hereby, including, without limitation, all Incremental Term Loans made pursuant thereto, and (ii) all such Obligations (including all such Incremental Term Loans) shall be entitled to the benefits of the respective Security Documents and Guaranties as, and to the extent, provided in the Credit Agreement and in such other Credit Documents.

[Each Guarantor (other than the Bermuda Borrower)]4[Each of Holdings, Intermediate Holdco and each U.S. Subsidiary Guarantor]5 acknowledges and agrees that all Obligations with respect to the Incremental Term Loan Commitments provided hereby and all Incremental Term Loans made pursuant thereto shall (i) be fully guaranteed pursuant to the respective Guaranties as, and to the extent, provided therein and in the Credit Agreement and (ii) be entitled to the benefits of the respective Security Documents as, and to the extent, provided therein and in the Credit Agreement.

Attached hereto as Annex II are true and correct copies of officer’s certificates, board of director resolutions and good standing certificates of the Credit Parties required to be delivered pursuant to clause (y) of the definition of “Incremental Loan Commitment Requirements” appearing in Section 11 of the Credit Agreement.

Attached hereto as Annex III [is an opinion] [are opinions] of [insert name or names of counsel, including in-house counsel, who will be delivering opinions], counsel to the respective Credit Parties, delivered as required pursuant to clause (x) of the definition of “Incremental Loan Commitment Requirements” appearing in Section 11 of the Credit Agreement.

Attached hereto as Annex IV is the officer’s certificate required to be delivered pursuant to clause (t) of the definition of “Incremental Loan Commitment Requirements” appearing in Section 11 of the Credit Agreement certifying that the conditions set forth in clauses (r) and (s) of the definition of “Incremental Loan Commitment Requirements” appearing in Section 11 of the Credit Agreement have been satisfied (together with calculations demonstrating same (where applicable) in reasonable detail).

Attached hereto as Annex V is a copy of the officer’s certificate required to be delivered pursuant to clause (u) of the definition of “Incremental Term Loan Commitment Requirements” appearing in Section 11 of the Credit Agreement certifying which provisions of the ABL Credit Agreement, the Existing 2009 Senior Notes Indenture, the Existing 2013 Senior Notes Indenture, the Existing 2010 Senior Notes Indenture, the Existing 2011 Senior Notes Indenture, the Intermediate Holdco Credit Agreement, each Wellbeing Project Financing Document and (after the execution and delivery thereof) each Permitted Senior Notes Indenture and each Permitted Senior Refinancing Notes Document that the respective incurrence of

[4]	Insert if the Bermuda Borrower is the Incremental Term Loan Borrower.
[5]	Insert if the U.S. Borrower is the Incremental Term Loan Borrower.

Exhibit P

Incremental Loans will be justified under and demonstrating in reasonable detail that the full amount of such Incremental Term Loans may be incurred in accordance with, and will not violate the provisions of the ABL Credit Agreement, the Existing 2009 Senior Notes Indenture, the Existing 2013 Senior Notes Indenture, the Existing 2010 Senior Notes Indenture, the Existing 2011 Senior Notes Indenture, the Intermediate Holdco Credit Agreement, each Wellbeing Project Financing Document and (after the execution and delivery thereof) each Permitted Senior Notes Indenture and each Permitted Senior Refinancing Notes Document.

[The Obligations to be incurred pursuant to the Incremental Term Loan Commitments provided hereunder, and the Guaranteed Obligations (as defined in the U.S. Subsidiaries Guaranty) of the U.S. Subsidiary Guarantors, are in accordance with, will not violate the provisions of, and will constitute “Senior Debt” and “Designated Senior Debt” (in the case of any Permitted Senior Notes Document and any Permitted Refinancing Senior Notes Document which provides for subordination of the U.S. Borrower’s obligations thereunder) or “Guarantor Senior Debt” and “Designated Guarantor Senior Debt,” as the case may be, for the purpose of the Existing 2009 Senior Notes Indenture, the Existing 2013 Senior Notes Indenture, the Existing 2010 Senior Notes Indenture, the Existing 2011 Senior Notes Indenture and (after the execution and delivery thereof) each Permitted Senior Notes Indenture and each Permitted Senior Refinancing Notes Document, as applicable.]6

You may accept this Agreement by signing the enclosed copies in the space provided below, and returning one copy of same to us before the close of business on            ,         . If you do not so accept this Agreement by such time, our Incremental Term Loan Commitments set forth in this Agreement shall be deemed canceled.

After the execution and delivery to the Administrative Agent of a fully executed copy of this Agreement (including by way of counterparts and by facsimile transmission) by the parties hereto, this Agreement may only be changed, modified or varied by written instrument in accordance with the requirements for the modification of Credit Documents pursuant to Section 13.12 of the Credit Agreement.

In the event of any conflict between the terms of this Agreement and those of the Credit Agreement, the terms of the Credit Agreement shall control.

*****

[6]	Insert if the U.S. Borrower is the Incremental Term Loan Borrower.

Exhibit P

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

Very truly yours,

[NAME OF EACH INCREMENTAL TERM LOAN LENDER]

By
Name:
Title

Agreed and Accepted

this day of            ,         :

DHM HOLDING COMPANY, INC.

By:
Name:
Title:

[NAME OF INCREMENTAL TERM LOAN BORROWER]

By:
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

Exhibit P

[Each Guarantor (other than the Bermuda Borrower)]7[Each of Holdings, Intermediate Holdco, and each U.S. Subsidiary Guarantor]8 acknowledges and agrees to each the foregoing provisions of this Incremental Term Loan Commitment Agreement and to the incurrence of the Incremental Term Loans to be made pursuant thereto.

DHM HOLDING COMPANY, INC., as a Guarantor

By:
Name:
Title:

[EACH OTHER GUARANTOR], as a Guarantor

By:
Name:
Title:

[7]	Insert if the Bermuda Borrower is the Incremental Term Loan Borrower.
[8]	Insert if the U.S. Borrower is the Incremental Term Loan Borrower.

ANNEX I

TERMS AND CONDITIONS FOR

INCREMENTAL TERM LOAN COMMITMENT AGREEMENT

Dated as of            ,

1.	Name of Incremental Term Loan Borrower:

2.	Incremental Term Loan Commitment Amounts (as of the Agreement Effective Date):

Names of Incremental Term Loan Lenders	Amount of Incremental Term Loan Commitment

Total:1

3.	Designation of Tranche of Incremental Term Loan Commitments (and Incremental Term Loans to be funded thereunder)[2]:

4.

Indicate whether the Incremental Term Loan Commitments to be provided hereunder are to be single draw commitments or multiple draw commitments and the date or dates by which such commitments must be utilized by:[3]

5.	Incremental Term Loan Maturity Date:[4]

7.	Dates for, and amounts of, Incremental Term Loan Scheduled Repayments:[5]

[1]	The aggregate amount of each Tranche of Incremental Term Loan Commitments must be at least $25,000,000.
[2]

Designate the respective Tranche for such Incremental Term Loan Commitments or indicate that it is to be added to (and form part of) an existing Tranche of Term Loans, provided in the case that the Incremental Term Loan Commitments to be provided pursuant to this Agreement are to be added to (and form a part of) an existing Tranche of Term Loans, the Incremental Term Loan Borrower for such Incremental Term Loan Commitments shall be the same as for such existing Tranche of Term Loans.

[3]	Date cannot be later than the then latest Maturity Date.
[4]

Insert Maturity Date for the Incremental Term Loans to be incurred pursuant to the Incremental Term Loan Commitments provided hereunder, provided that (i) such Incremental Term Loan Maturity Date shall be no earlier than the then latest Maturity Date and (ii) in the event the Incremental Term Loan Commitments to be provided pursuant to this Agreement are to be added to (and form a part of) an existing Tranche of Term Loans, the Incremental Term Loan Maturity Date for the Incremental Term Loans to be incurred pursuant to such Incremental Term Loan Commitments shall be the same Maturity Date as for such existing Tranche of Term Loans.

Annex 1

8.	Applicable Margins:[6]

9.	The proceeds of the Incremental Term Loans to be provided hereunder are to be used for:[7]

10.	Other Conditions Precedent:[8]

11.	Notice Office:[9]

12.	Payment Office:[10]

13.	Minimum Borrowing Amount:[11]

[14.	[Insert name of respective Incremental Term Loan Borrower] agrees to pay compensation as, and to the extent, provided in the last paragraph of Section 1.15(c) of the Credit Agreement.][12]

(...continued)

[5]

Set forth the dates for Incremental Term Loan Scheduled Repayments and the principal amount (expressed as a numerical amount or as a percentage of the aggregate amount of Incremental Term Loans to be incurred pursuant to the Incremental Term Loan Commitments provided hereunder), provided that (i) to the extent the Incremental Term Loan Commitments being provided hereunder constitute a new Tranche of Term Loans, the Weighted Average Life to Maturity of such new Tranche shall be no less than the Weighted Average Life to Maturity as then in effect for the Tranche of the outstanding Loans with the longest Weighted Average Life to Maturity and (ii) in the event the Incremental Term Loan Commitments to be provided hereunder are to be added to (and form a part of) an existing Tranche of Term Loans, (x) the Incremental Term Loan Scheduled Repayments for such Incremental Term Loans shall be the same (on a proportionate basis) as is theretofore applicable to the existing Tranche of Term Loans to which such new Incremental Term Loans are being added and (y) such Incremental Term Loans shall have the same Incremental Term Loan Scheduled Repayment Dates.

[6]

Insert the Applicable Margins that shall apply to the Incremental Term Loans being provided hereunder, provided in the event the Incremental Term Loan Commitments to be provided hereunder are to be made under (and form a part of) an existing Tranche of Term Loans, the Incremental Term Loans to be incurred pursuant to such Incremental Term Loan Commitments shall have the same Applicable Margins applicable to such existing Tranche of Term Loans.

[7]	Designate the specific use of the proceeds of the applicable Incremental Term Loans as provided in Section 7.05(a) of the Credit Agreement.
[8]	Insert any additional conditions precedent which may be required to be satisfied prior to the Amendment Effective Date.
[9]	The Notice Office for Incremental Term Loans incurred by the Incremental Term Loan Borrower shall be as set forth in the definition of “Notice Office” in Section 11 of the Credit Agreement.
[10]	The Payment Office for Incremental Term Loans incurred by the Incremental Term Loan Borrower shall be as set forth in the definition of “Payment Office” in Section 11 of the Credit Agreement.
[11]

The Administrative Agent shall designate the Minimum Borrowing Amount for the respective Tranche of Incremental Term Loans, pursuant to the definition of “Minimum Borrowing Amount” in Section 11 of the Credit Agreement.

Annex 1

(...continued)

[12]

Insert if the respective Incremental Term Loan Commitments are to be added to (and form a part of) an existing Tranche of Term Loans and to the extent any related breakage type compensation is agreed to be paid by the respective Incremental Term Loan Borrower.

EXHIBIT Q

INTERCREDITOR AGREEMENT

dated as of April 12, 2006

among

DHM HOLDING COMPANY, INC.,

DOLE HOLDING COMPANY, LLC,

DOLE FOOD COMPANY, INC.,

the other GRANTORS from time to time party hereto,

DEUTSCHE BANK AG NEW YORK BRANCH,

as Collateral Agent

under the ABL Credit Agreement,

and

DEUTSCHE BANK AG NEW YORK BRANCH,

as Collateral Agent

under the Term Credit Agreement

(i)

Table of Contents

(continued)

(ii)

EXHIBIT Q

This INTERCREDITOR AGREEMENT is dated as of April 12, 2006 and is by and among DHM HOLDING COMPANY, INC., a Delaware corporation (“Holdings”), DOLE HOLDING COMPANY, LLC, a Delaware limited liability company (“Intermediate Holdco”), DOLE FOOD COMPANY, INC., a Delaware corporation (the “Company”), the other GRANTORS (as defined in Section 1.1) from time to time party hereto, DEUTSCHE BANK AG NEW YORK BRANCH (in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise, “DBAG”), as ABL Collateral Agent (as defined below), and DBAG, as Term Collateral Agent (as defined below).

RECITALS:

WHEREAS, certain of the Grantors have entered into a Credit Agreement, dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “ABL Credit Agreement”), among Holdings, Intermediate Holdco, the Company, as borrower, the lenders from time to time party thereto (the “ABL Lenders”), DBAG, as administrative agent (in such capacity and together with its successors and assigns in such capacity, the “ABL Administrative Agent”), DBAG, as collateral agent (in such capacity and together with its successors and assigns in such capacity, the “ABL Collateral Agent”), Banc of America Securities LLC (in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise, “BAS”), as syndication agent, Deutsche Bank Securities Inc. (in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise, “DBSI”), as lead arranger and DBSI and BAS, as book running managers, which provides for a $325,000,000 revolving credit facility to the Company (as such aggregate principal amount may be increased pursuant to the terms thereof);

WHEREAS, pursuant to the various ABL Credit Documents, Grantors have provided guarantees and security for the ABL Obligations;

WHEREAS, certain of the Grantors have entered into a Credit Agreement, dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Term Credit Agreement” and, together with the ABL Credit Agreement, the “Credit Agreements”), among Holdings, Intermediate Holdco, the Company, as a borrower (in such capacity, the “U.S. Term Borrower”) and Solvest, Ltd., a company organized under the laws of Bermuda, as a borrower (in such capacity the “Bermuda Term Borrower” and, together with the U.S. Term Borrower, the “Term Borrowers”), the lenders from time to time party thereto (the “Term Lenders” and, together with the ABL Lenders, the “Lenders”), DBAG, as administrative agent (in such capacity and together with its successors and assigns in such capacity, the “Term Administrative Agent” and, together with the ABL Administrative Agent, the “Administrative Agents”) and as deposit bank, DBAG, as collateral agent (in such capacity and together with its successors and assigns in such capacity, the “Term Collateral Agent” and, together with the ABL Collateral Agent, the “Collateral Agents” and, together with the Administrative Agents, the “Agents”), DBSI, as lead arranger and sole book runner, BAS, as syndication agent and The Bank of Nova Scotia (in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise, “Scotia Capital”), as syndication agent, which provides for a $175,000,000 term credit facility to the U.S. Term Borrower, a $700,000,000 term credit facility to the Bermuda Term Borrower and a $100,000,000 pre-funded letter of credit and bank guaranty facility to the U.S. Term Borrower and/or the Bermuda Term Borrower (as the aggregate principal amount of such credit facilities may be increased pursuant to the terms thereof);

Exhibit Q

WHEREAS, pursuant to the various ABL Credit Documents, Grantors have provided guarantees and security for the ABL Obligations;

WHEREAS, the Company and the other Grantors intend to secure the ABL Obligations under the ABL Credit Agreement and any other ABL Documents (including any Permitted Refinancing thereof) with a First Priority Lien on the ABL Priority Collateral and a Second Priority Lien on the TL Priority Collateral; and

WHEREAS, the Company and the other Grantors intend to secure the Term Obligations under the Term Credit Agreement and any other Term Documents (including any Permitted Refinancing thereof) with a First Priority Lien on the TL Priority Collateral and a Second Priority Lien on the ABL Priority Collateral.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. Definitions.

1.1. Defined Terms. The following terms when used in this Agreement, including its preamble and recitals, shall have the following meanings:

“ABL Administrative Agent” shall have the meaning set forth in the recitals hereto.

“ABL Collateral Agent” shall have the meaning set forth in the recitals hereto and includes any New ABL Agent to the extent set forth in Section 3.4(f).

“ABL Credit Agreement” shall have the meaning set forth in the recitals hereto.

“ABL Documents” shall mean the ABL Credit Agreement and the Credit Documents (as defined in the ABL Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any ABL Obligations (including any Permitted Refinancing of any ABL Obligations), and any other document or instrument executed or delivered at any time in connection with any ABL Obligations (including any Permitted Refinancing of any ABL Obligations), together with any amendments, replacements, modifications, extensions, renewals or supplements to, or restatements of, any of the foregoing.

“ABL Lenders” shall have the meaning set forth in the recitals hereto.

“ABL Obligations” shall mean all obligations (including guaranty obligation) of every nature of each Grantor from time to time owed to the ABL Secured Parties or any of them, under any ABL Document (including any ABL Document in respect of a Permitted Refinancing of any ABL Obligations), whether for principal, premium, interest (including interest which, but for the filing of a petition in bankruptcy with respect to Holdings or any of its Subsidiaries, would have accrued on any ABL Obligation (including any Permitted Refinancing of any ABL Obligations), whether or not a claim is allowed against such Person for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under (and obligations to cash collateralize) letters of credit and bank guaranties, fees, expenses, indemnification or otherwise.

“ABL Permitted Liens” shall mean the “Permitted Liens” under, and as defined in, the ABL Credit Agreement as originally in effect.

Exhibit Q

“ABL Priority Collateral” shall mean, subject to the relevant provisions of Sections 6.21 and 6.22, all interests of each Grantor in the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located, including (1) all rights of each Grantor to receive moneys due and to become due under or pursuant to the following, (2) all rights of each Grantor to receive return of any premiums for or proceeds of any insurance, indemnity, warranty or guaranty with respect to the following or to receive condemnation proceeds with respect to the following, (3) all claims of each Grantor for damages arising out of or for breach of or default under any of the following, and (4) all rights of each Grantor to terminate, amend, supplement, modify or waive performance under any of the following, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder:

(i) all Accounts and Receivables, but for purposes of this clause (i) excluding rights to payment for any property which specifically constitutes TL Priority Collateral (and not by virtue of clause (xi) of the definition thereof) which has been or is to be sold, leased, licensed, assigned or otherwise disposed of;

(ii) all Chattel Paper;

(iii) all Deposit Accounts and all cash, checks, other negotiable instruments, funds and other property held therein or credited thereto, and all Money (in each case, other than the Asset Sale Proceeds Account, and all cash, checks, securities, financial assets or other property held therein or credited thereto which constitute TL Priority Collateral and all identifiable proceeds of any TL Priority Collateral);

(iv) all Inventory;

(v) to the extent evidencing or governing any of the items referred to in the preceding clauses (i) through (iv), all General Intangibles, Instruments (including, without limitation, Promissory Notes) and Letter of Credit Rights; provided that to the extent any of the foregoing also relates to TL Priority Collateral, only that portion related to the items referred to in the preceding clauses (i) through (iv) as being included in the ABL Priority Collateral shall be included in the ABL Priority Collateral;

(vi) to the extent relating to any of the items referred to in the preceding clauses (i) through (v), all Documents and Insurance; provided that to the extent any of the foregoing also relates to TL Priority Collateral only that portion related to the items referred to in the preceding clauses (i) through (v) as being included in the ABL Priority Collateral shall be included in the ABL Priority Collateral;

(vii) to the extent relating to any of the items referred to in the preceding clauses (i) through (vi), all Supporting Obligations; provided that to the extent any of the foregoing also relates to TL Priority Collateral only that portion related to the items referred to in the preceding clauses (i) through (vi) as being included in the ABL Priority Collateral shall be included in the ABL Priority Collateral;

(viii) all books, Records, Receivables Records and Collateral Records relating to the foregoing (including without limitation all books, databases, customer lists, engineer drawings, Records, Receivables Records and Collateral Records, whether tangible or electronic, which contain any information relating to any of the foregoing); and

Exhibit Q

(ix) all Cash Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing (including without limitation, all insurance proceeds) and all collateral security, guarantees and other Collateral Support given by any Person with respect to any of the foregoing.

Notwithstanding anything to the contrary contained above or in the definition of the TL Priority Collateral, to the extent proceeds of Collateral are identifiable proceeds received from the sale or disposition of all or substantially all of the Capital Stock of any of the Domestic Subsidiaries of Holdings which is a Grantor or all or substantially all of the assets of any such Domestic Subsidiary, such proceeds shall constitute (1) first, in an amount equal to the net book value of the Accounts (as described in clause (i) above, and excluding any Accounts to the extent excluded pursuant to said clause (i)) and Inventory owned by such Domestic Subsidiary at the time of such sale, ABL Priority Collateral and (2) second, to the extent in excess of the amounts described in preceding clause (1), TL Priority Collateral.

“ABL Priority Collateral Enforcement Actions” shall have the meaning set forth in Section 4.3(a).

“ABL Priority Collateral Lien” shall have the meaning set forth in Section 3.4(a).

“ABL Priority Collateral Processing and Sale Period” shall have the meaning set forth in Section 4.3(a).

“ABL Secured Parties” shall mean the lenders (including, in any event, each letter of credit issuer and each swingline lender) and agents under the ABL Credit Agreement and shall include all former lenders and agents under the ABL Credit Agreement to the extent that any ABL Obligations owing to such Persons were incurred while such Persons were lenders or agents under the ABL Credit Agreement and such ABL Obligations have not been paid or satisfied in full and all new ABL Secured Parties to the extent set forth in Section 3.4(f).

“ABL Security Agreement” shall mean the Security Agreement (as defined in the ABL Credit Agreement).

“ABL Security Documents” shall mean the ABL Security Agreement and the other Security Documents (as defined in the ABL Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted securing any ABL Obligations (including any Permitted Refinancing of any ABL Obligations) or under which rights or remedies with respect to such Liens are governed, together with any amendments, replacements, modifications, extensions, renewals or supplements to, or restatements of, any of the foregoing.

“ABL Standstill Period” shall have the meaning set forth in Section 2.2(a) (Exercise of Remedies).

“Account” shall mean any “account” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, and in any event shall include but shall not be limited to, all rights to payment of any monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of, (ii) for services rendered or to be rendered, (iii) for a policy of insurance issued or to be issued, (iv) for a secondary obligation incurred or to be incurred, (v) for energy provided or to be

Exhibit Q

provided, (vi) for the use or hire of a vessel under a charter or other contract, (vii) arising out of the use of a credit or charge card or information contained on or for use with the card, or (viii) as winnings in a lottery or other game of chance operated or sponsored by a State, governmental unit of a State, or person licensed or authorized to operate the game by a State or governmental unit of a State. Without limiting the foregoing, the term “account” shall include all Health-Care-Insurance Receivables.

“Administrative Agents” shall have the meaning set forth in the recitals hereto.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors (or equivalent governing body) of such Person or (ii) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that neither any Agent nor any Lender (nor any Affiliate thereof) shall be considered an Affiliate of Holdings or any Subsidiary thereof.

“Agents” shall have the meaning set forth in the recitals hereto.

“Agreement” shall mean this Intercreditor Agreement as the same may be amended, modified, restated and/or supplemented from time to time in accordance with its terms.

“Asset Sale Proceeds Account” shall mean one or more Deposit Accounts established by the TL Collateral Agent into which there shall be deposited proceeds of sales or dispositions of TL Priority Collateral (to the extent such proceeds constitute TL Priority Collateral).

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” shall mean the Bankruptcy Code, and any similar federal or state or non-U.S. law or statute for the supervision, administration or relief of debtors, including, without limitation, bankruptcy or insolvency laws.

“BAS” shall have the meaning set forth in the recitals hereto.

“Bermuda Term Borrower” shall have the meaning set forth in the recitals hereto.

“Business Day” shall mean any day except Saturday, Sunday and any day which shall be in New York, New York, a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

“Capital Lease” shall mean, as applied to any Person, any lease of any property (whether real, person or mixed) by that Person as lessee that, in conformity with U.S. GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including without limitation, partnership interests and

Exhibit Q

membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“Capitalized Lease Obligations” shall mean, with respect to any Person, all obligations under Capital Leases of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with U.S. GAAP.

“Cash Proceeds” shall mean all proceeds of any Collateral received by any Grantor consisting of cash and checks.

“Chattel Paper” shall mean “chattel paper” as such term is defined in Article 9 of the UCC, as in effect in the State of New York on the date hereof. Without limiting the foregoing, the term “Chattel Paper” shall in any event include all “tangible chattel paper” and all “electronic chattel paper”, as each term is defined in Article 9 of the UCC as in effect in the State of New York.

“Collateral” shall mean all property (whether real, personal, movable or immovable) with respect to which any security interests have been granted (or purported to be granted) by any Grantor pursuant to any Security Document.

“Collateral Agents” shall have the meaning set forth in the recitals hereto.

“Collateral Records” shall mean all books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Commercial Tort Claims” shall mean all “commercial tort claims” as such term is defined in Article 9 of the UCC as in effect in the State of New York on the date hereof.

“Commodities Accounts” shall mean all “commodity accounts” as such term is defined in Article 9 of the UCC as in effect in the State of New York on the date hereof.

“Company” shall have the meaning set forth in the recitals hereto.

“Comparable ABL Security Document” shall mean, in relation to any Collateral subject to any Lien created under any Term Security Document, that ABL Document which creates (or purports to create) a Lien on the same Collateral, granted by the same Grantor, as the same may be amended, modified or otherwise supplemented from time to time in accordance with the terms hereof, thereof and the Credit Agreements.

“Comparable Term Security Document” shall mean, in relation to any Collateral subject to any Lien created under any ABL Security Document, that Term Document which creates (or purports to create) a Lien on the same Collateral, granted by the same Grantor, as the same may be amended, modified or otherwise supplemented from time to time in accordance with the terms hereof, thereof and the Credit Agreements.

Exhibit Q

“Contingent Obligation” shall mean, as to any Person, any obligation of such Person as a result of such Person being a general partner of any other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the lesser of (x) the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith and (y) the stated amount of such Contingent Obligation.

“Copyright Licenses” shall mean any and all agreements providing for the granting of any right in or to Copyrights (whether such Grantor is licensee or licensor thereunder).

“Copyrights” shall mean any United States or foreign copyright (including community designs), now or hereafter owned by any Grantor, including, but not limited to, copyrights in software and databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or not registered, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor (whether in the United States Copyright Office or any foreign equivalent office), (ii) all extensions and renewals thereof, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue for past, present and future infringements thereof and (v) all Proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and proceeds of suit.

“Credit Agreements” shall have the meaning set forth in the recitals hereto.

“DBAG” shall have the meaning set forth in the recitals hereto.

“DBSI” shall have the meaning set forth in the recitals hereto.

“Defaulting ABL Secured Party” shall have the meaning set forth in Section 3.4(g).

“Defaulting Term Secured Party” shall have the meaning set forth in Section 2.4(g).

“Deposit Account” shall mean a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“DIP Financing” shall have the meaning set forth in Section 2.5(a).

Exhibit Q

“Discharge of ABL Obligations” shall mean, except to the extent otherwise provided in Section 3.4(f) (When Discharge of ABL Obligations Deemed to Not Have Occurred), the occurrence of all of the following:

(i) termination or expiration of all commitments to extend credit that would constitute ABL Obligations;

(ii) payment in full in cash of the principal of and interest and premium (if any) on all ABL Obligations (other than any undrawn letters of credit or bank guaranties);

(iii) discharge or cash collateralization (at 110% of the aggregate undrawn amount) of all outstanding letters of credit and bank guaranties constituting ABL Obligations; and

(iv) payment in full in cash of all other ABL Obligations that are outstanding and unpaid at the time the termination, expiration, discharge and/or cash collateralization set forth in clauses (i) through (iii) above have occurred (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other contingent liabilities in respect of which no claim or demand for payment has been made at such time).

“Discharge of Term Obligations” shall mean, except to the extent otherwise provided in Section 2.4(f) (When Discharge of Term Obligations Deemed to Not Have Occurred), the occurrence of all of the following:

(v) termination or expiration of all commitments to extend credit that would constitute Term Obligations;

(vi) payment in full in cash of the principal of and interest and premium (if any) on all Term Obligations (other than any undrawn letters of credit or bank guaranties);

(vii) discharge or cash collateralization (at 110% of the aggregate undrawn amount) of all outstanding letters of credit and bank guaranties constituting Term Obligations; and

(viii) payment in full in cash of all other Term Obligations that are outstanding and unpaid at the time the termination, expiration, discharge and/or cash collateralization set forth in clauses (i) through (iii) above have occurred (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other contingent liabilities in respect of which no claim or demand for payment has been made at such time).

Notwithstanding the foregoing, with respect to Intermediate Holdco and the Intermediate Holdco Collateral, there shall not occur a Discharge of Term Obligations unless and until each of the actions required pursuant to preceding clauses (i) through (iv) have occurred, and all commitments pursuant to the Intermediate Holdco Credit Documents shall have terminated and all amounts owing pursuant thereto (other than ongoing indemnities for which no claim has been made) have been paid in full.

“Documents” shall mean all “documents” as such term is defined in Article 9 of the UCC in the State of New York on the date hereof.

Exhibit Q

“Domestic Subsidiary” shall have the meaning provided in the Term Credit Agreement as originally in effect.

“Eligible ABL Purchaser” shall have the meaning set forth in Section 2.4(g).

“Eligible Term Purchaser” shall have the meaning set forth in Section 3.4(g).

“Equipment” shall mean any “equipment” as such term is defined in Article 9 of the UCC as in effect in the State of New York on the date hereof, and in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, appliances, furniture, fixtures, tools, and vehicles now or hereafter owned by any Grantor in each case, regardless of whether characterized as equipment under the UCC) and (y) and any and all additions, substitutions and replacements of any of the foregoing and all accessions thereto, wherever located, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefore, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“First Priority” shall mean, (i) with respect to any Lien purported to be created on any ABL Priority Collateral pursuant to any ABL Security Document, that such Lien is prior in right to any other Lien thereon, other than any ABL Permitted Liens (excluding ABL Permitted Liens as described in clause (iii) of Section 10.03 of the ABL Credit Agreement as originally in effect) applicable to such ABL Priority Collateral which as a matter of law (and giving effect to any actions taken pursuant to the last paragraph of Section 10.03 of the ABL Credit Agreement) have priority over the respective Liens on such ABL Priority Collateral created pursuant to the relevant ABL Security Document and (ii) with respect to any Lien purported to be created on any TL Priority Collateral pursuant to any Term Security Document, that such Lien is prior in right to any other Lien thereon, other than any TL Permitted Liens (excluding TL Permitted Liens as described in clause (iii) of Section 9.03 of the Term Credit Agreement as in effect on the date hereof, after giving effect to the Restatement Effective Date as defined therein) applicable to such TL Priority Collateral which as a matter of law (and giving effect to any actions taken pursuant to the last paragraph of Section 9.03 of the Term Credit Agreement) have priority over the respective Liens on such TL Priority Collateral created pursuant to the relevant Term Security Document.

“Fixtures” shall mean all “fixtures” as such term is defined in Article 9 of the UCC as in effect in the State of New York on the date hereof.

“Foreign Subsidiary” shall have the meaning provided in the Term Credit Agreement as originally in effect.

“General Intangibles” shall mean “general intangibles” as defined in Article 9 of the UCC as in effect in the State of New York on the date hereof.

“Goods” shall mean “goods” as such term is defined in Article 9 of the UCC as in effect in the State of New York on the date hereof.

“Grantors” shall mean Holdings, Intermediate Holdco, the Company and each of their respective Domestic Subsidiaries that have executed and delivered, or may from time to time hereafter execute and deliver, an ABL Security Document or a Term Security Document.

Exhibit Q

“Health-Care-Insurance Receivable” shall mean any “health-care-insurance receivable” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Hedge Agreement” shall mean any Interest Rate Protection Agreement and any Other Hedging Agreement.

“Holdings” shall have the meaning set forth in the recitals hereto.

“Indebtedness” shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn or paid under all letters of credit, bankers’ acceptances, bank guaranties and similar obligations issued for the account of such Person and all unpaid drawings and unreimbursed payments in respect of such letters of credit, bankers’ acceptances, bank guaranties and similar obligations, (iii) all indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such indebtedness, such indebtedness shall be deemed to be in an amount equal to the fair market value of the property to which such Lien relates as determined in good faith by such Person), (iv) the aggregate amount of all Capitalized Lease Obligations of such Person, (v) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person, and (vii) all obligations under any Interest Rate Protection Agreement, any Other Hedging Agreement or under any similar type of agreement and (viii) obligations arising under Synthetic Leases.

“Insolvency or Liquidation Proceeding” shall mean any of the following: (i) the filing by any Grantor of a voluntary petition in bankruptcy under any provision of any bankruptcy law (including, without limitation, the Bankruptcy Code) or a petition to take advantage of any receivership or insolvency laws, including, without limitation, any petition seeking the dissolution, winding up, total or partial liquidation, reorganization, composition, arrangement, adjustment or readjustment or other relief of such Grantor, such Grantor’s debts or such Grantor’s assets or the appointment of a trustee, receiver, liquidator, custodian or similar official for such Grantor or a material part of such Grantor’s property; (ii) the admission in writing by such Grantor of its inability to pay its debts generally as they become due; (iii) the appointment of a receiver, liquidator, trustee, custodian or other similar official for such Grantor or all or a material part of such Grantor’s assets; (iv) the filing of any petition against such Grantor under any bankruptcy law (including, without limitation, the Bankruptcy Code) or other receivership or insolvency law, including, without limitation, any petition seeking the dissolution, winding up, total or partial liquidation, reorganization, composition, arrangement, adjustment or readjustment or other relief of such Grantor, such Grantor’s debts or such Grantor’s assets or the appointment of a trustee, receiver, liquidator, custodian or similar official for such Grantor or a material part of such Grantor’s property; (v) the general assignment by such Grantor for the benefit of creditors or any other marshalling of the assets and liabilities of such Grantor; or (vi) a corporate (or similar) action taken by such Grantor to authorize any of the foregoing.

“Instrument” shall mean “instruments” as such term is defined in Article 9 of the UCC as in effect in the State of New York (provided, however, Instruments shall not include any Instruments received in connection with grower loans extended in accordance with Section 9.05 of

Exhibit Q

the Term Credit Agreement and Section 10.05 of the ABL Credit Agreement to the extent local law or the relevant grower loan documents prohibit such pledge).

“Insurance” shall mean (i) all insurance policies covering any or all of the Collateral (regardless of whether the ABL Collateral Agent or the Term Collateral Agent is the loss payee or additional insured thereof) and (ii) any key man life insurance policies.

“Intellectual Property” shall mean, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, and the Trade Secret Licenses.

“Intercreditor Agreement Joinder” shall mean an agreement substantially in the form of Exhibit A.

“Interest Rate Protection Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.

“Intermediate Holdco” shall have the meaning set forth in the recitals hereto.

“Intermediate Holdco Credit Document Obligations” shall have the meaning provided in the Term Pledge Agreement as originally in effect.

“Intermediate Holdco Credit Documents” shall have the meaning provided in the Term Pledge Agreement as originally in effect.

“Intermediate Holdco Creditor” shall have the meaning provided in the Term Pledge Agreement as originally in effect.

“Inventory” shall mean merchandise, inventory and goods, and all additions, substitutions and replacements thereof and all accessions thereto, wherever located, together with all goods, supplies, incidentals, packaging materials, labels, materials and any other items used or usable in manufacturing, processing, packaging or shipping same, in all stages of production from raw materials through work in process to finished goods, and all products and proceeds of whatever sort and wherever located any portion thereof which may be returned, rejected, reclaimed or repossessed by either of the Collateral Agents from any Grantor’s customers, and shall specifically include all “inventory” as such term is defined in the UCC as in effect on the date hereof in the State of New York.

“Investment Accounts” shall mean all Securities Accounts, Commodities Accounts and Deposit Accounts.

“Investment Property” shall mean (i) all “investment property” as such term is defined in Article 9 of the UCC as in effect in the State of New York on the date hereof.

“Joint Venture” shall mean a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any corporate subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

“Lender” shall have the meaning set forth in the recitals hereto.

Exhibit Q

“Letter of Credit Rights” shall mean “letter-of-credit rights” as such term is defined in Article 9 of the UCC as in effect in the State of New York on the date hereof.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, charge, lien (statutory or other), charge, preference, priority or other security agreement of any kind or nature whatsoever (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any similar recording or notice statute or other law, and any lease having substantially the same effect as the foregoing).

“Material Contract” shall mean any contract or other arrangement to which Holdings or any of its Subsidiaries is a party (other than the Term Documents and ABL Documents) for which breach, nonperformance, cancellation or failure to renew could reasonable be expected to have a Material Adverse Effect (as defined in the Term Credit Agreement or the ABL Credit Agreement, as applicable).

“Money” shall mean “money” as defined in the UCC as in effect in the State of New York on the date hereof.

“New ABL Agent” shall have the meaning set forth in Section 3.4(f).

“New Term Agent” shall have the meaning set forth in Section 2.4(f).

“Other Hedging Agreements” shall mean any foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against fluctuations in currency values.

“Patent Licenses” shall mean all agreements providing for the granting of any right in or to Patents (whether such Grantor is licensee or licensor thereunder).

“Patents” shall mean all patents (whether United States or foreign) in or to which any Grantor now has or hereafter has any right, title or interest therein and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including, but not limited to: (i) all reissues, divisions, continuations (including, but not limited to, continuations-in-part and improvements thereof), extensions, renewals, and reexaminations thereof, (ii) all rights corresponding thereto throughout the world, (ii) all inventions and improvements described therein, (iii) all rights to sue for past, present and future infringements thereof, (iv) all licenses, claims, damages, and proceeds of suit arising therefrom, and (v) all Proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Permitted Refinancing” shall mean, as to any Indebtedness, the Refinancing of such Indebtedness (“Refinancing Indebtedness”) to refinance such existing Indebtedness; provided that, in the case of such Refinancing Indebtedness, the following conditions are satisfied:

(ix) the weighted average life to maturity of such Refinancing Indebtedness shall be greater than or equal to the weighted average life to maturity of the Indebtedness being refinanced, and the first scheduled principal payment in respect of such Refinancing Indebtedness shall not be earlier than the first scheduled principal payment in respect of the Indebtedness being refinanced;

Exhibit Q

(x) the principal amount of such Refinancing Indebtedness shall be less than or equal to the principal amount then outstanding of the Indebtedness being refinanced, except to the extent an increase in the principal amount thereof is permitted at such time pursuant to the ABL Documents and Term Documents which then remain in effect; and

(xi) the terms applicable to such Refinancing Indebtedness and, if applicable, the related guarantees of such Refinancing Indebtedness, shall not violate the applicable requirements contained in any Term Documents or ABL Documents which remain outstanding after giving effect to the respective Permitted Refinancing.

“Person” shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Pledged ABL Priority Collateral” shall have the meaning set forth in Section 3.4(e) (Bailee for Perfection).

“Pledged Debt” shall mean all Indebtedness owed to a Grantor issued by the obligors named therein, the instruments evidencing such Indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness.

“Pledged Equity Interests” shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests.

“Pledged LLC Interests” shall mean all interests in any limited liability company and the certificates, if any, representing such limited liability company interests and any interest of a Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests.

“Pledged Partnership Interests” shall mean all interests in any general partnership, limited partnership, limited liability partnership or other partnership and the certificates, if any, representing such partnership interests and any interest of a Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests.

“Pledged Stock” shall mean all shares of capital stock owned by a Grantor, and the certificates, if any, representing such shares and any interest of a Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

Exhibit Q

“Pledged TL Priority Collateral” shall have the meaning set forth in Section 2.4(e) (Bailee for Perfection).

“Pledged Trust Interests” shall mean all interests in a Delaware business trust or other trust (whether under the laws of the State of Delaware or otherwise) and the certificates, if any, representing such trust interests and any interest of a Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests.

“Proceeds” shall mean all “proceeds” as such term is defined in Article 9 of the UCC as in effect in the State of New York and, in any event, shall also include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to either Collateral Agent or any Grantor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Processing and Sale Period” shall have the meaning set forth in Section 4.3(a) (Access to Property to Process and Sell Inventory).

“Promissory Note” shall mean a “promissory note” as such term is defined in Article 9 of the UCC as in effect in the State of New York on the date hereof.

“Receivables” shall mean all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Property, together with all of a Grantor’s rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.

“Receivables Records” shall mean (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to Receivables, whether in the possession or under the control of a Grantor or any computer bureau or agent from time to time acting for a Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or secured parties, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or nonwritten forms of information related in any way to the foregoing or any Receivable.

Exhibit Q

“Record” shall have the meaning specified in Article 9 of the UCC as in effect in the State of New York on the date hereof.

“Recovery” shall have the meaning set forth in Section 6.17 (Avoidance Issues).

“Refinance” shall mean, in respect of any Indebtedness, to refinance, extend, renew, retire, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other Indebtedness, in exchange or replacement for, such Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Second Priority” shall mean, (i) with respect to any Lien purported to be created on any TL Priority Collateral pursuant to the ABL Security Documents, that such Lien is prior in right to any other Lien thereon, other than (x) Liens permitted pursuant to clause (y) of Section 10.03(iii) of the ABL Credit Agreement as in effect on the date hereof and (y) TL Permitted Liens permitted to be prior to the Liens on the TL Priority Collateral in accordance with clause (ii) of the definition “First Priority” contained herein; provided that in no event (except as expressly contemplated by Section 6.20(b) hereof) shall any such TL Permitted Lien be permitted (on a consensual basis) to be junior and subordinate to any ABL Permitted Liens as described in clause (x) above and senior in priority to the relevant Liens created pursuant to the ABL Security Documents and (ii) with respect to any Lien purported to be created on any ABL Priority Collateral pursuant to the Term Security Documents, that such Lien is prior in right to any other Lien thereon, other than (x) Liens permitted pursuant to clause (y) of Section 9.03(iii) of the Term Credit Agreement as in effect on the date hereof (and after giving effect to the Restatement Effective Date as defined therein) and (y) ABL Permitted Liens permitted to be prior to the Liens on the ABL Priority Collateral in accordance with clause (i) of the definition “First Priority” contained herein; provided that in no event shall any such ABL Permitted Lien be permitted (on a consensual basis) to be junior and subordinate to any TL Permitted Liens as described in clause (x) above and senior in priority to the relevant Liens created pursuant to the Term Security Documents.

“Scotia Capital” shall have the meaning set forth in the recitals hereto.

“Secured Hedge Counterparty” shall have the meaning provided in the Term Credit Agreement as originally in effect.

“Secured Parties” shall mean the ABL Secured Parties and the Term Secured Parties.

“Securities” shall mean all “securities” as such term is defined in Article 8 of the UCC as in effect on the date hereof, any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Accounts” shall mean all “securities accounts” as such term is defined in Article 8 of the UCC as in effect on the date hereof.

Exhibit Q

“Securities Entitlements” shall mean all “securities entitlements” as such term is defined in Article 8 of the UCC as in effect on the date hereof.

“Subsidiary” shall mean, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“Supporting Obligations” shall mean any “supporting obligation” as such term is defined in the UCC as in effect in the State of New York as in effect on the date hereof, now or hereafter owned by any Grantor, or in which any Grantor has any rights, and, in any event, shall include, but shall not be limited to all of such Grantor’s rights in any Letter-of-Credit Right or secondary obligation that supports the payment or performance of, and all security for, any Collateral consisting of Accounts, Chattel Paper, Documents, General Intangibles, Instruments or Investment Properties.

“Synthetic Lease” shall mean, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed), (i) that is not a capital lease in accordance with U.S. GAAP and (ii) in respect of which the lessee retains or obtains ownership of the property so leased for federal income tax purposes, other than any such lease under which that Person is the lessor.

“Term Administrative Agent” shall have the meaning set forth in the recitals hereto.

“Term Borrower” shall have the meaning set forth in the recitals hereto.

“Term Collateral Agent” shall have the meaning set forth in the recitals hereto and includes any New Term Agent to the extent set forth in Section 2.4(f).

“Term Collateral Priority Lien” shall have the meaning set forth in Section 2.4(a).

“Term Credit Agreement” shall have the meaning set forth in the recitals hereto.

“Term Documents” shall mean (x) the Term Credit Agreement and the Credit Documents (as defined in the Term Credit Agreement), (y) each Interest Rate Protection Agreement or Other Hedging Agreement with one or more Secured Hedge Counterparties which is secured pursuant to one or more of the Security Documents (as defined in the Term Credit Agreement) and (z) each of the other agreements, documents and instruments providing for or evidencing any Term Obligation (including any Permitted Refinancing of any Term Obligation), and any other document or instrument executed or delivered at any time in connection with any Term Obligation (including any Permitted Refinancing of any Term Obligation), together with any amendments, replacements, modifications, extensions, renewals or supplements to, or restatements of, any of the foregoing.

Exhibit Q

“Term Lenders” shall have the meaning set forth in the recitals hereto.

“Term Obligations” shall mean all obligations (including guaranty obligations) of every nature of each Grantor, from time to time owed to the Term Secured Parties or any of them, under any Term Document (including any Term Document in respect of a Permitted Refinancing of any Term Obligations), whether for principal, premium, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Person, would have accrued on any Term Obligation (including any Permitted Refinancing of any Term Obligations), whether or not a claim is allowed against Holdings or any of its Subsidiaries for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under (and obligations to cash collateralize) letters of credit and bank guaranties, fees, expenses, indemnification or otherwise.

“Term Pledge Agreement” shall mean the U.S. Pledge Agreement (as defined in the Term Credit Agreement).

“Term Secured Parties” shall mean the lenders and agents under the Term Credit Agreement and the Secured Hedge Counterparties and shall include all former lenders and agents under the Term Credit Agreement and Secured Hedge Counterparties to the extent that any Term Obligations owing to such Persons were incurred while such Persons were lenders or agents under the Term Credit Agreement or Secured Hedge Counterparties and such Term Obligations have not been paid or satisfied in full and all new Term Secured Parties to the extent set forth in Section 2.4(f) hereof.

“Term Security Agreement” shall mean the U.S. Security Agreement (as defined in the Term Credit Agreement).

“Term Security Documents” shall mean the Term Security Agreement and other the Security Documents (as defined in the Term Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Term Obligations (including any Permitted Refinancing of any Term Obligation) or under which rights or remedies with respect to such Liens are governed, together with any amendments, replacements, modifications, extensions, renewals or supplements to, or restatements of, any of the foregoing.

“Term Standstill Period” shall have the meaning set forth in Section 3.2(a) (Exercise of Remedies).

“TL Permitted Liens” shall mean the “Permitted Liens” under, and as defined in, the TL Credit Agreement as in effect on the Restatement Effective Date (as defined therein).

“TL Priority Collateral” shall mean, subject to the relevant provisions of Sections 6.21 and 6.22, all interests of each Grantor in the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located, including (1) all rights of each Grantor to receive moneys due and to become due under or pursuant to the following, (2) all rights of each Grantor to receive return of any premiums for or proceeds of any insurance, indemnity, warranty or guaranty with respect to the following or to receive condemnation proceeds with respect to the following, (3) all claims of each Grantor for damages arising out of or for breach of or default under any of the following, and (4) all rights of each Grantor to terminate, amend, supplement, modify or waive performance under any of the following, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder:

Exhibit Q

(xii) the Asset Sale Proceeds Account;

(xiii) all Equipment;

(xiv) all Fixtures;

(xv) all General Intangibles, including, without limitation, Material Contracts (in each case other than General Intangibles evidencing or governing ABL Priority Collateral);

(xvi) all Instruments (other than Instruments evidencing or governing or attached to (to the extent so attached) ABL Priority Collateral);

(xvii) all Letter of Credit Rights (other than Letter of Credit Rights addressed in clause (v) of the definition of “ABL Priority Collateral” herein);

(xviii) without duplication, all Pledged Equity Interests, all Pledged Debt, all Securities, all Security Entitlements and all Securities Accounts (in each case, other than any Collateral specifically listed as ABL Priority Collateral and any Supporting Obligations supporting ABL Priority Collateral);

(xix) all Intellectual Property;

(xx) all Commercial Tort Claims;

(xxi) all real property (including leasehold interests) on which the Grantors are required to provide a Lien to the Term Secured Parties pursuant to the Term Credit Agreement and any title insurance with respect to such real property and the proceeds thereof;

(xxii) except to the extent constituting, or relating to, the ABL Priority Collateral, all other personal property (whether tangible or intangible) of such Grantor;

(xxiii) to the extent constituting, or relating to, any of the items referred to in the preceding clauses (i) through (xi), all Documents and Insurance; provided that to the extent any of the foregoing also relates to ABL Priority Collateral only that portion related to the items referred to in the preceding clauses (i) through (xi) as being included in the TL Priority Collateral shall be included in the TL Priority Collateral;

(xxiv) to the extent relating to any of the items referred to in the preceding clauses (i) through (xii), all Supporting Obligations; provided that to the extent any of the foregoing also relates to ABL Priority Collateral only that portion related to the items referred to in the preceding clauses (i) through (xii) as being included in the TL Priority Collateral shall be included in the TL Priority Collateral;

(xxv) all books, Records and Collateral Records relating to the foregoing (including without limitation all books, databases, customer lists, engineer drawings, Records and Collateral Records, whether tangible or electronic, which contain any information relating to any of the foregoing); provided that to the extent any of such books, Records and Collateral Records also relates to ABL Priority Collateral only that portion related to the items referred

Exhibit Q

to in the preceding clauses (i) through (xiii) as being included in the TL Priority Collateral shall be included in the TL Priority Collateral; and

(xxvi) all Cash Proceeds and, solely to the extent not constituting ABL Priority Collateral, non-Cash Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing and all collateral security, guarantees and other Collateral Support given by any Person with respect to any of the foregoing.

Notwithstanding anything to the contrary contained above or in the definition of ABL Priority Collateral, to the extent proceeds of Collateral are identifiable proceeds received from the sale or disposition of all or substantially all of the Capital Stock of any of the Domestic Subsidiaries of Holdings which is a Grantor or all or substantially all of the assets of any such Domestic Subsidiary, such proceeds shall constitute (1) first, in an amount equal to the net book value of the Accounts (as described in clause (i) of the definition of ABL Priority Collateral, and excluding any Accounts to the extent excluded pursuant to said clause (i)) and Inventory owned by such Domestic Subsidiary at the time of such sale, ABL Priority Collateral and (2) second, to the extent in excess of the amounts described in preceding clause (1), TL Priority Collateral.

“TL Priority Collateral Enforcement Action Notice” shall have the meaning set forth in Section 4.3(a).

“TL Priority Collateral Enforcement Actions” shall have the meaning set forth in Section 4.3(a).

“Trademark Licenses” shall mean any and all agreements providing for the granting of any right in or to Trademarks (whether such Grantor is licensee or licensor thereunder).

“Trademarks” shall mean (i) all United States and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing, (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by the foregoing, (iv) the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and (v) all Proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Trade Secret Licenses” shall mean any and all agreements providing for the granting of any right in or to Trade Secrets (whether a Grantor is licensee or licensor thereunder).

“Trade Secrets” shall mean all trade secrets and all other confidential or proprietary information and know-how whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, including but not limited to: (i) any secretly held existing engineering or other data, information, production procedures and other know-how relating to the design manufacture, assembly, installation, use, operation, marketing, sale and/or servicing of any products or business of any Grantor worldwide, (ii) the right to sue for past, present and future misappropriation or other violation of any Trade Secret, and (iii) all Proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages, and proceeds of suit.

Exhibit Q

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

“U.S. GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

“U.S. Term Borrower” shall have the meaning set forth in the recitals hereto.

1.2. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement, (d) all references herein to Exhibits or Sections shall be construed to refer to Exhibits or Sections of this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (f) terms defined in the UCC but not otherwise defined herein shall have the same meanings herein as are assigned thereto in the UCC, (g) reference to any law means such law as amended, modified, codified, replaced or re-enacted, in whole or in part, and in effect on the date hereof, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder, and (h) references to Sections or clauses shall refer to those portions of this Agreement, and any references to a clause shall, unless otherwise identified, refer to the appropriate clause within the same Section in which such reference occurs.

Section 2. TL Priority Collateral.

2.1. Lien Priorities.

(a) Relative Priorities. Notwithstanding (i) the time, manner, order or method of grant, creation, attachment or perfection of any Liens securing the ABL Obligations granted on the TL Priority Collateral or of any Liens securing the Term Obligations granted on the TL Priority Collateral, (ii) the validity or enforceability of the security interests and Liens granted in favor of any Collateral Agent or any Secured Party on the TL Priority Collateral, (iii) the date on which any ABL Obligations or Term Obligations is extended, (iv) any provision of the UCC or any other applicable law, including any rule for determining priority thereunder or under any other law or rule governing the relative priorities of secured creditors, including with respect to real property or fixtures, (v) any provision set forth in any ABL Document or any Term Document (other than this Agreement), (vi) the possession or control by any Collateral Agent or any Secured Party or any bailee of all or any part of any TL Priority Collateral as of the date hereof or otherwise, or (vii) any other circumstance whatsoever, the ABL Collateral Agent, on behalf of itself and the ABL Secured Parties, hereby agrees that:

Exhibit Q

(i) any Lien on the TL Priority Collateral securing any Term Obligations now or hereafter held by or on behalf of the Term Collateral Agent or any Term Secured Parties or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the TL Priority Collateral securing any of the ABL Obligations; and

(ii) any Lien on the TL Priority Collateral now or hereafter held by or on behalf of the ABL Collateral Agent or any ABL Secured Parties or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the TL Priority Collateral securing any Term Obligations.

All Liens on the TL Priority Collateral securing any Term Obligations shall be and remain senior in all respects and prior to all Liens on the TL Priority Collateral securing any ABL Obligations for all purposes, whether or not such Liens securing any Term Obligations are subordinated to any Lien securing any other obligation of the Company, any other Grantor or any other Person.

(b) Prohibition on Contesting Liens. Each of the ABL Collateral Agent, for itself and on behalf of each ABL Secured Party, and the Term Collateral Agent, for itself and on behalf of each Term Secured Party, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), (i) the priority, validity or enforceability of a Lien held by or on behalf of any of the Term Secured Parties in the TL Priority Collateral or by or on behalf of any of the ABL Secured Parties in the TL Priority Collateral, as the case may be or (ii) the validity or enforceability of any ABL Security Document (or any ABL Obligations thereunder) or any Term Security Document (or any Term Obligations thereunder); provided that nothing in this Agreement shall be construed to prevent or impair the rights of either of the Collateral Agents or any Secured Party to enforce this Agreement, including the priority of the Liens on the TL Priority Collateral securing the Term Obligations and the ABL Obligations as provided in Sections 2.1 (a) (Relative Priorities) and 2.2(a) (Exercise of Remedies).

(c) No New Liens. So long as the Discharge of Term Obligations has not occurred, the parties hereto agree that the Company or any other Grantor shall not grant or permit any additional Liens on any asset or property of any Grantor to secure any ABL Obligation unless it has granted or contemporaneously grants (i) a First Priority Lien on such asset or property to secure the Term Obligations if such asset or property constitutes TL Priority Collateral or (ii) a Second Priority Lien on such asset or property to secure the Term Obligations if such asset or property constitutes ABL Priority Collateral. To the extent that the provisions of clause (i) in the immediately preceding sentence are not complied with for any reason, without limiting any other rights and remedies available to the Term Collateral Agent and/or the Term Secured Parties, the ABL Collateral Agent, on behalf of ABL Secured Parties, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens on the TL Priority Collateral granted in contravention of such clause (i) of this Section 2.1(c) shall be subject to Section 2.3 (Payments Over).

(d) Effectiveness of Lien Priorities. Each of the parties hereto acknowledges that the Lien priorities provided for in this Agreement shall not be affected or impaired in any manner whatsoever, including, without limitation, on account of: (i) the invalidity, irregularity or unenforceability of all or any part of the ABL Documents or the Term Documents; (ii) any amendment, change or modification of any ABL Documents or Term Documents; or (iii) any

Exhibit Q

impairment, modification, change, exchange, release or subordination of or limitation on, any liability of, or stay of actions or lien enforcement proceedings against, Holdings or any of its Subsidiaries party to any of the ABL Documents or the Term Documents, its property, or its estate in bankruptcy resulting from any bankruptcy, arrangement, readjustment, composition, liquidation, rehabilitation, similar proceeding or otherwise involving or affecting any Secured Party.

2.2. Exercise of Remedies.

(a) So long as the Discharge of Term Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against Holdings, the Company or any other Grantor:

(i) neither the ABL Collateral Agent nor any of the ABL Secured Parties (x) will exercise or seek to exercise any rights or remedies (including, without limitation, setoff) with respect to any TL Priority Collateral (including, without limitation, the exercise of any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement in respect of TL Priority Collateral to which the ABL Collateral Agent or any ABL Secured Party is a party) or institute or commence, or join with any Person (other than the Term Collateral Agent and the Term Secured Parties) in commencing any action or proceeding with respect to such rights or remedies (including any action of foreclosure), enforcement, collection or execution; provided, however, that the ABL Collateral Agent may exercise any or all such rights after the passage of a period of 180 days from the date of delivery of a notice in writing to the Term Collateral Agent of the ABL Collateral Agent’s intention to exercise its right to take such actions (the “ABL Standstill Period”); provided, further, however, notwithstanding anything herein to the contrary, neither the ABL Collateral Agent nor any ABL Secured Party will exercise any rights or remedies with respect to any TL Priority Collateral if, notwithstanding the expiration of the ABL Standstill Period, the Term Collateral Agent or Term Secured Parties shall have commenced the exercise of any of their rights or remedies with respect to all or any portion of the TL Priority Collateral (prompt notice of such exercise to be given to the ABL Collateral Agent) and are pursuing the exercise thereof, (y) will contest, protest or object to any foreclosure proceeding or action brought by the Term Collateral Agent or any Term Secured Party with respect to, or any other exercise by the Term Collateral Agent or any Term Secured Party of any rights and remedies relating to, the TL Priority Collateral under the Term Documents or otherwise, and (z) subject to its rights under clause (i)(x) above, will object to the forbearance by the Term Collateral Agent or the Term Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the TL Priority Collateral, in each case so long as the respective interests of the ABL Secured Parties attach to the proceeds thereof subject to the relative priorities described in Section 2.1 (Lien Priorities); provided, however, that nothing in this Section 2.2(a) shall be construed to authorize the ABL Collateral Agent or any ABL Secured Party to sell any TL Priority Collateral free of the Lien of the Term Collateral Agent or any Term Secured Party; and

(ii) subject to Section 4 (Cooperation with respect to ABL Priority Collateral), the Term Collateral Agent and the Term Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including set off and the right to credit bid their debt) and make determinations regarding the disposition of, or restrictions with respect to, the TL Priority Collateral without any consultation with or the consent of the ABL Collateral Agent or any ABL Secured Party; provided, that:

Exhibit Q

(1) the ABL Collateral Agent may take any action (not adverse to the prior Liens on the TL Priority Collateral securing the Term Obligations, or the rights of any Term Collateral Agent or the Term Secured Parties to exercise remedies in respect thereof) in order to preserve or protect its Lien on the TL Priority Collateral;

(2) the ABL Secured Parties shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the ABL Secured Parties, including without limitation any claims secured by the TL Priority Collateral, if any, in each case in accordance with the terms of this Agreement;

(3) the ABL Secured Parties shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either the Bankruptcy Law or applicable non-bankruptcy law, in each case in accordance with the terms of this Agreement;

(4) the ABL Secured Parties shall be entitled to vote on any plan of reorganization and file any proof of claim in an Insolvency or Liquidation Proceeding or otherwise and other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the TL Priority Collateral; and

(5) the ABL Collateral Agent or any ABL Secured Party may exercise any of its rights or remedies with respect to the TL Priority Collateral after the termination of the ABL Standstill Period to the extent permitted by clause (i)(x) above.

Subject to Section 4 (Cooperation with respect to ABL Priority Collateral), in exercising rights and remedies with respect to the TL Priority Collateral, the Term Collateral Agent and the Term Secured Parties may enforce the provisions of the Term Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of TL Priority Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b) The ABL Collateral Agent, on behalf of itself and the ABL Secured Parties, agrees that it will not take or receive any TL Priority Collateral or any proceeds of TL Priority Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any TL Priority Collateral unless and until the Discharge of Term Obligations has occurred, except as expressly provided in the proviso in clause (ii) of Section 2.2(a) (Exercise of Remedies) or in Section 4 (Cooperation with respect to ABL Priority Collateral). Without limiting the generality of the foregoing, unless and until the Discharge of Term Obligations has occurred, except as expressly provided in the proviso in clause (ii) of Section 2.2(a) (Exercise of Remedies) or in Section 4 (Cooperation with respect to ABL Priority Collateral), the sole right of the ABL Collateral Agent and the ABL Secured Parties with respect to the TL Priority Collateral is to hold a Lien on the TL Priority Collateral pursuant to the ABL Documents for the period and to the extent granted therein

Exhibit Q

and to receive a share of the proceeds thereof, if any, after the Discharge of the Term Obligations has occurred in accordance with the terms hereof, the Term Documents and applicable law.

(c) Subject to the proviso in clause (ii) of Section 2.2(a) (Exercise of Remedies) and Section 4 (Cooperation with respect to ABL Priority Collateral):

(i) the ABL Collateral Agent, for itself and on behalf of the ABL Secured Parties, agrees that the ABL Collateral Agent and the ABL Secured Parties will not take any action that would hinder any exercise of remedies under the Term Documents with respect to the TL Priority Collateral or is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the TL Priority Collateral, whether by foreclosure or otherwise, and

(ii) the ABL Collateral Agent, for itself and on behalf of the ABL Secured Parties, hereby waives any and all rights it or the ABL Secured Parties may have as a junior lien creditor with respect to the TL Priority Collateral or otherwise to object to the manner in which the Term Collateral Agent or the Term Secured Parties seek to enforce or collect the Term Obligations or the Liens granted in any of the TL Priority Collateral, regardless of whether any action or failure to act by or on behalf of the Term Collateral Agent or Term Secured Parties is adverse to the interest of the ABL Secured Parties.

(d) The ABL Collateral Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any ABL Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the Term Collateral Agent or the Term Secured Parties with respect to the TL Priority Collateral as set forth in this Agreement and the Term Documents.

2.3. Payments Over.

So long as the Discharge of Term Obligations has not occurred, any TL Priority Collateral, cash proceeds thereof or non-cash proceeds not constituting ABL Priority Collateral received by the ABL Collateral Agent or any ABL Secured Parties in connection with the exercise of any right or remedy (including set off) relating to the TL Priority Collateral in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the Term Collateral Agent for the benefit of the Term Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Term Collateral Agent is hereby authorized to make any such endorsements as agent for the ABL Collateral Agent or any such ABL Secured Parties. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.

2.4. Other Agreements.

(a) Releases.

(i) If, in connection with:

(1) the exercise of any Term Collateral Agent’s remedies in respect of the TL Priority Collateral provided for in Section 2.2(a) (Exercise of Remedies), including any sale, lease, exchange, transfer or other disposition of any such TL Priority Collateral; or

Exhibit Q

(2) any sale, lease, exchange, transfer or other disposition of any TL Priority Collateral permitted under the terms of the Term Documents and the ABL Documents (whether or not an event of default thereunder, and as defined therein, has occurred and is continuing), the Term Collateral Agent, for itself or on behalf of any of the Term Secured Parties, releases any of its Liens on any part of the TL Priority Collateral other than (A) in connection with the Discharge of Term Obligations and (B) after the occurrence and during the continuance of any event of default under the ABL Credit Agreement, then the Liens, if any, of the ABL Collateral Agent, for itself or for the benefit of the ABL Secured Parties, on such TL Priority Collateral (but not the Proceeds thereof, which shall be subject to the priorities set forth in this Agreement) shall be automatically, unconditionally and simultaneously released and the ABL Collateral Agent, for itself or on behalf of any such ABL Secured Parties, promptly shall execute and deliver to the Term Collateral Agent or such Grantor such termination statements, releases and other documents as the Term Collateral Agent or such Grantor may request to effectively confirm such release.

(ii) Until the Discharge of Term Obligations occurs, the ABL Collateral Agent, for itself and on behalf of the ABL Secured Parties, hereby irrevocably constitutes and appoints the Term Collateral Agent and any officer or agent of the Term Collateral Agent, with full power of substitution, as its true and lawful attorney in fact with full irrevocable power and authority in the place and stead of the ABL Collateral Agent or such holder or in the Term Collateral Agent’s own name, from time to time in the Term Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 2.4(a) with respect to TL Priority Collateral, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 2.4(a) with respect to TL Priority Collateral, including any endorsements or other instruments of transfer or release.

(iii) Until the Discharge of Term Obligations occurs, to the extent that the Term Secured Parties (a) have released any Lien on TL Priority Collateral and any such Lien is later reinstated or (b) obtain any new First Priority Liens on assets constituting TL Priority Collateral from Grantors, then the ABL Secured Parties shall be granted a Second Priority Lien on any such TL Priority Collateral.

(iv) If, prior to the Discharge of Term Obligations, a subordination of the Term Collateral Agent’s Lien on any TL Priority Collateral is permitted (or in good faith believed by the Term Collateral Agent to be permitted) under the Term Credit Agreement and the ABL Credit Agreement to another Lien permitted under the Term Credit Agreement and the ABL Credit Agreement (a “Term Collateral Priority Lien”), then the Term Collateral Agent is authorized to execute and deliver a subordination agreement with respect thereto in form and substance satisfactory to it, and the ABL Collateral Agent, for itself and on behalf of the ABL Secured Parties, shall promptly execute and deliver to the Term Collateral Agent an identical subordination agreement subordinating the Liens of the ABL Collateral Agent for the benefit of (and behalf of) the ABL Secured Parties to such Term Collateral Priority Lien.

(b) Insurance. Unless and until the Discharge of Term Obligations has occurred, the Term Collateral Agent and the Term Secured Parties shall have the sole and exclusive right, subject to the rights of the Grantors under the Term Documents, to adjust settlement for any insurance policy covering the TL Priority Collateral in the event of any loss thereunder and to

Exhibit Q

approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) in respect of the TL Priority Collateral.

(c) Amendments to ABL Security Documents.

(i) Without the prior written consent of the Term Collateral Agent, no ABL Security Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new ABL Document, would contravene the provisions of this Agreement. Grantors agree that each ABL Security Document shall include the following language (with any necessary modifications to give effect to applicable definitions) (or language to similar effect approved by the Term Collateral Agent):

“Notwithstanding anything herein to the contrary, the liens and security interests granted to the ABL Collateral Agent pursuant to this Agreement in any TL Priority Collateral and the exercise of any right or remedy by the ABL Collateral Agent with respect to any TL Priority Collateral hereunder are subject to the provisions of the Intercreditor Agreement, dated as of April 12, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among DHM HOLDING COMPANY, INC., a Delaware corporation, DOLE HOLDING COMPANY, LLC, a Delaware limited liability company , DOLE FOOD COMPANY, INC., a Delaware corporation (the “Company”), the other GRANTORS from time to time party thereto, DEUTSCHE BANK AG NEW YORK BRANCH (“DBAG”), as ABL Collateral Agent, and DBAG, as Term Collateral Agent, and certain other persons party or that may become party thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

In addition, Grantors agree that each mortgage in favor of the ABL Secured Parties covering any TL Priority Collateral shall contain such other language as the Term Collateral Agent may reasonably request to reflect the subordination of such mortgage to the mortgage in favor of the Term Secured Parties covering such TL Priority Collateral.

(ii) In the event any Term Collateral Agent or the Term Secured Parties and the relevant Grantor enter into any amendment, waiver or consent in respect of any of the Term Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Term Security Document or changing in any manner the rights of the Term Collateral Agent, such Term Secured Parties, the Company or any other Grantor thereunder, in each case with respect to or relating to the TL Priority Collateral, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable ABL Security Document without the consent of the ABL Collateral Agent or the ABL Secured Parties and without any action by the ABL Collateral Agent, the Company or any other Grantor, provided, that (A) no such amendment, waiver or consent shall have the effect of (i) removing assets that constitute TL Priority Collateral subject to the Lien of the ABL Security Documents, except to the extent that a release of such Lien is permitted or required by Section 2.4(a) (Releases) and provided that there is a corresponding release of such Lien securing the Term Obligations, (ii) imposing duties on the ABL Collateral Agent without its consent or (iii) permitting other liens on the

Exhibit Q

TL Priority Collateral not permitted under the terms of the ABL Documents or Section 2.5 (Insolvency or Liquidation Proceedings) and (B) notice of such amendment, waiver or consent shall have been given to the ABL Collateral Agent within ten (10) Business Days after the effective date of such amendment, waiver or consent.

(d) Rights As Unsecured Creditors. Except as otherwise set forth in Section 2.1 (Lien Priorities), the ABL Collateral Agent and the ABL Secured Parties may exercise rights and remedies as unsecured creditors against the Company or any other Grantor that has guaranteed the ABL Obligations in accordance with the terms of the ABL Documents and applicable law. Except as otherwise set forth in Section 2.1 (Lien Priorities), nothing in this Agreement shall prohibit the receipt by the ABL Collateral Agent or any ABL Secured Parties of the required payments of interest, principal and other amounts in respect of the ABL Obligations so long as such receipt is not the direct or indirect result of the exercise by the ABL Collateral Agent or any ABL Secured Parties of rights or remedies as a secured creditor (including set off) in respect of the TL Priority Collateral in contravention of this Agreement or enforcement in contravention of this Agreement of any Lien held by any of them.

(e) Bailee for Perfection.

(i) The Term Collateral Agent agrees to hold that part of the TL Priority Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC (such TL Priority Collateral being the “Pledged TL Priority Collateral”) as collateral agent for the Term Secured Parties and as bailee for and, with respect to any collateral that cannot be perfected in such manner, as agent for, the ABL Collateral Agent (on behalf of the ABL Secured Parties) and any assignee thereof solely for the purpose of perfecting the security interest granted under the Term Documents and the ABL Documents, respectively, subject to the terms and conditions of this Section 2.4(e).

(ii) Subject to the terms of this Agreement, until the Discharge of Term Obligations has occurred, the Term Collateral Agent shall be entitled to deal with the Pledged TL Priority Collateral in accordance with the terms of the Term Documents as if the Liens of the ABL Collateral Agent under the ABL Security Documents did not exist. The rights of the ABL Collateral Agent shall at all times be subject to the terms of this Agreement and to the Term Collateral Agent’s rights under the Term Documents.

(iii) The Term Collateral Agent shall have no obligation whatsoever to any Term Secured Party, the ABL Collateral Agent or any ABL Secured Party to ensure that the Pledged TL Priority Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 2.4(e). The duties or responsibilities of the Term Collateral Agent under this Section 2.4(e) shall be limited solely to holding the Pledged TL Priority Collateral as bailee or agent in accordance with this Section 2.4(e).

(iv) The Term Collateral Agent acting pursuant to this Section 2.4(e) shall not have by reason of the Term Security Documents, the ABL Security Documents, this Agreement or any other document a fiduciary relationship in respect of any Term Secured Party, the ABL Collateral Agent or any ABL Secured Party.

Exhibit Q

(v) Upon the Discharge of the Term Obligations under the Term Documents to which the Term Collateral Agent is a party, the Term Collateral Agent shall deliver or cause to be delivered the remaining Pledged TL Priority Collateral (if any) in its possession or in the possession of its agents or bailees, together with any necessary endorsements, first, to the ABL Collateral Agent to the extent ABL Obligations remain outstanding, and second, to the applicable Grantor to the extent no Term Obligations or ABL Obligations remain outstanding (in each case, so as to allow such Person to obtain control of such Pledged TL Priority Collateral) and will cooperate with the ABL Collateral Agent in assigning (without recourse to or warranty by the Term Collateral Agent or any Term Secured Party or agent or bailee thereof) control over any other Pledged TL Priority Collateral under its control. The Term Collateral Agent further agrees to take all other action reasonably requested by such Person in connection with such Person obtaining a first priority interest in the Pledged TL Priority Collateral or as a court of competent jurisdiction may otherwise direct.

(vi) Notwithstanding anything to the contrary herein, if, for any reason, any ABL Obligations remain outstanding upon the Discharge of the Term Obligations, all rights of the Term Collateral Agent hereunder and under the Term Security Documents or the ABL Security Documents (1) with respect to the delivery and control of any part of the TL Priority Collateral, and (2) to direct, instruct, vote upon or otherwise influence the maintenance or disposition of such TL Priority Collateral, shall immediately, and (to the extent permitted by law) without further action on the part of either of the ABL Collateral Agent or the Term Collateral Agent, pass to the ABL Collateral Agent, who shall thereafter hold such rights for the benefit of the ABL Secured Parties. Each of the Term Collateral Agent and the Grantors agrees that it will, if any ABL Obligations remain outstanding upon the Discharge of the Term Obligations, take any other action required by any law or reasonably requested by the ABL Collateral Agent, in connection with the ABL Collateral Agent’s establishment and perfection of a First Priority security interest in the TL Priority Collateral.

(vii) Notwithstanding anything to the contrary contained herein, if for any reason, prior to the Discharge of the ABL Obligations, the Term Collateral Agent acquires possession of any Pledged ABL Priority Collateral, the Term Collateral Agent shall hold same bailee and/or agent to the same extent as is provided in preceding clause (i) with respect to Pledged TL Priority Collateral, provided that as soon as is practicable the Term Collateral Agent shall deliver or cause to be delivered such Pledged ABL Priority Collateral to the ABL Collateral Agent in a manner otherwise consistent with the requirements of preceding clause (v).

Exhibit Q

(f) When Discharge of Term Obligations Deemed to Not Have Occurred. Notwithstanding anything to the contrary herein, if at any time after the Discharge of Term Obligations has occurred (or concurrently therewith) the Company or any other Grantor immediately thereafter (or concurrently therewith) enters into any Permitted Refinancing of any Term Obligations, then such Discharge of Term Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of Term Obligations), and the obligations under the Permitted Refinancing shall automatically be treated as Term Obligations (together with Interest Rate Protection Agreements and Other Hedging Agreements on the basis provided in the definition of “Term Documents” contained herein) for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, the term “Term Credit Agreement” shall be deemed appropriately modified to refer to such Permitted Refinancing and the Term Collateral Agent under such Term Documents shall be a Term Collateral Agent for all purposes hereof and the new secured parties under such Term Documents (together with Secured Hedge Counterparties as provided herein) shall automatically be treated as Term Secured Parties for all purposes of this Agreement. Upon receipt of a notice stating that the Company or any other Grantor has entered into a new Term Document in respect of a Permitted Refinancing of Term Obligations (which notice shall include the identity of the new collateral agent, such agent, the “New Term Agent”), and delivery by the New Term Agent of an Intercreditor Agreement Joinder, the ABL Collateral Agent shall promptly (i) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or such New Term Agent shall reasonably request in order to provide to the New Term Agent the rights contemplated hereby, in each case consistent in all material respects with the terms hereof and (ii) deliver to the New Term Agent any Pledged TL Priority Collateral held by the ABL Collateral Agent together with any necessary endorsements (or otherwise allow the New Term Agent to obtain control of such Pledged TL Priority Collateral). The New Term Agent shall agree to be bound by the terms of this Agreement. If the new Term Obligations under the new Term Documents are secured by assets of the Grantors of the type constituting TL Priority Collateral that do not also secure the ABL Obligations, then the ABL Obligations shall be secured at such time by a Second Priority Lien on such assets to the same extent provided in the ABL Security Documents with respect to the other TL Priority Collateral. If the new Term Obligations under the new Term Documents are secured by assets of the Grantors of the type constituting ABL Priority Collateral that do not also secure the ABL Obligations, then the ABL Obligations shall be secured at such time by a First Priority Lien on such assets to the same extent provided in the ABL Security Documents with respect to the other ABL Priority Collateral.

(g) Option to Purchase Term Obligations.(i) Without prejudice to the enforcement of remedies by the Term Collateral Agent and the Term Secured Parties, any Person or Persons (in each case who must meet all eligibility standards contained in all relevant Term Documents) at any time or from time to time designated by the holders of more than 50% in aggregate outstanding principal amount of the ABL Obligations under the ABL Credit Agreement as being entitled to exercise all default purchase options as to the Term Obligations then outstanding (an “Eligible ABL Purchaser”) shall have the right to purchase by way of assignment (and shall thereby also assume all commitments and duties of the Term Secured Parties), at any time during the exercise period described in clause (iii) below of this Section 2.4(g), all, but not less than all, of the Term Obligations (other than the Term Obligations of a Defaulting Term Secured Party (as defined below)), including all principal of and accrued and unpaid interest and fees on and all prepayment or acceleration penalties and premiums in respect of all Term Obligations outstanding at the time of purchase; provided that at the time of (and as a condition to) any purchase pursuant to this

Exhibit Q

Section 2.4(g), all commitments pursuant to any then outstanding Term Credit Agreement shall have terminated and all Hedge Agreements constituting Term Documents also shall have been terminated in accordance with their terms. Any purchase pursuant to this Section 2.4(g)(i) shall be made as follows:

(1) for (x) a purchase price equal to the sum of (A) (I) in the case of all loans, advances or other similar extensions of credit that constitute Term Obligations (including unreimbursed amounts drawn in respect of letters of credit and bank guaranties, but excluding the undrawn amount of then outstanding letters of credit and bank guaranties), 100% of the principal amount thereof and all accrued and unpaid interest thereon through the date of purchase (without regard, however, to any acceleration prepayment penalties or premiums other than customary breakage costs) and (II) in the case of all credit-linked deposits (or equivalents) related to the foregoing Obligations set forth in preceding clause (I) (which credit-linked deposits, for the avoidance of doubt, will continue to be held by the applicable deposit bank for application pursuant to the terms of the Term Credit Agreement and it being understood and agreed that upon any drawing under any letter of credit or any bank guaranty, such deposit bank and the Term Administrative Agent shall apply the credit-linked deposits deposited with the deposit bank to repay the respective unpaid drawing or unreimbursed payment, as the case may be, in accordance with the terms of the Term Credit Agreement), 100% of the aggregate amount of such credit-linked deposits and all accrued and unpaid interest thereon through the date of purchase, (B) in the case of any Hedge Agreement, the aggregate amount then owing to each Secured Hedge Counterparty (which is a Term Secured Party) thereunder pursuant to the terms of the respective Hedge Agreement, including without limitation all amounts owing to such Secured Hedge Counterparty (which is a Term Secured Party) as a result of the termination (or early termination) thereof (in each case, to the extent of its interest as a Term Secured Party) plus (C) all accrued and unpaid fees, expenses, indemnities and other amounts through the date of purchase; and (y) an obligation on the part of the respective Eligible ABL Purchasers (which shall be expressly provided in the assignment documentation described below) to reimburse each issuing lender and bank guaranty issuer (or, in each case, Term Secured Party required to pay same) for all amounts thereafter drawn with respect to any letters of credit and any bank guaranties constituting Term Obligations which remain outstanding after the date of any purchase pursuant to this Section 2.4 (except to the extent of the credit-linked deposits actually held at such time by the deposit bank under the Term Credit Agreement which are required, in accordance with the provisions of the Term Credit Agreement, to be applied to pay same);

(2) with the purchase price described in preceding clause (i)(l)(x) payable in cash on the date of purchase against transfer to the respective Eligible ABL Purchaser or Eligible ABL Purchasers (without recourse and without any representation or warranty whatsoever, whether as to the enforceability of any Term Obligation or the validity, enforceability, perfection, priority or sufficiency of any Lien securing, or guarantee or other supporting obligation for, any Term Obligation or as to any other matter whatsoever, except the representation and warranty that the transferor owns free and clear of all Liens and encumbrances (other than participation interests not prohibited by the Term Credit Agreement, in which case the purchase price described in preceding clause (i)(l)(x) shall be appropriately adjusted so that the Eligible ABL Purchaser or Eligible ABL Purchasers do not pay amounts represented by any participation interest which remains in effect), and has the right to convey, whatever claims and interests it may have in respect of the Term

Exhibit Q

Obligations); provided that the purchase price in respect of any outstanding letter of credit that remains undrawn on the date of purchase shall be payable in cash as and when such letter of credit is drawn upon (i) first, from the credit-linked deposits which then remain on deposit in accordance with the terms of the Term Credit Agreement (as described in clause (1)(A)(II) above), until the amounts contained therein have been exhausted, and (ii) thereafter, directly by the respective Eligible ABL Purchaser or Eligible ABL Purchasers;

(3) with the purchase price described in preceding clause (i)(1)(x) accompanied by a waiver by the ABL Collateral Agent (on behalf of itself and the other ABL Secured Parties) of all claims arising out of this Agreement and the transactions contemplated hereby as a result of exercising the purchase option contemplated by this Section 2.4(g);

(4) with all amounts payable to the various Term Secured Parties in respect of the assignments described above to be distributed to them by the Term Collateral Agent in accordance with their respective holdings of the various Term Obligations; and

(5) with such purchase to be made pursuant to assignment documentation in form and substance reasonably satisfactory to, and prepared by counsel for, the Term Collateral Agent (with the cost of such counsel to be paid by the Grantors or, if the Grantors do not make such payment, by the respective Eligible ABL Purchaser or Eligible ABL Purchasers, who shall have the right to obtain reimbursement of same from the Grantors); it being understood and agreed that the Term Collateral Agent and each other Term Secured Party shall retain all rights to indemnification as provided in the relevant Term Documents for all periods prior to any assignment by them pursuant to the provisions of this Section 2.4(g). The relevant assignment documentation shall also provide that, if for any reason (other than the gross negligence or willful misconduct of the Term Collateral Agent (as determined by a court of competent jurisdiction in a final and non-appealable judgment)), the amount of credit-linked deposits held by the deposit bank under the terms of the Term Credit Documents is at any time less than the full amounts owing with respect to any letter of credit and/or any bank guaranty described above (including facing, fronting, facility and similar fees) then the respective Eligible ABL Purchaser or Eligible ABL Purchasers shall promptly reimburse the Term Collateral Agent (who shall pay the respective issuing lender and/or bank guaranty issuer, as the case may be) the amount of deficiency.

(ii) The right to exercise the purchase option described in Section 2.4(g)(i) above shall be exercisable and legally enforceable upon at least ten (10) Business Days’ prior written notice of exercise (which notice, once given, shall be irrevocable and fully binding on the respective Eligible ABL Purchaser or Eligible ABL Purchasers) given to the Term Collateral Agent by an Eligible ABL Purchaser. Neither the Term Collateral Agent nor any Term Secured Party shall have any disclosure obligation to any Eligible Term Purchaser, the ABL Collateral Agent or any ABL Secured Party in connection with any exercise of such purchase option.

(iii) The right to purchase the Term Obligations as described in this Section 2.4(g) may be exercised (by giving the irrevocable written notice described in preceding clause (ii)) during the period that (1) begins on the date occurring three Business Days after the first to occur of (x) the date of the acceleration of the final maturity of the loans under the Term

Exhibit Q

Credit Agreement, (y) the occurrence of the final maturity of the loans under the Term Credit Agreement or (z) the occurrence of an Insolvency or Liquidation Proceeding with respect to the Company or any other Grantor which constitutes an event of default under the Term Credit Agreement (in each case, so long as the acceleration, failure to pay amounts due at final maturity or such Insolvency or Liquidation Proceeding constituting an event of default has not been rescinded or cured within such 10 Business Day period, and so long as any unpaid amounts constituting Term Obligations remain owing); provided that if there is any failure to meet the condition described in the proviso of preceding clause (i) hereof, the aforementioned date shall be extended until the first date upon which such condition is satisfied, and (2) ends on the 90th day after the start of the period described in clause (1) above.

(iv) The obligations of the Term Secured Parties to sell their respective Term Obligations under this Section 2.4(g) are several and not joint and several. To the extent any Term Secured Party breaches its obligation to sell its Term Obligations under this Section 2.4(g) (a “Defaulting Term Secured Party”), nothing in this Section 2.4(g) shall be deemed to require the Term Collateral Agent or any Term Secured Party to purchase such Defaulting Term Secured Party’s Term Obligations for resale to the holders of ABL Obligations and in all cases, the Term Collateral Agent and each Term Secured Party complying with the terms of this Section 2.4(g) shall not be deemed to be in default of this Agreement or otherwise be deemed liable for any action or inaction of any Defaulting Term Secured Party; provided that nothing in this clause (iv) shall require any Eligible ABL Purchaser to purchase less than all of the Term Obligations.

(v) Each Grantor irrevocably consents to any assignment effected to one or more Eligible ABL Purchasers pursuant to this Section 2.4(g) (so long as they meet all eligibility standards contained in all relevant Term Documents, other than obtaining the consent of any Grantor to an assignment to the extent required by such Term Documents) for purposes of all Term Documents and hereby agrees that no further consent from such Grantor shall be required.

2.5. Insolvency or Liquidation Proceedings.

(a) Finance and Sale Issues. Until the Discharge of Term Obligations has occurred, if the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Term Collateral Agent shall desire to permit the use of cash collateral constituting TL Priority Collateral on which the Term Collateral Agent or any other creditor has a Lien or to permit the Company or any other Grantor to obtain financing, whether from the Term Secured Parties or any other entity under Section 363 or Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (each, a “DIP Financing”), then the ABL Collateral Agent, on behalf of itself and the ABL Secured Parties, agrees that it will raise no objection to such use of cash collateral constituting TL Priority Collateral or to the fact that such DIP Financing may be granted Liens on the TL Priority Collateral and will not request adequate protection or any other relief in connection therewith (except, as expressly agreed by the Term Collateral Agent or to the extent permitted by Section 2.5(c)(Adequate Protection)) and, to the extent the Liens on the TL Priority Collateral securing the Term Obligations are subordinated or pari passu with the Liens on the TL Priority Collateral securing such DIP Financing, the ABL Collateral Agent will subordinate its Liens in the TL Priority Collateral to the Liens securing such DIP Financing (and all obligations relating thereto). The ABL Collateral Agent, on behalf of the ABL Secured Parties, agrees that it will not raise any

Exhibit Q

objection or oppose a sale or other disposition of any TL Priority Collateral free and clear of its Liens (subject to attachment of proceeds with respect to the Second Priority Lien on the TL Priority Collateral in favor of the ABL Collateral Agent in the same order and manner as otherwise set forth herein) or other claims under Section 363 of the Bankruptcy Code if the Term Secured Parties have consented to such sale or disposition of such assets.

(b) Relief from the Automatic Stay. Until the Discharge of Term Obligations has occurred, the ABL Collateral Agent, on behalf of itself and the ABL Secured Parties, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the TL Priority Collateral without the prior written consent of the Term Collateral Agent.

(c) Adequate Protection. The ABL Collateral Agent, on behalf of itself and the ABL Secured Parties, agrees that none of them shall contest (or support any other person contesting) (i) any request by the Term Collateral Agent or the Term Secured Parties for adequate protection with respect to any TL Priority Collateral or (ii) any objection by the Term Collateral Agent or the Term Secured Parties to any motion, relief, action or proceeding based on the Term Collateral Agent or the Term Secured Parties claiming a lack of adequate protection with respect to the TL Priority Collateral. Notwithstanding the foregoing provisions in this Section 2.5(c), in any Insolvency or Liquidation Proceeding, (A) if the Term Secured Parties (or any subset thereof) are granted adequate protection in the form of additional collateral in the nature of assets constituting TL Priority Collateral in connection with any DIP Financing, then the ABL Collateral Agent, on behalf of itself or any of the ABL Secured Parties, may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the Liens securing the Term Obligations and such DIP Financing (and all obligations relating thereto) on the same basis as the other Liens on TL Priority Collateral securing the ABL Obligations are so subordinated to the Term Obligations under this Agreement, and (B) in the event the ABL Collateral Agent, on behalf of itself and the ABL Secured Parties, seeks or requests adequate protection in respect of TL Priority Collateral securing ABL Obligations and such adequate protection is granted in the form of additional collateral in the nature of assets constituting TL Priority Collateral, then the ABL Collateral Agent, on behalf of itself or any of the ABL Secured Parties, agrees that the Term Collateral Agent shall also be granted a senior Lien on such additional collateral as security for the Term Obligations and for any such DIP Financing provided by the Term Secured Parties and that any Lien on such additional collateral securing the ABL Obligations shall be subordinated to the Liens on such collateral securing the Term Obligations and any such DIP Financing provided by the Term Secured Parties (and all obligations relating thereto) and to any other Liens granted to the Term Secured Parties as adequate protection on the same basis as the other Liens on TL Priority Collateral securing the ABL Obligations are so subordinated to such Term Obligations under this Agreement.

(d) No Waiver. Subject to the proviso in clause (ii) of Section 2.2(a) (Exercise of Remedies), nothing contained herein shall prohibit or in any way limit the Term Collateral Agent or any Term Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the ABL Collateral Agent or any of the ABL Secured Parties in respect of the TL Priority Collateral, including the seeking by the ABL Collateral Agent or any ABL Secured Parties of adequate protection in respect thereof or the asserting by the ABL Collateral Agent or any ABL Secured Parties of any of its rights and remedies under the ABL Documents or otherwise in respect thereof.

Exhibit Q

(e) Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of Term Obligations and on account of ABL Obligations, then, to the extent the debt obligations distributed on account of the Term Obligations and on account of the ABL Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

(f) Post-Petition Interest.

(i) Neither the ABL Collateral Agent nor any ABL Secured Party shall oppose or seek to challenge any claim by the Term Collateral Agent or any Term Secured Party for allowance in any Insolvency or Liquidation Proceeding of Term Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Term Secured Party’s Lien on the TL Priority Collateral, without regard to the existence of the Lien of the ABL Collateral Agent on behalf of the ABL Secured Parties on the TL Priority Collateral.

(ii) Neither the Term Collateral Agent nor any other Term Secured Party shall oppose or seek to challenge any claim by the ABL Collateral Agent or any ABL Secured Party for allowance in any Insolvency or Liquidation Proceeding of ABL Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien of the ABL Collateral Agent on behalf of the ABL Secured Parties on the TL Priority Collateral (after taking into account the Lien of the Term Secured Parties on the TL Priority Collateral).

(g) Waiver. The ABL Collateral Agent, for itself and on behalf of the ABL Secured Parties, waives any claim it may hereafter have against any Term Secured Party arising out of the election of any Term Secured Party of the application of Section 1111 (b)(2) of the Bankruptcy Code, and/or out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the TL Priority Collateral in any Insolvency or Liquidation Proceeding.

2.6. Reliance: Waivers: Etc.

(a) Reliance. Other than any reliance on the terms of this Agreement, the ABL Collateral Agent, on behalf of itself and the ABL Secured Parties, acknowledges that it and such ABL Secured Parties have, independently and without reliance on the Term Collateral Agent or any Term Secured Parties, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such ABL Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the ABL Credit Agreement or this Agreement.

(b) No Warranties or Liability. The ABL Collateral Agent, on behalf of itself and the ABL Obligations, acknowledges and agrees that the Term Collateral Agent and the Term Secured Parties have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Term Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The Term Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under their respective Term Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Term Collateral Agent and the Term Secured Parties

Exhibit Q

shall have no duty to the ABL Collateral Agent or any of the ABL Secured Parties to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company or any Guarantor (including the Term Documents and the ABL Documents), regardless of any knowledge thereof which they may have or be charged with.

(c) No Waiver of Lien Priorities.

(i) No right of the Term Secured Parties, the Term Collateral Agent or any of them to enforce any provision of this Agreement or any Term Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any other Grantor or by any act or failure to act by any Term Secured Party or the Term Collateral Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Term Documents or any of the ABL Documents, regardless of any knowledge thereof which the Term Collateral Agent or the Term Secured Parties, or any of them, may have or be otherwise charged with.

(ii) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Company and the other Grantors under the Term Documents and subject to the provisions of Section 2.4(c) (Amendments)), the Term Secured Parties, the Term Collateral Agent and any of them may, at any time and from time to time in accordance with the Term Documents and/or applicable law, without the consent of, or notice to, the ABL Collateral Agent or any ABL Secured Party, without incurring any liabilities to the ABL Collateral Agent or any ABL Secured Party and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the ABL Collateral Agent or any ABL Secured Party is affected, impaired or extinguished thereby) do any one or more of the following:

(2) sell, exchange, realize upon, enforce or otherwise deal with in any manner (subject to the terms hereof) and in any order any part of the TL Priority Collateral or any liability of the Company or any other Grantor to the Term Secured Parties or the Term Collateral Agent, or any liability incurred directly or indirectly in respect thereof;

(3) settle or compromise any Term Obligation or any other liability of the Company or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof; and

(4) exercise or delay in or refrain from exercising any right or remedy against the Company or any security or any other Grantor or any other Person, elect any remedy and otherwise deal freely with the Company, any other Grantor or any TL Priority Collateral and any security and any guarantor or any liability of the Company or any other Grantor to the Term Secured Parties or any liability incurred directly or indirectly in respect thereof.

(iii) The ABL Collateral Agent, on behalf of itself and the ABL Secured Parties, also agrees that the Term Secured Parties and the Term Collateral Agent shall have no liability to the ABL Collateral Agent or any ABL Secured Party, and the ABL Collateral Agent, on behalf of itself and the ABL Secured Parties, hereby waives any claim against any Term Secured Party or the Term Collateral Agent, arising out of any and all actions which

Exhibit Q

the Term Secured Parties or the Term Collateral Agent may take or permit or omit to take with respect to:

(5) the Term Documents (other than this Agreement);

(6) the collection of the Term Obligations; or

(7) the foreclosure upon, or sale, liquidation or other disposition of, any TL Priority Collateral.

The ABL Collateral Agent, on behalf of itself and the ABL Secured Parties, agrees that the Term Secured Parties and the Term Collateral Agent have no duty to the ABL Collateral Agent or the ABL Secured Parties in respect of the maintenance or preservation of the TL Priority Collateral, the Term Obligations or otherwise.

(iv) The ABL Collateral Agent, on behalf of itself and the ABL Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the TL Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.

(d) Obligations Unconditional. All rights, interests, agreements and obligations of the Term Collateral Agent and the Term Secured Parties and the ABL Collateral Agent and the ABL Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:

(i) any lack of validity or enforceability of any Term Document or any ABL Document;

(ii) except as otherwise set forth in the Agreement, any change permitted hereunder in the time, manner or place of payment of, or in any other terms of, all or any of the Term Obligations or ABL Obligations, or any amendment or waiver or other modification permitted hereunder, whether by course of conduct or otherwise, of the terms of any Term Document or any ABL Document;

(iii) any exchange of any security interest in any TL Priority Collateral or any amendment, waiver or other modification permitted hereunder, whether in writing or by course of conduct or otherwise, of all or any of the Term Obligations or ABL Obligations;

(iv) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

(v) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of the Term Obligations, or of the ABL Collateral Agent or any ABL Secured Party in respect of this Agreement.

Section 3. ABL Priority Collateral.

3.1. Lien Priorities.

Exhibit Q

(a) Relative Priorities. Notwithstanding (i) the time, manner, order or method of grant, creation, attachment or perfection of any Liens securing the Term Obligations granted on the ABL Priority Collateral or of any Liens securing the ABL Obligations granted on the ABL Priority Collateral, (ii) the validity or enforceability of the security interests and Liens granted in favor of any Collateral Agent or any Secured Party on the ABL Priority Collateral, (iii) the date on which any ABL Obligations or Term Obligations are extended, (iv) any provision of the UCC or any other applicable law, including any rule for determining priority thereunder or under any other law or rule governing the relative priorities of secured creditors, including with respect to real property or fixtures, (v) any provision set forth in any ABL Document or any Term Document (other than this Agreement), (vi) or the possession or control by any Collateral Agent or any Secured Party or any bailee of all or any part of any ABL Priority Collateral as of the date hereof or otherwise, or (vii) any other circumstance whatsoever, the Term Collateral Agent, on behalf of itself and the Term Secured Parties, hereby agrees that:

(i) any Lien on the ABL Priority Collateral securing any ABL Obligations now or hereafter held by or on behalf of the ABL Collateral Agent or any ABL Secured Parties or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the ABL Priority Collateral securing any of the Term Obligations; and

(ii) any Lien on the ABL Priority Collateral now or hereafter held by or on behalf of the Term Collateral Agent or any Term Secured Parties or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the ABL Priority Collateral securing any ABL Obligations.

All Liens on the ABL Priority Collateral securing any ABL Obligations shall be and remain senior in all respects and prior to all Liens on the ABL Priority Collateral securing any Term Obligations for all purposes, whether or not such Liens securing any ABL Obligations are subordinated to any Lien securing any other obligation of the Company, any other Grantor or any other Person.

(b) Prohibition on Contesting Liens. Each of the Term Collateral Agent, for itself and on behalf of each Term Secured Party, and the ABL Collateral Agent, for itself and on behalf of each ABL Secured Party, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), (i) the priority, validity or enforceability of a Lien held by or on behalf of any of the ABL Secured Parties in the ABL Priority Collateral or by or on behalf of any of the Term Secured Parties in the Collateral, as the case may be or (ii) the validity or enforceability of any Term Security Document (or any Term Obligations thereunder) or any ABL Security Document (or any ABL Obligations thereunder); provided that nothing in this Agreement shall be construed to prevent or impair the rights of either of the Collateral Agents or any Secured Party to enforce this Agreement, including the priority of the Liens on the ABL Priority Collateral securing the ABL Obligations and the Term Obligations as provided in Sections 3.1 (a) (Relative Priorities) and 3.2 (Exercise of Remedies).

(c) No New Liens. So long as the Discharge of ABL Obligations has not occurred, the parties hereto agree that the Company or any other Grantor shall not grant or permit any additional Liens on any asset or property of any Grantor to secure any Term Obligation unless it has granted or contemporaneously grants (i) a First Priority Lien on such asset or property to secure

Exhibit Q

the ABL Obligations if such asset or property constitutes ABL Priority Collateral or (ii) a Second Priority Lien on such asset or property to secure the ABL Obligations if such asset or property constitutes TL Priority Collateral. To the extent that the provisions of clause (i) in the immediately preceding sentence are not complied with for any reason, without limiting any other rights and remedies available to the ABL Collateral Agent and/or the ABL Secured Parties, the Term Collateral Agent, on behalf of Term Secured Parties, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens on the ABL Priority Collateral granted in contravention of such clause (i) of this Section 3.1(c) shall be subject to Section 3.3 (Payments Over).

(d) Effectiveness of Lien Priorities. Each of the parties hereto acknowledges that the Lien priorities provided for in this Agreement shall not be affected or impaired in any manner whatsoever, including, without limitation, on account of: (i) the invalidity, irregularity or unenforceability of all or any part of the ABL Documents or the Term Documents; (ii) any amendment, change or modification of any ABL Documents or Term Documents; or (iii) any impairment, modification, change, exchange, release or subordination of or limitation on, any liability of, or stay of actions or lien enforcement proceedings against, Holdings or any of its Subsidiaries party to any of the ABL Documents or Term Documents, its property, or its estate in bankruptcy resulting from any bankruptcy, arrangement, readjustment, composition, liquidation, rehabilitation, similar proceeding or otherwise involving or affecting any Secured Party.

3.2. Exercise of Remedies.

(a) So long as the Discharge of ABL Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against Holdings, the Company or any other Grantor:

(i) neither the Term Collateral Agent nor any of the Term Secured Parties (x) will exercise or seek to exercise any rights or remedies (including, without limitation, set-off) with respect to any ABL Priority Collateral (including, without limitation, the exercise of any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement in respect of ABL Priority Collateral to which the Term Collateral Agent or any Term Secured Party is a party) or institute or commence or join with any Person (other than the ABL Collateral Agent and the ABL Secured Parties) in commencing any action or proceeding with respect to such rights or remedies (including any action of foreclosure, enforcement, collection or execution); provided, however, that the Term Collateral Agent may exercise any or all such rights after the passage of a period of 180 days from the date of delivery of a notice in writing to the ABL Collateral Agent of the Term Collateral Agent’s intention to exercise its right to take such actions (the “Term Standstill Period”); provided, further, however, notwithstanding anything herein to the contrary, neither the Term Collateral Agent nor any Term Secured Party will exercise any rights or remedies with respect to any ABL Priority Collateral if, notwithstanding the expiration of the Term Standstill Period, the ABL Collateral Agent or ABL Secured Parties shall have commenced the exercise of any of their rights or remedies with respect to all or any portion of the ABL Priority Collateral (prompt notice of such exercise to be given to the Term Collateral Agent) and are pursuing the exercise thereof, (y) will contest, protest or object to any foreclosure proceeding or action brought by the ABL Collateral Agent or any ABL Secured Party with respect to, or any other exercise by the ABL Collateral Agent or any ABL Secured Party of any rights and remedies relating to, the ABL Priority Collateral under the ABL Documents or otherwise, and (z) subject to its rights under

Exhibit Q

clause (i)(x) above, will object to the forbearance by the ABL Collateral Agent or the ABL Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the ABL Priority Collateral, in each case so long as the respective interests of the Term Secured Parties attach to the proceeds thereof subject to the relative priorities described in Section 3.1 (Lien Priorities); provided, however, that nothing in this Section 3.2(a) shall be construed to authorize the Term Collateral Agent or any Term Secured Party to sell any ABL Priority Collateral free of the Lien of the ABL Collateral Agent or any ABL Secured Party; and

(ii) the ABL Collateral Agent and the ABL Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including set off and the right to credit bid their debt) and make determinations regarding the disposition of, or restrictions with respect to, the ABL Priority Collateral without any consultation with or the consent of the Term Collateral Agent or any Term Secured Party; provided, that:

(1) the Term Collateral Agent may take any action (not adverse to the prior Liens on the ABL Priority Collateral securing the ABL Obligations, or the rights of any ABL Collateral Agent or the ABL Secured Parties to exercise remedies in respect thereof) in order to preserve or protect its Lien on the ABL Priority Collateral;

(2) the Term Secured Parties shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Term Secured Parties, including without limitation any claims secured by the ABL Priority Collateral, if any, in each case in accordance with the terms of this Agreement;

(3) the Term Secured Parties shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either the Bankruptcy Law or applicable non-bankruptcy law, in each case in accordance with the terms of this Agreement;

(4) the Term Secured Parties shall be entitled to vote on any plan of reorganization and file any proof of claim in an Insolvency or Liquidation Proceeding or otherwise and other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the ABL Priority Collateral; and

(5) the Term Collateral Agent or any Term Secured Party may exercise any of its rights or remedies with respect to the ABL Priority Collateral after the termination of the Term Standstill Period to the extent permitted by clause (i)(x) above.

In exercising rights and remedies with respect to the ABL Priority Collateral, the ABL Collateral Agent and the ABL Secured Parties may enforce the provisions of the ABL Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of ABL Priority Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the

Exhibit Q

rights and remedies of a secured creditor under the UCC of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b) The Term Collateral Agent, on behalf of itself and the Term Secured Parties, agrees that it will not take or receive any ABL Priority Collateral or any proceeds of ABL Priority Collateral in connection with the exercise of any right or remedy (including set-off) with respect to any ABL Priority Collateral unless and until the Discharge of ABL Obligations has occurred, except as expressly provided in the proviso in clause (ii) of Section 3.2(a) (Exercise of Remedies). Without limiting the generality of the foregoing, unless and until the Discharge of ABL Obligations has occurred, except as expressly provided in the proviso in clause (ii) of Section 3.2(a) (Exercise of Remedies), the sole right of the Term Collateral Agent and the Term Secured Parties with respect to the ABL Priority Collateral is to hold a Lien on the ABL Priority Collateral pursuant to the Term Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of the ABL Obligations has occurred in accordance with the terms hereof, the Term Documents and applicable law.

(c) Subject to the proviso in clause (ii) of Section 3.2(a) (Exercise of Remedies):

(i) the Term Collateral Agent, for itself and on behalf of the Term Secured Parties, agrees that the Term Collateral Agent and the Term Secured Parties will not take any action that would hinder any exercise of remedies under the ABL Documents with respect to the ABL Priority Collateral or is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the ABL Priority Collateral, whether by foreclosure or otherwise, and

(ii) the Term Collateral Agent, for itself and on behalf of the Term Secured Parties, hereby waives any and all rights it or the Term Secured Parties may have as a junior lien creditor with respect to the ABL Priority Collateral or otherwise to object to the manner in which the ABL Collateral Agent or the ABL Secured Parties seek to enforce or collect the ABL Obligations or the Liens granted in any of the ABL Priority Collateral, regardless of whether any action or failure to act by or on behalf of the ABL Collateral Agent or ABL Secured Parties is adverse to the interest of the Term Secured Parties.

(d) The Term Collateral Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Term Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the ABL Collateral Agent or the ABL Secured Parties with respect to the ABL Priority Collateral as set forth in this Agreement and the ABL Documents.

3.3. Payments Over.

So long as the Discharge of ABL Obligations has not occurred, any ABL Priority Collateral, cash proceeds thereof or non-cash proceeds not constituting TL Priority Collateral received by the Term Collateral Agent or any Term Secured Parties in connection with the exercise of any right or remedy (including set off) relating to the ABL Priority Collateral in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the ABL Collateral Agent for the benefit of the ABL Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The ABL Collateral Agent is hereby authorized to make any such endorsements as agent for the Term Collateral Agent or

Exhibit Q

any such Term Secured Parties. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.

3.4. Other Agreements.

(a) Releases.

(i) If, in connection with:

(1) the exercise of any ABL Collateral Agent’s remedies in respect of the ABL Priority Collateral provided for in Section 3.2(a) (Exercise of Remedies), including any sale, lease, exchange, transfer or other disposition of any such ABL Priority Collateral; or

(2) any sale, lease, exchange, transfer or other disposition of any ABL Priority Collateral permitted under the terms of the ABL Documents and the Term Documents (whether or not an event of default thereunder, and as defined therein, has occurred and is continuing), the ABL Collateral Agent, for itself or on behalf of any of the ABL Secured Parties, releases any of its Liens on any part of the ABL Priority Collateral other than (A) in connection with the Discharge of ABL Obligations and (B) after the occurrence and during the continuance of any event of default under the Term Credit Agreement, then the Liens, if any, of the Term Collateral Agent, for itself or for the benefit of the Term Secured Parties, on such ABL Priority Collateral (but not the Proceeds thereof, which shall be subject to the priorities set forth in this Agreement) shall be automatically, unconditionally and simultaneously released and the Term Collateral Agent, for itself or on behalf of any such Term Secured Parties, promptly shall execute and deliver to the ABL Collateral Agent or such Grantor such termination statements, releases and other documents as the ABL Collateral Agent or such Grantor may request to effectively confirm such release.

(ii) Until the Discharge of ABL Obligations occurs, the Term Collateral Agent, for itself and on behalf of the Term Secured Parties, hereby irrevocably constitutes and appoints the ABL Collateral Agent and any officer or agent of the ABL Collateral Agent, with full power of substitution, as its true and lawful attorney in fact with full irrevocable power and authority in the place and stead of the Term Collateral Agent or such holder or in the ABL Collateral Agent’s own name, from time to time in the ABL Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 3.4(a) with respect to ABL Priority Collateral, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 3.4(a) with respect to ABL Priority Collateral, including any endorsements or other instruments of transfer or release.

(iii) Until the Discharge of ABL Obligations occurs, to the extent that the ABL Secured Parties (a) have released any Lien on ABL Priority Collateral and any such Lien is later reinstated or (b) obtain any new First Priority Liens on assets constituting ABL Priority Collateral from Grantors, then the Term Secured Parties shall be granted a Second Priority Lien on any such ABL Priority Collateral.

(iv) If, prior to the Discharge of ABL Obligations, a subordination of the ABL Collateral Agent’s Lien on any ABL Priority Collateral is permitted (or in good faith believed

Exhibit Q

by the ABL Collateral Agent to be permitted) under the ABL Credit Agreement and the Term Credit Agreement to another Lien permitted under the ABL Credit Agreement and the Term Credit Agreement (an “ABL Collateral Priority Lien”), then the ABL Collateral Agent is authorized to execute and deliver a subordination agreement with respect thereto in form and substance satisfactory to it, and the Term Collateral Agent, for itself and on behalf of the Term Secured Parties, shall promptly execute and deliver to the ABL Collateral Agent an identical subordination agreement subordinating the Liens of the Term Collateral Agent for the benefit of (and behalf of) the Term Secured Parties to such ABL Collateral Priority Lien.

(b) Insurance. Unless and until the Discharge of ABL Obligations has occurred, the ABL Collateral Agent and the ABL Secured Parties shall have the sole and exclusive right, subject to the rights of the Grantors under the ABL Documents, to adjust settlement for any insurance policy covering the ABL Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) in respect of the ABL Priority Collateral.

(c) Amendments to Term Security Documents.

(i) Without the prior written consent of the ABL Collateral Agent, no Term Security Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Term Document, would contravene the provisions of this Agreement. Grantors agree that each Term Security Document (other than (x) any mortgage, deed of trust or similar security document relating to real property and fixtures thereon and (y) any Term Security Document where the party or parties granting security interests thereunder are not parties hereto, as contemplated by Section 6.19) shall include the following language (with any necessary modifications to give effect to applicable definitions) (or language to similar effect approved by the ABL Collateral Agent):

“Notwithstanding anything herein to the contrary, the liens and security interests granted to the Term Collateral Agent pursuant to this Agreement in any ABL Priority Collateral and the exercise of any right or remedy by the Term Collateral Agent with respect to any ABL Priority Collateral hereunder are subject to the provisions of the Intercreditor Agreement, dated as of April 12, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among DHM HOLDING COMPANY, INC., a Delaware corporation, DOLE HOLDING COMPANY, LLC, a Delaware limited liability company, DOLE FOOD COMPANY, INC., a Delaware corporation (the “Company”), the other GRANTORS from time to time party thereto, DEUTSCHE BANK AG NEW YORK BRANCH (“DRAG”), as ABL Collateral Agent, and DBAG, as Term Collateral Agent, and certain other persons party or that may become party thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

(ii) In the event any ABL Collateral Agent or the ABL Secured Parties and the relevant Grantor enter into any amendment, waiver or consent in respect of any of the ABL Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any ABL Security Document or changing in any

Exhibit Q

manner the rights of the ABL Collateral Agent, such ABL Secured Parties, the Company or any other Grantor thereunder, in each case with respect to or relating to the ABL Priority Collateral, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Term Security Document without the consent of the Term Collateral Agent or the Term Secured Parties and without any action by the Term Collateral Agent, the Company or any other Grantor, provided, that (A) no such amendment, waiver or consent shall have the effect of (i) removing assets that constitute ABL Priority Collateral subject to the Lien of the Term Security Documents, except to the extent that a release of such Lien is permitted or required by Section 3.4(a)(Releases) and provided that there is a corresponding release of such Lien securing the ABL Obligations, (ii) imposing duties on the Term Collateral Agent without its consent or (iii) permitting other liens on the ABL Priority Collateral not permitted under the terms of the Term Documents or Section 3.5 (Insolvency or Liquidation Proceedings) and (B) notice of such amendment, waiver or consent shall have been given to the Term Collateral Agent within ten (10) Business Days after the effective date of such amendment, waiver or consent.

(d) Rights As Unsecured Creditors. Except as otherwise set forth in Section 3.1 (Lien Priorities), the Term Collateral Agent and the Term Secured Parties may exercise rights and remedies as unsecured creditors against the Company or any other Grantor that has guaranteed the Term Obligations in accordance with the terms of the Term Documents and applicable law. Except as otherwise set forth in Section 3.1 (Lien Priorities), nothing in this Agreement shall prohibit the receipt by the Term Collateral Agent or any Term Secured Parties of the required payments of interest, principal and other amounts in respect of the Term Obligations so long as such receipt is not the direct or indirect result of the exercise by the Term Collateral Agent or any Term Secured Parties of rights or remedies as a secured creditor (including set off) in respect of the ABL Priority Collateral or enforcement in contravention of this Agreement of any Lien held by any of them.

(e) Bailee for Perfection.

(i) The ABL Collateral Agent agrees to hold that part of the ABL Priority Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC (such ABL Priority Collateral being the “Pledged ABL Priority Collateral”) as collateral agent for the ABL Secured Parties and as bailee for and, with respect to any collateral that cannot be perfected in such manner, as agent for, the Term Collateral Agent (on behalf of the Term Secured Parties) and any assignee thereof solely for the purpose of perfecting the security interest granted under the ABL Credit Documents and the Term Documents, respectively, subject to the terms and conditions of this Section 3.4(e).

(ii) Subject to the terms of this Agreement, until the Discharge of ABL Obligations has occurred, the ABL Collateral Agent shall be entitled to deal with the Pledged ABL Priority Collateral in accordance with the terms of the ABL Documents as if the Liens of the Term Collateral Agent under the Term Security Documents did not exist. The rights of the Term Collateral Agent shall at all times be subject to the terms of this Agreement and to the ABL Collateral Agent’s rights under the ABL Documents.

(iii) The ABL Collateral Agent shall have no obligation whatsoever to any ABL Secured Party, the Term Collateral Agent or any Term Secured Party to ensure that the Pledged ABL Priority Collateral is genuine or owned by any of the Grantors or to preserve

Exhibit Q

rights or benefits of any Person except as expressly set forth in this Section 3.4(e). The duties or responsibilities of the ABL Collateral Agent under this Section 3.4(e) shall be limited solely to holding the Pledged ABL Priority Collateral as bailee or agent in accordance with this Section 3.4(e).

(iv) The ABL Collateral Agent acting pursuant to this Section 3.4(e) shall not have by reason of the ABL Security Documents, the Term Security Documents, this Agreement or any other document a fiduciary relationship in respect of any ABL Secured Party, the Term Collateral Agent or any Term Secured Party.

(v) Upon the Discharge of the ABL Obligations under the ABL Documents to which the ABL Collateral Agent is a party, the ABL Collateral Agent shall deliver or cause to be delivered the remaining Pledged ABL Priority Collateral (if any) in its possession or in possession of its agents or bailees, together with any necessary endorsements, first, to the Term Collateral Agent to the extent Term Obligations remain outstanding, and second, to the applicable Grantor to the extent no ABL Obligations or Term Obligations remain outstanding (in each case, so as to allow such Person to obtain control of such Pledged ABL Priority Collateral) and will cooperate with the Term Collateral Agent in assigning (without recourse to or warranty by the ABL Collateral Agent or any ABL Secured Party or agent or bailee thereof) control over any other Pledged ABL Priority Collateral under its control. The ABL Collateral Agent further agrees to take all other action reasonably requested by such Person in connection with such Person obtaining a first priority interest in the Pledged ABL Priority Collateral or as a court of competent jurisdiction may otherwise direct.

(vi) Notwithstanding anything to the contrary herein, if, for any reason, any Term Obligations remain outstanding upon the Discharge of the ABL Obligations, all rights of the ABL Collateral Agent hereunder and under the Term Security Documents or the ABL Security Documents (1) with respect to the delivery and control of any part of the ABL Priority Collateral, and (2) to direct, instruct, vote upon or otherwise influence the maintenance or disposition of such ABL Priority Collateral, shall immediately, and (to the extent permitted by law) without further action on the part of either of the Term Collateral Agent or the ABL Collateral Agent, pass to the Term Collateral Agent, who shall thereafter hold such rights for the benefit of the Term Secured Parties. Each of the ABL Collateral Agent and the Grantors agrees that it will, if any Term Obligations remain outstanding upon the Discharge of the ABL Obligations, take any other action required by any law or reasonably requested by the Term Collateral Agent, in connection with the Term Collateral Agent’s establishment and perfection of a First Priority security interest in the ABL Priority Collateral.

(vii) Notwithstanding anything to the contrary contained herein, if for any reason, prior to the Discharge of the Term Obligations, the ABL Collateral Agent acquires possession of any Pledged Term Priority Collateral, the ABL Collateral Agent shall hold same bailee and/or agent to the same extent as is provided in preceding clause (i) with respect to Pledged ABL Priority Collateral, provided that as soon as is practicable the ABL Collateral Agent shall deliver or cause to be delivered such Pledged Term Priority Collateral to the Term Collateral Agent in a manner otherwise consistent with the requirements of preceding clause (v).

Exhibit Q

(f) When Discharge of ABL Obligations Deemed to Not Have Occurred. Notwithstanding anything to the contrary herein, if at any time after the Discharge of ABL Obligations has occurred (or concurrently therewith) the Company and/or any Grantor immediately thereafter (or concurrently therewith) enters into any Permitted Refinancing of any ABL Obligations, then such Discharge of ABL Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of ABL Obligations), and the obligations under the Permitted Refinancing shall automatically be treated as ABL Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, the term “ABL Credit Agreement” shall be deemed appropriately modified to refer to such Permitted Refinancing and the ABL Collateral Agent under such ABL Documents shall be a ABL Collateral Agent for all purposes hereof and the new secured parties under such ABL Documents shall automatically be treated as ABL Secured Parties for all purposes of this Agreement. Upon receipt of a notice stating that the Company and/or any Grantor has entered into a new ABL Document in respect of a Permitted Refinancing of ABL Obligations (which notice shall include the identity of the new collateral agent, such agent, the “New ABL Agent”), and delivery by the New ABL Agent of an Intercreditor Agreement Joinder, the Term Collateral Agent shall promptly (i) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company and/or any Grantor or such New ABL Agent shall reasonably request in order to provide to the New ABL Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (ii) deliver to the New ABL Agent any Pledged ABL Priority Collateral held by the Term Collateral Agent together with any necessary endorsements (or otherwise allow the New ABL Agent to obtain control of such Pledged ABL Priority Collateral). The New ABL Agent shall agree to be bound by the terms of this Agreement. If the new ABL Obligations under the new ABL Documents are secured by assets of the Grantors of the type constituting ABL Priority Collateral that do not also secure the Term Obligations, then the Term Obligations shall be secured at such time by a Second Priority Lien on such assets to the same extent provided in the Term Security Documents with respect to the other ABL Priority Collateral. If the new ABL Obligations under the new ABL Documents are secured by assets of the Grantors of the type constituting TL Priority Collateral that do not also secure the Term Obligations, then the Term Obligations shall be secured at such time by a First Priority Lien on such assets to the same extent provided in the Term Security Documents with respect to the other TL Priority Collateral.

(g) Option to Purchase ABL Obligations.

(i) Without prejudice to the enforcement of remedies by the ABL Collateral Agent and the ABL Secured Parties, any Person or Persons (in each case who must meet all eligibility standards contained in all relevant ABL Documents) at any time or from time to time designated by the holders of more than 50% in aggregate outstanding principal amount of the Term Obligations under the Term Credit Agreement as being entitled to exercise all default purchase options as to the Term Obligations then outstanding (an “Eligible Term Purchaser”) shall have the right to purchase by way of assignment (and shall thereby also assume all commitments and duties of the Term Secured Parties), at any time during the exercise period described in clause (iii) below of this Section 3.4(g), all, but not less than all, of the ABL Obligations (other than the ABL Obligations of a Defaulting ABL Secured Party (as defined below)), including all principal of and accrued and unpaid interest and fees on and all prepayment or acceleration penalties and premiums in respect of all ABL Obligations outstanding at the time of purchase; provided that at the time of (and as a condition to) any

Exhibit Q

purchase pursuant to this Section 3.4(g), all commitments pursuant to any then outstanding ABL Credit Agreement shall have terminated in accordance with their terms. Any purchase pursuant to this Section 3.4(g)(i) shall be made as follows:

(1) for (x) a purchase price equal to the sum of (A) in the case of all loans, advances or other similar extensions of credit that constitute ABL Obligations (including unreimbursed amounts drawn in respect of letters of credit, but excluding the undrawn amount of then outstanding letters of credit), 100% of the principal amount thereof and all accrued and unpaid interest thereon through the date of purchase (without regard, however, to any acceleration or other prepayment penalties or premiums other than customary breakage costs), plus (B) all accrued and unpaid fees, expenses, indemnities and other amounts through the date of purchase; and (y) an obligation on the part of the respective Eligible Term Purchasers (which shall be expressly provided in the assignment documentation described below) to reimburse each issuing lender and bank guaranty issuer (or any ABL Secured Party required to pay same) for all amounts thereafter drawn with respect to any letters of credit and any bank guaranties constituting ABL Obligations which remain outstanding after the date of any purchase pursuant to this Section 3.4, together with all facing fees and other amounts which may at any future time be owing to the respective issuing lender or bank guaranty issues with respect to such letters of credit and bank guaranties;

(2) with the purchase price described in preceding clause (i)(l)(x) payable in cash on the date of purchase against transfer to the respective Eligible Term Purchaser or Eligible Term Purchasers (without recourse and without any representation or warranty whatsoever, whether as to the enforceability of any ABL Obligation or the validity, enforceability, perfection, priority or sufficiency of any Lien securing, or guarantee or other supporting obligation for, any ABL Obligation or as to any other matter whatsoever, except the representation and warranty that the transferor owns free and clear of all Liens and encumbrances (other than participation interests not prohibited by the ABL Credit Agreement, in which case the purchase price described in preceding clause (i)(l)(x) shall be appropriately adjusted so that the Eligible Term Purchaser or Eligible Term Purchasers do not pay amounts represented by any participation interest which remains in effect), and has the right to convey, whatever claims and interests it may have in respect of the ABL Obligations); provided that the purchase price in respect of any outstanding letter of credit that remains undrawn on the date of purchase shall be payable in cash as and when such letter of credit is drawn upon (i) first, from the cash collateral account described in clause (a)(3) below, until the amounts contained therein have been exhausted, and (ii) thereafter, directly by the respective Eligible Term Purchaser or Eligible Term Purchasers;

(3) with such purchase accompanied by a deposit of cash collateral under the sole dominion and control of the ABL Collateral Agent or its designee in an amount equal to 110% of the sum of the aggregate undrawn amount of all then outstanding letters of credit and bank guaranties pursuant to the ABL Documents and the aggregate facing and similar fees which will accrue thereon through the stated maturity of the letters of credit and bank guaranties (assuming no drawings thereon before stated maturity), as security for the respective Eligible Term Purchaser’s or Eligible Term Purchasers’ obligation to pay amounts as provided in preceding clause (i)(l)(y), it being understood and agreed that (x) at the time any facing or similar fees are owing to an issuer with respect to any letter of credit, the ABL Collateral Agent may apply amounts deposited with it as described above to pay same and (y) upon any drawing under any letter of credit, the ABL Collateral Agent shall apply

Exhibit Q

amounts deposited with it as described above to repay the respective unpaid drawing. After giving effect to any payment made as described above in this clause (3), those amounts (if any) then on deposit with the ABL Collateral Agent as described in this clause (3) which exceed 110% of the sum of the aggregate undrawn amount of all then outstanding letters of credit and bank guaranties and the aggregate facing and similar fees (to the respective issuers) which will accrue thereon through the stated maturity of the then outstanding letters of credit and bank guaranties (assuming no drawings thereon before stated maturity), shall be returned to the respective Eligible Term Purchaser or Eligible Term Purchasers (as their interests appear). Furthermore, at such time as all letters of credit and bank guaranties have been cancelled, expired or been fully drawn, as the case may be, and after all applications described above have been made, any excess cash collateral deposited as described above in this clause (3) (and not previously applied or released as provided above) shall be returned to the respective Eligible Term Purchaser or Eligible Term Purchasers, as their interests appear;

(4) with the purchase price described in preceding clause (i)(l)(x) accompanied by a waiver by the Term Collateral Agent (on behalf of itself and the other Term Secured Parties) of all claims arising out of this Agreement and the transactions contemplated hereby as a result of exercising the purchase option contemplated by this Section 3.4(g);

(5) with all amounts payable to the various ABL Secured Parties in respect of the assignments described above to be distributed to them by the ABL Collateral Agent in accordance with their respective holdings of the various ABL Obligations; and

(6) with such purchase to be made pursuant to assignment documentation in form and substance reasonably satisfactory to, and prepared by counsel for, the ABL Collateral Agent (with the cost of such counsel to be paid by the Grantors or, if the Grantors do not make such payment, by the respective Eligible Term Purchaser or Eligible Term Purchasers, who shall have the right to obtain reimbursement of same from the Grantors); it being understood and agreed that the ABL Collateral Agent and each other ABL Secured Party shall retain all rights to indemnification as provided in the relevant ABL Documents for all periods prior to any assignment by them pursuant to the provisions of this Section 3.4(g). The relevant assignment documentation shall also provide that, if for any reason (other than the gross negligence or willful misconduct of the ABL Collateral Agent (as determined by a court of competent jurisdiction in a final and non-appealable judgment)), the amount of cash collateral held by the ABL Collateral Agent or its designee pursuant to preceding clause (a)(3) is at any time less than the full amounts owing with respect to any letter of credit described above (including facing and similar fees) then the respective Eligible Term Purchaser or Eligible Term Purchasers shall promptly reimburse the ABL Collateral Agent (who shall pay the respective issuing bank) the amount of deficiency.

(ii) The right to exercise the purchase option described in Section 3.4(g)(i) above shall be exercisable and legally enforceable upon at least ten (10) Business Days’ prior written notice of exercise (which notice, once given, shall be irrevocable and fully binding on the respective Eligible Term Purchaser or Eligible Term Purchasers) given to the ABL Collateral Agent by an Eligible Term Purchaser. Neither the ABL Collateral Agent nor any ABL Secured Party shall have any disclosure obligation to any Eligible Term Purchaser, the Term Collateral Agent or any Term Secured Party in connection with any exercise of such purchase option.

Exhibit Q

(iii) The right to purchase the ABL Obligations as described in this Section 3.4(g) may be exercised (by giving the irrevocable written notice described in preceding clause (ii)) during the period that (1) begins on the date occurring three Business Days after the first to occur of (x) the date of the acceleration of the final maturity of the loans under the ABL Credit Agreement, (y) the occurrence of the final maturity of the loans under the ABL Credit Agreement or (z) the occurrence of an Insolvency or Liquidation Proceeding with respect to the Company or any Grantor which constitutes an event of default under the ABL Credit Agreement (in each case, so long as the acceleration, failure to pay amounts due at final maturity or such Insolvency or Liquidation Proceeding constituting an event of default has not been rescinded or cured within such 10 Business Day period, and so long as any unpaid amounts constituting ABL Obligations remain owing); provided that if there is any failure to meet the condition described in the proviso of preceding clause (i) hereof, the aforementioned date shall be extended until the first date upon which such condition is satisfied, and (2) ends on the 90th day after the start of the period described in clause (1) above.

(iv) The obligations of the ABL Secured Parties to sell their respective ABL Obligations under this Section 3.4(g) are several and not joint and several. To the extent any ABL Secured Party breaches its obligation to sell its ABL Obligations under this Section 3.4(g) (a “Defaulting ABL Secured Party”), nothing in this Section 3.4(g) shall be deemed to require the ABL Collateral Agent or any other ABL Secured Party to purchase such Defaulting ABL Secured Party’s ABL Obligations for resale to the holders of Term Obligations and in all cases, the ABL Collateral Agent and each ABL Secured Party complying with the terms of this Section 3.4(g) shall not be deemed to be in default of this Agreement or otherwise be deemed liable for any action or inaction of any Defaulting ABL Secured Party; provided that nothing in this clause (iv) shall require any Eligible Term Purchaser to purchase less than all of the ABL Obligations.

(v) Each Grantor irrevocably consents to any assignment effected to one or more Eligible Term Purchasers pursuant to this Section 3.4(g) (so long as they meet all eligibility standards contained in all relevant Term Documents, other than obtaining the consent of any Grantor to an assignment to the extent required by such ABL Documents) for purposes of all Term Documents and hereby agrees that no further consent from such Grantor shall be required.

3.5. Insolvency or Liquidation Proceedings.

(a) Finance and Sale Issues. Until the Discharge of ABL Obligations has occurred, if the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the ABL Collateral Agent shall desire to permit the use of cash collateral constituting ABL Priority Collateral on which the ABL Collateral Agent or any other creditor has a Lien or to permit the Company or any other Grantor to obtain a DIP Financing, then the Term Collateral Agent, on behalf of itself and the Term Secured Parties, agrees that it will raise no objection to such use of cash collateral constituting ABL Priority Collateral or to the fact that such DIP Financing may be granted Liens on the ABL Priority Collateral and will not request adequate protection or any other relief in connection therewith (except, as expressly agreed by the ABL Collateral Agent or to the extent permitted by Section 3.5(c)(Adequate Protection)) and, to the extent the Liens on the ABL Priority Collateral securing the ABL Obligations are subordinated or pari passu with the Liens on the ABL Priority Collateral securing such DIP Financing, the Term Collateral Agent will subordinate its Liens in the ABL Priority Collateral to the Liens securing such DIP Financing (and all obligations

Exhibit Q

relating thereto). The Term Collateral Agent, on behalf of the Term Secured Parties, agrees that it will not raise any objection or oppose a sale or other disposition of any ABL Priority Collateral free and clear of its Liens (subject to attachment of proceeds with respect to the Second Priority Lien on the ABL Priority Collateral in favor of the Term Collateral Agent in the same order and manner as otherwise set forth herein) or other claims under Section 363 of the Bankruptcy Code if the ABL Secured Parties have consented to such sale or disposition of such assets.

(b) Relief from the Automatic Stay. Until the Discharge of ABL Obligations has occurred, the Term Collateral Agent, on behalf of itself and the Term Secured Parties, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the ABL Priority Collateral, without the prior written consent of the ABL Collateral Agent.

(c) Adequate Protection. The Term Collateral Agent, on behalf of itself and the Term Secured Parties, agrees that none of them shall contest (or support any other person contesting) (i) any request by the ABL Collateral Agent or the ABL Secured Parties for adequate protection with respect to any ABL Priority Collateral or (ii) any objection by the ABL Collateral Agent or the ABL Secured Parties to any motion, relief, action or proceeding based on the ABL Collateral Agent or the ABL Secured Parties claiming a lack of adequate protection with respect to the ABL Priority Collateral. Notwithstanding the foregoing provisions in this Section 3.5(c), in any Insolvency or Liquidation Proceeding, (A) if the ABL Secured Parties (or any subset thereof) are granted adequate protection in the form of additional collateral in the nature of assets constituting ABL Priority Collateral in connection with any DIP Financing, then the Term Collateral Agent, on behalf of itself or any of the Term Secured Parties, may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the Liens securing the ABL Obligations and such DIP Financing (and all obligations relating thereto) on the same basis as the other Liens on ABL Priority Collateral securing the Term Obligations are so subordinated to the ABL Obligations under this Agreement, and (B) in the event the Term Collateral Agent, on behalf of itself and the Term Secured Parties, seeks or requests adequate protection in respect of ABL Priority Collateral securing Term Obligations and such adequate protection is granted in the form of additional collateral in the nature of assets constituting ABL Priority Collateral, then the Term Collateral Agent, on behalf of itself or any of the Term Secured Parties, agrees that the ABL Collateral Agent shall also be granted a senior Lien on such additional collateral as security for the ABL Obligations and for any such DIP Financing provided by the ABL Secured Parties and that any Lien on such additional collateral securing the Term Obligations shall be subordinated to the Liens on such collateral securing the ABL Obligations and any such DIP Financing provided by the ABL Secured Parties (and all obligations relating thereto) and to any other Liens granted to the ABL Secured Parties as adequate protection on the same basis as the other Liens on ABL Priority Collateral securing the Term Obligations are so subordinated to such ABL Obligations under this Agreement.

(d) No Waiver. Subject to the proviso in clause (ii) of Section 3.2(a) (Exercise of Remedies), nothing contained herein shall prohibit or in any way limit the ABL Collateral Agent or any ABL Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Term Collateral Agent or any of the Term Secured Parties in respect of the ABL Priority Collateral, including the seeking by the Term Collateral Agent or any Term Secured Parties of adequate protection in respect thereof or the asserting by the Term Collateral Agent or any Term Secured Parties of any of its rights and remedies under the Term Documents or otherwise in respect thereof.

Exhibit Q

(e) Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of ABL Obligations and on account of Term Obligations, then, to the extent the debt obligations distributed on account of the ABL Obligations and on account of the Term Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

(f) Post-Petition Interest.

(i) Neither the Term Collateral Agent nor any Term Secured Party shall oppose or seek to challenge any claim by the ABL Collateral Agent or any ABL Secured Party for allowance in any Insolvency or Liquidation Proceeding of ABL Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the ABL Secured Party’s Lien on the ABL Priority Collateral, without regard to the existence of the Lien of the Term Collateral Agent on behalf of the Term Secured Parties on the ABL Priority Collateral.

(ii) Neither the ABL Collateral Agent nor any other ABL Secured Party shall oppose or seek to challenge any claim by the Term Collateral Agent or any Term Secured Party for allowance in any Insolvency or Liquidation Proceeding of Term Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien of the Term Collateral Agent on behalf of the Term Secured Parties on the ABL Priority Collateral (after taking into account the Lien of the ABL Secured Parties on the ABL Priority Collateral).

(g) Waiver. The Term Collateral Agent, for itself and on behalf of the Term Secured Parties, waives any claim it may hereafter have against any ABL Secured Party arising out of the election of any ABL Secured Party of the application of Section 1111 (b)(2) of the Bankruptcy Code, and/or out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the ABL Priority Collateral in any Insolvency or Liquidation Proceeding.

3.6. Reliance; Waivers; Etc.

(a) Reliance. Other than any reliance on the terms of this Agreement, the Term Collateral Agent, on behalf of itself and the Term Secured Parties under its Term Documents, acknowledges that it and such Term Secured Parties have, independently and without reliance on the ABL Collateral Agent or any ABL Secured Parties, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such Term Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Term Credit Agreement or this Agreement.

(b) No Warranties or Liability. The Term Collateral Agent, on behalf of itself and the Term Obligations, acknowledges and agrees that the ABL Collateral Agent and the ABL Secured Parties have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the ABL Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The ABL Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under their respective ABL Documents in accordance with law and as they may otherwise,

Exhibit Q

in their sole discretion, deem appropriate. The ABL Collateral Agent and the ABL Secured Parties shall have no duty to the Term Collateral Agent or any of the Term Secured Parties to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company or any other Grantor (including the ABL Documents and the Term Documents), regardless of any knowledge thereof which they may have or be charged with.

(c) No Waiver of Lien Priorities.

(i) No right of the ABL Secured Parties, the ABL Collateral Agent or any of them to enforce any provision of this Agreement or any ABL Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any other Grantor or by any act or failure to act by any ABL Secured Party or the ABL Collateral Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the ABL Documents or any of the Term Documents, regardless of any knowledge thereof which the ABL Collateral Agent or the ABL Secured Parties, or any of them, may have or be otherwise charged with.

(ii) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Company and the other Grantors under the ABL Documents and subject to the provisions of Section 3.4(c) (Amendments)), the ABL Secured Parties, the ABL Collateral Agent and any of them may, at any time and from time to time in accordance with the ABL Documents and/or applicable law, without the consent of, or notice to, the Term Collateral Agent or any Term Secured Party, without incurring any liabilities to the Term Collateral Agent or any Term Secured Parties and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Term Collateral Agent or any Term Secured Party is affected, impaired or extinguished thereby) do any one or more of the following:

(1) sell, exchange, realize upon, enforce or otherwise deal with in any manner (subject to the terms hereof) and in any order any part of the ABL Priority Collateral or any liability of the Company or any other Grantor to the ABL Secured Parties or the ABL Collateral Agent, or any liability incurred directly or indirectly in respect thereof;

(2) settle or compromise any ABL Obligation or any other liability of the Company or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof; and

(3) exercise or delay in or refrain from exercising any right or remedy against the Company or any security or any other Grantor or any other Person, elect any remedy and otherwise deal freely with the Company, any other Grantor or any ABL Priority Collateral and any security and any guarantor or any liability of the Company or any other Grantor to the ABL Secured Parties or any liability incurred directly or indirectly in respect thereof.

(iii) The Term Collateral Agent, on behalf of itself and the Term Secured Parties, also agrees that the ABL Secured Parties and the ABL Collateral Agent shall have no liability to the Term Collateral Agent or any Term Secured Party, and the Term Collateral Agent, on behalf of itself and the Term Secured Parties, hereby waives any claim against any ABL Secured Party or the ABL Collateral Agent, arising out of any and all actions which the ABL

Exhibit Q

Secured Parties or the ABL Collateral Agent may take or permit or omit to take with respect to:

(4) the ABL Documents (other than this Agreement);

(5) the collection of the ABL Obligations; or

(6) the foreclosure upon, or sale, liquidation or other disposition of, any ABL Priority Collateral.

The Term Collateral Agent, on behalf of itself and the Term Secured Parties, agrees that the ABL Secured Parties and the ABL Collateral Agent have no duty to the Term Collateral Agent or the Term Secured Parties in respect of the maintenance or preservation of the ABL Priority Collateral, the ABL Obligations or otherwise.

(iv) The Term Collateral Agent, on behalf of itself and the Term Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the ABL Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.

(d) Obligations Unconditional. All rights, interests, agreements and obligations of the ABL Collateral Agent and the ABL Secured Parties and the Term Collateral Agent and the Term Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:

(i) any lack of validity or enforceability of any ABL Document or any Term Document;

(ii) except as otherwise set forth in the Agreement, any change permitted hereunder in the time, manner or place of payment of, or in any other terms of, all or any of the ABL Obligations or Term Obligations, or any amendment or waiver or other modification permitted hereunder, whether by course of conduct or otherwise, of the terms of any ABL Document or any Term Document;

(iii) any exchange of any security interest in any ABL Priority Collateral or any amendment, waiver or other modification permitted hereunder, whether in writing or by course of conduct or otherwise, of all or any of the ABL Obligations or Term Obligations;

(iv) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

(v) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of the ABL Obligations, or of the Term Collateral Agent or any Term Secured Party in respect of this Agreement.

Section 4. Cooperation With Respect To ABL Priority Collateral.

Exhibit Q

4.1. Consent to License to Use Intellectual Property. The Term Collateral Agent (and any purchaser, assignee or transferee of assets as provided in Section 4.3) (a) consents (without any representation, warranty or obligation whatsoever) to the grant by any Grantor to the ABL Collateral Agent of a non-exclusive royalty-free license to use for a period not to exceed 180 days (commencing with the initiation of any enforcement of Liens by either the Term Collateral Agent (provided that the ABL Collateral Agent has received notice thereof) or the ABL Collateral Agent) any Patent, Trademark or proprietary information of such Grantor that is subject to a Lien held by the Term Collateral Agent (or any Patent, Trademark or proprietary information acquired by such purchaser, assignee or transferee from any Grantor, as the case may be) and (b) grants, in its capacity as a secured party (or as a purchaser, assignee or transferee, as the case may be), to the ABL Collateral Agent a non-exclusive royalty-free license to use for a period not to exceed 180 days (commencing with (x) the initiation of any enforcement of Liens by either the Term Collateral Agent (provided that the ABL Collateral Agent has received notice thereof) or the ABL Collateral Agent or (y) the purchase, assignment or transfer, as the case may be) any Patent, Trademark or proprietary information that is subject to a Lien held by the Term Collateral Agent (or subject to such purchase, assignment or transfer, as the case may be), in each case in connection with the enforcement of any Lien held by the ABL Collateral Agent upon any Inventory or other ABL Priority Collateral of any Grantor and to the extent the use of such Patent, Trademark or proprietary information is necessary or appropriate, in the good faith opinion of the ABL Collateral Agent, to process, ship, produce, store, complete, supply, lease, sell or otherwise dispose of any such inventory in any lawful manner.

4.2. Access to Information. If the Term Collateral Agent takes actual possession of any documentation of a Grantor (whether such documentation is in the form of a writing or is stored in any data equipment or data record in the physical possession of the Term Collateral Agent), then upon request of the ABL Collateral Agent and reasonable advance notice, the Term Collateral Agent will permit the ABL Collateral Agent or its representative to inspect and copy such documentation if and to the extent the ABL Collateral Agent certifies to the Term Collateral Agent that:

(a) such documentation contains or may contain information necessary or appropriate, in the good faith opinion of the ABL Collateral Agent, to the enforcement of the ABL Collateral Agent’s Liens upon any ABL Priority Collateral; and

(b) the ABL Collateral Agent and the ABL Secured Parties are entitled to receive and use such information under applicable law and, in doing so, will comply with all obligations imposed by law or contract in respect of the disclosure or use of such information.

4.3. Access to Property to Process and Sell Inventory. (a) (i) If the ABL Collateral Agent commences any action or proceeding with respect to any of its rights or remedies (including, but not limited to, any action of foreclosure), enforcement, collection or execution with respect to the ABL Priority Collateral (“ABL Priority Collateral Enforcement Actions”) or if the Term Collateral Agent commences any action or proceeding with respect to any of its rights or remedies (including any action of foreclosure), enforcement, collection or execution with respect to the TL Priority Collateral and the Term Collateral Agent (or a purchaser at a foreclosure sale conducted in foreclosure of any Term Collateral Agent’s Liens) takes actual or constructive possession of TL Priority Collateral of any Grantor (“TL Priority Collateral Enforcement Actions”), then the Term Secured Parties and the Term Collateral Agent shall (subject to, in the case of any TL Priority Collateral Enforcement Action, a prior written request by the ABL Collateral Agent to the Term Collateral Agent (the “TL Priority Collateral Enforcement Action Notice”)) (x) cooperate with

Exhibit Q

the ABL Collateral Agent (and with its officers, employees, representatives and agents) in its efforts to conduct ABL Priority Collateral Enforcement Actions in the ABL Priority Collateral and to finish any work-in-process and process, ship, produce, store, complete, supply, lease, sell or otherwise handle, deal with, assemble or dispose of, in any lawful manner, the ABL Priority Collateral, (y) not hinder or restrict in any respect the ABL Collateral Agent from conducting ABL Priority Collateral Enforcement Actions in the ABL Priority Collateral or from finishing any work-in-process or processing, shipping, producing, storing, completing, supplying, leasing, selling or otherwise handling, dealing with, assembling or disposing of, in any lawful manner, the ABL Priority Collateral, and (z) permit the ABL Collateral Agent, its employees, agents, advisers and representatives, at the cost and expense of the ABL Secured Parties (but with the Grantors’ reimbursement and indemnity obligation with respect thereto, which shall not be limited), to enter upon and use the TL Priority Collateral (including, without limitation, equipment, processors, computers and other machinery related to the storage or processing of records, documents or files and intellectual property), for a period commencing on (I) the date of the initial ABL Priority Collateral Enforcement Action or the date of delivery of the TL Priority Collateral Enforcement Action Notice, as the case may be, and (II) ending on the earlier of the date occurring 180 days thereafter and the date on which all ABL Priority Collateral (other than ABL Priority Collateral abandoned by the ABL Collateral Agent in writing) has been removed from the TL Priority Collateral (such period, the “ABL Priority Collateral Processing and Sale Period”), for purposes of:

(B) assembling and storing the ABL Priority Collateral and completing the processing of and turning into finished goods any ABL Priority Collateral consisting of work-in-process;

(C) selling any or all of the ABL Priority Collateral located in or on such TL Priority Collateral, whether in bulk, in lots or to customers in the ordinary course of business or otherwise;

(D) removing and transporting any or all of the ABL Priority Collateral located in or on such TL Priority Collateral;

(E) otherwise processing, shipping, producing, storing, completing, supplying, leasing, selling or otherwise handling, dealing with, assembling or disposing of, in any lawful manner, the ABL Priority Collateral; and/or

(F) taking reasonable actions to protect, secure, and otherwise enforce the rights or remedies of the ABL Secured Parties and/or the ABL Collateral Agent (including with respect to any ABL Priority Collateral Enforcement Actions) in and to the ABL Priority Collateral;

provided, however, that nothing contained in this Agreement shall restrict the rights of the Term Collateral Agent from selling, assigning or otherwise transferring any TL Priority Collateral prior to the expiration of such ABL Priority Collateral Processing and Sale Period if the purchaser, assignee or transferee thereof agrees in writing (for the benefit of the ABL Collateral Agent and the ABL Secured Parties) to be bound by the provisions of this Section 4.3 and Section 4.1. If any stay or other order prohibiting the exercise of remedies with respect to the ABL Priority Collateral has been entered by a court of competent jurisdiction, such ABL Priority Collateral Processing and Sale Period shall be tolled during the pendency of any such stay or other order.

Exhibit Q

(ii) During the period of actual occupation, use and/or control by the ABL Secured Parties and/or the ABL Collateral Agent (or their respective employees, agents, advisers and representatives) of any TL Priority Collateral, the ABL Secured Parties and the ABL Collateral Agent shall be obligated to repair at their expense any physical damage to such TL Priority Collateral resulting from such occupancy, use or control, and to leave such TL Priority Collateral in substantially the same condition as it was at the commencement of such occupancy, use or control, ordinary wear and tear excepted. Notwithstanding the foregoing, in no event shall the ABL Secured Parties or the ABL Collateral Agent have any liability to the Term Secured Parties and/or to the Term Collateral Agent pursuant to this Section 4.3(a) as a result of any condition (including any environmental condition, claim or liability) on or with respect to the TL Priority Collateral existing prior to the date of the exercise by the ABL Secured Parties (or the ABL Collateral Agent, as the case may be) of their rights under this Section 4.3(a) and the ABL Secured Parties shall have no duty or liability to maintain the TL Priority Collateral in a condition or manner better than that in which it was maintained prior to the use thereof by the ABL Secured Parties, or for any diminution in the value of the TL Priority Collateral that results from ordinary wear and tear resulting from the use of the TL Priority Collateral by the ABL Secured Parties in the manner and for the time periods specified under this Section 4.3(a). Without limiting the rights granted in this Section 4.3(a), the ABL Secured Parties and the ABL Collateral Agent shall cooperate with the Term Secured Parties and/or the Term Collateral Agent in connection with any efforts made by the Term Secured Parties and/or the Term Collateral Agent to sell the TL Priority Collateral.

(b) the Term Collateral Agent shall be entitled, as a condition of permitting such access and use, to demand and receive assurances reasonably satisfactory to it that the access or use requested and all activities incidental thereto:

(i) will be permitted, lawful and enforceable under applicable law and will be conducted in accordance with prudent manufacturing practices; and

(ii) will be adequately insured for damage to property and liability to persons, including property and liability insurance for the benefit of the Term Collateral Agent and the holders of the Term Obligations, at no cost to the Term Collateral Agent or such holders.

The Term Collateral Agent (x) shall provide reasonable cooperation to the ABL Collateral Agent in connection with the manufacture, production, completion, handling, removal and sale of any ABL Priority Collateral by the ABL Collateral Agent as provided above and (y) shall be entitled to receive, from the ABL Collateral Agent, fair compensation and reimbursement for their reasonable costs and expenses incurred in connection with such cooperation, support and assistance to the ABL Collateral Agent. The Term Collateral Agent and/or any such purchaser (or its transferee or successor) shall not otherwise be required to manufacture, produce, complete, remove, insure, protect, store, safeguard, sell or deliver any inventory subject to any First Priority Lien held by the ABL Collateral Agent or to provide any support, assistance or cooperation to the ABL Collateral Agent in respect thereof.

4.4. Term Collateral Agent Assurances. The Term Collateral Agent may condition its performance of any obligation set forth in this Article 4 upon its prior receipt (without cost to it) of:

Exhibit Q

(a) such assurances as it may reasonably request to confirm that the performance of such obligation and all activities of the ABL Collateral Agent or its officers, employees and agents in connection therewith or incidental thereto:

(i) will be permitted, lawful and enforceable under applicable law; and

(ii) will not impose upon the Term Collateral Agent (or any Term Secured Party) any legal duty, legal liability or risk of uninsured loss; and

(b) such indemnity or insurance as the Term Collateral Agent may reasonably request in connection therewith.

4.5. Grantor Consent. The Company and the other Grantors consent to the performance by the Term Collateral Agent of the obligations set forth in this Article 4 and acknowledge and agree that neither the Term Collateral Agent (nor any holder of Term Obligations) shall ever be accountable or liable for any action taken or omitted by the ABL Collateral Agent or any ABL Secured Party or its or any of their officers, employees, agents successors or assigns in connection therewith or incidental thereto or in consequence thereof, including any improper use or disclosure of any proprietary information or other intellectual property by the ABL Collateral Agent or any ABL Secured Party or its or any of their officers, employees, agents, successors or assigns or any other damage to or misuse or loss of any property of the Grantors as a result of any action taken or omitted by the ABL Collateral Agent or its officers, employees, agents, successors or assigns.

Section 5. Application Of Proceeds.

5.1. Application of Proceeds in Distributions by the Term Collateral Agent.

(a) The Term Collateral Agent will apply the proceeds of any collection, sale, foreclosure or other realization upon any TL Priority Collateral and, after the Discharge of ABL Obligations, the proceeds of any collection, sale, foreclosure or other realization of any ABL Priority Collateral by Term Collateral Agent as expressly permitted hereunder, and, in each case the proceeds of any title insurance policy required under any Term Document or ABL Document, in the following order of application:

First, to the payment of all amounts payable under the Term Documents on account of the Term Collateral Agent’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Term Collateral Agent or any co-trustee or agent of the Term Collateral Agent in connection with any Term Document;

Second, to the Term Administrative Agent for application to the payment of all outstanding Term Obligations that are then due and payable in such order as may be provided in the Term Documents in an amount sufficient to pay in full in cash all outstanding Term Obligations that are then due and payable (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, and including any applicable post-default rate, specified in the Term Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding and including the discharge or cash collateralization (at 110% of the aggregate undrawn amount (as determined by the Term Administrative Agent)) of all outstanding letters of credit and bank guaranties, if any, constituting Term Obligations);

Exhibit Q

Third, prior to the repayment in full of the Intermediate Holdco Credit Document Obligations (as defined in the Term Pledge Agreement), and to the extent the respective TL Priority Collateral constitutes collateral provided under the Term Pledge Agreement by Intermediate Holdco, to repay Intermediate Holdco Credit Document Obligations in accordance with the relevant provisions of the Term Security Documents;

Fourth, to the payment of all amounts payable under the ABL Documents on account of the ABL Collateral Agent’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the ABL Collateral Agent or any co-trustee or agent of the ABL Collateral Agent in connection with any ABL Document;

Fifth, to the ABL Administrative Agent for application to the payment of all outstanding ABL Obligations that are then due and payable in such order as may be provided in the ABL Documents in an amount sufficient to pay in full in cash all outstanding ABL Obligations that are then due and payable (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the ABL Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at 110% of the aggregate undrawn amount) of all outstanding letters of credit and bank guaranties, if any, constituting ABL Obligations); and

Sixth, any surplus remaining after the payment in full in cash of the amounts described in the preceding clauses will be paid to the Company or the applicable Grantor, as the case may be, its successors or assigns, or as a court of competent jurisdiction may direct.

(b) In connection with the application of proceeds pursuant to Section 5.1 (a), except as otherwise directed by the Required Lenders under (and as defined in) the Term Documents, the Term Collateral Agent may sell any non-cash proceeds for cash prior to the application of the proceeds thereof.

(c) If the Term Collateral Agent or any Term Secured Party collects or receives any proceeds of such foreclosure, collection or other enforcement that should have been applied to the payment of the ABL Obligations in accordance with Section 5.2(a) below, whether after the commencement of an Insolvency or Liquidation Proceeding or otherwise, such Term Secured Party will forthwith deliver the same to the ABL Collateral Agent, for the account of the holders of the ABL Obligations, to be applied in accordance with Section 5.2(a). Until so delivered, such proceeds will be held by that Term Secured Party for the benefit of the holders of the ABL Obligations.

5.2. Application of Proceeds in Distributions by the ABL Collateral Agent.

(a) The ABL Collateral Agent will apply the proceeds of any collection, sale, foreclosure or other realization upon any ABL Priority Collateral and, after the Discharge of ABL Obligations, the proceeds of any collection, sale, foreclosure or other realization of any TL Priority Collateral by the ABL Collateral Agent as expressly permitted hereunder, and the proceeds of any title insurance policy required under any Term Document or ABL Document permitted to be received by it, in the following order of application:

First, to the payment of all amounts payable under the ABL Documents on account of the ABL Collateral Agent’s fees and any reasonable legal fees, costs and expenses or other

Exhibit Q

liabilities of any kind incurred by the ABL Collateral Agent or any co-trustee or agent of the ABL Collateral Agent in connection with any ABL Document;

Second, to the ABL Administrative Agent for application to the payment of all outstanding ABL Obligations that are then due and payable in such order as may be provided in the ABL Documents in an amount sufficient to pay in full in cash all outstanding ABL Obligations that are then due and payable (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, and including any applicable post-default rate, specified in the ABL Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding and including the discharge or cash collateralization (at 110% of the aggregate undrawn amount) of all outstanding letters of credit and bank guaranties, if any, constituting ABL Obligations);

Third, to the payment of all amounts payable under the Term Documents on account of the Term Collateral Agent’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Term Collateral Agent or any co-trustee or agent of the Term Collateral Agent in connection with any Term Document;

Fourth, to the Term Administrative Agent for application to the payment of all outstanding Term Obligations that are then due and payable in such order as may be provided in the Term Documents in an amount sufficient to pay in full in cash all outstanding Term Obligations that are then due and payable (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, and including any applicable post-default rate, specified in the Term Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding and including the discharge or cash collateralization (at 110% of the aggregate undrawn amount (as determined by the Term Administrative Agent)) of all outstanding letters of credit and bank guaranties, if any, constituting Term Obligations);

Fifth, prior to the repayment in full of the Intermediate Holdco Credit Document Obligations (as defined in the Term Pledge Agreement), and to the extent the respective ABL Priority Collateral constitutes collateral provided under the Term Pledge Agreement by Intermediate Holdco, to repay Intermediate Holdco Credit Document Obligations in accordance with the relevant provisions of the Term Security Documents; and

Sixth, any surplus remaining after the payment in full in cash of the amounts described in the preceding clauses will be paid to the Company or the other applicable Grantor, as the case may be, its successors or assigns, or as a court of competent jurisdiction may direct.

(b) In connection with the application of proceeds pursuant to Section 5.2(a), except as otherwise directed by the Required Lenders under (and as defined in) the ABL Documents, the ABL Collateral Agent may sell any non-cash proceeds for cash prior to the application of the proceeds thereof.

(c) If the ABL Collateral Agent or any ABL Secured Party collects or receives any proceeds of such foreclosure, collection or other enforcement that should have been applied to the payment of the Term Obligations in accordance with Section 5.1 (a) above, whether after the commencement of an Insolvency or Liquidation Proceeding or otherwise, such ABL Secured Party

Exhibit Q

will forthwith deliver the same to the Term Collateral Agent, for the account of the holders of the Term Obligations, to be applied in accordance with Section 5.1 (a). Until so delivered, such proceeds will be held by that ABL Secured Party for the benefit of the holders of the Term Obligations.

Section 6. Miscellaneous.

6.1. Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the Term Documents or the ABL Documents, the provisions of this Agreement shall govern and control. Each Secured Party acknowledges and agrees that the terms and provisions of this Agreement do not violate any term or provisions of its respective Term Document or ABL Document.

6.2. Effectiveness; Continuing Nature of this Agreement; Severability. (a) This Agreement shall become effective when executed and delivered by the parties hereto. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to the Company or any other Grantor shall include the Company or such Grantor as debtor and debtor in possession and any receiver or trustee for the Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.

(b) This Agreement shall terminate and be of no further force and effect:

(i) with respect to the ABL Collateral Agent, the ABL Secured Parties and the ABL Obligations, upon the Discharge of ABL Obligations, subject to the rights of the ABL Secured Parties under Section 6.17 (Avoidance Issues); and

(ii) with respect to the Term Collateral Agent, the Term Secured Parties and the Term Obligations, upon the Discharge of Term Obligations, subject to the rights of the Term Secured Parties under Section 6.17 (Avoidance Issues).

6.3. Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Term Collateral Agent or the ABL Collateral Agent shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, the Company or any other Grantor shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights are directly affected (which includes any amendment to the Grantors’ ability to cause additional obligations to constitute Term Obligations or ABL Obligations as the Company and/or any other Grantor may designate).

6.4. Information Concerning Financial Condition of Holdings and its Subsidiaries. The Term Collateral Agent and the Term Secured Parties, on the one hand, and the ABL Collateral Agent and the ABL Secured Parties, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of Holdings and its Subsidiaries and all endorsers and/or guarantors of the Term Obligations or the ABL Obligations and (b) all other circumstances

Exhibit Q

bearing upon the risk of nonpayment of the ABL Obligations or the Term Obligations. The Term Collateral Agent and Term Secured Parties shall have no duty to advise the ABL Collateral Agent or any ABL Secured Parties of information known to it or them regarding such condition or any such circumstances or otherwise. The ABL Collateral Agent and ABL Secured Parties shall have no duty to advise the Term Collateral Agent or any Term Secured Parties of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that either the Term Collateral Agent or any of the Term Secured Parties, on the one hand or the ABL Collateral Agent or any of the ABL Secured Parties, on the other hand, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any other party hereto, it or they shall be under no obligation (w) to make, and such informing arty shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

6.5. Submission to Jurisdiction: Waivers. (a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (a) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (b) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (c) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 6.6; AND (d) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (c) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.

(b) EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREOF, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 6.5(b) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND

Exhibit Q

THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

6.6. Notices. All notices to the ABL Secured Parties and the Term Secured Parties permitted or required under this Agreement shall also be sent to the ABL Collateral Agent and the Term Collateral Agent, respectively. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

6.7. Further Assurances. The Term Collateral Agent, on behalf of itself and the Term Secured Parties, and the ABL Collateral Agent, on behalf of itself and the ABL Secured Parties, and each Grantor, agrees that each of them shall take such further action and shall execute (without recourse or warranty) and deliver such additional documents and instruments (in recordable form, if requested) as the Term Collateral Agent or the ABL Collateral Agent may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement. The parties hereto agree, subject to the other provisions of this Agreement:

(a) upon request by the Term Collateral Agent or the ABL Collateral Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the TL Priority Collateral and the ABL Priority Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the Term Documents and the ABL Documents; and

(b) that the Term Security Documents and the ABL Security Documents creating Liens on the TL Priority Collateral and the ABL Priority Collateral shall be in all material respects the same forms of documents other than with respect to the First Priority and the Second Priority nature of the Liens created thereunder in such Collateral.

6.8. APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAWS).

6.9. Binding on Successors and Assigns. This Agreement shall be binding upon the parties hereto, the Term Secured Parties, the ABL Secured Parties and their respective successors and assigns.

6.10. Specific Performance. Each of the Term Collateral Agent and the ABL Collateral Agent may demand specific performance of this Agreement. The Term Collateral Agent, on behalf of itself and the Term Secured Parties, and the ABL Collateral Agent, on behalf of itself and the ABL Secured Parties, hereby irrevocably waives any defense based on the adequacy of a

Exhibit Q

remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the Term Collateral Agent or the ABL Collateral Agent, as the case may be.

6.11. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

6.12. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

6.13. Authorization: No Conflict. Each of the parties represents and warrants to all other parties hereto that the execution, delivery and performance by or on behalf of such party to this Agreement has been duly authorized by all necessary action, corporate or otherwise, does not violate any provision of law, governmental regulation, or any agreement or instrument by which such party is bound, and requires no governmental or other consent that has not been obtained and is not in full force and effect.

6.14. No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of the Term Secured Parties, the ABL Secured Parties and each of their respective successors and assigns. No other Person shall have or be entitled to assert rights or benefits hereunder.

6.15. Provisions Solely to Define Relative Rights. (a) The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Term Secured Parties on the one hand and the ABL Secured Parties on the other hand. None of the Company, any other Grantor or any other creditor thereof shall have any rights hereunder. Nothing in this Agreement is intended to or shall impair the obligations of the Company or any other Grantor, which are absolute and unconditional, to pay the Term Obligations and the ABL Obligations as and when the same shall become due and payable in accordance with their terms.

(b) Nothing in this Agreement shall relieve the Company or any Grantor from the performance of any term, covenant, condition or agreement on the Company’s or such Grantor’s part to be performed or observed under or in respect of any of the Collateral pledged by it or from any liability to any Person under or in respect of any of such Collateral or impose any obligation on any Collateral Agent to perform or observe any such term, covenant, condition or agreement on the Company’s or such Grantor’s part to be so performed or observed or impose any liability on any Collateral Agent for any act or omission on the part of the Company’s or such any Grantor relative thereto or for any breach of any representation or warranty on the part of the Company or such Grantor contained in this Agreement or any ABL Document or any Term Document, or in respect of the Collateral pledged by it. The obligations of the Company and each Grantor contained in this paragraph shall survive the termination of this Agreement and the discharge of the Company’s or such Grantor’s other obligations hereunder.

Exhibit Q

(c) Each of the Collateral Agents and the Administrative Agents acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any other ABL Document or any Term Document. Except as otherwise provided in this Agreement, each of the Collateral Agents and the Administrative Agents will be entitled to manage and supervise their respective extensions of credit to Holdings or any of its Subsidiaries in accordance with law and their usual practices, modified from time to time as they deem appropriate.

6.16. Additional Grantors. Holdings and the Company will cause each Person that becomes a Grantor or is a Domestic Subsidiary required by any Term Document or ABL Document to become a party to this Agreement to become a party to this Agreement, for all purposes of this Agreement, by causing such Person to execute and deliver to the parties hereto an Intercreditor Agreement Joinder, whereupon such Person will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof. Holdings and the Company shall promptly provide each Collateral Agent with a copy of each Intercreditor Agreement Joinder executed and delivered pursuant to this Section 6.16.

6.17. Avoidance Issues. If any ABL Secured Party or Term Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any other Grantor any amount (a “Recovery”), then such ABL Secured Party or Term Secured Party, as applicable, shall be entitled to a reinstatement of ABL Obligations or Term Obligations, as applicable, with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

6.18. Intercreditor Agreement. This Agreement is the Intercreditor Agreement referred to in the ABL Credit Agreement and the Term Credit Agreement. Nothing in this Agreement shall be deemed to subordinate the right of any ABL Secured Party to receive payment to the right of any Term Secured Party to receive payment or of any Term Secured Party to receive payment to the right of any ABL Secured Party to receive payment (whether before or after the occurrence of an Insolvency or Liquidation Proceeding), it being the intent of the parties that this Agreement shall effectuate a subordination of Liens but not a subordination of Indebtedness.

6.19. Foreign Collateral. For avoidance of doubt, it is understood and agreed that the Bermuda Term Borrower and various Foreign Subsidiaries of Holdings, the Company and/or the Bermuda Term Borrower have granted security interests in certain of their property, securing their Term Obligations, and that as of the date of this Agreement, no such security interests have been provided by the Bermuda Term Borrower or any other Foreign Subsidiary to secure any ABL Obligations. It is understood and agreed by all parties hereto that this Agreement does not apply to any security interests granted by the Bermuda Term Borrower or any other Foreign Subsidiary, and that any assets or property pledged by the Bermuda Term Borrower or any other Foreign Subsidiary to secure (or which are subject to a Lien to secure) any Term Obligations or ABL Obligations shall not be subject to the terms or provisions of this Agreement. Neither the Bermuda Term Borrower nor any Foreign Subsidiary shall constitute a Grantor hereunder or be bound by the provisions hereof.

6.20. Intermediate Holdco Indebtedness; Intermediate Holdco Collateral. (a) The parties hereto acknowledge and agree that, as contemplated by Sections 5.08 and 8.21 of the Term

Exhibit Q

Credit Agreement, certain proceeds deposited on the Restatement Effective Date (as defined therein) with the Intermediate Holdco Paying Agent (as defined in the Term Credit Agreement) are intended to be applied to repay such Intermediate Holdco Indebtedness after the date hereof. The parties hereto agree to the Intermediate Holdco Paying Agent’s application of funds held by it for such purpose, and agree that the funds so deposited with the Intermediate Holdco Paying Agent on the Restatement Effective Date pursuant to Section 5.08 of the Term Loan Agreement shall constitute neither ABL Priority Collateral nor TL Priority Collateral for purposes of this Agreement (and shall not constitute security for the Term Obligations or ABL Obligations), unless an Event of Default of the type described in Section 10.05 of the Term Credit Agreement has occurred and is continuing.

(b) The security interest granted pursuant to the Term Pledge Agreement (including pursuant to Section 3.1 thereof) to the Pledgee (as defined therein) in the Intermediate Holdco Collateral (as defined therein) shall: (I) to the extent such Intermediate Holdco Collateral constitutes TL Priority Collateral, (x) in the case of the Intermediate Holdco Creditors, be a “second” priority senior security interest in the Intermediate Holdco Collateral fully junior, subordinated and subject to the “first” priority senior security interest granted to such Pledgee for the benefit of the Term Secured Creditors in the Intermediate Holdco Collateral on the terms and conditions set forth in the Term Security Documents and this Agreement and (y) be senior in priority to any security interest granted pursuant to the ABL Security Documents for the benefit of the ABL Secured Creditors, who shall, until the repayment in full of all obligations with respect to the Intermediate Holdco Indebtedness, have a “third” priority senior security interest in the Intermediate Holdco Collateral fully junior, subordinated and subject to the security interest granted to the Pledgee (as defined in the Term Pledge Agreement), for the benefit of the Intermediate Holdco Creditors, specified in preceding clause (I)(x); and (II) to the extent such Intermediate Holdco Collateral constitutes ABL Priority Collateral, in the case of the Intermediate Holdco Creditors, be a “third” priority senior security interest in the Intermediate Holdco Collateral fully junior, subordinated and subject to (x) the “first” priority senior security interest granted to such Pledgee for the benefit of the ABL Secured Creditors in the Intermediate Holdco Collateral on the terms and conditions set forth in the ABL Security Documents and this Agreement and (y) the “second” priority senior security interest granted to the Pledgee for the benefit of the Term Secured Creditors in the Intermediate Holdco Collateral on the terms and conditions set forth in the Term Security Documents and this Agreement.

6.21. Cash Collateral (Term Credit Agreement). The parties hereto acknowledge and agree that, all cash and Cash Equivalents (as defined in the Term Credit Agreement as in effect on the date hereof, after giving effect to the Restatement Effective Date as defined therein) actually delivered to the Term Administrative Agent or Term Collateral Agent pursuant to Sections 2B.07 and/or 4.02(a) of the Term Credit Agreement, but in each case only to the extent of the aggregate stated amounts and/or face amounts of letters of credit and bank guarantees (calculated in accordance with the Term Credit Agreement) exceed the sum of (x) the relevant commitments thereunder plus (y) any required cushion or over-collateralization thereof, then such cash and Cash Equivalents may be held as collateral as provided in the Term Credit Agreement and shall constitute TL Priority Collateral rather than ABL Priority Collateral.

6.22 Credit-Linked Deposits. The parties hereto acknowledge and agree that, notwithstanding anything to the contrary contained herein, the Credit-Linked Deposits (as defined in the Term Credit Agreement) shall remain property of the respective Term Lenders as provided in the Term Credit Agreement and shall not constitute Collateral hereunder; provided, that, without limiting the foregoing, if, notwithstanding the foregoing, such Credit-Linked Deposits (or any portion thereof)

Exhibit Q

are deemed to be Collateral (whether as a matter of applicable law or otherwise) then such Credit-Linked Deposits or the applicable portion thereof, as the case may be, shall be deemed to constitute TL Priority Collateral, rather than ABL Priority Collateral, for all purposes hereunder.

* * *

Exhibit Q

IN WITNESS WHEREOF, the parties hereto have caused this Intercreditor Agreement to be executed by their respective officers or representatives as of the day and year first above written.

Address:	DHM HOLDING COMPANY, INC.

By:
Name:
Title:

Address:	DOLE HOLDING COMPANY, LLC

By:
Name:
Title:

Address:	DOLE FOOD COMPANY, INC.

By:
Name:
Title:

[to be updated]

Exhibit Q

Address:	DEUTSCHE BANK AG NEW YORK BRANCH, as ABL Collateral Agent

60 Wall Street New York, NY 10005 Attention: Marguerite Sutton Telecopier: 212-797-4655

By:
Name:
Title:

By:
Name:
Title:

Exhibit Q

Address:	DEUTSCHE BANK AG NEW YORK BRANCH, as Term Collateral Agent

60 Wall Street New York, NY 10005 Attention: Margerite Sutton Telecopier: 212-757-4655

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT A

to Intercreditor Agreement

FORM OF

INTERCREDITOR AGREEMENT JOINDER

The undersigned,                    , a                    , hereby agrees to become party as [a Grantor] [a ABL Collateral Agent] [a Term Collateral Agent] under the Intercreditor Agreement dated as of April 12, 2006 (the “Intercreditor Agreement”) among DHM HOLDING COMPANY, INC., a Delaware corporation, DOLE HOLDING COMPANY, LLC, a Delaware limited liability company, DOLE FOOD COMPANY, INC., a Delaware corporation (the “Company”), the other GRANTORS from time to time party thereto, DEUTSCHE BANK AG NEW YORK BRANCH (“DBAG”), as ABL Collateral Agent, and DBAG, as Term Collateral Agent, as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof.

The provisions of Article 6 of the Intercreditor Agreement will apply with like effect to this Intercreditor Agreement Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Intercreditor Agreement Joinder to be executed by their respective officers or representatives as of             , 20     .

[ ]

By:
Name:
Title: